FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207132-14

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED SEPTEMBER 11, 2017, IS SUBJECT TO COMPLETION

AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$917,864,000 (Approximate)

CITIGROUP COMMERCIAL MORTGAGE TRUST 2017-P8
(Central Index Key number 0001715824)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

Barclays Bank PLC

(Central Index Key number 0000312070)

Principal Commercial Capital

(Central Index Key number 0001634437)

Starwood Mortgage Funding V LLC

(Central Index Key number 0001682509)

Citigroup Global Markets Realty Corp.

(Central Index Key number 0001541001)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-P8

The Commercial Mortgage Pass-Through Certificates, Series 2017-P8, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series and the VRR Interest) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will be a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties. The mortgage loans will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in October 2017. The rated final distribution date for the offered certificates is September 2050.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1	$31,000,000%		(5)
Class A-2	$40,600,000%		(5)
Class A-3	$285,000,000%		(5)
Class A-4	$317,631,000%		(5)
Class A-AB	$48,700,000%		(5)
Class X-A	$833,953,000	(6)%	Variable IO(7)
Class X-B	$41,310,000	(6)%	Variable IO(7)
Class X-C	$42,601,000	(6)%	Variable IO(7)
Class A-S	$111,022,000%		(5)
Class B	$41,310,000%		(5)
Class C	$42,601,000%		(5)

(Footnotes to table begin on page 3)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

Neither the Series 2017-P8 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2017-P8 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Barclays Capital Inc. and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 75.8% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 24.2% of each class of offered certificates. Drexel Hamilton, LLC is acting as co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about September 29, 2017. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately [__]% of the aggregate principal balance of the offered certificates, plus accrued interest from September 1, 2017, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Commercial Mortgage Pass-Through Certificates	$917,864,000	100%	$917,864,000	$106,380.44

(1)       Estimated solely for the purpose of calculating the registration fee.

(2)      Calculated according to Rule 457(s) of the Securities Act of 1933. The depositor previously registered $21,122,152,003 of securities under a Registration Statement on Form S-3 (Registration No. 333-189017), which was filed on May 31, 2013 and became effective on August 29, 2013, of which $10,262,727,003 was carried forward and registered under a Registration Statement on Form SF-3 (Registration No. 333-207132), which was filed on September 25, 2015 and became effective on December 23, 2015. As of the date of this filing, $413,103,003 of securities remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the depositor is including such unsold securities and the $12,682.26 of registration fees previously paid in connection with such unsold securities. With respect to the $504,760,997 of remaining securities to be registered (equal to the difference between the aggregate amount of offered certificates and the $413,103,003 of unsold securities), the registration fee in the amount of $58,501.80 (payable at a rate equal to $115.90 per $1,000,000 of offered securities) will be paid on or prior to the filing of this prospectus.

Citigroup	Barclays

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton

Co-Manager

September    , 2017

CITIGROUP COMMERCIAL MORTGAGE TRUST 2017-P8

Commercial Mortgage Pass-Through Certificates, Series 2017-P8

Alaska
1 property
$9,594,754
0.9% of total
Idaho
1 property
$15,750,000
1.4% of total
Wyoming
1 property
$445,263
0.0% of total
Kansas
16 properties
$50,000,000
4.6% of total
Missouri
1 property
$8,989,569
0.8% of total
Minnesota
2 properties
$893,311
0.1% of total
Wisconsin
2 properties
$34,383,684
3.2% of total
Illinois
26 properties
$41,834,210
3.8% of total
Michigan
7 properties
$89,722,504
8.3% of total
Indiana
6 properties
$9,546,315
0.9% of total
Pennsylvania
5 properties
$44,890,421
4.1% of total
New York
17 properties
$281,780,000
25.9% of total
Washington
2 properties
$2,259,473
0.2% of total
Connecticut
2 properties
$7,502,631
0.7% of total
Ohio
7 properties
$52,968,421
4.9% of total
Oregon
1 property
$956,842
0.1% of total
New Jersey
2 properties
$44,367,368
4.1% of total
Maryland
2 properties
$13,945,263
1.3% of total
Nevada
1 property
$13,650,000
1.3% of total
Virginia
3 properties
$18,858,947
1.7% of total
California
16 properties
$83,898,418
7.7% of total
North Carolina
2 properties
$7,148,947
0.7% of total
Arizona
5 properties
$67,443,684
6.2% of total
South Carolina
2 properties
$18,100,000
1.7% of total
Oklahoma
2 properties
$585,077
0.1% of total
Texas
23 properties
$30,227,927
2.8% of total
Louisiana
2 properties
$80,000,000
7.4% of total
Mississippi
1 property
$5,481,699
0.5% of total
Georgia
1 property
$7,260,895
0.7% of total
Arkansas
1 property
$151,113
0.0% of total
Kentucky
1 property
$781,579
0.1% of total
Florida
6 properties
$43,696,580
4.0% of total
Mortgaged Properties by Property Type
Self Storage 1.0%
Multifamily 4.3%
Manufactured Housing 0.7%
Industrial 5.9%
Hospitality 10.1%
Office 34.5%
Mixed Use 13.1%
Retail 30.4%
% of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.0 – 1.0%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2017-P8 certificates, including the non-offered VRR Interest discussed in footnote (9) below.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$31,000,000		30.000%	%	(5)	2.95	10/17 - 9/22
Class A-2	$40,600,000		30.000%	%	(5)	6.96	9/24 - 9/24
Class A-3	$285,000,000		30.000%	%	(5)	9.67	2/27 - 7/27
Class A-4	$317,631,000		30.000%	%	(5)	9.86	7/27 - 8/27
Class A-AB	$48,700,000		30.000%	%	(5)	7.16	9/22 - 2/27
Class X-A	$833,953,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class X-B	$41,310,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class X-C	$42,601,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class A-S	$111,022,000		19.250%	%	(5)	9.95	8/27 - 9/27
Class B	$41,310,000		15.250%	%	(5)	9.96	9/27 - 9/27
Class C	$42,601,000		11.125%	%	(5)	9.96	9/27 - 9/27
Non-Offered Certificates
Class X-D	$47,765,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class X-E	$20,655,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class X-F	$10,328,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class X-G	$36,147,149	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class D	$47,765,000		6.500%	%	(5)	9.96	9/27 - 9/27
Class E	$20,655,000		4.500%	%	(5)	9.96	9/27 - 9/27
Class F	$10,328,000		3.500%	%	(5)	9.96	9/27 - 9/27
Class G	$36,147,149		0.000%	%	(5)	9.96	9/27 - 9/27
Class S(8)	N/A		N/A	N/A	N/A	N/A	N/A
Class R(8)	N/A		N/A	N/A	N/A	N/A	N/A
Non-Offered Vertical Risk Retention Interest
VRR Interest(9)	$54,355,745		N/A	%	WAC(10)	9.39	10/17 - 9/27

(1)	Approximate, subject to a variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates listed in the table above, and the VRR Interest is not offered hereby. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (2) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively, the “non-vertically retained principal balance certificates”), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates”. The VRR Interest and the non-vertically retained principal balance certificates are collectively referred to in this prospectus as the “principal balance certificates”.

(3)	Approximate per annum rate as of the closing date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”

(5)	For any distribution date, the pass-through rate on each class of the non-vertically retained principal balance certificates will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the non-vertically retained principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S
Class X-B	Class B
Class X-C	Class C
Class X-D	Class D
Class X-E	Class E

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-F	Class F
Class X-G	Class G

(7)	The pass-through rate on each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.

(8)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest as set forth in “Description of the Certificates—Distributions—Excess Interest”.

(9)	Citi Real Estate Funding Inc., as retaining sponsor, is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the closing date for this transaction, portions of an “eligible vertical interest” (as defined in Regulation RR) in the form of a “single vertical security” (as defined in Regulation RR) with an initial certificate balance of approximately $54,355,745 (the “VRR Interest”), which is expected to represent approximately 5.0% of the aggregate initial certificate balance of all of the “ABS interests” (as defined in Regulation RR) issued by the issuing entity on the closing date. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention”. The VRR Interest is a class of certificates.

(10)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Certificate Summary	3
Summary of Terms	17
Risk Factors	63
The Offered Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	63
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	64
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	64
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the VRR Interest	68
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates	69
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	69
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	69
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A, Class X-B and Class X-C Certificates	70
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	70
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	70
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	71
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	75
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	76
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	77
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	79
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	79
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	80
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us	80
Historical Information Regarding the Mortgage Loans May Be Limited	81
Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited	81
Static Pool Data Would Not Be Indicative of the Performance of This Pool	81
Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	82
A Tenant Concentration May Result in Increased Losses	82
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	82
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	83
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	83
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	83
Early Lease Termination Options May Reduce Cash Flow	84

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	84
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	84
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	85
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	86
The Types of Properties That Secure the Mortgage Loans Present Special Risks	92
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	109
Changes in Pool Composition Will Change the Nature of Your Investment	111
Tenancies-in-Common May Hinder Recovery	111
Risks Relating to Enforceability of Cross-Collateralization Arrangements	112
Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates	112
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
Risks of Anticipated Repayment Date Loans	113
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	113
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	115
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	117
Appraisals May Not Reflect Current or Future Market Value of Each Property	117
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	118
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	119
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	119
Risks Relating to Tax Credits	119
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	120
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	120
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	120
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	121
Leased Fee Properties Have Special Risks	122
Risks Related to Zoning Non-Compliance and Use Restrictions	123
Risks Relating to Inspections of Properties	123
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	124
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	124
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	125
Terrorism Insurance May Not Be Available for All Mortgaged Properties	126
Risks Associated with Blanket Insurance Policies or Self-Insurance	127
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	127
The Borrower’s Form of Entity May Cause Special Risks	129
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	131

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	132
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	133
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	133
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	134
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	134
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	135
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	138
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	140
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	140
Potential Conflicts of Interest of the Operating Advisor	140
Potential Conflicts of Interest of the Asset Representations Reviewer	141
Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder	141
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	143
Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination	144
Other Potential Conflicts of Interest May Affect Your Investment	144
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	144
The Controlling Pari Passu Companion Loan for the Mall of Louisiana Loan Combination Is Expected to Be
Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern Such Loan Combination Have Yet to Be Finalized	145
Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	146
Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	146
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment	148
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	148
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	149
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	149
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	149
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	150
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	151
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	151
State, Local and Other Tax Considerations	153
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	153
Description of the Mortgage Pool	155
General	155
Certain Calculations and Definitions	158
Statistical Characteristics of the Mortgage Loans	165
Delinquency Information	177
Environmental Considerations	177
Litigation and Other Legal Considerations	182
Redevelopment, Expansion and Renovation	183

Default History, Bankruptcy Issues and Other Proceedings	184
Tenant Issues	186
Insurance Considerations	204
Zoning and Use Restrictions	204
Non-Recourse Carveout Limitations	205
Real Estate and Other Tax Considerations	208
Certain Terms of the Mortgage Loans	208
Additional Indebtedness	220
The Loan Combinations	224
Additional Mortgage Loan Information	243
Transaction Parties	244
The Sponsors and the Mortgage Loan Sellers	244
Compensation of the Sponsors	260
The Originators	260
The Depositor	277
The Issuing Entity	278
The Trustee	279
The Certificate Administrator	280
Servicers	282
The Operating Advisor and the Asset Representations Reviewer	298
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	300
Credit Risk Retention	304
Description of the Certificates	310
General	310
Distributions	312
Allocation of Yield Maintenance Charges and Prepayment Premiums	324
Assumed Final Distribution Date; Rated Final Distribution Date	325
Prepayment Interest Shortfalls	326
Subordination; Allocation of Realized Losses	327
Reports to Certificateholders; Certain Available Information	328
Voting Rights	338
Delivery, Form, Transfer and Denomination	338
Certificateholder Communication	341
The Mortgage Loan Purchase Agreements	343
Sale of Mortgage Loans; Mortgage File Delivery	343
Representations and Warranties	347
Cures, Repurchases and Substitutions	347
Dispute Resolution Provisions	351
Asset Review Obligations	351
The Pooling and Servicing Agreement	352
General	352
Certain Considerations Regarding the Outside Serviced Loan Combinations	355
Assignment of the Mortgage Loans	356
Servicing of the Mortgage Loans	357
Subservicing	362
Advances	362
Accounts	367
Withdrawals from the Collection Account	369
Application of Loss of Value Payments	370
Servicing and Other Compensation and Payment of Expenses	371
Application of Penalty Charges and Modification Fees	384
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	384
Appraisal Reduction Amounts	386
Inspections	391
Evidence as to Compliance	391
Limitation on Liability; Indemnification	393
Servicer Termination Events	396
Rights Upon Servicer Termination Event	397
Waivers of Servicer Termination Events	399
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	399
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	402
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	403
Amendment	405
Realization Upon Mortgage Loans	406
Directing Holder	414
Operating Advisor	421
Asset Status Reports	428
The Asset Representations Reviewer	430
Limitation on Liability of the Risk Retention Consultation Party	437
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	437
Dispute Resolution Provisions	438
Rating Agency Confirmations	441
Termination; Retirement of Certificates	443
Optional Termination; Optional Mortgage Loan Purchase	444
Servicing of the Outside Serviced Mortgage Loans	445
Use of Proceeds	451
Yield, Prepayment and Maturity Considerations	451
Yield	451
Yield on the Class X-A, Class X-B and Class X-C Certificates	454
Weighted Average Life of the Offered Certificates	454
Price/Yield Tables	458
Material Federal Income Tax Consequences	463
General	463
Qualification as a REMIC	463
Status of Offered Certificates	465

Taxation of the Regular Interests	466
Taxes That May Be Imposed on a REMIC	471
Bipartisan Budget Act of 2015	472
Taxation of Certain Foreign Investors	472
FATCA	473
Backup Withholding	473
Information Reporting	473
3.8% Medicare Tax on “Net Investment Income”	474
Reporting Requirements	474
Tax Return Disclosure and Investor List Requirements	474
Certain State, Local and Other Tax Considerations	475
ERISA Considerations	475
General	475
Plan Asset Regulations	476
Prohibited Transaction Exemptions	477
Underwriter Exemption	478
Exempt Plans	481
Insurance Company General Accounts	481
Ineligible Purchasers	482
Further Warnings	482
Consultation with Counsel	483
Tax Exempt Investors	483
Legal Investment	484
Certain Legal Aspects of the Mortgage Loans	485
General	485
Types of Mortgage Instruments	485
Installment Contracts	486
Leases and Rents	487
Personalty	487
Foreclosure	487
Bankruptcy Issues	492
Environmental Considerations	499
Due-On-Sale and Due-On-Encumbrance Provisions	502
Junior Liens; Rights of Holders of Senior Liens	502
Subordinate Financing	502
Default Interest and Limitations on Prepayments	503
Applicability of Usury Laws	503
Americans with Disabilities Act	503
Servicemembers Civil Relief Act	504
Anti-Money Laundering, Economic Sanctions and Bribery	504
Potential Forfeiture of Assets	505
Ratings	505
Plan of Distribution (Underwriter Conflicts of Interest)	508
Incorporation of Certain Information by Reference	509
Where You Can Find More Information	510
Financial Information	510
Legal Matters	510
Index of Certain Defined Terms	511

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■	This prospectus begins with two introductory sections describing the certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary” commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates; and

●	the “Summary of Terms” commencing on page 17 of this prospectus, which gives a brief introduction to the key features of the certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page 63 of this prospectus describes the material risks that apply to the certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms” commencing on page 511 of this prospectus.

■	In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CONTROLLING CLASS REPRESENTATIVE, THE RISK RETENTION CONSULTATION PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. ”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF certificates. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, with effect from and including the date on which the prospectus directive is implemented in that relevant member state, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION “AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM and by any means of SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO decide TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES

WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Citigroup Commercial Mortgage Trust 2017-P8, Commercial Mortgage Pass-Through Certificates, Series 2017-P8.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor.”

Issuing Entity	Citigroup Commercial Mortgage Trust 2017-P8, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of September 1, 2017, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	Citi Real Estate Funding Inc., a New York corporation (14 mortgage loans representing approximately 23.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Macquarie US Trading LLC d/b/a Principal Commercial Capital, a Delaware limited liability company (13 mortgage loans representing approximately 22.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Starwood Mortgage Funding V LLC, a Delaware limited liability company (13 mortgage loans representing approximately 21.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Barclays Bank PLC, a public limited company registered in England and Wales (10 mortgage loans representing approximately 19.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Citigroup Global Markets Realty Corp., a New York corporation (one (1) mortgage loan representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Citi Real Estate Funding Inc. and Barclays Bank PLC (one (1) mortgage loan, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

●	Barclays Bank PLC and Starwood Mortgage Funding V LLC (one (1) mortgage loan, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator(1)	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.(2)(3)	Citi Real Estate Funding Inc.	14	$256,708,000	23.6%
Macquarie US Trading LLC d/b/a Principal Commercial Capital(4)	Macquarie US Trading LLC d/b/a Principal Commercial Capital(4)	13	243,155,580	22.4
Starwood Mortgage Capital LLC	Starwood Mortgage Funding V LLC	13	228,538,597	21.0
Barclays Bank PLC(5)(6)(7)(8)	Barclays Bank PLC	10	214,695,217	19.7
Citigroup Global Markets Realty Corp.(9)	Citigroup Global Markets Realty Corp.	1	55,200,000	5.1
Citi Real Estate Funding Inc. / Barclays Bank PLC(10)	Citi Real Estate Funding Inc. / Barclays Bank PLC	1	47,000,000	4.3
Barclays Bank PLC / JPMorgan Chase Bank, National Association(11)	Barclays Bank PLC / Starwood Mortgage Funding V LLC	1	41,817,500	3.8
	Total	53	$1,087,114,895	100.0%

(1)	Citi Real Estate Funding Inc., Barclays Bank PLC, Macquarie US Trading LLC d/b/a Principal Commercial Capital, Starwood Mortgage Capital LLC and Citigroup Global Markets Realty Corp. originated approximately 26.4%, 24.2%, 22.4%, 21.0% and 5.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(2)	The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as Corporate Woods Portfolio (which will be sold to the depositor by Citi Real Estate Funding Inc.), representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citi Real Estate Funding Inc. and Morgan Stanley Bank, N.A.

(3)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Pleasant Prairie Premium Outlets (which will be sold to the depositor by Citi Real Estate Funding Inc.), representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citi Real Estate Funding Inc. and Wells Fargo Bank, National Association.

(4)	Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans.

(5)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Lakeside Shopping Center (which will be sold to the depositor by Barclays Bank PLC), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Barclays Bank PLC, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association.

(6)	The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale (which will be sold to the depositor by Barclays Bank PLC), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Barclays Bank PLC and Goldman Sachs Mortgage Company.

(7)	The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as Atlanta and Anchorage Hotel Portfolio (which will be sold to the depositor by Barclays Bank PLC), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Barclays Bank PLC, Citigroup Global Markets Realty Corp. and Rialto Mortgage Finance, LLC.

(8)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as 245 Park Avenue (which will be sold to the depositor by Barclays Bank PLC), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Société Générale, Natixis Real Estate Capital LLC and Deutsche Bank AG, acting through its New York Branch.

(9)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as General Motors Building (which will be sold to the depositor by Citigroup Global Markets Realty Corp.), representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citigroup Global Markets Realty Corp., Morgan Stanley Bank, N.A., Deutsche Bank AG, acting through its New York Branch, and Wells Fargo Bank, National Association.

(10)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Mall of Louisiana, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citi Real Estate Funding Inc., Barclays Bank PLC and Bank of America, National Association, and is evidenced by two (2) promissory notes: (i) note A-3-1, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-5-2, with an outstanding principal balance of $17,000,000 as of the cut-off date, as to which Barclays Bank PLC is acting as mortgage loan seller.

(11)	The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Barclays Bank PLC, Deutsche Bank AG, acting through its New York Branch, JPMorgan Chase Bank, National Association and Bank of America, National Association, and is evidenced by two (2) promissory notes: (i) note A-17, with an outstanding principal balance of $31,817,500 as of the cut-off date, as to which Barclays Bank PLC is acting as mortgage loan seller; and (ii) note A-16-2, with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which Starwood Mortgage Funding V LLC is acting as mortgage loan seller. Starwood Mortgage Funding II LLC acquired note A-16-2 from JPMorgan Chase Bank, National Association, and on or before the closing date will transfer note A-16-2 to Starwood Mortgage Funding V LLC.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” and “—The Originators.”

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or will be part of outside serviced loan combinations and that are serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related loan combinations that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	KeyBank National Association, a national banking association, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan) and any related serviced companion loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other transactions relating to the serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal special servicing offices of the special servicer are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—Servicers—The Special Servicer”, and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder / Controlling Class Representative” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The controlling class representative (prior to the occurrence and continuance of a control termination event (as described under “—Directing Holder / Controlling Class Representative” below)) will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such special servicer, an “excluded mortgage loan special servicer”) unless such excluded special servicer mortgage loan is also an excluded mortgage loan (as defined under “—Directing Holder / Controlling Class Representative” below), in which case the largest controlling class certificateholder (by certificate balance) that is not an excluded controlling class holder with respect to that mortgage loan will be entitled to appoint the excluded mortgage loan special servicer. A controlling class certificateholder that is a borrower party with respect to any mortgage loan will be an “excluded controlling class holder” with respect to that mortgage loan. See “—Directing Holder / Controlling Class Representative” below. Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If neither the controlling class representative nor any controlling class certificateholder is entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan, an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

KeyBank National Association was selected to be the initial special servicer by Prime Finance CMBS B-Piece Holdco X, L.P. (or another affiliate of Prime Finance CMBS B-Piece Holdco X, L.P.), which is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates and will also receive the Class S certificates on the closing date, thereby (as a result of its purchase of Class G certificates) becoming an initial controlling class certificateholder. It is expected that Prime Finance CMBS B-Piece Holdco X, L.P. (or an affiliate) will be appointed as the initial directing holder with respect to the serviced loans other than (i) any serviced loan combination as to which the related controlling companion loan is not included in this securitization transaction, and (ii) any excluded mortgage loan. See “—Directing Holder / Controlling Class Representative” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.”

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The PCC Mortgage Loans
Primary Servicer	Principal Real Estate Investors, LLC, a Delaware limited liability company, will act as primary servicer and perform most servicing duties of the master servicer (or, with respect to the Scripps Center mortgage loan, of the outside servicer for the CGCMT 2017-P7 securitization), other than making advances, with respect to all of the mortgage loans to be sold to the depositor by Macquarie US Trading LLC d/b/a Principal Commercial Capital, representing approximately 22.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Transaction Parties—Servicers—The PCC Mortgage Loans Primary Servicer” in this prospectus.

The master servicer (or related outside servicer, in the case of the Scripps Center mortgage loan) will be responsible to pay the fees of each primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction or the related outside servicing agreement, as applicable.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CGCMT 2017-P8. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2017-P8, and for certificate transfer purposes are located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	after the occurrence and during the continuance of a control termination event, reviewing the actions of the special servicer with respect to specially serviced loans;

●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	after the occurrence and during the continuance of a control termination event (and under the circumstances described in this prospectus), issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;

●	after the occurrence and during the continuance of a consultation termination event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of a control termination event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Pentalpha Surveillance LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special Servicers, Outside Trustees
and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related loan combinations will or are expected to constitute the “outside serviced loan combinations”), and such mortgage loans and loan combinations will be serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(1) (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(2)
225 & 233 Park Avenue South	Barclays	WFCM 2017-C39 PSA (8/1/17)	5.5%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	B-Piece Income USA LLC

General Motors Building	CGMRC	BXP 2017-GM TSA (6/9/17)	5.1%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Financial Management, Inc.

Mall of Louisiana	CREFI / Barclays	(3)	4.3%	(3)	(3)	(3)	(3)	(3)	(3)

Starwood Capital Group Hotel Portfolio	Barclays / SMF V	DBJPM 2017-C6 PSA (6/1/17)	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

Lakeside Shopping Center	Barclays	CGCMT 2017-B1 PSA (8/1/17)	3.0%	Wells Fargo Bank, National Association	LNR Partners, LLC	Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas	Trimont Real Estate Advisors, LLC	Elliot Management Corporation

Long Island Prime Portfolio - Uniondale	Barclays	GSMS 2017-GS7 PSA (8/1/17)	2.7%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D AIV RR H, LLC

Scripps Center	PCC	CGCMT 2017-P7 PSA (4/1/17)	2.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas	Park Bridge Lender Services LLC	RREF III-D AIV RR, LLC

Atlanta and Anchorage Hotel Portfolio	Barclays	CFCRE 2017-C8 PSA (6/1/17)	1.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D CF 2017-C8, LLC

245 Park Avenue	Barclays	245 Park Avenue Trust 2017-245P TSA (5/30/17)	1.4%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prima Capital Advisors LLC

(1)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.

(2)	The initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder / Controlling Class Representative” below.

(3)	The Mall of Louisiana mortgage loan is expected to be an outside serviced mortgage loan that will be serviced and administered by an outside servicer and an outside special servicer pursuant to an outside servicing agreement governing the commercial mortgage securitization transaction to which the related controlling pari passu companion loan is contributed. Such other commercial mortgage securitization transaction is expected to close on or before the closing date for this securitization transaction, however, the parties to the outside servicing agreement governing that other commercial mortgage securitization transaction have not been definitively identified. Further, if the related controlling pari passu companion loan is not securitized on or prior to the closing date as expected, then the Mall of Louisiana loan combination will be initially serviced and administered under the pooling and servicing agreement governing the securitization of the first note in the related loan combination to be securitized (which may in such event be the pooling and servicing agreement for this securitization transaction) by the parties thereto until the occurrence of the securitization of the Mall of Louisiana controlling pari passu companion loan.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced loan combination, the related outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee generally serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

There are no serviced AB loan combinations, serviced outside controlled loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to “serviced AB loan combinations”, “serviced outside controlled loan combinations”, “servicing shift loan combinations” or any related terms should be disregarded.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder / Controlling Class
Representative	The “directing holder” with respect to any serviced mortgage loan or serviced loan combination will be:

●	except in the case of an excluded mortgage loan or a serviced loan combination as to which the controlling note is held outside the issuing entity, the controlling class representative; and

●	with respect to any serviced loan combination as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), the holder of the related controlling note (sometimes referred to as an “outside controlling note holder”).

The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or loan combination or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class. The controlling class as of the closing date will be the Class G certificates. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class E, Class F and Class G certificates.

With respect to the serviced mortgage loans and serviced loan combinations (but, if the controlling class representative is the related directing holder, other than with respect to an excluded mortgage loan and only if a control termination event (or, solely with respect to consultation rights, a consultation termination event) does not exist):

●	the related directing holder will have certain consent and/or consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, loan combinations; and

●	the related directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans or, if applicable, loan combinations.

If and to the extent that the holder of a mortgage loan included in any serviced outside controlled loan combination has consultation rights, then prior to certain trigger events the controlling class representative may consult with respect to certain major decisions and other matters with respect to such loan combination.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described in the prior paragraph with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder may not lose such rights under the related co-lender agreement.

A “control termination event” will either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates (without regard to the allocation of appraisal reduction amounts) has been reduced to zero. With respect to excluded mortgage loans, a control termination event will be deemed to exist.

A “consultation termination event” will either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates (without regard to the allocation of appraisal reduction amounts) has been reduced to zero. With respect to excluded mortgage loans, a consultation termination event will be deemed to exist.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by outstanding certificate balance) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement (in general, as to such certificateholder and not as to any successor certificateholder), by following the specific procedures set forth in the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Directing Holder”.

Prime Finance CMBS B-Piece Holdco X, L.P. (or an affiliate) is expected, on the closing date, (i) to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates and will also receive the Class S certificates, and (ii) to be appointed the initial controlling class representative (and, accordingly, will be the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction, other than (x) any serviced loan combination as to which the related controlling companion loan is not included in this securitization transaction, and (y) any excluded mortgage loan).

Any serviced loan combination with a subordinate companion loan will initially be a serviced outside controlled loan combination. However, during such time as the holder of the applicable subordinate companion loan is no longer permitted to exercise control rights under the related co-lender agreement, the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a loan combination.

With respect to the outside serviced mortgage loans, the entity identified in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above is the initial controlling class representative (or equivalent entity) (referred to as an “outside controlling class representative”) under the servicing agreement for the indicated transaction or other directing holder for the related outside serviced loan combination, and such entity will have certain consent and consultation rights and special servicer replacement rights with respect to the related outside serviced loan combination, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The controlling class representative, any outside controlling class representative or any other related directing holder may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or loan combination(s) that could adversely affect the holders of some or all of the classes of certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or loan combination(s) with or without cause. The controlling class representative, any outside controlling class representative or any other related directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”.

Risk Retention
Consultation Party	The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be the party selected by Citi Real Estate Funding Inc. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any excluded RRCP mortgage loan. Citi Real Estate Funding Inc. is expected to appoint itself as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which the risk retention consultation party or the person(s) entitled to appoint the risk retention consultation party is a borrower party.

Significant Affiliations
and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

●	serve in multiple capacities with respect to this securitization transaction;

●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, the controlling class representative, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination; or

●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions

Involving Transaction Parties—Warehouse Financing Arrangements”);

●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim Servicing Arrangements”);

●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim and Other Custodial Arrangements”);

●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Other Arrangements”).

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combination and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the due date in September 2017 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to September 2017, the date that would have been its due date in September 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about September 29, 2017.

Distribution Date	The 4th business day following the related determination date of each month, beginning in October 2017.

Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in October 2017.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in October 2017, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	September 2022
	Class A-2	September 2024
	Class A-3	July 2027
	Class A-4	August 2027
	Class A-AB	February 2027
	Class X-A	September 2027
	Class X-B	September 2027
	Class X-C	September 2027
	Class A-S	September 2027
	Class B	September 2027
	Class C	September 2027

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A, Class X-B and Class X-C certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in September 2050.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales of the VRR Interest or any of the non-vertically retained certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-P8:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-AB

●	Class X-A

●	Class X-B

●	Class X-C

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2017-P8 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R certificates and the VRR Interest. The offered certificates, together with the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R certificates, are collectively referred to in this prospectus as the “non-vertically retained certificates.” The non-vertically retained certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class S and Class R certificates) are collectively referred to in this prospectus as the “non-vertically retained principal balance certificates.” The non-vertically retained principal balance certificates and the VRR Interest are collectively referred to in this prospectus as the “principal balance certificates”.

B. Certificate Balances
or Notional Amounts	Each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of each class of the Class X-A, Class X-B and Class X-C certificates) set forth in the table under “Certificate Summary” in this prospectus, which certificate balance (or notional amount) may vary up to 5% on the closing date.

The certificate balance of any class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class S and Class R certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate of each class of offered certificates (other than the Class X-A, Class X-B and Class X-C certificates) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage, but no less than 0.000%, as described in this prospectus.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as in effect from time to time, as described in this prospectus.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B certificates as in effect from time to time, as described in this prospectus.

The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class C certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and
Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00375% to 0.05500% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each of the outside serviced mortgage loans set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced loan combination and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Servicing of Loan Combination	Outside (Primary) Servicer Fee Rate (per annum)(1)	Outside Special Servicer Fee Rate (expressed as a % per annum)(2)	Outside Workout Fee Rate(2)	Outside Liquidation Fee Rate(2)
225 & 233 Park Avenue South	Outside Serviced	0.00250%	0.25%	1.0%	1.0%

General Motors Building	Outside Serviced	0.00125%	0.05%	0.15%	0.15%

Mall of Louisiana	Outside Serviced	0.00250%	0.25%(3)	1.0%(3)	1.0%(3)

Starwood Capital Group Hotel Portfolio	Outside Serviced	0.00250%	0.25%	1.0%	1.0%

Lakeside Shopping Center	Outside Serviced	0.00250%	0.25%	1.0%	1.0%

Long Island Prime Portfolio - Uniondale	Outside Serviced	0.00750%	0.25%	1.0%	1.0%

Scripps Center	Outside Serviced	0.01000%	0.25%	1.0%	1.0%

Atlanta and Anchorage Hotel Portfolio	Outside Serviced	0.00250%	0.25%	1.0%	1.0%

245 Park Avenue	Outside Serviced	0.00125%	0.25%	0.50%	0.50%

(1)	Includes any applicable sub-servicing fee rate.

(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).

(3)	The fees set forth are those anticipated to be provided for in the expected outside servicing agreement relating to the commercial mortgage securitization transaction to which the related controlling pari passu companion loan is to be contributed, which securitization has not closed, and which provisions of such outside servicing agreement have not yet been finalized.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (other than any outside serviced mortgage loan) and each successor REO loan and the operating advisor fee rate of 0.00158% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00022%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.0058% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate (only with respect to each serviced mortgage loan), the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

Also, see “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Allocation Between VRR
Interest and Non-Vertically
Retained Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-vertically retained certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates; and (b) the non-vertically retained certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-vertically retained certificates, the applicable percentage referred to in the preceding sentence is referred to in this prospectus as its/their “percentage allocation entitlement”.

B.  Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the non-vertically retained certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of (i) any yield maintenance charges and prepayment premiums and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“non-vertically retained available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of non-vertically retained available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, non-vertically retained available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered certificates: in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

C.  Interest and Principal

Entitlements	A description of the interest entitlement of each class of interest-bearing certificates, including the VRR Interest, can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”, “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of certificates entitled to principal on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

D.  Yield Maintenance Charges and

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of the non-vertically retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.” Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-vertically retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

E.  Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of non-vertically retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-vertically retained certificates.

On any distribution date, the aggregate amount available for distributions on the certificates will be allocated between the VRR Interest and the non-vertically retained certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-vertically retained certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-vertically retained certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-vertically retained certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-vertically retained certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, in each case, to the extent such losses reduce the certificate balance(s) of the class(es) of corresponding principal balance certificates.

**	Other than the Class X-D, Class X-E, Class X-F, Class X-G, Class S and Class R certificates and the VRR Interest.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class S or Class R certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates), the Class X-B certificates (to the extent such losses are allocated to the Class B certificates), the Class X-C certificates (to the extent such losses are allocated to the Class C certificates), the Class X-D certificates (to the extent such losses are allocated to the Class D certificates), the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F certificates) and the Class X-G certificates (to the extent such losses are allocated to the Class G certificates), and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate non-vertically retained principal balance certificates that will be subordinate to certain classes of senior non-vertically retained certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the non-vertically retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-vertically retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Mortgage loan losses and principal payments, if any, on the mortgage loans that are allocated to a class of certificates having a certificate balance will reduce that certificate balance.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.

F. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the non-vertically retained certificates will reduce distributions to the classes of non-vertically retained certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-vertically retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-vertically retained certificates are required to be further allocated between the classes of non-vertically retained certificates (other than the Class S certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

G. Excess Interest	On each distribution date, any excess interest resulting from the marginal increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates and the VRR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions on any other class of certificates, to provide credit support to any class(es) of certificates, to offset any interest shortfalls, or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including any REO mortgage loan) in the issuing entity (including the outside serviced mortgage loans), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate,

compounded annually. If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 53 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $1,087,114,895. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 32 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

Fee Simple / Leasehold	One-hundred fifty-nine (159) mortgaged properties, securing in the aggregate approximately 90.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

One (1) mortgaged property, securing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of the related mortgaged property.

Seven (7) mortgaged properties, securing in the aggregate approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Thirteen (13) mortgage loans, collectively representing approximately 45.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure (referred to as a “loan combination”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

●	If a loan combination includes both a pari passu companion loan and a subordinate companion loan, the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Servicing of Loan Combination	Controlling Note Included in Issuing Entity (Y/N)
225 & 233 Park Avenue South	Barclays	$60,000,000	5.5%	$175,000,000	—	$235,000,000	Outside Serviced	N

General Motors Building	CGMRC	$55,200,000	5.1%	$1,414,800,000	$830,000,000	$2,300,000,000	Outside Serviced	N

9-19 9th Avenue	SMF V	$55,000,000	5.1%	$50,000,000	—	$105,000,000	Serviced	Y

Corporate Woods Portfolio	CREFI	$50,000,000	4.6%	$171,250,000	—	$221,250,000	Serviced	Y

Mall of Louisiana	CREFI / Barclays	$47,000,000	4.3%	$278,000,000	—	$325,000,000	Outside Serviced	N

Starwood Capital Group Hotel Portfolio	Barclays / SMF V	$41,817,500	3.8%	$535,452,500	—	$577,270,000	Outside Serviced	N

Visions Hotel Portfolio	SMF V	$34,400,000	3.2%	$19,950,000	—	$54,350,000	Serviced	Y

Pleasant Prairie Premium Outlets	CREFI	$34,000,000	3.1%	$111,000,000	—	$145,000,000	Serviced	Y

Lakeside Shopping Center	Barclays	$33,000,000	3.0%	$142,000,000	—	$175,000,000	Outside Serviced	N

Long Island Prime Portfolio - Uniondale	Barclays	$29,180,000	2.7%	$168,770,000	—	$197,950,000	Outside Serviced	N

Scripps Center	PCC	$22,000,000	2.0%	$50,000,000	—	$72,000,000	Outside Serviced	N

Atlanta and Anchorage Hotel Portfolio	Barclays	$16,855,648	1.6%	$97,167,856	—	$114,023,504	Outside Serviced	N

245 Park Avenue	Barclays	$15,000,000	1.4%	$1,065,000,000	$120,000,000	$1,200,000,000	Outside Serviced	N

(1)	See “Description of the Mortgage Pool—The Loan Combinations—General” for further information with respect to each loan combination, the related companion loans and the identity of the holders thereof.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

Each of the 9-19 9th Avenue loan combination, the Corporate Woods Portfolio loan combination, the Visions Hotel Portfolio loan combination and the Pleasant Prairie Premium Outlets loan combination will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction.

The outside serviced mortgage loans will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related companion loans. The identity of, and certain other items of information regarding, the mortgage loans that will be outside serviced mortgage loans are set forth in the table under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”, “—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment”.

There are no serviced AB loan combinations, serviced outside controlled loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to “serviced AB loan combinations”, “serviced outside controlled loan combinations”, “servicing shift loan combinations” or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,087,114,895
Number of Mortgage Loans	53
Number of Mortgaged Properties	167
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,100,000 to $60,000,000
Average Cut-off Date Balance	$20,511,602
Range of Mortgage Rates	3.43000% to 5.73000%
Weighted Average Mortgage Rate	4.29159%
Range of original terms to Maturity Date/ARD(2)	84 months to 120 months
Weighted average original term to Maturity Date/ARD(2)	118 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	84 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	117 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	294 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)	13.7% to 74.9%
Weighted average Cut-off Date LTV Ratio(4)(5)	57.4%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)	13.7% to 63.5%
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)	51.9%
Range of UW NCF DSCR(4)(6)	1.25x to 12.24x
Weighted average UW NCF DSCR(4)(6)	2.21x
Range of Debt Yield on Underwritten NOI(4)(7)	8.0% to 47.9%
Weighted average Debt Yield on Underwritten NOI(4)(7)	11.5%
Percentage of Initial Pool Balance consisting of:
Interest Only	43.1%
Interest Only then Amortizing Balloon	35.7%
Amortizing Balloon	21.2%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	13.2%
Mortgage Loans with only mezzanine debt	22.0%
Mortgage Loans with only subordinate debt	5.1%
Mortgage Loans with mezzanine debt and subordinate debt	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.

(3)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a loan combination, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) an “as-is” appraised value for a portfolio of mortgaged properties that includes a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 57.8% and 52.2%, respectively.

(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a loan combination, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	unless otherwise indicated (including in the prior bullet), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus;

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	Certain of the mortgage loans were refinancings in whole or in part of loans that were in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, as described below:

●	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan paid off prior securitized loans secured by the mortgaged properties that experienced maturity defaults and were paid at a discount. The payoff for the Omni mortgaged property was sufficient to pay down the existing debt in full; however, the related securitization trust experienced a loss due to special servicing fees. The payoff for the RXR Plaza mortgaged property was sufficient to pay down the existing A-note in full; however, the related securitization trust experienced a loss due to special servicing fees and shortfall interest. In addition to the A-note, a B-note (created as a result of a prior loan modification) was secured by the RXR Plaza mortgaged property and was included in the prior securitization and was unpaid and resulted in a loss to the related securitization trust.

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Victoria Park Shoppes, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property secured a prior securitized loan in the amount of $20,000,000, as to which the borrower missed a payment in 2010. The borrower continued to make late payments for the next 18 months, but did not address the late payment and related fees. In 2012, following a scheduled increase in principal payments, the prior loan was referred to special servicing. The borrower continued to make monthly payments while negotiating with the special servicer to restructure the debt to monthly interest-only payments with a principal payment at year-end based on available cash flow. The borrower contributed $1,200,000 (including additional escrows and servicing fees) to bring the prior loan into good standing by the end of 2013. The prior loan matured on June 1, 2017, and the borrower obtained a forbearance agreement to allow time for the closing of the current mortgage loan. On June 21, 2017, the prior loan was repaid in full in conjunction with the origination of the current mortgage loan.

●	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as Ohio Retail Portfolio - Discount Drug Mart Plaza, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a prior loan secured by the mortgaged properties that had experienced a technical default. The prior loan required the prior borrowers to deliver a letter of credit in the event the prior lender determined that sales figures for the Discount Drug Mart tenant at the Upper Sandusky Plaza mortgaged property for any given fiscal year demonstrated declining sales per square foot from the prior year’s sales figures. The prior borrowers and the prior master servicer entered into a forbearance agreement and proceeds from the mortgage loan paid off the prior loan in full (with no loss to the trust). The prior loan was never delinquent during its term, nor was it ever transferred into special servicing.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Twenty-three (23) of the mortgaged properties (21 of which are part of a portfolio of mortgaged properties), securing in the aggregate approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were constructed or materially renovated 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Two (2) of the mortgaged properties, securing in the aggregate approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See“Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Five (5) mortgage loans, collectively representing approximately 11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were each originated with one or more exceptions to the related sponsor’s or affiliated originator’s underwriting guidelines. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria” and “—The Originators—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes—Exceptions to Underwriting Criteria”.

Certain Mortgage Loans with Material
Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) promulgated under Section 15G (“Regulation RR”), as an “eligible vertical interest” in the form of the VRR Interest. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR and is expected, on the closing date, to (i) offset portions of its risk retention obligation by the acquisition by each of Macquarie US Trading LLC d/b/a Principal Commercial Capital, Starwood Mortgage Capital LLC and Barclays Bank PLC (or, in each case, a “majority-owned affiliate” (as defined in Regulation RR) thereof) of a pro rata portion (based on the respective percentages of the mortgage loans originated by Macquarie US Trading LLC d/b/a Principal Commercial Capital, Starwood Mortgage Capital LLC and Barclays Bank PLC) of the VRR Interest and (ii) satisfy a portion of its risk retention requirements through the acquisition by

Citigroup Global Markets Realty Corp., a “majority-owned affiliate” of the retaining sponsor, of the remaining portion of the VRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc. as retaining sponsor, see “Credit Risk Retention” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Markit Group Limited;

●	The certificate administrator’s website initially located at www.sf.citidirect.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (but excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B, Class X-C and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the related mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu loan combination) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to such defaulted mortgage loan’s (or defaulted pari passu loan combination’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder(s) constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be required to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in some cases, any related subordinate companion loan(s)) as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are as follows:

●	The lower-tier REMIC will hold the mortgage loans (excluding any post-anticipated repayment date excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to an upper-tier REMIC.

●	The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F and Class G certificates and a REMIC regular interest that corresponds to the VRR Interest excluding the right to receive excess interest (the “VRR REMIC regular interest”), as classes of regular interests in the upper-tier REMIC.

The portion of the issuing entity consisting of (i) collections of post-anticipated repayment date excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates and the VRR Interest, and (ii) the VRR REMIC regular interest and distributions thereon, beneficial ownership of which is represented by the VRR Interest, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class , Class , Class and Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount, and that the Class certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a Class X-A, Class X-B or Class X-C certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large as compared to the amount of principal payable on your certificates, or if your certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” below.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-C certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B and/or Class X-C certificates. Investors in the Class X-A, Class X-B and Class X-C certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B and/or Class X-C certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A, Class X-B and Class X-C Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A, Class X-B and Class X-C Certificates”.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-vertically retained principal balance certificates exceed the aggregate certificate balance of the classes of non-vertically retained principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the non-vertically retained principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans) and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-vertically retained principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-vertically retained principal balance certificates, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class C certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-vertically retained certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-vertically retained certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-vertically retained certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-vertically retained certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a loan combination with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default, any collections of scheduled principal payments and other unscheduled principal payments with respect to the related loan combination (including, if applicable, any prepayment in connection with a release of a mortgaged property) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and the subordinate companion loan on a pro rata basis. Any such pro rata distributions of principal would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by the subordinate companion loan. See “Description of the Mortgage Pool—The Loan Combinations—The General Motors Building Pari Passu-A/B Loan Combination” and “—The 245 Park Avenue Pari Passu-A/B Loan Combination”.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of non-vertically retained certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates,

●	the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the trust.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A, Class X-B and Class X-C Certificates

The Class X-A, Class X-B and Class X-C certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates. The yield to maturity of the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balance of the Class B certificates. The yield to maturity of the Class X-C certificates will be especially sensitive to the rate and timing of reductions made to the certificate balance of the Class C certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A, Class X-B and/or Class X-C certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A, Class X-B and/or Class X-C certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A, Class X-B and Class X-C Certificates”.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of CMBS. The deterioration of other structured products markets may continue to adversely affect the value of CMBS. Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with CMBS indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of your offered certificates.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Part Five (Articles 414-410) of EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, a “CRR Investor”) investing in securitizations (as defined in the CRR) (a) a requirement that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction in the manner contemplated in the CRR, and (b) a requirement that the CRR Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis (together, the “CRR Retention Requirements”). National regulators in EEA member states impose penal risk weights for credit risk capital requirements on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the CRR Investor. The CRR provisions are supplemented by regulatory technical standards, in the form of a Commission Delegated Regulation 625/2014 of March 13, 2014, specifying certain aspects of the CRR Retention Requirements, and by implementing technical standards, contained in Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, specifying calculation of the penalty risk weights.

●	Requirements similar to the CRR Retention Requirements (together with the CRR Retention Requirements, the “Existing EU Retention Requirements”) (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU on Alternative Investment Fund Managers, pursuant to Chapter III, Section 5 of Commission Delegated Regulation (EU) No. 231/2013 of December 19, 2012 (together with any related technical standards and guidance in effect from time to time, the “AIFM Regulation”) and (ii) apply to investments in securitizations by insurance and reinsurance undertakings subject to Directive 2009/138/EC, as amended (known as the Solvency II Directive), pursuant to Articles 254-257 of Commission Delegated Regulation (EU) No. 2015/35 of October 10, 2014 (together with any related technical standards and guidance in effect from time to time, the “Solvency II Regulation”). The retention requirements set out in the AIFM Regulation and the Solvency II Regulation for different types of regulated investors are not identical to the CRR Retention Requirements, and in particular, additional due diligence requirements apply to investors subject to the AIFM Regulation and the Solvency II Regulation. Similar requirements are expected to apply in the future to the same types and additional types of EEA-regulated institutional investors pursuant to the Securitization Regulation referred to below (“EU Retention Requirements”). EU Retention Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

●	Prospective investors should also be aware that EU Retention Requirements are expected to apply, in place of the Existing EU Retention Requirements, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. The legislation to implement the EU Retention Requirements has not yet been made, but the principal EU Regulation (the “Securitization Regulation”) is expected to be substantially in the terms of a text issued by the Council of the European Union on June 26, 2017 (the “Council Text”). This summary assumes that the final terms of the Securitization Regulation will be the same as the Council Text (which may not be the case). The EU Retention Requirements in the Securitization Regulation would apply to the types of regulated investors covered by the Existing EU Retention Requirements and also to (a) certain investment companies authorised in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive (together, “UCITS”), and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorised entities appointed by such institutions (together, “IORPs”). There would be material differences between those EU Retention Requirements and the Existing EU Retention Requirements. With regard to securitizations in respect of which the relevant securities are issued before January 1, 2019 (“Pre-2019 Securitizations”), investors that are subject to the Existing EU Retention Requirements would continue to be subject to the risk retention and due diligence requirements of the Existing EU Retention Requirements, including on and after that date. The Council Text makes no express provision as to the application of any requirements of the Existing EU Retention Requirements, or of the EU Retention Requirements in the Securitization Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization and, accordingly, it is not known what requirements (if any) may be applicable to those investors. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Retention Requirements and their regulatory capital requirements.

●	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with any Existing EU Retention Requirements or EU Retention Requirements or to take any other action which may be required by prospective investors for the purposes of their compliance with any Existing EU Retention Requirements or EU Retention Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any Existing EU Retention Requirements or EU Retention Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●	The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail within the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities (which power is just one of a number of wide powers given to Resolution Authorities for the recovery and resolution of banks and other financial institutions). If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition, under the BRRD the Resolution Authority will have the power (among other tools) to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. Further, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” below.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459, 914 F.Supp.2d 422 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865, 907 F.Supp.2d 536 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. December 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If the American Fidelity Assurance Company case is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the Pooling and Servicing Agreement is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the European Monetary Union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Further, on June 23, 2016, the United Kingdom voted by referendum to withdraw from the European Union (the “Brexit Vote”). News of the Brexit Vote had an immediate effect on the U.S. financial market (including the widening of spreads on certain CMBS indices). At this stage, both the terms and timing of the United Kingdom’s exit from the European Union are unclear. It is uncertain what effect the United Kingdom’s exit from the European Union will have on the economic conditions in the United Kingdom, in the European Union or globally. The Brexit Vote could adversely affect the United Kingdom, European or worldwide economic or market conditions and could contribute to uncertainty and instability in global financial markets. In addition, the Brexit Vote could significantly impact the volatility, the liquidity and/or the market value of securities, including the offered certificates.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

The offered certificates may have limited or no liquidity.

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected four of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the four nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and

“Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.”, “—The Originators—Barclays Bank PLC”, “—The Originators—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes” and “—The Originators—Starwood

Mortgage Capital LLC”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.—Review of the Citi Mortgage Loans”, “—The Sponsors and the Mortgage Loan Sellers—Barclays Bank PLC—Review of Barclays Mortgage Loans”, “—The Sponsors and the Mortgage Loan Sellers—Principal Commercial Capital—Review of PCC Mortgage Loans” and “—The Sponsors and the Mortgage Loan Sellers—Starwood Mortgage Funding V LLC—Review of SMF V Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are office, retail, mixed use, hospitality and industrial. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, Michigan, California, Louisiana and Arizona. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse.

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”. See Annex A for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.       availability of labor services,

2.       proximity to supply sources and customers, and

3.       accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.       ceiling heights,

2.       column spacing,

3.       number and depth of loading bays,

4.       divisibility,

5.       floor loading capacities,

6.       truck turning radius,

7.       overall functionality, and

8.       adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Parking Lots and Garages

The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan, secured by the mortgaged property identified on Annex A to this prospectus as 3901 North First Street, and representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan rate for such mortgage loan. Generally, from and after the anticipated repayment date for such mortgage loan, cash flow in excess of that required for debt service, the funding of reserves, other amounts then due and payable under the related loan documents (other than “excess interest” described below) and certain budgeted or non-budgeted expenses approved by the lender with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan rate continues to accrue and be payable on a current basis on such mortgage loan after its related anticipated repayment date, payment of the additional interest accrued by reason of the marginal increase in the interest rate (“excess interest”) will be deferred until (and such excess interest will be required to be paid, if and to the extent permitted under applicable law and the related loan documents, only after) the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges.

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases.

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—General—One Action and Security First Rules” and “—Foreclosure—General—Anti-Deficiency Legislation”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised

Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.

The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, R&D facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain cases, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes (most recently Hurricane Harvey) and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. Hurricane Irma, which has been reported to be the strongest Atlantic hurricane since 2005 and is currently threatening the southeastern United States, has been classified at various times over the past week as a Category 5 hurricane. Hurricane Irma has made landfall in Florida and may also affect other states, including Georgia. Seven (7) mortgaged properties, securing in the aggregate approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in the states of Florida and Georgia. Any of such mortgaged properties and mortgaged properties located in other states that ultimately end up in the hurricane’s path may experience significant damage or disruptions to property operations as a result of Hurricane Irma.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Twenty-one (21) of the mortgaged properties, securing in the aggregate approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 17%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor Representations and Warranties No. 16 (Insurance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Barclays Bank PLC, a sponsor, a mortgage loan seller and an originator, is a public limited company registered in England and Wales and could be subject to the provisions of the Insolvency Act 1986 (the “Insolvency Act”), the Banking Act 2009 (the “Banking Act”) and the Investment Bank Special Administration Regulations 2011 (the “Special Administration Regulations”) (together, the “Insolvency Legislation”).

Barclays Bank PLC could be the subject of insolvency processes, including a liquidation or administration under the Insolvency Act, an operation of one or more of the pre-insolvency stabilization options, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations (together, the “Insolvency Processes”). If Barclays Bank PLC were to be the subject of one or more of the Insolvency Processes then the validity or enforceability of certain transactions entered into by it, its obligations under the transaction documents to which it is a party and the ability of other parties to enforce those obligations may be affected in the manner set out below.

If Barclays Bank PLC were to enter into administration (or certain documents were filed at court in respect of it), a moratorium which would prevent any legal process being instituted or continued against it or its property (except (if applicable) with the consent of the administrator or the leave of the court) would automatically be applicable. Such moratorium might affect the enforcement of Barclays Bank PLC’s obligations under the transaction documents to which it is a party, including its obligations under the mortgage loan purchase agreement to repurchase mortgage loans, to cure certain breaches or defects and to perfect the equitable assignment of the mortgage loans (to the extent that Barclays Bank PLC is required to take any steps in relation to such perfection). Moratoria applicable under the other Insolvency Processes might also prevent legal process against Barclays Bank PLC or its property, subject to the terms of the relevant Insolvency Legislation.

If the Bank of England exercises a stabilization power (in order to implement one of the stabilization options) with respect of Barclays Bank PLC it may, subject to certain conditions, suspend the termination rights of its counterparties, including any termination rights under the transaction documents to which it is a party, temporarily for the period ending no later than midnight at the end of the first business day following the day on which the relevant instrument is published.

Pursuant to the Insolvency Legislation, the validity or enforceability of certain transactions entered into by Barclays Bank PLC may be challenged or otherwise affected in a liquidation or administration under the Insolvency Act, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations.

Under the Banking Act, the Bank of England may, in certain circumstances, make an order for the transfer of some or all of the property, rights or liabilities of Barclays Bank PLC to a private sector purchaser, a bridge bank or an asset management vehicle. A transfer can be effected regardless of any legislative or contractual restriction, including any consent requirement.

Pursuant to the Banking Act, the Bank of England may also, in certain circumstances, make an order making a special bail-in provision under which, amongst other things, certain liabilities owed by Barclays Bank PLC may be modified, cancelled or changed (together with any associated order that the Bank of England may think is appropriate to make in consequence of the special bail-in provision).

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer by Barclays Bank PLC’s of its interest in its mortgage loans will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale or challenge the transaction under the Insolvency Legislation, or that the transfer could not be otherwise affected by the Insolvency Legislation. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or a trustee in bankruptcy of Barclays Bank PLC may argue that the sale of its interest in the mortgage loans by Barclays Bank PLC was a pledge of the mortgage loans rather than a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury; or

●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” above, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. In connection therewith, each of Citi Real Estate Funding Inc. (the retaining sponsor and the expected initial risk retention consultation party), Barclays Bank PLC (an expected holder of a portion of the VRR Interest) and Citigroup Global Markets Realty Corp. (an expected holder of a portion of the VRR Interest) is an Underwriter Entity. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Citi Real Estate Funding Inc., one of the sponsors, an originator, the retaining sponsor and the initial risk retention consultation party, (ii) Citigroup Global Markets Realty Corp., one of the sponsors, a retaining party and an originator, (iii) Citibank, N.A., the certificate administrator and custodian, and (iv) Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related outside serviced loan combination. However, neither the outside servicer nor the outside special servicer will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the outside servicer or the outside special servicer to violate applicable law, the related mortgage loan documents, the outside servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for more information regarding the rights of any companion loan holder.

In addition, Citigroup Global Markets Realty Corp., as a “majority-owned affiliate” (as defined in Regulation RR) of Citi Real Estate Funding Inc. (the retaining sponsor), Barclays Bank PLC, as an originator, Macquarie US Trading LLC d/b/a Principal Commercial Capital, as an originator, and Starwood Mortgage Capital LLC, as an originator (or, in the case of each such originator, a “majority-owned affiliate” (as defined in Regulation RR) thereof), are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”; and Citi Real Estate Funding Inc. is expected to appoint itself as the initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or any party that can appoint the risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is the risk retention consultation party or the party entitled to appoint the risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to the risk retention consultation party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent the risk retention consultation party or a holder of the VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of a VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which a holder of a VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), the risk retention consultation party or any holder of the VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of the risk retention consultation party or such holder of a VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that Citi Real Estate Funding Inc. (as the party with the right to appoint the risk retention consultation party) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or loan combination or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or loan combination becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event, (iv) has no consultation rights in connection with a serviced outside controlled loan combination unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole) and will have no fiduciary duty to any party.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative, the risk retention consultation party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the operating advisor standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of the certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with any of the parties to this transaction, borrowers or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative, the risk retention consultation party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of the certificateholders if the asset representations reviewer or any of its affiliates holds certificates, or has financial interests in or financial dealings with any of the parties to this transaction, borrowers or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder

It is expected that Prime Finance CMBS B-Piece Holdco X, L.P. (or an affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement (other than (x) any excluded mortgage loan and (y) any serviced outside controlled loan combination). See “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer” above. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no control termination event exists).

See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent and/or consultation rights with respect to the applicable mortgage loan(s) and companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder”.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder”. Any directing holder may have interests in conflict with those of some or all of the certificateholders. As a result, it is possible that such directing holder (for so long as it is permitted to do so (e.g., in the case of the controlling class representative, for so long as a control termination event does not exist)) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, based on such direction, take actions with respect to the applicable specially serviced loan(s) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the controlling class representative or other directing holder, as applicable (and, in the case of the controlling class representative, for so long as a control termination event does not exist, and other than with respect to any serviced outside controlled loan combination or any excluded mortgage loan). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and (so long as a consultation termination event does not exist) the controlling class representative for this securitization transaction will have certain consultation rights with respect to such outside serviced loan combination. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any or all of the controlling class representative for this securitization transaction, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), and the outside controlling note holder of a serviced outside controlled loan combination may have interests that are in conflict with those of any or all of the certificateholders, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan. The special servicer, at the direction of or upon consultation with, as applicable, a serviced companion loan holder (or its representative), may take actions with respect to the related serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations”. No serviced companion loan holder (or its representative) will have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise (or, if it is the outside controlling note holder of a serviced outside controlled loan combination, may direct) the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative (or, in the case of an outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

However, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

It is anticipated that Prime Finance CMBS B-Piece Holdco X, L.P. (or an affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to the serviced mortgage loans and serviced companion loans other than any serviced outside controlled loan combination and any excluded mortgage loan. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the controlling class representative, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled loan combination, as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled companion loan, as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no control termination event exists). In addition, (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) after the occurrence and during the continuance of a consultation termination event, based on the recommendation of the operating advisor, provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole), the special servicer (but not any outside special servicer for any outside serviced loan combination or the special servicer with respect to any loan combination that is then a serviced outside controlled loan combination), in each of the circumstances referred to in clauses (a) and (b) of this sentence, may be replaced based on a certificateholder vote. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced loan combination will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced loan combination as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

The Controlling Pari Passu Companion Loan for the Mall of Louisiana Loan Combination Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern Such Loan Combination Have Yet to Be Finalized

It is expected that the Mall of Louisiana loan combination will be serviced and administered pursuant to the pooling and servicing agreement for the commercial mortgage securitization transaction to which the Mall of Louisiana controlling pari passu companion loan is contributed. However, the anticipated commercial mortgage securitization has not closed, and the provisions of the related pooling and servicing agreement have not yet been finalized, although such provisions will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations—The Outside Serviced Pari Passu Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Prospective investors should be aware that they will not have any control over, nor any assurance as to, whether the closing of the anticipated commercial mortgage securitization transaction referred to above actually occurs, nor will they have any assurance as to the particular terms of the related pooling and servicing agreement, except to the extent of compliance with the requirements of the related co-lender agreement. Further, if the related controlling pari passu companion loan is not securitized on or prior to the closing date as expected, then the Mall of Louisiana loan combination will be initially serviced and administered under the pooling and servicing agreement governing the securitization of the first note in the related loan combination to be securitized (which may in such event be the pooling and servicing agreement for this securitization transaction) by the parties thereto until the occurrence of the securitization of the Mall of Louisiana controlling pari passu companion loan.

Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement (and, in the case of the controlling class representative, for so long as a control termination event does not exist and the related mortgage loan is not an excluded mortgage loan), the special servicer generally will be required to obtain the consent of the related directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, loan combination serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with (i) after the occurrence and during the continuance of a control termination event, the controlling class representative (until the occurrence and during the continuance of a consultation termination event unless an excluded mortgage loan is involved), (ii) after the occurrence and during the continuance of a control termination event, the operating advisor, and (iii) the risk retention consultation party to the extent set forth in the pooling and servicing agreement ; provided that such consultation will occur with respect to a serviced outside controlled loan combination if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. See “The Pooling and Servicing Agreement—Directing Holder”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” for a list of actions and decisions requiring consultation with the operating advisor and/or the controlling class representative (in each case, following the occurrence and during the continuance of a control termination event). As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or the risk retention consultation party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or, in the case of the controlling class representative, in the interests of the holders of the controlling class or, in the case of the risk retention consultation party, the interests of the holder of the applicable portion of the VRR Interest, as applicable); (iii) does not have any duties to the holders of any class of certificates (other than, in the case of the controlling class representative, the holder of the controlling class or, in the case of the risk retention consultation party, the holder of the applicable portion of the VRR Interest, as applicable); (iv) may take actions that favor its own interests (or, in the case of the controlling class representative, the interests of the holders of the controlling class or, in the case of the risk retention consultation party, the interests of the holder of the applicable portion of the VRR Interest, as applicable) over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever (other than, in the case of the controlling class representative, to the related controlling class certificateholder(s)) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or the risk retention consultation party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or the risk retention consultation party for having so acted.

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced pari passu loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced pari passu loan combination. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, for so long as a consultation termination event does not exist, unless an excluded mortgage loan is involved (or unless the controlling note is a subordinate companion loan in an AB loan combination), the controlling class representative will have non-binding consultation rights with respect to certain servicing decisions involving any serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder or its representative (if it is not otherwise exercising the rights of directing holder) will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) the right of the subordinate companion loan holder to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of certificates.

●	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us (however, Starwood Mortgage Capital LLC, an originator, will guarantee Starwood Mortgage Funding V LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”). Neither we nor any of our affiliates (except Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp., each in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. Additionally, one of the sponsors, Barclays Bank PLC, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” above. We cannot assure you that the sponsors (or, if applicable, any related guarantor(s)) will have the financial ability to effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors (or, if applicable, any related guarantor(s)) may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a Control Termination Event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental

Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the

REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2017-P8 (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 53 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of their respective due dates in September 2017 (or, in the case of any Mortgage Loan that has its first due date subsequent to September 2017, the date that would have been its due date in September 2017 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,087,114,895 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, retail, mixed use, hospitality, industrial, multifamily, self storage or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Thirteen (13) of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”), collectively representing approximately 45.4% of the Initial Pool Balance, are each part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination”. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, the discussion in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc., a New York corporation (“CREFI”)	14 (the “CREFI Mortgage Loans”)(1)	$256,708,000	23.6%
Macquarie US Trading LLC d/b/a Principal Commercial Capital, a Delaware limited liability company (“Principal Commercial Capital” or “PCC”)	13 (the “PCC Mortgage Loans”)	243,155,580	22.4
Starwood Mortgage Funding V LLC, a Delaware limited liability company (“SMF V”)	13 (the “SMF V Mortgage Loans”)(1)	228,538,597	21.0
Barclays Bank PLC, a public limited company registered in England and Wales (“Barclays”)	10 (the “Barclays Mortgage Loans”)(1)	214,695,217	19.7
Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”)	1 (the “CGMRC Mortgage Loans”)(1)	55,200,000	5.1
Citi Real Estate Funding Inc. / Barclays Bank PLC(2)	1	47,000,000	4.3
Barclays Bank PLC / Starwood Mortgage Funding V LLC(3)	1	41,817,500	3.8
Total	53	$1,087,114,895	100.0%

(1)	The CREFI Mortgage Loans, the CGMRC Mortgage Loans and the CREFI Mall of Louisiana Note (as defined below) are collectively referred to in this prospectus as the “Citi Mortgage Loans”. Except as otherwise indicated, references to: (i) “CREFI Mortgage Loan(s)” also include the CREFI Mall of Louisiana Note; (ii) “Barclays Mortgage Loan(s)” also include the Barclays Mall of Louisiana Note and the Barclays Starwood Capital Group Hotel Portfolio Note (each as defined below); and (iii) “SMF V Mortgage Loan(s)” also include the SMF V Starwood Capital Group Hotel Portfolio Note (as defined below).

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana, representing approximately 4.3% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CREFI, Barclays and Bank of America, National Association, and is evidenced by two (2) promissory notes: (i) note A-3-1, with an outstanding principal balance of $30,000,000 as of the Cut-off Date, as to which CREFI is acting as Mortgage Loan Seller (the “CREFI Mall of Louisiana Note”); and (ii) note A-5-2, with an outstanding principal balance of $17,000,000 as of the Cut-off Date, as to which Barclays is acting as Mortgage Loan Seller (the “Barclays Mall of Louisiana Note”).

(3)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Barclays, Deutsche Bank AG, acting through its New York Branch, JPMorgan Chase Bank, National Association and Bank of America, National Association, and is evidenced by two (2) promissory notes: (i) note A-17, with an outstanding principal balance of $31,817,500 as of the Cut-off Date, as to which Barclays is acting as Mortgage Loan Seller (the “Barclays Starwood Capital Group Hotel Portfolio Note”); and (ii) note A-16-2, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which SMF V is acting as Mortgage Loan Seller (the “SMF V Starwood Capital Group Hotel Portfolio Note”). Starwood Mortgage Funding II LLC acquired note A-16-2 from JPMorgan Chase Bank, National Association, and on or before the Closing Date will transfer note A-16-2 to SMF V.

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance

Citi Real Estate Funding Inc.(1)(2)	Citi Real Estate Funding Inc.	14	$256,708,000	23.6%
Macquarie US Trading LLC d/b/a Principal Commercial Capital(3)	Macquarie US Trading LLC d/b/a Principal Commercial Capital(3)	13	243,155,580	22.4
Starwood Mortgage Capital LLC	Starwood Mortgage Funding V LLC	13	228,538,597	21.0
Barclays Bank PLC(4)(5)(6)(7)	Barclays Bank PLC	10	214,695,217	19.7
Citigroup Global Markets Realty Corp.(8)	Citigroup Global Markets Realty Corp.	1	55,200,000	5.1
Citi Real Estate Funding Inc. / Barclays Bank PLC(9)	Citi Real Estate Funding Inc. / Barclays Bank PLC	1	47,000,000	4.3
Barclays Bank PLC / JPMorgan Chase Bank, National Association(10)	Barclays Bank PLC / Starwood Mortgage Funding V LLC	1	41,817,500	3.8
	Total	53	$1,087,114,895	100.0%

(1)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Corporate Woods Portfolio (which will be sold to the Depositor by CREFI), representing approximately 4.6% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CREFI and Morgan Stanley Bank, N.A.

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Pleasant Prairie Premium Outlets (which will be sold to the Depositor by CREFI), representing approximately 3.1% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CREFI and Wells Fargo Bank, National Association.

(3)	Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans.

(4)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center (which will be sold to the Depositor by Barclays), representing approximately 3.0% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Barclays, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association.

(5)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale (which will be sold to the Depositor by Barclays), representing approximately 2.7% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Barclays and Goldman Sachs Mortgage Company.

(6)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Atlanta and Anchorage Hotel Portfolio (which will be sold to the Depositor by Barclays), representing approximately 1.6% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Barclays, CGMRC and Rialto Mortgage Finance, LLC.

(7)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue (which will be sold to the Depositor by Barclays), representing approximately 1.4% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Barclays, JPMorgan Chase Bank, National Association, Société Générale, Natixis Real Estate Capital LLC and Deutsche Bank AG, acting through its New York Branch.

(8)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building (which will be sold to the Depositor by CGMRC), representing approximately 5.1% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CGMRC, Morgan Stanley Bank, N.A., Deutsche Bank AG, acting through its New York Branch, and Wells Fargo Bank, National Association.

(9)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana, representing approximately 4.3% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CREFI, Barclays and Bank of America, National Association, and is evidenced by the CREFI Mall of Louisiana Note and the Barclays Mall of Louisiana Note.

(10)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Barclays, Deutsche Bank AG, acting through its New York Branch, JPMorgan Chase Bank, National Association and Bank of America, National Association, and is evidenced by the Barclays Starwood Capital Group Hotel Portfolio Note and the SMF V Starwood Capital Group Hotel Portfolio Note. Starwood Mortgage Funding II LLC acquired note A-16-2 from JPMorgan Chase Bank, National Association, and on or before the Closing Date will transfer note A-16-2 to SMF V.

CREFI, Barclays, Principal Commercial Capital, Starwood Mortgage Capital LLC, CGMRC and JPMorgan Chase Bank, National Association are referred to in this prospectus as the originators. CREFI, Barclays, Principal Commercial Capital, Starwood Mortgage Capital LLC and CGMRC originated 26.4%, 24.2%, 22.4%, 21.0% and 5.1%, respectively, of the Initial Pool Balance.

SMF V has acquired or will acquire, on or prior to the Closing Date, the SMF V Mortgage Loans that were originated by Starwood Mortgage Capital LLC.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from each of CREFI, Barclays, Principal Commercial Capital, SMF V and CGMRC (collectively, the “Sponsors”) on or about September 29, 2017 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 225 & 233 Park Avenue South Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Loan Combination may be identified in this prospectus by name (for example, the 225 & 233 Park Avenue South Mortgage Loan or the 225 & 233 Park Avenue South Loan Combination); when that occurs, we are referring to the Mortgage Loan or Loan Combination, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a 225 & 233 Park Avenue South Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, 225 & 233 Park Avenue South) is combined with any Loan Combination-related defined term (for example, Companion Loan Holder), reference is being made to such combined term (for example, “225 & 233 Park Avenue South Companion Loan Holder”) as it relates to that particular Split Mortgage Loan or the related Loan Combination as if it were so defined in this prospectus.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of September 2017 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to September 2017, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of September 2017); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value, unless otherwise specified below, and is in each case as determined by an appraisal made not more than 4 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio, which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Corporate Woods Portfolio, representing approximately 4.6% of the Initial Pool Balance, the Appraised Value of $299,100,000 reflects an approximately 1.2% premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $295,500,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, the Appraised Value of $956,000,000 reflects an 8.1% premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $884,700,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Visions Hotel Portfolio, representing approximately 3.2% of the Initial Pool Balance, the Appraised Value of $103,000,000 reflects a 4.6% premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $98,500,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3901 North First Street, representing approximately 2.1% of the Initial Pool Balance, the Appraised Value of $33,500,000 represents the “as-stabilized” appraised value, which assumes that the sole tenant’s free rent period has expired. At loan origination, the borrower deposited a reserve of $948,006, which amount is equal to the monthly debt service and required monthly deposits to the tax, insurance and capital expenditure reserves under the Mortgage Loan (but is less than the amount of the monthly rental payments that would have been due under the sole tenant’s lease absent the free rent period). The “as-is” appraised value of $32,000,000 takes into account the sole tenant’s free rent period ending April 1, 2018.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Loan Combination), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan, unless otherwise indicated; and

●	with respect to each of the Mortgage Loan(s) secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Corporate Woods Portfolio	4.6%	74.0%	$299,100,000	74.9%	$295,500,000
Starwood Capital Group Hotel Portfolio	3.8%	60.4%	$956,000,000	65.3%	$884,700,000
Visions Hotel Portfolio	3.2%	52.8%	$103,000,000	55.2%	$98,500,000
3901 North First Street	2.1%	68.1%	$33,500,000	71.3%	$32,000,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan, unless expressly stated otherwise.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan, unless otherwise indicated; and

●	with respect to each of the Mortgage Loan(s) secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as- is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Corporate Woods Portfolio	4.6%	59.7%	$299,100,000	60.4%	$295,500,000
Starwood Capital Group Hotel Portfolio	3.8%	60.4%	$956,000,000	65.3%	$884,700,000
Visions Hotel Portfolio	3.2%	42.6%	$103,000,000	44.6%	$98,500,000
3901 North First Street	2.1%	61.3%	$33,500,000	64.2%	$32,000,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units, Pads or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed use (to the extent the related Mortgaged Property includes office, retail, industrial or storage space), industrial and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, the property manager may instead be required to deposit only the portion of rents that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In the case of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus as General Motors Building, Long Island Prime Portfolio - Uniondale, 3901 North First Street, 245 Park Avenue and Lindbergh Plaza, representing approximately 5.1%, 2.7%, 2.1%, 1.4% and 0.8%, respectively, of the Initial Pool Balance, in the case of certain investment grade-rated or institutional entities (or their subsidiaries) that are tenants at the related Mortgaged Property, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease and the term of the related Mortgage Loan (or, in the case of the General Motors Building Mortgage Loan, the term of the related lease which extends beyond the term of such Mortgage Loan). Underwritten NCF for other Mortgage Loans may also include straight line rent for certain tenants.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. In the case of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus as General Motors Building, Long Island Prime Portfolio - Uniondale, 3901 North First Street, 245 Park Avenue and Lindbergh Plaza, representing approximately 5.1%, 2.7%, 2.1%, 1.4% and 0.8%, respectively, of the Initial Pool Balance, in the case of certain investment grade-rated or institutional entities (or their subsidiaries) that are tenants at the related Mortgaged Property, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease and the term of the related Mortgage Loan (or, in the case of the General Motors Building Mortgage Loan, the term of the related lease which extends beyond the term of such Mortgage Loan). Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. See “—Tenant Issues” below.

“Units,” “Rooms,” “Pads” or “Beds” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads or (d) in the case of a Mortgaged Property operated as a student housing property, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,087,114,895
Number of Mortgage Loans	53
Number of Mortgaged Properties	167
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,100,000 to $60,000,000
Average Cut-off Date Balance	$20,511,602
Range of Mortgage Rates	3.43000% to 5.73000%
Weighted Average Mortgage Rate	4.29159%
Range of original terms to Maturity Date/ARD(2)	84 months to 120 months
Weighted average original term to Maturity Date/ARD(2)	118 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	84 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	117 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	294 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)	13.7% to 74.9%
Weighted average Cut-off Date LTV Ratio(4)(5)	57.4%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)	13.7% to 63.5%
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)	51.9%
Range of UW NCF DSCR(4)(6)	1.25x to 12.24x
Weighted average UW NCF DSCR(4)(6)	2.21x
Range of Debt Yield on Underwritten NOI(4)(7)	8.0% to 47.9%
Weighted average Debt Yield on Underwritten NOI(4)(7)	11.5%
Percentage of Initial Pool Balance consisting of:
Interest Only	43.1%
Interest Only then Amortizing Balloon	35.7%
Amortizing Balloon	21.2%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	13.2%
Mortgage Loans with only mezzanine debt	22.0%
Mortgage Loans with only subordinate debt	5.1%
Mortgage Loans with mezzanine debt and subordinate debt	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Unless otherwise indicated, Mortgage Loans with Anticipated Repayment Dates are presented as if they were to mature on the related Anticipated Repayment Date.

(3)	Does not include any Mortgage Loan that pays interest-only until its maturity date or Anticipated Repayment Date.

(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a Loan Combination, based on both that Mortgage Loan and any related Pari Passu Companion Loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of the related Mortgaged Properties, provided that such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) an “as-is” Appraised Value for a portfolio of Mortgaged Properties that includes a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “—Certain Calculations and Definitions”. In addition, the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the Mortgage Pool using only unadjusted “as-is” Appraised Values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “—Certain Calculations and Definitions”, are 57.8% and 52.2%, respectively.

(6)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the Underwritten NCF for the related Mortgaged Property or Mortgaged Properties by the Annual Debt Service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due. See the definition of “UW NCF DSCR” under “—Certain Calculations and Definitions”.

(7)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the Underwritten NOI for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan, and the Debt Yield on Underwritten NCF for each Mortgage Loan is generally calculated as the Underwritten NCF for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 19 Mortgage Loans, representing approximately 43.1% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, 17 Mortgage Loans, representing approximately 35.7% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms, and 17 Mortgage Loans, representing approximately 21.2% of the Initial Pool Balance, that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	13	28	$374,563,249	34.5%
Suburban	8	23	230,363,249	21.2
CBD	4	4	135,000,000	12.4
Medical	1	1	9,200,000	0.8

Retail	15	17	$330,432,721	30.4%
Anchored	8	9	145,215,149	13.4
Super Regional Mall	2	2	80,000,000	7.4
Single Tenant Retail	3	3	64,588,820	5.9
Outlet Center	1	1	34,000,000	3.1
Shadow Anchored	1	1	5,512,000	0.5
Unanchored	0	1	1,116,751	0.1

Mixed Use	5	6	$142,450,000	13.1%
Office/Retail	3	4	96,550,000	8.9
Office/Warehouse	1	1	23,400,000	2.2
Retail/Hospitality	1	1	22,500,000	2.1

Hospitality(2)	5	79	$109,654,848	10.1%
Limited Service	2	51	58,821,703	5.4
Extended Stay	1	22	20,783,813	1.9
Full Service	1	5	18,949,332	1.7
Select Service	1	1	11,100,000	1.0

Industrial	5	6	$64,275,000	5.9%
Distribution	1	1	23,670,000	2.2
Flex	2	3	21,605,000	2.0
Warehouse	1	1	15,000,000	1.4
Warehouse/Distribution	1	1	4,000,000	0.4

Mortgaged Property Type	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance

Multifamily	5	25	$47,283,078	4.3%

Self Storage	3	3	$11,300,000	1.0%

Manufactured Housing	2	3	$7,156,000	0.7%

Total	53	167	$1,087,114,895	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

(2)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio is comprised of 40 limited service properties, 22 extended stay properties and 3 full service properties.

Office Properties

Twenty-eight (28) office properties, representing collateral for approximately 34.5% of the Initial Pool Balance, secure, in whole or in part, thirteen (13) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Scripps Center, representing approximately 2.0% of the Initial Pool Balance, the Mortgaged Property includes a parking garage that is leased to Central Parking System of Ohio, Inc. through December 31, 2020 at an annual rent of $1,400,000. The tenant pays percentage rent of 60% multiplied by the amount by which the annual gross receipts for each year exceeds $1,650,000. The underwritten amount attributable to the parking garage is $1,490,304 (approximately 10.1% of the underwritten gross income).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Grant Building, representing approximately 3.5% of the Initial Pool Balance, the related borrower sponsor (or affiliates thereof) currently owns another office property within a 5-mile radius which may compete with the related Mortgaged Property for tenants.

Retail Properties

Seventeen (17) retail properties, representing collateral for approximately 30.4% of the Initial Pool Balance, secure, in whole or in part, sixteen (16) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Grove at Shrewsbury, representing approximately 4.0% of the Initial Pool Balance, an affiliate of the borrower owns another retail center that is immediately northwest of the Mortgaged Property and competes with the Mortgaged Property. Such retail center is under the same property management as the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Kohls White Lake, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is ground leased to the sole tenant, Kohl’s. The tenant built the improvements at the Mortgaged Property and owns the improvements until the ground lease expires. The tenant may make material alterations to the improvements, but the tenant may not impair the structural integrity of the improvements. The ground lease is scheduled to expire on January 31, 2028, but the tenant has 5 five-year extension options. See “Risk Factors— Leased Fee Properties Have Special Risks”.

Mixed Use Properties

Six (6) mixed use properties, representing collateral for approximately 13.1% of the Initial Pool Balance, secure, in whole or in part, five (5) of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail, warehouse and/or hospitality components. To the extent a mixed use property has office, retail, warehouse and/or hospitality components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, R&D facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

Seventy-nine (79) hospitality properties, representing collateral for approximately 10.1% of the Initial Pool Balance, secure, in whole or in part, five (5) of the Mortgage Loans. Sixty-eight (68) of the hospitality properties, representing collateral for approximately 8.8% of the Initial Pool Balance, are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Starwood Capital Group Hotel Portfolio(2)
Hampton Inn Ann Arbor North	$956,842	0.1%	3/1/2022	6/1/2027
Holiday Inn Arlington Northeast Rangers Ballpark	$909,473	0.1%	8/1/2022	6/1/2027
Residence Inn Toledo Maumee	$900,000	0.1%	6/1/2028	6/1/2027
Residence Inn Williamsburg	$862,105	0.1%	8/1/2019	6/1/2027
Hampton Inn Suites Waco South	$795,789	0.1%	8/1/2028	6/1/2027
Holiday Inn Louisville Airport Fair Expo	$781,579	0.1%	8/1/2022	6/1/2027
Courtyard Tyler	$767,368	0.1%	7/1/2030	6/1/2027
Hilton Garden Inn Edison Raritan Center	$767,368	0.1%	4/1/2022	6/1/2027
Hilton Garden Inn St Paul Oakdale	$757,895	0.1%	6/1/2025	6/1/2027
Residence Inn Grand Rapids West	$748,421	0.1%	10/1/2029	6/1/2027
Peoria, AZ Residence Inn	$743,684	0.1%	12/1/2018	6/1/2027
Hampton Inn Suites Bloomington Normal	$738,947	0.1%	11/1/2026	6/1/2027
Courtyard Chico	$724,737	0.1%	6/1/2031	6/1/2027
Hampton Inn Suites Kokomo	$701,052	0.1%	3/1/2022	6/1/2027
Hampton Inn Suites South Bend	$701,052	0.1%	3/1/2022	6/1/2027
Courtyard Wichita Falls	$667,895	0.1%	12/1/2029	6/1/2027
Hampton Inn Morehead	$648,947	0.1%	1/1/2030	6/1/2027
Residence Inn Chico	$630,000	0.1%	2/1/2025	6/1/2027
Courtyard Lufkin	$601,579	0.1%	10/1/2029	6/1/2027
Hampton Inn Carlisle	$596,842	0.1%	2/1/2022	6/1/2027
Springhill Suites Williamsburg	$596,842	0.1%	11/1/2019	6/1/2027
Fairfield Inn Bloomington	$592,105	0.1%	3/1/2022	6/1/2027
Waco Residence Inn	$577,895	0.1%	10/1/2027	6/1/2027
Holiday Inn Express Fishers	$540,000	0.0%	5/1/2022	6/1/2027
Springhill Suites Chicago Naperville Warrenville	$497,368	0.0%	5/1/2033	6/1/2027
Holiday Inn Express & Suites Paris	$492,631	0.0%	8/1/2022	6/1/2027
Toledo Homewood Suites	$492,631	0.0%	1/1/2030	6/1/2027
Grand Rapids Homewood Suites	$478,421	0.0%	1/1/2030	6/1/2027
Cheyenne Fairfield Inn and Suites	$445,263	0.0%	8/1/2029	6/1/2027
Fairfield Inn Laurel	$445,263	0.0%	4/1/2019	6/1/2027
Courtyard Akron Stow	$435,789	0.0%	10/1/2025	6/1/2027
Towneplace Suites Bloomington	$412,105	0.0%	3/1/2025	6/1/2027
Hampton Inn Danville	$407,368	0.0%	2/1/2022	6/1/2027
Holiday Inn Norwich	$402,631	0.0%	2/1/2022	6/1/2027
Hampton Inn Suites Longview North	$397,895	0.0%	2/1/2029	6/1/2027
Springhill Suites Peoria Westlake	$397,895	0.0%	5/1/2033	6/1/2027
Hampton Inn Suites Buda	$393,158	0.0%	1/1/2029	6/1/2027
Shawnee Hampton Inn	$393,158	0.0%	1/1/2030	6/1/2027
Racine Fairfield Inn	$383,684	0.0%	11/1/2021	6/1/2027
Hampton Inn Selinsgrove Shamokin Dam	$374,210	0.0%	2/1/2022	6/1/2027
Holiday Inn Express & Suites Terrell	$355,263	0.0%	8/1/2022	6/1/2027
Westchase Homewood Suites	$343,857	0.0%	1/1/2030	6/1/2027
Holiday Inn Express & Suites Tyler South	$341,053	0.0%	8/1/2022	6/1/2027
Holiday Inn Express & Suites Huntsville	$326,842	0.0%	8/1/2022	6/1/2027
Hampton Inn Sweetwater	$298,421	0.0%	1/1/2030	6/1/2027
Comfort Suites Buda Austin South	$251,053	0.0%	8/1/2022	6/1/2027
Fairfield Inn & Suites Weatherford	$236,842	0.0%	3/1/2029	6/1/2027
Holiday Inn Express & Suites Altus	$191,919	0.0%	8/1/2022	6/1/2027

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Comfort Inn & Suites Paris	$170,526	0.0%	8/1/2022	6/1/2027
Hampton Inn Suites Decatur	$163,182	0.0%	11/1/2028	6/1/2027
Holiday Inn Express & Suites Texarkana East	$151,113	0.0%	8/1/2022	6/1/2027
Mankato Fairfield Inn	$135,416	0.0%	12/1/2030	6/1/2027
Candlewood Suites Texarkana	$104,698	0.0%	8/1/2022	6/1/2027
Country Inn & Suites Houston Intercontinental Airport East	$99,431	0.0%	8/1/2027	6/1/2027
Visions Hotel Portfolio
Holiday Inn Express & Suites Buffalo	$5,063,477	0.5%	3/1/2031	9/6/2027
Hampton Inn Potsdam	$4,177,369	0.4%	10/1/2034	9/6/2027
Hampton Inn & Suites Utica	$4,114,075	0.4%	4/1/2025	9/6/2027
Fairfield Inn & Suites Olean	$3,924,195	0.4%	12/1/2035	9/6/2027
Hampton Inn & Suites East Aurora	$3,892,548	0.4%	4/1/2023	9/6/2027
Fairfield Inn & Suites Binghamton	$2,848,206	0.3%	1/1/2030	9/6/2027
Fairfield Inn & Suites Rochester South	$2,848,206	0.3%	1/1/2030	9/6/2027
Fairfield Inn & Suites Albany	$2,784,913	0.3%	11/1/2035	9/6/2027
Fairfield Inn & Suites Corning	$2,373,505	0.2%	1/1/2030	9/6/2027
Fairfield Inn & Suites Rochester West/Greece	$2,373,505	0.2%	2/1/2034	9/6/2027
Atlanta and Anchorage Hotel Portfolio
Hilton Anchorage	$9,594,754	0.9%	12/28/2025	3/6/2027
Renaissance Concourse Atlanta Airport Hotel	$7,260,895	0.7%	9/23/2035	3/6/2027
SpringHill Suites Denton	$11,100,000	1.0%	2/18/2036	9/1/2027
Hampton Inn Richland	$5,481,699	0.5%	7/31/2031	6/6/2027

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

(2)	Excludes 11 Starwood Capital Group Hotel Portfolio Mortgaged Properties which are operated under the Larkspur Landing brand, as to which there is no franchise agreement, as described below in this prospectus.

Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

With respect to the Mortgaged Property identified on Annex A to this prospectus as Hilton Anchorage (which is part of the Atlanta and Anchorage Hotel Portfolio), securing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to standardized biannual franchisor quality assurance assessments (generally in the months of June and December) pursuant to the in-place franchise agreement. The most recent franchisor quality assurance report (dated June 2017) indicated an acceptable rating; however, the prior franchisor quality assurance report (dated December 2016) had indicated an unacceptable rating. Per the franchise agreement, the franchisor can terminate the related franchise agreement in the event the borrower fails to maintain acceptable quality ratings. The borrower is completing a $2,000,000 upgrade on the areas of the hotel that received unacceptable quality ratings. At origination, the lender reserved $2,500,000, representing approximately 125% of the estimated cost to complete such work. Commencing April 30, 2018 (after the capital improvements are completed), if the Hilton Anchorage Mortgaged Property does not receive acceptable ratings on two consecutive quality assurance reports, a cash flow sweep will commence until the related Mortgaged Property receives an acceptable rating.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. With respect to the following Mortgaged Properties, food and beverage revenue comprises greater than 20% of Underwritten Revenues, as indicated in the table below:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Food and Beverage Revenue as % of Underwritten Revenues
Atlanta and Anchorage Hotel Portfolio	1.6%	(1)

(1)	Food and beverage revenue comprises approximately 18.8% of the Underwritten Revenue of the Hilton Anchorage Mortgaged Property and approximately 43.0% of the Underwritten Revenue of the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property.

See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, 11 of the Mortgaged Properties securing the related Loan Combination are Larkspur Landing-branded hotels. The Larkspur Landing franchise is affiliated with the related borrower sponsor, and there are no franchise agreements in place with respect to such Mortgaged Properties. There is a license agreement between the borrowers and an affiliate of the borrower sponsor to use the intellectual property associated with the Larkspur Landing brand. Such licensing agreements are subject to termination by either party with 60 days’ notice. The Mortgage Loan documents prohibit the applicable borrowers from terminating the related licensing agreement without the lender’s consent, except that consent is not required for replacing the licensing agreement with a replacement franchise agreement with a qualified franchisor. In addition, a termination of any such licensing agreement without the prior written consent of the lender (other than as expressly permitted in the Mortgage Loan documents) is a recourse event under the related non-recourse carveout guaranty. The lender has received a comfort letter which provides that, upon the foreclosure, deed-in-lieu of foreclosure or appointment of a receiver for the Mortgaged Property, the lender has the right to continue using the license for a period of 12 months following any such realization or to terminate the license without any fee. The comfort letter also grants the lender the right, but not the obligation, to cure defaults by the borrowers under the license agreement.

In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, all 65 Mortgaged Properties are subject to operating leases with affiliates of the related borrowers. The operating lessees are parties to the loan agreement and have assigned their rights under each operating lease to surrender the leasehold, subleasehold or sub-subleasehold estates created by each such operating lease or to terminate or modify such operating lease, except that the Mortgage Loan documents allow the borrowers to modify the operating leases to reflect adjustments in the rents payable (x) in connection with the exercise of each renewal or extension option and/or (y) within 30 days of receipt of a market study transfer pricing report prepared by an approved accountant, provided that: (A) no event of default has occurred and is then continuing; (B) such change in rents is not reasonably expected to have a material adverse effect or materially impair the operation, value or use of any Mortgaged Property; (C) the borrowers provide the lender with executed copies of all applicable modification documents; (D) after taking into account any such rental increase or decrease, the aggregate rent payable under all operating leases is not less than the greater of: (I) an amount necessary to cause the debt service coverage ratio (as calculated in the Mortgage Loan documents) to be at least equal to 1.0x; and (II) an amount sufficient to enable the borrower to pay the aggregate debt servicing obligations and operating expenses; and (E) after taking into account such increase or decrease, the rent payable under such operating lease is not greater than fair market rent with respect to each applicable Mortgaged Property, as reasonably determined by the borrowers in good faith based on their commercially reasonable business judgment. In addition, as long as no event of default is continuing, the borrowers may enter into immaterial, non-monetary modifications, in each case, without the consent of the lender.

Industrial Properties

Six (6) industrial properties, representing collateral for approximately 5.9% of the Initial Pool Balance, secure, in whole or in part, five (5) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Tampa Bay Industrial, representing approximately 1.1% of the Initial Pool Balance, the related borrower sponsor (or affiliates thereof) currently owns another industrial property in the vicinity of the Bay Tec Center Mortgaged Property, which may compete with the related Mortgaged Property for tenants.

Certain industrial properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Multifamily Properties

Twenty-five (25) multifamily properties, representing collateral for approximately 4.3% of the Initial Pool Balance, secure, in whole or in part, five (5) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the Mortgage Loans secured by the Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus as Pangea 17 and Fox Run Apartments, representing approximately 1.2% and 0.7%, respectively, of the Initial Pool Balance, the related Mortgaged Properties rely in part on subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development or a similar state-run program. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Self Storage Properties

Three (3) self storage properties, representing collateral for approximately 1.0% of the Initial Pool Balance, secure, in whole or in part, three (3) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

Manufactured Housing Community Properties

Three (3) manufactured housing community properties, representing collateral for approximately 0.7% of the Initial Pool Balance, secure, in whole or in part, two (2) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mountain Cactus Ranch, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is restricted to tenants aged 55 years and older.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of the 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	11	10.9%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory or health management services and/or health professional school(2)	6	6.7%
Bank branch(3)	2	4.8%
School, educational facility and/or beauty and cosmetology school(4)	3	4.4%
Theater(5)	1	4.3%
Gym, fitness center, spa, salon, pool or health club(6)	3	3.3%
Cold storage(7)	2	2.5%

(1)	Includes the Mortgaged Properties identified on Annex A to this prospectus as McKinley Towne Centre, Canyon Portal, Victoria Park Shoppes, Ocean City Shopping Center, Lindbergh Plaza, Liberty Square, 117 East Washington, The Shops at Fayette Crossing, Parma Heights Plaza, Upper Sandusky Plaza and Corporate Woods – Building 65. Excludes any hotel properties that may have a restaurant on-site.

(2)	Includes the Mortgaged Properties identified on Annex A to this prospectus as 440 Mamaroneck Avenue, Victoria Park Shoppes, Foothills Health Center, Bay Tec Center, Corporate Woods - Building 14 and Corporate Woods - Building 9.

(3)	Includes the Mortgaged Properties identified on Annex A to this prospectus as Grant Building and 215 & Town Center.

(4)	Includes the Mortgaged Properties identified on Annex A to this prospectus as McKinley Towne Centre, The Oaks at Palomar and Royal Oaks Shopping Center.

(5)	Includes the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana.

(6)	Includes the Mortgaged Properties identified on Annex A to this prospectus as Bradley Business Center, Royal Oaks Shopping Center and Parma Heights Plaza.

(7)	Includes the Mortgaged Properties identified on Annex A to this prospectus as Mars Petcare Storage & Distribution Center and 1000 South Sherman Street.

Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Victoria Park Shoppes, representing approximately 1.8% of the Initial Pool Balance, there is a dry cleaner at the Mortgaged Property with on-site processing. According to the ESA, the dry cleaning facility uses petroleum-based solvents.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$60,000,000	5.5%
Five (5) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$267,800,000	24.6%
Ten (10) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$472,967,500	43.5%
Largest Related-Borrower Concentration(1)	NAP	NAP
Next Largest Related-Borrower Concentration(1)	NAP	NAP

(1)	Excludes single-borrower Mortgage Loans and Crossed Groups that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.2% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property / Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Corporate Woods Portfolio	$50,000,000	4.6%
Starwood Capital Group Hotel Portfolio	41,817,500	3.8
Ann Arbor Mixed Used Portfolio	34,750,000	3.2
Visions Hotel Portfolio	34,400,000	3.2
Long Island Prime Portfolio - Uniondale	29,180,000	2.7
Atlanta and Anchorage Hotel Portfolio	16,855,648	1.6
Pangea 17	12,800,000	1.2
Tampa Bay Industrial	11,585,000	1.1
Ohio Retail Portfolio - Discount Drug Mart Plaza	5,470,000	0.5
St. Petersburg MHC Portfolio	2,156,000	0.2
Grand Total	$239,014,148	22.0%

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
New York	17	$281,780,000	25.9%
Michigan	7	$89,722,504	8.3%
California	16	$83,898,418	7.7%
Louisiana	2	$80,000,00	7.4%
Arizona	5	$67,443,684	6.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Arizona, Illinois, Texas, South Carolina, Idaho, Nevada, Alaska, Missouri, Washington, Oregon, Kentucky, Oklahoma, Wyoming and Arkansas, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, New York, Michigan, California, Louisiana, Ohio, Pennsylvania, New Jersey, Florida, Illinois, Wisconsin, Texas, Virginia, South Carolina, Maryland, Alaska, Indiana, Connecticut, Georgia, North Carolina, Mississippi, Washington, Oregon and Minnesota, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Country Inn & Suites Houston Intercontinental Airport East (which is part of the Starwood Capital Group Hotel Portfolio), representing less than 0.1% of the Initial Pool Balance, the borrower reported extensive flooding at the Mortgaged Property in connection with Hurricane Harvey, a major hurricane that made landfall in Texas on August 25, 2017. The hotel at the Mortgaged Property was evacuated and closed as of August 27, 2017. In conjunction with the origination of the Mortgage Loan, the borrower obtained an insurance policy with wind coverage at the full limit of $500,000,000 subject to a named storm limit of $250,000,000. In addition, the borrower purchased an insurance policy through the National Flood Insurance Program in an amount equal to $500,000 for building and $500,000 for contents.

●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Twenty-one (21) Mortgaged Properties, securing in the aggregate approximately 9.4% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Twenty-three (23) of the Mortgaged Properties (two (2) of which are identified on Annex A to this prospectus as 9-19 9th Avenue and 3901 North First Street, and 21 of which are part of the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Pangea 17), securing in the aggregate approximately 8.3% of the Initial Pool Balance, were constructed or materially renovated 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lacks historical financial figures and information.

Two (2) of the Mortgaged Properties, identified on Annex A to this prospectus as 888 Tennessee and Kohls White Lake, securing in the aggregate approximately 1.9% of the Initial Pool Balance, are each subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified on Annex A to this prospectus as Bank of America Plaza, Mars Petcare Storage & Distribution Center, Tampa Bay Industrial, Royal Oaks Shopping Center, American Mini Storage - Converse, Ohio Retail Portfolio - Discount Drug Mart Plaza, Mountain Cactus Ranch and StorQuest Corona, which Mortgaged Properties represent approximately 4.4%, 2.2%, 1.1%, 0.9%, 0.5%, 0.5%, 0.5% and 0.3%, respectively, of the Initial Pool Balance, the related borrowers are tenants-in-common. However, with respect to such Mortgage Loans, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

One (1) Mortgage Loan, secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Ann Arbor Mixed Use Portfolio, representing approximately 3.2% of the Initial Pool Balance, is secured by the related borrowers’ interests in one or more units of two separate condominiums. With respect to the Mortgaged Properties securing such Mortgage Loan and the related condominium regimes, either (a) the applicable borrower controls the appointment and voting of the condominium board or (b) the condominium owners cannot take actions or cause the condominium association to take actions that would affect the applicable borrower’s unit(s) without the borrower’s consent.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property, identified on Annex A to this prospectus as Lakeside Shopping Center, securing approximately 3.0% of the Initial Pool Balance, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

Seven (7) Mortgaged Properties, identified on Annex A to this prospectus as Canyon Portal, Omni, RXR Plaza, Renaissance Concourse Atlanta Airport Hotel, Fairfield Inn & Suites Olean, Fairfield Inn & Suites Rochester West/Greece and Hilton Garden Inn Edison Raritan Center, securing approximately 2.1%, 1.6%, 1.1%, 0.7%, 0.4%, 0.2% and 0.1%, respectively, of the Initial Pool Balance, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 2.7% of the Initial Pool Balance, the two properties that comprise the portfolio are both ground leased by the borrower from Nassau County. The Omni Mortgaged Property ground lease expires on January 1, 2088 and the RXR Plaza Mortgaged Property ground lease expires on April 30, 2083. The total ground rent for the RXR Plaza Mortgaged Property for the full 36.41 acre site is $819,250, $635,364 of which is the total annual charge for the acres utilized by the borrower, which represents 77.6% of the 36.41 acres. The remaining land is subleased to Province of Meribah Society of Mary, Inc., then sub-subleased to Kellenberg Memorial High School.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Atlanta and Anchorage Hotel Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property is ground leased. The ground lessee may assign its interest in the ground lease to the holder of the Mortgage Loan. However, the ground lessor has the right to approve the assignee of the leasehold interest at a foreclosure sale. The holder of the Mortgage Loan is not carved out as a purchaser at such foreclosure sale. In addition, the ground lessor is required to forbear from terminating the ground lease due to a ground lessee default if the holder of the Mortgage Loan serves a notice upon the ground lessor, within the applicable cure period, of its intent to (i) acquire the ground lessee’s interest in the Mortgaged Property, (ii) secure possession of the ground leased portion of the Mortgaged Property, (iii) remove the ground lessee from the ground leased portion of the Mortgaged Property, and (iv) cure any default susceptible to cure. The ground lease specifically provides that the ground lessee may not sublease substantially all of the ground leased portion of Mortgaged Property without the prior written consent of the Mayor of Atlanta. In addition, the “new lease” provision does not address rejection in bankruptcy; however, the ground lease specifically provides that no termination of such ground lease, for any reason whatsoever, will impair or negate the right of the Leasehold Mortgage to a new ground lease.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Sponsor Representations and Warranties No. 34 (Ground Leases) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American

Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 5.1% of the Initial Pool Balance, an environmental indemnity was provided only by the borrower (and not by the borrower sponsor or any other party). The Mortgaged Property is covered against certain environmental matters by a pollution legal liability-type environmental insurance policy issued by Chartis Specialty Insurance Company (a member company of American International Group Inc.) with limits of $20,000,000 per incident and $40,000,000 in the aggregate, subject to a $50,000 deductible. American International Group Inc. has an S&P rating of “BBB+”. The policy period ends September 15, 2018. Upon expiration of the existing policy, the Mortgage Loan documents require the borrower to provide a replacement policy, issued by an insurer having a minimum A.M. Best’s rating of “A-/VIII” that is maintained and renewed annually with a combined single limit of $5 million and a deductible no greater than $100,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Grove at Shrewsbury, representing approximately 4.0% of the Initial Pool Balance, based upon the identification of wetlands located on the northern portion of the Mortgaged Property, the environmental consultant recommended consultation with local agencies prior to future construction activities at the Mortgaged Property. Any construction activities to be performed proximate to confirmed wetlands must be completed in accordance with the Wetlands Protection Act and with the local wetland bylaws. The borrower covenanted to comply with the foregoing requirements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, the related ESA stated that an automotive service center was located within the northeast portion of the Mortgaged Property. Information obtained from the Louisiana Department of Environmental Quality (“LDEQ”) indicated that a subsurface investigation was completed in December 2012 which identified the presence of petroleum hydrocarbons in the vicinity of three underground lifts. The ESA reported that following the excavation of impacted soil, the LDEQ issued a No Further Action letter for the automotive service facility on May 27, 2015. A Notification of Intent to Construct was submitted to the LDEQ on January 2016, which was approved by the LDEQ in a letter dated January 26, 2016. The ESA concluded that the historical use of the Mortgaged Property as an automotive repair facility is considered a controlled REC and no further action is needed. The ESA also identified an automotive facility that utilized an UST. The ESA stated that there are no reported releases in association with this UST and that the State of Louisiana issued a letter on June 5, 1991 stating that a request for closure of the UST was acceptable, based on submitted data. The ESA also noted that the consultant contacted LDEQ regarding the status of the site; but did not receive a response. The ESA further stated that two gasoline fueling stations operated within the Mortgaged Property from at least 1964 through 1988, and that the absence of documentation confirming proper closure of the related USTs constitutes a “data gap” for the Mortgaged Property. The ESA consultant provided an opinion of probable cost of $200,000 to $300,000, and a reasonable worst case estimate of $400,000, if any remediation is required, including the removal of any USTs and mitigating related soil or groundwater impacts. For the automotive facility, no incremental remediation cost was included, because the consultant concluded that if any remediation is required, it would be covered under the estimated costs for one of the former gasoline stations, given the close proximity. The borrower has an existing Premises Pollution Liability-type environmental insurance policy covering multiple locations with an aggregate $20,000,000 limit of liability and $5,000,000 limit per claim (a $2,000,000 sublimit being set aside for the Mortgaged Property) from Illinois Union Insurance Company with a term expiring June 18, 2022 (the Mortgage Loan matures August 1, 2027) and having a $25,000 deductible. Illinois Union Insurance Company is rated “AA” by S&P. Each of the lender and its successors will be an additional named insured to the environmental insurance policy. In addition, the Mortgage Loan documents include the borrower’s covenant to renew the environmental insurance policy for an additional five-year term in 2022, and for an additional three-year term in 2027. The loan documents further provide that the borrower and non-recourse carveout guarantor are personally liable for losses related to such environmental matters.

With respect to the Mortgaged Properties identified on Annex A to this prospectus as Hampton Inn Morehead and Hampton Inn Carlisle (both of which are part of the Starwood Capital Group Hotel Portfolio), securing approximately 0.1% and 0.1%, respectively, of the Initial Pool Balance, the ESAs obtained at origination concluded that the Mortgaged Properties have RECs related to the former presence of USTs at such Mortgaged Properties. With respect to the Hampton Inn Morehead Mortgaged Property, the ESA recommended that a ground penetrating radar survey and/or magnetometer survey be conducted to determine whether any USTs associated with the former presence of a gasoline service station remain at the Mortgaged Property, and that the borrower conduct a limited subsurface investigation to characterize any impacts to soil and/or groundwater. The ESA provided an estimated cost of $12,000 to $17,000 in connection with such recommendations. With respect to the Hampton Inn Carlisle Mortgaged Property, the ESA recommended that a file review be conducted at the applicable state agency in order to determine the current status of a leaking UST case associated with the Mortgaged Property due to the former presence of a gasoline service station at the Mortgaged Property. The ESA provided an estimated cost of $1,000 to conduct the review. At origination, in lieu of establishing a reserve to fund the recommended investigation, the borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation in connection with the RECs at the related Mortgaged Properties. The policy has individual and aggregate claim limits of $1,000,000 and a $25,000 deductible. The current policy has an expiration date of May 24, 2030. The policy was prepaid at origination of the related Loan Combination and was provided by Great American E&S Insurance Company, which is rated “A+” by S&P.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bradley Business Center, representing approximately 2.2% of the Initial Pool Balance, the ESA noted the Mortgaged Property historically contained 12 USTs with eight of those tanks being 300-gallon USTs, which reportedly contained gasoline, cutting oil, miscellaneous solvents and “other fluids” and were abandoned in 1986. According to the ESA, the remaining four tanks were 20,000-gallon heating oil USTs which were removed from the Mortgaged Property in 1992, and a LUST incident was reported. Investigation of the LUST incident by a prior environmental consultant detected the presence of polynuclear aromatic hydrocarbons (“PNA”) levels above the Tier 1 Groundwater Remediation Objectives (GROs) for Class I Groundwater in two wells, one located on the southwest side of the Mortgaged Property and one located in a right of way. The prior consultant proposed utilizing the City of Chicago’s Memorandum of Understanding (MOU) as an institutional control prohibiting groundwater use for potable purposes and notification to the city that groundwater contamination remained in the right of way. The Illinois Environmental Protection Agency (“IEPA”) issued a no further remediation (“NFR”) letter dated September 27, 2000 for the LUST incident. Additional investigations were done with respect to the abandoned tanks due to evidence of staining, spills and or releases. The Mortgaged Property was enrolled in the IEPA’s Voluntary Site Remediation Program and in July 2008 submitted a Comprehensive Site Investigation Report/Remediation Objectives Report/Remedial Action Plan to the IEPA. Thirty-two (32) soil borings were installed in addition to four groundwater monitoring wells. The groundwater was classified as Class II General Resource Groundwater. The results of the investigative activities noted that all targeted Contaminants of Concern (COCs) were eliminated from further evaluation with the exception of PNA and metals contaminants found in one boring location on the southeast side of the Mortgaged Property. That area was remediated with the excavation and disposal of 83.62 tons of contaminated soil. An additional NFR letter dated September 4, 2009 was issued by the IEPA for the remainder of the Mortgaged Property, which also prohibited groundwater use for potable purposes based on the Class II groundwater resource determination. The ESA noted these two occurrences constitute controlled RECs due to the receipt of the NFR letter from the IEPA in 2000 regarding the LUST incident and the NFR letter from the IEPA in 2009 regarding closure of the Mortgaged Property in the Voluntary Site Remediation Program, both issued with an institutional control prohibiting the use of groundwater for potable purposes. The ESA recommended maintaining the conditions set forth under the NFR letters.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Canyon Portal, representing approximately 2.1% of the Initial Pool Balance, the related ESA identifies as a controlled recognized environmental condition (“CREC”) for the Mortgaged Property a release associated with a former hydraulic oil reservoir operated by an historic on-site service station. Upon removal of the hydraulic oil reservoir from the Mortgaged Property, impacts to soil were identified above residential cleanup objectives, but below commercial cleanup objectives. The release was remediated through the generation of a Declaration of Environmental Use Restriction (“DEUR”) for the Mortgaged Property, which restricts use of a portion of the Mortgaged Property to non-residential. As part of the DEUR, the related borrower is required to submit an annual report to the Arizona Department of Environmental Quality confirming continued compliance with the DEUR.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3901 North First Street, representing approximately 2.1% of the Initial Pool Balance, the ESA states that the Mortgaged Property has a history of use for industrial manufacturing. The manufacturing activities included the operation of an acid waste neutralization wastewater treatment system, the handling and generation of regulated materials including volatile organic compounds (“VOCs”), and the operation of a gasoline above-ground storage tank. A Phase II investigation conducted in 2013 found total petroleum hydrocarbons as diesel and motor oil in groundwater samples above applicable drinking water screening levels. The Phase II report concluded the source of the contamination likely originated off-site, did not recommend additional investigation, but did recommend providing the report to the Santa Clara County Department of Environmental Health (“SCCDEH”) for review. A limited soil, vapor, and groundwater sampling was conducted at the Mortgaged Property in 2014, which showed no VOCs above applicable screening levels. A No Further Action determination was issued by the Department of Toxic Substance Controls (“DTSC”) based upon the facility decommissioning as well as previous investigation reports, including the 2014 testing. However, the ESA stated that the related consultant had found no indication the 2013 Phase II report was provided to the DTSC or SCCDEH for review prior to the No Further Action determination, and considered the failure to provide the 2013 Phase II report to such agencies to be a REC. The ESA recommended that the 2013 Phase II report be submitted to the DTSC and SCCDEH for review and to determine if any additional response actions are required. In lieu of submitting the 2013 Phase II report to the foregoing agencies, and recognizing that the borrower did not take ownership of the Mortgaged Property until 2015, a Lender Environmental Collateral Protection and Liability Insurance Policy from Steadfast Insurance Company (rated AA- by Standard & Poor’s Corporation and A+(XV) (negative outlook) by A.M. Best) in favor of the lender was purchased. The policy has a 15-year term ending June 29, 2032 and has a limit of $3 million per pollution event and in the aggregate, and a self-insured retention of $25,000 per pollution event.

With respect to the Mortgaged Property identified on Annex A to this prospectus as RXR Plaza (which is part of the Long Island Prime Portfolio - Uniondale portfolio of Mortgaged Properties), securing approximately 1.6% of the Initial Pool Balance, the related ESA identified a REC at the Mortgaged Property due to the absence of documentation indicating confirmatory soil sampling was conducted during removal of two prior USTs. The Phase II environmental site assessment did not reveal any compounds detected in soil above their respective Soil Cleanup Objectives or in groundwater above their applicable Ambient Water Quality Standards and recommended no further action at this time.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1450 Veterans, representing approximately 1.6% of the Initial Pool Balance, the related ESA identified a REC arising from environmental contamination resulting from a nearby site used as a resin manufacturing facility from the 1940s until decommissioned in 1987. According to the ESA, a groundwater plume originating at such nearby site extends beneath the Mortgaged Property, and therefore groundwater at the Mortgaged Property has been impacted by VOCs. The ESA states that results of recent groundwater sampling events in the vicinity of the Mortgaged Property indicate that concentrations of tetrachloroethene (“PCE”) detected in off-site wells located upgradient (200 micrograms per liter (μg/l)) and downgradient (52 μg/l) of the Mortgaged Property are above the California Regional Water Quality Control Board (“RWQCB”) Tier 1 environmental screening level (“ESL”) for PCE in groundwater of 3 μg/l and are also above the ESL for evaluation of vapor intrusion in a commercial/industrial setting of 26 μg/l. According to the ESA, responsible parties have been identified and are conducting remediation under governmental regulatory oversight by the RWQCB. In addition, the Mortgaged Property is subject to an environmental deed restriction prohibiting groundwater use and which also prohibits residential use of the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 117 East Washington, representing approximately 0.6% of the Initial Pool Balance, the related ESA found two USTs that were sealed in 2008. Letters of closure were obtained from the relevant governmental authority when the storage tanks were sealed. However, no soil testing was performed at the time of closure. The related environmental engineer recommended that the related borrower obtain environmental insurance to cover the cost of removing the USTs from the Mortgaged Property and remediating any soil contamination connected to such storage tanks. The environmental engineer estimated the cost of removal and remediation would not be higher than $150,000. The borrower obtained an environmental insurance policy from Great American Insurance Group, expiring on August 10, 2030, with a self-insured retention of $25,000 and covering up to $250,000 (per incident and in the aggregate) for any costs associated with such USTs.

Litigation and Other Legal Considerations

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”. There may be material pending or threatened litigation or other legal proceedings against the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. Below are descriptions of certain material current or threatened litigation matters or other legal proceedings relating to certain Mortgage Loans:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 9-19 9th Avenue, representing approximately 5.1% of the Initial Pool Balance, the borrower is named as the defendant in an ongoing lawsuit with the owner of the neighboring property, related to a licensing agreement and whether subsequent changes to the roof plan for the Mortgaged Property that was attached to the licensing agreement violate the agreement. The borrower has moved to dismiss the case and a settlement is pending pursuant to the terms of which the sole tenant at the Mortgaged Property will be required to add sound proofing to certain parts of the roof plan.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, the non-recourse carveout guarantor is one of several named defendants in a housing discrimination action arising out of an affiliate’s operation of a senior housing facility in Hempstead, New York. The plaintiff filed the action with the State of New York Supreme Court following an investigation and “no probable cause” determination by the New York Division of Human Rights on November 30, 2016. The case is open and awaiting court rulings on pending motions by the parties.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Atlanta and Anchorage Hotel Portfolio, representing approximately 1.6% of the Initial Pool Balance, the borrower sponsor reported that an affiliate is a defendant in a pending environmental litigation relating to a property in Oklahoma unrelated to the Mortgaged Property. The estimated maximum litigation exposure is $750,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Atlanta and Anchorage Hotel Portfolio, representing approximately 1.6% of the Initial Pool Balance, Unite Here, a labor union, has made allegations (through letters and union-generated reports mailed to the lender and others and made publicly available) of mold, asbestos and lead contamination at the Hilton Anchorage Mortgaged Property. Various environmental assessments and/or surveys ordered by the lender in connection with the origination of the related Mortgage Loan identified no RECs or areas of concern at the Mortgaged Property; however, the lender required the borrower to maintain a microbial matter and mold mitigation and asbestos operations and maintenance plan. The State of Alaska Department of Labor and Workforce Development Occupational Safety and Health Section also conducted a complaint-related enforcement inspection at the Mortgaged Property and issued a letter dated July 15, 2016 concluding that there were no apparent violations at the Mortgaged Property. Despite the foregoing assessments, surveys and/or inspections, it is possible that the samplings conducted did not reveal all environmental conditions at the Mortgaged Property. In addition, there can be no assurance that Unite Here will not continue to make public accusations of mold, asbestos and lead contamination at the Mortgaged Property or that Unite Here will not take further action regarding the allegations made, or as to what form any further action may take, any of which may adversely affect the marketability of the Mortgaged Property and/or the Mortgaged Property’s attraction to guests.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bryan Woods Apartments, representing approximately 0.6% of the Initial Pool Balance, Cayman National Trust Co. Ltd. (“CNT”), the trustee of the 100% beneficial owner (which owner is a Cayman Island Charitable Trust) of the related borrower, pled guilty to conspiracy to defraud the Internal Revenue Service, evade taxes and file false tax returns. According to the U.S. Department of Justice (the “DOJ”), from at least 2001 through 2011, CNT and its affiliate, Cayman National Securities Ltd. (“CNS”), assisted certain U.S. taxpayers in evading their U.S. tax obligations and otherwise hiding accounts held at CNT and CNS from the Internal Revenue Service by knowingly opening and maintaining undeclared accounts for U.S. taxpayers. On March 9, 2016, the DOJ announced that CNT and CNS had pleaded guilty to charges of conspiracy with many of their U.S. taxpayer-clients to hide more than $130 million in offshore accounts from the Internal Revenue Service and to evade U.S. taxes on the income earned in those accounts. CNT and CNS entered their guilty pleas pursuant to plea agreements requiring the companies to, among other things, produce through the treaty process account files of non-compliant U.S. taxpayers who maintained accounts at CNT and CNS and pay the United States a total of $6 million in financial penalties (which consists of the forfeiture of gross proceeds of their illegal conduct, restitution of the outstanding unpaid taxes from U.S. taxpayers who held undeclared accounts at CNT and CNS, and a fine).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Columbia, SC, representing approximately 0.4% of the Initial Pool Balance, the sole member of the related borrower is the defendant in ongoing ERISA litigation. The sole member is party to the suit as a “brother sister” company within the same “control group”. The control group’s withdrawal liability has been valued at $3,980,426. The Mortgage Loan documents require that, in the event of any judgment in excess of $200,000 against the sole member, the judgment must be discharged or interest in the borrower must be transferred in accordance with the Mortgage Loan documents within sixty days.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and certain of such Mortgaged Properties that are subject to PIPs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 5.1% of the Initial Pool Balance, the Mortgaged Property is undergoing renovations to the Apple tenant’s space at an anticipated cost of $61,771,840, which renovations are anticipated to be completed by December 31, 2018. See “—Tenant Issues—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” below. In addition, tenants at the Mortgaged Property are entitled to tenant improvements or tenant improvement allowances in a total amount of $36,474,684, most of which relate to the period from July 2017 through June 2019.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, the borrower was required to reserve $5,883,991 at origination for PIPs or renovations required by the related franchise agreements in connection with 12 of the Mortgaged Properties, with scheduled completion dates ranging from July 31, 2017 to June 28, 2020.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Visions Hotel Portfolio, representing approximately 3.2% of the Initial Pool Balance, two of the Mortgaged Properties, Fairfield Inn & Suites Binghamton and Fairfield Inn & Suites Corning, are currently undergoing PIPs or renovations required by the related franchise agreements with estimated costs of $1,000,000 and $500,000, respectively. The borrower was not required to reserve any funds for the renovations. The renovations are required by the related franchise agreements to be completed by April 1, 2020 and June 1, 2018, respectively.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, the Mortgaged Property has a $10.0 million 2017–2018 capital improvement plan, which includes complete remodeling of common areas, and updated lighting, soft seating and amenities, as well as construction and buildout of the Zara tenant’s space. Such capital improvements are permitted but not required under the related Mortgage Loan documents, and have not been reserved for.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Atlanta and Anchorage Hotel Portfolio, representing approximately 1.6% of the Initial Pool Balance, the borrower is in the middle of a change-of-ownership PIP at the Renaissance Concourse Atlanta Airport Mortgaged Property. At origination, the borrower reserved $2,500,000, representing approximately 125% of the estimated cost to complete the related PIP work. The PIP work in the ballroom meeting space is complete and the work in the lobby is expected to be completed by the end of 2017. The remaining PIP work in the atrium bar/restaurant and guestrooms is expected to be completed by March 23, 2018. In addition, the borrower is in the middle of a non-franchise-mandated PIP at the Hilton Anchorage Mortgaged Property, which property improvements include upgrades to carpeting and new case goods. At origination, the borrower reserved $2,500,000, representing approximately 125% of the estimated cost to complete the related PIP work.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

Three (3) of the Mortgage Loans, representing approximately 5.0% of the Initial Pool Balance, was a refinancing in whole or in part of a loan that was in default at the time of refinancing or otherwise involved a discounted pay-off or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, as described below:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 2.7% of the Initial Pool Balance, the Mortgage Loan paid off prior securitized loans secured by the Mortgaged Properties that experienced maturity defaults and were paid at a discount. The payoff for the Omni Mortgaged Property was sufficient to pay down the existing debt in full; however, the related securitization trust experienced a loss due to special servicing fees. The payoff for the RXR Plaza Mortgaged Property was sufficient to pay down the existing A-note in full; however, the related securitization trust experienced a loss due to special servicing fees and shortfall interest. In addition to the A-note, a B-note (created as a result of a prior loan modification) was secured by the RXR Plaza Mortgaged Property and was included in the prior securitization and was unpaid and resulted in a loss to the related securitization trust.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Victoria Park Shoppes, representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property secured a prior securitized loan in the amount of $20,000,000, as to which the borrower missed a payment in 2010. The borrower continued to make late payments for the next 18 months, but did not address the late payment and related fees. In 2012, following a scheduled increase in principal payments, the prior loan was referred to special servicing. The borrower continued to make monthly payments while negotiating with the special servicer to restructure the debt to monthly interest-only payments with a principal payment at year-end based on available cash flow. The borrower contributed $1,200,000 (including additional escrows and servicing fees) to bring the prior loan into good standing by the end of 2013. The prior loan matured on June 1, 2017, and the borrower obtained a forbearance agreement to allow time for the closing of the current Mortgage Loan. On June 21, 2017, the prior loan was repaid in full in conjunction with the origination of the current Mortgage Loan.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Ohio Retail Portfolio - Discount Drug Mart Plaza, representing approximately 0.5% of the Initial Pool Balance, the Mortgage Loan refinanced a prior loan secured by the Mortgaged Properties that had experienced a technical default. The prior loan required the prior borrowers to deliver a letter of credit in the event the prior lender determined that sales figures for the Discount Drug Mart tenant at the Upper Sandusky Plaza Mortgaged Property for any given fiscal year demonstrated declining sales per square foot from the prior year’s sales figures. The prior borrowers reported that the sales figures for the Discount Drug Mart tenant for the fiscal year ending March 2014 declined by 2.3% from the prior year’s sales figures and ultimately increased by 3.9% at the conclusion of the following fiscal year ending March 2015. The prior borrowers initiated discussions with the master servicer for the prior securitization of the prior loan regarding the delivery of the letter of credit; however, such master servicer deemed the prior borrowers to be in technical default due to the borrowers’ failure to post a letter of credit within ten days as required under the prior loan. The prior borrowers and the prior master servicer entered into a forbearance agreement and proceeds from the Mortgage Loan paid off the prior loan in full (with no loss to the trust). The prior loan was never delinquent during its term, nor was it ever transferred into special servicing.

Borrowers, Principals or Affiliated Entities Were Parties to Defaults, Bankruptcy Proceedings, Criminal Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been parties to loan defaults, bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, with respect to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship as a single Mortgage Loan) taking into account any such material defaults, proceedings, transactions and/or mortgage loan workouts that have occurred within the last 15 years and of which we are aware:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bank of America Plaza, representing approximately 4.4% of the Initial Pool Balance, one of the borrower sponsors invested in a property in 1978 with another individual. Upon the other individual’s death in 2010, there was a dispute over the other individual’s estate, which did not involve the borrower sponsor, that prevented the loan on the unrelated property from being refinanced by its maturity date in 2011, and a foreclosure proceeding was initiated. The loan was eventually satisfied and the foreclosure proceeding was dismissed.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, affiliates of the non-recourse carveout guarantor have been involved in a mortgage loan default on a self-storage facility that is currently the subject of foreclosure.

There are likely other material defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, mixed use, industrial and self storage Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Seven (7) of the Mortgaged Properties, securing, in whole or in part, seven (7) Mortgage Loans, collectively representing approximately 13.2% of the Initial Pool Balance, are each leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 5.1% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate approx. % of Initial Pool Balance(1)
Dick’s Sporting Goods	2	7.4%
Gap. Gap Kids. babyGap / GAP Outlet	2	7.1%
PetSmart	2	4.0%
Michael’s	2	4.0%

(1)	Refers to the percentage of the Initial Pool Balance represented by the related Mortgage Loan(s).

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each office, retail, mixed use and industrial Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, retail, mixed use and industrial Mortgaged Properties:

●	In certain cases, the lease of a single tenant, anchor tenant or one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which a single tenant, anchor tenant or largest tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Lakeside Shopping Center	3.0%	Dillards	24.1%	12/31/2019	8/1/2027
Lakeside Shopping Center	3.0%	JC Penney	16.8%	11/30/2022	8/1/2027
Mesa Grand Shopping Center	2.8%	Conn’s	14.8%	1/31/2023	8/6/2027
Mesa Grand Shopping Center	2.8%	PetSmart	11.5%	1/31/2020	8/6/2027
Mesa Grand Shopping Center	2.8%	Office Max	10.2%	1/31/2020	8/6/2027
Mesa Grand Shopping Center	2.8%	Michael’s	9.9%	3/31/2025	8/6/2027
Mesa Grand Shopping Center	2.8%	Party City	5.2%	7/31/2019	8/6/2027
Mars Petcare Storage & Distribution Center	2.2%	Mars Petcare US, Inc.	100.0%	5/31/2027	9/6/2027
3901 North First Street	2.1%	Continental Automotive Systems, Inc.	100.0%	3/31/2028	7/1/2029(2)
Victoria Park Shoppes	1.8%	Winn-Dixie	49.7%	Various(3)	7/1/2027
1450 Veterans	1.6%	DPR Construction, A General Partnership	100.0%	3/31/2022	8/1/2027
888 Tennessee	1.4%	Amazon(4)	100.0%	4/30/2027	7/1/2027
Low Country Village	1.3%	Ross Dress for Less	21.5%	1/31/2020	7/1/2027
Low Country Village	1.3%	Big Lots	17.9%	1/31/2020	7/1/2027
Low Country Village	1.3%	Michael’s Stores Inc	15.3%	2/28/2019	7/1/2027
Low Country Village	1.3%	PetSmart	13.7%	4/30/2019	7/1/2027
Ocean City Shopping Center	1.2%	Food Lion	37.3%	6/12/2019	6/1/2027
Lindbergh Plaza	0.8%	Home Depot	84.3%	1/31/2026	8/6/2027
Corporate Woods - Building 82	0.7%	PNC Bank National Association	64.9%	10/31/2019	9/6/2027
Kohls White Lake	0.5%	Kohl’s	100.0%	1/31/2028	7/6/2027
1000 South Sherman Street	0.4%	Pivot Point Services, LLC	99.9%	12/31/2022	9/6/2027
Parma Heights Plaza	0.3%	Discount Drug Mart	68.1%	12/31/2025	9/6/2027
Upper Sandusky Plaza	0.3%	Discount Drug Mart	60.7%	12/31/2021	9/6/2027

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

(2)	The Anticipated Repayment Date with respect to the 3901 North First Street Mortgage Loan is July 1, 2027 and, accordingly, the Continental Automotive Systems, Inc. lease expires approximately nine months after such Anticipated Repayment Date.

(3)	Winn-Dixie has multiple leases. 28,570 square feet (Winn-Dixie) expires March 16, 2024 and 2,850 square feet (Winn-Dixie Liquor) expires March 16, 2019.

(4)	The tenant under the lease is Prime Now LLC, a subsidiary of Amazon.com, Inc. Amazon.com, Inc. has guaranteed the remaining rent due under the lease.

●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant, anchor tenant or largest tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date

440 Mamaroneck Avenue	3.0%	51.0%	2021	8/6/2027
McKinley Towne Centre	2.6%	62.8%	2026	9/6/2027
The Oaks at Palomar	0.9%	66.8%	2021	9/6/2027
Liberty Square	0.6%	78.3%	2022	9/6/2027
Corporate Woods - Building 70	0.2%	60.2%	2020	9/6/2027
Corporate Woods - Building 12	0.2%	50.6%	2018	9/6/2027

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

●	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

(xiv) based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after, the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 & 233 Park Avenue South, representing approximately 5.5% of the Initial Pool Balance, the largest tenant, Facebook, which represents approximately 39.4% of the net rentable square footage, (i) has a one-time termination option on March 31, 2024 for the ninth and tenth floors of its lease and (ii) may terminate its lease of the storage space by providing at least 60 days’ notice to the borrower. In addition, Facebook may terminate its lease with respect to the eighth floor if the borrower’s work on such floor is not substantially completed on or before January 31, 2018 by delivering notice on or before February 28, 2018.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 5.1% of the Initial Pool Balance, the largest tenant, Weil, Gotshal & Manges, which represents approximately 24.6% of the net rentable square footage, has the right to terminate (a) its 20,791 square feet of below-grade storage space, at any time, and (b) either (i) its 38,900 square feet of space on the 22nd floor or (ii) its 39,900 square feet of space on the 32nd floor, on or after August 31, 2022.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Corporate Woods Portfolio, representing approximately 4.6% of the Initial Pool Balance, the following tenants have the right to terminate their leases as described below:

○	the third largest tenant at the Corporate Woods - Building 82 Mortgaged Property, Berkley Insurance Company, which represents approximately 4.1% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of September 30, 2020 by written notice to the borrower by January 31, 2020, and the fourth largest tenant, Lincoln National Life Insurance Company, which represents approximately 3.3% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of August 31, 2019 by written notice to the borrower by August 31, 2018;

○	the largest tenant at the Corporate Woods - Building 40 Mortgaged Property, Coventry Health Care of Kansas, Inc., which represents approximately 23.2% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease as to either all of its leased premises or as to any full floor portion of its leased premises effective as of December 31, 2018 by written notice to the borrower by December 31, 2017;

○	the third largest tenant at the Corporate Woods - Building 84 Mortgaged Property, McDonald’s Corporation, which represents approximately 6.0% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of July 31, 2018 by written notice to the borrower by January 31, 2018, and the fifth largest tenant, Sirius Computer Solutions, Inc, which represents approximately 5.5% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of July 31, 2019 by written notice to the borrower by October 31, 2018;

○	the fifth largest tenant at the Corporate Woods - Building 32 Mortgaged Property, Ascension Insurance, Inc., which represents approximately 6.6% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of November 30, 2018 by written notice to the borrower by May 31, 2018;

○	the largest tenant at the Corporate Woods - Building 14 Mortgaged Property, ProPharma Group, Inc., which represents approximately 13.5% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of February 28, 2019 by written notice to the borrower by July 31, 2018;

○	the fourth largest tenant at the Corporate Woods - Building 9 Mortgaged Property, Oracle America, Inc., which represents approximately 6.2% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of March 31, 2020 by written notice to the borrower by March 31, 2019;

○	the fourth largest tenant at the Corporate Woods - Building 6 Mortgaged Property, Affinis Corp, which represents approximately 8.9% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of February 28, 2021 by written notice to the borrower by May 31, 2020;

○	the largest tenant at the Corporate Woods - Building 27 Mortgaged Property, CSC Covansys Corporation, which represents approximately 17.1% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of March 31, 2019 by written notice to the borrower by June 30, 2018;

○	the second largest tenant at the Corporate Woods - Building 51 Mortgaged Property, The IMA Financial Group Inc, which represents approximately 17.6% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of December 31, 2020 by written notice to the borrower by March 31, 2020, and the fifth largest tenant, Platinum Realty, LLC, which represents approximately 7.0% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of August 31, 2018;

○	the fourth largest tenant at the Corporate Woods - Building 55 Mortgaged Property, Adam & McDonald PA, which represents approximately 5.6% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of November 30, 2018 by written notice to the borrower by May 31, 2018;

○	the second largest tenant at the Corporate Woods - Building 3 Mortgaged Property, Liberty Mutual Insurance Company, which represents approximately 10.3% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of February 29, 2020 by written notice to the borrower by February 28, 2019; and

○	the second largest tenant at the Corporate Woods - Building 75 Mortgaged Property, United Wisconsin Insurance Company, which represents approximately 10.2% of the net rentable square footage of such Mortgaged Property, has the right to terminate its lease effective as of June 30, 2020 by written notice to the borrower by June 30, 2019.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bank of America Plaza, representing approximately 4.4% of the Initial Pool Balance, the fifth largest tenant, BDO, which represents approximately 4.9% of the net rentable square footage, has the right to terminate its lease effective as of April 30, 2024 with 12 months’ written notice and payment of a $915,087 termination fee.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3901 North First Street, representing approximately 2.1% of the Initial Pool Balance, the sole tenant, Continental Automotive Systems, Inc., has the one-time right to terminate its lease on March 1, 2026 with 12 months’ notice and payment of a $1,075,742 termination fee.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Westerre I and II, representing approximately 1.6% of the Initial Pool Balance, the largest tenant, Tridium, Inc., which leases 21.9% of the net rentable square footage, has the right to terminate its lease at any time after October 31, 2020 with 180 days’ notice and payment of a termination fee based on unamortized tenant improvement and leasing commission costs.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue, representing approximately 1.4% of the Initial Pool Balance, the largest tenant, Société Générale, currently subleases approximately 32.6% of the net rentable square footage (based on remeasured square footage) at the Mortgaged Property, and has entered into a direct lease for such square footage with a start date of November 1, 2022. Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 888 Tennessee, representing approximately 1.4% of the Initial Pool Balance, the sole tenant, Amazon (Prime Now LLC), has the right, during the last two years of its lease term (which ends April 30, 2027), to elect to vacate the premises and terminate its lease in lieu of performing any capital repair or replacement in excess of $25,000, upon payment of a termination fee equal to the remaining rent due under the lease, which rent is discounted at the default rate under the lease if the remaining term is more than one year.

For additional examples of tenants that may have termination rights, see “Significant Loan Summaries” in Annex B to this prospectus (for example, see “—Loan #2: General Motors Building”, regarding termination rights of tenants Apple and Under Armour).

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Pleasant Prairie Premium Outlets, representing approximately 3.1% of the Initial Pool Balance, the third largest tenant, Under Armour, which represents approximately 2.8% of the net rentable square footage, has the right to terminate its lease if gross sales for the fifth lease year (from approximately October 2019 through September 2020) are less than $5,800,000, upon 60 days’ notice following the expiration of the fifth lease year and payment of a termination fee of $132,900. The fifth largest tenant, Adidas/Rockport, which represents approximately 2.5% of the net rentable square footage, has the right to terminate its lease if gross sales for the fifth lease year (from approximately February 2021 through January 2021) are less than $3,660,000, upon 60 days’ notice following the expiration of the fifth lease year.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, the fifth largest tenant, Zara (which is not yet in occupancy), has the right to terminate its lease if net sales for the third full lease year are less than $8.0 million. Zara’s lease is expected to commence June 2018.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana, representing approximately 4.3% of the Initial Pool Balance, the second largest tenant, Dick’s Sporting Goods, which represents approximately 9.5% of the net rentable square footage, has the right to reduce its rent to 3% of gross sales if (i) at least one non-collateral tenant anchoring the Mortgaged Property that leases at least 60,000 square feet, (ii) at least two non-collateral tenants anchoring the Mortgaged Property that lease at least 100,000 square feet, and (iii) at least 65% of the remaining interior leasable floor area at the Mortgaged Property, is not open and operating. If such condition exists for a period of 24 months, Dick’s Sporting Goods may terminate its lease upon 60 days’ written notice. The third largest tenant, Main Event, which represents approximately 6.0% of the net rentable square footage, has the right to reduce its rent to 6% of gross sales if less than 65% of the in-line floor area of the Mortgaged Property, excluding space leased by non-collateral anchor tenants, is open and operating. If such condition exists for a period of 18 months, Main Event may terminate its lease upon 90 days’ written notice. The fourth largest tenant, Nordstrom Rack, which represents approximately 3.9% of the net rentable square footage, has the right to pay alternative rent in the amount of 50% of minimum rent if, for a period of 12 months, (i) less than 70% of the floor area in the enclosed portion of the Mortgaged Property is open, (ii) at least two of the following tenants are not open: Dick’s Sporting Goods, Ulta Beauty, and DSW, or (iii) at least three tenants that each occupy more than 20,000 square feet in the enclosed portion of the Mortgaged Property are not open. If such condition exists for a period of 18 months, Nordstrom Rack may terminate its lease by notice within 30 days of such 18 month period. The fifth largest tenant, Forever 21, which represents approximately 3.5% of the net rentable square footage, has the right to pay substitute rent in the amount of 9% of net sales if, for a period of 6 months, (i) less than 3 tenants anchoring the Mortgaged Property are open and operating or (ii) less than 80% of the gross leasable area of the enclosed portion of the Mortgaged

Property, excluding anchor tenants, is open for business. If such condition exists for a period of 18 months, Forever 21 may terminate its lease upon 90 days’ written notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Grove at Shrewsbury, representing approximately 4.0% of the Initial Pool Balance, the largest tenant, Brooks Brothers, which leases 8.8% of the net rentable square footage, has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 65% of the gross leasable area at the Mortgaged Property is open for business. The second largest tenant, Anthropologie, which leases 8.1% of the net rentable square footage, has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 60% of the gross leasable area at the Mortgaged Property is open for business. The third largest tenant, Pottery Barn, which leases 7.6% of the net rentable square footage, has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 75% of the gross leasable area at the Mortgaged Property is open for business.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Pleasant Prairie Premium Outlets, representing approximately 3.1% of the Initial Pool Balance, the largest tenant, Nike Factory Store, which represents approximately 5.0% of the net rentable square footage, may elect to pay the lesser of (i) 3% of gross sales or (ii) fixed rent, if less than 75% of the gross leasable area of the Mortgaged Property is open and operating, and such condition exists for more than 30 days. If such condition exists for fourteen months, Nike Factory Store may terminate its lease by notice to the related borrower within 60 days after the expiration of such fourteen-month period. The second largest tenant, Old Navy, which represents approximately 4.0% of the net rentable square footage, may pay alternative rent in the amount equal to the greater of (i) 2% of gross monthly sales or (ii) 50% of base rent, if stores representing 70% of the floor area at the Mortgaged Property are not open for business for a period of 90 days. If such condition exists for twelve months following such 90-day period, Old Navy may terminate the lease by notice to the related borrower within 60 days after the expiration of such twelve month period. The third largest tenant, Under Armour, which represents approximately 2.8% of the net rentable square footage, may elect to pay 6% of gross sales in lieu of monthly rent if less than 65% of the floor space at the Mortgaged Property is leased and open for business for more than 90 days. If such condition exists for more than twelve months, Under Armour may terminate its lease by notice to the related borrower within 60 days after the expiration of such twelve-month period. The fourth largest tenant, GAP Outlet, which represents approximately 2.7% of the net rentable square footage, may pay alternative rent in the amount of 75% of its base rent if less than 75% of the total floor space of the Mortgaged Property is open for business for six months. If such condition exists for an additional six months, GAP Outlet may pay alternative rent in the amount of 50% of its base rent. In the event such condition exists for a period of twelve months, GAP Outlet may terminate its lease upon notice to the related borrower. The fifth largest tenant, Adidas/Rockport, which represents approximately 2.5% of the net rentable square footage, may pay 6% of gross sales in lieu of monthly rent if less than 75% of the floor space at the Mortgaged Property is leased and open for business and such condition exists for more than 60 days. If such condition exists for more than twelve months, Adidas/Rockport may terminate its lease by notice to the related borrower within 60 days after the expiration of such twelve-month period.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, Macy’s, the second largest tenant at the Mortgaged Property, which ground leases the land on which its 229,520 square foot store is located, has the right to terminate its ground lease upon 30 days’ prior notice, if either of the following circumstances (a “Co-Tenancy Failure”) continues to exist at the expiration of such 30-day notice period; provided, that the landlord is entitled to up to 18 months to cure a Co-Tenancy Failure: (i) there is not at least one of Dillard’s or JC Penney open for business in at least 100,000 square feet of its respective building; or (ii) less than 65% of the leasable area of the mall store building (excluding any theater, kiosks and food court space) is open and being operated by standard tenants for the retail sale of merchandise and services. With respect to the fourth largest tenant, Dick’s Sporting Goods, which leases 3.0% of the net rentable square footage, if (i) less than two anchor tenants (defined as Macy’s, Dillard’s, JC Penney or another first class regional enclosed mall shopping center retailer operating in at least 80,000 contiguous square feet), or (ii) less than 75% of the remaining leasable floor area of the enclosed mall shopping center, excluding the tenant’s premises and outparcels, are open and operated by an occupant for retail business, the tenant has the right, unless the foregoing is cured within 30 days following notice from the tenant, to pay rent equal to 3.00% of gross sales in lieu of base rent and any percentage rent otherwise due. If either such circumstance is not cured for more than 18 months following notice from the tenant, the tenant may terminate the lease upon 60 days’ notice, to be effective 180 days from the date of notice. With respect to the fifth largest tenant, Zara (which is not yet in occupancy), if (i) less than two anchor tenants (defined as JC Penney, Dillard’s or Macy’s and their successors and assignees or any retail replacement for the same occupying at least 80,000 square feet) are operating at the shopping center, or (ii) less than 75% of the remaining leasable floor area of the shopping center, excluding anchor spaces, is open for business, then if such failure continues for six months after notice, the tenant may pay rent equal to 6.00% of net sales in lieu of the rent otherwise due, and if such failure continues for an additional 12 months, the tenant may terminate its lease by giving notice within 60 days after the expiration of such 12-month period.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mesa Grand Shopping Center, representing approximately 2.8% of the Initial Pool Balance, the largest tenant, Conn’s, which leases 14.8% of the net rentable square footage, has the right to (i) pay 50.0% of minimum rent if at least 20,000 square feet of floor area at the Mortgaged Property is not occupied by a national or regional retailer for 3 months and (ii) terminate its lease if such condition described in clause (i) continues for a total of 24 months. The second largest tenant, PetSmart, which leases 11.5% of the net rentable square footage, has the right to (i) pay 2% of monthly gross sales if 35% or more of the gross floor area at the Mortgaged Property ceases operations and (ii) terminate its lease if such condition described in clause (i) continues for one year. The third largest tenant, Office Max, which leases 10.2% of the net rentable square footage, has the right to pay 2% of gross sales if two significant tenants, leasing over 25,000 square feet each, and Michaels are not open and operating for retail purposes and Wal-Mart is not operating in its respective space in the shopping center. The fourth largest tenant, Michaels, which leases 9.9% of the net rentable square footage, has the right to (i) pay the lesser of (x) the minimum rent or (y) 2% of gross sales if Wal-Mart or two of the three anchor tenants (Conn’s, Office Max, PetSmart or a suitable replacement) are not operating for 180 days and (ii) terminate its lease if such condition described in clause (i) continues for a total of 18 months.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans.

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant or an anchor tenant that leases more than 50% of the net rentable square footage of the Mortgaged Property who has the option to go dark:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 9-19 9th Avenue, representing approximately 5.1% of the Initial Pool Balance, the sole tenant, Restoration Hardware, Inc., has the right to cease operations at any time after being open and operating for at least 1 day. If the tenant is not in operation for 365 consecutive days, the borrower may terminate the lease upon 30 days’ written notice.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Corporate Woods Portfolio, representing approximately 4.6% of the

Initial Pool Balance, the largest tenant at the Corporate Woods - Building 40 Mortgaged Property, Coventry Health Care of Kansas, Inc., which represents approximately 23.2% of the net rentable square footage of such Mortgaged Property, has the right to go dark at any time. The lease is silent with respect to the borrower’s right to terminate the lease thereafter.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana, representing approximately 4.3% of the Initial Pool Balance, the largest tenant, AMC Theatres, which represents approximately 9.6% of the net rentable square footage, has the right to go dark at any time. If AMC Theatres goes dark for six months, the related borrower may terminate the tenant’s lease upon 10 days’ written notice. The second largest tenant, Dick’s Sporting Goods, which represents approximately 9.5% of the net rentable square footage, has the right to go dark at any time. If Dick’s Sporting Goods goes dark for 120 days, the related borrower may terminate the tenant’s lease upon 60 days’ written notice. The third largest tenant, Main Event, which represents approximately 6.0% of the net rentable square footage, has the right to go dark at any time after approximately 2022. If Main Event goes dark for 180 days, the related borrower may terminate the tenant’s lease upon 60 days’ written notice. The fourth largest tenant, Nordstrom Rack, which represents approximately 3.9% of the net rentable square footage, has the right to go dark at any time. If Nordstrom Rack goes dark for 60 days, the related borrower may terminate the tenant’s lease upon 60 days’ written notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Grove at Shrewsbury, representing approximately 4.0% of the Initial Pool Balance, the second largest tenant, Anthropologie, which represents approximately 8.1% of the net rentable square footage, does not have an operating covenant under its lease and, accordingly, may go dark at any time, without the borrower having a right to terminate the lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, the second largest tenant, Macy’s, which ground leases the land on which it operates its 229,520 square foot store, has the right to cease to operate its store after the tenth anniversary of its opening date (which tenth anniversary date is estimated to be November 1, 2018). If Macy’s fails to operate in at least 140,000 square feet for six months, the landlord has the right to terminate the Macy’s lease and purchase its building for the lesser of (a) the fair market value of the physical structure and infrastructure and (b) the undepreciated value of the cost incurred by the tenant (1) in connection with initial construction of its building, depreciated over 30 years and (2) in connection with capital improvements in excess of $100,000, depreciated over the lesser of the useful life of such capital improvements or the remaining lease term. The third largest tenant, JC Penney, which leases 16.8% of the net rentable square footage, has the right to go dark at any time; provided that if JC Penney goes dark, the landlord has the right to terminate the tenant’s lease upon six months’ notice. The fourth largest tenant, Dick’s Sporting Goods, which leases 3.0% of the net rentable square footage, has the right to go dark at any time, provided that if the tenant is dark for 120 consecutive days, the landlord can terminate the tenant’s lease upon 180 days’ notice, unless the tenant reopens within 30 days of such notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mesa Grand Shopping Center, representing approximately 2.8% of the Initial Pool Balance, the largest tenant, Conn’s, which leases 14.8% of the net rentable square footage, has the right to cease operations at any time. If Conn’s is not in operation for 180 consecutive days, the borrower may terminate the lease. The second largest tenant, PetSmart, which leases 11.5% of the net rentable square footage, has the right to cease operations at any time. If PetSmart is not in operation for 120 consecutive days, the borrower may terminate the lease. The third largest tenant, Office Max, which leases 10.2% of the net rentable square footage, has the right to cease operations at any time. If Office Max is not in operation for nine (9) consecutive months, the borrower may terminate the lease. The fourth largest tenant, Michaels, which leases 9.9% of the net rentable square footage, has the right to cease operations at any time. If Michaels is not in operation for 90 consecutive days, the borrower may terminate the lease. The fifth largest tenant, Party City, which leases 5.2% of the net rentable square footage, has the right to cease operations at any time. If Party City is not in operation for 30 consecutive days, the borrower may terminate the lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1450 Veterans, representing approximately 1.6% of the Initial Pool Balance, the sole tenant, DPR Construction, A General Partnership, does not have an operating covenant under its lease and, accordingly, may go dark at any time, without the borrower having a right to terminate the lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Kohls White Lake, representing approximately 0.5% of the Initial Pool Balance, the sole tenant, Kohl’s, has the right to cease operations at any time and the borrower has no right to terminate the lease due to the tenant not being in operation.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Columbia, SC, representing approximately 0.4% of the Initial Pool Balance, the sole tenant, Walgreens, may go dark at any time. The borrower may terminate the lease and recapture the space in the event the borrower fails to operate for a continuous period of six months upon 30 days’ written notice.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of Base Rent
Omni	1.1%	Long Island Power Authority(1)	7.6%	9.5%

(1)	The related tenant has the option to reduce the size of its leased premises by 20% with 9 months’ notice and payment of a termination fee.

Other Tenant Termination Issues

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue, representing approximately 1.4% of the Initial Pool Balance, the third largest tenant, Major League Baseball (which accounts for approximately 12.8% of the net rentable square footage based on remeasured square footage and approximately 21.8% of the underwritten base rent at the Mortgaged Property), executed a lease at another property and has declared its intention to move into such space in 2019 (approximately three years before its lease expiration date in October 2022).

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 & 233 Park Avenue South, representing approximately 5.5% of the Initial Pool Balance, the second largest tenant, Buzzfeed, which represents approximately 28.7% of the net rentable square footage at the Mortgaged Property, subleases a portion of its space, representing approximately 4.0% of the net rentable square footage at the Mortgaged Property, to Teacher Synergy, LLC through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC gives six months’ termination notice to the other party.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 5.1% of the Initial Pool Balance, the second largest tenant, Aramis, which represents approximately 15.1% of the net rentable square footage, subleases 9,725 square feet to GF Capital Management.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1450 Veterans, representing approximately 1.6% of the Initial Pool Balance, the sole tenant, DPR Construction, A General Partnership, is subleasing 24.7% of its net rentable square footage to four separate subtenants.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue, representing approximately 1.4% of the Initial Pool Balance, the largest tenant, Société Générale, subleases 36,425 square feet to Brunswick Group, LLC and 36,425 square feet to Mio Partners, Inc., all pursuant to the sublease expiring on October 31, 2032. The second largest tenant, JPMorgan Chase, National Association, subleases 562,347 square feet to Société Générale, 90,556 square feet to Houlihan Lokey Inc., 49,133 square feet to The Nemec Agency, 34,058 square feet to Pierpont Capital Holdings LLC and 15,939 square feet to JLL, LLC, all pursuant to subleases expiring in October 2022. The third largest tenant, Major League Baseball, subleases 37,385 square feet to the National Bank of Australia, 24,840 square feet to Houlihan Lokey Inc. and 10,525 square feet to Anthos USA Inc., all pursuant to subleases expiring in October 2022. Occupancy at the Mortgaged Property includes the subleased spaces.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 & 233 Park Avenue South, representing approximately 5.5% of the Initial Pool Balance, the largest tenant, Facebook, which represents approximately 39.4% of the net rentable square footage at the Mortgaged Property, is entitled to between 5 to 19 months of free rent, depending on the floor. The second largest tenant, Buzzfeed, which represents approximately 28.7% of the net rentable square footage at the Mortgaged Property, is entitled to 16 months of free rent. The fourth largest tenant, T. Rowe Price, which represents approximately 2.0% of the net rentable square footage at the Mortgaged Property, is entitled to 9 months of free rent. The borrower reserved approximately $14,864,252 at origination to cover the full amount of such free rent obligations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 5.1% of the Initial Pool Balance, the fourth largest tenant, Apple, which represents approximately 5.3% of the net rentable square footage, will have a 17-month free rent period with respect to 21,907 square feet of its space commencing in August 2017. The foregoing free rent period pertains to part of Apple’s sub-cellar expansion space at the Mortgaged Property, the renovation of which is anticipated to be completed by December 31, 2018. Apple is currently occupying temporary space at the former FAO Schwarz space on the 58th Street side of the Mortgaged Property, while its store undergoes a renovation to expand its space by approximately 34,000 square feet, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded regular leased space is not delivered by February 3, 2020, subject to force majeure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 9-19 9th Avenue, representing approximately 5.1% of the Initial Pool Balance, the sole tenant, Restoration Hardware, Inc., has taken delivery of the premises and has begun paying rent but has not yet opened for business. The tenant is expected to open for business in November 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana, representing approximately 4.3% of the Initial Pool Balance, the third largest tenant, Main Event, which represents approximately 6.0% of the net rentable square footage, has executed a lease but is not expected to take occupancy or commence paying rent until August 2018. In lieu of depositing a reserve for the Main Event rent obligations, the related non-recourse carveout guarantor provided a guaranty in the amount of $1,465,625.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, the fifth largest tenant, Zara, is not yet in occupancy. A reserve was established at loan origination to cover “gap rent” for Zara for the period prior to June 2018. Zara’s lease is anticipated to commence in June 2018. The borrower has stated that it anticipates delivery of the Zara space, with landlord work completed, to take place in May 2018. Under Zara’s lease, such lease and the obligation to pay rent commence on the earlier of (i) the date Zara opens for business and (ii) its “Required Opening Date”, which is the date that is 180 days after the occurrence of the last of various events, one of which is delivery of Zara’s space with landlord work completed. In addition, if the 180th day occurs during the period (i) between June 1 and July 31, or (ii) between November 15 and January 31, the Required Opening Date is extended to the first day of the month next following such period. Accordingly, if Zara does not elect to open when its space is delivered, it is not contractually obligated to commence its lease or pay rent until the Required Opening Date, which would be significantly later than the anticipated date.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3901 North First Street, representing approximately 2.1% of the Initial Pool Balance, the sole tenant, Continental Automotive Systems, Inc., is in a free rent period until April 1, 2018. At loan origination, the borrower deposited a reserve of $948,006, which amount is equal to the monthly debt service and required monthly deposits to the tax, insurance and capital expenditure reserves under the Mortgage Loan, but is less than the amount of the monthly rental payments that would have been due under the sole tenant’s lease absent the free rent period. Under the terms of such Mortgage Loan, such reserve is required to be applied to make the related payments as they become due, with any remainder released to the borrower once the sole tenant commences paying full rent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 215 & Town Center, representing approximately 1.3% of the Initial Pool Balance, the borrower escrowed $358,912 to cover the remaining free rent periods in connection with 6 tenant leases at the Mortgaged Property, collectively representing approximately 59.9% of the net rentable square footage at the Mortgaged Property. The tenants with remaining free rent periods are Berkshire Hathaway Homeservices, which leases 16.7% of the net rentable square footage, Black & Lobello Law Firm, which leases 14.8% of the net rentable square footage, The Calida Group, which leases

8.1% of the net rentable square footage, Waddell Reed, which leases 7.1% of the net rentable square footage, Equity Title, which leases 6.9% of the net rentable square footage, and Telos Inc, which leases 6.2% of the net rentable square footage.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1000 South Sherman Street, representing approximately 0.4% of the Initial Pool Balance, the related Mortgaged Property is 0.1% leased to tenants on a month-to-month basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

For additional examples of tenants that may not have taken possession or commenced paying rent, see “Significant Loan Summaries” in Annex B to this prospectus (for example, see “—Loan #2: General Motors Building”, regarding tenant Under Armour).

Tenants in Financial Distress or Affiliated with a Parent or Related to a Chain That Is in Financial Distress or Closing Retail Locations

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or certain tenants at those Mortgaged Properties:

●	On June 29, 2017, Walgreens Boots Alliance, Inc., which owns Walgreens, entered into an agreement to purchase 2,186 stores, three distribution centers and related inventory from Rite-Aid Corporation for $5.175 billion in cash. Upon the initial closing of the acquisition, Walgreens Boots Alliance, Inc. will begin acquiring Rite-Aid stores and related assets on a phased basis over a period of approximately six months, and intends to convert acquired stores to the Walgreens brand over time. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Columbia, SC, representing approximately 0.4% of the Initial Pool Balance, the sole tenant at the Mortgaged Property is Walgreens. Although Walgreens Boots Alliance, Inc. has not identified any particular Walgreens or Rite-Aid store planned for closure or consolidation, if the intended acquisition of Rite-Aid stores were to occur, we cannot assure you that any Walgreens or Rite-Aid store at the Mortgaged Properties will not be closed as a result of the transaction.

●	As of August 3, 2016, Office Depot, Inc. (“Office Depot”), the owner of OfficeMax, reported that it plans to close approximately 300 stores over the next three years. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mesa Grand Shopping Center, representing approximately 2.8% of the Initial Pool Balance, an OfficeMax store is an anchor tenant, leasing approximately 10.2% of the net rentable square footage at the related Mortgaged Property. We cannot assure you that such OfficeMax store will remain open for business or that the closing of any other Office Depot or OfficeMax store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

●	On February 24, 2017, JC Penney Company, Inc. (“JC Penney”) announced that it expects to close two distribution facilities and approximately 130 to 140 JC Penney department stores over the following months. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, JC Penney is an anchor tenant at the Mortgaged Property. We cannot assure you that the JC Penney store at the Lakeside Shopping Center Mortgaged Property will not be closed as a result of JC Penney’s store closure announcement or otherwise. We further cannot assure you that the closing of any other JC Penney store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

●	On January 4, 2017, Macy’s, Inc. announced the closing of 68 Macy’s stores (out of a current total of 730 Macy’s stores). These store closures are part of the approximately 100 closings announced in August 2016. Macy’s, Inc. also announced its intention to close 30 additional stores over the next few years. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, Macy’s is an anchor tenant at the Mortgaged Property. We cannot assure you that the Macy’s store at the Lakeside Shopping Center Mortgaged Property will not be closed as a result of Macy’s store closure announcement or otherwise or that the closing of any Macy’s store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

●	On September 6, 2017, The Gap, Inc. announced that it would be closing approximately 200 Gap and Banana Republic stores in the next three years. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Grove at Shrewsbury, representing approximately 4.0% of the Initial Pool Balance, The Gap, Inc. is the fourth largest tenant, occupying 7.3% of the net rentable square footage. In addition, together with such tenant, The Gap, Inc.-affiliated Banana Republic and Athleta represent approximately 15.3% of the net rentable square footage at the Mortgaged Property. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Pleasant Prairie Premium Outlets, representing approximately 3.1% of the Initial Pool Balance, GAP Outlet is the fourth largest tenant, occupying 2.7% of the net rentable square footage. We cannot assure you that such stores will remain open for business, and we further cannot assure you that the closing of any other The Gap, Inc. or GAP Outlet store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Corporate Woods Portfolio, representing approximately 4.6% of the Initial Pool Balance, PNC Bank National Association, the largest tenant at the Mortgaged Property identified on Annex A to this prospectus as Corporate Woods - Building 82, which represents approximately 64.9% of the net rentable square footage, has a right of first offer to purchase the related Mortgaged Property in the event it is sold individually and not as part of the larger portfolio of Mortgaged Properties, provided that the tenant’s premises consist of at least 100,000 square feet at the time of the proposed sale. The right was subordinated to the lien of the Mortgage Loan. The right of first offer does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bank of America Plaza, representing approximately 4.4% of the Initial Pool Balance, the largest tenant, Bank of America, which represents approximately 33.0% of the net rentable square footage, has a right of first offer to purchase the Mortgaged Property if the borrower intends to sell the Mortgaged Property. The right of first offer does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, with respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or any of its affiliates, the franchisor has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property, (ii) the borrower’s interest in the related franchise agreement, (iii) an ownership interest in the borrower or (iv) a controlling direct or indirect interest in the borrower, to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process or a deed-in-lieu of foreclosure, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined in the franchise agreement.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Ann Arbor Mixed Use Portfolio, representing approximately 3.2% of the Initial Pool Balance, the Mortgaged Property identified as Liberty Square is subject to a right of first refusal in favor of the owner of the other condominium unit in the condominium of which the Mortgaged Property is a part. If the borrower receives a bona fide offer to sell, transfer, convey, lease for a term in excess of 20 years, or lease the Mortgaged Property with an option to purchase the Mortgaged Property, the related borrower must give the other condominium unit owner an option to purchase the Mortgaged Property on the same terms as such bona fide offer. The right of first refusal does not apply to a public or private sale held pursuant to foreclosure of a first mortgage on the Mortgaged Property, nor does such right of first refusal apply to any subsequent sale by any holder of a first mortgage on the Mortgaged Property which obtained title to the Mortgaged Property covered by such mortgage pursuant to the remedies provided in the mortgage, foreclosure of the mortgage or deed (or assignment) in lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Visions Hotel Portfolio, representing approximately 3.2% of the Initial Pool Balance, St. Bonaventure University, the ground lessor for the Fairfield Inn & Suites Olean Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Such right of first refusal does not apply to a transfer of the Mortgaged Property pursuant to a foreclosure or deed-in-lieu thereof, but would apply to any subsequent transfer of the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mars Petcare Storage & Distribution Center, representing approximately 2.2% of the

Initial Pool Balance, the sole tenant, Mars Petcare US, Inc., has a right of first offer to purchase the Mortgaged Property, provided that certain conditions under the related lease are satisfied. The right of first offer does not apply in connection with a foreclosure by the lender.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Atlanta and Anchorage Hotel Portfolio, representing approximately 1.6% of the Initial Pool Balance, the franchisor at the Hilton Anchorage Mortgaged Property has a right of first offer to purchase the Mortgaged Property if the borrower intends to sell the Mortgaged Property. This right of first offer is not exercisable in connection with the acquisition of the Mortgaged Property by the lender via foreclosure or other appropriate proceedings. The franchisor at the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property has a right of first refusal if there is a proposed transfer of the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property to a competitor of that franchisor. The franchisor subordinated this right of first refusal to the lender’s exercise of its rights under the Mortgage Loan documents pursuant to a comfort letter.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 215 & Town Center, representing approximately 1.3% of the Initial Pool Balance, the original developer has the right to purchase the Mortgaged Property in the event of a breach of the covenants, conditions and restrictions of the related declaration (the “Declaration”), such as, among other things, (i) if the improvements and facilities on the Mortgaged Property are abandoned or permanently closed or (ii) if the borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty or remodeling) or 120 days out of a 365-day period. In the event the purchase option is exercised, the borrower and the related guarantor are liable for any losses incurred by the lender and the Mortgage Loan will become full recourse to the borrower and related guarantor. The original developer also has a right of first refusal to purchase the Mortgaged Property if the borrower intends to sell the Mortgaged Property. This right of first refusal survives foreclosure or a deed-in-lieu thereof, but it is not exercisable in connection with the acquisition of the Mortgaged Property by the lender via foreclosure or other appropriate proceedings.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as SpringHill Suites Denton, representing approximately 1.0% of the Initial Pool Balance, the franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the related borrower to a competitor of the franchisor. Such right of first refusal applies to a transfer to a competitor in connection with a foreclosure, a judicial or legal process or a deed-in-lieu of foreclosure, but would not apply to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined in the franchise agreement and does not transfer to a “competitor” of the franchisor or its affiliate in connection with such exercise of rights.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lindbergh Plaza, representing approximately 0.8% of the Initial Pool Balance, in the event the borrower receives a bona fide offer of purchase from a third party to purchase (i) the Home Depot premises or (ii) the entire Mortgaged Property, the tenant, Home Depot, has (a) a right of first refusal and (b) a right of first offer to purchase the applicable space on terms and conditions identical to those offered and accepted by the borrower. Home Depot has waived such rights of first refusal and rights of first offer in connection with any foreclosure or deed-in-lieu of foreclosure by the lender.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Ohio Retail Portfolio - Discount Drug Mart Plaza, representing approximately 0.5% of the Initial Pool Balance, in the event the applicable borrower receives a bona fide offer of purchase from a third party to purchase (i) the Parma Heights Plaza Mortgaged Property or (ii) the Upper Sandusky Plaza Mortgaged Property, the tenant, Discount Drug Mart, has a right of first refusal to purchase the applicable Mortgaged Property on terms and conditions identical to those offered and accepted by the applicable borrower. Discount Drug Mart has waived such rights of first refusal in connection with any foreclosure or deed-in-lieu of foreclosure by the lender.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Columbia, SC, representing approximately 0.4% of the Initial Pool Balance,

the sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property if the related borrower receives a bona fide written offer to enter into a sale of the applicable Mortgaged Property it intends to accept. The right of first refusal is not exercisable in connection with the transfer of the Mortgaged Property via foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1000 South Sherman Street, representing approximately 0.4% of the Initial Pool Balance, the sole tenant, Pivot Point Services, has a right of first offer (but not a right of first refusal) to purchase the Mortgaged Property in the event the borrower intends to sell such Mortgaged Property. The related lease and estoppel are silent as to whether such right of first offer to purchase the Mortgaged Property survives foreclosure or a deed-in-lieu thereof.

●	With respect to the Mortgaged Property identified on Annex A to this prospectus as Holiday Inn Express & Suites Terrell (which is part of the Starwood Capital Group Hotel Portfolio), securing less than 0.1% of the Initial Pool Balance, Tanger Properties Limited Partnership, the developer, has the right to repurchase the Mortgaged Property in the event of a breach of the covenants, conditions and restrictions of the related declaration (the “Declaration”), such as, among other defaults, if the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, if the borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty or remodeling) or if the borrower otherwise violates the Declaration (including, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii) encumbering, selling or otherwise conveying or subdividing the Mortgaged Property subject to restrictions on future development without the prior written consent of the developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site). In the event the repurchase option is exercised, the purchase price is required to be equal to the sum of the price paid by the prior owner of the property (i.e., the initial transferee from the developer) and the costs of the improvements (as described in the Declaration), and the borrowers are required under the Mortgage Loan documents to release the Mortgaged Property in accordance with the terms of the Mortgage Loan documents (including, without limitation, payment of the applicable release price). See “—Certain Terms of the Mortgage Loans—Partial Releases” below for additional information.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Canyon Portal, representing approximately 2.1% of the Initial Pool Balance, the second largest tenant, Canyon Breeze Restaurant, which leases approximately 14.5% of the net rentable square footage at the Mortgaged Property pursuant to a lease that expires December 31, 2072, is an affiliate of the related borrower.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 117 East Washington, representing approximately 0.6% of the Initial Pool Balance, the largest tenant, The Broadbent Company, which leases approximately 39.7% of the net rentable square footage at the Mortgaged Property pursuant to a lease that expires August 30, 2030, is an affiliate of the related borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 148 Mortgaged Properties, which secure, in whole or in part, 34 Mortgage Loans, representing approximately 69.6% of the Initial Pool Balance, the related borrowers maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, various pad site tenants (e.g., Macy’s, Cheesecake Factory, Red Lobster and Whitney Bank) ground lease the land on which their improvements are located and own or manage such improvements, and either maintain their own insurance or self-insure. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mesa Grand Shopping Center, representing approximately 2.8% of the Initial Pool Balance, various pad site tenants (e.g., Texas Roadhouse, Chili’s Bar & Grill and Mellow Mushroom) ground lease the land on which their improvements are located and own or manage such improvements, and either maintain their own insurance or self-insure. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Kohls White Lake, representing approximately 0.5% of the Initial Pool Balance, the sole tenant, Kohl’s, ground leases the land on which its improvements are located and owns or manages such improvements, and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, was substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 9-19 9th Avenue, representing approximately 5.1% of the Initial Pool Balance, the Mortgaged Property is located in the Gansevoort Market Historic District. Before any construction, alteration or demolition of the Mortgaged Property may commence, the owner of the Mortgaged Property must receive approval from the Landmarks Preservation Commission.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Canyon Portal, representing approximately 2.1% of the Initial Pool Balance, a

Declaration of Environmental Use Restriction for the Mortgaged Property restricts use of a portion of the Mortgaged Property to non-residential, as further described under “—Environmental Considerations” above.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1450 Veterans, representing approximately 1.6% of the Initial Pool Balance, the Mortgaged Property is subject to an environmental deed restriction prohibiting residential use, as further described under “—Environmental Considerations” above.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representation and warranty set forth in paragraph (24) (Local Law Compliance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 & 233 Park Avenue South, representing approximately 5.5% of the Initial Pool Balance, the Mortgage Loan is full recourse to a guarantor that is a natural person who has assets other than equity in the related Mortgaged Property that are not de minimis, only with respect to (i) a transfer by the borrower of ownership of all or any material portion of the real property comprising part of the Mortgaged Property, (ii) a sale, assignment, pledge or other encumbrance by the borrower of the rents and (iii) bankruptcy related carveouts. All losses are recourse to another entity guarantor that does not have significant assets other than equity in the related Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 5.1% of the Initial Pool Balance, the Mortgage Loan is recourse in accordance with the terms of the Mortgage Loan documents to the borrower only, and the related borrower is the only indemnitor under the environmental indemnity agreement. Only the funding of certain reserve funds is recourse to the related guarantor in accordance with the provisions of the related guaranty.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Grove at Shrewsbury, representing approximately 4.0% of the Initial Pool Balance, the Mortgage Loan is recourse in accordance with the terms of the Mortgage Loan documents to the borrower only, and the related borrower is the only indemnitor under the environmental indemnity agreement.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, the aggregate liability of the non-recourse carveout guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the related Loan Combination outstanding at the time of the occurrence of such event, plus reasonable third-party collection costs actually incurred by the lender in connection with the enforcement of its rights under the guaranty or any other Mortgage Loan document. In addition, in connection with any permitted transfer under the Mortgage Loan documents that results in (x) a change of control of the borrowers and/or (y) the transfer of more than 49% of the direct or indirect equity interests in the borrowers, the borrowers are permitted to provide a substitute guarantor to act as a replacement guarantor under the non-recourse carveout guaranty, the environmental indemnity and, if applicable as of such date, any guaranties related to new PIPs required by any franchise agreement upon certain terms and conditions set forth in the Mortgage Loan documents, which include, without limitation, delivery of evidence that (i) such new guarantor is owned and controlled by, or under common control with, the transferee and owns at least 10% of the equity interests in the borrower, and (ii) the replacement guarantor has a net worth of not less than $400,000,000 (inclusive of its interests in the Mortgaged Properties).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Pleasant Prairie Premium Outlets, representing approximately 3.1% of the Initial Pool Balance, recourse liability to the related guarantor is capped at $29,000,000 for so long as Simon Property Group, L.P. is the related guarantor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lakeside Shopping Center, representing approximately 3.0% of the Initial Pool Balance, the exculpation provisions in the non-recourse carveout guaranty for losses resulting from environmental matters provide that such losses are not covered to the extent covered by any environmental insurance, acceptable to the lender, maintained by the borrower for the benefit of the lender.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 2.7% of the Initial Pool Balance, the borrower provided the lender with an environmental insurance policy. The policy has individual and aggregate claim limits of $10,000,000 and a deductible of $50,000 per incident. The current policy has an expiration date of June 6, 2027. The policy was provided by Beazley (Lloyd’s of London), which has an A.M. Best rating of “A”. In the event the borrower fails to maintain the environmental insurance policy in accordance with the Mortgage Loan documents, the Mortgage Loan is, pursuant to an environmental indemnity agreement, full recourse to the borrower and the guarantor for any losses resulting from breaches of the environmental covenants in the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bradley Business Center, representing approximately 2.2% of the Initial Pool Balance, there are two non-recourse carveout guarantors. The obligations of such guarantors under the non-recourse carveout guaranty and the environmental indemnity are limited as follows: John Hansen Holdings LLC is liable for 40% of such obligations and McLinden Holdings, LLC is liable for 60% of such obligations. If either of such guarantors were to fail, or be unable, to perform its obligations under the recourse carveout guaranty, the other guarantor has no obligation to perform the obligations of the defaulting guarantor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3901 North First Street, representing approximately 2.1% of the Initial Pool Balance, so long as the borrower maintains in full force and effect an environmental insurance policy for the Mortgaged Property in form and substance satisfactory to the lender naming the lender as an additional named insured (or an extension or a replacement policy reasonably acceptable to the lender) (the “Environmental Policy”), prior to the occurrence of an event of default under the Mortgage Loan, the lender must first look to such Environmental Policy for any claim, defense, indemnification, payment or reimbursement that it would otherwise be entitled to be provided by the borrower and non-recourse carveout guarantor (“Guarantor”) under the environmental indemnity, but only to the extent of its coverage; provided that: (i) the borrower and Guarantor are fully responsible, at their sole cost and expense, for undertaking or paying such obligation in accordance with the environmental indemnity to the extent of (a) any deductible under such Environmental Policy, (b) any insufficiency of the maximum coverage amount thereunder, (c) any required co-insurance or co-payment, and (d) the lender being required to return any funds paid by the insurer; (ii) with respect to any such claim which such insurer has acknowledged in writing and has not refused coverage (which does not include an acknowledgement of a claim with a reservation of rights), if the insurer fails to pay any losses, costs, fees and/or expenses incurred by the lender within 180 days after incurred (provided payment has been requested by the lender in writing), then the lender may pursue recovery in full under the environmental indemnity; (iii) if the insurer refuses coverage (which does not include an acknowledgement of a claim with a reservation of rights), then the lender is not required to dispute such insurer’s decision; and (iv) the borrower and Guarantor are required to pay all third party fees, costs and expenses (including, without limitation, reasonable attorneys’ fees and charges) incurred by the lender in connection with pursuing and/or collecting a claim against such Environmental Policy.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Fox Run Apartments, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan is recourse in accordance with the terms of the Mortgage Loan documents to the borrower only, and the related borrower is the only indemnitor under the environmental indemnity agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as American Mini Storage - Converse, representing approximately 0.5% of the Initial Pool Balance, there are three non-recourse carveout guarantors. The obligations of such guarantors under the non-recourse carveout guaranty and the environmental indemnity are limited as follows: one of the three guarantors is not liable under the environmental indemnity and all of the guarantors are severally liable for any recourse liability only to the extent that they, or the borrower that they own an interest in, are responsible for such liability. If any of such guarantors were to fail, or be unable, to perform its obligations under the recourse carveout guaranty, the other guarantors have no obligation to perform the obligations of the defaulting guarantor.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 2.7% of the Initial Pool Balance, the borrower may convey its present leasehold interests (but not its reversionary interest) in any Mortgaged Property to the Industrial Development Agency for the State of New York or the county/town in which such Mortgaged Property is located for the purpose of participating in a yet-to-be-determined PILOT program. The related loan agreement requires (i) 30 days’ prior written notice to the lender, (ii) that the leasehold interest in the applicable Mortgaged Property remain subject to the applicable mortgage, and (iii) that the borrower retain in substance all economic benefits of and practical control over the applicable Mortgaged Property.

See “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans		% of Initial Pool Balance
1	0	5	(1)	14.8%
1	5	13	(2)	23.3
6	0	34		56.8
9	0	1	(3)	5.1
Total		53		100.0%

(1)	Includes the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana, which has a two business-day grace period for any monthly payment of debt service due, provided that the two business-day grace period may only be used once during any twelve-month period during the term of the Mortgage Loan.

(2)	Includes the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Falls at Snake River Landing, which has a five business-day grace period, rather than a five-day grace period.

(3)	Includes the General Motors Building Mortgage Loan, which has a two-business day grace period for any monthly payment of interest due, provided that the two-business day grace period may only be used once during any twelve-month period during the term of the Mortgage Loan.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Nineteen (19) of the Mortgage Loans, representing approximately 43.1% of the Initial Pool Balance, provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 34 Mortgage Loans, representing approximately 56.9%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 34

Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Seventeen (17) of these 34 Mortgage Loans referenced in the preceding sentence, representing approximately 21.2%, in the aggregate, of the Initial Pool Balance, provide for amortizing debt service payments for their entire loan term. The remaining 17 of these 34, representing approximately 35.7%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date and then provide for amortizing debt service payments for the remainder of their loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3901 North First Street, and representing approximately 2.1% of the Initial Pool Balance, is an ARD Loan.

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S Certificates and the VRR Interest as set forth in “Description of the Certificates—Distributions—Excess Interest”.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks of Anticipated Repayment Date Loans”.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Bradley Business Center and 3901 North First Street, representing approximately 2.2% and 2.1%, respectively, of the Initial Pool Balance, each of which Mortgage Loans has a Cut-off Date Balance equal to or in excess of $20,000,000, the related borrower does not have an independent director, and no non-consolidation opinion was delivered with respect to the related borrower for any such Mortgage Loan.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	44	87.6%
L, YM1%, O	7	9.1
L, D or YM1%, O	2	3.3
Total	53	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lockout period is currently in effect:

●	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 24 months;

●	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 6 months; and

●	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 23 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	5	7.6%
4	34	55.3
5	6	15.0
6	3	6.3
7	5	15.7
Total	53	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease, single tenant Mortgage Loans and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans.

Defeasance; Collateral Substitution

The terms of 46 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 90.9% of the Initial Pool Balance, permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of a Loan Combination, the earlier of (a) the second anniversary of the securitization of the last note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination)](the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below. In addition, in the case of two of the Defeasance Loans, the applicable borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) one percent (1%) of the prepaid amount.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, the borrowers may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments by prepayment with yield maintenance (if applicable), subject to the satisfaction of certain conditions, including, among others, (i) payment of an amount equal to or exceeding the Release Price (as defined below) with respect to such individual Mortgaged Property or individual Mortgaged Properties, (ii) after giving effect to the release, the debt service coverage ratio (as calculated in the related Mortgage Loan documents) of the Mortgaged Properties then remaining subject to the lien of the security instruments is equal to or greater than the greater of (a) 2.65x and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding such release, provided that the borrowers are permitted to prepay a portion of the aggregate principal balance of the related Loan Combination in an amount reasonably determined by the lender necessary to satisfy the debt service coverage ratio requirement (together with the yield maintenance premium, if applicable) or deposit cash with the lender in an amount determined by the lender necessary to, after giving effect to the release, satisfy the debt service coverage ratio requirement, and (iii) satisfaction of REMIC requirements, including the delivery of a REMIC opinion. Notwithstanding the foregoing, in the event Tanger Properties Limited Partnership exercises its repurchase right under a recorded declaration and agreement affecting the Mortgaged Property identified on Annex A to this prospectus as Holiday Inn Express & Suites Terrell to purchase the applicable Mortgaged Property, the borrowers are required to promptly cause such Mortgaged Property to be released in compliance with the Mortgage Loan documents (including payment of the applicable Release Price and the satisfaction of REMIC requirements) at such time, including, without limitation, during the lockout period. “Release Price” means the following amount: (1) if less than $57,727,000 of the aggregate principal balance of the related Loan Combination has been prepaid in connection with prior releases, then 105% of the allocated loan amount of each such individual

Mortgaged Property or Mortgaged Properties being released; (2) if less than $86,590,500 of the aggregate principal balance of the related Loan Combination has been prepaid, then 110% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released; (3) if less than $115,454,000 of the aggregate principal balance of the related Loan Combination has been prepaid, then 115% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released; and (4) (A) after $115,454,000 of the aggregate principal balance of the related Loan Combination has been prepaid or (B) if such individual Mortgaged Property or Mortgaged Properties being released are to be conveyed to an affiliate of the borrowers or certain of its affiliates, then the “Release Price” means in each case 120% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released. If the release of any individual Mortgaged Property causes the aggregate prepaid Loan Combination amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” under the Mortgage Loan documents is required to equal the sum of (x) the portion of the allocated loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the corresponding percentage and (y) the portion of the allocated loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage shown above.

Property Releases; Partial Defeasance

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Corporate Woods Portfolio, representing approximately 4.6% of the Initial Pool Balance, provided that no event of default is continuing under the Mortgage Loan documents, at any time after two years following the Closing Date, the related borrower is permitted to defease a portion of the Mortgage Loan and obtain a release of a Mortgaged Property upon the satisfaction of certain conditions, including: (i) to the extent required by the lender, delivery of a rating agency confirmation with respect to the partial defeasance event; (ii) after giving effect to the release of the Mortgaged Property, the debt yield with respect to the remaining Mortgaged Properties is equal to or greater than the greater of (x) the debt yield of all Mortgaged Properties immediately prior to the partial defeasance event and (y) 9.0%; (iii) after giving effect to the release of the Mortgaged Property, the debt service coverage ratio with respect to the remaining Mortgaged Properties is equal to or greater than the greater of (a) the debt service coverage ratio of all Mortgaged Properties immediately prior to the partial defeasance event and (b) 1.40x; (iv) after giving effect to the release of the Mortgaged Property, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) the loan-to-value ratio of all Mortgaged Properties immediately prior to the partial defeasance event and (b) 74.0%; (v) delivery of a REMIC opinion; and (vi) deposit of the defeasance collateral in an amount sufficient to defease the greater of 120% of the allocated loan amount with respect to the Mortgaged Property to be released and 95% of the net sales proceeds applicable to such Mortgaged Property (the “CW Release Price”); provided that during the five months preceding the maturity of the Mortgage Loan, the borrower may obtain such release through prepayment of an amount equal to the CW Release Price. The Mortgage Loan documents prohibit the related borrower and its affiliates from entering into any lease or reciprocal easement agreement with any tenant at the Mortgaged Property or its affiliates that contemplates such tenant or tenant affiliate using or operating space on any parcel released from the lien of the Mortgage Loan or land within ten miles of the Mortgaged Property during such lease or the twelve months thereafter unless certain conditions are satisfied, including that the space at the Mortgaged Property has been re-let under a lease with a tenant of equal or greater financial strength providing for rental payments and other terms equaling or exceeding the prior lease.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Ann Arbor Mixed Use Portfolio, representing approximately 3.2% of the Initial Pool Balance, provided that no event of default has occurred and is continuing under the related Mortgage Loan documents, the borrowers may obtain the release of one or more of the Mortgaged Properties at any time after the second anniversary of the securitization Closing Date by partially defeasing the related Mortgage Loan (or, following the date that is six months prior to the maturity date of the Mortgage Loan, prepaying the Mortgage Loan with respect to the related Mortgaged Property) in an amount equal to the greater of (y)115% of the allocated loan amount for the applicable Mortgaged Property and (z) 80% of the net sales proceeds applicable to such

Mortgaged Property, subject to the satisfaction of certain conditions, including, without limitation: (i) that the aforesaid defeasance collateral is sufficient to make all payments (including balloon payments) on a defeased portion of the Mortgage Loan; (ii) when giving notice of the partial defeasance and after giving effect to the release, the debt service coverage ratio (including the related mezzanine loan) based on the remaining Mortgaged Properties being greater than the greater of (a) such debt service coverage ratio of all encumbered Mortgaged Properties immediately prior to the release (or notice date, as applicable) and (b) 1.25x; (iii) when giving notice of the partial defeasance and after giving effect to the release, the debt yield (including the related mezzanine loan) based on the remaining Mortgaged Properties being no greater than the greater of (a) the debt yield of all encumbered Mortgaged Properties immediately prior to the release (or notice date, as applicable) and (b) 8.25%; (iv) when giving notice of the partial defeasance and after giving effect to the release, the loan-to-value ratio (including the related mezzanine loan) based on the remaining Mortgaged Properties being no greater than the lesser of (a) the loan-to-value ratio of all encumbered Mortgaged Properties immediately prior to the release (or notice date, as applicable) and (b) 79.0%; (v) delivery of a rating agency confirmation and REMIC opinion with respect to the partial defeasance; and (vi) unless all parking associated with the released Mortgaged Property has been assigned to the remaining borrower and benefits the remaining Mortgaged Properties, the lender elects to consent to the borrower’s partial defeasance of the Mortgage Loan.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Visions Hotel Portfolio, representing approximately 3.2% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties (the “Release Property”) from the lien of the applicable security instrument by defeasance, subject to the satisfaction of certain conditions, including, among others: (i) defeasance in an amount equal to the greatest of (a) 120% of the allocated loan amount for the Release Property, (b) an amount which would result in the debt service coverage ratio for the remaining Mortgaged Properties (based on the trailing twelve (12) calendar months and as determined by the lender), after giving effect to the release of the Release Property, being not less than 2.00x, (c) an amount which would result in the loan-to-value ratio for the remaining Mortgaged Properties, after giving effect to the release of the Release Property, being not greater than 59%, (d) an amount which would result in the debt yield for the remaining Mortgaged Properties, after giving effect to the release of the Release Property, being not less than 13%, and (e) an amount as may be required such that the Securitization will not fail to maintain its status as a REMIC trust as a result of such release of the Release Property; (ii) payment of a $5,000 processing fee; and (iii) satisfaction of certain REMIC requirements, including the delivery of a REMIC opinion.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 2.7% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instrument by defeasance, subject to the satisfaction of certain conditions, including, among others, (i) defeasance in an amount equal to 115% of the allocated loan amount of the individual Mortgaged Property being defeased, (ii) after giving effect to such defeasance, the debt yield must be no less than the greater of (a) 10.21% and (y) the debt yield immediately prior to such release and (iii) satisfaction of certain REMIC requirements, including the delivery of a REMIC opinion.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Ohio Retail Portfolio - Discount Drug Mart Plaza, representing approximately 0.5% of the Initial Pool Balance, the applicable borrower may obtain the release of the Upper Sandusky Plaza Mortgaged Property from the lien of the security instrument by defeasance, subject to the satisfaction of certain conditions, including, among others, (i) defeasance in an amount equal to the greater of (A) 125% of the allocated loan amount of the Upper Sandusky Plaza Mortgaged Property and (B) the net sales proceeds applicable to the Upper Sandusky Plaza Mortgaged Property, (ii) after giving effect to the release of the Upper Sandusky Plaza Mortgaged Property, the debt service coverage ratio for the Parma Heights Plaza Mortgaged Property must be greater than the greater of (A) the debt service coverage ratio for the twelve (12) full calendar months immediately preceding the origination date and (B) the debt service coverage ratio for the Ohio Retail Portfolio - Discount Drug Mart Plaza Mortgaged Properties (including the Upper Sandusky Plaza Mortgaged Property) for the twelve (12) full calendar months immediately preceding the release of the

Upper Sandusky Plaza Mortgaged Property, (iii) after giving effect to the release of the Upper Sandusky Plaza Mortgaged Property, the debt yield for the Parma Heights Plaza Mortgaged Property must be greater than or equal to (A) the debt yield immediately preceding the origination date and (B) the debt yield for the Ohio Retail Portfolio - Discount Drug Mart Plaza Mortgaged Properties (including the Upper Sandusky Plaza Mortgaged Property) immediately preceding the release of the Upper Sandusky Plaza Mortgaged Property, (iv) after giving effect to the release of the Upper Sandusky Plaza Mortgaged Property, the loan-to-value ratio for the Parma Heights Plaza Mortgaged Property must be no greater than the lesser of (A) the loan-to-value ratio immediately preceding the origination date, and (B) the loan-to-value ratio for the Ohio Retail Portfolio - Discount Drug Mart Plaza Mortgaged Properties (including the Upper Sandusky Plaza Mortgaged Property) immediately preceding the release of the Upper Sandusky Plaza Mortgaged Property and (v) satisfaction of certain REMIC requirements, including the option of delivering a REMIC opinion.

Property Releases; Free Releases

Certain of the Mortgage Loans, including the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Mall of Louisiana, Foothills Health Center and Discount Drug Mart Plaza (which is part of the Ohio Retail Portfolio - Discount Drug Mart Plaza), representing approximately 4.3%, 0.8% and 0.5%, respectively, of the Initial Pool Balance, permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property. With respect to the Mall of Louisiana Mortgage Loan, in addition to the free releases referred to above, the borrower is entitled to release any of the Mall of Louisiana Expansion Parcels (defined under “—Additions to the Mortgaged Property” below), provided that certain conditions are satisfied, including, among others, that (i) any tenants relocated from the Mortgaged Property to the Mall of Louisiana Expansion Parcel to be released have been replaced with tenants of comparable credit quality paying rent that is (collectively) equal to or greater than was paid by the tenants relocated at the Mall of Louisiana Expansion Parcel and (ii) if any tenants at the Mortgaged Property are intended to be relocated to the Mall of Louisiana Expansion Parcel after its release, the related borrower has entered into leases with replacement tenants of (when taken collectively) comparable credit quality and on rental terms equal to or better than the departing tenant(s) at the Mortgaged Property.

Substitutions

The following Mortgage Loan provides for the substitution of real property for the Mortgaged Property:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana, representing approximately 4.3% of the Initial Pool Balance, the related borrower may obtain the release of a vacant, unimproved, non-income producing parcel in connection with a transfer to a person other than the related borrower, provided, among other conditions, that the following are satisfied: (i) no event of default has occurred and is continuing under the Mortgage Loan documents; (ii) simultaneous with the release, the related borrower acquires, and encumbers as collateral for the Mortgage Loan, a substitute parcel at or adjacent to the Mortgaged Property of reasonably equivalent value to the release parcel; (iii) a rating agency confirmation is obtained; (iv) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the release parcel and the substitute parcel are each its own tax lot and, except under the circumstances provided for in the Mortgage Loan documents, receipt of a Phase I environmental report or property condition report with respect to the substitute parcel; (v) the loan-to-value ratio immediately after the substitution is less than or equal to 125%, provided that the related borrower may prepay the Mall of Louisiana Loan Combination and pay the associated yield maintenance premium in order to meet the required loan-to-value ratio; and (vi) the borrower delivers a REMIC opinion.

Additions to the Mortgaged Property

The following Mortgage Loans provide for the addition of real property for, or the construction of improvements on, the related Mortgaged Property:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Mall of Louisiana, representing approximately 4.3% of the Initial Pool Balance, the related borrower may acquire one or more Mall of Louisiana Expansion Parcels, provided, among other conditions, that the following are satisfied: (i) no event of default has occurred and is continuing under the Mortgage Loan documents; (ii) the related borrower acquires the fee simple or leasehold interest in the Mall of Louisiana Expansion Parcel and amends the Mortgage Loan documents, or delivers substitute Mortgage Loan documents, to include the Mall of Louisiana Expansion Parcel as collateral; (iii) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the Mall of Louisiana Expansion Parcel is its own tax lot and, except under the circumstances provided for in the Mortgage Loan documents, receipt of a Phase I environmental report or property condition report with respect to the Mall of Louisiana Expansion Parcel; and (iv) at the request of the lender, the related borrower delivers a REMIC opinion. A “Mall of Louisiana Expansion Parcel” is any parcel of land, together with any improvements thereon located, (a) constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Mortgaged Property is a part, (b) that is not owned by the related borrower at origination of the Mortgage Loan and (c) that is not a parcel acquired in connection with a substitution described in “—Substitutions” above.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Grove at Shrewsbury, representing approximately 4.0% of the Initial Pool Balance, such Mortgage Loan permits expansions of the improvements at the Mortgaged Property without restriction. Under the terms of the Mortgage Loan documents, any additional improvements to the Mortgaged Property would constitute additional collateral for the Mortgage Loan.

Escrows

Forty-three (43) Mortgage Loans, representing approximately 68.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-two (42) Mortgage Loans, representing approximately 67.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-one (31) Mortgage Loans, representing approximately 50.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-six (26) Mortgage Loans, representing approximately 61.7% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, on behalf of the Trustee, will be required to determine, in a manner consistent with the Servicing Standard, subject in each case to any consent rights of the Special Servicer (in the case of the Master Servicer) and the Controlling Class Representative provided for in the Pooling and Servicing Agreement, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”. The

Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	27	$723,484,469	66.6%
Springing	21	250,812,926	23.1
Soft Springing	2	64,317,500	5.9
Soft	1	30,000,000	2.8
None	2	18,500,000	1.7
Total:	53	$1,087,114,895	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries—Loan #1: 225 & 233 Park Avenue South”, “—Loan #2: General Motors Building”, “—Loan #3: 9-19 9th Avenue”, “—Loan #4: Corporate Woods Portfolio”, “—Loan #6: Mall of Louisiana”, “—Loan #8: Starwood Capital Group Hotel Portfolio”, “—Loan #11: Visions Hotel Portfolio” “—Loan #12: Pleasant Prairie Premium Outlets”, and “—Loan #13: Lakeside Shopping Center” in Annex B to this prospectus.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Aggregate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV(1)	Cut-off Date Mortgage Loan DSCR(2)	Cut-off Date Total Debt DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NCF(2)	Cut-off Date Total Debt Yield on Underwritten NCF(1)
225 & 233 Park Avenue South(3)	$60,000,000	$195,000,000	$175,000,000	$430,000,000	4.11332%	31.3%	57.3%	3.27x	1.59x	12.1%	6.6%
Bank of America Plaza(4)	$47,600,000	$7,500,000	N/A	$55,100,000	4.99998%	60.1%	69.6%	2.15x	1.64x	12.4%	10.7%
Grant Building(4)	$38,000,000	$4,000,000	N/A	$42,000,000	5.32381%	65.4%	72.3%	1.56x	1.31x	9.7%	8.8%
Ann Arbor Mixed Use Portfolio(4)	$34,750,000	$6,750,000	N/A	$41,500,000	5.50992%	69.5%	83.0%	1.53x	1.13x	9.2%	7.7%
Mesa Grand Shopping Center(4)	$30,000,000	$3,500,000	N/A	$33,500,000	5.37045%	67.6%	75.5%	1.56x	1.29x	9.7%	8.7%
Long Island Prime Portfolio – Uniondale(4)	$29,180,000	$45,970,000	$168,770,000	$243,920,000	5.41588%	61.9%	76.2%	2.49x	1.66x	11.2%	9.1%
245 Park Avenue(5)	$15,000,000	$568,000,000	$1,185,000,000	$1,768,000,000	4.30000%	48.9%	80.0%	2.73x	1.42x	10.1%	6.2%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.

(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

(3)	A portion of the related mezzanine loan (in the principal amount, measured as of the Cut-off Date, of $42,000,000) is currently held by the related Sponsor or a related affiliate and the remaining portion of the related mezzanine loan is held by a third party that is not affiliated with the related Sponsor.

(4)	The related mezzanine loan is currently held by a third party that is not affiliated with the related Sponsor.

(5)	The mezzanine debt is composed of the following three mezzanine loans co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, acting through its New York Branch and Barclays: (i) a mezzanine A loan with an original principal balance of $236,500,000 and a fixed interest rate of 5.0000%; (ii) a mezzanine B loan with the original principal balance of $221,000,000 and a fixed interest rate of 5.7000%; and (iii) a mezzanine C loan with an original principal balance of $110,500,000 and a fixed interest rate of 6.8500%. The related mezzanine loans are currently held by third parties that are not affiliated with the related Sponsor.

The mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgaged Properties identified on Annex A to this prospectus as 225 & 233 Park Avenue South, Bank of America Plaza, Grant Building, Ann Arbor Mixed Use Portfolio, Mesa Grand Shopping Center, Long Island Prime Portfolio – Uniondale and 245 Park Avenue, representing approximately 5.5%, 4.4%, 3.5%, 3.2%, 2.8%, 2.7% and 1.4%, respectively, of the Initial Pool Balance, are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related Mortgage Loan lender does not hold a corresponding claim or right, or in certain circumstances, even if the related Mortgage Loan lender holds a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash (or, in certain cases, from proceeds of a casualty or condemnation that are applied pari passu to the Mortgage Loan and the mezzanine loan)) and, subject to certain other limitations, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property or proposes to accept a discounted payoff from the Mortgage Loan borrower, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
225 & 233 Park Avenue South(1)	$60,000,000	54.46%	1.67x	N/A	Y
Starwood Capital Group Hotel Portfolio(2)	$41,817,500	64.9%	2.65x	N/A	Y
Scripps Center	$22,000,000	73.0%	1.40x	N/A	Y
215 & Town Center	$13,650,000	75.0%	1.35x	8.5%	Y
Pangea 17	$12,800,000	70.0%	1.50x	9.5%	Y
Bryan Woods Apartments	$6,500,000	65.0%	2.00x	9.8%	Y
1000 South Sherman Street	$4,000,000	50.0%	1.70x	11.4%	Y

(1)	Future mezzanine debt is permitted with respect to the equity interests in the mezzanine borrower only.

(2)	Future mezzanine debt is permitted only after the date that is the earlier of (i) May 24, 2018 and (ii) the date that the Starwood Capital Group Hotel Portfolio Loan Combination is securitized in full.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Long Island Prime Portfolio - Uniondale, representing approximately 2.7% of the Initial Pool Balance, an investor (the “Preferred Equity Holder”) holds a preferred equity interest in the borrower sponsor with a balance allocable to the Mortgage Loan of approximately $40,525,135. The Preferred Equity Holder is entitled to a mandatory monthly preferred current return on its investment payable from cash flow from the Mortgaged Property equal to 7% per annum, compounded monthly, and to the extent there is available cash flow after expenses are paid, an aggregate preferred return of 12% per annum, compounded monthly. Upon the occurrence of any material default under the preferred equity agreement, (i) the aggregate preferred return will increase by an additional 3%, compounded monthly and (ii) among other remedies, the Preferred Equity Holder has the right to replace the managing member of the borrower and force a sale of the Mortgaged Properties.

Permitted Unsecured Debt and Other Debt

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 5.1% of the Initial Pool Balance, the related Mortgage Loan documents permit the pledge of ownership interests in certain indirect owners of the related borrower to pledgees meeting certain criteria so long as the entities subject to such pledge do not exceed 40% in the aggregate of the beneficial interests in the related borrower, and a specified existing parent of the borrower directly or indirectly retains day-to-day management and operational control rights over the borrower (subject to certain customary major decision consent rights of certain indirect owners of the related borrower).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Scripps Center, representing approximately 2.0% of the Initial Pool Balance, the sole member of the borrower (the “Scripps Center Sole Member”) has unsecured debt in the amount of $16,126,612 as of December 31, 2016 that is owed to an affiliate of the Scripps Center Sole Member. Such affiliate of the Scripps Center Sole Member is 100% indirectly owned by the family of Neal Mayerson, the non-recourse carveout guarantor for the Mortgage Loan.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten NCF DSCR(2)	Mortgage Loan Debt Yield on Underwritten NCF(1)	Loan Combination Debt Yield on Underwritten NCF(2)	Controlling Note Included in Issuing Entity (Y/N)
225 & 233 Park Avenue South	Barclays	$60,000,000	5.5%	$175,000,000	—	$235,000,000	31.3%	31.3%	3.27x	3.27x	12.1%	12.1%	N

General Motors Building	CGMRC	$55,200,000	5.1%	$1,414,800,000	$830,000,000	$2,300,000,000	30.6%	47.9%	4.33x	2.77x	15.1%	9.6%	N

9-19 9th Avenue	SMF V	$55,000,000	5.1%	$50,000,000	—	$105,000,000	52.0%	52.0%	1.91x	1.91x	8.0%	8.0%	Y

Corporate Woods Portfolio	CREFI	$50,000,000	4.6%	$171,250,000	—	$221,250,000	74.0%	74.0%	1.48x	1.48x	9.0%	9.0%	Y

Mall of Louisiana	CREFI / Barclays	$47,000,000	4.3%	$278,000,000	—	$325,000,000	57.0%	57.0%	1.85x	1.85x	10.6%	10.6%	N

Starwood Capital Group Hotel Portfolio	Barclays / SMF V	$41,817,500	3.8%	$535,452,500	—	$577,270,000	60.4%	60.4%	2.72x	2.72x	12.4%	12.4%	N

Visions Hotel Portfolio	SMF V	$34,400,000	3.2%	$19,950,000	—	$54,350,000	52.8%	52.8%	2.25x	2.25x	13.7%	13.7%	Y

Pleasant Prairie Premium Outlets	CREFI	$34,000,000	3.1%	$111,000,000	—	$145,000,000	50.0%	50.0%	2.66x	2.66x	10.8%	10.8%	Y

Lakeside Shopping Center	Barclays	$33,000,000	3.0%	$142,000,000	—	$175,000,000	47.9%	47.9%	2.74x	2.74x	10.5%	10.5%	N

Long Island Prime Portfolio - Uniondale	Barclays	$29,180,000	2.7%	$168,770,000	—	$197,950,000	61.9%	61.9%	2.49x	2.49x	11.2%	11.2%	N

Scripps Center	PCC	$22,000,000	2.0%	$50,000,000	—	$72,000,000	73.5%	73.5%	1.42x	1.42x	8.8%	8.8%	N

Atlanta and Anchorage Hotel Portfolio	Barclays	$16,855,648	1.6%	$97,167,856	—	$114,023,504	62.7%	62.7%	1.83x	1.83x	13.9%	13.9%	N

245 Park Avenue	Barclays	$15,000,000	1.4%	$1,065,000,000	$120,000,000	$1,200,000,000	48.9%	54.3%	2.73x	2.45x	10.1%	9.1%	N

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(2)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Loan Combination, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause, and

II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Loan Combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Loan Combination, is certain information regarding (in each case as of the Cut-off Date): (i) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (ii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Loan Combination, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Loan Combination Controlling Notes and Non-Controlling Notes

Mortgaged Property Name / Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
225 & 233 Park Avenue South
Note A-1	Yes	—	WFCM 2017-C39	$70,000,000
Note A-2	No	Barclays	CGCMT 2017-P8	$60,000,000
Note A-3	No	Barclays	Not Identified	$60,000,000
Note A-4	No	—	WFCM 2017-C38	$45,000,000
General Motors Building
Notes A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1 and A-4-C1	Yes (Note A-1-S)	—	BXP 2017-GM	$725,000,000
Notes A-1-C2, A-1-C3-1 and A-4-A3	No	—	BANK 2017-BNK6	$90,000,000
Notes A-1-A2, A-1-C3-2, A-3-A2-2 and A-3-C3-1	No	—	CGCMT 2017-B1	$92,700,000
Notes A-1-C4 and A-1-A3	No	Morgan Stanley Bank, N.A.	Not Identified	$111,900,000
Notes A-1-A1, A-2-A1, A-3-A1 and A-4-A1	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$85,000,000
Note A-2-C2-1, A-3-C2 and A-3-C3-2	No	—	CD 2017-CD5	$100,000,000
Notes A-2-C2-2, A-2-C3, A-2-A2 and A-2-A3	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$95,200,000
Notes A-3-A2-1 and A-3-A3	No	CGMRC	CGCMT 2017-P8	$55,200,000
Notes A-4-C2, A-4-C3 and A-4-A2	No	—	WFCM 2017-C38	$115,000,000
Notes B-1-S, B-2-S, B-3-S and B-4-S	No	—	BXP 2017-GM	$830,000,000
9-19 9th Avenue
Note A-1	Yes	Starwood Mortgage Funding III LLC	CGCMT 2017-P8	$55,000,000
Note A-2	No	Starwood Mortgage Funding III LLC	Not Identified	$50,000,000
Corporate Woods Portfolio
Notes A-1-A and A-3	Yes (Note A-1-A)	CREFI	CGCMT 2017-P8	$50,000,000
Notes A-1-B and A-2	No	CREFI	Not Identified	$60,625,000
Notes A-4 and A-5	No	Morgan Stanley Bank, N.A.	Not Identified	$110,625,000
Mall of Louisiana
Notes A-1 and A-2	Yes (Note A-1)	Bank of America, National Association	Not Identified(3)	$109,000,000
Note A-3-1	No	CREFI	CGCMT 2017-P8	$30,000,000
Notes A-3-2 and A-4	No	CREFI	Not Identified	$78,000,000
Notes A-5-1, A-6 and A-7	No	Barclays	Not Identified	$91,000,000
Note A-5-2	No	Barclays	CGCMT 2017-P8	$17,000,000
Starwood Capital Group Hotel Portfolio
Notes A-1 and A-7	Yes (Note A-1)	—	DBJPM 2017-C6	$80,000,000
Notes A-2-1 and A-16-1	No	—	JPMCC 2017-JP7	$60,000,000
Notes A-2-2, A-9 and A-14	No	JPMorgan Chase Bank, National Association	Not Identified	$46,817,500
Note A-3	No	—	BANK 2017-BNK5	$72,500,000
Note A-4	No	—	BANK 2017-BNK6	$59,317,500
Note A-5	No	—	WFCM 2017-C38	$50,000,000
Note A-6-1	No	—	WFCM 2017-C39	$40,000,000
Note A-6-2	No	Barclays	Not Identified	$10,000,000
Notes A-8 and A-10	No	—	CD 2017-CD5	$40,000,000
Notes A-11, A-12 and A-13-2	No	—	UBS 2017-C2	$37,500,000
Note A-13-1	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$14,317,500
Note A-15	No	Starwood Mortgage Funding II LLC	Not Identified	$25,000,000
Note A-16-2	No	Starwood Mortgage Funding II LLC	CGCMT 2017-P8	$10,000,000
Note A-17	No	Barclays	CGCMT 2017-P8	$31,817,500
Visions Hotel Portfolio
Note A-1	Yes	Starwood Mortgage Funding II LLC	CGCMT 2017-P8	$34,400,000
Note A-2	No	Starwood Mortgage Funding II LLC	Not Identified	$19,950,000
Pleasant Prairie Premium Outlets
Note A-1	Yes	CREFI	CGCMT 2017-P8	$34,000,000
Note A-2	No	CREFI	Not Identified	$41,000,000
Notes A-3 and A-4	No	Wells Fargo Bank, National Association	Not Identified	$70,000,000
Lakeside Shopping Center
Note A-1	Yes	—	CGCMT 2017-B1	$59,000,000
Note A-2	No	—	WFCM 2017-C39	$58,000,000
Note A-3-1	No	Barclays	CGCMT 2017-P8	$33,000,000
Note A-3-2	No	Barclays	Not Identified	$25,000,000
Long Island Prime Portfolio - Uniondale
Note A-1-1	Yes	—	GSMS 2017-GS7	$85,000,000
Note A-1-2	No	Goldman Sachs Mortgage Company	Not Identified	$33,770,000
Note A-2-1	No	—	WFCM 2017-C39	$50,000,000
Note A-2-2	No	Barclays	CGCMT 2017-P8	$29,180,000
Scripps Center
Note A-1	Yes	—	CGCMT 2017-P7	$50,000,000
Note A-2	No	Principal Commercial Capital	CGCMT 2017-P8	$22,000,000

Atlanta and Anchorage Hotel Portfolio
Note A-1-A-1	Yes	—	CFCRE 2017-C8	$32,224,034
Notes A-1-A-2 and A-1-B	No	—	UBSCM 2017-C1	$19,830,175
Note A-2	No	—	CGCMT 2017-P7	$27,762,244
Note A-3-A	No	—	MSC 2017-H1	$17,351,403
Note A-3-B	No	Barclays	CGCMT 2017-P8	$16,855,648
245 Park Avenue
Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E	Yes (Note A-1-A)	—	245 Park Avenue Trust 2017-245P	$380,000,000
Note A-2-A-1	No	—	JPMCC 2017-JP6	$98,000,000
Notes A-2-A-2 and A-2-C-1-A	No	—	DBJPM 2017-C6	$93,750,000
Note A-2-A-3	No	—	JPMCC 2017-JP7	$75,000,000
Note A-2-A-4	No	JPMorgan Chase Bank, National Association	Not Identified	$32,000,000
Note A-2-B-1	No	—	CSAIL 2017-C8	$80,000,000
Notes A-2-B-2-A, A-2-B-2-B and A-2-B-3-B	No	Natixis Real Estate Capital LLC	Not Identified	$85,000,000
Note A-2-B-3-A	No	—	WFCM 2017-C39	$45,000,000
Notes A-2-C-1-B and A-2-C-2	No	—	CD 2017-CD5	$51,250,000
Note A-2-D-1	No	—	UBS 2017-C2	$32,000,000
Notes A-2-D-2 and A-2-D-3	No	—	UBS 2017-C3	$38,000,000
Note A-2-E-1	No	—	WFCM 2017-C38	$55,000,000
Note A-2-E-2	No	Barclays	CGCMT 2017-P8	$15,000,000
Notes B-1, B-2, B-3, B-4 and B-5	No	—	245 Park Avenue Trust 2017-245P	$120,000,000

(1)	Unless otherwise specified, with respect to each Loan Combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified or combined Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	Unless otherwise specified, with respect to each Loan Combination, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization that has closed or as to which a preliminary prospectus or final prospectus has printed that has or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means no preliminary prospectus or final prospectus has printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	Note A-1 is expected to be securitized no later than the Closing Date for this securitization transaction.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Loan Combination, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first, to any related Subordinate Companion Loan (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. Certain of the Loan Combinations are Outside Serviced Loan Combinations. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Loan Combinations

Each Serviced Pari Passu Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Loan Combinations unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Loan Combination) prior to the related Lead Servicing Pari Passu Companion Loan Securitization Date, after which such Loan Combination will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Loan Combination). With respect to each Servicing Shift Loan Combination, the discussion under this section only applies to the period prior to the related Lead Servicing Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Loan Combination provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Loan Combination, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights with respect to Serviced Pari Passu Loan Combinations other than Servicing Shift Loan Combinations. With respect to any Serviced Pari Passu Loan Combination (other than a Servicing Shift Loan Combination), the related Controlling Note will be included in the Issuing Entity, and the Controlling Class Representative will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder.”

Control Rights with respect to Servicing Shift Loan Combinations. With respect to any Servicing Shift Loan Combination prior to the related Lead Servicing Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General.” The related Controlling Note Holder will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Loan Combination with or without cause; provided, that with respect to each Servicing Shift Loan Combination, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder. With respect to each Serviced Pari Passu Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that (other than with respect to the Pleasant Prairie Mortgage Loan) if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note. With respect to each Servicing Shift Loan Combination, one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”, will be entitled to exercise the consent or consultation rights described below.

The Special Servicer will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Controlling Class Representative with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Loan Combination or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Loan Combination (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Representative due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Loan Combination that constitutes a Major Decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Loan Combination, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Loan Combination are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Loan

Combination, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Loan Combination without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Loan Combinations

Each Outside Serviced Pari Passu Loan Combination will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Loan Combination in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Loan Combination, the discussion under this “—The Outside Serviced Pari Passu Loan Combinations” section only applies to the period commencing on the related Lead Servicing Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Loan Combination provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Outside Serviced Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Loan Combination is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund

(other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Loan Combination that are not otherwise paid out of collections on such Loan Combination may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool.

Control Rights. With respect to each Outside Serviced Loan Combination (including any Servicing Shift Loan Combination on or after the related Lead Servicing Pari Passu Companion Loan Securitization Date), the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General.” The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Loan Combination with or without cause; provided, that (x) with respect to each Outside Serviced Loan Combination other than a Servicing Shift Loan Combination (after the related Lead Servicing Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and (y) with respect to a Servicing Shift Loan Combination (after the related Lead Servicing Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder. With respect to any Outside Serviced Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Loan Combination other than the Scripps Center Loan Combination, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement; and provided further, that with respect to the Scripps Center Loan Combination, the non-controlling note holder representative may not be a related borrower or affiliate thereof. With respect to each Outside Serviced Loan Combination (including each Servicing Shift Loan Combination after the related Lead Servicing Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”, will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Loan Combination, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Loan Combination or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Loan Combination (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class

Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Loan Combination, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Loan Combination are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Loan Combination, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File. The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Loan Combination (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan. If any Outside Serviced Loan Combination becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Loan Combination without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The General Motors Building Pari Passu-A/B Loan Combination

Servicing

The General Motors Building Loan Combination and any related REO Property will be serviced and administered in accordance with the trust and servicing agreement (the “BXP 2017-GM Trust and Servicing Agreement”), dated as of June 9, 2017, between Morgan Stanley Capital Inc., as depositor (the “BXP 2017-GM Depositor”), Wells Fargo Bank, National Association, as servicer (in such capacity, the “BXP 2017-GM Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “BXP 2017-GM Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “BXP 2017-GM Trustee”) and Wells Fargo Bank, National Association, as certificate administrator and custodian (in such capacity, the “BXP 2017-GM Certificate Administrator”), by the BXP 2017-GM Servicer and the BXP 2017-GM Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus, but subject to the terms of the related Co-Lender Agreement (the “General Motors Building Co-Lender Agreement”). In servicing the General Motors Building Loan Combination, the servicing standard set forth in the BXP 2017-GM Trust and Servicing Agreement will require the BXP 2017-GM Servicer and the BXP 2017-GM Special Servicer to take into account the interests of the Certificateholders and the holders of the General Motors Building Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the General Motors Building Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the BXP 2017-GM Trust and Servicing Agreement, is the custodian of the mortgage file related to the General Motors Building Loan Combination (other than the promissory notes evidencing the General Motors Building Mortgage Loan and the General Motors Building Companion Loans not included in the BXP 2017-GM Securitization).

Application of Payments

The General Motors Building Co-Lender Agreement sets forth the respective rights of the holders of the General Motors Building Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the General Motors Building Loan Combination, and provides, in general, that:

●	if no General Motors Building Payment Application Trigger Event (as defined below) has occurred and is continuing with respect to the General Motors Building Loan Combination, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the General Motors Building Loan Combination or the related Mortgaged Property or amounts realized as proceeds thereof (excluding amounts for (i) certain required reserves and escrows, (ii) reimbursements in respect of property protection expenses or advances then due and payable to the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, (iii) reimbursements of P&I Advances (or P&I advances) and (iv) certain other expenses due under the BXP 2017-GM Trust and Servicing Agreement) will be applied in the following order of priority:

○	first, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity or such General Motors Building Pari Passu Companion Loan Holder (or paid or advanced by the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, as applicable) with respect to the General Motors Building Loan Combination pursuant to the General Motors Building Co-Lender Agreement or the BXP 2017-GM Trust and Servicing Agreement;

○	second, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, on a pro rata and pari passu basis, based on their respective interest entitlements, in amounts equal to the accrued and unpaid interest on the General Motors Building Mortgage Loan or the related General Motors Building Pari Passu Companion Loan, as applicable, at the applicable note interest rate (net of the applicable primary servicing fee rate);

○	third, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, based on their respective interest entitlements, in amounts equal to the accrued and unpaid interest on the related General Motors Building Subordinate Companion Loan at the applicable note interest rate (net of the applicable primary servicing fee rate);

○	fourth, pro rata based on the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, in amounts equal to their respective principal entitlements with respect to the applicable monthly payment date, which amounts will be applied in reduction of the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans;

○	fifth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the BXP 2017-GM Trust and Servicing Agreement by reason of the insufficiency of the General Motors Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans as a result of such workout and (y) second, in an amount equal to interest on such amount at the interest rate for the General Motors Building Loan Combination;

○	sixth, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such General Motors Building Subordinate Companion Loan Holders (or paid or advanced by the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, as applicable) with respect to the General Motors Building Loan Combination pursuant to the General Motors Building Co-Lender Agreement or the BXP 2017-GM Trust and Servicing Agreement;

○	seventh, pro rata based on the principal balances of the General Motors Building Subordinate Companion Loans, to the General Motors Building Subordinate Companion Loan Holders, in amounts equal to their respective principal entitlements with respect to the applicable monthly payment date, which amounts will be applied in reduction of the principal balances of the General Motors Building Subordinate Companion Loans;

○	eighth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the General Motors Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Subordinate Companion Loans as a result of such workout, and (y) second, in amount equal to interest on such amount at the interest rate for the General Motors Building Loan Combination;

○	ninth, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, pro rata, based on their respective Percentage Interests (as defined below), any prepayment or yield maintenance premium, to the extent paid by the related borrower;

○	tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BXP 2017-GM Trust and Servicing Agreement, including, without limitation, to provide reimbursement for interest on administrative advances, property advances and P&I advances, to pay any additional servicing expenses or to compensate the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the General Motors Building Loan Combination), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, pro rata, based on their respective Percentage Interests; and

○	eleventh, if any excess amount is available to be distributed in respect of the General Motors Building Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount will be paid pro rata to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders in accordance with their respective Percentage Interests.

●	Upon the occurrence and during the continuance of (i) a monetary event of default with respect to the General Motors Building Loan Combination or (ii) a non-monetary event of default (and not any imminent event of default) as a result of which the General Motors Building Loan Combination becomes a specially serviced loan (a “General Motors Building Payment Application Trigger Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the General Motors Building Loan Combination or the related Mortgaged Property or amounts realized as proceeds thereof (excluding amounts for (i) certain required reserves and escrows, (ii) reimbursements in respect of property protection expenses or advances then due and payable to the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, (iii) reimbursements of P&I Advances (or P&I advances) and (iv) certain other expenses due under the BXP 2017-GM Trust and Servicing Agreement) will be applied in the following order of priority:

○	first, to the Issuing Entity, as holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity or such General Motors Building Pari Passu Companion Loan Holders (or paid or advanced by the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, as applicable) with respect to the General Motors Building Loan Combination pursuant to the General Motors Building Co-Lender Agreement or the BXP 2017-GM Trust and Servicing Agreement;

○	second, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, based on their respective interest entitlements, in amounts equal to the accrued and unpaid interest on the General Motors Building Mortgage Loan or the related General Motors Building Pari Passu Companion Loan, as applicable, at the applicable note interest rate (net of the applicable primary servicing fee rate);

○	third, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, based on their respective interest entitlements, in amounts equal to the accrued and unpaid interest on the related General Motors Building Subordinate Companion Loan at the applicable note interest rate (net of the applicable primary servicing fee rate);

○	fourth, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, until the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans have been reduced to zero;

○	fifth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the BXP 2017-GM Trust and Servicing Agreement by reason of the insufficiency of the General Motors Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans as a result of such workout and (y) second, in an amount equal to interest on such amount at the interest rate for the General Motors Building Loan Combination;

○	sixth, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such General Motors Building Subordinate Companion Loan Holders (or paid or advanced by the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, as applicable) with respect to the General Motors Building Loan Combination pursuant to the General Motors Building Co-Lender Agreement or the BXP 2017-GM Trust and Servicing Agreement;

○	seventh, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, until the principal balances of the General Motors Building Subordinate Companion Loans have been reduced to zero;

○	eighth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the General Motors Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Subordinate Companion Loans as a result of such workout, and (y) second, in amount equal to interest on such amount at the interest rate for the General Motors Building Loan Combination;

○	ninth, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, pro rata, based on their respective Percentage Interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

○	tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BXP 2017-GM Trust and Servicing Agreement, including, without limitation, to provide reimbursement for interest on administrative advances, property advances and P&I advances, to pay any additional servicing expenses or to compensate the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the General Motors Building Loan Combination), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, pro rata, based on their respective Percentage Interests; and

○	eleventh, if any excess amount is available to be distributed in respect of the General Motors Building Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount will be paid pro rata to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders in accordance with their respective Percentage Interests.

●	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the General Motors Building Loan Combination (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Mortgage Companion Loans in the manner permitted or required by the REMIC provisions.

Notwithstanding the foregoing, if a P&I Advance (or a P&I advance or administrative advance) is made with respect to the General Motors Building Mortgage Loan (or a General Motors Building Companion Loan), then the Master Servicer, Trustee, BXP 2017-GM Servicer, BXP 2017-GM Trustee or other master servicer or trustee that made such P&I Advance (or P&I advance or administrative advance) will be entitled to reimbursement from amounts allocable to the General Motors Building Loan Combination prior to any distributions to the Issuing Entity (as holder of the General Motors Building Mortgage Loan) or the holders of the General Motors Building Companion Loans, provided, that any such outstanding P&I Advances (or P&I advances) in respect of the General Motors Building Mortgage Loan or the General Motors Building Pari Passu Companion Loans will be reimbursed (on a pro rata and pari passu basis) prior to any advances outstanding in respect of the General Motors Building Subordinate Companion Loans.

Certain costs and expenses allocable to the General Motors Building Mortgage Loan (such as a pro rata share of a property advance not recoverable from the General Motors Building Subordinate Companion Loans) may be paid or reimbursed out of payments and other collections on the BXP 2017-GM Securitization, subject to the BXP 2017-GM issuing entity’s right to reimbursement from future payments and other collections on the General Motors Building Mortgage Loan or from general collections on the Mortgage Pool.

For the purpose of this “—Application of Payments” section, with respect to the General Motors Building Mortgage Loan and each General Motors Building Subordinate Companion Loan, the term “Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the General Motors Building Loan Combination.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the General Motors Building Loan Combination (the “General Motors Building Loan Combination Directing Holder”), as of any date of determination, will be the controlling class representative under the BXP 2017-GM Trust and Servicing Agreement, or any other party assigned the rights to exercise the rights of the controlling note holder pursuant to the BXP 2017-GM Trust and Servicing Agreement.

Pursuant to the terms of the General Motors Building Co-Lender Agreement, the Issuing Entity, as holder of the General Motors Building Mortgage Loan (or its representative) will (i) have a right to receive reasonable prior notice of the implementation of any “major decision” under the BXP 2017-GM Trust and Servicing Agreement to be taken with respect to the General Motors Building Loan Combination or any recommended actions outlined in an asset status report relating to the General Motors Building Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” under the BXP 2017-GM Trust and Servicing Agreement to be taken with respect to the General Motors Building Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the General Motors Building Loan Combination. The consultation right of the Issuing Entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notice, information and report provided to the BXP 2017-GM controlling class representative (or that would have been provided to the BXP 2017-GM controlling class representative if it had not lost its consent and/or consultation rights with respect to such matter), whether or not the Issuing Entity (or its representative) has responded within such period; provided that if the BXP

2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable, is permitted to take any “major decision” under the BXP 2017-GM Trust and Servicing Agreement or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the General Motors Building Loan Combination. Neither the BXP 2017-GM Servicer nor the BXP 2017-GM Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative) or any holder of a General Motors Building Pari Passu Companion Loan not held by the BXP 2017-GM trust.

In addition to the consultation rights of the Issuing Entity described above, pursuant to the terms of the General Motors Building Co-Lender Agreement, the Issuing Entity, as holder of the General Motors Mortgage Loan (or its representative) will have the right to an annual meeting (which may be held telephonically) with the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable, in which servicing issues related to the General Motors Building Loan Combination are discussed.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

The General Motors Building Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the General Motors Building Mortgage Loan or any General Motors Building Companion Loan will be applied first, to pay the BXP 2017-GM Servicer, the BXP 2017-GM Trustee or the BXP 2017-GM Special Servicer for any interest accrued on any property protection advances and reimbursements of any property protection advances (to the extent such advance is an expense of the BXP 2017-GM trust) in accordance with the terms of the BXP 2017-GM Trust and Servicing Agreement, second, to pay the BXP 2017-GM Servicer, the BXP 2017-GM Trustee, the Master Servicer and the Trustee, or the master servicer and trustee for any securitization of a General Motors Building Companion Loan not included in the BXP 2017-GM Securitization, as applicable, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the BXP 2017-GM Trust and Servicing Agreement or the document governing the securitization of a General Motors Building Companion Loan not included in the BXP 2017-GM Securitization) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the BXP 2017-GM Trust and Servicing Agreement, or the applicable document governing the securitization of any securitization of a General Motors Building Companion Loan not included in the BXP 2017-GM Securitization, as applicable), third, to pay trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the BXP 2017-GM Trust and Servicing Agreement) incurred with respect to the General Motors Building Loan Combination (as specified in the BXP 2017-GM Trust and Servicing Agreement) and, finally, to pay, pro rata, (i) the BXP 2017-GM Servicer and/or the BXP 2017-GM Special Servicer as additional servicing compensation as provided in the BXP 2017-GM Trust and Servicing Agreement and (ii) the holder of any General Motors Building Companion Loan not included in the BXP 2017-GM Securitization (or following the securitization of such loan, the BXP 2017-GM Servicer and/or the BXP 2017-GM Special Servicer) as additional servicing compensation as provided in the BXP 2017-GM Trust and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the General Motors Building Co-Lender Agreement, if the General Motors Building Loan Combination becomes a defaulted mortgage loan under the BXP 2017-GM Trust and Servicing Agreement, and if the BXP 2017-GM Special Servicer determines to sell the General Motors Building Companion Loans that are included in the BXP 2017-GM Securitization in accordance with the BXP 2017-GM Trust and Servicing Agreement, then the BXP 2017-GM Special Servicer will be required to sell the General Motors Building Companion Loans together with the General Motors Building Mortgage Loan as one whole loan in accordance with procedures similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus. See “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the BXP 2017-GM Special Servicer will not be permitted to sell the General Motors Building Loan Combination if it becomes a defaulted mortgage loan under the BXP 2017-GM Trust and Servicing Agreement without the written consent of the Issuing Entity (or its representative), as holder of the General Motors Building Mortgage Loan, or any other holder of a General Motors Building Pari Passu Companion Loan not held by the BXP 2017-GM Securitization, unless the BXP 2017-GM Special Servicer has delivered to the Issuing Entity (or its representative) and each such General Motors Building Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the General Motors Building Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the BXP 2017-GM Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the General Motors Building Loan Combination, and any documents in the servicing file requested by the Issuing Entity (or its representative) or such General Motors Building Pari Passu Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer in connection with the proposed sale. Subject to the foregoing, the Issuing Entity (or its representative) and the General Motors Building Companion Loan Holders (or their representatives) will be permitted to submit an offer at any sale of the General Motors Building Loan Combination.

Special Servicer Appointment Rights

Pursuant to the General Motors Building Co-Lender Agreement, the General Motors Building Loan Combination Directing Holder will have the right, at any time and from time to time, with or without cause, to replace the BXP 2017-GM Special Servicer then acting with respect to the General Motors Building Loan Combination and appoint a replacement special servicer that meets the required special servicer rating requirements under the Co-Lender Agreement in lieu thereof without the consent of the Issuing Entity (or its representative). Accordingly, subject to the terms of the BXP 2017-GM Trust and Servicing Agreement, the BXP 2017-GM controlling class representative (during a subordinate control period under the BXP 2017-GM Trust and Servicing Agreement), and the applicable BXP 2017-GM certificateholders with the requisite percentage of voting rights (at any time other than a subordinate control period under the BXP 2017-GM Trust and Servicing Agreement), will have the right, with or without cause, to replace the BXP 2017-GM Special Servicer then acting with respect to the General Motors Building Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) in accordance with the BXP 2017-GM Trust and Servicing Agreement.

The 245 Park Avenue Pari Passu-A/B Loan Combination

Servicing

The 245 Park Avenue Loan Combination and any related REO Property is being serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of May 30, 2017 (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”) for the commercial mortgage securitization transaction (the “245 Park Avenue Trust 2017-245P Securitization”) involving the issuance of the 245 Park Avenue Trust 2017-245P, Commercial Mortgage Pass-Through Certificates, Series 2017-245P, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as servicer (in such capacity, the “245 Park Avenue Trust 2017-245P Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (the “245 Park Avenue Trust 2017-245P Special Servicer”), Wilmington Trust, National Association, as trustee (the “245 Park Avenue Trust 2017-245P Trustee”), Wells Fargo Bank, National Association, as certificate administrator, and Trimont Real Estate Advisors, LLC, as operating advisor.

The Master Servicer or the Trustee, as applicable, under the Pooling and Servicing Agreement will be responsible for making any required P&I Advance on the 245 Park Avenue Mortgage Loan (but not any advances of principal and/or interest on the 245 Park Avenue Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer under the Pooling and Servicing Agreement determines that such an advance would not be recoverable from collections on the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Trust 2017-245P Servicer or 245 Park Avenue Trust 2017-245P Trustee, as applicable, is responsible for making (A) any required principal and interest advances on the 245 Park Avenue Companion Loans included in the 245 Park Avenue Trust 2017-245P Securitization if and to the extent provided in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement and the 245 Park

Avenue Co-Lender Agreement (but not on the 245 Park Avenue Mortgage Loan) and (B) any required property protection advances with respect to the 245 Park Avenue Loan Combination, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, the custodian under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, is the custodian of the mortgage file related to the 245 Park Avenue Loan Combination (other than any promissory notes not contributed to such securitization).

Application of Payments

The 245 Park Avenue Co-Lender Agreement sets forth the respective rights of the holders of the 245 Park Avenue Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the 245 Park Avenue Loan Combination, and provides, in general, that

●	Each of the 245 Park Avenue Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective 245 Park Avenue Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans and the rights of the Issuing Entity, as the holder of the 245 Park Avenue Mortgage Loan, and the holders of the 245 Park Avenue Pari Passu Companion Loans to receive payments with respect to the 245 Park Avenue Mortgage Loan and their respective 245 Park Avenue Pari Passu Companion Loans.

●	all payments, proceeds and other recoveries on or in respect of the 245 Park Avenue Loan Combination (other than amounts for reserves or escrows required by the 245 Park Avenue Mortgage Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) will be applied in the following order of priority:

(i)	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans (other than default interest) to the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principle balances at the applicable net note rate;

(ii)	second, on a pro rata and pari passu basis, to the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

(iii)	third, on a pro rata and pari passu basis, to the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Co-Lender Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans compounded monthly from the date the related realized loss was allocated to 245 Park Avenue Mortgage Loan and each 245 Park Avenue Pari Passu Companion Loans, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

(iv)	fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Subordinate Companion Loans (other than default interest) to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

(v)	fifth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

(vi)	sixth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Co-Lender Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each 245 Park Avenue Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such Holder;

(vii)	seventh, to pay any yield maintenance premium (as defined in the related Mortgage Loan documents) and yield maintenance default premium (as defined in the related Mortgage Loan documents) then due and payable in respect of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the 245 Park Avenue Subordinate Companion Loans, on a pro rata and pari passu basis;

(viii)	eighth, to pay default interest and late payment charges then due and owing under the 245 Park Avenue Loan Combination, all of which will be applied in accordance with the 245 Park Avenue Trust and Servicing Agreement; and

(ix)	ninth, if any excess amount is available to be distributed in respect of the 245 Park Avenue Loan Combination, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount shall be paid pro rata to the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan and each holder of a 245 Park Avenue Subordinate Companion Loan based on their initial principal balances.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (including following a condemnation) from the lien of the applicable mortgage and mortgage loan documents must be allocated to reduce the principal balance of the Loan Combination in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the Loan Combination exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the 245 Park Avenue Mortgage Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the 245 Park Avenue Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the Controlling Note Holder of the 245 Park Avenue Loan Combination (the “245 Park Avenue Controlling Note Holder”) will be the holder of the 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-1-A, provided that the rights of the Controlling Note Holder will be exercised by holders of the majority of the class of securities issued in the 245 Park Avenue Trust 2017-245P Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the Controlling Note Holder. Certain decisions to be made with respect to the 245 Park Avenue Loan Combination, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the 245 Park Avenue Loan Combination or any related REO property pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement will require the approval of the 245 Park Avenue Controlling Note Holder.

Pursuant to the terms of the 245 Park Avenue Co-Lender Agreement, the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will (i) have the right to receive (1) notices, information and reports with respect to any “major decisions” (as defined in the 245 Park Avenue Co-Lender Agreement) to be taken with respect to the 245 Park Avenue Loan Combination (similar to such notice, information or report the 245 Park Avenue Trust 2017-245P Special Servicer is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) (without regard to whether such items are actually required to be provided to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement due to the occurrence of a control event or a consultation termination event (in each case as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) and (2) a summary of the asset status report relating to the 245 Park Avenue Loan Combination (at the same time as it is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the 245 Park Avenue Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the 245 Park Avenue Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 245 Park Avenue Loan Combination (and the 245 Park Avenue Trust 2017-245P Special Servicer will be required to consider alternative actions recommended by the holder of the 245 Park Avenue Mortgage Loan). The consultation rights of the Issuing Entity, as the holder of the 245 Park Avenue Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the 245 Park Avenue Trust 2017-245P Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the Issuing Entity, as the holder of the 245 Park Avenue Mortgage Loan, described above, the 245 Park Avenue Trust 2017-245P Special Servicer is permitted to make any “major decision” (as defined in the 245 Park Avenue Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 245 Park Avenue Loan Combination; and the 245 Park Avenue Trust 2017-245P Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative).

In addition to the consultation rights described above, the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable) with the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer at the offices of the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, in which servicing issues related to the 245 Park Avenue Loan Combination are discussed, provided that the Issuing Entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, and the 245 Park Avenue Controlling Note Holder.

Sale of Defaulted Loan Combination

Pursuant to the terms of the 245 Park Avenue Co-Lender Agreement, if the 245 Park Avenue Loan Combination becomes a defaulted loan under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, and if the 245 Park Avenue Trust 2017-245P Special Servicer determines to sell the 245 Park Avenue Controlling Pari Passu Companion Loan in accordance with the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, then the 245 Park Avenue Trust 2017-245P Special Servicer will be required to sell the 245 Park Avenue Companion Loans together with the 245 Park Avenue Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement.

Notwithstanding the foregoing, the 245 Park Avenue Trust 2017-245P Special Servicer will not be permitted to sell the 245 Park Avenue Loan Combination if such Loan Combination becomes a defaulted whole loan without the written consent of the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan (provided that such consent is not required if the Issuing Entity is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement)) unless the 245 Park Avenue Trust 2017-245P Special Servicer has delivered to the Issuing Entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 245 Park Avenue Trust 2017-245P Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 245 Park Avenue Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity that are material to the price of the 245 Park Avenue Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer in connection with the proposed sale; provided that the Issuing Entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, the Issuing Entity (or its representative) will be permitted to submit an offer at any sale of the related Loan Combination unless it is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement).

Special Servicer Appointment Rights

Pursuant to the 245 Park Avenue Co-Lender Agreement, subject to the terms of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, the 245 Park Avenue Controlling Note Holder will have the right at any time and from time to time, with or without cause, to replace the 245 Park Avenue Trust 2017-245P Special Servicer then acting with respect to the 245 Park Avenue Loan Combination and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Rights Upon Servicer Termination Event”. The Issuing Entity (or its representative), as holder of the 245 Park Avenue Mortgage Loan, will be permitted to direct the 245 Park Avenue Trust 2017-245P Trustee to terminate the 245 Park Avenue Trust 2017-245P Special Servicer (solely with respect to the 245 Park Avenue Loan Combination) upon a servicer termination event under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement with respect to the 245 Park Avenue Trust 2017-245P Special Servicer that affects the holder of the 245 Park Avenue Mortgage Loan.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citi Real Estate Funding Inc., Barclays Bank PLC, Macquarie US Trading LLC d/b/a Principal Commercial Capital, Starwood Mortgage Funding V LLC and Citigroup Global Markets Realty Corp. are the Sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.

General

Each of Citigroup Global Markets Realty Corp. (“CGMRC”) and Citi Real Estate Funding Inc. (“CREFI” and, together with CGMRC, the “Citi Sponsors”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Each of the Citi Sponsors maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and each’s facsimile number is (212) 723-8604. The Citi Sponsors are affiliates of Citigroup Commercial Mortgage Securities Inc. (the Depositor), Citigroup Global Markets Inc. (one of the underwriters), and Citibank, N.A. (the Certificate Administrator, Custodian, certificate registrar and paying agent). Each of the Citi Sponsors makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securities (“CMBS”) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

None of the Citi Sponsors or any of their affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against either Citi Sponsor for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by such Citi Sponsor in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

The Citi Sponsors’ Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion, $5.23 billion, $6.19 billion and $5.79 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016, respectively.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. This is the sixth commercial mortgage securitization into which CREFI is contributing commercial mortgage loans; however, certain key personnel involved in CREFI’s securitization program have also been involved in CGMRC’s securitization program. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of their respective businesses, each of the Citi Sponsors may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the related Citi Sponsor.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which either or both of them participates, CGMRC and CREFI generally transfer the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

Each of the Citi Sponsors will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CGMRC and CREFI generally work with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CGMRC, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of the Citi Mortgage Loans

General

In connection with the preparation of this prospectus, each of the Citi Sponsors conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the Citi Mortgage Loans. No sampling procedures were used in the review process.

Database

First, the Citi Sponsors created a database of information (the “Citi Securitization Database”) obtained in connection with the origination of the Citi Mortgage Loans, including:

●	certain information from the Citi Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the Citi Sponsors’ deal team for each of the Citi Mortgage Loans during the underwriting process.

The Citi Sponsors also included in the Citi Securitization Database certain updates to such information received by the Citi Sponsors’ securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the Citi Sponsors’ securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the Citi Securitization Database, the Citi Sponsors created a Microsoft Excel file (the “Citi Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the Citi Mortgage Loans.

Data Comparison and Recalculation

The Citi Sponsors (or the Depositor on their behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by the Citi Sponsors, relating to information in this prospectus regarding the Citi Mortgage Loans. These procedures included:

●	comparing the information in the Citi Data File against various source documents provided by the Citi Sponsors that are described above under “—Database”;

●	comparing numerical information regarding the Citi Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Citi Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the Citi Mortgage Loans disclosed in this prospectus.

Legal Review

The Citi Sponsors also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the Citi Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the Citi Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the Citi Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with the Citi Sponsors’ (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

The Citi Sponsors also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. Each of the Citi Sponsors compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. In addition, for each Citi Mortgage Loan originated by a Citi Sponsor or one of its affiliates, such Citi Sponsor prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each Citi Mortgage Loan, if any, purchased by a Citi Sponsor or its affiliates from a third-party originator of such Citi Mortgage Loan, such Citi Sponsor reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such Citi Mortgage Loan to such Citi Sponsor or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such Citi Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. With respect to any Citi Mortgage Loan that is purchased by a Citi Sponsor or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between such Citi Sponsor or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of such Citi Sponsor or its affiliates. The rights, if any, that a Citi Sponsor or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of the applicable Citi Sponsor, as mortgage loan seller, with respect to the applicable Citi Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any Citi Sponsor’s representations and warranties regarding the applicable Citi Mortgage Loans, including any Citi Mortgage Loan that is purchased by a Citi Sponsor or its affiliates from a third party originator.

In addition, with respect to each Citi Mortgage Loan, the applicable Citi Sponsor reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates

Furthermore, each of the Citi Sponsors requested the borrowers under the related Citi Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if a Citi Sponsor became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a Citi Mortgage Loan, such Citi Sponsor requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries

Finally, each of the Citi Sponsors prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the related Citi Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the related Citi Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions

Based on the foregoing review procedures, each of the Citi Sponsors found and concluded that the disclosure regarding the related Citi Mortgage Loans in this prospectus is accurate in all material respects. Each of the Citi Sponsors also found and concluded that the related Citi Mortgage Loans were originated in accordance with such Citi Sponsor’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria” in this prospectus. Each of the Citi Sponsors attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2017. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including July 1, 2014 to and including June 30, 2017, CGMRC does not have any demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI initially filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 15, 2017. CREFI’s Central Index Key is 0001701238. CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

None of the Citi Sponsors or any of their affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that CGMRC, as a “majority-owned affiliate” (as defined in Regulation RR) of CREFI, will retain approximately $17,595,411 initial Certificate Balance of the VRR Interest (i.e., the CGMRC VRR Interest Portion) as described under “Credit Risk Retention”, and an affiliate of the Citi Sponsors may purchase the Class R Certificates. However, each of the Citi Sponsors and/or their affiliates may retain on the Closing Date, or own in the future, certain additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates (other than the CGMRC VRR Interest Portion) at any time. CREFI, CGMRC or another “majority-owned affiliate” (as defined in Regulation RR) of CREFI will be required to retain the CGMRC VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), is a Sponsor, a Mortgage Loan Seller and an originator. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on August 31, 2017, Barclays’ affiliates were the loan sellers in approximately 87 commercial mortgage-backed securitization transactions. Approximately $26.5 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016 and for the period January 1, 2017 through August 31, 2017.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2017	$2,656,920,355
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview

Barclays has conducted a review of the Mortgage Loans for which Barclays is a Sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database

To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation

Barclays (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review

Barclays engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures

With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions

Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution

Barclays will perform a review of any mortgage loan that it elects to substitute for a Barclays Mortgage Loan in the Mortgage Pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third-party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Repurchase Requests

Barclays has most recently filed a Form ABS 15G on August 10, 2017 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that Barclays (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $13,175,631 initial Certificate Balance of the VRR Interest (i.e., the Barclays VRR Interest Portion) as described under “Credit Risk Retention”. Any such party will have the right to dispose of any such Certificates (other than the Barclays VRR Interest Portion) at any time. Barclays or a “majority-owned affiliate” (as defined in Regulation RR) will be required to retain the Barclays VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements”.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

The information set forth under this sub-heading has been provided by Barclays.

Principal Commercial Capital

General

Macquarie US Trading LLC d/b/a Principal Commercial Capital (“Principal Commercial Capital”), a Delaware limited liability company, is a sponsor of, and a seller of certain Mortgage Loans (the “PCC Mortgage Loans”) into, the securitization described in this prospectus. Macquarie US Trading LLC (“Macquarie”) is a wholly-owned subsidiary of Macquarie Investments US Inc., a Delaware corporation, and its executive offices are located at 125 West 55th Street, New York, New York 10019. Macquarie US Trading LLC d/b/a Principal Commercial Capital is the originator of all of the PCC Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $243,155,580, representing approximately 22.4% of the Initial Pool Balance. Macquarie is an indirect wholly-owned subsidiary of Macquarie Group Limited (“MGL”), which is an Australian Securities Exchange-listed diversified financial services holding company. MGL is a global provider of banking, financial, advisory, investment and funds management services.

Principal Real Estate Investors, LLC (“PrinREI”) and Macquarie jointly formed a lending platform, known as Principal Commercial Capital, in September 2014 to originate and securitize commercial mortgage loans. The Principal Commercial Capital lending platform operates as a line of business established and owned by Macquarie but is jointly managed by both PrinREI and Macquarie. PrinREI provides services relating to the sourcing, underwriting, closing and securitization of loans for Principal Commercial Capital. Macquarie and its affiliates provide services relating to the pricing, hedging and securitization of loans for Principal Commercial Capital. PrinREI and Macquarie (and certain of Macquarie’s affiliates) jointly participate in material decisions, including joint representation on an investment committee which evaluates and approves all PCC Mortgage Loans prior to origination.

On September 1, 2017, PrinREI and Macquarie announced that Macquarie has elected to withdraw from the CMBS conduit marketplace. Effective as of such date, no new commercial mortgage loans will be originated by Macquarie US Trading LLC under the Principal Commercial Capital lending platform. PrinREI and Macquarie will continue their respective separate operations.

Principal Commercial Capital’s Securitization Program

The primary business of the Principal Commercial Capital lending platform is originating, acquiring and securitizing commercial real estate loans secured by stabilized income-producing properties. This is the ninth commercial mortgage-backed securitization to which Principal Commercial Capital is contributing loans. As of August 1, 2017, Principal Commercial Capital had contributed approximately $1,517,611,595 of commercial and multifamily mortgage loans to commercial mortgage-backed securitizations since March 2015. Additionally, PrinREI, through its affiliates, was an active seller of commercial real estate loans into commercial mortgage-backed securitizations from 1999 through 2008, contributing approximately 2,000 loans totaling approximately $16 billion. In addition, certain members of Macquarie staff who are active in the management of Principal Commercial Capital previously held senior positions in commercial mortgage-backed securities platforms at other investment banking firms.

All of the PCC Mortgage Loans were sourced and underwritten by PrinREI and funded by Macquarie US Trading LLC d/b/a Principal Commercial Capital, and each PCC Mortgage Loan was closed either by PrinREI’s closing staff or third party origination counsel.

Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the PCC Mortgage Loans (except for the Scripps Center Mortgage Loan) prior to securitization. As custodian under the CGCMT 2017-P7 Pooling and Servicing Agreement, Deutsche Bank Trust Company Americas acts as custodian for the loan files with respect to the Scripps Center Mortgage Loan (and the Scripps Center Pari Passu Companion Loan) other than the promissory note evidencing the Scripps Center Mortgage Loan.

In connection with this commercial mortgage securitization transaction, Principal Commercial Capital will transfer the PCC Mortgage Loans to the Depositor, who will then transfer the PCC Mortgage Loans to the Issuing Entity. In return for the transfer by the Depositor to the Issuing Entity of the PCC Mortgage Loans (together with the other mortgage loans being securitized), the Issuing Entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters and initial purchasers engaged by the Depositor, Principal Commercial Capital will work with rating agencies, investors, servicers and other mortgage loan sellers and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors including without limitation, geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, Principal Commercial Capital will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the PCC Mortgage Loans. In the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Principal Commercial Capital, and no other party, will be responsible for curing a breach or defect, repurchasing an affected PCC Mortgage Loan from the Issuing Entity, substituting the affected PCC Mortgage Loan with another mortgage loan or making a Loss of Value Payment with respect to such defect or breach. In addition, Principal Commercial Capital has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Certificates.

Review of PCC Mortgage Loans

Overview

Principal Commercial Capital, in its capacity as the Sponsor of the PCC Mortgage Loans, has conducted a review of the PCC Mortgage Loans in connection with the securitization described in this prospectus designed and effected to provide reasonable assurance that the disclosure related to the PCC Mortgage Loans is accurate in all material respects. Principal Commercial Capital determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the PCC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of PrinREI and Macquarie (collectively, the “PCC Deal Team”) with the assistance of certain third parties. Principal Commercial Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the PCC Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the PCC Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database

To prepare for securitization, members of the PCC Deal Team created a database of loan-level and property-level information relating to each PCC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Principal Commercial Capital during the underwriting process. Prior to securitization of each PCC Mortgage Loan, the PCC Deal Team may have updated the information in the database with respect to such PCC Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the PCC Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any PCC Mortgage Loan.

A data tape (the “PCC Data Tape”) containing detailed information regarding each PCC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The PCC Data Tape was used by the PCC Deal Team to provide the numerical information regarding the PCC Mortgage Loans in this prospectus.

Data Comparisons and Recalculation

Principal Commercial Capital (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, which were designed or provided by Principal Commercial Capital relating to information in this prospectus regarding the PCC Mortgage Loans. These procedures included:

●	comparing the information in the PCC Data Tape against various source documents provided by Principal Commercial Capital;

●	comparing numerical information regarding the PCC Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the PCC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the PCC Mortgage Loans disclosed in this prospectus.

Legal Review

In anticipation of the securitization of each PCC Mortgage Loan, counsel to Principal Commercial Capital prepared a form of legal summary to be completed by PrinREI’s internal closing staff or third party origination counsel that, among other things, set forth certain material terms and property diligence information and elicited information concerning potentially outlying attributes of the PCC Mortgage Loans, as well as any related mitigating considerations. Principal Commercial Capital’s counsel reviewed the legal summaries for each PCC Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, Principal Commercial Capital’s counsel reviewed Principal Commercial Capital’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the PCC Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the PCC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each PCC Mortgage Loan with multiple mortgaged properties for compliance with the REMIC provisions.

Principal Commercial Capital’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures

Prior to securitization, Principal Commercial Capital confirmed with the related servicer for the PCC Mortgage Loans that, to the best of such servicer’s knowledge and except as previously identified, material events concerning the related mortgage loan, the mortgaged property and the borrower and guarantor had not occurred since origination, including, but not limited to: (i) loan modifications or assumptions, or releases of the related borrower or mortgaged property; (ii) damage to the mortgaged property that materially and adversely affects its value as security for the mortgage loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the mortgaged property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The PCC Deal Team also consulted with Principal Commercial Capital personnel responsible for the origination and closing of the PCC Mortgage Loans to confirm that the PCC Mortgage Loans were originated in compliance with the origination and underwriting criteria described under “—The Originators—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes” in this prospectus as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes—Exceptions to Underwriting Criteria” in this prospectus.

Findings and Conclusions

Based on the foregoing review procedures, Principal Commercial Capital determined that the disclosure regarding the PCC Mortgage Loans in this prospectus is accurate in all material respects. Principal Commercial Capital also determined that the PCC Mortgage Loans were originated in accordance with Principal Commercial Capital’s origination procedures and underwriting criteria described under “—The Originators—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes” in this prospectus, except as described under “—The Originators—Principal Commercial Capital—Principal Commercial Capital’s Underwriting Guidelines and Processes—Exceptions to Underwriting Criteria” in this prospectus. Principal Commercial Capital attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution

Principal Commercial Capital will perform a review of any mortgage loan that it elects to substitute for a PCC Mortgage Loan in the Mortgage Pool in connection with a material breach of a representation or warranty or a material document defect. Principal Commercial Capital, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Principal Commercial Capital may engage a third-party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Principal Commercial Capital and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Principal Commercial Capital to render any tax opinion required in connection with the substitution.

Servicing

Interim servicing for all PCC Mortgage Loans (except for the Scripps Center Mortgage Loan) prior to securitization is performed by PrinREI. Generally, servicing responsibilities with respect to the PCC Mortgage Loans (except for the Scripps Center Mortgage Loan) will be transferred from the interim servicer to the Master Servicer on the Closing Date; however, PrinREI is expected to retain certain sub-servicing responsibilities with respect to all such PCC Mortgage Loans. The Scripps Center Mortgage Loan and the Scripps Center Pari Passu Companion Loan are primary serviced by PrinREI pursuant to a primary servicing agreement entered into in connection with the CGCMT 2017-P7 securitization, dated as of April 1, 2017, between Wells Fargo Bank, National Association, as master servicer under the CGCMT 2017-P7 securitization, and PrinREI, as primary servicer.

Repurchase Requests

Principal Commercial Capital most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2017. Principal Commercial Capital’s Central Index Key Number is 0001634437. With respect to the period from and including July 1, 2014 to June 30, 2017, Principal Commercial Capital does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Principal Commercial Capital nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that Principal Commercial Capital (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $12,157,776 initial Certificate Balance of the VRR Interest (i.e., the PCC VRR Interest Portion) as described under “Credit Risk Retention”. However, Principal Commercial Capital or its affiliates may acquire on the Closing Date, or own in the future, additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates (other than the PCC VRR Interest Portion) at any time. Principal Commercial Capital or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the PCC VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Starwood Mortgage Funding V LLC

General

Starwood Mortgage Funding V LLC (“SMF V”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF V, “Starwood”). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF V is a Sponsor of, and a seller of certain Mortgage Loans into, the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the Master Servicer, and SMF V, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the Mortgage Loans to be contributed to this securitization by SMF V, with the exception of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio. In addition, Wells Fargo Bank, National Association acts as interim custodian with respect to six (6) Mortgage Loans, representing approximately 9.1% of the Initial Pool Balance, to be contributed to this securitization by SMF V.

SMF V and SMC are each affiliated with (i) the borrowers, borrower sponsor and non-recourse carveout guarantor under the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, (ii) Starwood Mortgage Funding II LLC, which currently holds one of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and the Visions Hotel Portfolio Pari Passu Companion Loan, (iii) Starwood Mortgage Funding III LLC, which currently holds the 9-19 9th Avenue Pari Passu Companion Loan, (iv) LNR Partners, LLC, which was appointed to act as special servicer for the 225 & 233 Park Avenue South Loan Combination under the WFCM 2017-C39 Pooling and Servicing Agreement and to act as special servicer for the Lakeside Shopping Center Loan Combination under the CGCMT 2017-B1 Pooling and Servicing Agreement and (v) LNR Securities Holdings, LLC, which is the holder of a 35% interest in each class of control eligible certificates issued in connection with the CGCMT 2017-B1 securitization.

Citibank, N.A., the Certificate Administrator and custodian and an affiliate of the Depositor, CREFI, a Sponsor and an originator, CGMRC, a Sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters, provides short-term warehousing of mortgage loans originated, or acquired, by Starwood through a master repurchase facility. As of the date of this prospectus, five (5) of the SMF V Mortgage Loans, with an aggregate principal balance of approximately $92,350,000 as of the Cut-off Date and representing approximately 8.5% of the Initial Pool Balance, are subject to a master repurchase facility with Citibank, N.A. In addition, seven (7) of the SMF V Mortgage Loans, with an aggregate principal balance of approximately $84,588,597 as of the Cut-off Date and representing approximately 7.8% of the Initial Pool Balance, are subject to a master repurchase facility with Barclays Bank PLC, a Sponsor, an originator and an affiliate of Barclays Capital Inc., one of the underwriters. In addition, one (1) of the SMF V Mortgage Loans, with a principal balance of approximately $55,000,000 as of the Cut-off Date and representing approximately 5.1% of the Initial Pool Balance, is subject to a master repurchase facility with Morgan Stanley Bank N.A. SMF V is using the proceeds from its sale of the SMF V Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as applicable, free and clear of any liens.

Starwood’s Securitization Program

This is the 64th commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $8.47 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF V Mortgage Loans

Overview

SMF V has conducted a review of the SMF V Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMF V Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF V Mortgage Loans. No sampling procedures were used in the review process.

Database

To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF V Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF V Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF V Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF V Data Tape”) containing detailed information regarding each SMF V Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF V Data Tape was used to provide the numerical information regarding the SMF V Mortgage Loans in this prospectus.

Data Comparison and Recalculation

SMF V engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by SMF V, relating to information in this prospectus regarding the SMF V Mortgage Loans. These procedures included:

●	comparing the information in the SMF V Data Tape against various source documents provided by SMF V that are described above under “—Database”;

●	comparing numerical information regarding the SMF V Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF V Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF V Mortgage Loans disclosed in this prospectus.

Legal Review

Starwood engaged various law firms to conduct certain legal reviews of the SMF V Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF V Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF V Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF V Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF V Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF V Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF V Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Significant Loan Summaries—Loan #3: 9-19 9th Avenue”, “—Loan #9: Grant Building”, “—Loan #11: Visions Hotel Portfolio” and “—Loan #15: Mesa Grand Shopping Center” in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures

With respect to any material pending litigation of which Starwood was aware at the origination of any SMF V Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF V Mortgage Loans to determine whether any SMF V Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below. See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions

Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF V Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF V Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF V attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2017. SMC’s Central Index Key is 0001548405. SMF V is a wholly-owned subsidiary of SMC. SMF V’s Central Index Key is 0001682509. SMF V most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2017. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that SMC (an affiliate of Starwood and an originator of all of the SMF V Mortgage Loans (with the exception of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as the Starwood Capital Group Hotel Portfolio)) or a “majority-owned affiliate” (as defined in Regulation RR) will retain approximately $11,426,927 initial Certificate Balance of the VRR Interest (i.e., the SMC VRR Interest Portion) as described under “Credit Risk Retention” (although for the avoidance of doubt LNR Partners, an affiliate of Starwood, will be entitled to special servicing fees and certain other fees described in this prospectus with respect to the 225 & 233 Park Avenue South Loan Combination and the Lakeside Shopping Center Loan Combination). However, Starwood or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates (other than the SMC VRR Interest Portion) at any time. SMC or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the SMC VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Originators

Citi Real Estate Funding Inc., Barclays Bank PLC, Macquarie US Trading LLC d/b/a Principal Commercial Capital, Starwood Mortgage Capital LLC, Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank, National Association are referred to in this prospectus as the originators.

The information set forth in this prospectus concerning the identity of the originators and, as set forth below, the underwriting standards of the Sponsors or, if applicable, their affiliated originator(s), has in each case been provided by the related Sponsor.

Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.

Overview

The Citi Sponsors’ commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by the applicable Citi Sponsor. Therefore, this general description of the Citi Sponsors’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by them or on their behalf complies entirely with all criteria set forth below.

Process

The credit underwriting process for each of the Citi Sponsors’ loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of the applicable Citi Sponsor. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the Citi Sponsors’ deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The Citi Sponsors’ deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with the Citi Sponsors’ property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval

All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements

The Citi Sponsors’ underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and the applicable Citi Sponsor’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless the applicable Citi Sponsor determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements

While the Citi Sponsors’ underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements

The Citi Sponsors may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, the Citi Sponsors may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of the Citi Sponsors’ commercial mortgage loans.

Generally, the Citi Sponsors require escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant

(which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the Citi Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and the applicable Citi Sponsor or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material.

Property Insurance

The Citi Sponsors require the borrower to provide, or authorize the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Citi Mortgage Loans, the applicable Citi Sponsor generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

The applicable Citi Sponsor obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

The applicable Citi Sponsor generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by such Citi Sponsor. The applicable Citi Sponsor or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, the Citi Sponsors generally require that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material.

Property Condition Report

The applicable Citi Sponsor generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by such Citi Sponsor. The applicable Citi Sponsor or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Citi Sponsors often require that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all the Citi Sponsors’ loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Citi Sponsor, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

Except as disclosed in the following paragraph, none of the Citi Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 5.1% of the Initial Pool Balance, the related Loan Combination was co-originated by CGMRC with an exception to CGMRC’s underwriting guidelines and/or typical underwriting procedures. In calculating Underwritten Net Cash Flow, CGMRC included $17,100,676 in net upward mark-to-market adjustments to rent, based on the conclusion of market rents set forth in the related appraisal, and CGMRC included $4,516,553 in straight line rents that are due after the maturity date of the Mortgage Loan. Under CGMRC’s guidelines and/or typical underwriting procedures, it would typically not include upward mark-to-market adjustments and would include rents that were straight line only for the lesser of the loan term or lease term. The decision of CGMRC to include the Mortgage Loan in the transaction was based on the fact that based on net cash flow for 2016 (i.e., without giving effect to the inclusion of such mark-to-market rents or straight line rents), the Mortgage Loan would have a net cash flow debt service coverage ratio of 2.96x, the Mortgage Loan (including the related Pari Passu Companion Loans) has a Cut-off Date LTV Ratio of 30.6% and the related Loan Combination has a Cut-off Date LTV Ratio of 47.9% and that the leases as to which rent is straight lined beyond the loan maturity date are to investment grade-rated or institutional law firm tenants. Certain characteristics of the Mortgage Loan can be found in Annex A to this prospectus. Based on the foregoing, CGMRC approved inclusion of the Mortgage Loan into this transaction.

Barclays Bank PLC

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General

Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis

Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval

All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio

Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan to value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements

Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property), (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing

Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Co-Originations

From time to time, Barclays originates mortgage loans or loan combinations together with other financial institutions. The resulting mortgage loans or loan combinations are evidenced by two or more promissory notes, at least one of which will reflect Barclays as the payee. Barclays has in the past and may in the future deposit such promissory notes for which it is the named payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Lakeside Shopping Center Loan Combination was co-originated with Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association and underwritten by Barclays in accordance with the underwriting guidelines described above. The Long Island Prime Portfolio - Uniondale Loan Combination was co-originated with Goldman Sachs Mortgage Company and underwritten by Barclays in accordance with the underwriting guidelines described above. The Atlanta and Anchorage Hotel Portfolio Loan Combination was co-originated with Citigroup Global Markets Realty Corp. and Rialto Mortgage Finance, LLC and underwritten by Barclays in accordance with the underwriting guidelines described above. The 245 Park Avenue Loan Combination was co-originated with JPMorgan Chase Bank, National Association, Société Générale, Natixis Real Estate Capital LLC and Deutsche Bank AG, acting through its New York Branch, and underwritten by Barclays in accordance with the underwriting guidelines described above. The Mall of Louisiana Loan Combination was co-originated with Citi Real Estate Funding Inc. and Bank of America, National Association and underwritten by Barclays in accordance with the underwriting guidelines described above. The Starwood Capital Group Hotel

Portfolio Loan Combination was co-originated with Deutsche Bank AG, acting through its New York Branch, JPMorgan Chase Bank, National Association and Bank of America, National Association and underwritten by Barclays in accordance with the underwriting guidelines described above.

Exceptions to Barclays’ Disclosed Underwriting Guidelines

None of the Barclays Mortgage Loans have exceptions to the related underwriting criteria set forth above.

Principal Commercial Capital

Principal Commercial Capital’s Underwriting Guidelines and Processes

Macquarie US Trading LLC d/b/a Principal Commercial Capital is the originator of all of the PCC Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $243,155,580, representing approximately 22.4% of the Initial Pool Balance. All of the PCC Mortgage Loans were sourced and underwritten by PrinREI and funded by Macquarie US Trading LLC d/b/a Principal Commercial Capital, and each PCC Mortgage Loan was closed either by PrinREI’s closing staff or third party origination counsel. Underwriting guidelines and processes were established by PrinREI and Macquarie for Principal Commercial Capital. Set forth below is a general description of these guidelines and processes with respect to loans originated or acquired by Principal Commercial Capital.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and is driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan originated or acquired by Principal Commercial Capital conforms to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the PCC Mortgage Loans, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Originators—Principal Commercial Capital” section and “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this prospectus.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional in-place, ongoing or springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis

Loans are underwritten, not only from a real estate perspective, but also on a credit/cash flow basis. All underwriting is required to include the development and analysis of cash flow from the collateral and determination of value for the improvements. The underwriting function incorporates the following factors into the overall analysis of a transaction:

●	Quality of the improvements, location and competitiveness of the subject property. Macro- and sub-market research is reviewed to determine desirability of the location. Site inspections are completed to assess the property’s functionality, condition, access/visibility and overall competitiveness. Review of third party appraisal reports, physical condition assessments and environmental reports is also performed by PrinREI’s in-house appraisers and engineers, and results are incorporated into the loan underwriting as deemed appropriate.

●	Overall sustainability of the cash flow from the collateral. Due diligence includes review of rent rolls, leases, historical operating statements and occupancy levels. Analysis of key tenants is also performed, including financial strength, sales/occupancy cost, tenant investment in space, etc. Underwriting considers potential capital outlays for tenant improvements, leasing commissions and capital expenditures.

●	Sponsorship’s experience and financial capacity. A thorough evaluation of the investment philosophy, real estate experience and financial statements of the principal(s) of the borrower is conducted on all transactions. Background and credit checks are performed on the borrower and key principals to identify any liens, judgments, bankruptcies or pending litigation. Borrowers are generally required to be special purpose entities.

Loan Approval

All loans originated or acquired by Principal Commercial Capital must be approved by the Principal Commercial Capital investment committee which consists of representatives from both PrinREI and Macquarie experienced in commercial real estate lending. The Principal Commercial Capital investment committee may approve a loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-To-Value Ratios

Generally, the debt service coverage ratios for the PCC Mortgage Loans is equal to or greater than 1.20x for all property types except hospitality and self storage properties, which generally have debt service coverage ratios equal to or greater than 1.30x. Variances may be allowed in circumstances deemed warranted by Principal Commercial Capital, such as for loans with rapid amortization schedules, higher quality tenant revenue streams or additional collateral in the form of reserves, letters of credit or guaranties. Debt service coverage ratios are calculated in accordance with Principal Commercial Capital’s property-specific underwritten cash flow guidelines.

Generally, the loan-to-value ratio for PCC Mortgage Loans is equal to or less than 80%. Variances may be allowed in circumstances deemed warranted by Principal Commercial Capital, such as for loans with rapid amortization schedules, higher quality tenant revenue streams or additional collateral in the form of reserves, letters of credit or guaranties.

Additional Debt

Additional debt in the form of mezzanine debt, B notes or preferred equity may be permitted either at the time of loan origination or during the loan term subject to certain loan-to-value constraints or debt service coverage requirements. When underwriting an asset, Principal Commercial Capital reviews terms of such additional debt and analyzes the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Macquarie or PrinREI or affiliates of either firm is the lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory.

Assessments of Property Condition

As part of the underwriting process, Principal Commercial Capital analyzes the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. PrinREI generally performs site inspections of the subject property or, in limited instances, engages a third party to complete the inspection. In most cases Principal Commercial Capital obtains the independent assessments and reports described below.

Appraisal Reports

Principal Commercial Capital in most cases requires that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by an appraiser who is a member of the Appraisal Institute, a membership association of professional real estate appraisers or an otherwise qualified appraiser. In certain situations, an update to an existing independent appraisal may be acceptable. The appraisal reports are required to be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. The appraisal includes or is accompanied by a separate letter that includes a statement by the appraiser that the appraisal was prepared in conformity with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

Environmental Assessments

Principal Commercial Capital in most cases requires a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan; however, when circumstances warrant, Principal Commercial Capital may utilize an update of a previously conducted environmental assessment. Furthermore, an environmental assessment conducted at any particular real property collateral does not necessarily cover all potential environmental issues, such as an analysis of radon, lead-based paint and lead in drinking water, which is usually conducted only at multifamily properties. Depending on the findings of the Phase I environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments

Principal Commercial Capital in most cases requires that an engineering firm inspect the real property collateral for any multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems; however, when circumstances warrant, Principal Commercial Capital may utilize an update of a previously conducted engineering assessment. Based on the findings of the engineering assessment, Principal Commercial Capital determines the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance. In some instances, repairs or maintenance may be completed prior to closing and/or reserves may be established to fund any deferred maintenance or replacement items.

Seismic Reports

Principal Commercial Capital in most cases requires a seismic report with respect to all multifamily or commercial mortgage loans located in seismic zones 3 or 4 to provide an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”). Generally, any mortgage loans as to which the mortgaged property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost is subject to seismic upgrading, has adequate reserves in place for retrofitting, satisfactory earthquake insurance or is structured with recourse to a guarantor.

Zoning and Building Code Compliance

With respect to each mortgage loan, Principal Commercial Capital generally considers whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower. Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Principal Commercial Capital considers whether to require the related borrower to obtain law and ordinance coverage and/or whether an alternative mitigating factor is in place.

Title Insurance

Each borrower is required to provide, and Principal Commercial Capital or its origination counsel typically reviews, a title insurance policy for each mortgaged property. The title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) provide protection and benefits that run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Hazard, Liability and Other Insurance

Mortgaged properties are typically required to be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The mortgaged properties are typically not insured for earthquake risk unless a seismic report indicates a PML or SEL of greater than 20%.

Escrow Requirements

Principal Commercial Capital may require borrowers to fund various escrows for taxes and insurance, tenant improvements and leasing commissions, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Principal Commercial Capital are as follows:

●	Taxes: Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required. Such escrows may not be required under certain circumstances, including, but not limited to (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, and (iii) if there is a low loan-to-value ratio; provided that in each case the borrower will generally be required to submit evidence of payment of annual property taxes.

●	Insurance: Typically, if the mortgaged property is insured under an individual policy, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required. Such escrows may not be required under certain circumstances, including, but not limited to (i) if the borrower maintains a blanket insurance policy, (ii) if the mortgaged property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance, and (iii) if there is a low loan-to-value ratio; provided that in each case the borrower will generally be required to submit evidence of payment of annual property insurance premiums.

●	Replacement Reserves: Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from a third party property condition or engineering report or to certain minimum requirements by property type. Such escrows may not be required under certain circumstances, including, but not limited to (i) if a single or investment grade tenant (which may be a ground lease tenant) is responsible for all repairs and maintenance under the terms of its lease, and (ii) if there is a low loan-to-value ratio.

●	Completion Repair/Environmental Remediation: Typically, a completion repair or remediation reserve is required where an environmental or property condition report suggests that a reserve is necessary. Upon funding of the mortgage loan, Principal Commercial Capital generally requires that at least 110-125% of the estimated cost identified in the environmental or property condition report be reserved and that repairs or replacements be completed within one year after the funding of the applicable mortgage loan. Such escrows may not be required under certain circumstances, including, but not limited to (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, (iii) if a single or major tenant (which may be a ground lease tenant) at the related mortgaged property is responsible for the repairs, and (iv) if a secured creditor insurance policy or borrower insurance policy is in place.

●	Tenant Improvement/Leasing Commissions: In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk with respect to industrial, retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term or a letter of credit and/or a cash flow sweep or a combination of any of the aforementioned alternatives may be used to cover certain anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing the space occupied by such tenants. Such escrows may not be required under certain circumstances, including, but not limited to (i) if rent at the mortgaged property is considered below market, and (ii) if no material leases expire within the mortgage loan term.

Furthermore, Principal Commercial Capital may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower, its sponsor or an affiliate, or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In addition, under certain circumstances, where (i) positive credit characteristics exist, (ii) the amounts involved are relatively minimal, or (iii) Principal Commercial Capital has determined the mortgaged property, the borrower or its owners will likely be able to bear the related expenses without the escrow or reserve, an escrow or reserve may not be required.

Exceptions to Underwriting Criteria

One or more of the mortgage loans originated by Macquarie US Trading LLC d/b/a Principal Commercial Capital may vary from the specific Principal Commercial Capital underwriting guidelines and procedures described above when additional credit positive characteristics are present. In addition, in the case of one or more of the mortgage loans originated by Macquarie US Trading LLC d/b/a Principal Commercial Capital, such originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as disclosed in the following paragraphs, none of the PCC Mortgage Loans was originated with any material exceptions to Principal Commercial Capital’s underwriting guidelines and procedures described above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3901 North First Street, representing approximately 2.1% of the Initial Pool Balance, underwritten base rent for the sole tenant, Continental Automotive Systems, Inc., was based on the effective rent over the ten-year loan term ($30.76 per square foot) rather than in-place contract rent ($29.40 per square foot), which represents an exception to PCC’s underwriting criteria. PCC’s approval of the inclusion of such Mortgage Loan in this securitization transaction notwithstanding this exception was supported by the following: (i) according to the related appraisal, the effective rent is lower than the market rent of $31.20 per square foot; (ii) the parent company of the tenant, Continental AG, has a credit rating of BBB+ by both Fitch Ratings, Inc. (“Fitch”) and S&P Global Ratings (“S&P”) (however, Continental AG does not guarantee the lease); and (iii) the equity owners of the borrower contributed approximately $2.3 million at loan origination to refinance their prior mortgage loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Westerre I and II, representing approximately 1.6% of the Initial Pool Balance, the borrower is required to insure for general liability in an amount of $1,000,000 per occurrence and $2,000,000 in the aggregate on a per location basis when insuring multiple properties under a blanket policy together with $10,000,000 excess coverage. The borrower’s policy is absent the “per location” aggregate endorsement, and there are 96 other locations insured under its blanket policy. The lender’s starting formula under its underwriting procedures for determining coverage for mortgaged properties with liability insurance under a blanket policy without a “per location” aggregate endorsement would be to multiply the lender’s customary per occurrence requirement ($1 million plus an additional $10 million in excess coverage) by the number of locations, which in the case of the Mortgaged Property, would result in requiring total blanket coverage of $264 million. Allowing such lower coverage represents an exception to PCC’s underwriting criteria. The borrower is currently carrying general liability coverage in an amount of $1 million per occurrence and $10 million in the aggregate, together with excess coverage in an amount of $25 million, which is less than would be required under the above formula. PCC’s approval of the inclusion of such Mortgage Loan in this securitization transaction notwithstanding this exception was supported by the following: (i) low loss experience at the Mortgaged Property with 14 claims totaling $25,300 under the liability insurance during the period of May 1, 2016 to June 20, 2017; (ii) the Mortgage Loan documents allow the lender the right to reevaluate the sufficiency of the general aggregate and umbrella limits should additional properties be added to the existing liability policy; and (iii) the property type (suburban office) is considered generally to have a lower risk profile than certain other property types.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Falls at Snake River Landing, representing approximately 1.4% of the Initial Pool Balance, the borrower is required to carry only $5,000,000 in excess liability coverage; however, the lender’s form loan documents require excess liability coverage of $10,000,000, based on the Mortgage Loan’s $15,750,000 original principal balance. Allowing such lower coverage represents an exception to PCC’s underwriting criteria. PCC’s approval of the inclusion of such Mortgage Loan in this securitization transaction notwithstanding this exception was supported by the following: (i) the Mortgage Loan has a Cut-off Date LTV Ratio of 48.5%; and (ii) the requirement for $10,000,000 in excess liability coverage applies only to loans that have principal balances of $15,000,000 or higher, whereas loans below $15,000,000 original principal balance are permitted to have only $5,000,000 in excess liability coverage.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 888 Tennessee, representing approximately 1.4% of the Initial Pool Balance, the final property condition report noted deferred maintenance of $16,100 existed with respect to the Mortgaged Property, which has not been reserved for, in addition to roof work in the second year of the analysis period that would not allow for sufficient ongoing reserves to have been reserved for due to the projected cost of the repair/replacement, which in both instances represent an exception to PCC’s underwriting criteria. PCC’s approval of the inclusion of such Mortgage Loan in this securitization transaction notwithstanding these exceptions was supported by the following: (i) according to the related appraisal, the land value represents 161.3% of the original principal amount of the Mortgage Loan; (ii) the Mortgage Loan has a Cut-off Date LTV Ratio of 48.4%; and (iii) the Mortgaged Property is 100% leased to Prime Now LLC, a subsidiary of Amazon.com, Inc., which has provided a parental guarantee with respect to such lease.

Starwood Mortgage Capital LLC

Overview

SMF V’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 3.8% of the Initial Pool Balance, was co-originated by Barclays Bank PLC, Deutsche Bank AG, acting through its New York Branch, JPMorgan Chase Bank, National Association and Bank of America, National Association and was re-underwritten by Starwood in accordance with the underwriting criteria described below prior to Starwood’s acquisition of its portion of the Mortgage Loan from JPMorgan Chase Bank, National Association. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF V Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis

Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval

All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio

Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt

Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

●	However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements

Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF V Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance

Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Co-Originations

From time to time, Starwood may originate together with other financial institutions other mortgage loans or loan combinations evidenced by two or more promissory notes, with at least one of such promissory notes reflecting Starwood as the payee. Starwood has in the past and may in the future deposit such promissory notes for which it is the named payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Exceptions to Underwriting Criteria

None of the SMF V Mortgage Loans were originated with material exceptions to Starwood’s underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of (i) CREFI, a Sponsor, an originator, the initial Risk Retention Consultation Party and the Retaining Sponsor, (ii) CGMRC, a Sponsor, an originator and a Retaining Party, (iii) Citigroup Global Markets Inc., one of the

underwriters, and (iv) Citibank, N.A., the Certificate Administrator, custodian, certificate registrar and paying agent.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CGMRC or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2017-P8, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator,” “—Servicers—The Master Servicer”, “—

Servicers—The Special Servicer,” “—Servicers—The Outside Servicers and the Outside Special Servicers,” “—The Operating Advisor and the Asset Representations Reviewer,” “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation, and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2017, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $224 billion, of which approximately 262 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $169 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) and custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The corporate trust office of Citibank responsible for administration of the Issuing Entity is located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2017-P8 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2017, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement-backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2017, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 102 transactions backed by commercial mortgages with an aggregate principal balance of approximately $110.6 billion. The Depositor, the underwriters, the initial purchasers, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Asset Representations Reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As Certificate Administrator, Citibank is also responsible for the preparation and filing of all Trust REMIC tax returns and Grantor Trust tax returns on behalf of the Issuing Entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to commercial mortgage-backed securities.

Citibank is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders. Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years. Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota. One such third-party vendor separately engaged by Citibank in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the underlying mortgage loans.

Citibank is acting as Certificate Administrator of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee on certain RMBS transactions. On June 18, 2014, a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, asserting claims for purported violations of the U.S. Trust Indenture Act of 1939, as amended, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, filed a new civil action against Citibank in the United States District Court for the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiffs’ original state court action. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. Subsequently, plaintiffs voluntarily dismissed all claims with respect to two of the three trusts. On April 7, 2017, Citibank filed a motion for summary judgment. Plaintiffs filed its consolidated opposition brief and cross motion for partial summary judgment on May 22, 2017. Briefing on those motions was completed on August 4, 2017.

On November 24, 2015, the same investors that brought the federal case brought a new civil action in the Supreme Court of the State of New York related to 25 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee. This case includes the 24 trusts previously dismissed in the federal action, and one additional trust. The investors assert claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of New York’s Streit Act. Following oral argument on Citibank’s motion to dismiss, plaintiffs filed an amended complaint on August 5, 2016. On June 27, 2017, the state court issued a decision, dismissing the event of default claims, mortgage-file-related claims, the fiduciary duty claims, and the conflict of interest claims. The decision sustained certain breach of contract claims including the claim alleging discovery of breaches of representations and warranties, a claim related to robo-signing, and the implied covenant of good faith claim. On July 28, 2017, Citibank filed a notice of appeal as to the sustained claims.

On August 19, 2015, the FDIC as receiver for a financial institution filed a civil action against Citibank in the Southern District of New York. This action relates to one private-label RMBS trust for which Citibank formerly served as trustee. The FDIC asserts claims for breach of contract, violation of New York’s Streit Act, and violation of the U.S. Trust Indenture Act of 1939, as amended. Citibank jointly briefed a motion to dismiss with The Bank of New York Mellon and U.S. Bank, entities that have also been sued by the FDIC in their capacity as trustee, and whose cases are also in front of Judge Carter. On September 30, 2016, the court granted Citibank’s motion to dismiss the complaint without prejudice for lack of subject matter jurisdiction. On October 14, 2016, the FDIC filed a motion for reargument or relief from judgment from the court’s dismissal order. On July 11, 2017, Judge Carter ruled on the motion for reconsideration regarding his dismissal of the action. He denied reconsideration of his decision on standing, but granted leave to amend the complaint within 90 days (by October 9, 2017).

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and continues to vigorously defend against these litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this CMBS transaction.

Neither Citibank nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that Citibank or one of its affiliates may purchase the Class R Certificates on the Closing Date, and except that CGMRC will retain the CGMRC VRR Interest Portion as described under “Credit Risk Retention”. Citibank or its affiliates may, from time to time after the sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates (other than the CGMRC VRR Interest Portion) at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (a) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the WFCM 2017-C39 Pooling and Servicing Agreement, which governs the servicing of the 225 & 233 Park Avenue South Loan Combination, (b) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the BXP 2017-GM Trust and Servicing Agreement, which governs the servicing of the General Motors Building Loan Combination, (c) the Outside Trustee, the Outside Certificate Administrator and the Outside Custodian under the DBJPM 2017-C6 Pooling and Servicing Agreement, which governs the servicing of the Starwood Capital Group Hotel Portfolio Loan Combination, (d) the Outside Servicer under the CGCMT 2017-B1 Pooling and Servicing Agreement, which governs the servicing of the Lakeside Shopping Center Loan Combination, (e) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the GSMS 2017-GS7 Pooling and Servicing Agreement, which governs the servicing of the Long Island Prime Portfolio - Uniondale Loan Combination, (f) the Outside Servicer under the CGCMT 2017-P7 Pooling and Servicing Agreement, which governs the servicing of the Scripps Center Loan Combination, (g) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the CFCRE 2017-C8 Pooling and Servicing Agreement, which governs the servicing of the Atlanta and Anchorage Hotel Portfolio Loan Combination, (h) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, which governs the servicing of the 245 Park

Avenue Loan Combination, and (i) the current holder of one or more of the Pleasant Prairie Premium Outlets Pari Passu Companion Loans. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 6/30/2017
By Approximate Number:	33,605	32,716	31,128	29,623
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.39	$503.34	$506.83	$505.11

Within this portfolio, as of June 30, 2017, are approximately 20,426 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $380.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of June 30, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $1.5 billion.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)**	Approximate Outstanding Advances (P&I and PPA)**	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$ 377,947,659,331	$ 1,750,352,607	0.46%

Calendar Year 2015	$ 401,673,056,650	$ 1,600,995,208	0.40%

Calendar Year 2016	$ 385,516,905,565	$ 838,259,754	0.22%

YTD Q2 2017	$ 372,321,846,653	$ 694,505,361	0.19%

**	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer and a special servicer of commercial loans in the UK. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer:	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings; and

●	insurance tracking and compliance.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Outside Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the Master Servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CGMRC, a Sponsor and an originator, or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CGMRC or those affiliates (including CREFI, a Sponsor and an originator) from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Citi Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMF V, a Sponsor, or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMF V or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the SMF V Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays, a Sponsor and an originator, or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Barclays Mortgage Loans.

In its capacity as the Master Servicer, Wells Fargo expects to enter into a primary servicing agreement with PrinREI pursuant to which PrinREI is expected to perform most servicing duties of the Master Servicer, other than making Advances, with respect to all of the PCC Mortgage Loans serviced under the Pooling and Servicing Agreement.

The Scripps Center Loan Combination is being primary serviced by PrinREI pursuant to a primary servicing agreement entered into in connection with the CGCMT 2017-P7 securitization, dated as of April 1, 2017, between Wells Fargo, as master servicer under the CGCMT 2017-P7 securitization, and PrinREI, as primary servicer.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025% with respect to each Mortgage Loan and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as Master Servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may retain certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information regarding Wells Fargo under the heading “—Servicers—The Master Servicer” has been provided by Wells Fargo.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the

Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

KeyBank National Association (“KeyBank”), a national banking association, is expected to be appointed to act as the initial special servicer (the “Special Servicer”) under the Pooling and Servicing Agreement and in this capacity is expected to be responsible for the servicing and administration of the applicable Specially Serviced Loans and any associated REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions, Special Servicer Decisions and other transactions relating to the Mortgage Loans (other than any Excluded Special Servicer Mortgage Loan, Outside Serviced Mortgage Loan or any Servicing Shift Loan Combination) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement.

KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor or the Asset Representations Reviewer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/14	12/31/15	12/31/16	6/30/2017
By Approximate Number	16,772	16,876	17,866	16,623
By Approximate Aggregate Principal Balance (in billions)	$174.6	$185.2	$189.3	$183.8

Within this servicing portfolio are, as of June 30, 2017, approximately 8,105 loans with a total principal balance of approximately $139.1 billion that are included in approximately 498 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2016, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to CMBS in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of June 30, 2017, KeyBank was named as special servicer with respect to commercial mortgage loans in 138 commercial mortgaged-backed securities transactions totaling approximately $60 billion in the aggregate outstanding principal balance and was special servicing a portfolio that included approximately 44 commercial mortgage loans with an aggregate outstanding principal balance of approximately $327.1 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2014	12/31/2015	12/31/2016	6/30/2017
By Approximate Number of Transactions	102	108	132	138
By Approximate Aggregate Principal Balance (in billions)	$47.3	$52.8	$60.5	$60

KeyBank has resolved over $15 billion of U.S. commercial mortgage loans over the past 10 years, $16 million of U.S. commercial mortgage loans during 2007, $1.32 billion of U.S. commercial mortgage loans during 2008, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, and $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015 and $263.6 million of U.S. commercial mortgage loans during 2016.

KeyBank is approved as the master servicer, primary servicer, and special servicer for CMBS rated by Moody’s, S&P, Fitch, and Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2+” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to master servicers, trustees and certificate administrators of CMBS transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions with respect to which KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the underlying Mortgage Loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the Special Servicer, KeyBank is generally responsible for the special servicing functions with respect to the Serviced Mortgage Loans and any REO Properties. KeyBank may from time to time perform some of its servicing obligations under the Pooling and Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO properties. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if KeyBank had not retained any such vendors.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time, KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. One such action was brought by a certificateholder of a CMBS trust in the Supreme Court of New York, County of New York, in connection with KeyBank’s determination of the fair value of a loan secured by the Bryant Park Hotel in New York City. KeyBank denies liability in such action, and KeyBank does not believe that such action or any other lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

The Depositor, the Sponsors, the underwriters, the Master Servicer, the Trustee and the Certificate Administrator may maintain banking and other commercial relationships with the Special Servicer and its affiliates.

Neither KeyBank nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization except as disclosed in this section “—Servicers—The Special Servicer”. However, KeyBank or its affiliates may retain certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information regarding KeyBank under the heading “—Servicers—The Special Servicer” has been provided by KeyBank.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (other than any Serviced Outside Controlled Loan Combination), without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (if a Control Termination Event does not exist). The Special Servicer may be removed and replaced with respect to a Serviced Outside Controlled Loan Combination, with or without cause at any time, at the direction of the related Outside Controlling Note Holder.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The PCC Mortgage Loans Primary Servicer

Principal Real Estate Investors, LLC (“PrinREI”) will act as primary servicer with respect to all of the PCC Mortgage Loans. PrinREI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. The principal servicing offices of PrinREI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

Principal Global Investors, LLC (“PGI”), the parent company of PrinREI, is ranked “Strong” as a primary servicer and “Above Average” as a special servicer of commercial real estate loans by S&P. PrinREI has extensive experience in servicing commercial real estate mortgage loans. PrinREI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

As of June 30, 2017, PrinREI serviced (in certain cases, together with its parent company, PGI) approximately 1,713 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $21.4 billion. The portfolio of loans serviced by PrinREI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PrinREI services loans in most states throughout the United States.

As of June 30, 2017, PrinREI was a primary servicer in approximately 58 commercial mortgage-backed securitization transactions, servicing approximately 292 loans with an aggregate outstanding principal balance of approximately $3.4 billion.

PrinREI’s historical servicing volume is shown below:

Year-End	2013	2014	2015	2016
CMBS	$9.2B	$8.3B	$7.2B	$4.9B
Total loans	$23.5B	$22.8B	$22.3B	$22.0B

PrinREI utilizes the Enterprise! loan servicing system, which is widely used in the loan servicing industry. PrinREI has a robust website available for borrowers to view the current status of their loans. PrinREI also utilizes a website to provide information to master servicers, including property inspections, property financials and other reporting.

The PrinREI servicing team is comprised of the following areas:

●	Operations is responsible for new loan boarding, loan audits, insurance and real estate tax monitoring and escrows and UCC administration.

●	Servicing Asset Management is responsible for processing borrower consents, including lease related items; escrow and reserve administration and monitoring triggers.

●	Portfolio managers are responsible for compliance with the pooling and servicing agreements and primary servicing agreements, and master servicer and special servicer communication.

●	Surveillance is responsible for collecting and analyzing financial statements, rent rolls, physical property inspections and general portfolio surveillance.

●	Cash Management and Investor Reporting controls cash management, including payment processing, remittances and investor reporting.

PrinREI may use sub-servicers or vendors to perform certain servicing processes. None of the sub-servicers or vendors perform any cashiering or material processes. PrinREI monitors any sub-vendors for compliance and quality control.

Generally, all loan payments received by PrinREI are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

PrinREI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

PrinREI has quality control policies and procedures to ensure compliance with the servicing criteria set forth in Item 1122 of Regulation AB. PrinREI’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and servicing industry changes. There have been no material non-compliance or default issues against PrinREI in the servicing of its CMBS or other loans.

No securitization transaction involving commercial mortgage loans in which PrinREI was acting as primary servicer has experienced an event of default as a result of any action or inaction of PrinREI as primary servicer, including as a result of PrinREI’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, PrinREI and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PrinREI does not believe that any currently pending lawsuits or legal proceedings would individually or in the aggregate have a material adverse effect on its business or its ability to act as primary servicer with respect to the PCC Mortgage Loans.

PrinREI (in certain cases, through its parent company, PGI) has an interim servicing agreement with Macquarie Investments US Inc. d/b/a Principal Commercial Capital (and certain of its affiliates) to interim service certain mortgage loans (including each PCC Mortgage Loan other than the Scripps Center Mortgage Loan) prior to securitization.

PrinREI has acquired the right to be (or has been, as applicable) appointed as the primary servicer of all of the PCC Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $243,155,580, representing approximately 22.4% of the Initial Pool Balance. Each of the PCC Mortgage Loans (other than the Scripps Center Mortgage Loan) will be primary serviced by PrinREI pursuant to a primary servicing agreement entered into in connection with this transaction to be dated as of September 1, 2017 (the “CGCMT 2017-P8 PrinREI Primary Servicing Agreement”) between Wells Fargo, as master servicer, and PrinREI, as primary servicer. The Scripps Center Mortgage Loan (and the Scripps Center Pari Passu Companion Loan) will be primary serviced by PrinREI pursuant to a primary servicing agreement entered into in connection with the CGCMT 2017-P7 securitization, dated as of April 1, 2017 (the “CGCMT 2017-P7 PrinREI Primary Servicing Agreement” and, together with the CGCMT 2017-P8 PrinREI Primary Servicing Agreement, the “PrinREI Primary Servicing Agreements”) between Wells Fargo Bank, as master servicer under the CGCMT 2017-P7 securitization, and PrinREI, as primary servicer. The primary servicing of each PCC Mortgage Loan will be governed by the applicable PrinREI Primary Servicing Agreement.

Neither PrinREI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, PrinREI or its affiliates may retain on the Closing Date or own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The PrinREI Primary Servicing Agreements

Pursuant to the PrinREI Primary Servicing Agreements, PrinREI, as primary servicer, on behalf of Wells Fargo Bank, National Association in its capacity as Master Servicer or Wells Fargo Bank, National Association in its capacity as the Outside Servicer under the CGCMT 2017-P7 Pooling and Servicing Agreement (Wells Fargo Bank, National Association, in its capacity as master servicer with respect to the related PCC Mortgage Loan and any related Companion Loan, the “Related Master Servicer”), will be responsible for certain of the obligations of the Related Master Servicers with respect to all of the PCC Mortgage Loans and the Scripps Center Pari Passu Companion Loan, as described under “The Pooling and Servicing Agreement” in this prospectus (and, with respect to the Scripps Center Mortgage Loan, “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”), including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related Mortgaged Property and processing borrower requests. PrinREI will have no obligation to make monthly debt service advances or property advances on the PCC Mortgage Loans. PrinREI will be responsible for performing the primary servicing of the PCC Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement or, with respect to the Scripps Center Mortgage Loan, the servicing standard under the CGCMT 2017-P7 Pooling and Servicing Agreement (with respect to the related PCC Mortgage Loan, the “Related Pooling and Servicing Agreement”).

PrinREI’s responsibilities will include, but are not limited to:

●	collecting payments on the PCC Mortgage Loans and remitting such amounts, net of certain fees to be retained by PrinREI as servicing compensation and certain other amounts, including escrow and reserve funds, to the Related Master Servicer;

●	providing certain CREFC® reports to the Related Master Servicer;

●	processing borrower requests in respect of PCC Mortgage Loans (and obtaining, when required, consent of the Related Master Servicer or, to the extent required under the Related Pooling and Servicing Agreement, the related special servicer); and

●	handling early stage delinquencies and collections; provided that servicing of PCC Mortgage Loans that are specially serviced loans will be transferred from PrinREI to the related special servicer as required pursuant to the terms of the Related Pooling and Servicing Agreement.

With respect to any PCC Mortgage Loan that is a non-Specially Serviced Loan, PrinREI will process, without the Related Master Servicer’s prior review or consent, any Major Decision and any Special Servicer Decision (or, with respect to the Scripps Center Mortgage Loan, equivalent terms under the CGCMT 2017-P7 Pooling and Servicing Agreement). With respect to any Major Decision or Special Servicer Decision (or, with respect to the Scripps Center Mortgage Loan, equivalent terms under the CGCMT 2017-P7 Pooling and Servicing Agreement) in respect of any such PCC Mortgage Loan, PrinREI will prepare a written analysis and recommendation and provide that analysis and recommendation directly to the related special servicer.

As compensation for its activities under each PrinREI Primary Servicing Agreement, PrinREI will be paid a primary servicing fee by the Related Master Servicer with respect to the related PCC Mortgage Loan(s), but only to the extent that the Related Master Servicer receives the related servicing fee. Such primary servicing fee will be equal to the primary servicing fee component of the servicing fee paid to the Related Master Servicer under the Related Pooling and Servicing Agreement and will be calculated at 0.0100% per annum with respect to each PCC Mortgage Loan (other than the PCC Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as The Grove at Shrewsbury, 1450 Veterans, The Falls at Snake River Landing, 888

Tennessee, Low Country Village and Ocean City Shopping Center, in which cases the primary servicing fee (inclusive of the sub-servicing fee rate at which the related sub-servicer’s fee accrues) will be calculated at 0.0200% per annum, 0.0400% per annum, 0.0300% per annum, 0.0300% per annum, 0.0400% per annum and 0.0400% per annum, respectively). PrinREI will also receive a primary servicing fee in respect of the Scripps Center Pari Passu Companion Loan accruing at a rate equal to 0.0100% per annum. PrinREI will be entitled to certain additional servicing compensation with respect to the PCC Mortgage Loans, including, but not limited to, a portion of modification fees and assumption fees, but only from amounts to which the Related Master Servicer is entitled under the Related Pooling and Servicing Agreement.

Pursuant to the PrinREI Primary Servicing Agreements and each Related Pooling and Servicing Agreement, PrinREI will not be liable for any action taken or for refraining from taking any action in good faith pursuant to the related agreement, or for errors in judgment, provided that PrinREI will not be protected from any liability arising from, among other things, a breach of any representation or warranty, willful misconduct, bad faith or negligence. See “The Pooling and Servicing Agreement—Limitations on Liability; Indemnification”.

PrinREI may not resign as primary servicer under either PrinREI Primary Servicing Agreement except by mutual agreement of PrinREI and the Related Master Servicer and payment by PrinREI of all reasonable out-of-pocket costs and expenses of the Related Master Servicer in connection with such resignation and transfer of servicing, or upon its determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by PrinREI. The Related Master Servicer will have the right to terminate PrinREI as primary servicer under the related PrinREI Primary Servicing Agreement if certain termination events under such PrinREI Primary Servicing Agreement are not remedied. In addition, the Depositor (or, with respect to the Scripps Center Mortgage Loan, the depositor under the CGCMT 2017-P7 securitization) will have the right to terminate PrinREI as primary servicer under the applicable PrinREI Primary Servicing Agreement upon any failure of PrinREI to comply with the Exchange Act reporting requirements of the Related Pooling and Servicing Agreement, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under the Related Pooling and Servicing Agreement.

The information set forth under this “—Servicers—The PCC Mortgage Loans Primary Servicer” sub-heading regarding PrinREI has been provided by PrinREI.

The Outside Servicers and the Outside Special Servicers

The 225 & 233 Park Avenue South Loan Combination is being serviced and administered pursuant to the WFCM 2017-C39 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and LNR Partners, LLC, as special servicer.

The General Motors Building Loan Combination is being serviced and administered pursuant to the BXP 2017-GM Trust and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and AEGON USA Realty Advisors, LLC, as special servicer.

The Mall of Louisiana Mortgage Loan is expected to be serviced and administered by an Outside Servicer and an Outside Special Servicer pursuant to an Outside Servicing Agreement governing a commercial mortgage securitization transaction involving the related Lead Servicing Pari Passu Companion Loan. Such commercial mortgage securitization transaction involving the related Lead Servicing Pari Passu Companion Loan is expected to close on or before the Closing Date for this securitization transaction; however, the parties to the related Outside Servicing Agreement for the Lead Servicing Pari Passu Companion Loan have not been definitively identified.

The Starwood Capital Group Hotel Portfolio Loan Combination is being serviced and administered pursuant to the DBJPM 2017-C6 Pooling and Servicing Agreement by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer.

The Lakeside Shopping Center Loan Combination is being serviced and administered pursuant to the CGCMT 2017-B1 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and LNR Partners, LLC, as special servicer.

The Long Island Prime Portfolio - Uniondale Loan Combination is being serviced and administered pursuant to the GSMS 2017-GS7 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

The Scripps Center Loan Combination is being serviced and administered pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

The Atlanta and Anchorage Hotel Portfolio Loan Combination is being serviced and administered pursuant to the CFCRE 2017-C8 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

The 245 Park Avenue Loan Combination is being serviced and administered pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and AEGON USA Realty Advisors, LLC, as special servicer.

For further information on each of the foregoing Outside Servicing Agreements, see “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The role and responsibilities of the related Outside Servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, generally similar to those of the Master Servicer with respect to the Mortgage Loans (other than the Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The role and responsibilities of the related Outside Special Servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, similar to those of the Special Servicer with respect to the Mortgage Loans (other than Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The WFCM 2017-C39 Special Servicer and the CGCMT 2017-B1 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, was appointed to act as special servicer for the 225 & 233 Park Avenue South Loan Combination (in such capacity, the “WFCM 2017-C39 Special Servicer”) and to act as special servicer for the Lakeside Shopping Center Loan Combination (in such capacity, the “CGCMT 2017-B1 Special Servicer”). LNR Partners is an affiliate of (a) SMF V, a Sponsor and Mortgage Loan Seller, (b) SMC, an originator, (c) LNR Securities Holdings, LLC, the entity holding a 35% interest in each class of the control eligible certificates issued under the CGCMT 2017-B1 Pooling and Servicing Agreement, (d) the borrowers, borrower sponsor and non-recourse carveout guarantor under the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, (e) Starwood Mortgage Funding II LLC, which currently holds one of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and the Visions Hotel Portfolio Pari Passu Companion Loan, and (f) Starwood Mortgage Funding III LLC, which currently holds the 9-19 9th Avenue Pari Passu Companion Loan. In addition, SMC (or a “majority-owned affiliate” (as defined in Regulation RR), which may be LNR Security Holdings, LLC) will retain the SMC VRR Interest Portion. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD, through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties;

●	investing in high-yielding real estate-related debt and equity; and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage-backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer of the 225 & 233 Park Avenue South Loan Combination under the WFCM 2017-C39 Pooling and Servicing Agreement and of the special servicer of the Lakeside Shopping Center Loan Combination under the CGCMT 2017-B1 Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage-backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 153 as of June 30, 2017. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage-backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage-backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage-backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage-backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage-backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage-backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage-backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage-backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage-backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage-backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage-backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage-backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage-backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage-backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage-backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage-backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion; and

●	153 domestic commercial mortgage-backed securitization pools as of June 30, 2017 with a then current face value in excess of $71.7 billion.

As of June 30, 2017, LNR Partners has resolved approximately $70.1 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016 and approximately $3.3 billion of U.S. commercial and multifamily mortgage loans through June 30, 2017.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of June 30, 2017, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,105 assets across the United States and various international properties with a then current face value of approximately $71.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the 225 & 233 Park Avenue South Mortgage Loan and the Lakeside Shopping Center Mortgage Loan backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the mortgage loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the servicing standard specified in the WFCM 2017-C39 Pooling and Servicing Agreement or the servicing standard specified in the CGCMT 2017-B1 Pooling and Servicing Agreement, as applicable. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing functions it will perform under the WFCM 2017-C39 Pooling and Servicing Agreement or under the CGCMT 2017-B1 Pooling and Servicing Agreement. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the WFCM 2017-C39 securitization transaction or the CGCMT 2017-B1 securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties with respect to the 225 & 233 Park Avenue South Loan Combination under the WFCM 2017-C39 Pooling and Servicing Agreement or with respect to the Lakeside Shopping Center Loan Combination under the CGCMT 2017-B1 Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets; however, LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage-backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage-backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the 225 & 233 Park Avenue South Loan Combination or the Lakeside Shopping Center Loan Combination. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving such Loan Combinations or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard specified in the WFCM 2017-C39 Pooling and Servicing Agreement or the servicing standard specified in the CGCMT 2017-B1 Pooling and Servicing Agreement, as applicable.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the 225 & 233 Park Avenue South Loan Combination or the Lakeside Shopping Center Loan Combination, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage-backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Sponsor (other than SMF V), any originator (other than SMC) or any significant obligor.

Except as otherwise disclosed in this prospectus and except for LNR Partners acting as special servicer for the 225 & 233 Park Avenue South Loan Combination or the Lakeside Shopping Center Loan Combination and being affiliated with (a) SMF V, a Sponsor and Mortgage Loan Seller, (b) SMC, an originator, (c) LNR Securities Holdings, LLC, the entity currently holding a 35% interest in each class of the control eligible certificates issued under the CGCMT 2017-B1 Pooling and Servicing Agreement, (d) the borrowers, borrower sponsor and non-recourse carveout guarantor under the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, (e) Starwood Mortgage Funding II LLC, which currently holds one of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and the Visions Hotel Portfolio Pari Passu Companion Loan, and (f) Starwood Mortgage Funding III LLC, which currently holds the 9-19 9th Avenue Pari Passu Companion Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any originator, any significant obligor, the Master Servicer, the Operating Advisor or the Asset Representations Reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, SMC (or a “majority-owned affiliate” (as defined in Regulation RR), which may be LNR Security Holdings, LLC) will retain the SMC VRR Interest Portion. In addition, except as otherwise disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from this securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any originator, any significant obligor, the Master Servicer, the Operating Advisor or the Asset Representations Reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

In the commercial mortgage-backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

As of the date of this prospectus, neither LNR Partners nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that SMC (an affiliate of LNR Partners) or a “majority-owned affiliate” (as defined in Regulation RR) will retain approximately $11,426,927 initial Certificate Balance of the VRR Interest as described under “Credit Risk Retention” (although for the avoidance of doubt LNR Partners will be entitled to special servicing fees and certain other fees and compensation described in this prospectus with respect to the 225 & 233 Park Avenue South Loan Combination and the Lakeside Shopping Center Loan Combination). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners set forth under this “—Servicers—The Outside Servicers and the Outside Special Servicers—The WFCM 2017-C39 Special Servicer and the CGCMT 2017-B1 Special Servicer” sub-heading has been provided by LNR Partners.

The Operating Advisor and the Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Pentalpha Surveillance will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors, as well as agencies of the U.S. government. As of July 31, 2017, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 112 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $116.5 billion since October 2010. As of July 31, 2017, Pentalpha Surveillance has acted as asset representations reviewer in 26 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $24.5 billion. Pentalpha Surveillance has not been operating advisor on a transaction for which any rating agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the SEC in September 2014.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the Mortgage Loan Sellers, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Directing Holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any Certificates, any Mortgage Loans, any Companion Loans or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer).

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Operating Advisor or Asset Representations Reviewer pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the Pooling and Servicing Agreement, and satisfaction that no payments have been paid by the Special Servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement, or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the Pooling and Servicing Agreement.

Neither Pentalpha Surveillance nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Pentalpha Surveillance has been provided by Pentalpha Surveillance.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent

Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) CREFI, a Sponsor, an originator, the initial Risk Retention Consultation Party and the Retaining Sponsor, (ii) CGMRC, a Sponsor, an originator and a Retaining Party, (iii) Citigroup Global Markets Inc., one of the underwriters, and (iv) Citibank, the Certificate Administrator, Custodian, certificate registrar and paying agent.

Barclays, a Sponsor, an originator and a Retaining Party, and Barclays Capital Inc., one of the underwriters, are affiliated with each other.

SMF V, a Sponsor, is a wholly-owned subsidiary of SMC, an originator, and each of SMF V and SMC is affiliated with (i) the borrowers, borrower sponsor and non-recourse carveout guarantor under the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, (ii) Starwood Mortgage Funding II LLC, which currently holds one of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and the Visions Hotel Portfolio Pari Passu Companion Loan, (iii) Starwood Mortgage Funding III LLC, which currently holds the 9-19 9th Avenue Pari Passu Companion Loan, (iv) LNR Partners, LLC, which was appointed to act as special servicer for the 225 & 233 Park Avenue South Loan Combination under the WFCM 2017-C39 Pooling and Servicing Agreement and to act as special servicer for the Lakeside Shopping Center Loan Combination under the CGCMT 2017-B1 Pooling and Servicing Agreement and (v) LNR Securities Holdings, LLC, which is the holder of a 35% interest in each class of control eligible certificates issued in connection with the CGCMT 2017-B1 securitization. In addition, SMC (or a “majority-owned affiliate” (as defined in Regulation RR), which may be LNR Security Holdings, LLC) will retain the SMC VRR Interest Portion.

Wells Fargo, the Master Servicer, is also (a) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the Outside Servicing Agreement that governs the servicing of the 225 & 233 Park Avenue South Loan Combination, (b) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the Outside Servicing Agreement that governs the servicing of the General Motors Building Loan Combination, (c) the Outside Trustee, the Outside Certificate Administrator and the Outside Custodian under the Outside Servicing Agreement that governs the servicing of the Starwood Capital Group Hotel Portfolio Loan Combination, (d) the Outside Servicer under the Outside Servicing Agreement that governs the servicing of the Lakeside Shopping Center Loan Combination, (e) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the Outside Servicing Agreement that governs the servicing of the Long Island Prime Portfolio - Uniondale Loan Combination, (f) the Outside Servicer under the Outside Servicing Agreement that governs the servicing of the Scripps Center Loan Combination, (g) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the Outside Servicing Agreement that governs the servicing of the Atlanta and Anchorage Hotel Portfolio Loan Combination, and (h) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the Outside Servicing Agreement that governs the servicing of the 245 Park Avenue Loan Combination.

WTNA, the Trustee, is also the Outside Trustee under the respective Outside Servicing Agreements that govern the servicing of each of the following Loan Combinations (a) the 225 & 233 Park Avenue South Loan Combination, (b) the General Motors Building Loan Combination, (c) the Long Island Prime Portfolio - Uniondale Loan Combination, (d) the Atlanta and Anchorage Hotel Portfolio Loan Combination, and (e) the 245 Park Avenue Loan Combination. In its capacity as Outside Trustee under each such Outside Servicing Agreement, WTNA serves as mortgagee of record with respect to the subject Loan Combination.

Citibank, the Certificate Administrator and Custodian, is also (a) the Outside Certificate Administrator under the Outside Servicing Agreement that governs the servicing of the Lakeside Shopping Center Loan Combination, and (b) the Outside Certificate Administrator under the Outside Servicing Agreement that governs the servicing of the Scripps Center Loan Combination.

Pentalpha Surveillance, the Operating Advisor and the Asset Representations Reviewer, is also the Outside Operating Advisor and the asset representations reviewer under the Outside Servicing Agreement that governs the servicing of the Starwood Capital Group Hotel Portfolio Loan Combination.

Warehouse Financing Arrangements

Set forth below are certain warehouse financing arrangements that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Citibank, the Certificate Administrator and an affiliate of the Depositor, CREFI (a Sponsor, an originator, the initial Risk Retention Consultation Party and the Retaining Sponsor), CGMRC (a Sponsor, an originator and a Retaining Party) and Citigroup Global Markets Inc. (one of the underwriters), provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, five (5) of the SMF V Mortgage Loans are subject to such master repurchase facility, with an aggregate Cut-off Date Balance of approximately $92,350,000, representing approximately 8.5% of the Initial Pool Balance. SMF V is using the proceeds from its sale of such SMF V Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank free and clear of any liens.

Barclays, a Sponsor, an originator and a Retaining Party and an affiliate of Barclays Capital Inc. (one of the underwriters), provides short-term warehouse financing to SMF V, or an affiliate thereof, through a master repurchase facility. As of the date of this prospectus, seven (7) of the SMF V Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $84,588,597 and representing approximately 7.8% of the Initial Pool Balance, are subject to such master repurchase facility. SMF V is using the proceeds from its sale of such SMF V Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Barclays free and clear of any liens.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Outside Servicing Agreements) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to certain interim servicing agreements between Wells Fargo, the Master Servicer, and CGMRC, a Sponsor, an originator and a Retaining Party, and/or certain of its affiliates, Wells Fargo acts as interim servicer with respect to fifteen (15) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $286,708,000, representing approximately 26.4% of the Initial Pool Balance) to be contributed to this securitization transaction by CGMRC and CREFI.

Pursuant to certain interim servicing agreements between Wells Fargo, the Master Servicer, and Barclays, a Sponsor and an originator, and/or certain of its affiliates, Wells Fargo acts as interim servicer with respect to six (6) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $77,659,569, representing approximately 7.1% of the Initial Pool Balance) to be contributed to this securitization transaction by Barclays.

Pursuant to an interim servicing agreement between PrinREI, a primary servicer, Principal Commercial Capital, a Sponsor and an originator, and certain of its affiliates, PrinREI acts from time to time as interim servicer with respect to mortgage loans owned by Principal Commercial Capital (or certain of its affiliates), including, prior to their inclusion in the Issuing Entity, all of the PCC Mortgage Loans other than the Scripps Center Mortgage Loan. The PCC Mortgage Loans (other than the Scripps Center Mortgage Loan) have an aggregate Cut-off Date Balance of approximately $221,155,580, representing approximately 20.3% of the Initial Pool Balance. The Scripps Center Mortgage Loan, which has a Cut-off Date Balance of $22,000,000 and represents approximately 2.0% of the Initial Pool Balance, is an Outside Serviced Mortgage Loan as to which PrinREI is acting as subservicer.

Pursuant to certain interim servicing agreements between Wells Fargo, the Master Servicer, and SMF V, a Sponsor, and/or certain of its affiliates, Wells Fargo acts as interim servicer with respect to thirteen (13) of the

Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $228,538,597, representing approximately 21.0% of the Initial Pool Balance) to be contributed to this securitization transaction by SMF V.

Interim and Other Custodial Arrangements

Set forth below are certain interim and other custodial arrangements that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Wells Fargo, the Master Servicer, is also acting as the interim custodian (pursuant to an interim custodial arrangement) of the loan files for all of the CREFI Mortgage Loans, the Barclays Mortgage Loans, the PCC Mortgage Loans and the CGMRC Mortgage Loans prior to the Closing Date, other than with respect to each Outside Serviced Mortgage Loan, as to which the applicable Outside Custodian (which in all but two cases is Wells Fargo) is holding the related Mortgage Loan documents pursuant to the related Outside Servicing Agreement.

Wells Fargo, the Master Servicer, is also acting as the interim custodian (pursuant to an interim custodial arrangement) of the loan files for six (6) of the SMF V Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $98,950,000, representing approximately 9.1% of the Initial Pool Balance) prior to the Closing Date.

Loan Combination and Mezzanine Loan Arrangements

CREFI, an originator and a Sponsor, is the current holder of one or more of the Corporate Woods Portfolio Pari Passu Companion Loans, one or more of the Mall of Louisiana Pari Passu Companion Loans and one or more of the Pleasant Prairie Premium Outlets Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

Barclays, an originator and a Sponsor, is the current holder of one or more of the 225 & 233 Park Avenue South Pari Passu Companion Loans, one or more of the Mall of Louisiana Pari Passu Companion Loans, one or more of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and one or more of the Lakeside Shopping Center Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

In addition, Barclays (or an affiliate) is the current holder of a portion of the mezzanine loan in the principal amount (measured as of the Cut-off Date) of $42,000,000 related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 & 233 Park Avenue South, representing approximately 5.5% of the Initial Pool Balance. Being the holder of such mezzanine debt may create a conflict of interest. See “Description of the Mortgage Pool—Additional Indebtedness”. In exercising its rights, the mezzanine lender has no obligation to consider the interests of, or the impact of the exercise of such rights upon, the Issuing Entity or the Certificateholders.

SMF V, a Sponsor, is the current holder (or an affiliate of the current holder) of one or more of the 9-19 9th Avenue Pari Passu Companion Loans, one or more of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and one or more of the Visions Hotel Portfolio Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

Wells Fargo, the Master Servicer, is the current holder of one or more of the Pleasant Prairie Premium Outlets Pari Passu Companion Loans.

The Other Arrangements

Wells Fargo, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

Wells Fargo, the Master Servicer, is expected to enter into a primary servicing agreement with PrinREI, pursuant to which PrinREI will act as primary servicer with respect to all of the PCC Mortgage Loans serviced under the Pooling and Servicing Agreement, with an aggregate Cut-off Date Balance of approximately

$221,155,580 and representing approximately 20.3% of the Initial Pool Balance. PrinREI will be entitled to receive a primary servicing fee for such PCC Mortgage Loans.

Pursuant to a primary servicing agreement entered into in connection with the CGCMT 2017-P7 securitization, dated as of April 1, 2017 and between PrinREI, as primary servicer, and Wells Fargo, as master servicer under the CGCMT 2017-P7 securitization, the Scripps Center Mortgage Loan (and the Scripps Center Pari Passu Companion Loan) is primary serviced by PrinREI.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) which implements the Credit Risk Retention Rules (“Regulation RR”), as a combination of the following:

●	CREFI will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”);

●	The Retaining Sponsor is expected to acquire (or cause other Retaining Parties to acquire) from the Depositor, on the Closing Date, portions of a “single vertical security” (as defined in Regulation RR) that is an “eligible vertical interest” (as defined in Regulation RR) in the Issuing Entity, with an aggregate Certificate Balance of approximately $54,355,745 (the “VRR Interest”) as of the Closing Date; the VRR Interest will represent at least 5.0% of all “ABS interests” (as defined in Regulation RR) in the Issuing Entity as of the Closing Date; and the VRR Interest will entitle each holder thereof to a specified percentage of the amounts paid on each other class of ABS interests in the Issuing Entity;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by Barclays Bank PLC, a public limited company registered in England and Wales (“Barclays”), as originator of the Barclays Mortgage Loans, which portion of the VRR Interest will have an initial Certificate Balance equal to approximately $13,175,631, representing approximately 24.2% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “Barclays VRR Interest Portion”); and Barclays originated approximately 24.2% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	Barclays will acquire the Barclays VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby Barclays will sell to the Depositor the Barclays Mortgage Loans that it originated in exchange for cash consideration and the Barclays VRR Interest Portion; and payment for the Barclays VRR Interest Portion (i) will be in the form of a reduction in the price received by Barclays from the Depositor for the Barclays Mortgage Loans sold by Barclays to the Depositor for inclusion in this securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by the offset to Barclays in accordance with Regulation RR;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by Macquarie US Trading LLC d/b/a Principal Commercial Capital, a Delaware limited liability company (“Principal Commercial Capital”), as originator of the PCC Mortgage Loans, which portion of the VRR Interest will have an initial Certificate Balance equal to approximately $12,157,776, representing approximately 22.4% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “PCC VRR Interest Portion”); and Principal Commercial Capital originated approximately 22.4% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	Principal Commercial Capital will acquire the PCC VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby Principal Commercial Capital will sell to the Depositor the PCC Mortgage Loans that it originated in exchange for cash consideration and the PCC VRR Interest Portion; and payment for the PCC VRR Interest Portion (i) will be in the form of a reduction in the price received by Principal Commercial Capital from the Depositor for the PCC Mortgage Loans sold by Principal Commercial Capital to the Depositor for inclusion in this securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by the offset to Principal Commercial Capital in accordance with Regulation RR;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date and retained by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”), as originator of all of the SMF V Mortgage Loans (with exception of the Mortgaged Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as the Starwood Capital Group Hotel Portfolio), or by a “majority-owned affiliate” (as defined in Regulation RR) of SMC, which portion of the VRR Interest will have an initial Certificate Balance equal to approximately $11,426,927, representing approximately 21.0% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “SMC VRR Interest Portion”); and SMC originated approximately 21.0% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to SMC’s (or its “majority-owned affiliate’s” (as defined in Regulation RR)) percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	SMC or a “majority-owned affiliate” (as defined in Regulation RR) of SMC will acquire the SMC VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby SMC will sell to the Depositor (through its affiliate, SMF V) the SMF V Mortgage Loans that it originated in exchange for cash consideration and the SMC VRR Interest Portion; and payment for the SMC VRR Interest Portion (i) will be in the form of a reduction in the price received by SMC (through SMF V) from the Depositor for the SMF V Mortgage Loans sold by SMC (through SMF V) to the Depositor for inclusion in this securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by the offset to SMC in accordance with Regulation RR; and

●	CGMRC, which is a “majority-owned affiliate” (as defined in Regulation RR) of the Retaining Sponsor, is expected to acquire the portion of the VRR Interest remaining (following the acquisition by or on behalf of each of Barclays, Principal Commercial Capital and SMC of the Barclays VRR Interest Portion, the PCC VRR Interest Portion and the SMC VRR Interest Portion, respectively), which remaining portion will have an initial Certificate Balance equal to approximately $17,595,411, representing approximately 32.4% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “CGMRC VRR Interest Portion”).

The Retaining Sponsor, Barclays, Principal Commercial Capital, SMC and CGMRC are collectively referred to herein as the “Retaining Parties”. The percentage of the aggregate Certificate Balance of all ABS interests in the Issuing Entity as of the Closing Date (i) that the Retaining Sponsor is required to retain as an “eligible vertical interest” (as defined in Regulation RR) is 5%, and (ii) that will be represented by the VRR Interest will equal at least 5%, in each case as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “—The Originators”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Parties have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the

Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Vertically Retained Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Certificates will be the product of such Aggregate Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

VRR Available Funds

The amount available for distribution of interest and principal to the holders of the VRR Interest on each Distribution Date will, in general, equal the Vertically Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the VRR Interest after giving effect to distributions of principal on that Distribution Date.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the Certificate Administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate; however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Vertically Retained Percentage” is 100% minus the Vertically Retained Percentage.

The “Vertically Retained Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates (including the VRR Interest).

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Vertically Retained Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-Second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Vertically Retained Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-Third and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-Vertically Retained Principal Balance Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First and Twenty-Fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the VRR Interest a portion of any Excess Interest received with respect to an ARD Loan during the applicable Collection Period or otherwise distributable on such Distribution Date, in an amount equal to the Vertically Retained Percentage of such Excess Interest distributable to all Certificates (including the VRR Interest). Excess Interest will not be available to make distributions to any other Class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Exchange Option

In accordance with the terms and conditions of the Pooling and Servicing Agreement, any portion of the VRR Interest may be exchanged by the holder thereof for a group (a “VRR Exchange Group”) of multiple sub-interests (each, a “VRRI Sub-Interest”) that, in the aggregate, evidence the entire such portion of the VRR Interest, and vice versa. Each VRRI Sub-Interest will be entitled to distributions of interest and principal, Excess Interest, yield maintenance charges and prepayment premiums and reimbursements of VRR Realized Losses, in each case based on such distributions and reimbursements made in respect of a corresponding group of reference Classes of Non-Vertically Retained Certificates, and will be allocated VRR Realized Losses (that are allocable to the corresponding portion of the VRR Interest) in reverse order of seniority.

No holder of a VRRI Sub-Interest may transfer such VRRI Sub-Interest (or any portion thereof) without a corresponding transfer of the same portion (on a percentage basis) of each other VRRI Sub-Interest in the same VRR Exchange Group.

For avoidance of doubt, because the distributions with respect to the VRR Interest, on the one hand, and the VRRI Sub-Interests (collectively), on the other hand, on any Distribution Date are based on proportionate shares of the VRR Available Funds and corresponding distributions actually made on the Non-Vertically Retained Certificates, and because each holder of the VRRI Sub-Interests comprising any VRR Exchange Group must at all times hold the same percentage interest in each and every outstanding VRRI Sub-Interest comprising the same VRR Exchange Group, a holder of the VRRI Sub-Interests will receive the same aggregate distributions on each Distribution Date (with such aggregate distributions to be allocable as between distributions of interest, distributions in reduction of Certificate Balance, distributions of yield maintenance charges, prepayment premiums and/or Excess Interest and reimbursements (with interest) of prior write-offs of Certificate Balance in the same proportions) as would be the case if such holder instead held the corresponding portion of the VRR Interest that is exchangeable for such VRRI Sub-Interests pursuant to the Pooling and Servicing Agreement. A holder of VRRI Sub-Interests will also be allocated VRR Realized Losses to the same extent as would be the case if such holder instead held the corresponding portion of the VRR Interest that is exchangeable for such VRRI Sub-Interests pursuant to the Pooling and Servicing Agreement.

Hedging, Transfer and Financing Restrictions

The VRR Interest will be required to be subject to certain hedging, transfer and financing restrictions and are expected to be held at all times in definitive form by the Certificate Administrator on behalf of the beneficial owners of the VRR Interest, as and to the extent provided in the Pooling and Servicing Agreement.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, any “originator” and any respective “affiliate” (each as defined in Regulation RR) for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by each Retaining Party not to transfer its respective RR Interest, except to a “majority-owned affiliate” (as defined in Regulation RR). In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the RR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Parties will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; and (iii) two years after the Closing Date.

Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2017-P8 (the “Certificates”) will be issued on or about September 29, 2017 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

Upon initial issuance, the Certificates will consist of the following classes (each, a “Class”): (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B and Class C Certificates (collectively, the “Offered Certificates”), which are offered by this prospectus; (ii) the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R Certificates (collectively, the “Non-Offered Certificates”), which are not offered by this prospectus; and (iii) the VRR Interest, which is also not offered by this prospectus. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates are referred to collectively in this prospectus as the “Interest-Only Certificates” or “Class X Certificates”. The Class R Certificates are sometimes also referred to in this prospectus as the “Residual Certificates”. The Certificates (other than the Class S and Class R Certificates) (including the VRR Interest, insofar as it represents beneficial ownership of a REMIC regular interest in the Upper-Tier REMIC) are collectively referred to in this prospectus as the “Regular Certificates”. The Regular Certificates (other than the Class X Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Offered Certificates and the Non-Offered Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Certificates”. The Non-Vertically Retained Certificates that are Regular Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Regular Certificates”. The Non-Vertically Retained Certificates that are Principal Balance Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approximate Initial Certificate Balance or Notional Amount
Class A-1	$31,000,000
Class A-2	$40,600,000
Class A-3	$285,000,000
Class A-4	$317,631,000
Class A-AB	$48,700,000
Class X-A	$833,953,000
Class X-B	$41,310,000
Class X-C	$42,601,000
Class A-S	$111,022,000
Class B	$41,310,000
Class C	$42,601,000
Class X-D	$47,765,000
Class X-E	$20,655,000
Class X-F	$10,328,000
Class X-G	$36,147,149
Class D	$47,765,000
Class E	$20,655,000
Class F	$10,328,000
Class G	$36,147,149
VRR Interest	$54,355,745

The “Certificate Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or VRR Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” above.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates outstanding from time to time. The Notional Amount of the Class X-B Certificates will equal the Certificate Balance of the Class B Certificates outstanding from time to time. The Notional Amount of the Class X-C Certificates will equal the Certificate Balance of the Class C Certificates outstanding from time to time. The Notional Amount of the Class X-D Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time. The Notional Amount of the Class X-E Certificates will equal the Certificate Balance of the Class E Certificates outstanding from time to time. The Notional Amount of the Class X-F Certificates will equal the Certificate Balance of the Class F Certificates outstanding from time to time. The Notional Amount of the Class X-G Certificates will equal the Certificate Balance of the Class G Certificates outstanding from time to time. Accordingly, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-A Certificates, the Class B Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-B Certificates, the Class C Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-C Certificates, the Class D Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-D Certificates, the Class E Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-E Certificates, the Class F Certificates are the “Corresponding

Principal Balance Certificates” with respect to the Class X-F Certificates, and the Class G Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-G Certificates.

Neither the Class S nor the Class R Certificates will have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest, except that the Class S Certificates will be entitled to receive a portion of the collections of any Excess Interest accruing after the related Anticipated Repayment Date on any ARD Loan.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in October 2017. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in October 2017.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class S or Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The aggregate amount available for distributions of interest, principal and reimbursements of Realized Losses and VRR Realized Losses to holders of the Certificates (including the VRR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the borrowers of a

Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums (which are separately distributed to holders of the Regular Certificates);

(vi)	Excess Interest on the ARD Loans (which is separately distributed to holders of the Class S Certificates and the VRR Interest);

(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)       all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2018, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)       the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The portion of the Aggregate Available Funds available for distribution to holders of the Non-Vertically Retained Certificates (other than the Class S Certificates) on each Distribution Date (with respect to such Distribution Date, the “Available Funds”) will, in general, equal the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in October 2017, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”),

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and

(vi)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution

Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and without regard to the Class A-AB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (without regard to the distribution of the Principal Distribution Amount on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Certificates; and (iii) the Interest Shortfall with respect to each affected Class of Non-Vertically Retained Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Non-Vertically Retained Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses or VRR Realized Losses, as applicable, of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Non-Vertically Retained Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”. Except for tax reporting purposes, the VRR Interest will not have a specified Pass-Through Rate.

The Pass-Through Rate with respect to any Class of Non-Vertically Retained Principal Balance Certificates for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a fixed rate per annum and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage, but no less than 0.000%.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Certificates for such Distribution Date. The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the Class X Strip Rate for the Class C Certificates for such Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the Class X Strip Rate for the Class D Certificates for such Distribution Date. The Pass-Through Rate for the Class X-E Certificates for any Distribution Date will equal the Class X Strip Rate for the Class E Certificates for such Distribution Date. The Pass-Through Rate for the Class X-F Certificates for any Distribution Date will equal the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through Rate for the Class X-G Certificates for any Distribution Date will equal the Class X Strip Rate for the Class G Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Non-Vertically Retained Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Non-Vertically Retained Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year subsequent to 2017 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; or (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year subsequent to 2017, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Non-Vertically Retained Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Non-Vertically Retained Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date; and

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Non-Vertically Retained Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent of the Issuing Entity’s interest therein, any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for such Distribution Date exceeds (2) the aggregate amount actually distributed on such Distribution Date to holders of the Non-Vertically Retained Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Loan Combination is paid in full, or if the Mortgage Loan or Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses and VRR Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer

Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute (i) to the Holders of the Class S Certificates the Non-Vertically Retained Percentage of any Excess Interest received by the Issuing Entity with respect to the ARD Loans during the Collection Period for (or, in the case of an Outside Serviced Mortgage Loan, as part of a distribution to the Issuing Entity during the month of) such Distribution Date, and (ii) to the Holders of the VRR Interest the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other Class of Certificates or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Loan Combination, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B, Class X-C and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) is required to be distributed to Certificateholders (excluding holders of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class S and Class R Certificates) as follows: (1)(a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S Certificates, (ii) the group (the “YM Group B”) of the Class X-B and Class B Certificates, (iii) the group (the “YM Group C”) of the Class X-C and Class C Certificates, and (iv) the group (the “YM Group D” and collectively with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”) of the Class X-D and Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) solely in the case of YM Group A, a fraction whose numerator is the amount of principal distributed to such Class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such Class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates in such YM Group; and (2) the Vertically Retained Percentage of such yield maintenance charge will be distributed to holders of the VRR Interest. If there is more than one Class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B, Class X-C and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated: (1) to the extent of the Non-Vertically Retained Percentage thereof, to the holders of the Class E, Class F and Class G Certificates in the manner provided in the Pooling and Servicing Agreement; and (2) to the extent of the Vertically Retained Percentage thereof, to the holders of the VRR Interest.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class X-F, Class X-G, Class S or Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	September 2022
Class A-2	September 2024
Class A-3	July 2027
Class A-4	August 2027
Class A-AB	February 2027
Class X-A	September 2027
Class X-B	September 2027
Class X-C	September 2027
Class A-S	September 2027
Class B	September 2027
Class C	September 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in September 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00250% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will, to the extent of the Non-Vertically Retained Percentage thereof, be allocated on that Distribution Date among the respective Classes of the Non-Vertically Retained Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Non-Vertically Retained Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Non-Vertically Retained Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class G Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate the amount, if any, by which (i) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement

Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Non-Vertically Retained Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The Certificate Administrator will be required to allocate any Realized Losses among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class G Certificates;

second, to the Class F Certificates;

third, to the Class E Certificates;

fourth, to the Class D Certificates;

fifth, to the Class C Certificates;

sixth, to the Class B Certificates; and

seventh, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the VRR Interest or to the Class S or Class R Certificates and will not be directly allocated to the Interest-Only Certificates. However, the Notional Amounts of the Classes of Interest-Only Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses. VRR Realized Losses, rather than Realized Losses, will be allocated to the VRR Interest. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses and VRR Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Certificate Administrator” or “—The Trustee”, as applicable, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification and corrected loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file; and

(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)       Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending March 31, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)       Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the initial purchasers, the underwriters, the Sponsors, the Master Servicer, the Special Servicer, the Excluded Mortgage Loan Special Servicer, the Trustee,

the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, the Directing Holder (but, in the case of the Controlling Class Representative, only for so long as a Consultation Termination Event does not exist), the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person (including the Risk Retention Consultation Party) who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than the Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

The Controlling Class Representative, each Controlling Class Certificateholder and the Special Servicer will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Controlling Class Representative or a Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is neither the Controlling Class Representative nor a Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not the Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate (including the VRR Interest) is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing

Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate (including the VRR Interest) registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates. If any portion of the VRR Interest is exchanged for a group of VRRI Sub-Interests, all such VRRI Sub-Interests will be Non-Reduced Certificates if such portion of the VRR Interest, if it were outstanding, would have been part of a Class of Non-Reduced Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as

Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Markit Group Limited, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

●	this prospectus;

●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

●	the Operating Advisor Annual Report;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the Special Servicer; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

●	any notice of resignation or termination of the Master Servicer or Special Servicer;

●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any assessments of compliance delivered to the Certificate Administrator;

●	any Attestation Reports delivered to the Certificate Administrator;

●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

●	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”;

(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Controlling Class Representative or Controlling Class Certificateholder via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with the Directing Holder or the Risk Retention

Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and any Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at “www.sf.citidirect.com”. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-855-9695.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, the Directing Holder (but, in the case of the Controlling Class Representative, only if a Consultation Termination Event does not exist) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class S and Class R Certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A, Class X-B and Class X-C Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-C Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability;

Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

The VRR Interest will be evidenced by one or more Certificates and are expected to be held at all times in definitive form by the Certificate Administrator on behalf of the beneficial owners of the VRR Interest, as and to the extent provided in the Pooling and Servicing Agreement.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Global Transaction Services – CGCMT 2017-P8

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Custodian, among other things, the following documents with respect to each Mortgage Loan (subject to the following proviso with respect to any Outside Serviced Mortgage Loan and Servicing Shift Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”): (i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof; (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof; provided that with respect to (A) any Mortgage Loan that is an Outside Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above which are required to be delivered to the Custodian) will be delivered to and held by the Outside Custodian under the related Outside Servicing Agreement on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the Custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above which are required to be delivered to the Custodian) will be transferred to the Outside Custodian under the related Outside Servicing Agreement on or about the related Lead Servicing Pari Passu Companion Loan Securitization Date in accordance with the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian on its behalf, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of SMF V, also against SMC, as guarantor of the repurchase and substitution obligations of SMF V), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)       (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)       the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)       any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)       final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)       the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       the related ground lease, if any, and any ground lessor estoppel;

(vii)        the related loan agreement, if any;

(viii)       the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)       the related lockbox agreement or cash management agreement, if any;

(x)        the environmental indemnity from the related borrower, if any;

(xi)       the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)       in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)       any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)        any mezzanine loan intercreditor agreement;

(xv)        any related environmental insurance policy;

(xvi)        any related letter of credit and any related assignment thereof; and

(xvii)        any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)       a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)       unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus, subject to the exceptions set forth on Annex E-2 to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor (and, if applicable, against any related guarantor(s)), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—

(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(viii)	any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to the SMF V Mortgage Loans, SMC, the parent of SMF V, will guarantee the repurchase obligations of SMF V under the related Mortgage Loan Purchase Agreement in the event SMF V fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing, substituting or curing a Material Defect, to the extent that the Sponsor and the Enforcing Servicer (i.e., the Special Servicer) (subject to the consent of the Controlling Class Representative so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan) are able to agree upon a cash payment payable by the Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), the Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to (i) the Mall of Louisiana Mortgage Loan, each of CREFI and Barclays will be responsible for any remedies solely in respect of the related promissory note(s) sold by it (i.e., the CREFI Mall of Louisiana Note or the Barclays Mall of Louisiana Note, as applicable) and (ii) the Starwood Capital Group Hotel Portfolio Mortgage Loan, each of Barclays and SMF V will be responsible for any remedies solely in respect of the related promissory note(s) sold by it (i.e., the Barclays Starwood Capital Group Hotel Portfolio Note or the SMF V Starwood Capital Group Hotel Portfolio Note, as applicable), in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan was a separate Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Non-Vertically Retained Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust

REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, in the case of a SMF V Mortgage Loan, SMC, as guarantor of the repurchase and substitution obligations of SMF V), defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of SMF V, SMC, as guarantor of the repurchase and substitution obligations of SMF V) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of September 1, 2017 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply:

●	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement. Each of (i) the 9-19 9th Avenue Loan Combination, (ii) the Corporate Woods Portfolio Loan Combination, (iii) the Visions Hotel Portfolio Loan Combination and (iv) the Pleasant Prairie Premium Outlets Loan Combination is a Serviced Pari Passu Loan Combination.

●	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement). Each of (i) the 9-19 9th Avenue Pari Passu Companion Loan, (ii) the Corporate Woods Portfolio Pari Passu Companion Loans, (iii) the Visions Hotel Portfolio Pari Passu Companion Loan and (iv) the Pleasant Prairie Premium Outlets Pari Passu Companion Loans is a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

●	“Companion Loan Holder” means the holder of a Companion Loan.

●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

●	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not included in this securitization transaction (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination.

●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination.

●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Loan Combination.

●	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Loan Combination. Each of (i) the 225 & 233 Park Avenue South Pari Passu Companion Loans, (ii) the General Motors Building Companion Loans, (iii) the Mall of Louisiana Pari Passu Companion Loans, (iv) the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans, (v) the Lakeside Shopping Center Pari Passu Companion Loans, (vi) the Long Island Prime Portfolio - Uniondale Pari Passu Companion Loans, (vii) the Scripps Center Pari Passu Companion Loan, (viii) the Atlanta and Anchorage Hotel Portfolio Pari Passu Companion Loans and (ix) the 245 Park Avenue Companion Loans is an Outside Serviced Companion Loan.

●	“Outside Serviced Loan Combination” means a Loan Combination that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. Each of (i) the 225 & 233 Park Avenue South Loan Combination, (ii) the General Motors Building Loan Combination, (iii) the Mall of Louisiana Loan Combination, (iv) the Starwood Capital Group Hotel Portfolio Loan Combination, (v) the Lakeside Shopping Center Loan Combination, (vi) the Long Island Prime Portfolio - Uniondale Loan Combination, (vii) the Scripps Center Loan Combination, (viii) the Atlanta and Anchorage Hotel Portfolio Loan Combination and (ix) the 245 Park Avenue Loan Combination is an Outside Serviced Loan Combination.

●	“Outside Serviced Pari Passu Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. Each of (i) the 225 & 233 Park Avenue South Loan Combination, (ii) the Mall of Louisiana Loan Combination, (iii) the Starwood Capital Group Hotel Portfolio Loan Combination, (iv) the Lakeside Shopping Center Loan Combination, (v) the Long Island Prime Portfolio - Uniondale Loan Combination, (vi) the Scripps Center Loan Combination and (vii) the Atlanta and Anchorage Hotel Portfolio Loan Combination is an Outside Serviced Pari Passu Loan Combination.

●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Loan Combination or an Outside Serviced Pari Passu-AB Loan Combination. Each of (i) the 225 & 233 Park Avenue South Pari Passu Companion Loans, (ii) the

General Motors Building Pari Passu Companion Loans, (iii) the Mall of Louisiana Pari Passu Companion Loans, (iv) the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans, (v) the Lakeside Shopping Center Pari Passu Companion Loans, (vi) the Long Island Prime Portfolio - Uniondale Pari Passu Companion Loans, (vii) the Scripps Center Pari Passu Companion Loan, (viii) the Atlanta and Anchorage Hotel Portfolio Pari Passu Companion Loans and (ix) the 245 Park Avenue Pari Passu Companion Loans is an Outside Serviced Pari Passu Companion Loan.

●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Loan Combination. Each of (i) the General Motors Building Subordinate Companion Loans and (ii) the 245 Park Avenue Subordinate Companion Loans is an Outside Serviced Subordinate Companion Loan.

●	“Outside Serviced Pari Passu-A/B Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans. Each of (i) the General Motors Building Loan Combination and (ii) the 245 Park Avenue Loan Combination is an Outside Serviced Pari Passu-A/B Loan Combination.

●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Loan Combination. Each of (i) the 225 & 233 Park Avenue South Mortgage Loan, (ii) the General Motors Building Mortgage Loan, (iii) the Mall of Louisiana Mortgage Loan, (iv) the Starwood Capital Group Hotel Portfolio Mortgage Loan, (v) the Lakeside Shopping Center Mortgage Loan, (vi) the Long Island Prime Portfolio - Uniondale Mortgage Loan, (vii) the Scripps Center Mortgage Loan, (viii) the Atlanta and Anchorage Hotel Portfolio Mortgage Loan and (ix) the 245 Park Avenue Mortgage Loan is an Outside Serviced Mortgage Loan.

●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Loan Combination is being serviced, which is, with respect to each Outside Serviced Loan Combination, the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement.

●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Loan Combination.

●	“Servicing Shift Loan Combination” means a Loan Combination that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Companion Loan in a future securitization transaction, the servicing of such Loan Combination will shift to the servicing agreement (i.e., the Outside Servicing Agreement) governing that future securitization transaction.

●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Loan Combination.

●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.

●	“Lead Servicing Pari Passu Companion Loan” means, with respect to a Servicing Shift Loan Combination or an Outside Serviced Loan Combination that is not also an AB Loan Combination, any related Controlling Pari Passu Companion Loan.

●	“Lead Servicing Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Loan Combination or (ii) an Outside Serviced Loan Combination as to which servicing will shift from the current Outside Servicing Agreement to a future Outside Servicing Agreement upon the securitization of the related Lead Servicing Pari Passu Companion Loan, the date on which the related Lead Servicing Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—The Loan Combinations”.

There are no Serviced AB Loan Combinations, Serviced Outside Controlled Loan Combinations or Servicing Shift Loan Combinations related to this securitization transaction and, therefore, all references in this prospectus to “Serviced AB Loan Combinations”, “Serviced Outside Controlled Loan Combinations”, “Servicing Shift Loan Combinations” or any related terms should be disregarded.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions”.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Loan Combination in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the related Mortgage Loan. In the case of SMF V, its parent, SMC, is guaranteeing its repurchase and substitution obligations under the related Mortgage Loan Purchase Agreement in the event that SMF V fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect. This substitution or repurchase obligation (and, if applicable, such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for a Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●          the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●        with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

●        without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or

●	solely in the case of a delinquent balloon payment, (A) 30 days after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other, the Operating Advisor and the Controlling Class Representative (so long as no Consultation Termination Event has occurred and is continuing)), on or before the 60th day after the date on which that balloon payment was due, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or signed purchase agreement reasonably acceptable to the Special Servicer, (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment or purchase agreement; or

(b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing)) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and (a) with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) and (b) with respect to a Specially Serviced Loan, after non-binding consultation with the Risk Retention Consultation Party pursuant to the Pooling and Servicing Agreement (in the case of either of clause (a) or (b), other than with respect to any Mortgage Loan that is an Excluded Mortgage Loan or Excluded RRCP Mortgage Loan, as applicable, as to such party)), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the related Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder or the Risk Retention Consultation Party, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will (i) in the case of a PrinREI-Subserviced Loan (as defined below), be made by the Master Servicer with the Special Servicer’s consent or (ii) in the case of a Serviced Loan that is not a PrinREI-Subserviced Loan, be made by the Special Servicer or (if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination) be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor and the Risk Retention Consultation Party in connection with any Major Decisions, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision):

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(f)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral;

(g)       any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(h)       any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(i)       any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

With respect to a Special Servicer Decision or Major Decision involving a Serviced Loan that is not a Specially Serviced Loan, if (i) such Serviced Loan is a PrinREI-Subserviced Loan or (ii) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such Special Servicer Decision or Major Decision, as the case may be, the Master Servicer, prior to taking any action with respect to such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing), the Operating Advisor and the Risk Retention Consultation

Party (to the extent the Risk Retention Consultation Party has consultation rights as described under “—Directing Holder” below) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties. As described under “Transaction Parties—Servicers—The PCC Mortgage Loans Primary Servicer” in this prospectus, Principal Real Estate Investors, LLC, a Delaware limited liability company, will act as primary servicer and perform certain servicing duties of the Master Servicer (other than making Advances) with respect to the PCC Mortgage Loans (each such PCC Mortgage Loan, for so long as Principal Real Estate Investors, LLC is acting as the related primary servicer with respect thereto pursuant to the PrinREI Primary Servicing Agreement, together with any related Companion Loan, a “PrinREI-Subserviced Loan”).

Each sub-servicing agreement between the Master Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer, or by any successor Master Servicer without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to take (or determine not to take) action with respect to Major Decisions or Special Servicer Decisions without the consent of the Special Servicer.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount

(each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans and REO Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that

Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties, the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event) and, in the case of a Property Advance with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (or, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder) (unless, if the Controlling Class Representative is the consenting party, a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account” (together with the Lower-Tier REMIC Distribution Account, the “Distribution Account”).

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent on deposit in the Collection Account, the Aggregate Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account, as applicable, as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) first, from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account for distribution on the Certificates. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2018) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2018), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest on the Class S Certificates and the VRR Interest will be made from the Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates (exclusive of the VRR Interest) on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the VRR Interest and the other Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency in such Available Funds and (B) the Vertical Risk Retention Allocation Percentage of the amount described in the immediately preceding sub-clause (A). In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and VRR Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account an amount equal to the sum of (I) the Aggregate Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity), (vi) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (viii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (ix) to pay the CREFC® Intellectual Property Royalty License Fee, (x) to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below, (xi) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (xii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related

Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)       to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)       to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer with respect to such Mortgage Loan or any related REO Property;

(iii)       to offset any portion of Realized Losses and/or VRR Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)       following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i) to (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)       on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses and/or VRR Realized Losses that are attributable to such Mortgage Loan or related REO Property, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan (including any Mortgage Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan will be paid monthly from amounts received on such Mortgage Loan. With respect to each such Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate (only with respect to a Serviced Mortgage Loan) and the Asset Representations Reviewer Ongoing Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any such review fee without the Master Servicer’s consent.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including without limitation Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); and (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor (or, if applicable, any related guarantor(s)) in connection with a Material Defect. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any non-Specially Serviced Loan as to which the borrower request relates to a Major Decision or a Special Servicer Decision, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any such review fee without the Special Servicer’s consent.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting Package, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0058% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each

Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (other than any Outside Serviced Mortgage Loan) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (other than any Outside Serviced Mortgage Loan) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Serviced Mortgage Loan for any Interest Accrual Period is a rate equal to 0.00158% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property

Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate (only with respect to each Serviced Mortgage Loan) and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00022% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of the Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to each Delinquent Loan, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $20,000,000 but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $40,000,000.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent, or (ii) the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate (only with respect to each Serviced Mortgage Loan), is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections

Additional Servicing Compensation(3) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income

–   100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Mortgage Loans	from time to time

	– all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly

Special Servicing Fee / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds
Workout Fee / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation(3) / Special Servicer	– a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income

	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time

	– all investment income received on funds in any REO account	from time to time

Type/Recipient	Amount(1)	Frequency	Source of Funds
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0058% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

Operating Advisor Fee / Operating Advisor	with respect to each Serviced Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00158% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period

Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00022% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers

Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	(i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $20,000,000 but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $40,000,000	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections

Property Advances(5) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds
Interest on Property Advances(5) / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan, then from general collections

Indemnification Expenses(5) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans. In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan.

(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” below the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer and/or Outside Special Servicer, as applicable, will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for such parties will be governed by the applicable Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(4)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “—Withdrawals from the Collection Account” above. The allocations between each Outside Servicer and each Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

With respect to each of the Outside Serviced Mortgage Loans set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1)	Outside Special Servicer Fee Rate	Outside Workout Fee Rate	Outside Liquidation Fee Rate
225 & 233 Park Avenue South	0.00250% per annum	the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month	1.0%	1.0%

General Motors Building	0.00125% per annum	0.05% per annum	0.15%	0.15%

Mall of Louisiana	0.00250% per annum	the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month(2)	1.0%, provided that if workout fee collected over the course of a workout would be less than $25,000, the Outside Special Servicer will be entitled to an amount for the final payment on the corrected loan that would result in total workout fees of $25,000(2)	1.0% (or if such rate would result in an aggregate liquidation fee less than $25,000, the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee of $25,000)(2)

Starwood Capital Group Hotel Portfolio	0.00250% per annum	0.25% per annum	the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000	the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that no liquidation fee will be less than $25,000

Lakeside Shopping Center	0.00250% per annum	the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month	the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000	the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that, except as provided under the CGCMT 2017-B1 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000

Long Island Prime Portfolio - Uniondale	0.00750% per annum	the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month	the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000	the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that, except as provided under the GSMS 2017-GS7 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000

Scripps Center	0.01000% per annum	the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 (or $5,000 under certain circumstances) for the related month	the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000	the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that, except as provided under the CGCMT 2017-P7 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000

Atlanta and Anchorage Hotel Portfolio	0.00250% per annum	the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $5,000 for the related month	the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000	the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000

245 Park Avenue	0.00125% per annum	0.25% per annum	0.50%	0.50%

(1)	Includes any applicable sub-servicing fee rate.

(2)	The fees set forth are those anticipated to be provided for in the expected Outside Servicing Agreement relating to the commercial mortgage securitization transaction to which the related Controlling Pari Passu Companion Loan is to be contributed, which securitization has not closed, and which provisions of such Outside Servicing Agreement have not yet been finalized.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to (x) any PrinREI-Subserviced Loan that is a non-Specially Serviced Loan, or (y) any non-Specially Serviced Loan other than a PrinREI-Subserviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if such Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to (x) any PrinREI-Subserviced Loan that is a non-Specially Serviced Loan, or (y) any non-Specially Serviced Loan other than a PrinREI-Subserviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if such Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●	solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s). If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of each of the General Motors Building Loan Combination and the 245 Park Avenue Loan Combination, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loans) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the Vertically Retained Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then, to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates) (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I Advance), on the other hand. See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer with respect to such Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to each Class of Non-Vertically Retained Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, and then to the Class E Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determination the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Balance of the most senior Class of Control Eligible Certificates whose Certificate Balance is notionally reduced to less than 25% of the initial Certificate Balance of that Class as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, and, at their sole expense, obtain a second appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event or receipt of written notice of a Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred or as to which a Collateral Deficiency

Amount exists if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable efforts, in accordance with the Servicing Standard, to obtain such appraisal within 30 days from receipt of such holders’ written request and is required to use its reasonable efforts, in accordance with the Servicing Standard, to obtain an appraisal that is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2018; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       the Master Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)       either of Moody’s or DBRS, Inc. (“DBRS”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)       the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates, or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Loan Combination and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the related Outside Controlling Note Holder will have the right to approve a successor Special Servicer with respect to any Serviced Outside Controlled Loan Combination, and prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative will have the right to approve a successor Special Servicer with respect to the other Serviced Loans. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative (and, if a Serviced Outside Controlled Loan Combination is affected, the Trustee will be required to consult with the related Outside Controlling Note Holder) prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clause (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may also be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, as follows:

(a)       if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan), with or without cause, at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)       if a Control Termination Event has occurred and is continuing, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event,” upon the affirmative vote of (a) the holders of Certificates (other than the Class S and Class R Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates;

(c)       if a Consultation Termination Event has occurred and is continuing, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the

Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth below; and

(d)       solely with respect to a Serviced Outside Controlled Loan Combination, at the direction of the related Outside Controlling Note Holder, with or without cause, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including delivery of a Rating Agency Confirmation) and the related Co-Lender Agreement.

“Certificateholder Quorum” means a quorum that, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all Certificates (other than the Class S and Class R Certificates), on an aggregate basis, and (b) for purposes of a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least three (3) holders that are not affiliated with each other.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If a Consultation Termination Event has occurred and is continuing, or if neither the Controlling Class Representative nor any Controlling Class Certificateholder is entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan (or if, despite being so entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan, neither the Controlling Class Representative nor any Controlling Class Certificateholder has appointed a replacement special servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the special servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Loan Combinations that are not Excluded Special Servicer Mortgage Loans during such time.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than the Class S and Class R Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates (other than the Class S and Class R Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

Any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If any Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, the Controlling Class Representative and the Risk Retention Consultation Party; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the VRR Interest, the Class S Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its unsecured long term-debt of at least “A2” by Moody’s, (B) a rating on its unsecured long-term debt of at least “A-” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, (C) a rating on its unsecured long-term debt of at least “BBB+” by S&P, and (D) a rating on its unsecured long-term debt of at least “A” by DBRS (or, if not rated by DBRS, an equivalent rating by two (2) other NRSROs (which may include S&P, Fitch and Moody’s); provided, however, that Wilmington Trust, National Association as the initial trustee will be deemed to have met the eligibility requirements in (A) through (D) above for so long as (a) it has a rating on its long-term unsecured debt of at least “Baa3” by Moody’s or a rating on its short-term unsecured debt of at least “P-2” by Moody’s, (b) it has a rating on its unsecured long-term debt of at least “BBB” by Fitch or a rating on its short-term debt rating of at least “F2” by Fitch, (c) it has a rating on its unsecured long-term debt of at least “BBB” from S&P and a short term debt rating of at least “A-2” from S&P, (d) it has a rating on its unsecured long-term debt of at least “A(low)” by DBRS and a rating on its short term debt of at least “R-1(low)” by DBRS (or, if not rated by DBRS, an equivalent rating by two (2) other NRSROs (which may include S&P, Fitch and Moody’s)) and (e) the master servicer has (i) a rating on its unsecured long-term debt of at least “A2” by Moody’s or a rating on its short-term unsecured debt of at least “P-1” by Moody’s, (ii) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, (iii) a rating on its unsecured long-term debt of at least “A” by S&P and a rating on its short-term debt of at least “A-1” from S&P and (iv) a rating on its unsecured long-term debt of at least “A” by DBRS (or, if not rated by DBRS, an equivalent rating by two (2) other NRSROs (which may include S&P, Fitch and Moody’s) (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “Baa2” by Moody’s, (B) “BBB+” by Fitch, (C) “BBB+” by S&P (or “BBB” by S&P if the Certificate Administrator’s unsecured short term debt is rated at least “A-2” by S&P) and (D) if rated by DBRS, at least “BBB” by DBRS (or, if not rated by DBRS, an equivalent rating by two (2) other NRSROs (which may include S&P, Fitch and Moody’s) (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation).

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the

Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, any related Outside Controlling Note Holder, the Operating Advisor, the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate

Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any related Outside Controlling Note Holder, the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) and the Operating Advisor of any offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Pari Passu Loan Combination (other than any such Loan Combination that is a Serviced Outside Controlled Loan Combination), pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder and/or the holder of any related Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced Pari Passu Loan Combination that is a Serviced Outside Controlled Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Pari Passu Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by the Controlling Class Representative and the related Outside Controlling Note Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced AB Loan Combination, pursuant to the terms of the Pooling and Servicing Agreement, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell the related Serviced Subordinate Companion Loan together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” with respect to the Outside Serviced Loan Combinations.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists or a Serviced Outside Controlled Loan Combination is involved or an Excluded Mortgage Loan is involved), the Operating Advisor (if a Control Termination Event exists), the Risk Retention Consultation Party (unless an applicable Excluded RRCP Mortgage Loan is involved) and any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Loan Combination, the related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Consultation Termination Event exists or an Excluded Mortgage Loan is involved), the Operating Advisor (if a Control Termination Event exists) and the Risk Retention Consultation Party (unless an applicable Excluded RRCP Mortgage Loan is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Controlling Class Representative, the Risk Retention Consultation Party, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision or is with respect to a PrinREI-Subserviced Loan, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan and with respect to any non-Specially Serviced Mortgage Loan (other than a PrinREI-Subserviced Loan) if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor (to the extent the Operating Advisor has consultation rights as described under “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section), the consent and/or consultation rights of the related Directing Holder with respect to Major Decisions, any applicable consultation rights of the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party has consultation rights as described under “—Directing Holder” below) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, if the Master Servicer and the Special Servicer mutually agree with respect to a non-Specially Serviced Loan other than a PrinREI-Subserviced Loan, the Master Servicer may modify, waive or amend any term of any such non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the related Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the related Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., in the case of a PrinREI-Subserviced Loan or in the case of a Mortgage Loan other than a PrinREI-Subserviced Loan, if the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the related Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the related Directing Holder (to the extent set forth in the related Co-Lender Agreement if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist and the subject Serviced Loan is not an Excluded Mortgage Loan), as applicable, which consent will be deemed given if such related Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is five years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan), the Operating Advisor and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) and the Operating Advisor, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights) or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan, by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing or the subject Mortgage Loan is an Excluded Mortgage Loan) will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action or unless the Mortgage Loan is a PrinREI-Subserviced Loan, in each case subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted (if the Controlling Class Representative is the related Directing Holder, for so long as no Control Termination Event exists) to take, or to consent to the Master Servicer’s taking, any of the following actions as to which the related Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that (i) if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, the related Directing Holder will be deemed to have approved such action and (ii) the consent of the Controlling Class Representative will not be required in connection with a Major Decision with respect to an Excluded Mortgage Loan) (each of the following, a “Major Decision”):

(A)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)       any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)       any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)       any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the related loan agreement without the consent of the lender;

(G)       any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the borrower;

(H)       releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain release have been satisfied will be a matter of lender discretion), but solely with respect to those applicable Serviced Loans specifically identified in the Pooling and Servicing Agreement;

(I)       any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)       any acceleration of a Serviced Loan or the exercise of any other remedy following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(K)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(L)       any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)       any determination of an Acceptable Insurance Default;

(N)       in the case of any Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(O)       in the case of any Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than a ground lease) at a Mortgaged Property or REO Property, if (a) the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property and (b) such transaction is not a routine leasing matter;

(P)       any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, other than such debt that is permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt will not be a matter of lender discretion);

(Q)       in the case of any Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan;

(R)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Loan, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; and

(S)       determining whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if the Controlling Class Representative is the related Directing Holder, the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision following the occurrence and during the continuance of a Control Termination Event; provided, however, that the Special Servicer will be required to consult with (i) the Controlling Class Representative (after the occurrence and during the continuance of a Control Termination Event and only until the occurrence and continuance of a Consultation Termination Event), (ii) the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) in connection with any Major Decision (as described under “—The Operating Advisor—Consultation Rights” below), and (iii) the Risk Retention Consultation Party under the circumstances set forth in the following paragraph, and to consider alternative actions recommended by the Controlling Class Representative, the Operating Advisor and the Risk Retention Consultation Party, but, in the case of the Controlling Class Representative, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer. Notwithstanding the foregoing, the Controlling Class Representative will have no consent or consultation rights with respect to Major Decisions with respect to any Excluded Mortgage Loan under the Pooling and Servicing Agreement, and the Risk Retention Consultation Party will have no consultation rights with respect to any Excluded RRCP Mortgage Loan.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Outside Serviced Mortgage Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Outside Serviced Mortgage Loan), in each case upon request of the Risk Retention Consultation Party, each of the Master Servicer and the Special Servicer will also be required to consult with the Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of the Risk Retention Consultation Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with the Risk Retention Consultation Party). In the event the Master Servicer or the Special Servicer, as applicable, receives no response from the Risk Retention Consultation Party within 10 days following the Master Servicer’s or the Special Servicer’s, as applicable, delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, will not be obligated to consult with the Risk Retention Consultation Party on the specific matter; provided, however, that the failure of the Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with the Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Loan Combination or any other Mortgage Loan.

Furthermore, each of (x) the Controlling Class Representative (with respect to each Serviced Loan other than (i) a Serviced Outside Controlled Loan Combination and (ii) an Excluded Mortgage Loan), provided that a

Control Termination Event does not exist, and (y) the related Outside Controlling Note Holder (with respect to a Serviced Outside Controlled Loan Combination) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” will be: (a) with respect to all of the Serviced Loans other than a Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan, the Controlling Class Representative; and (b) with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be Prime Finance CMBS B-Piece Holdco X, L.P. or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates; provided, however, that (at any time that the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (a) in the case of any Class of Control Eligible Certificates to which the designation of “Controlling Class” would otherwise shift by operation of this definition, where the Certificate Balance of such Class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount) prior to such shift, then designation of “Controlling Class” will not shift and will remain with the Class of Control Eligible Certificates currently designated as the Controlling Class, and (b) in the case of any Class of Control Eligible Certificates which is then designated the “Controlling Class”, if the Certificate Balance of such Class of Control Eligible Certificates is reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount), then the designation of “Controlling Class” will shift to the Class of Control Eligible Certificates that is the most subordinate and that also has a remaining Certificate Balance. The Controlling Class as of the Closing Date will be the Class G Certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

With respect to the Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Risk Retention Consultation Party or the person entitled to appoint the Risk Retention Consultation Party is a Borrower Party.

“Risk Retention Consultation Party” will be the party selected by CREFI. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of the Risk Retention Consultation Party from CREFI. Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any Excluded RRCP Mortgage Loan. The initial Risk Retention Consultation Party is expected to be CREFI.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Loan Combination or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the applicable Serviced Loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to any Serviced AB Loan Combination while any related Subordinate Companion Loan Holder is the related Outside Controlling Note Holder.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative or an Outside Controlling Note Holder, as applicable, has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class E Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as either (x) the Class E Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates that it transferred. Following any such transfer, and assuming that the Class E Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and

●	the rights of the holder of more than 50% of the Class E Certificates (by Certificate Balance), if the Class E Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—The Loan Combinations—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)       does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)       may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)       will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding Serviced Loans, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of a Control Termination Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) after the occurrence and during the continuance of a Control Termination Event, upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) after the occurrence and during the continuance of a Consultation Termination Event, under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing

Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Potential Conflicts of Interest of the Operating Advisor.”

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

Notwithstanding anything to the contrary in this “—Operating Advisor” section or elsewhere in this prospectus, the Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

With respect to each Serviced Loan, following the occurrence and continuance of a Control Termination Event, the Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor (prior to the occurrence and continuance of a Consultation Termination Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Holder) with respect to each Major Decision as to which the Operating Advisor has consultation rights.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if a Control Termination Event exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and the related Directing Holder, the Risk Retention Consultation Party and/or any related Serviced Companion Loan Holder (or its representative), on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (if any other Serviced Loan(s) (other than any Excluded Mortgage Loan) are involved), as applicable, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if a Control Termination Event exists, Major Decisions on Serviced Loans, (ii) each related Final Asset Status Report, (iii) if a Control Termination Event exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if a Control Termination Event exists, and (v) if specifically required to be delivered under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information received by the Operating Advisor from the Special Servicer (whether directly or through the Master Servicer) as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer; provided, that, in the case of clause (3) above, (x) the Operating Advisor may not disclose any Privileged Information that is subject to attorney-client privilege and (y) the Operating Advisor shall have determined that such disclosure will not adversely affect the Issuing Entity or the Certificateholders. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder or the Risk Retention Consultation Party (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement, the consultation rights of the Risk Retention Consultation Party under the Pooling and Servicing Agreement and/or the consent or consultation rights of any related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Risk

Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan), the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of, a Specially Serviced Loan to the Operating Advisor after they have been finalized. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount, Collateral Deficiency Amount and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer of such error.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations provided to the Operating Advisor by the Special Servicer and used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. In the event, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Following the occurrence of a Control Termination Event, based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of a Control Termination Event, any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the related Directing Holder, the Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer (whether directly or through the Master Servicer), the Operating Advisor will if, during the prior calendar year, any Serviced Mortgage Loans were Specially Serviced Loans, and there existed a Control Termination Event, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans and, after the occurrence and during the continuance of a Control Termination Event, with respect to Major Decisions on Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the related Directing Holder, the Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was delivered or made available to the Operating Advisor by the Special Servicer (whether directly or through the Master Servicer) pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the Controlling Class Representative (if a Serviced Loan other than a Serviced Outside Controlled Loan Combination is addressed and a Consultation Termination Event does not exist); and (c) the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is addressed). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause,” the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, the Risk Retention Consultation Party, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by any of Moody’s, Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), S&P, DBRS and/or Morningstar, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties of the Operating Advisor set forth in the Pooling and Servicing Agreement, (iv) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, the Controlling Class Representative, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, (v) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless a Control Termination Event has occurred and is continuing), the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only prior to the occurrence and continuance of a Consultation Termination Event and only if it does not relate to an Excluded Mortgage Loan), the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s), except for Excluded Mortgage Loans, are involved and a Control Termination Event does not exist), as applicable, does not disapprove of a related asset status report within 10 business days of receipt, the related Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the related Directing Holder may object to any asset status report within 10 business days of receipt (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist); provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the related Directing Holder (during the period that such

Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the related Directing Holder disapproves such asset status report within 10 business days of receipt (and, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event does not exist) and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until the related Directing Holder fails to disapprove such revised asset status report as described above (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist) or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). If the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist), provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative, and after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor, will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by (a) the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), or (b) the Controlling Class Representative (after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event). With respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative), will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report; provided that, in the case of a Serviced Outside Controlled Loan Combination, a related Serviced Pari Passu Companion Loan Holder (or its representative) may be the related Outside Controlling Note Holder. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (during the continuance of a Control Termination Event) and, with respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the related Directing Holder may have.

Notwithstanding the foregoing, the Controlling Class Representative will not have any approval or consultation rights with respect to an asset status report that relates to an Excluded Mortgage Loan. Also, notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the related Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. We believe it would not be appropriate for the delinquency of three (3) large Mortgage Loans to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if a specified number of Mortgage Loans (15) are Delinquent Loans so long as those Mortgage Loans represent at least 20.0% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 65 prior pools of commercial mortgage loans for which CGMRC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and no later than June 30, 2017, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and June 30, 2017 was 28.06%; however, the average of the highest delinquency percentages for those 65 reviewed transactions (taking into account all reporting periods between January 1, 2010 and June 30, 2017 for each such transaction) based on the aggregate outstanding principal balance of delinquent mortgage loans in the identified reporting periods was 3.55%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the Directing Holder, the Risk Retention Consultation Party and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Mortgage Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a) Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents is in the possession of the Mortgage Loan Seller.

(b) Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Special Servicer who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Special Servicer, and the Special Servicer will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c) Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such the Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, the Directing Holder, or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the

Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the Certificates entitled to at least 75% of a Certificateholder Quorum elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Limitation on Liability of the Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in the interests of the holders of the VRR Interest;

(c)       does not have any liability or duties to the holders of any Class of Certificates;

(d)       may take actions that favor the interests of the holders of one or more Classes including the VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(e)       will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

“Enforcing Servicer” means the Special Servicer.

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply. In connection with a Repurchase Request, the “Enforcing Party” will be (i) in the event one or more Requesting Certificateholders or Consultation Requesting Certificateholders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Requesting Certificateholder(s) and/or Consultation Requesting Certificateholder(s), or (ii) in all other cases, the Enforcing Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the

Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the VRR Interest) that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder and such Consultation Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder or a Consultation Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

If a Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder or Consultation Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Requesting Certificateholder or Consultation Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders and/or Consultation Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders and/or Consultation Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder or Consultation Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Requesting Certificateholder or Consultation Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, the Depositor, the Mortgage Loan Sellers and any of their respective affiliates will not be entitled to be a Requesting Certificateholder or Consultation Requesting Certificateholder.

The Requesting Certificateholders or Consultation Requesting Certificateholders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Requesting Certificateholder or Consultation Requesting Certificateholder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder or Consultation Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder (provided that if the Controlling Class Representative is the Directing Holder, no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder or Consultation Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder or Consultation Requesting Certificateholder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder or Consultation Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the related Directing Holder, unless, in the case of the Controlling Class Representative, a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if the related Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)	the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency;

(3)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(4)	DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class S and Class R Certificates) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the

17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amounts of the Class X-A, Class X-B, Class X-C and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the following table:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(1) (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(2)
225 & 233 Park Avenue South	Barclays	WFCM 2017-C39 PSA(3) (8/1/17)	5.5%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	B-Piece Income USA LLC
General Motors Building	CGMRC	BXP 2017-GM TSA(4) (6/9/17)	5.1%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Financial Management, Inc.
Mall of Louisiana	CREFI / Barclays	(5)	4.3%	(5)	(5)	(5)	(5)	(5)	(5)
Starwood Capital Group Hotel Portfolio	Barclays / SMF V	DBJPM 2017-C6 PSA(6) (6/1/17)	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Lakeside Shopping Center	Barclays	CGCMT 2017-B1 PSA(7) (8/1/17)	3.0%	Wells Fargo Bank, National Association	LNR Partners, LLC	Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas	Trimont Real Estate Advisors, LLC	Elliot Management Corporation
Long Island Prime Portfolio - Uniondale	Barclays	GSMS 2017-GS7 PSA(8) (8/1/17)	2.7%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D AIV RR H, LLC
Scripps Center	PCC	CGCMT 2017-P7 PSA(9) (4/1/17)	2.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas	Park Bridge Lender Services LLC	RREF III-D AIV RR, LLC
Atlanta and Anchorage Hotel Portfolio	Barclays	CFCRE 2017-C8 PSA(10) (6/1/17)	1.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D CF 2017-C8, LLC
245 Park Avenue	Barclays	245 Park Avenue Trust 2017-245P TSA(11) (5/30/17)	1.4%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prima Capital Advisors LLC

(1)	“PSA” means Pooling and Servicing Agreement and “TSA” means Trust and Servicing Agreement.

(2)	The initial Outside Controlling Class Representative may instead be an affiliate of the entity listed.

(3)	The WFCM 2017-C39 PSA is referred to herein as the “WFCM 2017-C39 Pooling and Servicing Agreement”.

(4)	The BXP 2017-GM TSA is referred to herein as the “BXP 2017-GM Trust and Servicing Agreement”.

(5)	The Mall of Louisiana Mortgage Loan is expected to be an Outside Serviced Mortgage Loan that will be serviced and administered by an Outside Servicer and an Outside Special Servicer pursuant to an Outside Servicing Agreement governing the commercial mortgage securitization transaction to which the related Lead Servicing Pari Passu Companion Loan is contributed. Such other commercial mortgage securitization transaction is expected to close on or before the Closing Date for this securitization transaction, however, the parties to the Outside Servicing Agreement governing that other commercial mortgage securitization transaction have not been definitively identified. Further, if the related Lead Servicing Pari Passu Companion Loan is not securitized on or prior to the Closing Date as expected, then the Mall of Louisiana Loan Combination will be initially serviced and administered under the pooling and servicing agreement governing the securitization of the first note in the related Loan Combination to be securitized (which may in such event be the Pooling and Servicing Agreement) by the parties thereto until the occurrence of the securitization of the Mall of Louisiana Lead Servicing Pari Passu Companion Loan.

(6)	The DBJPM 2017-C6 PSA is referred to herein as the “DBJPM 2017-C6 Pooling and Servicing Agreement”.

(7)	The CGCMT 2017-B1 PSA is referred to herein as the “CGCMT 2017-B1 Pooling and Servicing Agreement”.

(8)	The GSMS 2017-GS7 PSA is referred to herein as the “GSMS 2017-GS7 Pooling and Servicing Agreement”.

(9)	The CGCMT 2017-P7 PSA is referred to herein as the “CGCMT 2017-P7 Pooling and Servicing Agreement”.

(10)	The CFCRE 2017-C8 PSA is referred to herein as the “CFCRE 2017-C8 Pooling and Servicing Agreement”.

(11)	The 245 Park Avenue Trust 2017-245P TSA is referred to herein as the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Notwithstanding the foregoing, in the case of the Mall of Louisiana Loan Combination, although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement, the securitization to which the related Lead Servicing Pari Passu Companion Loan is to be contributed has not been definitively determined, and accordingly, the servicing terms of such Outside Servicing Agreement are unknown. Further, if the related Lead Servicing Pari Passu Companion Loan is not securitized on or prior to the Closing Date as expected, then the Mall of Louisiana Loan Combination will be initially serviced and administered under the pooling and servicing agreement governing the securitization of the first note in the related Loan Combination to be securitized (which may in such event be the Pooling and Servicing Agreement) by the parties thereto until the occurrence of the securitization of the Mall of Louisiana Lead Servicing Pari Passu Companion Loan.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Loan Combination are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Loan Combination is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Loan Combination.

●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.

●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.

●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Loan Combination. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first, from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Loan Combination or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)); provided that, in the case of each of the Outside Servicing Agreements for the General Motors Building Mortgage Loan and the 245 Park Avenue Mortgage Loan, there are no mortgage loans separate from the related Outside Serviced Loan Combination serviced under any such Outside Servicing Agreement and the above described reimbursements (with interest) will first be made out of collections on, and proceeds of, the related Subordinate Companion Loans.

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Loan Combination will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.

●	With respect to each Outside Serviced Loan Combination, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement.

●	With respect to each Outside Serviced Loan Combination, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. In addition, if the equivalent of a Consultation Termination Event exists under the related Outside Servicing Agreement (or, for the Outside Serviced Loan Combinations referenced in the next bullet, at any time), the related Outside Operating Advisor, if any, may recommend replacement of the related Outside Special Servicer if the related Outside Special Servicer is not performing its duties under the related Outside Servicing Agreement or the related Outside Special Servicer is otherwise not acting in accordance with the servicing standard thereunder, whereupon a solicitation of votes of the holders of the certificates would also take place.

●	With respect to the 225 & 233 Park Avenue South Loan Combination, the Starwood Capital Hotel Portfolio Loan Combination, the Long Island Prime Portfolio - Uniondale Loan Combination, the Scripps Center Loan Combination and the 245 Park Avenue Loan Combination, the operating advisor under the related Outside Servicing Agreement will be entitled to consult with the related Outside

Special Servicer under different circumstances than those under which the Operating Advisor is entitled to consult with the Special Servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the related Outside Securitization trust is 25% or less than the initial balance thereof (taking into account cumulative appraisal reduction amounts). In addition, the operating advisor under the related Outside Servicing Agreement will at any time be entitled to recommend the termination of the related Outside Special Servicer if it determines, in its sole discretion exercised in good faith, that (i) such Outside Special Servicer is not performing its duties as required under the related Outside Servicing Agreement or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of such Outside Special Servicer would be in the best interest of the related trust interest owners as a collective whole.

●	In the case of the General Motors Building Loan Combination, there is no Outside Operating Advisor under the related Outside Servicing Agreement.

●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Loan Combination that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.

●	With respect to each Outside Serviced Loan Combination, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult regarding (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement).

●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Loan Combination without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.

●	The Mortgaged Property securing each Outside Serviced Loan Combination will be subject to inspection (A) at least once per calendar year with respect to any Mortgaged Property with a stated principal balance of $2,000,000 or more and (b) at least once every other calendar year with respect to any Mortgaged Property with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the General Motors Building Mortgaged Property and the 245 Park Avenue Mortgaged Property will be subject to inspection at least once per year regardless of the stated principal balance of the related Loan Combination.

●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Loans under the Pooling and Servicing Agreement; provided that, in the case of each of the General Motors Building Mortgage

Loan and the 245 Park Avenue Mortgage Loan, the related Outside Servicing Agreement does not provide for compensating interest payments.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

●	With respect to each of the General Motors Building Loan Combination and the 245 Park Avenue Loan Combination, (i) there is no asset representations reviewer under the related Outside Servicing Agreement and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Loan Combination, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Loan Combination under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from September 1, 2017, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Vertically Retained Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Non-Vertically Retained Principal Balance Certificates as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Non-Vertically Retained Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. Holders of the Non-Vertically Retained Principal Balance Certificates will be affected to the extent of the Non-Vertically Retained Percentage of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A, Class X-B and Class X-C Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A, Class X-B and Class X-C Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balance of the Class B Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Class of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-C Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balance of the Class C Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Class of Principal Balance Certificates and other factors described above. Investors in the Class X-A, Class X-B and Class X-C Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A, Class X-B and/or Class X-C Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A, Class X-B and/or Class X-C Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A, Class X-B or Class X-C Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium, (ii) there are no delinquencies or defaults, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates, (ix) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in October 2017, (x) the Certificates will be issued on September 29, 2017, (xi) the Pass-Through Rate with respect to each Class of Non-Vertically Retained Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”, (xii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan, (xv) the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary”, (xvi) there are no property releases requiring payment of a yield maintenance charge or other prepayment premium and (xvii) with respect to the General Motors Building Mortgage Loan and the 245 Park Avenue Mortgage Loan, each of which is part of a Loan Combination that includes a Subordinate Companion Loan, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A, Class X-B and Class X-C Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2018	89%	89%	89%	89%	89%
September 15, 2019	73%	73%	73%	73%	73%
September 15, 2020	54%	54%	54%	54%	54%
September 15, 2021	29%	29%	29%	29%	29%
September 15, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.95	2.95	2.95	2.95	2.95
First Principal Payment Date	October 2017	October 2017	October 2017	October 2017	October 2017
Last Principal Payment Date	September 2022	September 2022	September 2022	September 2022	September 2022

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2018	100%	100%	100%	100%	100%
September 15, 2019	100%	100%	100%	100%	100%
September 15, 2020	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.96	6.94	6.92	6.88	6.63
First Principal Payment Date	September 2024	May 2024	May 2024	May 2024	May 2024
Last Principal Payment Date	September 2024	September 2024	September 2024	September 2024	May 2024

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2018	100%	100%	100%	100%	100%
September 15, 2019	100%	100%	100%	100%	100%
September 15, 2020	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.67	9.64	9.60	9.55	9.33
First Principal Payment Date	February 2027	November 2026	November 2026	November 2026	May 2024
Last Principal Payment Date	July 2027	June 2027	June 2027	June 2027	March 2027

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2018	100%	100%	100%	100%	100%
September 15, 2019	100%	100%	100%	100%	100%
September 15, 2020	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.86	9.85	9.82	9.79	9.56
First Principal Payment Date	July 2027	June 2027	June 2027	June 2027	March 2027
Last Principal Payment Date	August 2027	August 2027	August 2027	August 2027	May 2027

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2018	100%	100%	100%	100%	100%
September 15, 2019	100%	100%	100%	100%	100%
September 15, 2020	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	98%	98%	98%	98%	98%
September 15, 2023	76%	76%	76%	76%	76%
September 15, 2024	53%	53%	53%	53%	54%
September 15, 2025	31%	31%	31%	31%	32%
September 15, 2026	8%	8%	8%	8%	9%
September 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.16	7.16	7.16	7.16	7.17
First Principal Payment Date	September 2022	September 2022	September 2022	September 2022	September 2022
Last Principal Payment Date	February 2027	February 2027	February 2027	February 2027	February 2027

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2018	100%	100%	100%	100%	100%
September 15, 2019	100%	100%	100%	100%	100%
September 15, 2020	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.93	9.91	9.88	9.63
First Principal Payment Date	August 2027	August 2027	August 2027	August 2027	May 2027
Last Principal Payment Date	September 2027	September 2027	September 2027	August 2027	May 2027

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2018	100%	100%	100%	100%	100%
September 15, 2019	100%	100%	100%	100%	100%
September 15, 2020	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.95	9.67
First Principal Payment Date	September 2027	September 2027	September 2027	August 2027	May 2027
Last Principal Payment Date	September 2027	September 2027	September 2027	September 2027	June 2027

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2018	100%	100%	100%	100%	100%
September 15, 2019	100%	100%	100%	100%	100%
September 15, 2020	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71
First Principal Payment Date	September 2027	September 2027	September 2027	September 2027	June 2027
Last Principal Payment Date	September 2027	September 2027	September 2027	September 2027	June 2027

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest) and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F and Class G Certificates and a regular interest that corresponds to the VRR Interest excluding the right to receive Excess Interest (the “VRR REMIC Regular Interest”), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, (i) the portions of the Issuing Entity consisting of (a) collections of Excess Interest (and the related amounts in the Excess Interest Distribution Account) and (b) the VRR REMIC Regular Interest and distributions thereon, will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) (a) the Class S Certificates and the VRR Interest will represent undivided beneficial interests in the portion of the Grantor Trust described in (i)(a) above and (b) the VRR Interest will represent undivided beneficial interests in the portion of the Grantor Trust described in (i)(b) above.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not greater than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Issuing Entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a VRR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the right to receive Excess Interest.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures. These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under current rules.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. The new rules are complex and likely will be clarified and possibly revised before going into effect. Residual interest holders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A

“non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds, including the return of principal, from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. No assurance can be given that holders of Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some Certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through Certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool Certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Barclays Capital Inc., FAN 04-03E (February 4, 2004), each as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through Certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	Certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●	Certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying Mortgage Loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more Classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the Issuing Entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower has investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by

Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,

●	having a specified relationship to this person, or

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

In addition, each beneficial owner of any Offered Certificates or any interest therein that is a Plan, including any fiduciary purchasing any such Certificates on behalf of a Plan (each, a “Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1)       none of the Depositor, the Trustee, the Certificate Administrator, any underwriter, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) will not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in such Certificates in such capacity);

(2)       the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of the Offered Certificates;

(3)       the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4)       none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in such Certificates or receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5)       the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of such Certificates, as described in this prospectus.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations will be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Ineligible Purchasers

Even if an exemption is otherwise available, Certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York. Seventeen (17) of the Mortgaged Properties, securing approximately 25.9% of the Initial Pool Balance, are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property.

The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor.

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships.

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—General—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

The Pooling and Servicing Agreement provides that if any Mortgage Loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the Mortgage Loan will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the Mortgage Loan is included in the Issuing Entity, the Master Servicer or Special Servicer, on behalf of the Trustee, will be required to take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due on sale clause contained in the related Mortgage Loan, in each case subject to any consent rights of the Special Servicer (in the case of an action by the Master Servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Certificates, and would not be covered by advances or any form of credit support provided in connection with the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through Certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the Certificates in question on each distribution date and, except in the case of interest-only Certificates, the ultimate payment in full of the certificate balance of each Class of Certificates in question on a date that is not later than the rated final distribution date with respect to such Class of Certificates. A rating takes into consideration, among other things, the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates in question, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Certificates in question. A securities rating on mortgage pass-through Certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those Certificates is fair;

●	whether those Certificates are a suitable investment for any particular investor;

●	the tax attributes of those Certificates or of the trust;

●	the yield to maturity or, if they have principal balances, the average life of those Certificates;

●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying Mortgage Loans;

●	the degree to which the amount or frequency of prepayments on the underlying Mortgage Loans might differ from those originally anticipated;

●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

●	whether or to what extent the interest payable on those Certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying Mortgage Loans;

●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

●	if those Certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those Certificates.

See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through Certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such Certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and/or Class A-S Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class B Certificates. The Notional Amount of the Class X-C Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class C Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A, Class X-B and Class X-C Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”), pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below. In connection with the offering contemplated by this prospectus, Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners with respect to approximately 75.8% and 24.2%, respectively, of the total principal balance of the Offered Certificates, and Drexel Hamilton, LLC is acting as co-manager.

Class	Citigroup Global Markets Inc.	Barclays Capital Inc.	Drexel Hamilton, LLC

Class A-1	$23,485,712	$7,514,288	$0
Class A-2	$30,758,707	$9,841,293	$0
Class A-3	$215,917,031	$69,082,969	$0
Class A-4	$240,638,395	$76,992,605	$0
Class A-AB	$36,895,296	$11,804,704	$0
Class X-A	$631,805,810	$202,147,190	$0
Class X-B	$31,296,605	$10,013,395	$0
Class X-C	$32,274,672	$10,326,328	$0
Class A-S	$84,110,669	$26,911,331	$0
Class B	$31,296,605	$10,013,395	$0
Class C	$32,274,672	$10,326,328	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[______].

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2017, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of (i) the Depositor, (ii) Citibank (the Certificate Administrator and Custodian), (iii) CREFI (a Sponsor, an originator, the initial Risk Retention Consultation Party, the Retaining Sponsor and the current holder of one or more of the Corporate Woods Portfolio Pari Passu Companion Loans, one or more of the Mall of Louisiana Pari Passu Companion Loans and one or more of the Pleasant Prairie Premium Outlets Pari Passu Companion Loans) and (iv) CGMRC (a Sponsor, an originator and a Retaining Party). Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays (a Sponsor, an originator, a Retaining Party and the current holder of one or more of the 225 & 233 Park Avenue South Pari Passu Companion Loans, one or more of the Mall of Louisiana Pari Passu Companion Loans, one or more of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and one or more of the Lakeside Shopping Center Pari Passu Companion Loans). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Barclays Capital Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (ii) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, and (iii) the payment by the Depositor to Barclays, an affiliate of Barclays Capital Inc., in its capacity as a Sponsor, of the purchase price for the Barclays Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”. In addition, proceeds received by SMF V in connection with the contribution of the SMF V Mortgage Loans to this securitization transaction will be applied, among other things, to (i) directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Citibank, the Certificate Administrator and an affiliate of Citigroup Global Markets Inc., one of the underwriters, as a repurchase agreement counterparty, and (ii) directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Barclays, a Sponsor, an originator and a Retaining Party and an affiliate of Barclays Capital Inc., one of the underwriters, as a repurchase agreement counterparty.

As a result of the circumstances described above, each of Citigroup Global Markets Inc. and Barclays Capital Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 390 Greenwich Street, 7th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

WHERE YOU CAN FIND MORE INFORMATION

The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207132) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of this prospectus through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

FINANCIAL INFORMATION

The Issuing Entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

Index of Certain Defined Terms

17g-5 Information Provider	337
1986 Act	465
2015 Budget Act	472
245 Park Avenue Controlling Note Holder	241
245 Park Avenue Trust 2017-245P Securitization	239
245 Park Avenue Trust 2017-245P Servicer	239
245 Park Avenue Trust 2017-245P Special Servicer	239
245 Park Avenue Trust 2017-245P Trust and Servicing Agreement	239, 445
245 Park Avenue Trust 2017-245P Trustee	239
30/360 Basis	318
AB Loan Combination	155
AB Modified Loan	389
ABS interests	304
Accelerated Mezzanine Loan	418
Acceptable Insurance Default	359
Accredited Investor	14
Actual/360 Basis	208
Administrative Fee Rate	377
ADR	158
Advance Rate	364
Advances	363
Advisers Act	481
Affirmative Asset Review Vote	431
Aggregate Available Funds	312
Aggregate Principal Distribution Amount	319
AIFM Regulation	72
Allocated Cut-off Date Loan Amount	159
Ancillary Fees	373
Annual Debt Service	159
Anticipated Repayment Date	209
Appraisal Reduction Amount	387
Appraisal Reduction Event	386
Appraised Value	159
Appraised-Out Class	390
Appraiser	388
ARD	160
ARD Loan	209
Assessment of Compliance	392
Asset Representations Reviewer	298
Asset Representations Reviewer Asset Review Fee	378
Asset Representations Reviewer Ongoing Fee	378
Asset Representations Reviewer Ongoing Fee Rate	378
Asset Representations Reviewer Termination Event	435
Asset Representations Reviewer Upfront Fee	378
Asset Review	432
Asset Review Notice	431
Asset Review Quorum	431
Asset Review Report	433
Asset Review Report Summary	433
Asset Review Standard	432
Asset Review Trigger	430
Asset Review Vote Election	431
Assumed Final Distribution Date	325
Assumption Fees	373
Attestation Report	392
Available Funds	313
Balloon Balance	160
Balloon Mortgage Loans	209
Banking Act	128
Bankruptcy Code	75
Barclays	156, 250, 304
Barclays Data Tape	251
Barclays Mall of Louisiana Note	156
Barclays Mortgage Loans	156, 251
Barclays Review Team	251
Barclays Starwood Capital Group Hotel Portfolio Note	156
Barclays VRR Interest Portion	304
Barclays’ Qualification Criteria	252
Base Interest Fraction	324
BCBS	73
Beds	165
Borrower Delayed Reimbursements	372
Borrower Party	418
B-Piece Buyer	143
Brexit Vote	75
BRRD	72
BXP 2017-GM Certificate Administrator	233
BXP 2017-GM Depositor	233
BXP 2017-GM Servicer	233
BXP 2017-GM Special Servicer	233
BXP 2017-GM Trust and Servicing Agreement	233, 445
BXP 2017-GM Trustee	233
CBE	458
CDI 202.01	74
Certificate Administrator	280
Certificate Balance	311
Certificate Owner	332
Certificate Summary	10
Certificateholder	331
Certificateholder Quorum	400
Certificateholder Repurchase Request	437
Certificates	310
Certifying Certificateholder	341
CFCRE 2017-C8 Pooling and Servicing Agreement	445
CGCMT 2017-B1 Pooling and Servicing Agreement	445
CGCMT 2017-B1 Special Servicer	294
CGCMT 2017-P7 Pooling and Servicing Agreement	445
CGCMT 2017-P7 PrinREI Primary Servicing Agreement	291
CGCMT 2017-P8 PrinREI Primary Servicing Agreement	291
CGMRC	156, 244
CGMRC Mortgage Loans	156

CGMRC VRR Interest Portion	305
Citi Data File	246
Citi Mortgage Loans	156
Citi Securitization Database	245
Citi Sponsors	244
Citibank	280
Class	310
Class A-AB Scheduled Principal Balance	314
Class X Certificates	310
Class X Strip Rate	318
Clearstream	338
Clearstream Participants	340
Closing Date	158, 310
CMBS	70, 244
Code	463
Co-Lender Agreement	227
Collateral Deficiency Amount	389
Collection Account	367
Collection Period	314
Collective Investment Scheme	11
Communication Request	342
Companion Loan	155
Companion Loan Holder	352
Companion Loan Rating Agency	397
Companion Note	224
Compensating Interest Payment	326
Consent Fees	372
Consultation Election Notice	439
Consultation Requesting Certificateholder	439
Consultation Termination Event	418
Control Eligible Certificates	418
Control Termination Event	418
Controlling Class	417
Controlling Class Certificateholder	417
Controlling Class Representative	417
Controlling Companion Loan	354
Controlling Note	225
Controlling Note Holder	225
Controlling Pari Passu Companion Loan	354
Corrected Loan	359
Corresponding Principal Balance Certificates	311, 312
Co-Tenancy Failure	193
Council Text	72
CPR	455
Credit Risk Retention Rules	304
CREFC®	329
CREFC® Intellectual Property Royalty License Fee	377
CREFC® Intellectual Property Royalty License Fee Rate	377
CREFC® Reports	329
CREFI	156, 244
CREFI Mall of Louisiana Note	156
CREFI Mortgage Loans	156
Crossed Group	160
Cross-Over Date	317
CRR	71
CRR Investor	71
CRR Retention Requirements	71
Cumulative Appraisal Reduction Amount	389
Cure/Contest Period	433
Custodian	280, 413
Cut-off Date	155
Cut-off Date Balance	155
Cut-off Date DSCR	161
Cut-off Date Loan-to-Value Ratio	160
Cut-off Date LTV Ratio	160
CW Release Price	215
DBJPM 2017-C6 Pooling and Servicing Agreement	445
DBRS	397
Debt Service Coverage Ratio	161
Debt Yield on Underwritten NCF	160
Debt Yield on Underwritten Net Cash Flow	160
Debt Yield on Underwritten Net Operating Income	161
Debt Yield on Underwritten NOI	161
Declaration	202, 203
Defaulted Mortgage Loan	375
Defeasance	E-1-10
Defeasance Deposit	213
Defeasance Loans	213
Defeasance Lock Out Period	213
Defeasance Option	213
Defective Mortgage Loan	350
Definitive Certificate	338
Delinquent Loan	430
Depositaries	339
Depositor	158, 277
Determination Date	312
Diligence File	344
Directing Holder	417
Disclosable Special Servicer Fees	376
Dispute Resolution Consultation	439
Dispute Resolution Cut-off Date	439
Distribution Account	367
Distribution Date	312
Document Defect	344
Dodd-Frank Act	73
DSCR	161
DTC	338
DTC Participants	339
DTC Rules	340
Due Date	208, 314
Due Diligence Questionnaire	246
Due Period	314
EDGAR	510
EEA	71
Eligible Asset Representations Reviewer	434
Eligible Operating Advisor	427
Enforcing Party	438
Enforcing Servicer	438
Environmental Condition	499, E-1-12
Environmental Policy	207
ERISA	475
ESA	177, E-1-12
Escrow/Reserve Mitigating Circumstances	267

EU Retention Requirements	72
Euroclear	338
Euroclear Operator	340
Euroclear Participants	340
Excess Interest	209
Excess Interest Distribution Account	367
Excess Liquidation Proceeds Reserve Account	368
Excess Modification Fees	372
Excess Penalty Charges	373
Excess Prepayment Interest Shortfall	327
Exchange Act	243
Excluded Controlling Class Holder	143, 335
Excluded Controlling Class Mortgage Loan	143, 418
Excluded Information	143, 335
Excluded Mortgage Loan	418
Excluded Mortgage Loan Special Servicer	400
Excluded RRCP Mortgage Loan	418
Excluded Special Servicer Information	336
Excluded Special Servicer Mortgage Loan	400
Exemption Rating Agency	478
Existing EU Retention Requirements	72
FATCA	473
FDIC	127
FETL	15
FIEL	15
Final Asset Status Report	422
Final Dispute Resolution Election Notice	439
Financial Promotion Order	11
Fitch	272
Form 8-K	243
FPO Persons	11
FSCMA	15
FSMA	11
General Motors Building Co-Lender Agreement	233
General Motors Building Loan Combination Directing Holder	237
General Motors Building Payment Application Trigger Event	235
Grantor Trust	463
Ground Lease	E-1-10
GSMS 2017-GS7 Pooling and Servicing Agreement	445
Guarantor	207
Hard Lockbox	161
High Net Worth Companies, Unincorporated Associations, Etc.	11
Indirect Participants	339
Initial Pool Balance	155
Initial Rate	209
Initial Requesting Certificateholder	437
In-Place Cash Management	161
Insolvency Act	128
Insolvency Legislation	128
Insolvency Processes	128
Institutional Investor	14
Insurance Rating Requirements	E-1-4
Interest Accrual Amount	319
Interest Accrual Period	319
Interest Distribution Amount	319
Interest Only Mortgage Loans	208
Interest Reserve Account	367
Interest Shortfall	319
Interested Person	411
Interest-Only Certificates	310
Investment Company Act	1
Investor Certification	331
IORPs	72
IRS	464
Issuing Entity	155
JC Penney	200
KBRA	427
KeyBank	287
Largest Tenant	161
Largest Tenant Lease Expiration	161
LDEQ	179
Lead Servicing Pari Passu Companion Loan	355
Lead Servicing Pari Passu Companion Loan Securitization Date	355
Lender Liability Act	500
Liquidation Fee	374
Liquidation Fee Rate	375
Liquidation Proceeds	375
LNR Partners	294
Loan Combination	155
Loan Combination Custodial Account	367
Loan Per Unit	161
Loss of Value Payment	348
Loss of Value Reserve Fund	368
Lower-Tier Regular Interests	463
Lower-Tier REMIC	463
Lower-Tier REMIC Distribution Account	367
LTV Ratio at Maturity/ARD	161
LUST	178
Macquarie	253
MAI	387, E-1-13
Major Decision	414
Major Decision Reporting Package	416
Mall of Louisiana Expansion Parcel	218
MAS	13
Master Servicer	282
Master Servicer Remittance Date	362
Material Breach	347
Material Defect	347
Material Document Defect	344
Maturity Date/ARD Loan-to-Value Ratio	161
Maturity Date/ARD LTV Ratio	161
MGL	253
Modeling Assumptions	455
Modification Fees	372
Monthly Payment	314
Moody’s	284
Morningstar	284
Mortgage	155
Mortgage File	343
Mortgage Loan Purchase Agreement	343
Mortgage Loan Schedule	356

Mortgage Loan Sellers	156
Mortgage Loans	155
Mortgage Note	155
Mortgage Pool	155
Mortgage Rate	318
Mortgaged Property	155
Mortgagee	E-1-13
Most Recent NOI	162
Net Cash Flow	163
Net Mortgage Pass-Through Rate	318
Net Mortgage Rate	318
Non-Controlling Note	225
Non-Controlling Note Holders	225
Non-Offered Certificates	310
Nonrecoverable Advance	364
Non-Reduced Certificates	332
Non-U.S. Tax Person	473
Non-Vertically Retained Certificates	310
Non-Vertically Retained Percentage	307
Non-vertically Retained Principal Balance Certificates	3
Non-Vertically Retained Principal Balance Certificates	310
Non-Vertically Retained Regular Certificates	310
Notional Amount	311
NRSRO	331, 484
NRSRO Certification	332
Occupancy	162
Occupancy Date	163
Offered Certificates	310
OID Regulations	466
OLA	127
Operating Advisor	298
Operating Advisor Annual Report	425
Operating Advisor Consulting Fee	377
Operating Advisor Fee	377
Operating Advisor Fee Rate	377
Operating Advisor Standard	422
Operating Advisor Termination Event	426
Original Balance	163
Other Crossed Loans	350
Outside Certificate Administrator	354
Outside Controlling Class Representative	354
Outside Controlling Note Holder	353
Outside Custodian	354
Outside Depositor	354
Outside Operating Advisor	354
Outside Securitization	354
Outside Serviced Companion Loan	353
Outside Serviced Loan Combination	353
Outside Serviced Mortgage Loan	354
Outside Serviced Pari Passu Companion Loan	353
Outside Serviced Pari Passu Loan Combination	353
Outside Serviced Pari Passu-A/B Loan Combination	354
Outside Serviced Subordinate Companion Loan	354
Outside Servicer	354
Outside Servicer Fee Rate	382
Outside Servicing Agreement	354
Outside Special Servicer	354
Outside Trustee	354
P&I	284
P&I Advance	363
Pads	165
Pari Passu Companion Loan	155
Pari Passu Indemnified Items	395
Pari Passu Indemnified Parties	395
Pari Passu Loan Combination	155
Participants	338
Party in Interest	475
Pass-Through Rate	317
PCC	156
PCC Data Tape	255
PCC Deal Team	255
PCC Mortgage Loans	156, 253
PCC VRR Interest Portion	304
PCIS Persons	11
PCR	264
Penalty Charges	372
Pentalpha Surveillance	298
Percentage Interest	312
Permitted Encumbrances	E-1-2
Permitted Investments	312
Permitted Special Servicer/Affiliate Fees	376
PGI	290
PIPs	118, 183
Plan Asset Regulations	476
Plan Fiduciary	481
Plans	475
PML	270
Pooling and Servicing Agreement	352
Pooling and Servicing Agreement Party Repurchase Request	437
PPA	284
PRC	13
Pre-2019 Securitizations	72
Preferred Equity Holder	223
Preliminary Asset Review Report	433
Preliminary Dispute Resolution Election Notice	439
Prepayment Assumption	467
Prepayment Interest Excess	326
Prepayment Interest Shortfall	326
Prepayment Penalty Description	163
Prepayment Provision	163
Prime Rate	364
Principal Balance Certificates	3, 310
Principal Commercial Capital	156, 253, 304
Principal Distribution Amount	319
Principal Shortfall	320
PrinREI	253, 290
PrinREI Primary Servicing Agreements	291
PrinREI-Subserviced Loan	362
Privileged Information	423
Privileged Information Exception	423
Privileged Person	330
Professional Investors	13

Prohibited Prepayment	326
Promotion of Collective Investment Schemes Exemptions Order	11
Property Advances	363
Proposed Course of Action Notice	439
Prospectus	13
Prospectus Directive	12
PTE	478
Qualification Criteria	256
Qualified Investor	12
Qualified Investors	12
Qualified Mortgage	344
Qualified Substitute Mortgage Loan	349
Qualifying CRE Loan Percentage	305
Rated Final Distribution Date	325
Rating Agencies	505
Rating Agency	505
Rating Agency Confirmation	443
Rating Agency Declination	443
RCRA	500
Realized Loss	328
REC	178
Recognized Collective Investment Scheme	11
Record Date	312
Registration Statement	510
Regular Certificates	310
Regular Interestholder	466
Regular Interests	463
Regulation AB	392
Regulation RR	304
Related Group	163
Related Master Servicer	292
Related Pooling and Servicing Agreement	292
Release Date	213
Release Price	214
Release Property	216
Relevant Institutions	73
Relevant Member State	12
Relevant Person	14
Relevant Persons	11
REMIC	463
REMIC LTV Test	153
REMIC Regulations	463
REO Account	368
REO Companion Loan	321
REO Loan	321
REO Mortgage Loan	321
REO Property	310
Repurchase Price	347
Repurchase Request	437
Requesting Certificateholder	439
Requesting Holders	390
Requesting Investor	342
Requesting Party	441
Required Credit Risk Retention Percentage	305
Requirements	504
Residual Certificates	310
Resolution Authorities	73
Resolution Failure	438
Resolved	438
Restricted Group	479
Restricted Party	423
Retaining Parties	305
Retaining Sponsor	304
Review Materials	431
Revised Rate	209
RevPAR	163
Risk Factors	10
Risk Retention Consultation Party	418
Rooms	165
Rule 17g-5	332, 405
S&P	272
Scheduled Principal Distribution Amount	320
Scripps Center Sole Member	224
SEC	243
Securities Act	392
Securitization Accounts	310
Securitization Regulation	72
SEL	270, E-1-5
Senior Certificates	310
Serviced AB Loan Combination	352
Serviced Companion Loan	352
Serviced Companion Loan Holder	352
Serviced Companion Loan Securities	138, 397
Serviced Loan Combination	352
Serviced Loans	353
Serviced Mortgage Loans	352
Serviced Outside Controlled Companion Loan	353
Serviced Outside Controlled Loan Combination	353
Serviced Outside Controlled Mortgage Loan	353
Serviced Pari Passu Companion Loan	352
Serviced Pari Passu Companion Loan Holder	352
Serviced Pari Passu Loan Combination	352
Serviced Subordinate Companion Loan	352
Serviced Subordinate Companion Loan Holder	352
Servicer Termination Events	396
Servicing Fee	371
Servicing Fee Rate	371
Servicing Function Participant	392
Servicing Shift Companion Loan	354
Servicing Shift Loan Combination	354
Servicing Shift Mortgage Loan	354
Servicing Standard	357
Servicing Transfer Event	358
SFA	13
Similar Law	481
Single-Purpose Entity	E-1-9
SMC	257, 305
SMC VRR Interest Portion	305
SMF V	156, 257
SMF V Data Tape	259
SMF V Mortgage Loans	156
SMF V Starwood Capital Group Hotel Portfolio Note	156
SMMEA	484
Soft Lockbox	163
Soft Springing Lockbox	163

Solvency II Regulation	72
Special Administration Regulations	128
Special Servicer	287
Special Servicer Decision	360
Special Servicing Fee	373
Special Servicing Fee Rate	373
Specially Serviced Loan	358
Split Mortgage Loan	155
Sponsors	158, 244
Springing Cash Management	163
Springing Lockbox	163
SRB	73
SSM	73
Standard Qualifications	E-1-1
Startup Day	463
Starwood	257
Starwood Review Team	258
Stated Principal Balance	320
Structured Product	13
STWD	294
Subordinate Certificates	310
Subordinate Companion Loan	155
Sub-Servicing Agreement	362
Summary of Terms	10
Termination Purchase Amount	444
Terms and Conditions	340
Terrorism Cap Amount	E-1-9
Tests	432
Third Party Report	158
TIA	74
Title Exception	E-1-2
Title Policy	E-1-2
Title V	503
Trailing 12 NOI	162
Transaction Parties	481
TRIA	E-1-8
TRIPRA	126
Trust REMICs	463
Trustee	279
Trustee/Certificate Administrator Fee	376
Trustee/Certificate Administrator Fee Rate	376
U.S. Tax Person	473
UCITS	72
Underwriter Entities	134
Underwriter Exemption	478
Underwriting Agreement	508
Underwritten EGI	164
Underwritten Expenses	163
Underwritten NCF	163
Underwritten NCF DSCR	161
Underwritten Net Cash Flow	163
Underwritten Net Operating Income	164
Underwritten NOI	164
Underwritten Revenues	164
Units	165
Unscheduled Principal Distribution Amount	320
Unsolicited Information	432
UPB	284
Updated Appraisal	406
Upper-Tier REMIC	463
Upper-Tier REMIC Distribution Account	367
UST	178
UW NCF DSCR	161
Vertical Risk Retention Allocation Percentage	307
Vertically Retained Percentage	307
VOCs	181
Volcker Rule	73
Voting Rights	338
VRR Available Funds	306
VRR Exchange Group	308
VRR Interest	4, 304
VRR Interest Distribution Amount	307
VRR Principal Distribution Amount	307
VRR Realized Loss	306
VRR Realized Loss Interest Distribution Amount	307
VRR REMIC regular interest	59
VRR REMIC Regular Interest	463
VRRI Sub-Interest	308
WAC Rate	318
Wachovia	283
Weighted Average Mortgage Rate	165
Wells Fargo	282
WFCM 2017-C39 Pooling and Servicing Agreement	445
WFCM 2017-C39 Special Servicer	294
Withheld Amounts	367
Workout Fee	373
Workout Fee Rate	374
Workout-Delayed Reimbursement Amount	366
WTNA	279
YM Group A	324
YM Group B	324
YM Group C	324
YM Group D	324
YM Groups	324
Zoning Regulations	E-1-7

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	NAP	NAP	225 & 233 Park Avenue South	New York	New York	10003	Office	CBD
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	NAP	NAP	767 Fifth Avenue	New York	New York	10153	Mixed Use	Office/Retail
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	NAP	NAP	9-19 9th Avenue	New York	New York	10014	Retail	Single Tenant Retail
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	NAP	NAP					Various	Various
4.01	Property				Corporate Woods - Building 82			10851 Mastin Boulevard	Overland Park	Kansas	66210	Office	Suburban
4.02	Property				Corporate Woods - Building 40			9401 Indian Creek Parkway	Overland Park	Kansas	66210	Office	Suburban
4.03	Property				Corporate Woods - Building 84			10801 Mastin Boulevard	Overland Park	Kansas	66210	Office	Suburban
4.04	Property				Corporate Woods - Building 32			9225 Indian Creek Parkway	Overland Park	Kansas	66210	Office	Suburban
4.05	Property				Corporate Woods - Building 34			10950 Grandview Drive	Overland Park	Kansas	66210	Office	Suburban
4.06	Property				Corporate Woods - Building 14			8717 West 110th Street	Overland Park	Kansas	66210	Office	Suburban
4.07	Property				Corporate Woods - Building 70			9900 West 109th Street	Overland Park	Kansas	66210	Office	Suburban
4.08	Property				Corporate Woods - Building 9			9200 Indian Creek Parkway	Overland Park	Kansas	66210	Office	Suburban
4.09	Property				Corporate Woods - Building 6			8900 Indian Creek Parkway	Overland Park	Kansas	66210	Office	Suburban
4.10	Property				Corporate Woods - Building 12			10975 Benson Drive	Overland Park	Kansas	66210	Office	Suburban
4.11	Property				Corporate Woods - Building 27			10975 Grandview Drive	Overland Park	Kansas	66210	Office	Suburban
4.12	Property				Corporate Woods - Building 51			9393 West 110th Street	Overland Park	Kansas	66210	Office	Suburban
4.13	Property				Corporate Woods - Building 55			9300 West 110th Street	Overland Park	Kansas	66210	Office	Suburban
4.14	Property				Corporate Woods - Building 65			9900 College Boulevard	Overland Park	Kansas	66210	Retail	Unanchored
4.15	Property				Corporate Woods - Building 3			8700 Indian Creek Parkway	Overland Park	Kansas	66210	Office	Suburban
4.16	Property				Corporate Woods - Building 75			10800 Farley Street	Overland Park	Kansas	66210	Office	Suburban
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	NAP	NAP	2600 West Big Beaver Road	Troy	Michigan	48084	Office	Suburban
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	NAP	NAP	6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard	Baton Rouge	Louisiana	70836	Retail	Super Regional Mall
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	NAP	NAP	525-641 Broad Street	Shrewsbury	New Jersey	07724	Retail	Anchored
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	NAP	NAP					Hospitality	Various
8.01	Property				Larkspur Landing Sunnyvale			748 North Mathilda Avenue	Sunnyvale	California	94085	Hospitality	Extended Stay
8.02	Property				Larkspur Landing Milpitas			40 Ranch Drive	Milpitas	California	95035	Hospitality	Extended Stay
8.03	Property				Larkspur Landing Campbell			550 West Hamilton Avenue	Campbell	California	95008	Hospitality	Extended Stay
8.04	Property				Larkspur Landing San Francisco			690 Gateway Boulevard	South San Francisco	California	94080	Hospitality	Extended Stay
8.05	Property				Larkspur Landing Pleasanton			5535 Johnson Drive	Pleasanton	California	94588	Hospitality	Extended Stay
8.06	Property				Larkspur Landing Bellevue			15805 Southeast 37th Street	Bellevue	Washington	98006	Hospitality	Extended Stay
8.07	Property				Larkspur Landing Sacramento			555 Howe Avenue	Sacramento	California	95825	Hospitality	Extended Stay
8.08	Property				Hampton Inn Ann Arbor North			2300 Green Road	Ann Arbor	Michigan	48105	Hospitality	Limited Service
8.09	Property				Larkspur Landing Hillsboro			3133 Northeast Shute Road	Hillsboro	Oregon	97124	Hospitality	Extended Stay
8.10	Property				Larkspur Landing Renton			1701 East Valley Road	Renton	Washington	98057	Hospitality	Extended Stay
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark			1311 Wet N Wild Way	Arlington	Texas	76011	Hospitality	Full Service
8.12	Property				Residence Inn Toledo Maumee			1370 Arrowhead Drive	Maumee	Ohio	43537	Hospitality	Extended Stay
8.13	Property				Residence Inn Williamsburg			1648 Richmond Road	Williamsburg	Virginia	23185	Hospitality	Extended Stay
8.14	Property				Hampton Inn Suites Waco South			2501 Marketplace Drive	Waco	Texas	76711	Hospitality	Limited Service
8.15	Property				Holiday Inn Louisville Airport Fair Expo			447 Farmington Avenue	Louisville	Kentucky	40209	Hospitality	Full Service
8.16	Property				Courtyard Tyler			7424 South Broadway Avenue	Tyler	Texas	75703	Hospitality	Limited Service
8.17	Property				Hilton Garden Inn Edison Raritan Center			50 Raritan Center Parkway	Edison	New Jersey	08837	Hospitality	Limited Service
8.18	Property				Hilton Garden Inn St Paul Oakdale			420 Inwood Avenue North	Oakdale	Minnesota	55128	Hospitality	Limited Service
8.19	Property				Residence Inn Grand Rapids West			3451 Rivertown Point Court Southwest	Grandville	Michigan	49418	Hospitality	Extended Stay
8.20	Property				Peoria, AZ Residence Inn			8435 West Paradise Lane	Peoria	Arizona	85382	Hospitality	Extended Stay
8.21	Property				Hampton Inn Suites Bloomington Normal			320 South Towanda Avenue	Normal	Illinois	61761	Hospitality	Limited Service
8.22	Property				Courtyard Chico			2481 Carmichael Drive	Chico	California	95928	Hospitality	Limited Service
8.23	Property				Hampton Inn Suites Kokomo			2920 South Reed Road	Kokomo	Indiana	46902	Hospitality	Limited Service
8.24	Property				Hampton Inn Suites South Bend			52709 State Road 933	South Bend	Indiana	46637	Hospitality	Limited Service

A-1

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
8.25	Property				Courtyard Wichita Falls			3800 Tarry Street	Wichita Falls	Texas	76308	Hospitality	Limited Service
8.26	Property				Hampton Inn Morehead			4035 Arendell Street	Morehead City	North Carolina	28557	Hospitality	Limited Service
8.27	Property				Residence Inn Chico			2485 Carmichael Drive	Chico	California	95928	Hospitality	Extended Stay
8.28	Property				Courtyard Lufkin			2130 South First Street	Lufkin	Texas	75901	Hospitality	Limited Service
8.29	Property				Hampton Inn Carlisle			1164 Harrisburg Pike	Carlisle	Pennsylvania	17013	Hospitality	Limited Service
8.30	Property				Springhill Suites Williamsburg			1644 Richmond Road	Williamsburg	Virginia	23185	Hospitality	Limited Service
8.31	Property				Fairfield Inn Bloomington			120 South Fairfield Drive	Bloomington	Indiana	47404	Hospitality	Limited Service
8.32	Property				Waco Residence Inn			501 South University	Waco	Texas	76706	Hospitality	Extended Stay
8.33	Property				Holiday Inn Express Fishers			9791 North by Northeast Boulevard	Fishers	Indiana	46037	Hospitality	Limited Service
8.34	Property				Larkspur Landing Folsom			121 Iron Point Road	Folsom	California	95630	Hospitality	Extended Stay
8.35	Property				Springhill Suites Chicago Naperville Warrenville			4305 Weaver Parkway	Warrenville	Illinois	60555	Hospitality	Limited Service
8.36	Property				Holiday Inn Express & Suites Paris			3025 Northeast Loop 286	Paris	Texas	75460	Hospitality	Limited Service
8.37	Property				Toledo Homewood Suites			1410 Arrowhead Drive	Maumee	Ohio	43537	Hospitality	Extended Stay
8.38	Property				Grand Rapids Homewood Suites			3920 Stahl Drive	Grand Rapids	Michigan	49546	Hospitality	Extended Stay
8.39	Property				Cheyenne Fairfield Inn and Suites			1415 Stillwater Avenue	Cheyenne	Wyoming	82009	Hospitality	Limited Service
8.40	Property				Fairfield Inn Laurel			13700 Baltimore Avenue	Laurel	Maryland	20707	Hospitality	Limited Service
8.41	Property				Courtyard Akron Stow			4047 Bridgewater Parkway	Stow	Ohio	44224	Hospitality	Limited Service
8.42	Property				Larkspur Landing Roseville			1931 Taylor Road	Roseville	California	95661	Hospitality	Extended Stay
8.43	Property				Towneplace Suites Bloomington			105 South Franklin Road	Bloomington	Indiana	47404	Hospitality	Extended Stay
8.44	Property				Hampton Inn Danville			97 Old Valley School Road	Danville	Pennsylvania	17821	Hospitality	Limited Service
8.45	Property				Holiday Inn Norwich			10 Laura Boulevard	Norwich	Connecticut	06360	Hospitality	Full Service
8.46	Property				Hampton Inn Suites Longview North			3044 North Eastman Road	Longview	Texas	75605	Hospitality	Limited Service
8.47	Property				Springhill Suites Peoria Westlake			2701 West Lake Avenue	Peoria	Illinois	61615	Hospitality	Limited Service
8.48	Property				Hampton Inn Suites Buda			1201 Cabelas Drive	Buda	Texas	78610	Hospitality	Limited Service
8.49	Property				Shawnee Hampton Inn			4851 North Kickapoo	Shawnee	Oklahoma	74804	Hospitality	Limited Service
8.50	Property				Racine Fairfield Inn			6421 Washington Avenue	Racine	Wisconsin	53406	Hospitality	Limited Service
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam			3 Stetler Avenue	Shamokin Dam	Pennsylvania	17876	Hospitality	Limited Service
8.52	Property				Holiday Inn Express & Suites Terrell			300 Tanger Drive	Terrell	Texas	75160	Hospitality	Limited Service
8.53	Property				Westchase Homewood Suites			2424 Rogerdale Road	Houston	Texas	77042	Hospitality	Extended Stay
8.54	Property				Holiday Inn Express & Suites Tyler South			2421 East Southeast Loop 323	Tyler	Texas	75701	Hospitality	Limited Service
8.55	Property				Holiday Inn Express & Suites Huntsville			148 Interstate 45 South	Huntsville	Texas	77340	Hospitality	Limited Service
8.56	Property				Hampton Inn Sweetwater			302 Southeast Georgia Avenue	Sweetwater	Texas	79556	Hospitality	Limited Service
8.57	Property				Comfort Suites Buda Austin South			15295 South Interstate 35 Building 800	Buda	Texas	78610	Hospitality	Limited Service
8.58	Property				Fairfield Inn & Suites Weatherford			175 Alford Drive	Weatherford	Texas	76087	Hospitality	Limited Service
8.59	Property				Holiday Inn Express & Suites Altus			2812 East Broadway	Altus	Oklahoma	73521	Hospitality	Limited Service
8.60	Property				Comfort Inn & Suites Paris			3035 Northeast Loop 286	Paris	Texas	75460	Hospitality	Limited Service
8.61	Property				Hampton Inn Suites Decatur			110 South Highway 81/287	Decatur	Texas	76234	Hospitality	Limited Service
8.62	Property				Holiday Inn Express & Suites Texarkana East			5210 Crossroads Parkway	Texarkana	Arkansas	71854	Hospitality	Limited Service
8.63	Property				Mankato Fairfield Inn			141 Apache Place	Mankato	Minnesota	56001	Hospitality	Limited Service
8.64	Property				Candlewood Suites Texarkana			2901 South Cowhorn Creek Loop	Texarkana	Texas	75503	Hospitality	Extended Stay
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East			20611 Highway 59	Humble	Texas	77338	Hospitality	Limited Service
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	NAP	NAP	310 Grant Street	Pittsburgh	Pennsylvania	15219	Office	CBD
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	NAP	NAP					Mixed Use	Office/Retail
10.01	Property				McKinley Towne Centre			401 East Liberty Street	Ann Arbor	Michigan	48104	Mixed Use	Office/Retail
10.02	Property				Liberty Square			505 East Liberty Street & 500 East Washington Street	Ann Arbor	Michigan	48104	Mixed Use	Office/Retail
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	NAP	NAP					Hospitality	Limited Service
11.01	Property				Holiday Inn Express & Suites Buffalo			601 Main Street	Buffalo	New York	14203	Hospitality	Limited Service
11.02	Property				Hampton Inn Potsdam			169 Market Street	Potsdam	New York	13676	Hospitality	Limited Service
11.03	Property				Hampton Inn & Suites Utica			172-180 North Genesee Street	Utica	New York	13502	Hospitality	Limited Service
11.04	Property				Fairfield Inn & Suites Olean			3270 West State Street	Olean	New York	14760	Hospitality	Limited Service
11.05	Property				Hampton Inn & Suites East Aurora			49 Olean Street	East Aurora	New York	14052	Hospitality	Limited Service
11.06	Property				Fairfield Inn & Suites Binghamton			864 Upper Front Street	Binghamton	New York	13905	Hospitality	Limited Service
11.07	Property				Fairfield Inn & Suites Rochester South			4695 W Henrietta Road	Henrietta	New York	14467	Hospitality	Limited Service
11.08	Property				Fairfield Inn & Suites Albany			74 State Street	Albany	New York	12207	Hospitality	Limited Service
11.09	Property				Fairfield Inn & Suites Corning			3 South Buffalo Street	Corning	New York	14830	Hospitality	Limited Service
11.10	Property				Fairfield Inn & Suites Rochester West/Greece			400 Paddy Creek Circle	Rochester	New York	14615	Hospitality	Limited Service
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	NAP	NAP	11211 120th Avenue	Pleasant Prairie	Wisconsin	53815	Retail	Outlet Center
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	NAP	NAP	3301 Veterans Memorial Boulevard	Metairie	Louisiana	70002	Retail	Super Regional Mall
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	NAP	NAP	440 Mamaroneck Avenue	Harrison	New York	10528	Office	Suburban
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	NAP	NAP	1639, 1641, 1655, 1733 & 1859 Stapley Drive and 1236 & 1240 East Baseline Road	Mesa	Arizona	85204	Retail	Anchored
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	NAP	NAP					Office	Suburban
16.01	Property				RXR Plaza			625 RXR Plaza	Uniondale	New York	11553	Office	Suburban
16.02	Property				Omni			333 Earle Ovington Boulevard	Uniondale	New York	11553	Office	Suburban
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	NAP	NAP	5303 Fisher Road	Columbus	Ohio	43228	Industrial	Distribution
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	NAP	NAP	2500 and 2631 West Bradley Place	Chicago	Illinois	60618	Mixed Use	Office/Warehouse
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	NAP	NAP	3901 North First Street	San Jose	California	95134	Office	Suburban
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	NAP	NAP	270-300 North Highway 89A	Sedona	Arizona	86336	Mixed Use	Retail/Hospitality
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	NAP	NAP	312 Walnut Street	Cincinnati	Ohio	45202	Office	CBD
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	NAP	NAP	618-680 North Federal Highway	Fort Lauderdale	Florida	33304	Retail	Anchored
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	NAP	NAP	1450 Veterans Boulevard	Redwood City	California	94063	Office	Suburban
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	NAP	NAP	3951 and 3957 Westerre Parkway	Richmond	Virginia	23233	Office	Suburban

A-2

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	NAP	NAP					Hospitality	Full Service
25.01	Property				Hilton Anchorage			500 West 3rd Avenue	Anchorage	Alaska	99501	Hospitality	Full Service
25.02	Property				Renaissance Concourse Atlanta Airport Hotel			1 Hartsfield Centre Parkway	Atlanta	Georgia	30354	Hospitality	Full Service
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	NAP	NAP	1415 Whitewater Drive	Idaho Falls	Idaho	83402	Multifamily	Garden
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	NAP	NAP	245 Park Avenue	New York	New York	10167	Office	CBD
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	NAP	NAP	888 Tennessee Street	San Francisco	California	94107	Industrial	Warehouse
29	Loan		PCC	Principal Commercial Capital	Low Country Village	NAP	NAP	30 and 32 Malphrus Road	Bluffton	South Carolina	29910	Retail	Anchored
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	NAP	NAP	10777 West Twain Avenue	Las Vegas	Nevada	89135	Office	Suburban
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	NAP	NAP	11801 Coastal Highway	Ocean City	Maryland	21842	Retail	Anchored
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	NAP	NAP					Multifamily	Garden
32.01	Property				1807 South Saint Louis Avenue			1807 South Saint Louis Avenue	Chicago	Illinois	60623	Multifamily	Garden
32.02	Property				1145 North Austin Boulevard			1145 North Austin Boulevard	Chicago	Illinois	60651	Multifamily	Garden
32.03	Property				136 East 155th Street			136 East 155th Street	Harvey	Illinois	60426	Multifamily	Garden
32.04	Property				1501 East 68th Street			1501 East 68th Street	Chicago	Illinois	60637	Multifamily	Garden
32.05	Property				7300 South Yates Boulevard			7300 South Yates Boulevard	Chicago	Illinois	60649	Multifamily	Garden
32.06	Property				14123 South Tracy Avenue			14123 South Tracy Avenue	Riverdale	Illinois	60827	Multifamily	Garden
32.07	Property				7925 South Phillips Avenue			7925 South Phillips Avenue	Chicago	Illinois	60617	Multifamily	Garden
32.08	Property				8000 South Ellis Avenue			8000 South Ellis Avenue	Chicago	Illinois	60619	Multifamily	Garden
32.09	Property				13256 South Prairie Avenue			13256 South Prairie Avenue	Chicago	Illinois	60827	Multifamily	Garden
32.10	Property				8101 South Justine Street			8101 South Justine Street	Chicago	Illinois	60620	Multifamily	Garden
32.11	Property				7135 South Blackstone Avenue			7135 South Blackstone Avenue	Chicago	Illinois	60619	Multifamily	Garden
32.12	Property				320 North Mason Avenue			320 North Mason Avenue	Chicago	Illinois	60644	Multifamily	Garden
32.13	Property				410 East 107th Street			410 East 107th Street	Chicago	Illinois	60628	Multifamily	Garden
32.14	Property				1257 South Christiana Avenue			1257 South Christiana Avenue	Chicago	Illinois	60623	Multifamily	Garden
32.15	Property				10933 South Vernon Avenue			10933 South Vernon Avenue	Chicago	Illinois	60628	Multifamily	Garden
32.16	Property				8040 South Vernon Avenue			8040 South Vernon Avenue	Chicago	Illinois	60619	Multifamily	Garden
32.17	Property				12000 South Eggleston Avenue			12000 South Eggleston Avenue	Chicago	Illinois	60628	Multifamily	Garden
32.18	Property				2041 East 75th Street			2041 East 75th Street	Chicago	Illinois	60649	Multifamily	Garden
32.19	Property				219 East 68th Street			219 East 68th Street	Chicago	Illinois	60637	Multifamily	Garden
32.20	Property				8751 South Cottage Grove Avenue			8751 South Cottage Grove Avenue	Chicago	Illinois	60619	Multifamily	Garden
32.21	Property				7159 South Wabash Avenue			7159 South Wabash Avenue	Chicago	Illinois	60619	Multifamily	Garden
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	NAP	NAP					Industrial	Flex
33.01	Property				Bay Tec Center			2810 - 2880 Scherer Drive North	St. Petersburg	Florida	33716	Industrial	Flex
33.02	Property				Airport Corporate Center			6702 Benjamin Road	Tampa	Florida	33634	Industrial	Flex
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	NAP	NAP	1434 Centre Place Drive	Denton	Texas	76205	Hospitality	Select Service
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	NAP	NAP	1939, 1945 and 1949 Palomar Oaks Way	Carlsbad	California	92008	Industrial	Flex
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	NAP	NAP	3210 Lithia Pinecrest Road	Valrico	Florida	33594	Retail	Anchored
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	NAP	NAP	4510 & 4530 East Ray Road	Phoenix	Arizona	85044	Office	Medical Office
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	NAP	NAP	7481 South Lindbergh Boulevard	St. Louis	Missouri	63125	Retail	Anchored
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	NAP	NAP	11 and 12 Flintlock Road	Ledyard	Connecticut	06339	Multifamily	Garden
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	NAP	NAP	117 East Washington Street	Indianapolis	Indiana	46204	Mixed Use	Office/Retail
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	NAP	NAP	915 Bryan Place	Garner	North Carolina	27529	Multifamily	Garden
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	NAP	NAP	8150 Kitty Hawk Road	Converse	Texas	78109	Self Storage	Self Storage
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	NAP	NAP	221 Walmart Drive	Uniontown	Pennsylvania	15401	Retail	Shadow Anchored
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	NAP	NAP	891 U.S. Highway 49S	Richland	Mississippi	39218	Hospitality	Limited Service
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	NAP	NAP					Retail	Anchored
45.01	Property				Parma Heights Plaza			6476 York Road	Parma Heights	Ohio	44130	Retail	Anchored
45.02	Property				Upper Sandusky Plaza			1155 East Wyandot Road	Upper Sandusky	Ohio	43351	Retail	Anchored
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	NAP	NAP	7375 Highland Road	White Lake	Michigan	48383	Retail	Single Tenant Retail
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	NAP	NAP	12215 Northwood Forest Drive	Houston	Texas	77039	Multifamily	Garden
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	NAP	NAP	10667 South Avenue 10 East	Yuma	Arizona	85365	Manufactured Housing	Manufactured Housing
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	NAP	NAP	9001 Two Notch Road	Columbia	South Carolina	29223	Retail	Single Tenant Retail
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	NAP	NAP	1000 South Sherman Street	Clinton	Illinois	61727	Industrial	Warehouse/Distribution
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	NAP	NAP	12530 Magnolia Avenue	Riverside	California	92503	Self Storage	Self Storage
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	NAP	NAP					Manufactured Housing	Manufactured Housing
52.01	Property				Westgate Manor MHC			7499 46th Avenue North	St. Petersburg	Florida	33714	Manufactured Housing	Manufactured Housing
52.02	Property				Villa Plumosa MHC			3290 54th Avenue North	St. Petersburg	Florida	33714	Manufactured Housing	Manufactured Housing
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	NAP	NAP	6100 State Farm Drive	Rohnert Park	California	94928	Self Storage	Self Storage

A-3

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	1909-1910	1982, 2016-2017	675,756	SF	347.76	Fee Simple	60,000,000	60,000,000	60,000,000	5.5%
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	1968	2017	1,989,983	SF	738.70	Fee Simple	55,200,000	55,200,000	55,200,000	5.1%
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	1920	2017	61,038	SF	1,720.24	Fee Simple	55,000,000	55,000,000	55,000,000	5.1%
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio			2,033,179	SF	108.82	Fee Simple	50,000,000	50,000,000		4.6%
4.01	Property				Corporate Woods - Building 82	2001	NAP	245,413	SF		Fee Simple			7,783,418	0.7%
4.02	Property				Corporate Woods - Building 40	1981	NAP	300,043	SF		Fee Simple			7,326,565	0.7%
4.03	Property				Corporate Woods - Building 84	1998	NAP	241,573	SF		Fee Simple			7,140,440	0.7%
4.04	Property				Corporate Woods - Building 32	1985	NAP	208,244	SF		Fee Simple			5,380,711	0.5%
4.05	Property				Corporate Woods - Building 34	1978	NAP	97,023	SF		Fee Simple			2,605,753	0.2%
4.06	Property				Corporate Woods - Building 14	1981	NAP	120,385	SF		Fee Simple			2,436,548	0.2%
4.07	Property				Corporate Woods - Building 70	1987	NAP	100,809	SF		Fee Simple			2,318,105	0.2%
4.08	Property				Corporate Woods - Building 9	1984	NAP	99,400	SF		Fee Simple			2,165,821	0.2%
4.09	Property				Corporate Woods - Building 6	1979	NAP	108,395	SF		Fee Simple			2,148,900	0.2%
4.10	Property				Corporate Woods - Building 12	1986	NAP	98,648	SF		Fee Simple			2,115,059	0.2%
4.11	Property				Corporate Woods - Building 27	1978	NAP	96,518	SF		Fee Simple			2,064,298	0.2%
4.12	Property				Corporate Woods - Building 51	1977	NAP	89,789	SF		Fee Simple			1,776,650	0.2%
4.13	Property				Corporate Woods - Building 55	1977	NAP	89,221	SF		Fee Simple			1,742,809	0.2%
4.14	Property				Corporate Woods - Building 65	1982	NAP	28,612	SF		Fee Simple			1,116,751	0.1%
4.15	Property				Corporate Woods - Building 3	1979	NAP	60,950	SF		Fee Simple			1,116,751	0.1%
4.16	Property				Corporate Woods - Building 75	1980	NAP	48,156	SF		Fee Simple			761,421	0.1%
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	1988	2016	438,996	SF	108.43	Fee Simple	47,600,000	47,600,000	47,600,000	4.4%
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	1997	2008	776,789	SF	418.39	Fee Simple	47,000,000	47,000,000	47,000,000	4.3%
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	1988	NAP	147,878	SF	294.84	Fee Simple	43,600,000	43,600,000	43,600,000	4.0%
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio			6,366	Rooms	90,680.18	Fee Simple/Leasehold	41,817,500	41,817,500		3.8%
8.01	Property				Larkspur Landing Sunnyvale	2000	NAP	126	Rooms		Fee Simple			2,467,894	0.2%
8.02	Property				Larkspur Landing Milpitas	1998	NAP	124	Rooms		Fee Simple			2,079,473	0.2%
8.03	Property				Larkspur Landing Campbell	2000	NAP	117	Rooms		Fee Simple			1,828,421	0.2%
8.04	Property				Larkspur Landing San Francisco	1999	NAP	111	Rooms		Fee Simple			1,506,315	0.1%
8.05	Property				Larkspur Landing Pleasanton	1997	NAP	124	Rooms		Fee Simple			1,473,158	0.1%
8.06	Property				Larkspur Landing Bellevue	1998	NAP	126	Rooms		Fee Simple			1,312,105	0.1%
8.07	Property				Larkspur Landing Sacramento	1998	NAP	124	Rooms		Fee Simple			980,526	0.1%
8.08	Property				Hampton Inn Ann Arbor North	1988	2015	129	Rooms		Fee Simple			956,842	0.1%
8.09	Property				Larkspur Landing Hillsboro	1997	NAP	124	Rooms		Fee Simple			956,842	0.1%
8.10	Property				Larkspur Landing Renton	1998	NAP	127	Rooms		Fee Simple			947,368	0.1%
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	2008	2013	147	Rooms		Fee Simple			909,473	0.1%
8.12	Property				Residence Inn Toledo Maumee	2008	2016	108	Rooms		Fee Simple			900,000	0.1%
8.13	Property				Residence Inn Williamsburg	1999	2012	108	Rooms		Fee Simple			862,105	0.1%
8.14	Property				Hampton Inn Suites Waco South	2008	2013	123	Rooms		Fee Simple			795,789	0.1%
8.15	Property				Holiday Inn Louisville Airport Fair Expo	2008	NAP	106	Rooms		Fee Simple			781,579	0.1%
8.16	Property				Courtyard Tyler	2010	2016	121	Rooms		Fee Simple			767,368	0.1%
8.17	Property				Hilton Garden Inn Edison Raritan Center	2002	2014	132	Rooms		Leasehold			767,368	0.1%
8.18	Property				Hilton Garden Inn St Paul Oakdale	2005	2013	116	Rooms		Fee Simple			757,895	0.1%
8.19	Property				Residence Inn Grand Rapids West	2000	2017	90	Rooms		Fee Simple			748,421	0.1%
8.20	Property				Peoria, AZ Residence Inn	1998	2013	90	Rooms		Fee Simple			743,684	0.1%
8.21	Property				Hampton Inn Suites Bloomington Normal	2007	2015	128	Rooms		Fee Simple			738,947	0.1%
8.22	Property				Courtyard Chico	2005	2015	90	Rooms		Fee Simple			724,737	0.1%
8.23	Property				Hampton Inn Suites Kokomo	1997	2013	105	Rooms		Fee Simple			701,052	0.1%
8.24	Property				Hampton Inn Suites South Bend	1997	2014	117	Rooms		Fee Simple			701,052	0.1%

A-4

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
8.25	Property				Courtyard Wichita Falls	2009	2017	93	Rooms		Fee Simple			667,895	0.1%
8.26	Property				Hampton Inn Morehead	1991	2017	118	Rooms		Fee Simple			648,947	0.1%
8.27	Property				Residence Inn Chico	2005	2014	78	Rooms		Fee Simple			630,000	0.1%
8.28	Property				Courtyard Lufkin	2009	2017	101	Rooms		Fee Simple			601,579	0.1%
8.29	Property				Hampton Inn Carlisle	1997	2014	97	Rooms		Fee Simple			596,842	0.1%
8.30	Property				Springhill Suites Williamsburg	2002	2012	120	Rooms		Fee Simple			596,842	0.1%
8.31	Property				Fairfield Inn Bloomington	1995	2015	105	Rooms		Fee Simple			592,105	0.1%
8.32	Property				Waco Residence Inn	1997	2012	78	Rooms		Fee Simple			577,895	0.1%
8.33	Property				Holiday Inn Express Fishers	2000	2012	115	Rooms		Fee Simple			540,000	0.0%
8.34	Property				Larkspur Landing Folsom	2000	NAP	84	Rooms		Fee Simple			525,789	0.0%
8.35	Property				Springhill Suites Chicago Naperville Warrenville	1997	2013	128	Rooms		Fee Simple			497,368	0.0%
8.36	Property				Holiday Inn Express & Suites Paris	2009	NAP	84	Rooms		Fee Simple			492,631	0.0%
8.37	Property				Toledo Homewood Suites	1997	2014	78	Rooms		Fee Simple			492,631	0.0%
8.38	Property				Grand Rapids Homewood Suites	1997	2013	78	Rooms		Fee Simple			478,421	0.0%
8.39	Property				Cheyenne Fairfield Inn and Suites	1994	2013	60	Rooms		Fee Simple			445,263	0.0%
8.40	Property				Fairfield Inn Laurel	1988	2013	109	Rooms		Fee Simple			445,263	0.0%
8.41	Property				Courtyard Akron Stow	2005	2014	101	Rooms		Fee Simple			435,789	0.0%
8.42	Property				Larkspur Landing Roseville	1999	NAP	90	Rooms		Fee Simple			412,105	0.0%
8.43	Property				Towneplace Suites Bloomington	2000	2013	83	Rooms		Fee Simple			412,105	0.0%
8.44	Property				Hampton Inn Danville	1998	2013	71	Rooms		Fee Simple			407,368	0.0%
8.45	Property				Holiday Inn Norwich	1975	2013	135	Rooms		Fee Simple			402,631	0.0%
8.46	Property				Hampton Inn Suites Longview North	2008	2013	91	Rooms		Fee Simple			397,895	0.0%
8.47	Property				Springhill Suites Peoria Westlake	2000	2013	124	Rooms		Fee Simple			397,895	0.0%
8.48	Property				Hampton Inn Suites Buda	2008	NAP	74	Rooms		Fee Simple			393,158	0.0%
8.49	Property				Shawnee Hampton Inn	1996	2013	63	Rooms		Fee Simple			393,158	0.0%
8.50	Property				Racine Fairfield Inn	1991	2016	62	Rooms		Fee Simple			383,684	0.0%
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam	1996	2013	75	Rooms		Fee Simple			374,210	0.0%
8.52	Property				Holiday Inn Express & Suites Terrell	2007	2013	68	Rooms		Fee Simple			355,263	0.0%
8.53	Property				Westchase Homewood Suites	1998	2016	96	Rooms		Fee Simple			343,857	0.0%
8.54	Property				Holiday Inn Express & Suites Tyler South	2000	2015	88	Rooms		Fee Simple			341,053	0.0%
8.55	Property				Holiday Inn Express & Suites Huntsville	2008	2013	87	Rooms		Fee Simple			326,842	0.0%
8.56	Property				Hampton Inn Sweetwater	2009	NAP	72	Rooms		Fee Simple			298,421	0.0%
8.57	Property				Comfort Suites Buda Austin South	2009	NAP	72	Rooms		Fee Simple			251,053	0.0%
8.58	Property				Fairfield Inn & Suites Weatherford	2009	2016	86	Rooms		Fee Simple			236,842	0.0%
8.59	Property				Holiday Inn Express & Suites Altus	2008	2013	68	Rooms		Fee Simple			191,919	0.0%
8.60	Property				Comfort Inn & Suites Paris	2009	NAP	56	Rooms		Fee Simple			170,526	0.0%
8.61	Property				Hampton Inn Suites Decatur	2008	2013	74	Rooms		Fee Simple			163,182	0.0%
8.62	Property				Holiday Inn Express & Suites Texarkana East	2009	NAP	88	Rooms		Fee Simple			151,113	0.0%
8.63	Property				Mankato Fairfield Inn	1997	2016	61	Rooms		Fee Simple			135,416	0.0%
8.64	Property				Candlewood Suites Texarkana	2009	2014	80	Rooms		Fee Simple			104,698	0.0%
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East	2001	2017	62	Rooms		Fee Simple			99,431	0.0%
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	1929	2006	461,006	SF	82.43	Fee Simple	38,000,000	38,000,000	38,000,000	3.5%
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio			190,205	SF	182.70	Fee Simple	34,750,000	34,750,000		3.2%
10.01	Property				McKinley Towne Centre	1973	2015-2016	130,824	SF		Fee Simple			27,800,000	2.6%
10.02	Property				Liberty Square	1960, 1999	2007-2009	59,381	SF		Fee Simple			6,950,000	0.6%
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio			839	Rooms	64,779.50	Various	34,400,000	34,400,000		3.2%
11.01	Property				Holiday Inn Express & Suites Buffalo	1980	2016	146	Rooms		Fee Simple			5,063,477	0.5%
11.02	Property				Hampton Inn Potsdam	2014	NAP	94	Rooms		Fee Simple			4,177,369	0.4%
11.03	Property				Hampton Inn & Suites Utica	2007	2014	83	Rooms		Fee Simple			4,114,075	0.4%
11.04	Property				Fairfield Inn & Suites Olean	2001	2015	76	Rooms		Leasehold			3,924,195	0.4%
11.05	Property				Hampton Inn & Suites East Aurora	2003	2011	80	Rooms		Fee Simple			3,892,548	0.4%
11.06	Property				Fairfield Inn & Suites Binghamton	2000	2013-2014	82	Rooms		Fee Simple			2,848,206	0.3%
11.07	Property				Fairfield Inn & Suites Rochester South	1995	2016	62	Rooms		Fee Simple			2,848,206	0.3%
11.08	Property				Fairfield Inn & Suites Albany	2006	2015	75	Rooms		Fee Simple			2,784,913	0.3%
11.09	Property				Fairfield Inn & Suites Corning	1997	2017	63	Rooms		Fee Simple			2,373,505	0.2%
11.10	Property				Fairfield Inn & Suites Rochester West/Greece	1998	2014	78	Rooms		Leasehold			2,373,505	0.2%
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	1987, 1989 and 2006	NAP	402,615	SF	360.15	Fee Simple	34,000,000	34,000,000	34,000,000	3.1%
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	1960	2002	1,211,349	SF	144.47	Fee Simple/Leasehold	33,000,000	33,000,000	33,000,000	3.0%
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	1979	2007	239,156	SF	137.99	Fee Simple	33,000,000	33,000,000	33,000,000	3.0%
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	1999, 2001	NAP	229,766	SF	130.57	Fee Simple	30,000,000	30,000,000	30,000,000	2.8%
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale			1,750,761	SF	113.07	Leasehold	29,180,000	29,180,000		2.7%
16.01	Property				RXR Plaza	1985	NAP	1,085,298	SF		Leasehold			17,372,382	1.6%
16.02	Property				Omni	1990	NAP	665,463	SF		Leasehold			11,807,618	1.1%
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	1968	2017	465,256	SF	50.88	Fee Simple	23,670,000	23,670,000	23,670,000	2.2%
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	1956	2014-2017	313,493	SF	74.64	Fee Simple	23,400,000	23,400,000	23,400,000	2.2%
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	1984-1985	2016-2017	65,188	SF	349.76	Fee Simple	22,800,000	22,800,000	22,800,000	2.1%
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	1947	1990, 2000	47,511	SF	473.57	Leasehold	22,500,000	22,500,000	22,500,000	2.1%
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	1989	2013-2015	538,243	SF	133.77	Fee Simple	22,000,000	22,000,000	22,000,000	2.0%
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	2004	NAP	63,275	SF	315.38	Fee Simple	20,000,000	19,955,580	19,955,580	1.8%
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	1999	NAP	53,000	SF	336.79	Fee Simple	17,850,000	17,850,000	17,850,000	1.6%
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	1988, 1998	NAP	163,261	SF	106.58	Fee Simple	17,400,000	17,400,000	17,400,000	1.6%

A-5

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio			993	Rooms	114,827.30	Fee Simple/Leasehold	17,000,000	16,855,648		1.6%
25.01	Property				Hilton Anchorage	1958-1984	NAP	606	Rooms		Fee Simple			9,594,754	0.9%
25.02	Property				Renaissance Concourse Atlanta Airport Hotel	1992	2013	387	Rooms		Leasehold			7,260,895	0.7%
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	2016-2017	NAP	228	Units	69,078.95	Fee Simple	15,750,000	15,750,000	15,750,000	1.4%
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	1965	2006	1,723,993	SF	626.45	Fee Simple	15,000,000	15,000,000	15,000,000	1.4%
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	1953	2017	40,000	SF	375.00	Fee Simple	15,000,000	15,000,000	15,000,000	1.4%
29	Loan		PCC	Principal Commercial Capital	Low Country Village	2003, 2005	NAP	139,859	SF	97.96	Fee Simple	13,700,000	13,700,000	13,700,000	1.3%
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	2006	2015	67,423	SF	202.45	Fee Simple	13,650,000	13,650,000	13,650,000	1.3%
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	1983, 2016	2010	109,513	SF	123.27	Fee Simple	13,500,000	13,500,000	13,500,000	1.2%
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17			294	Units	43,537.41	Fee Simple	12,800,000	12,800,000		1.2%
32.01	Property				1807 South Saint Louis Avenue	1929	2016	24	Units		Fee Simple			1,133,998	0.1%
32.02	Property				1145 North Austin Boulevard	1929	2016	25	Units		Fee Simple			1,133,998	0.1%
32.03	Property				136 East 155th Street	1931	2016	27	Units		Fee Simple			1,077,298	0.1%
32.04	Property				1501 East 68th Street	1916	2016	18	Units		Fee Simple			878,848	0.1%
32.05	Property				7300 South Yates Boulevard	1925	2016	16	Units		Fee Simple			793,798	0.1%
32.06	Property				14123 South Tracy Avenue	1968	2016	18	Units		Fee Simple			737,099	0.1%
32.07	Property				7925 South Phillips Avenue	1963	2016	26	Units		Fee Simple			708,749	0.1%
32.08	Property				8000 South Ellis Avenue	1928	2016	18	Units		Fee Simple			652,049	0.1%
32.09	Property				13256 South Prairie Avenue	1971	2016	11	Units		Fee Simple			652,049	0.1%
32.10	Property				8101 South Justine Street	1926	2016	13	Units		Fee Simple			623,699	0.1%
32.11	Property				7135 South Blackstone Avenue	1920	2016	12	Units		Fee Simple			566,999	0.1%
32.12	Property				320 North Mason Avenue	1969	2016	12	Units		Fee Simple			510,299	0.0%
32.13	Property				410 East 107th Street	1965	2016	11	Units		Fee Simple			453,599	0.0%
32.14	Property				1257 South Christiana Avenue	1914	2016	8	Units		Fee Simple			425,249	0.0%
32.15	Property				10933 South Vernon Avenue	1962, 1968	2016	9	Units		Fee Simple			425,249	0.0%
32.16	Property				8040 South Vernon Avenue	1929	2016	6	Units		Fee Simple			368,549	0.0%
32.17	Property				12000 South Eggleston Avenue	1928	2016	10	Units		Fee Simple			368,549	0.0%
32.18	Property				2041 East 75th Street	1965	2016	10	Units		Fee Simple			368,549	0.0%
32.19	Property				219 East 68th Street	1928	2016	6	Units		Fee Simple			340,199	0.0%
32.20	Property				8751 South Cottage Grove Avenue	1963	2016	8	Units		Fee Simple			297,674	0.0%
32.21	Property				7159 South Wabash Avenue	1925	2016	6	Units		Fee Simple			283,499	0.0%
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial			231,726	SF	49.99	Fee Simple	11,585,000	11,585,000		1.1%
33.01	Property				Bay Tec Center	1985	NAP	124,186	SF		Fee Simple			6,545,102	0.6%
33.02	Property				Airport Corporate Center	1982-1984	NAP	107,540	SF		Fee Simple			5,039,898	0.5%
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	2007	2015-2016	129	Rooms	86,046.51	Fee Simple	11,100,000	11,100,000	11,100,000	1.0%
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	1989	NAP	76,767	SF	130.52	Fee Simple	10,020,000	10,020,000	10,020,000	0.9%
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	1989	NAP	89,766	SF	111.40	Fee Simple	10,000,000	10,000,000	10,000,000	0.9%
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	1994	2002	53,310	SF	172.58	Fee Simple	9,200,000	9,200,000	9,200,000	0.8%
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	1970	2000	156,478	SF	57.45	Fee Simple	9,000,000	8,989,569	8,989,569	0.8%
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	1965	2017	172	Units	41,279.07	Fee Simple	7,100,000	7,100,000	7,100,000	0.7%
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	1960	2007	48,702	SF	135.52	Fee Simple	6,600,000	6,600,000	6,600,000	0.6%
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	1986	2006	160	Units	40,625.00	Fee Simple	6,500,000	6,500,000	6,500,000	0.6%
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	2000, 2003	NAP	87,620	SF	65.05	Fee Simple	5,700,000	5,700,000	5,700,000	0.5%
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	2007	NAP	37,954	SF	145.23	Fee Simple	5,512,000	5,512,000	5,512,000	0.5%
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	2015	NAP	78	Rooms	70,278.20	Fee Simple	5,500,000	5,481,699	5,481,699	0.5%
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza			69,574	SF	78.62	Fee Simple	5,470,000	5,470,000		0.5%
45.01	Property				Parma Heights Plaza	1990	NAP	32,294	SF		Fee Simple			2,737,500	0.3%
45.02	Property				Upper Sandusky Plaza	2002	NAP	37,280	SF		Fee Simple			2,732,500	0.3%
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	2007	NAP	88,800	SF	58.43	Fee Simple	5,200,000	5,188,820	5,188,820	0.5%
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	1970	NAP	148	Units	34,682.96	Fee Simple	5,150,000	5,133,078	5,133,078	0.5%
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	1993	NAP	217	Pads	23,041.47	Fee Simple	5,000,000	5,000,000	5,000,000	0.5%
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	2009	NAP	14,820	SF	296.90	Fee Simple	4,400,000	4,400,000	4,400,000	0.4%
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	1946-1992	2015	638,682	SF	6.26	Fee Simple	4,000,000	4,000,000	4,000,000	0.4%
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	1982	NAP	62,813	SF	55.72	Fee Simple	3,500,000	3,500,000	3,500,000	0.3%
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio			79	Pads	27,291.14	Fee Simple	2,156,000	2,156,000		0.2%
52.01	Property				Westgate Manor MHC	1950	NAP	41	Pads		Fee Simple			1,121,000	0.1%
52.02	Property				Villa Plumosa MHC	1984	NAP	38	Pads		Fee Simple			1,035,000	0.1%
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	1997	NAP	81,037	SF	25.91	Fee Simple	2,100,000	2,100,000	2,100,000	0.2%

A-6

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	60,000,000	3.65140%	0.01152%	3.6399%	185,105.69	2,221,268.28	539,891.61	6,478,699.32	Interest Only
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	55,200,000	3.43000%	0.01027%	3.4197%	159,971.39	1,919,656.67	4,100,136.25	49,201,635.00	Interest Only
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	55,000,000	4.13100%	0.01310%	4.1179%	191,967.19	2,303,606.25	174,515.63	2,094,187.50	Interest Only
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	40,349,869	4.45000%	0.01310%	4.4369%	251,859.38	3,022,312.57	862,618.38	10,351,420.53	Amortizing
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	42,765,344	4.05460%	0.01310%	4.0415%	228,750.56	2,745,006.72			Interest Only, Then Amortizing
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	40,635,779	3.98400%	0.01152%	3.9725%	223,951.87	2,687,422.41	1,324,651.47	15,895,817.69	Interest Only, Then Amortizing
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	43,600,000	3.77000%	0.03060%	3.7394%	138,879.12	1,666,549.44			Interest Only
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	41,817,500	4.48600%	0.01152%	4.4745%	158,498.97	1,901,987.64	2,029,501.32	24,354,015.84	Interest Only
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-7

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	34,165,449	4.70000%	0.04310%	4.6569%	197,082.37	2,364,988.44			Interest Only, Then Amortizing
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	31,769,562	4.44350%	0.01310%	4.4304%	174,908.48	2,098,901.76			Interest Only, Then Amortizing
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	27,789,431	4.48000%	0.01310%	4.4669%	173,891.19	2,086,694.28	100,846.78	1,210,161.36	Amortizing
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	34,000,000	3.99500%	0.01310%	3.9819%	114,763.77	1,377,165.28	374,669.97	4,496,039.58	Interest Only
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	33,000,000	3.77000%	0.01152%	3.7585%	105,114.93	1,261,379.16	452,312.73	5,427,752.76	Interest Only
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	27,842,634	4.97800%	0.01310%	4.9649%	176,707.70	2,120,492.40			Interest Only, Then Amortizing
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	26,973,752	4.70200%	0.04310%	4.6589%	155,627.41	1,867,528.92			Interest Only, Then Amortizing
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	29,180,000	4.45000%	0.01652%	4.4335%	109,712.07	1,316,544.84	634,547.85	7,614,574.20	Interest Only
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	20,477,166	4.01000%	0.01310%	3.9969%	113,140.70	1,357,688.40			Interest Only, Then Amortizing
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	20,014,100	4.55000%	0.02060%	4.5294%	119,260.56	1,431,126.72			Interest Only, Then Amortizing
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	20,550,550	4.83000%	0.02060%	4.8094%	120,037.49	1,440,449.88			Interest Only, Then Amortizing ARD
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	18,306,665	4.69000%	0.04310%	4.6469%	116,558.31	1,398,699.72			Amortizing
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	18,867,634	4.66000%	0.01902%	4.6410%	113,571.99	1,362,863.88	258,118.16	3,097,417.92	Interest Only, Then Amortizing
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	16,345,994	4.82000%	0.02060%	4.7994%	105,174.99	1,262,099.88			Amortizing
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	17,850,000	4.07000%	0.05060%	4.0194%	61,382.10	736,585.21			Interest Only
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	13,997,999	4.36000%	0.02060%	4.3394%	86,721.76	1,040,661.12			Amortizing

A-8

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	13,045,270	5.73000%	0.01152%	5.7185%	106,742.72	1,280,912.64	615,340.40	7,384,084.80	Amortizing
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	15,750,000	3.98000%	0.04060%	3.9394%	52,963.02	635,556.25			Interest Only
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	15,000,000	3.66940%	0.01027%	3.6591%	46,504.55	558,054.60	3,301,822.95	39,621,875.40	Interest Only
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	15,000,000	3.93000%	0.04060%	3.8894%	49,807.29	597,687.50			Interest Only
29	Loan		PCC	Principal Commercial Capital	Low Country Village	13,700,000	4.26000%	0.05060%	4.2094%	49,310.49	591,725.83			Interest Only
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	12,221,713	4.48500%	0.01310%	4.4719%	69,040.94	828,491.28			Interest Only, Then Amortizing
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	11,894,152	4.79000%	0.05060%	4.7394%	70,748.24	848,978.88			Interest Only, Then Amortizing
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	12,800,000	4.44000%	0.01310%	4.4269%	48,017.78	576,213.33			Interest Only
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	10,369,399	4.47000%	0.01310%	4.4569%	58,493.17	701,918.04			Interest Only, Then Amortizing
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	8,954,578	4.44000%	0.02060%	4.4194%	55,847.04	670,164.48			Amortizing
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	10,020,000	4.13000%	0.01310%	4.1169%	34,964.47	419,573.58			Interest Only
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	8,119,816	4.63000%	0.01310%	4.6169%	51,443.88	617,326.56			Amortizing
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	7,887,950	4.64400%	0.01310%	4.6309%	47,405.51	568,866.12			Interest Only, Then Amortizing
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	7,306,862	4.62400%	0.01310%	4.6109%	46,267.17	555,206.04			Amortizing
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	6,261,306	4.83000%	0.02060%	4.8094%	37,380.10	448,561.20			Interest Only, Then Amortizing
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	5,378,985	4.74000%	0.01310%	4.7269%	34,388.95	412,667.40			Amortizing
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	6,500,000	4.24000%	0.01310%	4.2269%	23,285.65	279,427.78			Interest Only
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	4,607,812	4.50000%	0.01310%	4.4869%	28,881.06	346,572.72			Amortizing
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	4,656,609	4.10000%	0.01310%	4.0869%	26,633.89	319,606.68			Interest Only, Then Amortizing
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	4,524,597	5.02000%	0.01310%	5.0069%	29,592.45	355,109.40			Amortizing
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	4,057,794	4.79000%	0.01310%	4.7769%	31,311.40	375,736.80			Amortizing
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	4,269,674	4.96000%	0.01310%	4.9469%	27,787.74	333,452.88			Amortizing
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	3,801,204	4.65000%	0.01310%	4.6369%	29,065.61	348,787.32			Amortizing
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	4,596,451	4.79000%	0.06310%	4.7269%	26,203.05	314,436.60			Interest Only, Then Amortizing
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	4,400,000	4.75000%	0.01310%	4.7369%	17,658.56	211,902.78			Interest Only
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	3,233,552	4.50000%	0.01310%	4.4869%	20,267.41	243,208.92			Amortizing
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	3,500,000	4.21000%	0.01310%	4.1969%	12,449.71	149,396.53			Interest Only
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	1,768,252	4.93000%	0.01310%	4.9169%	11,481.81	137,781.72			Amortizing
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	2,100,000	3.81000%	0.01310%	3.7969%	6,760.10	81,121.25			Interest Only

A-9

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	Actual/360	3	120	117	120	117	0	0	5/31/2017	6	7/6/2017	6/6/2027
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	Actual/360	3	120	117	120	117	0	0	6/7/2017	9	7/9/2017	6/9/2027
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	Actual/360	1	120	119	120	119	0	0	7/20/2017	6	9/6/2017	8/6/2027
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	Actual/360	0	0	0	120	120	360	360	8/9/2017	6	10/6/2017		10/6/2017
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	Actual/360	0	18	18	84	84	360	360	8/8/2017	6	10/6/2017	3/6/2019	4/6/2019
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	Actual/360	1	36	35	120	119	360	360	7/26/2017	1	9/1/2017	8/1/2020	9/1/2020
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	Actual/360	0	120	120	120	120	0	0	8/31/2017	1	10/1/2017	9/1/2027
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	Actual/360	3	120	117	120	117	0	0	5/24/2017	1	7/1/2017	6/1/2027
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-10

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	Actual/360	1	48	47	120	119	360	360	7/13/2017	6	9/6/2017	8/6/2021	9/6/2021
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	Actual/360	0	60	60	120	120	360	360	8/11/2017	6	10/6/2017	9/6/2022	10/6/2022
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	Actual/360	0	0	0	120	120	360	360	8/23/2017	6	10/6/2017		10/6/2017
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	Actual/360	0	120	120	120	120	0	0	8/16/2017	1	10/1/2017	9/1/2027
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	Actual/360	1	120	119	120	119	0	0	7/28/2017	1	9/1/2017	8/1/2027
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	Actual/360	1	12	11	120	119	360	360	7/12/2017	6	9/6/2017	8/6/2018	9/6/2018
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	Actual/360	1	48	47	120	119	360	360	7/28/2017	6	9/6/2017	8/6/2021	9/6/2021
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	Actual/360	3	120	117	120	117	0	0	6/6/2017	6	7/6/2017	6/6/2027
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	Actual/360	0	36	36	120	120	360	360	8/22/2017	6	10/6/2017	9/6/2020	10/6/2020
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	Actual/360	4	24	20	120	116	360	360	4/12/2017	1	6/1/2017	5/1/2019	6/1/2019
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	Actual/360	2	48	46	120	118	360	360	6/29/2017	1	8/1/2017	7/1/2021	8/1/2021
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	Actual/360	0	0	0	120	120	360	360	8/17/2017	6	10/6/2017		10/6/2017
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	Actual/360	7	24	17	120	113	360	360	2/1/2017	1	3/1/2017	2/1/2019	3/1/2019
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	Actual/360	2	0	0	120	118	360	358	6/21/2017	1	8/1/2017		8/1/2017
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	Actual/360	1	120	119	120	119	0	0	7/11/2017	1	9/1/2017	8/1/2027
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	Actual/360	0	0	0	120	120	360	360	8/29/2017	1	10/1/2017		10/1/2017

A-11

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	Actual/360	6	0	0	120	114	300	294	3/2/2017	6	4/6/2017		4/6/2017
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	Actual/360	1	120	119	120	119	0	0	7/12/2017	1	9/1/2017	8/1/2027
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	Actual/360	3	120	117	120	117	0	0	5/5/2017	1	7/1/2017	6/1/2027
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	Actual/360	2	120	118	120	118	0	0	6/29/2017	1	8/1/2017	7/1/2027
29	Loan		PCC	Principal Commercial Capital	Low Country Village	Actual/360	2	120	118	120	118	0	0	6/29/2017	1	8/1/2017	7/1/2027
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	Actual/360	1	48	47	120	119	360	360	7/19/2017	6	9/6/2017	8/6/2021	9/6/2021
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	Actual/360	3	36	33	120	117	360	360	5/10/2017	1	7/1/2017	6/1/2020	7/1/2020
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	Actual/360	0	120	120	120	120	0	0	8/23/2017	6	10/6/2017	9/6/2027
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	Actual/360	0	48	48	120	120	360	360	8/24/2017	6	10/6/2017	9/6/2021	10/6/2021
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	Actual/360	0	0	0	120	120	360	360	8/21/2017	1	10/1/2017		10/1/2017
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	Actual/360	0	120	120	120	120	0	0	8/14/2017	6	10/6/2017	9/6/2027
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	Actual/360	0	0	0	120	120	360	360	8/14/2017	6	10/6/2017		10/6/2017
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	Actual/360	1	24	23	120	119	360	360	7/31/2017	6	9/6/2017	8/6/2019	9/6/2019
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	Actual/360	1	0	0	120	119	360	359	7/27/2017	6	9/6/2017		9/6/2017
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	Actual/360	4	36	32	120	116	360	360	5/1/2017	1	6/1/2017	5/1/2020	6/1/2020
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	Actual/360	0	0	0	120	120	360	360	8/10/2017	6	10/6/2017		10/6/2017
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	Actual/360	0	120	120	120	120	0	0	8/23/2017	6	10/6/2017	9/6/2027
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	Actual/360	0	0	0	120	120	360	360	8/23/2017	6	10/6/2017		10/6/2017
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	Actual/360	1	24	23	120	119	360	360	7/28/2017	6	9/6/2017	8/6/2019	9/6/2019
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	Actual/360	3	0	0	120	117	360	357	5/18/2017	6	7/6/2017		7/6/2017
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	Actual/360	0	0	0	120	120	300	300	8/24/2017	6	10/6/2017		10/6/2017
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	Actual/360	2	0	0	120	118	360	358	7/6/2017	6	8/6/2017		8/6/2017
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	Actual/360	2	0	0	120	118	300	298	6/15/2017	6	8/6/2017		8/6/2017
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	Actual/360	1	60	59	120	119	360	360	8/1/2017	6	9/6/2017	8/6/2022	9/6/2022
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	Actual/360	0	120	120	120	120	0	0	8/25/2017	6	10/6/2017	9/6/2027
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	Actual/360	0	0	0	120	120	360	360	8/25/2017	6	10/6/2017		10/6/2017
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	Actual/360	0	120	120	120	120	0	0	8/22/2017	6	10/6/2017	9/6/2027
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	Actual/360	0	0	0	120	120	360	360	8/23/2017	6	10/6/2017		10/6/2017
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	Actual/360	1	120	119	120	119	0	0	7/31/2017	6	9/6/2017	8/6/2027

A-12

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	6/6/2027	No		0	0	Lockout/27_Defeasance/88_0%/5	40,398,967	19,345,506	21,053,461	41,882,063
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	6/9/2027	No		0	0	Lockout/27_Defeasance/86_0%/7	257,318,784	92,003,166	165,315,618	249,768,162
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	8/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	9/6/2027	No		0	0	Lockout/24_Defeasance/90_0%/6	41,195,243	20,015,972	21,179,271	42,234,497
4.01	Property				Corporate Woods - Building 82							6,354,549	2,590,112	3,764,437	6,650,870
4.02	Property				Corporate Woods - Building 40							5,897,259	2,954,932	2,942,327	6,030,501
4.03	Property				Corporate Woods - Building 84							5,644,698	2,478,268	3,166,429	5,624,686
4.04	Property				Corporate Woods - Building 32							4,063,132	1,972,251	2,090,881	4,409,531
4.05	Property				Corporate Woods - Building 34							2,066,426	957,576	1,108,850	1,824,586
4.06	Property				Corporate Woods - Building 14							2,026,232	1,082,102	944,130	2,029,356
4.07	Property				Corporate Woods - Building 70							2,144,170	1,038,303	1,105,867	2,143,039
4.08	Property				Corporate Woods - Building 9							1,864,073	885,220	978,853	1,997,033
4.09	Property				Corporate Woods - Building 6							1,382,633	946,765	435,867	1,985,209
4.10	Property				Corporate Woods - Building 12							2,118,905	1,067,946	1,050,959	1,606,805
4.11	Property				Corporate Woods - Building 27							1,886,291	926,332	959,959	2,046,236
4.12	Property				Corporate Woods - Building 51							1,643,698	870,202	773,497	1,732,862
4.13	Property				Corporate Woods - Building 55							1,724,416	861,177	863,239	1,423,566
4.14	Property				Corporate Woods - Building 65							799,512	354,800	444,712	867,899
4.15	Property				Corporate Woods - Building 3							932,048	596,451	335,597	1,037,095
4.16	Property				Corporate Woods - Building 75							647,201	433,533	213,667	825,223
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	9/6/2024	No		0	0	Lockout/24_Defeasance/55_0%/5	N/A	N/A	N/A	6,466,728
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	8/1/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	41,055,555	7,514,389	33,541,166	41,979,974
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	9/1/2027	No		0	5	Lockout/24_Defeasance/92_0%/4	8,644,943	2,540,958	6,103,985	9,056,820
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	6/1/2027	No		0	0	Lockout/12_YM1%/105_0%/3	199,508,945	122,976,824	76,532,121	210,181,276
8.01	Property				Larkspur Landing Sunnyvale							6,608,753	2,809,482	3,799,271	7,402,221
8.02	Property				Larkspur Landing Milpitas							5,504,663	2,470,511	3,034,152	6,284,848
8.03	Property				Larkspur Landing Campbell							5,133,573	2,463,112	2,670,461	5,892,933
8.04	Property				Larkspur Landing San Francisco							5,192,191	2,701,413	2,490,778	5,806,373
8.05	Property				Larkspur Landing Pleasanton							4,117,383	2,288,522	1,828,861	4,880,674
8.06	Property				Larkspur Landing Bellevue							4,273,587	2,309,277	1,964,310	4,615,653
8.07	Property				Larkspur Landing Sacramento							3,984,358	2,135,553	1,848,805	4,176,563
8.08	Property				Hampton Inn Ann Arbor North							4,700,775	2,620,847	2,079,928	4,678,954
8.09	Property				Larkspur Landing Hillsboro							3,448,822	1,776,337	1,672,485	3,915,128
8.10	Property				Larkspur Landing Renton							3,999,841	2,253,170	1,746,671	4,324,596
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark							4,874,914	3,523,837	1,351,077	5,424,474
8.12	Property				Residence Inn Toledo Maumee							4,003,862	2,404,046	1,599,816	3,874,115
8.13	Property				Residence Inn Williamsburg							3,581,095	2,132,454	1,448,641	3,685,293
8.14	Property				Hampton Inn Suites Waco South							4,009,619	2,482,919	1,526,700	4,247,264
8.15	Property				Holiday Inn Louisville Airport Fair Expo							3,717,449	2,292,052	1,425,397	4,124,662
8.16	Property				Courtyard Tyler							4,244,716	2,195,249	2,049,467	3,919,126
8.17	Property				Hilton Garden Inn Edison Raritan Center							4,655,669	3,899,884	755,785	5,493,273
8.18	Property				Hilton Garden Inn St Paul Oakdale							4,485,815	2,822,426	1,663,389	4,711,861
8.19	Property				Residence Inn Grand Rapids West							2,956,313	1,737,150	1,219,163	3,062,200
8.20	Property				Peoria, AZ Residence Inn							2,997,859	1,837,719	1,160,140	3,187,787
8.21	Property				Hampton Inn Suites Bloomington Normal							3,843,366	2,158,752	1,684,614	4,022,171
8.22	Property				Courtyard Chico							3,125,974	1,825,286	1,300,688	3,178,650
8.23	Property				Hampton Inn Suites Kokomo							3,425,666	2,134,233	1,291,433	3,524,349
8.24	Property				Hampton Inn Suites South Bend							3,504,356	2,089,033	1,415,323	3,424,014

A-13

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)
8.25	Property				Courtyard Wichita Falls							2,758,978	1,725,515	1,033,463	2,944,157
8.26	Property				Hampton Inn Morehead							2,984,270	1,860,674	1,123,596	2,908,105
8.27	Property				Residence Inn Chico							2,509,076	1,619,307	889,769	3,017,201
8.28	Property				Courtyard Lufkin							3,169,981	1,908,791	1,261,190	3,391,091
8.29	Property				Hampton Inn Carlisle							3,236,926	1,996,268	1,240,658	3,477,412
8.30	Property				Springhill Suites Williamsburg							3,095,757	2,100,618	995,139	3,204,858
8.31	Property				Fairfield Inn Bloomington							2,355,657	1,505,841	849,816	2,237,500
8.32	Property				Waco Residence Inn							2,623,950	1,705,680	918,270	2,926,457
8.33	Property				Holiday Inn Express Fishers							2,713,002	1,685,525	1,027,477	2,880,638
8.34	Property				Larkspur Landing Folsom							2,606,539	1,744,906	861,633	2,842,366
8.35	Property				Springhill Suites Chicago Naperville Warrenville							3,165,239	2,247,473	917,766	3,334,536
8.36	Property				Holiday Inn Express & Suites Paris							2,149,076	1,314,728	834,348	2,256,662
8.37	Property				Toledo Homewood Suites							2,557,430	1,721,244	836,186	2,585,574
8.38	Property				Grand Rapids Homewood Suites							2,620,644	1,939,586	681,058	3,044,043
8.39	Property				Cheyenne Fairfield Inn and Suites							2,274,705	1,196,244	1,078,460	2,184,113
8.40	Property				Fairfield Inn Laurel							2,755,702	2,053,179	702,523	2,980,035
8.41	Property				Courtyard Akron Stow							3,380,278	2,026,359	1,353,919	3,378,668
8.42	Property				Larkspur Landing Roseville							2,482,915	1,709,165	773,750	2,792,081
8.43	Property				Towneplace Suites Bloomington							2,038,255	1,207,337	830,918	1,990,897
8.44	Property				Hampton Inn Danville							2,316,666	1,549,228	767,438	2,301,578
8.45	Property				Holiday Inn Norwich							4,128,595	3,371,507	757,088	4,347,308
8.46	Property				Hampton Inn Suites Longview North							3,173,968	1,846,547	1,327,421	3,058,158
8.47	Property				Springhill Suites Peoria Westlake							3,283,596	2,204,802	1,078,794	3,126,977
8.48	Property				Hampton Inn Suites Buda							2,511,825	1,546,319	965,506	2,802,930
8.49	Property				Shawnee Hampton Inn							1,875,580	1,224,199	651,381	1,834,041
8.50	Property				Racine Fairfield Inn							1,631,962	1,081,956	550,006	1,757,437
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam							2,121,296	1,423,502	697,794	2,166,585
8.52	Property				Holiday Inn Express & Suites Terrell							1,886,591	1,259,418	627,173	2,004,889
8.53	Property				Westchase Homewood Suites							4,386,217	2,697,657	1,688,560	4,364,744
8.54	Property				Holiday Inn Express & Suites Tyler South							2,682,517	1,627,556	1,054,961	2,201,486
8.55	Property				Holiday Inn Express & Suites Huntsville							3,514,797	1,782,319	1,732,478	3,196,798
8.56	Property				Hampton Inn Sweetwater							2,293,276	1,324,085	969,191	2,002,056
8.57	Property				Comfort Suites Buda Austin South							1,824,072	1,184,633	639,439	2,032,396
8.58	Property				Fairfield Inn & Suites Weatherford							1,302,002	1,115,759	186,243	1,465,030
8.59	Property				Holiday Inn Express & Suites Altus							1,339,184	991,008	348,176	1,322,219
8.60	Property				Comfort Inn & Suites Paris							1,011,199	737,735	273,464	1,058,458
8.61	Property				Hampton Inn Suites Decatur							1,753,131	1,277,918	475,213	1,669,635
8.62	Property				Holiday Inn Express & Suites Texarkana East							1,260,628	1,252,226	8,402	1,496,353
8.63	Property				Mankato Fairfield Inn							1,132,998	901,145	231,853	1,247,365
8.64	Property				Candlewood Suites Texarkana							872,326	845,478	26,848	1,127,933
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East							1,337,520	1,100,123	237,397	1,363,324
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	8/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	8,155,020	4,636,205	3,518,815	8,569,159
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	9/6/2027	No		0	0	Lockout/24_Defeasance/89_0%/7	5,837,160	2,632,855	3,204,305	6,204,096
10.01	Property				McKinley Towne Centre							4,021,568	1,706,778	2,314,790	4,302,614
10.02	Property				Liberty Square							1,815,592	926,077	889,515	1,901,482
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	9/6/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	7,582,679	5,051,818	2,530,861	23,020,694
11.01	Property				Holiday Inn Express & Suites Buffalo							N/A	N/A	N/A	3,809,790
11.02	Property				Hampton Inn Potsdam							N/A	N/A	N/A	2,724,824
11.03	Property				Hampton Inn & Suites Utica							3,169,224	1,836,047	1,333,176	3,135,596
11.04	Property				Fairfield Inn & Suites Olean							1,480,280	1,390,442	89,837	767,208
11.05	Property				Hampton Inn & Suites East Aurora							2,933,175	1,825,328	1,107,847	3,044,282
11.06	Property				Fairfield Inn & Suites Binghamton							N/A	N/A	N/A	2,224,030
11.07	Property				Fairfield Inn & Suites Rochester South							N/A	N/A	N/A	1,628,280
11.08	Property				Fairfield Inn & Suites Albany							N/A	N/A	N/A	1,982,353
11.09	Property				Fairfield Inn & Suites Corning							N/A	N/A	N/A	1,662,292
11.10	Property				Fairfield Inn & Suites Rochester West/Greece							N/A	N/A	N/A	2,042,039
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	9/1/2027	No		0	0	Lockout/24_Defeasance/89_0%/7	20,277,562	6,356,944	13,920,618	20,836,161
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	8/1/2027	No		5	5	Lockout/25_Defeasance/90_0%/5	32,649,051	12,900,841	19,748,210	32,405,920
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	8/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	4,855,964	2,196,095	2,659,869	4,949,875
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	8/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	3,940,380	1,475,829	2,464,551	4,219,362
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	6/6/2027	No		0	0	Lockout/27_Defeasance/86_0%/7	50,093,967	30,868,763	19,225,204	50,807,283
16.01	Property				RXR Plaza							30,169,556	19,832,470	10,337,086	30,163,297
16.02	Property				Omni							19,924,411	11,036,292	8,888,118	20,643,986
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	9/6/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	637,547
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	5/1/2027	No		0	5	Lockout/28_Defeasance/88_0%/4	940,530	749,829	190,701	1,499,999
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	7/1/2027	Yes	7/1/2029	5	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	9/6/2027	No		0	0	Lockout/24_Defeasance/93_0%/3	2,488,375	1,071,378	1,416,997	2,694,013
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	2/1/2027	No		0	5	Lockout/31_Defeasance or YM1%/85_0%/4	11,785,441	6,235,053	5,550,388	12,687,558
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	7/1/2027	No		4	5	Lockout/26_Defeasance/90_0%/4	2,116,564	644,646	1,471,918	2,206,230
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	8/1/2027	No		0	5	Lockout/25_Defeasance/88_0%/7	2,015,936	56,685	1,959,251	2,066,334
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	9/1/2027	No		0	5	Lockout/24_YM1%/92_0%/4	N/A	N/A	N/A	2,909,951

A-14

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	3/6/2027	No		0	0	Lockout/30_Defeasance/86_0%/4	49,678,772	34,076,116	15,602,656	51,526,380
25.01	Property				Hilton Anchorage							25,072,441	15,359,740	9,712,701	24,591,971
25.02	Property				Renaissance Concourse Atlanta Airport Hotel							24,606,331	18,716,376	5,889,955	26,934,409
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	8/1/2027	No		0	5	Lockout/25_YM1%/91_0%/4	N/A	N/A	N/A	N/A
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	6/1/2027	No		0	0	Lockout/27_Defeasance/89_0%/4	150,892,259	52,333,953	98,558,306	160,661,056
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	7/1/2027	No		0	5	Lockout/26_Defeasance/90_0%/4	451,657	83,908	367,749	633,418
29	Loan		PCC	Principal Commercial Capital	Low Country Village	7/1/2027	No		0	5	Lockout/26_Defeasance/90_0%/4	1,828,680	396,470	1,432,210	2,010,273
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	8/6/2027	No		0	0	Lockout/25_Defeasance or YM1%/90_0%/5	N/A	N/A	N/A	1,054,736
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	6/1/2027	No		4	5	Lockout/27_Defeasance/89_0%/4	1,295,291	424,476	870,815	1,237,238
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	9/6/2027	No		0	0	Lockout/24_Defeasance/90_0%/6	N/A	N/A	N/A	N/A
32.01	Property				1807 South Saint Louis Avenue							N/A	N/A	N/A	N/A
32.02	Property				1145 North Austin Boulevard							N/A	N/A	N/A	N/A
32.03	Property				136 East 155th Street							N/A	N/A	N/A	N/A
32.04	Property				1501 East 68th Street							N/A	N/A	N/A	N/A
32.05	Property				7300 South Yates Boulevard							N/A	N/A	N/A	N/A
32.06	Property				14123 South Tracy Avenue							N/A	N/A	N/A	N/A
32.07	Property				7925 South Phillips Avenue							N/A	N/A	N/A	N/A
32.08	Property				8000 South Ellis Avenue							N/A	N/A	N/A	N/A
32.09	Property				13256 South Prairie Avenue							N/A	N/A	N/A	N/A
32.10	Property				8101 South Justine Street							N/A	N/A	N/A	N/A
32.11	Property				7135 South Blackstone Avenue							N/A	N/A	N/A	N/A
32.12	Property				320 North Mason Avenue							N/A	N/A	N/A	N/A
32.13	Property				410 East 107th Street							N/A	N/A	N/A	N/A
32.14	Property				1257 South Christiana Avenue							N/A	N/A	N/A	N/A
32.15	Property				10933 South Vernon Avenue							N/A	N/A	N/A	N/A
32.16	Property				8040 South Vernon Avenue							N/A	N/A	N/A	N/A
32.17	Property				12000 South Eggleston Avenue							N/A	N/A	N/A	N/A
32.18	Property				2041 East 75th Street							N/A	N/A	N/A	N/A
32.19	Property				219 East 68th Street							N/A	N/A	N/A	N/A
32.20	Property				8751 South Cottage Grove Avenue							N/A	N/A	N/A	N/A
32.21	Property				7159 South Wabash Avenue							N/A	N/A	N/A	N/A
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	9/6/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	1,746,776
33.01	Property				Bay Tec Center							N/A	N/A	N/A	989,005
33.02	Property				Airport Corporate Center							N/A	N/A	N/A	757,772
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	9/1/2027	No		0	5	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	9/6/2027	No		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	600,125
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	9/6/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	1,015,004	431,443	583,560	1,204,903
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	8/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	961,288	464,687	496,601	1,296,843
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	8/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	1,199,847	461,082	738,765	1,185,726
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	5/1/2027	No		0	5	Lockout/28_YM1%/88_0%/4	1,497,955	895,465	602,490	1,544,388
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	9/6/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	1,085,424	547,728	537,696	995,015
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	9/6/2027	No		0	0	Lockout/24_YM1%/93_0%/3	1,333,936	665,374	668,563	1,436,671
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	9/6/2027	No		0	0	Lockout/6_YM1%/108_0%/6	799,460	276,627	522,833	882,954
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	8/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	876,518	148,703	727,815	863,651
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	6/6/2027	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A	N/A	1,268,145
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	9/6/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	698,092	202,613	495,479	717,020
45.01	Property				Parma Heights Plaza							376,705	126,630	250,074	404,172
45.02	Property				Upper Sandusky Plaza							321,387	75,983	245,405	312,848
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	7/6/2027	No		0	0	Lockout/26_Defeasance/89_0%/5	N/A	N/A	N/A	N/A
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	7/6/2027	No		0	0	Lockout/26_Defeasance/90_0%/4	1,018,919	539,560	479,359	1,087,011
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	8/6/2027	No		0	0	Lockout/24_YM1%/92_0%/4	644,516	221,012	423,504	621,027
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	9/6/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	456,000	N/A	456,000	456,000
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	9/6/2027	No		0	0	Lockout/24_Defeasance/91_0%/5	1,067,169	451,573	615,596	1,179,123
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	9/6/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	554,653	278,189	276,464	609,934
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	9/6/2027	No		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	358,261
52.01	Property				Westgate Manor MHC							N/A	N/A	N/A	173,122
52.02	Property				Villa Plumosa MHC							N/A	N/A	N/A	185,139
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	8/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	1,130,535	275,919	854,616	1,163,217

A-15

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2015 Expenses ($)	2015 NOI ($)	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	Most Recent EGI (if past 2016) ($)	Most Recent Expenses (if past 2016) ($)	Most Recent NOI (if past 2016) ($)	Most Recent NOI Date (if past 2016)	Most Recent # of months	Most Recent Description
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	19,132,092	22,749,971	35,494,619	19,250,259	16,244,360	35,043,673	19,795,518	15,248,156	3/31/2017	12	Trailing 12
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	99,256,499	150,511,663	256,349,455	104,924,109	151,425,346	N/A	N/A	N/A	NAV	NAV	Not Available
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	21,053,221	21,181,276	41,781,575	21,902,104	19,879,471	43,239,702	22,546,739	20,692,963	6/30/2017	12	Trailing 12
4.01	Property				Corporate Woods - Building 82	2,670,419	3,980,451	6,569,952	2,832,902	3,737,050	6,608,256	2,946,906	3,661,350	6/30/2017	12	Trailing 12
4.02	Property				Corporate Woods - Building 40	3,186,202	2,844,299	6,415,560	3,303,831	3,111,729	6,642,113	3,356,437	3,285,675	6/30/2017	12	Trailing 12
4.03	Property				Corporate Woods - Building 84	2,623,122	3,001,564	5,698,387	2,692,896	3,005,491	5,648,598	2,819,749	2,828,849	6/30/2017	12	Trailing 12
4.04	Property				Corporate Woods - Building 32	2,062,049	2,347,483	4,467,274	2,205,007	2,262,268	4,675,720	2,214,321	2,461,399	6/30/2017	12	Trailing 12
4.05	Property				Corporate Woods - Building 34	1,021,658	802,928	80,505	990,960	-910,455	513,694	951,433	-437,739	6/30/2017	12	Trailing 12
4.06	Property				Corporate Woods - Building 14	1,172,013	857,343	2,291,770	1,188,810	1,102,960	2,339,051	1,203,846	1,135,205	6/30/2017	12	Trailing 12
4.07	Property				Corporate Woods - Building 70	1,063,279	1,079,761	2,128,274	1,109,268	1,019,006	2,217,780	1,207,828	1,009,952	6/30/2017	12	Trailing 12
4.08	Property				Corporate Woods - Building 9	943,802	1,053,231	2,006,909	995,872	1,011,036	1,943,043	1,020,673	922,370	6/30/2017	12	Trailing 12
4.09	Property				Corporate Woods - Building 6	1,016,366	968,843	2,150,771	1,056,501	1,094,270	2,195,990	1,106,033	1,089,957	6/30/2017	12	Trailing 12
4.10	Property				Corporate Woods - Building 12	1,073,771	533,034	1,448,620	1,110,139	338,481	1,737,391	1,163,284	574,107	6/30/2017	12	Trailing 12
4.11	Property				Corporate Woods - Building 27	981,616	1,064,620	2,101,628	1,034,353	1,067,275	2,126,116	1,050,454	1,075,662	6/30/2017	12	Trailing 12
4.12	Property				Corporate Woods - Building 51	876,987	855,875	1,749,269	924,920	824,349	1,797,706	995,038	802,668	6/30/2017	12	Trailing 12
4.13	Property				Corporate Woods - Building 55	872,790	550,777	1,718,413	972,092	746,321	1,786,197	993,424	792,773	6/30/2017	12	Trailing 12
4.14	Property				Corporate Woods - Building 65	388,448	479,451	855,708	359,794	495,914	881,924	356,484	525,440	6/30/2017	12	Trailing 12
4.15	Property				Corporate Woods - Building 3	629,772	407,322	1,195,764	641,437	554,327	1,234,823	663,788	571,035	6/30/2017	12	Trailing 12
4.16	Property				Corporate Woods - Building 75	470,929	354,294	902,771	483,321	419,449	891,299	497,041	394,258	6/30/2017	12	Trailing 12
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	2,872,855	3,593,873	7,488,777	2,821,388	4,667,389	7,631,559	2,898,619	4,732,940	3/31/2017	12	Trailing 12
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	7,399,438	34,580,536	42,235,214	7,196,737	35,038,477	42,205,123	7,209,498	34,995,625	4/30/2017	12	Trailing 12
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	2,616,863	6,439,957	9,316,106	2,658,747	6,657,359	9,597,163	2,599,729	6,997,434	7/31/2017	12	Trailing 12
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	127,591,123	82,590,153	214,236,030	131,010,137	83,225,892	212,650,616	131,381,993	81,268,623	3/31/2017	12	Trailing 12
8.01	Property				Larkspur Landing Sunnyvale	2,747,753	4,654,468	7,817,367	2,883,537	4,933,830	7,774,225	2,871,627	4,902,599	3/31/2017	12	Trailing 12
8.02	Property				Larkspur Landing Milpitas	2,514,300	3,770,548	6,748,863	2,649,268	4,099,595	6,764,028	2,664,437	4,099,591	3/31/2017	12	Trailing 12
8.03	Property				Larkspur Landing Campbell	2,378,409	3,514,524	6,251,271	2,587,620	3,663,651	6,059,570	2,515,114	3,544,456	3/31/2017	12	Trailing 12
8.04	Property				Larkspur Landing San Francisco	2,810,816	2,995,558	5,905,601	2,925,917	2,979,685	5,697,514	3,015,128	2,682,386	3/31/2017	12	Trailing 12
8.05	Property				Larkspur Landing Pleasanton	2,372,092	2,508,582	5,319,602	2,551,761	2,767,841	5,193,352	2,521,540	2,671,812	3/31/2017	12	Trailing 12
8.06	Property				Larkspur Landing Bellevue	2,355,292	2,260,361	4,726,484	2,312,314	2,414,170	4,692,425	2,307,876	2,384,549	3/31/2017	12	Trailing 12
8.07	Property				Larkspur Landing Sacramento	2,151,269	2,025,295	4,200,451	2,201,153	1,999,298	4,214,257	2,208,014	2,006,244	3/31/2017	12	Trailing 12
8.08	Property				Hampton Inn Ann Arbor North	2,587,074	2,091,879	4,956,425	2,798,152	2,158,273	4,826,301	2,738,457	2,087,843	3/31/2017	12	Trailing 12
8.09	Property				Larkspur Landing Hillsboro	1,870,518	2,044,610	4,016,848	2,029,273	1,987,576	3,941,272	2,055,158	1,886,114	3/31/2017	12	Trailing 12
8.10	Property				Larkspur Landing Renton	2,397,904	1,926,692	4,349,218	2,485,494	1,863,723	4,423,020	2,530,182	1,892,838	3/31/2017	12	Trailing 12
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	3,782,113	1,642,361	5,505,741	3,764,358	1,741,383	5,568,856	3,780,287	1,788,569	3/31/2017	12	Trailing 12
8.12	Property				Residence Inn Toledo Maumee	2,385,465	1,488,651	3,998,051	2,369,947	1,628,104	4,066,425	2,373,963	1,692,462	3/31/2017	12	Trailing 12
8.13	Property				Residence Inn Williamsburg	2,250,970	1,434,323	4,098,296	2,481,946	1,616,351	3,955,706	2,419,030	1,536,676	3/31/2017	12	Trailing 12
8.14	Property				Hampton Inn Suites Waco South	2,584,709	1,662,555	4,293,352	2,661,189	1,632,164	4,293,844	2,685,829	1,608,015	3/31/2017	12	Trailing 12
8.15	Property				Holiday Inn Louisville Airport Fair Expo	2,494,315	1,630,347	4,308,290	2,638,604	1,669,685	4,185,314	2,608,205	1,577,109	3/31/2017	12	Trailing 12
8.16	Property				Courtyard Tyler	2,063,389	1,855,736	3,429,564	1,952,446	1,477,118	3,341,364	1,937,578	1,403,786	3/31/2017	12	Trailing 12
8.17	Property				Hilton Garden Inn Edison Raritan Center	4,219,650	1,273,624	5,761,789	4,223,546	1,538,244	5,848,958	4,267,536	1,581,423	3/31/2017	12	Trailing 12
8.18	Property				Hilton Garden Inn St Paul Oakdale	2,919,955	1,791,907	4,983,720	2,993,120	1,990,600	4,891,094	2,981,182	1,909,912	3/31/2017	12	Trailing 12
8.19	Property				Residence Inn Grand Rapids West	1,769,939	1,292,261	3,310,952	1,852,714	1,458,239	3,115,120	1,837,807	1,277,313	3/31/2017	12	Trailing 12
8.20	Property				Peoria, AZ Residence Inn	1,884,958	1,302,829	3,292,301	1,922,040	1,370,261	3,248,248	1,944,049	1,304,198	3/31/2017	12	Trailing 12
8.21	Property				Hampton Inn Suites Bloomington Normal	2,297,239	1,724,931	3,759,689	2,190,385	1,569,304	3,738,690	2,173,520	1,565,170	3/31/2017	12	Trailing 12
8.22	Property				Courtyard Chico	1,960,096	1,218,554	3,812,434	2,228,761	1,583,673	3,850,184	2,255,777	1,594,407	3/31/2017	12	Trailing 12
8.23	Property				Hampton Inn Suites Kokomo	2,216,867	1,307,482	3,744,550	2,281,313	1,463,236	3,680,915	2,259,704	1,421,210	3/31/2017	12	Trailing 12
8.24	Property				Hampton Inn Suites South Bend	2,192,947	1,231,066	3,779,982	2,384,057	1,395,925	3,810,167	2,407,885	1,402,281	3/31/2017	12	Trailing 12

A-16

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2015 Expenses ($)	2015 NOI ($)	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	Most Recent EGI (if past 2016) ($)	Most Recent Expenses (if past 2016) ($)	Most Recent NOI (if past 2016) ($)	Most Recent NOI Date (if past 2016)	Most Recent # of months	Most Recent Description
8.25	Property				Courtyard Wichita Falls	1,831,305	1,112,852	3,055,163	1,845,332	1,209,831	3,121,444	1,885,172	1,236,272	3/31/2017	12	Trailing 12
8.26	Property				Hampton Inn Morehead	1,778,565	1,129,540	3,140,885	1,903,562	1,237,323	3,154,358	1,918,294	1,236,065	3/31/2017	12	Trailing 12
8.27	Property				Residence Inn Chico	1,775,051	1,242,150	3,230,070	1,874,651	1,355,419	3,273,835	1,939,036	1,334,799	3/31/2017	12	Trailing 12
8.28	Property				Courtyard Lufkin	2,043,961	1,347,129	2,938,698	1,947,900	990,797	2,752,597	1,890,154	862,442	3/31/2017	12	Trailing 12
8.29	Property				Hampton Inn Carlisle	2,119,272	1,358,140	3,524,239	2,222,178	1,302,061	3,439,196	2,167,567	1,271,628	3/31/2017	12	Trailing 12
8.30	Property				Springhill Suites Williamsburg	2,176,411	1,028,446	3,440,078	2,325,087	1,114,991	3,361,902	2,334,582	1,027,319	3/31/2017	12	Trailing 12
8.31	Property				Fairfield Inn Bloomington	1,541,274	696,227	2,956,451	1,547,816	1,408,635	3,018,966	1,560,262	1,458,704	3/31/2017	12	Trailing 12
8.32	Property				Waco Residence Inn	1,924,264	1,002,193	3,115,712	2,004,788	1,110,924	3,136,682	2,083,296	1,053,385	3/31/2017	12	Trailing 12
8.33	Property				Holiday Inn Express Fishers	1,820,094	1,060,544	3,132,794	2,059,645	1,073,149	3,176,451	2,082,079	1,094,372	3/31/2017	12	Trailing 12
8.34	Property				Larkspur Landing Folsom	1,800,822	1,041,544	2,893,984	1,906,370	987,614	2,902,483	1,913,175	989,308	3/31/2017	12	Trailing 12
8.35	Property				Springhill Suites Chicago Naperville Warrenville	2,448,695	885,840	3,229,904	2,406,308	823,596	3,321,573	2,447,769	873,804	3/31/2017	12	Trailing 12
8.36	Property				Holiday Inn Express & Suites Paris	1,366,196	890,466	2,339,461	1,421,821	917,639	2,343,673	1,439,747	903,926	3/31/2017	12	Trailing 12
8.37	Property				Toledo Homewood Suites	1,776,990	808,584	2,879,994	1,884,358	995,636	2,929,714	1,853,671	1,076,042	3/31/2017	12	Trailing 12
8.38	Property				Grand Rapids Homewood Suites	2,020,091	1,023,952	3,082,919	2,082,919	1,000,000	3,009,146	2,134,162	874,984	3/31/2017	12	Trailing 12
8.39	Property				Cheyenne Fairfield Inn and Suites	1,186,663	997,451	2,069,004	1,150,552	918,452	1,961,942	1,120,064	841,879	3/31/2017	12	Trailing 12
8.40	Property				Fairfield Inn Laurel	2,200,084	779,951	3,060,436	2,307,996	752,440	3,127,939	2,329,748	798,192	3/31/2017	12	Trailing 12
8.41	Property				Courtyard Akron Stow	2,032,822	1,345,847	3,339,430	2,176,862	1,162,568	3,168,035	2,139,241	1,028,793	3/31/2017	12	Trailing 12
8.42	Property				Larkspur Landing Roseville	1,875,555	916,526	2,791,909	1,916,526	875,383	2,851,065	1,936,930	914,135	3/31/2017	12	Trailing 12
8.43	Property				Towneplace Suites Bloomington	1,278,946	711,951	2,355,692	1,397,666	958,026	2,441,633	1,457,251	984,382	3/31/2017	12	Trailing 12
8.44	Property				Hampton Inn Danville	1,596,568	705,009	2,521,595	1,699,299	822,297	2,591,371	1,746,161	845,210	3/31/2017	12	Trailing 12
8.45	Property				Holiday Inn Norwich	3,567,286	780,022	4,825,972	3,841,316	984,656	4,801,904	3,831,142	970,763	3/31/2017	12	Trailing 12
8.46	Property				Hampton Inn Suites Longview North	1,744,990	1,313,168	2,373,357	1,599,432	773,925	2,322,688	1,567,732	754,956	3/31/2017	12	Trailing 12
8.47	Property				Springhill Suites Peoria Westlake	2,335,684	791,292	2,854,364	2,241,897	612,467	2,918,586	2,275,817	642,768	3/31/2017	12	Trailing 12
8.48	Property				Hampton Inn Suites Buda	1,693,104	1,109,826	2,680,752	1,673,589	1,007,162	2,627,746	1,655,917	971,829	3/31/2017	12	Trailing 12
8.49	Property				Shawnee Hampton Inn	1,189,348	644,692	1,890,630	1,179,047	711,582	1,892,474	1,188,538	703,936	3/31/2017	12	Trailing 12
8.50	Property				Racine Fairfield Inn	1,089,693	667,743	1,800,048	1,131,876	668,172	1,812,261	1,126,886	685,375	3/31/2017	12	Trailing 12
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam	1,424,703	741,881	2,342,011	1,597,998	744,013	2,433,055	1,636,332	796,723	3/31/2017	12	Trailing 12
8.52	Property				Holiday Inn Express & Suites Terrell	1,331,720	673,170	2,116,706	1,409,632	707,074	2,149,392	1,447,295	702,096	3/31/2017	12	Trailing 12
8.53	Property				Westchase Homewood Suites	2,879,354	1,485,391	3,210,256	2,539,999	670,257	2,958,058	2,445,196	512,862	3/31/2017	12	Trailing 12
8.54	Property				Holiday Inn Express & Suites Tyler South	1,454,109	747,377	2,077,217	1,417,416	659,801	2,128,673	1,433,018	695,654	3/31/2017	12	Trailing 12
8.55	Property				Holiday Inn Express & Suites Huntsville	1,732,411	1,464,387	2,407,786	1,577,861	829,925	2,360,887	1,565,291	795,596	3/31/2017	12	Trailing 12
8.56	Property				Hampton Inn Sweetwater	1,321,638	680,418	1,725,603	1,156,237	569,366	1,585,686	1,113,974	471,712	3/31/2017	12	Trailing 12
8.57	Property				Comfort Suites Buda Austin South	1,420,251	612,145	2,074,254	1,436,582	637,672	2,082,208	1,446,864	635,344	3/31/2017	12	Trailing 12
8.58	Property				Fairfield Inn & Suites Weatherford	1,118,625	346,406	1,543,315	1,214,836	328,479	1,659,116	1,272,735	386,381	3/31/2017	12	Trailing 12
8.59	Property				Holiday Inn Express & Suites Altus	1,070,758	251,461	1,422,396	1,125,216	297,180	1,417,147	1,141,477	275,670	3/31/2017	12	Trailing 12
8.60	Property				Comfort Inn & Suites Paris	770,256	288,202	1,161,068	837,815	323,253	1,157,262	854,150	303,112	3/31/2017	12	Trailing 12
8.61	Property				Hampton Inn Suites Decatur	1,274,496	395,139	1,547,032	1,268,842	278,191	1,550,317	1,300,353	249,964	3/31/2017	12	Trailing 12
8.62	Property				Holiday Inn Express & Suites Texarkana East	1,287,565	208,788	1,621,549	1,375,953	245,596	1,638,961	1,398,374	240,588	3/31/2017	12	Trailing 12
8.63	Property				Mankato Fairfield Inn	971,872	275,494	1,222,539	994,407	228,133	1,236,472	1,031,283	205,190	3/31/2017	12	Trailing 12
8.64	Property				Candlewood Suites Texarkana	919,430	208,504	1,270,187	1,053,956	216,231	1,239,140	1,067,770	171,371	3/31/2017	12	Trailing 12
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East	1,192,163	171,162	599,729	885,679	-285,950	413,730	843,600	-429,870	3/31/2017	12	Trailing 12
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	4,784,036	3,785,123	8,830,336	4,929,605	3,900,731	8,886,615	4,895,977	3,990,638	4/30/2017	12	Trailing 12
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	2,585,968	3,618,128	5,501,487	2,392,558	3,108,930	5,330,776	2,346,336	2,984,440	5/31/2017	12	Trailing 12
10.01	Property				McKinley Towne Centre	1,717,412	2,585,202	3,570,226	1,534,185	2,036,041	3,439,212	1,525,548	1,913,664	5/31/2017	12	Trailing 12
10.02	Property				Liberty Square	868,556	1,032,926	1,931,261	858,373	1,072,888	1,891,564	820,788	1,070,776	5/31/2017	12	Trailing 12
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	15,858,690	7,162,004	24,226,473	15,830,531	8,395,942	24,760,741	16,036,777	8,723,964	6/30/2017	12	Trailing 12
11.01	Property				Holiday Inn Express & Suites Buffalo	2,647,048	1,162,742	3,840,120	2,696,121	1,143,998	3,967,432	2,797,308	1,170,123	6/30/2017	12	Trailing 12
11.02	Property				Hampton Inn Potsdam	1,521,193	1,203,631	3,100,090	1,743,321	1,356,769	3,101,503	1,785,591	1,315,912	6/30/2017	12	Trailing 12
11.03	Property				Hampton Inn & Suites Utica	1,837,368	1,298,228	3,258,351	1,731,041	1,527,310	3,151,357	1,711,060	1,440,297	6/30/2017	12	Trailing 12
11.04	Property				Fairfield Inn & Suites Olean	1,041,189	-273,982	1,761,833	1,086,450	675,383	1,943,872	1,173,842	770,030	6/30/2017	12	Trailing 12
11.05	Property				Hampton Inn & Suites East Aurora	1,910,601	1,133,681	3,082,099	1,963,741	1,118,358	3,193,502	1,948,120	1,245,382	6/30/2017	12	Trailing 12
11.06	Property				Fairfield Inn & Suites Binghamton	1,521,785	702,245	2,042,158	1,440,031	602,127	2,088,618	1,480,005	608,613	6/30/2017	12	Trailing 12
11.07	Property				Fairfield Inn & Suites Rochester South	1,103,424	524,856	1,578,885	1,083,584	495,301	1,678,052	1,094,467	583,585	6/30/2017	12	Trailing 12
11.08	Property				Fairfield Inn & Suites Albany	1,667,138	315,216	2,021,540	1,548,357	473,183	2,060,824	1,480,843	579,981	6/30/2017	12	Trailing 12
11.09	Property				Fairfield Inn & Suites Corning	1,105,320	556,972	1,542,362	1,015,858	526,504	1,510,348	1,020,237	490,111	6/30/2017	12	Trailing 12
11.10	Property				Fairfield Inn & Suites Rochester West/Greece	1,503,623	538,415	1,999,035	1,522,026	477,009	2,065,232	1,545,304	519,929	6/30/2017	12	Trailing 12
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	6,247,059	14,589,102	21,147,401	5,990,013	15,157,388	21,668,323	5,841,756	15,826,567	6/30/2017	12	Trailing 12
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	13,228,233	19,177,687	32,614,789	13,589,313	19,025,476	32,502,956	13,680,575	18,822,381	3/31/2017	12	Trailing 12
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	2,213,940	2,735,935	5,572,824	2,537,922	3,034,902	5,589,583	2,548,703	3,040,880	4/30/2017	12	Trailing 12
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	1,523,212	2,696,150	4,522,132	1,512,400	3,009,731	4,645,403	1,426,557	3,218,846	4/30/2017	12	Trailing 12
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	29,207,431	21,599,852	47,163,821	27,889,640	19,274,181	46,127,315	27,950,084	18,177,231	3/31/2017	12	Trailing 12
16.01	Property				RXR Plaza	18,412,394	11,750,903	28,505,418	18,240,463	10,264,955	27,698,519	18,214,012	9,484,507	3/31/2017	12	Trailing 12
16.02	Property				Omni	10,795,038	9,848,949	18,658,403	9,649,177	9,009,226	18,428,797	9,736,073	8,692,724	3/31/2017	12	Trailing 12
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	551,954	85,593	931,779	537,608	394,171	1,229,715	575,489	654,226	6/30/2017	12	Trailing 12
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	977,344	522,655	2,331,681	1,141,889	1,189,792	3,030,137	1,197,306	1,832,831	6/30/2017	12	Trailing 12
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	1,076,786	1,617,227	2,751,734	1,058,716	1,693,018	2,879,354	1,074,912	1,804,442	5/31/2017	12	Trailing 12
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	6,241,825	6,445,733	11,942,735	6,169,813	5,772,922	12,388,135	6,467,609	5,920,526	6/30/2017	12	Trailing 12
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	619,987	1,586,243	2,149,183	661,316	1,487,867	2,161,194	664,473	1,496,721	6/30/2017	12	Trailing 12
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	58,546	2,007,788	2,117,993	60,224	2,057,769	2,170,943	61,198	2,109,745	12/31/2016	12	Annualized Trailing 12
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	1,095,389	1,814,562	3,063,648	1,084,724	1,978,924	2,920,425	1,088,833	1,831,592	5/31/2017	12	Trailing 12

A-17

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2015 Expenses ($)	2015 NOI ($)	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	Most Recent EGI (if past 2016) ($)	Most Recent Expenses (if past 2016) ($)	Most Recent NOI (if past 2016) ($)	Most Recent NOI Date (if past 2016)	Most Recent # of months	Most Recent Description
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	34,932,216	16,594,164	50,570,731	32,478,907	18,091,824	50,067,863	31,918,303	18,149,560	5/31/2017	12	Trailing 12
25.01	Property				Hilton Anchorage	15,257,381	9,334,590	23,179,796	14,528,484	8,651,312	22,891,992	14,388,240	8,503,752	5/31/2017	12	Trailing 12
25.02	Property				Renaissance Concourse Atlanta Airport Hotel	19,674,835	7,259,574	27,390,935	17,950,423	9,440,512	27,175,871	17,530,063	9,645,808	5/31/2017	12	Trailing 12
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	N/A	N/A	N/A	N/A	N/A	2,075,750	670,794	1,404,957	7/31/2017	12	Trailing 12
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	57,993,351	102,667,705	167,638,950	60,922,988	106,715,962	168,887,445	61,210,770	107,676,675	3/31/2017	12	Trailing 12
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	166,869	466,549	894,507	142,170	752,337	1,003,954	114,562	889,392	5/31/2017	12	Trailing 12
29	Loan		PCC	Principal Commercial Capital	Low Country Village	411,601	1,598,672	2,085,836	398,629	1,687,207	2,079,271	384,151	1,695,120	3/31/2017	12	Trailing 12
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	416,109	638,627	1,310,905	393,059	917,846	1,293,482	382,049	911,433	5/31/2017	12	Trailing 12
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	382,084	855,154	1,418,966	426,843	992,123	1,586,008	449,122	1,136,886	6/30/2017	12	Trailing 12
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	N/A	N/A	N/A	N/A	N/A	1,557,432	959,319	598,113	6/30/2017	12	Trailing 12
32.01	Property				1807 South Saint Louis Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.02	Property				1145 North Austin Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.03	Property				136 East 155th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.04	Property				1501 East 68th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.05	Property				7300 South Yates Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.06	Property				14123 South Tracy Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.07	Property				7925 South Phillips Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.08	Property				8000 South Ellis Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.09	Property				13256 South Prairie Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.10	Property				8101 South Justine Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.11	Property				7135 South Blackstone Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.12	Property				320 North Mason Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.13	Property				410 East 107th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.14	Property				1257 South Christiana Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.15	Property				10933 South Vernon Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.16	Property				8040 South Vernon Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.17	Property				12000 South Eggleston Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.18	Property				2041 East 75th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.19	Property				219 East 68th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.20	Property				8751 South Cottage Grove Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
32.21	Property				7159 South Wabash Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	806,653	940,124	1,922,159	743,278	1,178,881	2,069,099	757,178	1,311,921	6/30/2017	12	Trailing 12
33.01	Property				Bay Tec Center	458,798	530,207	1,063,651	424,406	639,245	1,176,874	424,760	752,114	6/30/2017	12	Trailing 12
33.02	Property				Airport Corporate Center	347,855	409,917	858,508	318,872	539,636	892,225	332,418	559,807	6/30/2017	12	Trailing 12
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	N/A	N/A	3,123,883	1,845,209	1,278,674	3,539,363	2,143,861	1,395,502	6/30/2017	12	Trailing 12
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	165,669	434,456	1,108,102	348,674	759,427	1,192,773	348,393	844,380	6/30/2017	12	Trailing 12
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	415,564	789,339	1,455,649	444,746	1,010,903	1,472,830	442,249	1,030,581	4/30/2017	12	Trailing 12
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	501,490	795,353	1,429,871	466,751	963,120	1,515,436	489,939	1,025,497	6/30/2017	12	Trailing 12
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	445,909	739,817	1,260,869	484,813	776,056	N/A	N/A	N/A	NAV	NAV	Not Available
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	890,031	654,357	1,618,747	919,013	699,734	1,605,841	922,555	683,286	6/30/2017	12	Trailing 12
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	556,550	438,465	1,322,370	647,299	675,070	1,312,965	661,342	651,623	5/31/2017	12	Trailing 12
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	682,505	754,166	1,508,961	772,135	736,826	1,528,895	794,743	734,152	6/30/2017	12	Trailing 12
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	304,140	578,814	922,682	414,611	508,071	933,214	411,085	522,130	7/31/2017	12	Trailing 12
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	145,543	718,108	874,036	158,948	715,088	890,781	149,285	741,496	5/31/2017	12	Trailing 12
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	800,576	467,569	1,726,862	964,357	762,505	1,732,231	1,033,977	698,254	3/31/2017	12	Trailing 12
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	203,394	513,625	717,726	190,879	526,847	729,189	193,820	535,369	6/30/2017	12	Trailing 12
45.01	Property				Parma Heights Plaza	125,186	278,986	367,417	121,616	245,800	377,313	123,945	253,368	6/30/2017	12	Trailing 12
45.02	Property				Upper Sandusky Plaza	78,209	234,639	350,310	69,263	281,047	351,876	69,875	282,001	6/30/2017	12	Trailing 12
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	N/A	N/A	460,000	N/A	460,000	N/A	N/A	N/A	NAV	NAV	Not Available
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	544,720	542,291	1,179,840	597,646	582,194	1,209,362	614,086	595,276	4/30/2017	12	Trailing 12
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	226,608	394,419	688,581	213,767	474,814	668,853	216,391	452,461	5/31/2017	12	Trailing 12
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	N/A	456,000	456,000	N/A	456,000	456,000	N/A	456,000	8/31/2017	12	Trailing 12
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	576,490	602,633	1,118,605	518,700	599,905	1,141,587	509,165	632,422	6/30/2017	12	Trailing 12
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	290,726	319,208	634,452	294,748	339,704	663,484	309,199	354,285	6/30/2017	12	Trailing 12
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	130,595	227,666	380,618	148,051	232,567	377,884	140,940	236,944	Various	Various	Various
52.01	Property				Westgate Manor MHC	52,863	120,259	191,184	70,250	120,934	185,719	66,090	119,629	6/30/2017	12	Trailing 12
52.02	Property				Villa Plumosa MHC	77,732	107,407	189,434	77,801	111,632	192,164	74,850	117,315	6/30/2017	9	Annualized
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	279,450	883,767	1,255,511	294,828	960,683	1,294,379	297,228	997,151	5/31/2017	12	Trailing 12

A-18

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	48,106,942	18,601,103	29,505,839	12.6%	74,333	991,923	28,439,583	3.27	12.1%	750,000,000	4/1/2017
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	334,764,418	107,458,009	227,306,409	15.5%	397,997	5,363,618	221,544,794	4.33	15.1%	4,800,000,000	5/8/2017
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	9,411,761	991,395	8,420,366	8.0%	6,104	0	8,414,262	1.91	8.0%	202,000,000	6/23/2017
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	45,713,777	23,101,714	22,612,063	10.2%	459,093	2,299,877	19,853,093	1.48	9.0%	299,100,000	6/15/2017
4.01	Property				Corporate Woods - Building 82	6,975,625	2,997,433	3,978,192		29,738	330,427	3,618,028			46,000,000	6/15/2017
4.02	Property				Corporate Woods - Building 40	6,835,137	3,404,190	3,430,947		58,236	357,266	3,015,444			43,300,000	6/15/2017
4.03	Property				Corporate Woods - Building 84	5,506,435	2,906,986	2,599,449		42,636	224,155	2,332,658			42,200,000	6/15/2017
4.04	Property				Corporate Woods - Building 32	4,531,938	2,248,626	2,283,312		49,348	241,530	1,992,435			31,800,000	6/15/2017
4.05	Property				Corporate Woods - Building 34	2,127,099	1,016,012	1,111,087		25,623	111,922	973,541			15,400,000	6/15/2017
4.06	Property				Corporate Woods - Building 14	2,377,504	1,232,511	1,144,993		23,982	133,542	987,468			14,400,000	6/15/2017
4.07	Property				Corporate Woods - Building 70	2,540,704	1,229,428	1,311,276		20,060	127,501	1,163,715			13,700,000	6/15/2017
4.08	Property				Corporate Woods - Building 9	2,159,278	1,053,869	1,105,409		26,825	115,548	963,037			12,800,000	6/15/2017
4.09	Property				Corporate Woods - Building 6	2,024,970	1,131,503	893,468		33,750	107,561	752,156			12,700,000	6/15/2017
4.10	Property				Corporate Woods - Building 12	1,970,953	1,200,101	770,852		29,995	98,060	642,797			12,500,000	6/15/2017
4.11	Property				Corporate Woods - Building 27	2,090,779	1,079,651	1,011,128		16,244	112,071	882,814			12,200,000	6/15/2017
4.12	Property				Corporate Woods - Building 51	1,928,861	1,027,327	901,535		26,973	105,409	769,152			10,500,000	6/15/2017
4.13	Property				Corporate Woods - Building 55	1,824,128	1,021,945	802,182		30,316	96,895	674,971			10,300,000	6/15/2017
4.14	Property				Corporate Woods - Building 65	835,285	359,426	475,859		9,308	30,293	436,257			6,600,000	6/15/2017
4.15	Property				Corporate Woods - Building 3	1,089,487	673,237	416,250		24,642	57,533	334,075			6,600,000	6/15/2017
4.16	Property				Corporate Woods - Building 75	895,595	519,470	376,125		11,417	50,163	314,544			4,500,000	6/15/2017
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	9,961,339	3,629,046	6,332,293	13.3%	87,799	356,370	5,888,124	2.15	12.4%	79,200,000	7/17/2017
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	43,215,234	7,152,311	36,062,923	11.1%	155,358	1,473,928	34,433,637	1.85	10.6%	570,000,000	6/23/2017
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	9,438,352	2,806,828	6,631,524	15.2%	47,321	147,878	6,436,325	3.86	14.8%	120,800,000	7/12/2017
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	213,600,210	133,537,987	80,062,224	13.9%	8,732,831	0	71,329,392	2.72	12.4%	956,000,000	4/23/2017
8.01	Property				Larkspur Landing Sunnyvale	7,774,225	3,291,296	4,482,930		310,969		4,171,961			52,100,000	4/23/2017
8.02	Property				Larkspur Landing Milpitas	6,764,028	2,931,310	3,832,718		270,561		3,562,157			43,900,000	4/23/2017
8.03	Property				Larkspur Landing Campbell	6,059,570	2,617,761	3,441,809		242,383		3,199,426			38,600,000	4/23/2017
8.04	Property				Larkspur Landing San Francisco	5,697,514	3,043,028	2,654,485		227,901		2,426,585			31,800,000	4/23/2017
8.05	Property				Larkspur Landing Pleasanton	5,193,352	2,547,257	2,646,096		207,734		2,438,362			31,100,000	4/23/2017
8.06	Property				Larkspur Landing Bellevue	4,692,425	2,331,202	2,361,223		187,697		2,173,526			27,700,000	4/23/2017
8.07	Property				Larkspur Landing Sacramento	4,214,257	2,228,775	1,985,482		168,570		1,816,912			20,700,000	4/23/2017
8.08	Property				Hampton Inn Ann Arbor North	4,826,301	2,797,123	2,029,178		193,052		1,836,126			20,200,000	4/23/2017
8.09	Property				Larkspur Landing Hillsboro	3,941,272	2,074,859	1,866,414		157,651		1,708,763			20,200,000	4/23/2017
8.10	Property				Larkspur Landing Renton	4,423,020	2,551,967	1,871,053		176,921		1,694,132			20,000,000	4/23/2017
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	5,568,856	3,808,855	1,760,001		222,754		1,537,247			19,200,000	4/23/2017
8.12	Property				Residence Inn Toledo Maumee	4,066,425	2,394,233	1,672,192		203,321		1,468,871			19,000,000	4/23/2017
8.13	Property				Residence Inn Williamsburg	3,955,706	2,438,734	1,516,972		158,228		1,358,744			18,200,000	4/23/2017
8.14	Property				Hampton Inn Suites Waco South	4,293,844	2,707,299	1,586,545		171,754		1,414,791			16,800,000	4/23/2017
8.15	Property				Holiday Inn Louisville Airport Fair Expo	4,185,314	2,629,134	1,556,179		167,413		1,388,767			16,500,000	4/23/2017
8.16	Property				Courtyard Tyler	3,341,364	1,954,349	1,387,014		133,655		1,253,360			16,200,000	4/23/2017
8.17	Property				Hilton Garden Inn Edison Raritan Center	5,848,958	4,297,603	1,551,356		233,958		1,317,397			16,200,000	4/23/2017
8.18	Property				Hilton Garden Inn St Paul Oakdale	4,891,094	3,005,604	1,885,490		195,644		1,689,847			16,000,000	4/23/2017
8.19	Property				Residence Inn Grand Rapids West	3,115,120	1,853,237	1,261,883		155,756		1,106,127			15,800,000	4/23/2017
8.20	Property				Peoria, AZ Residence Inn	3,248,248	1,960,291	1,287,957		129,930		1,158,027			15,700,000	4/23/2017
8.21	Property				Hampton Inn Suites Bloomington Normal	3,738,690	2,192,200	1,546,490		149,548		1,396,943			15,600,000	4/23/2017
8.22	Property				Courtyard Chico	3,850,184	2,256,991	1,593,193		154,007		1,439,185			15,300,000	4/23/2017
8.23	Property				Hampton Inn Suites Kokomo	3,680,915	2,278,112	1,402,802		147,237		1,255,566			14,800,000	4/23/2017
8.24	Property				Hampton Inn Suites South Bend	3,810,167	2,425,550	1,384,616		152,407		1,232,210			14,800,000	4/23/2017

A-19

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
8.25	Property				Courtyard Wichita Falls	3,121,444	1,900,976	1,220,468		124,858		1,095,610			14,100,000	4/23/2017
8.26	Property				Hampton Inn Morehead	3,154,358	1,934,119	1,220,240		126,174		1,094,065			13,700,000	4/23/2017
8.27	Property				Residence Inn Chico	3,273,835	1,934,702	1,339,133		130,953		1,208,180			13,300,000	4/23/2017
8.28	Property				Courtyard Lufkin	2,752,597	1,904,207	848,389		110,104		738,285			12,700,000	4/23/2017
8.29	Property				Hampton Inn Carlisle	3,439,196	2,184,723	1,254,473		137,568		1,116,905			12,600,000	4/23/2017
8.30	Property				Springhill Suites Williamsburg	3,361,902	2,351,318	1,010,584		134,476		876,108			12,600,000	4/23/2017
8.31	Property				Fairfield Inn Bloomington	3,018,966	1,596,788	1,422,178		150,948		1,271,230			12,500,000	4/23/2017
8.32	Property				Waco Residence Inn	3,136,682	2,098,980	1,037,702		125,467		912,234			12,200,000	4/23/2017
8.33	Property				Holiday Inn Express Fishers	3,176,451	2,097,965	1,078,486		127,058		951,428			11,400,000	4/23/2017
8.34	Property				Larkspur Landing Folsom	2,902,483	1,927,519	974,964		116,099		858,864			11,100,000	4/23/2017
8.35	Property				Springhill Suites Chicago Naperville Warrenville	3,321,573	2,487,672	833,901		166,079		667,822			10,500,000	4/23/2017
8.36	Property				Holiday Inn Express & Suites Paris	2,343,673	1,451,447	892,227		93,747		798,480			10,400,000	4/23/2017
8.37	Property				Toledo Homewood Suites	2,929,714	1,868,320	1,061,394		117,189		944,205			10,400,000	4/23/2017
8.38	Property				Grand Rapids Homewood Suites	3,009,146	2,149,208	859,938		120,366		739,572			10,100,000	4/23/2017
8.39	Property				Cheyenne Fairfield Inn and Suites	1,961,942	1,129,873	832,069		78,478		753,591			9,400,000	4/23/2017
8.40	Property				Fairfield Inn Laurel	3,127,939	2,345,351	782,588		125,118		657,471			9,400,000	4/23/2017
8.41	Property				Courtyard Akron Stow	3,168,035	2,155,198	1,012,837		126,721		886,115			9,200,000	4/23/2017
8.42	Property				Larkspur Landing Roseville	2,851,065	1,950,874	900,191		114,043		786,149			8,700,000	4/23/2017
8.43	Property				Towneplace Suites Bloomington	2,441,633	1,469,446	972,187		122,082		850,105			8,700,000	4/23/2017
8.44	Property				Hampton Inn Danville	2,591,371	1,759,107	832,264		103,655		728,609			8,600,000	4/23/2017
8.45	Property				Holiday Inn Norwich	4,801,904	3,857,696	944,209		192,076		752,132			8,500,000	4/23/2017
8.46	Property				Hampton Inn Suites Longview North	2,322,688	1,579,337	743,351		92,908		650,443			8,400,000	4/23/2017
8.47	Property				Springhill Suites Peoria Westlake	2,918,586	2,302,611	615,975		145,929		470,046			8,400,000	4/23/2017
8.48	Property				Hampton Inn Suites Buda	2,627,746	1,669,033	958,713		105,110		853,603			8,300,000	4/23/2017
8.49	Property				Shawnee Hampton Inn	1,892,474	1,198,000	694,474		75,699		618,775			8,300,000	4/23/2017
8.50	Property				Racine Fairfield Inn	1,812,261	1,135,948	676,314		72,490		603,823			8,100,000	4/23/2017
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam	2,433,055	1,648,454	784,601		97,322		687,279			7,900,000	4/23/2017
8.52	Property				Holiday Inn Express & Suites Terrell	2,149,392	1,457,931	691,461		85,976		605,485			7,500,000	4/23/2017
8.53	Property				Westchase Homewood Suites	2,958,058	2,459,994	498,064		118,322		379,742			9,800,000	4/23/2017
8.54	Property				Holiday Inn Express & Suites Tyler South	2,128,673	1,443,645	685,027		85,147		599,880			7,200,000	4/23/2017
8.55	Property				Holiday Inn Express & Suites Huntsville	2,360,887	1,577,065	783,822		94,435		689,387			6,900,000	4/23/2017
8.56	Property				Hampton Inn Sweetwater	1,585,686	1,121,890	463,796		63,427		400,369			6,300,000	4/23/2017
8.57	Property				Comfort Suites Buda Austin South	2,082,208	1,457,351	624,857		83,288		541,569			5,300,000	4/23/2017
8.58	Property				Fairfield Inn & Suites Weatherford	1,659,116	1,281,033	378,083		66,365		311,718			5,000,000	4/23/2017
8.59	Property				Holiday Inn Express & Suites Altus	1,417,147	1,148,513	268,634		56,686		211,948			4,600,000	4/23/2017
8.60	Property				Comfort Inn & Suites Paris	1,157,262	859,912	297,350		46,290		251,060			3,600,000	4/23/2017
8.61	Property				Hampton Inn Suites Decatur	1,550,317	1,308,093	242,224		62,013		180,212			3,600,000	4/23/2017
8.62	Property				Holiday Inn Express & Suites Texarkana East	1,638,961	1,406,520	232,441		65,558		166,883			4,100,000	4/23/2017
8.63	Property				Mankato Fairfield Inn	1,236,472	1,037,465	199,007		49,459		149,548			3,600,000	4/23/2017
8.64	Property				Candlewood Suites Texarkana	1,239,140	1,073,951	165,190		49,566		115,624			2,600,000	4/23/2017
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East	1,363,324	1,198,984	164,340		54,533		109,807			3,200,000	4/23/2017
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	9,195,858	4,937,318	4,258,540	11.2%	92,201	478,794	3,687,545	1.56	9.7%	58,100,000	6/15/2017
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	6,533,958	2,987,072	3,546,886	10.2%	36,077	296,919	3,213,889	1.53	9.2%	50,000,000	6/14/2017
10.01	Property				McKinley Towne Centre	4,905,218	2,033,152	2,872,066		24,894	211,289	2,635,883			39,500,000	6/14/2017
10.02	Property				Liberty Square	1,628,740	953,920	674,820		11,183	85,631	578,006			10,500,000	6/14/2017
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	24,617,340	16,202,402	8,414,938	15.5%	984,694	0	7,430,244	2.25	13.7%	103,000,000	7/1/2017
11.01	Property				Holiday Inn Express & Suites Buffalo	3,824,030	2,691,941	1,132,089		152,961	0	979,128			15,500,000	7/1/2017
11.02	Property				Hampton Inn Potsdam	3,101,503	1,786,794	1,314,709		124,060	0	1,190,649			12,500,000	7/1/2017
11.03	Property				Hampton Inn & Suites Utica	3,151,357	1,808,935	1,342,422		126,054	0	1,216,368			13,100,000	7/1/2017
11.04	Property				Fairfield Inn & Suites Olean	1,943,872	1,231,124	712,748		77,755	0	634,993			9,000,000	7/1/2017
11.05	Property				Hampton Inn & Suites East Aurora	3,193,502	1,936,929	1,256,573		127,740	0	1,128,833			13,000,000	7/1/2017
11.06	Property				Fairfield Inn & Suites Binghamton	2,088,618	1,481,583	607,035		83,545	0	523,490			8,200,000	7/1/2017
11.07	Property				Fairfield Inn & Suites Rochester South	1,678,052	1,089,573	588,479		67,122	0	521,357			7,000,000	7/1/2017
11.08	Property				Fairfield Inn & Suites Albany	2,060,824	1,608,732	452,092		82,433	0	369,659			8,100,000	7/1/2017
11.09	Property				Fairfield Inn & Suites Corning	1,510,348	1,017,011	493,337		60,414	0	432,924			6,500,000	7/1/2017
11.10	Property				Fairfield Inn & Suites Rochester West/Greece	2,065,232	1,549,779	515,453		82,609	0	432,844			5,600,000	7/1/2017
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	22,589,594	6,316,284	16,273,310	11.2%	80,523	588,251	15,604,536	2.66	10.8%	290,000,000	7/20/2017
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	32,713,717	12,933,343	19,780,375	11.3%	242,270	1,230,800	18,307,305	2.74	10.5%	365,000,000	6/7/2017
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	5,815,869	2,665,022	3,150,847	9.5%	62,181	346,049	2,842,618	1.34	8.6%	52,000,000	6/1/2017
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	4,644,588	1,501,004	3,143,583	10.5%	50,549	172,325	2,920,710	1.56	9.7%	44,400,000	5/3/2017
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	53,504,787	28,574,757	24,930,030	12.6%	437,690	2,270,323	22,222,017	2.49	11.2%	320,000,000	3/24/2017
16.01	Property				RXR Plaza	33,417,914	18,538,955	14,878,959		271,325	1,398,458	13,209,177			189,000,000	3/24/2017
16.02	Property				Omni	20,086,873	10,035,802	10,051,071		166,366	871,865	9,012,841			131,000,000	3/24/2017
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	2,991,898	492,754	2,499,144	10.6%	46,526	91,347	2,361,271	1.74	10.0%	39,500,000	7/26/2017
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	3,849,638	1,367,697	2,481,942	10.6%	47,024	236,280	2,198,638	1.54	9.4%	34,300,000	2/22/2017
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	2,348,458	466,630	1,881,828	8.3%	13,038	65,188	1,803,602	1.25	7.9%	33,500,000	4/1/2018
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	3,247,801	1,242,422	2,005,380	8.9%	16,154	97,995	1,891,231	1.35	8.4%	30,500,000	6/17/2017
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	13,384,465	6,599,991	6,784,474	9.4%	4,561	437,365	6,342,548	1.42	8.8%	98,000,000	12/15/2016
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	2,339,127	689,940	1,649,187	8.3%	20,881	47,457	1,580,849	1.25	7.9%	28,750,000	5/2/2017
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	2,739,086	726,553	2,012,533	11.3%	16,430	79,500	1,916,603	2.60	10.7%	34,000,000	6/5/2017
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	3,004,074	1,084,516	1,919,557	11.0%	79,998	163,262	1,676,297	1.61	9.6%	23,300,000	6/15/2017

A-20

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	50,067,760	31,941,775	18,125,985	15.9%	2,274,470	0	15,851,516	1.83	13.9%	182,000,000	Various
25.01	Property				Hilton Anchorage	22,891,889	14,351,769	8,540,120		915,676	0	7,624,444			103,600,000	12/12/2016
25.02	Property				Renaissance Concourse Atlanta Airport Hotel	27,175,871	17,590,006	9,585,865		1,358,794	0	8,227,072			78,400,000	12/30/2016
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	2,923,218	1,087,077	1,836,141	11.7%	45,600	0	1,790,541	2.82	11.4%	32,500,000	5/22/2017
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	177,756,680	62,448,738	115,307,942	10.7%	551,678	5,191,362	109,564,903	2.73	10.1%	2,210,000,000	4/1/2017
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	1,789,308	328,215	1,461,093	9.7%	10,400	40,000	1,410,693	2.36	9.4%	31,000,000	5/16/2017
29	Loan		PCC	Principal Commercial Capital	Low Country Village	2,016,511	440,504	1,576,007	11.5%	34,965	69,930	1,471,112	2.49	10.7%	22,000,000	5/19/2017
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	1,785,870	407,853	1,378,017	10.1%	11,462	67,423	1,299,132	1.57	9.5%	21,125,000	6/12/2017
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	1,800,793	500,396	1,300,397	9.6%	21,903	82,135	1,196,360	1.41	8.9%	19,700,000	3/24/2017
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	2,582,479	1,036,280	1,546,199	12.1%	73,500	0	1,472,699	2.56	11.5%	22,575,000	7/26/2017
32.01	Property				1807 South Saint Louis Avenue	0	0	0		0	0	0			2,000,000	7/26/2017
32.02	Property				1145 North Austin Boulevard	0	0	0		0	0	0			2,000,000	7/26/2017
32.03	Property				136 East 155th Street	0	0	0		0	0	0			1,900,000	7/26/2017
32.04	Property				1501 East 68th Street	0	0	0		0	0	0			1,550,000	7/26/2017
32.05	Property				7300 South Yates Boulevard	0	0	0		0	0	0			1,400,000	7/26/2017
32.06	Property				14123 South Tracy Avenue	0	0	0		0	0	0			1,300,000	7/26/2017
32.07	Property				7925 South Phillips Avenue	0	0	0		0	0	0			1,250,000	7/26/2017
32.08	Property				8000 South Ellis Avenue	0	0	0		0	0	0			1,150,000	7/26/2017
32.09	Property				13256 South Prairie Avenue	0	0	0		0	0	0			1,150,000	7/26/2017
32.10	Property				8101 South Justine Street	0	0	0		0	0	0			1,100,000	7/26/2017
32.11	Property				7135 South Blackstone Avenue	0	0	0		0	0	0			1,000,000	7/26/2017
32.12	Property				320 North Mason Avenue	0	0	0		0	0	0			900,000	7/26/2017
32.13	Property				410 East 107th Street	0	0	0		0	0	0			800,000	7/26/2017
32.14	Property				1257 South Christiana Avenue	0	0	0		0	0	0			750,000	7/26/2017
32.15	Property				10933 South Vernon Avenue	0	0	0		0	0	0			750,000	7/26/2017
32.16	Property				8040 South Vernon Avenue	0	0	0		0	0	0			650,000	7/26/2017
32.17	Property				12000 South Eggleston Avenue	0	0	0		0	0	0			650,000	7/26/2017
32.18	Property				2041 East 75th Street	0	0	0		0	0	0			650,000	7/26/2017
32.19	Property				219 East 68th Street	0	0	0		0	0	0			600,000	7/26/2017
32.20	Property				8751 South Cottage Grove Avenue	0	0	0		0	0	0			525,000	7/26/2017
32.21	Property				7159 South Wabash Avenue	0	0	0		0	0	0			500,000	7/26/2017
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	2,265,054	812,621	1,452,432	12.5%	34,759	150,622	1,267,051	1.81	10.9%	17,125,000	6/15/2017
33.01	Property				Bay Tec Center	1,267,884	448,274	819,610		18,628	80,721	720,261			9,675,000	6/15/2017
33.02	Property				Airport Corporate Center	997,170	364,347	632,823		16,131	69,901	546,791			7,450,000	6/15/2017
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	3,539,455	2,172,922	1,366,533	12.3%	141,578	0	1,224,955	1.83	11.0%	18,000,000	6/1/2017
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	1,648,948	457,196	1,191,753	11.9%	18,424	76,973	1,096,355	2.61	10.9%	17,800,000	7/13/2017
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	1,424,369	449,021	975,348	9.8%	15,033	89,921	870,394	1.41	8.7%	14,050,000	5/10/2017
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	1,357,758	499,123	858,634	9.3%	10,662	84,502	768,471	1.35	8.4%	12,770,000	6/26/2017
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	1,298,460	463,637	834,823	9.3%	3,130	74,235	757,458	1.36	8.4%	12,000,000	6/22/2017
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	1,573,308	931,744	641,563	9.0%	43,000	0	598,563	1.33	8.4%	10,500,000	4/7/2017
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	1,340,986	617,657	723,328	11.0%	7,305	89,320	626,704	1.52	9.5%	10,300,000	7/6/2017
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	1,527,721	789,935	737,786	11.4%	49,280	0	688,507	2.46	10.6%	12,075,000	8/2/2017
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	933,214	416,217	516,997	9.1%	13,143	0	503,854	1.45	8.8%	8,310,000	7/28/2017
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	816,674	156,932	659,742	12.0%	13,640	31,000	615,102	1.92	11.2%	10,700,000	6/22/2017
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	1,732,231	1,022,600	709,631	12.9%	69,289	0	640,342	1.80	11.7%	8,700,000	4/14/2017
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	724,560	190,754	533,806	9.8%	10,436	39,916	490,953	1.31	9.0%	7,300,000	Various
45.01	Property				Parma Heights Plaza	376,419	121,150	255,269		4,844	19,129	231,295			3,650,000	6/14/2017
45.02	Property				Upper Sandusky Plaza	348,141	69,604	278,537		5,592	20,787	259,658			3,650,000	6/21/2017
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	485,100	12,112	472,988	9.1%	8,880	0	464,108	1.39	8.9%	7,500,000	5/19/2017
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	1,209,362	619,555	589,807	11.5%	48,222	0	541,585	1.55	10.6%	8,000,000	5/10/2017
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	668,853	248,765	420,088	8.4%	10,850	0	409,238	1.30	8.2%	8,700,000	5/16/2017
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	448,590	13,458	435,132	9.9%	0	0	435,132	2.05	9.9%	7,400,000	7/10/2017
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	1,160,662	534,907	625,755	15.6%	63,868	94,871	467,016	1.92	11.7%	8,000,000	6/29/2017
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	663,484	305,019	358,465	10.2%	10,050	0	348,415	2.33	10.0%	6,140,000	7/17/2017
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	361,614	152,131	209,484	9.7%	3,950	0	205,534	1.49	9.5%	3,160,000	7/7/2017
52.01	Property				Westgate Manor MHC	184,700	76,489	108,210		2,050	0	106,160			1,630,000	7/7/2017
52.02	Property				Villa Plumosa MHC	176,915	75,641	101,273		1,900	0	99,373			1,530,000	7/7/2017
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	1,294,379	289,294	1,005,085	47.9%	12,156	0	992,929	12.24	47.3%	15,370,000	4/4/2017

A-21

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	31.3%	31.3%	97.9%	5/24/2017	NAP	NAP	Facebook	266,460	10/31/2027
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	30.6%	30.6%	95.0%	6/1/2017	NAP	NAP	Weil, Gotshal & Manges	489,867	8/31/2034
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	52.0%	52.0%	100.0%	9/6/2017	NAP	NAP	Restoration Hardware, Inc.	61,038	1/31/2032
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	74.0%	59.7%	92.7%	5/31/2017	NAP	NAP
4.01	Property				Corporate Woods - Building 82			98.2%	5/31/2017	NAP	NAP	PNC Bank National Association	159,270	10/31/2019
4.02	Property				Corporate Woods - Building 40			96.8%	5/31/2017	NAP	NAP	Coventry Health Care of Kansas, Inc.	69,640	12/31/2023
4.03	Property				Corporate Woods - Building 84			83.1%	5/31/2017	NAP	NAP	Scoular Company	37,432	8/31/2020
4.04	Property				Corporate Woods - Building 32			98.5%	5/31/2017	NAP	NAP	Amerigroup Corp. & Amerigroup Kansas, Inc.	39,056	12/31/2020
4.05	Property				Corporate Woods - Building 34			100.0%	5/31/2017	NAP	NAP	TMFS Holdings, LLC	33,100	3/1/2027
4.06	Property				Corporate Woods - Building 14			96.7%	5/31/2017	NAP	NAP	Propharma Group, Inc.	16,218	2/28/2021
4.07	Property				Corporate Woods - Building 70			94.6%	5/31/2017	NAP	NAP	Compass Minerals International, Inc.	60,699	2/29/2020
4.08	Property				Corporate Woods - Building 9			92.7%	5/31/2017	NAP	NAP	University of Kansas Hospital Authority	16,785	8/31/2018
4.09	Property				Corporate Woods - Building 6			83.8%	5/31/2017	NAP	NAP	National Crop Insurance Services, Inc.	18,522	9/30/2019
4.10	Property				Corporate Woods - Building 12			80.6%	5/31/2017	NAP	NAP	Lansing Trade Group, LLC	44,496	1/31/2018
4.11	Property				Corporate Woods - Building 27			95.2%	5/31/2017	NAP	NAP	CSC Covansys Corporation	16,550	3/31/2022
4.12	Property				Corporate Woods - Building 51			94.2%	5/31/2017	NAP	NAP	RGN-Overland Park I, LLC	15,796	5/31/2020
4.13	Property				Corporate Woods - Building 55			88.4%	5/31/2017	NAP	NAP	Emerson Electric Co.	10,073	3/31/2020
4.14	Property				Corporate Woods - Building 65			100.0%	5/31/2017	NAP	NAP	Garozzo’s III, Inc.	5,575	9/30/2021
4.15	Property				Corporate Woods - Building 3			81.2%	5/31/2017	NAP	NAP	DeMars Pension Consulting Services, Inc.	10,247	9/30/2021
4.16	Property				Corporate Woods - Building 75			88.9%	5/31/2017	NAP	NAP	Multi Service Technology Solutions, Inc.	12,182	11/30/2017
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	60.1%	54.0%	85.8%	7/1/2017	NAP	NAP	Bank of America	144,701	7/31/2022
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	57.0%	49.3%	91.8%	6/30/2017	NAP	NAP	AMC Theatres	74,400	7/21/2026
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	36.1%	36.1%	98.6%	8/31/2017	NAP	NAP	Brooks Brothers	13,000	3/31/2018
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	60.4%	60.4%	74.6%	3/31/2017	119.07	88.81
8.01	Property				Larkspur Landing Sunnyvale			83.8%	3/31/2017	199.55	167.27	NAP
8.02	Property				Larkspur Landing Milpitas			85.7%	3/31/2017	172.92	148.13	NAP
8.03	Property				Larkspur Landing Campbell			84.3%	3/31/2017	166.46	140.39	NAP
8.04	Property				Larkspur Landing San Francisco			84.9%	3/31/2017	164.49	139.7	NAP
8.05	Property				Larkspur Landing Pleasanton			82.9%	3/31/2017	137.21	113.71	NAP
8.06	Property				Larkspur Landing Bellevue			78.8%	3/31/2017	128.35	101.18	NAP
8.07	Property				Larkspur Landing Sacramento			83.0%	3/31/2017	110.73	91.9	NAP
8.08	Property				Hampton Inn Ann Arbor North			73.9%	3/31/2017	136.53	100.96	NAP
8.09	Property				Larkspur Landing Hillsboro			74.1%	3/31/2017	115.72	85.79	NAP
8.10	Property				Larkspur Landing Renton			80.3%	3/31/2017	117.03	93.97	NAP
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark			78.3%	3/31/2017	115.33	90.31	NAP
8.12	Property				Residence Inn Toledo Maumee			81.7%	3/31/2017	123.56	101	NAP
8.13	Property				Residence Inn Williamsburg			73.0%	3/31/2017	133.55	97.54	NAP
8.14	Property				Hampton Inn Suites Waco South			77.7%	3/31/2017	120.72	93.84	NAP
8.15	Property				Holiday Inn Louisville Airport Fair Expo			72.9%	3/31/2017	135.94	99.11	NAP
8.16	Property				Courtyard Tyler			58.8%	3/31/2017	107.32	63.11	NAP
8.17	Property				Hilton Garden Inn Edison Raritan Center			78.1%	3/31/2017	126.40	98.76	NAP
8.18	Property				Hilton Garden Inn St Paul Oakdale			80.0%	3/31/2017	134.01	107.19	NAP
8.19	Property				Residence Inn Grand Rapids West			72.6%	3/31/2017	129.34	93.96	NAP
8.20	Property				Peoria, AZ Residence Inn			80.8%	3/31/2017	120.72	97.54	NAP
8.21	Property				Hampton Inn Suites Bloomington Normal			70.8%	3/31/2017	111.57	78.95	NAP
8.22	Property				Courtyard Chico			84.6%	3/31/2017	129.64	109.64	NAP
8.23	Property				Hampton Inn Suites Kokomo			77.9%	3/31/2017	121.77	94.88	NAP
8.24	Property				Hampton Inn Suites South Bend			69.9%	3/31/2017	126.11	88.19	NAP

A-22

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
8.25	Property				Courtyard Wichita Falls			77.4%	3/31/2017	109.53	84.74	NAP
8.26	Property				Hampton Inn Morehead			66.6%	3/31/2017	108.23	72.1	NAP
8.27	Property				Residence Inn Chico			88.0%	3/31/2017	129.19	113.64	NAP
8.28	Property				Courtyard Lufkin			64.9%	3/31/2017	104.79	68.01	NAP
8.29	Property				Hampton Inn Carlisle			76.1%	3/31/2017	126.65	96.34	NAP
8.30	Property				Springhill Suites Williamsburg			71.7%	3/31/2017	105.82	75.89	NAP
8.31	Property				Fairfield Inn Bloomington			87.1%	3/31/2017	89.99	78.38	NAP
8.32	Property				Waco Residence Inn			82.0%	3/31/2017	132.95	108.98	NAP
8.33	Property				Holiday Inn Express Fishers			67.1%	3/31/2017	111.18	74.59	NAP
8.34	Property				Larkspur Landing Folsom			86.4%	3/31/2017	107.99	93.35	NAP
8.35	Property				Springhill Suites Chicago Naperville Warrenville			67.1%	3/31/2017	102.88	69.04	NAP
8.36	Property				Holiday Inn Express & Suites Paris			72.6%	3/31/2017	104.27	75.65	NAP
8.37	Property				Toledo Homewood Suites			82.2%	3/31/2017	123.31	101.33	NAP
8.38	Property				Grand Rapids Homewood Suites			84.1%	3/31/2017	124.56	104.8	NAP
8.39	Property				Cheyenne Fairfield Inn and Suites			74.6%	3/31/2017	118.88	88.74	NAP
8.40	Property				Fairfield Inn Laurel			79.9%	3/31/2017	97.48	77.87	NAP
8.41	Property				Courtyard Akron Stow			65.9%	3/31/2017	118.14	77.88	NAP
8.42	Property				Larkspur Landing Roseville			79.5%	3/31/2017	106.46	84.6	NAP
8.43	Property				Towneplace Suites Bloomington			89.1%	3/31/2017	90.13	80.3	NAP
8.44	Property				Hampton Inn Danville			80.0%	3/31/2017	124.27	99.39	NAP
8.45	Property				Holiday Inn Norwich			56.7%	3/31/2017	131.41	74.49	NAP
8.46	Property				Hampton Inn Suites Longview North			63.8%	3/31/2017	106.52	67.99	NAP
8.47	Property				Springhill Suites Peoria Westlake			63.3%	3/31/2017	100.19	63.47	NAP
8.48	Property				Hampton Inn Suites Buda			74.5%	3/31/2017	128.83	95.97	NAP
8.49	Property				Shawnee Hampton Inn			77.6%	3/31/2017	105.70	81.98	NAP
8.50	Property				Racine Fairfield Inn			68.6%	3/31/2017	115.68	79.34	NAP
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam			75.6%	3/31/2017	117.11	88.57	NAP
8.52	Property				Holiday Inn Express & Suites Terrell			84.0%	3/31/2017	102.02	85.71	NAP
8.53	Property				Westchase Homewood Suites			63.4%	3/31/2017	131.07	83.14	NAP
8.54	Property				Holiday Inn Express & Suites Tyler South			65.9%	3/31/2017	98.22	64.7	NAP
8.55	Property				Holiday Inn Express & Suites Huntsville			65.5%	3/31/2017	111.81	73.27	NAP
8.56	Property				Hampton Inn Sweetwater			62.9%	3/31/2017	94.90	59.73	NAP
8.57	Property				Comfort Suites Buda Austin South			76.8%	3/31/2017	98.28	75.46	NAP
8.58	Property				Fairfield Inn & Suites Weatherford			63.4%	3/31/2017	81.60	51.72	NAP
8.59	Property				Holiday Inn Express & Suites Altus			67.4%	3/31/2017	83.76	56.47	NAP
8.60	Property				Comfort Inn & Suites Paris			67.4%	3/31/2017	83.63	56.4	NAP
8.61	Property				Hampton Inn Suites Decatur			64.6%	3/31/2017	88.11	56.94	NAP
8.62	Property				Holiday Inn Express & Suites Texarkana East			66.5%	3/31/2017	75.50	50.18	NAP
8.63	Property				Mankato Fairfield Inn			58.0%	3/31/2017	93.96	54.49	NAP
8.64	Property				Candlewood Suites Texarkana			75.0%	3/31/2017	54.70	41.04	NAP
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East			54.1%	3/31/2017	87.69	47.48	NAP
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	65.4%	58.8%	89.5%	7/6/2017	NAP	NAP	Huntington National Bank	58,131	4/30/2024
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	69.5%	63.5%	97.8%	6/1/2017	NAP	NAP
10.01	Property				McKinley Towne Centre			96.8%	6/1/2017	NAP	NAP	Llamasoft, Inc.	58,365	10/31/2026
10.02	Property				Liberty Square			100.0%	6/1/2017	NAP	NAP	Menlo Associates, LLC	23,721	8/31/2022
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	52.8%	42.6%	69.2%	6/30/2017	115.27	79.21
11.01	Property				Holiday Inn Express & Suites Buffalo			83.0%	6/30/2017	86.90	69.52	NAP
11.02	Property				Hampton Inn Potsdam			66.6%	6/30/2017	134.66	89.68	NAP
11.03	Property				Hampton Inn & Suites Utica			76.4%	6/30/2017	135.01	103.15	NAP
11.04	Property				Fairfield Inn & Suites Olean			58.0%	6/30/2017	118.85	68.93	NAP
11.05	Property				Hampton Inn & Suites East Aurora			79.3%	6/30/2017	135.30	107.29	NAP
11.06	Property				Fairfield Inn & Suites Binghamton			59.6%	6/30/2017	115.89	69.07	NAP
11.07	Property				Fairfield Inn & Suites Rochester South			66.3%	6/30/2017	111.13	73.68	NAP
11.08	Property				Fairfield Inn & Suites Albany			61.8%	6/30/2017	120.48	74.46	NAP
11.09	Property				Fairfield Inn & Suites Corning			55.7%	6/30/2017	117.26	65.31	NAP
11.10	Property				Fairfield Inn & Suites Rochester West/Greece			70.3%	6/30/2017	101.52	71.37	NAP
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	50.0%	50.0%	93.0%	7/26/2017	NAP	NAP	Nike Factory Store	20,200	1/31/2028
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	47.9%	47.9%	97.5%	6/1/2017	NAP	NAP	Dillards	291,700	12/31/2019
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	63.5%	53.5%	83.7%	5/1/2017	NAP	NAP	TransAmerica Financial Life Insurance Company	114,940	3/31/2021
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	67.6%	60.8%	85.8%	7/1/2017	NAP	NAP	Conn’s	33,948	1/31/2023
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	61.9%	61.9%	85.5%	4/20/2017	NAP	NAP
16.01	Property				RXR Plaza			84.9%	4/20/2017	NAP	NAP	Openlink Financial LLC	96,325	12/31/2025
16.02	Property				Omni			86.5%	4/20/2017	NAP	NAP	HealthPlex Inc.	77,464	3/31/2022
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	59.9%	51.8%	100.0%	9/6/2017	NAP	NAP	Mars Petcare US, Inc.	465,256	5/31/2027
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	68.2%	58.4%	88.3%	4/12/2017	NAP	NAP	Gildan Activewear, d.b.a Alstyle Apparel	82,100	5/31/2020
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	68.1%	61.3%	100.0%	9/1/2017	NAP	NAP	Continental Automotive Systems, Inc.	65,188	3/31/2028
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	73.8%	60.0%	100.0%	6/1/2017	NAP	NAP	Orchards Annex (Hospitality)	21,486	12/31/2040
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	73.5%	63.0%	94.9%	8/24/2017	NAP	NAP	E.W. Scripps Company	83,159	1/31/2024
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	69.4%	56.9%	95.9%	8/1/2017	NAP	NAP	Winn-Dixie	31,420	3/16/2024
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	52.5%	52.5%	100.0%	9/1/2017	NAP	NAP	DPR Construction, A General Partnership	39,903	3/31/2022
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	74.7%	60.1%	91.2%	8/29/2017	NAP	NAP	Tridium, Inc.	35,731	10/31/2022

A-23

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	62.7%	48.5%	64.8%	5/31/2017	137.34	88.99
25.01	Property				Hilton Anchorage			57.7%	5/31/2017	140.56	81.03	NAP
25.02	Property				Renaissance Concourse Atlanta Airport Hotel			76.0%	5/31/2017	133.51	101.44	NAP
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	48.5%	48.5%	93.4%	7/31/2017	NAP	NAP	NAP
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	48.9%	48.9%	91.1%	2/28/2017	NAP	NAP	Société Générale	562,347	10/31/2032
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	48.4%	48.4%	100.0%	9/1/2017	NAP	NAP	Amazon	40,000	4/30/2027
29	Loan		PCC	Principal Commercial Capital	Low Country Village	62.3%	62.3%	100.0%	6/29/2017	NAP	NAP	Ross Dress for Less	30,131	1/31/2020
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	64.6%	57.9%	100.0%	6/30/2017	NAP	NAP	Berkshire Hathaway Homeservices	11,279	9/30/2022
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	68.5%	60.4%	94.8%	6/30/2017	NAP	NAP	Food Lion	40,883	6/12/2019
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	56.7%	56.7%	97.3%	8/1/2017	NAP	NAP
32.01	Property				1807 South Saint Louis Avenue			100.0%	8/1/2017	NAP	NAP	NAP
32.02	Property				1145 North Austin Boulevard			100.0%	8/1/2017	NAP	NAP	NAP
32.03	Property				136 East 155th Street			100.0%	8/1/2017	NAP	NAP	NAP
32.04	Property				1501 East 68th Street			100.0%	8/1/2017	NAP	NAP	NAP
32.05	Property				7300 South Yates Boulevard			100.0%	8/1/2017	NAP	NAP	NAP
32.06	Property				14123 South Tracy Avenue			94.4%	8/1/2017	NAP	NAP	NAP
32.07	Property				7925 South Phillips Avenue			100.0%	8/1/2017	NAP	NAP	NAP
32.08	Property				8000 South Ellis Avenue			88.9%	8/1/2017	NAP	NAP	NAP
32.09	Property				13256 South Prairie Avenue			90.9%	8/1/2017	NAP	NAP	NAP
32.10	Property				8101 South Justine Street			100.0%	8/1/2017	NAP	NAP	NAP
32.11	Property				7135 South Blackstone Avenue			91.7%	8/1/2017	NAP	NAP	NAP
32.12	Property				320 North Mason Avenue			100.0%	8/1/2017	NAP	NAP	NAP
32.13	Property				410 East 107th Street			100.0%	8/1/2017	NAP	NAP	NAP
32.14	Property				1257 South Christiana Avenue			100.0%	8/1/2017	NAP	NAP	NAP
32.15	Property				10933 South Vernon Avenue			100.0%	8/1/2017	NAP	NAP	NAP
32.16	Property				8040 South Vernon Avenue			100.0%	8/1/2017	NAP	NAP	NAP
32.17	Property				12000 South Eggleston Avenue			90.0%	8/1/2017	NAP	NAP	NAP
32.18	Property				2041 East 75th Street			90.0%	8/1/2017	NAP	NAP	NAP
32.19	Property				219 East 68th Street			83.3%	8/1/2017	NAP	NAP	NAP
32.20	Property				8751 South Cottage Grove Avenue			100.0%	8/1/2017	NAP	NAP	NAP
32.21	Property				7159 South Wabash Avenue			100.0%	8/1/2017	NAP	NAP	NAP
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	67.6%	60.6%	85.1%	7/1/2017	NAP	NAP
33.01	Property				Bay Tec Center			84.0%	7/1/2017	NAP	NAP	Option Care Enterprises, Inc.	17,415	7/31/2019
33.02	Property				Airport Corporate Center			86.3%	7/1/2017	NAP	NAP	TestAmerica Laboratories, Inc	14,340	8/31/2019
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	61.7%	49.7%	67.2%	6/30/2017	99.62	66.97	NAP
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	56.3%	56.3%	100.0%	6/1/2017	NAP	NAP	Sendx Medical, Inc.	38,514	1/31/2021
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	71.2%	57.8%	100.0%	6/1/2017	NAP	NAP	Crunch Fitness	31,855	7/31/2024
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	72.0%	61.8%	87.5%	6/30/2017	NAP	NAP	Angela Christopher, DC, PLLC	11,364	4/30/2023
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	74.9%	60.9%	97.1%	8/16/2017	NAP	NAP	Home Depot	131,924	1/31/2026
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	67.6%	59.6%	94.3%	7/27/2017	NAP	NAP	NAP
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	64.1%	52.2%	100.0%	6/1/2017	NAP	NAP	The Broadbent Company	19,312	6/30/2030
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	53.8%	53.8%	95.0%	8/15/2017	NAP	NAP	NAP
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	68.6%	55.4%	89.2%	8/14/2017	NAP	NAP	NAP
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	51.5%	43.5%	91.6%	6/1/2017	NAP	NAP	Asian Buffett	5,600	7/31/2018
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	63.0%	52.0%	60.5%	3/31/2017	99.49	60.23	NAP
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	74.9%	55.6%	98.0%	8/9/2017	NAP	NAP
45.01	Property				Parma Heights Plaza			100.0%	8/9/2017	NAP	NAP	Discount Drug Mart	21,979	12/31/2025
45.02	Property				Upper Sandusky Plaza			96.2%	8/9/2017	NAP	NAP	Discount Drug Mart	22,620	12/31/2021
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	69.2%	56.9%	100.0%	9/6/2017	NAP	NAP	Kohl’s	88,800	1/31/2028
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	64.2%	47.5%	98.0%	5/31/2017	NAP	NAP	NAP
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	57.5%	52.8%	85.6%	5/31/2017	NAP	NAP	NAP
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	59.5%	59.5%	100.0%	9/6/2017	NAP	NAP	Walgreens	14,820	4/30/2034
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	50.0%	40.4%	100.0%	7/13/2017	NAP	NAP	Pivot Point Services, LLC	637,902	12/31/2022
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	57.0%	57.0%	85.7%	7/16/2017	NAP	NAP	NAP
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	68.2%	56.0%	96.2%	7/2/2017	NAP	NAP
52.01	Property				Westgate Manor MHC			95.1%	7/2/2017	NAP	NAP	NAP
52.02	Property				Villa Plumosa MHC			97.4%	7/2/2017	NAP	NAP	NAP
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	13.7%	13.7%	96.7%	6/8/2017	NAP	NAP	NAP

A-24

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	Buzzfeed	194,123	5/31/2026	STV	133,200	5/31/2024
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	Aramis	299,895	3/31/2020	Perella Weinberg	130,155	1/31/2022
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	NAP			NAP
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio
4.01	Property				Corporate Woods - Building 82	Lathrop & Gage, LLP	39,993	1/31/2023	Berkley Insurance Company	10,051	9/30/2022
4.02	Property				Corporate Woods - Building 40	QC Holdings, Inc.	39,022	10/31/2017	Sanders Warren & Russell LLP	19,774	1/31/2021
4.03	Property				Corporate Woods - Building 84	Hovey Williams LLP	20,990	11/30/2019	McDonald’s Corporation	14,561	7/31/2020
4.04	Property				Corporate Woods - Building 32	Pharmion LLC	29,591	1/31/2018	Time Warner Cable Midwest LLC	19,871	12/31/2020
4.05	Property				Corporate Woods - Building 34	Vendor Credentialing Service LLC dba symplr	30,823	8/31/2024	Ace American Insurance Company dba Chubb Ins	16,550	12/31/2021
4.06	Property				Corporate Woods - Building 14	Anesthesia Associates of KC Inc	12,564	9/30/2018	Transport Funding, LLC	9,430	6/30/2022
4.07	Property				Corporate Woods - Building 70	Selective Site Consultants, Inc.	17,585	2/28/2018	Unitas Global	8,665	1/31/2025
4.08	Property				Corporate Woods - Building 9	Cinema Scene Mrktg & Promo LLC	10,722	4/30/2022	Perfect Output of Kansas City, LLC	7,614	9/30/2018
4.09	Property				Corporate Woods - Building 6	HYLA Technology Solutions, LLC fka E-Recycling, LLC	18,522	3/31/2019	Physicians Business Network, Inc.	18,522	8/31/2020
4.10	Property				Corporate Woods - Building 12	Massachusetts Mutual Life Insurance Company	12,418	11/30/2023	Go Local LLC	8,697	12/31/2019
4.11	Property				Corporate Woods - Building 27	Agrex Inc	16,550	3/31/2018	Overland Solutions Inc	16,550	4/30/2020
4.12	Property				Corporate Woods - Building 51	The IMA Financial Group Inc	15,783	12/31/2022	Fisher, Patterson, Sayler & Smith, LLP	8,205	6/30/2022
4.13	Property				Corporate Woods - Building 55	Mersoft Corporation	5,433	3/31/2021	York Risk Services Holding Corp.	5,170	1/31/2021
4.14	Property				Corporate Woods - Building 65	First Watch of Kansas, Inc.	4,431	9/30/2020	Aspen Salon & Spa	3,352	2/29/2024
4.15	Property				Corporate Woods - Building 3	Liberty Mutual Insurance Company	6,275	2/28/2022	USA Adventures of Kansas, LLC	4,969	3/31/2019
4.16	Property				Corporate Woods - Building 75	United Wisconsin Insurance Company	4,931	6/30/2022	Strategic AR LLC	4,850	10/1/2022
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	Dickinson Wright	87,473	5/31/2028	CareTech Solutions, Inc.	29,803	4/30/2023
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	Dick’s Sporting Goods	74,061	1/31/2019	Main Event	46,900	6/30/2028
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	Anthropologie	12,000	1/31/2023	Pottery Barn	11,235	1/31/2025
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio
8.01	Property				Larkspur Landing Sunnyvale	NAP			NAP
8.02	Property				Larkspur Landing Milpitas	NAP			NAP
8.03	Property				Larkspur Landing Campbell	NAP			NAP
8.04	Property				Larkspur Landing San Francisco	NAP			NAP
8.05	Property				Larkspur Landing Pleasanton	NAP			NAP
8.06	Property				Larkspur Landing Bellevue	NAP			NAP
8.07	Property				Larkspur Landing Sacramento	NAP			NAP
8.08	Property				Hampton Inn Ann Arbor North	NAP			NAP
8.09	Property				Larkspur Landing Hillsboro	NAP			NAP
8.10	Property				Larkspur Landing Renton	NAP			NAP
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	NAP			NAP
8.12	Property				Residence Inn Toledo Maumee	NAP			NAP
8.13	Property				Residence Inn Williamsburg	NAP			NAP
8.14	Property				Hampton Inn Suites Waco South	NAP			NAP
8.15	Property				Holiday Inn Louisville Airport Fair Expo	NAP			NAP
8.16	Property				Courtyard Tyler	NAP			NAP
8.17	Property				Hilton Garden Inn Edison Raritan Center	NAP			NAP
8.18	Property				Hilton Garden Inn St Paul Oakdale	NAP			NAP
8.19	Property				Residence Inn Grand Rapids West	NAP			NAP
8.20	Property				Peoria, AZ Residence Inn	NAP			NAP
8.21	Property				Hampton Inn Suites Bloomington Normal	NAP			NAP
8.22	Property				Courtyard Chico	NAP			NAP
8.23	Property				Hampton Inn Suites Kokomo	NAP			NAP
8.24	Property				Hampton Inn Suites South Bend	NAP			NAP

A-25

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
8.25	Property				Courtyard Wichita Falls	NAP			NAP
8.26	Property				Hampton Inn Morehead	NAP			NAP
8.27	Property				Residence Inn Chico	NAP			NAP
8.28	Property				Courtyard Lufkin	NAP			NAP
8.29	Property				Hampton Inn Carlisle	NAP			NAP
8.30	Property				Springhill Suites Williamsburg	NAP			NAP
8.31	Property				Fairfield Inn Bloomington	NAP			NAP
8.32	Property				Waco Residence Inn	NAP			NAP
8.33	Property				Holiday Inn Express Fishers	NAP			NAP
8.34	Property				Larkspur Landing Folsom	NAP			NAP
8.35	Property				Springhill Suites Chicago Naperville Warrenville	NAP			NAP
8.36	Property				Holiday Inn Express & Suites Paris	NAP			NAP
8.37	Property				Toledo Homewood Suites	NAP			NAP
8.38	Property				Grand Rapids Homewood Suites	NAP			NAP
8.39	Property				Cheyenne Fairfield Inn and Suites	NAP			NAP
8.40	Property				Fairfield Inn Laurel	NAP			NAP
8.41	Property				Courtyard Akron Stow	NAP			NAP
8.42	Property				Larkspur Landing Roseville	NAP			NAP
8.43	Property				Towneplace Suites Bloomington	NAP			NAP
8.44	Property				Hampton Inn Danville	NAP			NAP
8.45	Property				Holiday Inn Norwich	NAP			NAP
8.46	Property				Hampton Inn Suites Longview North	NAP			NAP
8.47	Property				Springhill Suites Peoria Westlake	NAP			NAP
8.48	Property				Hampton Inn Suites Buda	NAP			NAP
8.49	Property				Shawnee Hampton Inn	NAP			NAP
8.50	Property				Racine Fairfield Inn	NAP			NAP
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam	NAP			NAP
8.52	Property				Holiday Inn Express & Suites Terrell	NAP			NAP
8.53	Property				Westchase Homewood Suites	NAP			NAP
8.54	Property				Holiday Inn Express & Suites Tyler South	NAP			NAP
8.55	Property				Holiday Inn Express & Suites Huntsville	NAP			NAP
8.56	Property				Hampton Inn Sweetwater	NAP			NAP
8.57	Property				Comfort Suites Buda Austin South	NAP			NAP
8.58	Property				Fairfield Inn & Suites Weatherford	NAP			NAP
8.59	Property				Holiday Inn Express & Suites Altus	NAP			NAP
8.60	Property				Comfort Inn & Suites Paris	NAP			NAP
8.61	Property				Hampton Inn Suites Decatur	NAP			NAP
8.62	Property				Holiday Inn Express & Suites Texarkana East	NAP			NAP
8.63	Property				Mankato Fairfield Inn	NAP			NAP
8.64	Property				Candlewood Suites Texarkana	NAP			NAP
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East	NAP			NAP
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	Hillman Co.	34,531	6/30/2018	Sisterson & Company	25,981	5/31/2019
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio
10.01	Property				McKinley Towne Centre	Think Tech, Inc. d/b/a TD Ameritrade	23,849	7/31/2026	Bodman PLC	12,522	11/30/2018
10.02	Property				Liberty Square	The Regents of the University of Michigan	21,800	12/31/2022	Tomukun Noodle Bar-Office	6,631	8/31/2028
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio
11.01	Property				Holiday Inn Express & Suites Buffalo	NAP			NAP
11.02	Property				Hampton Inn Potsdam	NAP			NAP
11.03	Property				Hampton Inn & Suites Utica	NAP			NAP
11.04	Property				Fairfield Inn & Suites Olean	NAP			NAP
11.05	Property				Hampton Inn & Suites East Aurora	NAP			NAP
11.06	Property				Fairfield Inn & Suites Binghamton	NAP			NAP
11.07	Property				Fairfield Inn & Suites Rochester South	NAP			NAP
11.08	Property				Fairfield Inn & Suites Albany	NAP			NAP
11.09	Property				Fairfield Inn & Suites Corning	NAP			NAP
11.10	Property				Fairfield Inn & Suites Rochester West/Greece	NAP			NAP
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	Old Navy	16,115	1/31/2022	Under Armour	11,250	9/30/2025
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	Macy’s	229,520	1/31/2029	JC Penney	203,410	11/30/2022
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	Sprague/Castle Oil	17,018	5/31/2023	The Plastic Surgery Center of Westchester	10,891	1/31/2023
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	PetSmart	26,352	1/31/2020	Office Max	23,530	1/31/2020
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale
16.01	Property				RXR Plaza	Flushing Bank	90,877	12/31/2026	Rivkin Radler LLC	84,736	6/30/2023
16.02	Property				Omni	Congdon Flaherty O’Callaghan	67,109	12/31/2018	Long Island Power Authority	50,897	4/30/2025
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	NAP			NAP
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	Collector’s Car Garage	58,914	9/30/2021	Power Home	31,129	1/31/2025
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	NAP			NAP
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	Canyon Breeze Restaurant	6,870	12/31/2072	Earthbound Trading	3,264	2/28/2021
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	Thompson Hine LLP	53,066	12/31/2020	Graydon Head & Ritchey	38,508	6/30/2032
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	Victoria Park Animal Hospital	3,416	11/30/2020	Shuck N Dive	3,376	6/30/2022
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	DPR Sublease/Various	13,097	3/31/2022	NAP
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	Interbake Foods, LLC	11,995	8/31/2020	Batzli, Stiles, Butler, PC	11,901	8/31/2019

A-26

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio
25.01	Property				Hilton Anchorage	NAP			NAP
25.02	Property				Renaissance Concourse Atlanta Airport Hotel	NAP			NAP
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	NAP			NAP
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	JPMorgan Chase Bank, National Association	225,438	10/31/2022	Major League Baseball	220,565	10/31/2022
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	NAP			NAP
29	Loan		PCC	Principal Commercial Capital	Low Country Village	Big Lots	25,080	1/31/2020	Michael’s Stores Inc	21,360	2/28/2019
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	Black & Lobello Law Firm	9,982	2/28/2020	Plaza Bank	7,111	12/31/2023
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	Blue Waves	8,000	8/31/2026	Long and Foster	5,304	6/30/2019
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17
32.01	Property				1807 South Saint Louis Avenue	NAP			NAP
32.02	Property				1145 North Austin Boulevard	NAP			NAP
32.03	Property				136 East 155th Street	NAP			NAP
32.04	Property				1501 East 68th Street	NAP			NAP
32.05	Property				7300 South Yates Boulevard	NAP			NAP
32.06	Property				14123 South Tracy Avenue	NAP			NAP
32.07	Property				7925 South Phillips Avenue	NAP			NAP
32.08	Property				8000 South Ellis Avenue	NAP			NAP
32.09	Property				13256 South Prairie Avenue	NAP			NAP
32.10	Property				8101 South Justine Street	NAP			NAP
32.11	Property				7135 South Blackstone Avenue	NAP			NAP
32.12	Property				320 North Mason Avenue	NAP			NAP
32.13	Property				410 East 107th Street	NAP			NAP
32.14	Property				1257 South Christiana Avenue	NAP			NAP
32.15	Property				10933 South Vernon Avenue	NAP			NAP
32.16	Property				8040 South Vernon Avenue	NAP			NAP
32.17	Property				12000 South Eggleston Avenue	NAP			NAP
32.18	Property				2041 East 75th Street	NAP			NAP
32.19	Property				219 East 68th Street	NAP			NAP
32.20	Property				8751 South Cottage Grove Avenue	NAP			NAP
32.21	Property				7159 South Wabash Avenue	NAP			NAP
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial
33.01	Property				Bay Tec Center	Intermatrix Incorporated	14,008	11/30/2020	PSS World Medical, Inc (McKesson Corp)	11,518	11/30/2021
33.02	Property				Airport Corporate Center	Ameja Delivery & Moving Service, LLC	7,200	11/30/2022	Bay Area Copier Rental, Inc	5,062	4/30/2019
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	NAP			NAP
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	Laurelwood Industries Inc.	12,754	7/31/2021	Cryterion Medical, Inc.	9,805	5/31/2022
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	Harbor Freight Tools	15,075	3/31/2022	Prudential Tropical Realty	6,720	6/30/2019
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	TRCC-RAY Rd, Inc (Triple R Childcare)	8,180	1/31/2021	A-Z Tech Radiology & Open MRI	5,095	1/31/2021
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	Hooter’s	5,515	9/30/2024	CiCi’s Pizza	4,855	8/31/2019
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	NAP			NAP
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	Hensley Legal	15,822	3/31/2021	Fogo De Chao Churrascaria	13,568	5/6/2023
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	NAP			NAP
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	NAP			NAP
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	Applebee’s	5,161	12/31/2027	Rent-A-Center	4,200	1/31/2023
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	NAP			NAP
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza
45.01	Property				Parma Heights Plaza	Western Provisions	4,400	6/30/2021	Tan Techniques	2,375	11/30/2020
45.02	Property				Upper Sandusky Plaza	Rent-A-Center	4,389	6/30/2021	Alliance Staffing Solutions	1,811	01/31/2018
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	NAP			NAP
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	NAP			NAP
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	NAP			NAP
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	NAP			NAP
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	City of Clinton Chamber of Commerce	340	MTM	City of Clinton Fire Department	340	MTM
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	NAP			NAP
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio
52.01	Property				Westgate Manor MHC	NAP			NAP
52.02	Property				Villa Plumosa MHC	NAP			NAP
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	NAP			NAP

A-27

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	T. Rowe Price	13,450	3/31/2028	WB Wood	13,397	12/31/2022	4/13/2017	No
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	Apple	105,748	1/31/2034	BAMCO	105,579	5/31/2035	5/9/2017	No
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	NAP			NAP			6/27/2017	No
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio
4.01	Property				Corporate Woods - Building 82	Lincoln National Life Insurance Company	8,127	8/31/2021	Toyota Motor Credit Corporation	8,102	3/31/2018	8/9/2017	No
4.02	Property				Corporate Woods - Building 40	Spencer Fane LLP	16,157	11/30/2019	Searles Valley Minerals Operations, Inc.	14,872	2/29/2020	8/9/2017	No
4.03	Property				Corporate Woods - Building 84	Sirius Computer Solutions, Inc	13,338	7/31/2021	Met Life Agricultural Inv.	12,997	5/31/2019	8/9/2017	No
4.04	Property				Corporate Woods - Building 32	Foulston Siefkin LLP	19,871	4/30/2022	Ascension Insurance, Inc.	13,671	5/31/2019	8/9/2017	No
4.05	Property				Corporate Woods - Building 34	KBP Investments Inc.	16,550	6/30/2023	NAP			8/9/2017	No
4.06	Property				Corporate Woods - Building 14	Zoom Video Communications, Inc.	9,176	10/31/2019	Performance Technologies Inc	7,886	6/30/2018	8/9/2017	No
4.07	Property				Corporate Woods - Building 70	Pershing Yoakley & Associates, P.C.	3,595	2/28/2018	Synergy Search Group, LLC	2,386	9/30/2022	8/9/2017	No
4.08	Property				Corporate Woods - Building 9	Oracle America, Inc.	6,179	3/31/2022	Paragaon Capital Management	6,023	3/31/2027	8/9/2017	No
4.09	Property				Corporate Woods - Building 6	Affinis Corp	9,614	2/28/2023	The Nolan Company	6,827	2/28/2022	8/9/2017	No
4.10	Property				Corporate Woods - Building 12	AECOM	5,445	11/30/2018	Couch Pierce King & Wharton Chartered	2,630	7/31/2020	8/9/2017	No
4.11	Property				Corporate Woods - Building 27	RubinBrown LLP	13,261	1/31/2019	Apex Systems, Inc.	6,204	9/30/2022	8/9/2017	No
4.12	Property				Corporate Woods - Building 51	Ferree, Bunn, Rundberg & Ridgway, Chtd.	7,048	1/31/2019	Platinum Realty, LLC	6,327	10/31/2020	8/9/2017	No
4.13	Property				Corporate Woods - Building 55	Adam & McDonald PA	4,964	5/31/2020	Commodity Specialists Company	4,286	10/31/2019	8/9/2017	No
4.14	Property				Corporate Woods - Building 65	Kulture Kurry LLC	3,013	12/31/2019	Chipotle Mexican Grill of Kansas, L.L.C.	2,827	2/28/2018	8/9/2017	No
4.15	Property				Corporate Woods - Building 3	OMNI Employment Management Services, LLC	4,580	5/31/2020	Dissinger Reed, LLC	4,402	11/30/2019	8/9/2017	No
4.16	Property				Corporate Woods - Building 75	Diebold, Incorporated	4,350	9/30/2018	United Fidelity Funding Corp.	3,866	12/31/2017	8/9/2017	No
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	Horizon Global Company	24,142	10/31/2027	BDO	21,418	4/30/2027	7/25/2017	No
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	Nordstrom Rack	30,002	9/30/2025	Forever 21	26,885	1/31/2019	7/24/2017	No
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	Gap. Gap Kids. babyGap	10,859	12/31/2021	Banana Republic	8,000	1/31/2022	7/20/2017	No
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio
8.01	Property				Larkspur Landing Sunnyvale	NAP			NAP			4/26/2017	No
8.02	Property				Larkspur Landing Milpitas	NAP			NAP			4/19/2017	No
8.03	Property				Larkspur Landing Campbell	NAP			NAP			4/19/2017	No
8.04	Property				Larkspur Landing San Francisco	NAP			NAP			4/26/2017	No
8.05	Property				Larkspur Landing Pleasanton	NAP			NAP			4/27/2017	No
8.06	Property				Larkspur Landing Bellevue	NAP			NAP			4/21/2017	No
8.07	Property				Larkspur Landing Sacramento	NAP			NAP			4/21/2017	No
8.08	Property				Hampton Inn Ann Arbor North	NAP			NAP			4/28/2017	No
8.09	Property				Larkspur Landing Hillsboro	NAP			NAP			4/19/2017	No
8.10	Property				Larkspur Landing Renton	NAP			NAP			4/26/2017	No
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	NAP			NAP			4/4/2017	No
8.12	Property				Residence Inn Toledo Maumee	NAP			NAP			4/20/2017	No
8.13	Property				Residence Inn Williamsburg	NAP			NAP			4/28/2017	No
8.14	Property				Hampton Inn Suites Waco South	NAP			NAP			4/5/2017	No
8.15	Property				Holiday Inn Louisville Airport Fair Expo	NAP			NAP			4/25/2017	No
8.16	Property				Courtyard Tyler	NAP			NAP			3/29/2017	No
8.17	Property				Hilton Garden Inn Edison Raritan Center	NAP			NAP			4/20/2017	No
8.18	Property				Hilton Garden Inn St Paul Oakdale	NAP			NAP			4/18/2017	No
8.19	Property				Residence Inn Grand Rapids West	NAP			NAP			4/19/2017	No
8.20	Property				Peoria, AZ Residence Inn	NAP			NAP			4/8/2017	No
8.21	Property				Hampton Inn Suites Bloomington Normal	NAP			NAP			4/28/2017	No
8.22	Property				Courtyard Chico	NAP			NAP			4/21/2017	No
8.23	Property				Hampton Inn Suites Kokomo	NAP			NAP			4/17/2017	No
8.24	Property				Hampton Inn Suites South Bend	NAP			NAP			4/21/2017	No

A-28

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N
8.25	Property				Courtyard Wichita Falls	NAP			NAP			4/2/2017	No
8.26	Property				Hampton Inn Morehead	NAP			NAP			4/19/2017	No
8.27	Property				Residence Inn Chico	NAP			NAP			4/19/2017	No
8.28	Property				Courtyard Lufkin	NAP			NAP			4/3/2017	No
8.29	Property				Hampton Inn Carlisle	NAP			NAP			4/25/2017	No
8.30	Property				Springhill Suites Williamsburg	NAP			NAP			4/21/2017	No
8.31	Property				Fairfield Inn Bloomington	NAP			NAP			4/20/2017	No
8.32	Property				Waco Residence Inn	NAP			NAP			4/11/2017	No
8.33	Property				Holiday Inn Express Fishers	NAP			NAP			4/26/2017	No
8.34	Property				Larkspur Landing Folsom	NAP			NAP			4/28/2017	No
8.35	Property				Springhill Suites Chicago Naperville Warrenville	NAP			NAP			4/27/2017	No
8.36	Property				Holiday Inn Express & Suites Paris	NAP			NAP			4/7/2017	No
8.37	Property				Toledo Homewood Suites	NAP			NAP			4/3/2017	No
8.38	Property				Grand Rapids Homewood Suites	NAP			NAP			4/4/2017	No
8.39	Property				Cheyenne Fairfield Inn and Suites	NAP			NAP			4/10/2017	No
8.40	Property				Fairfield Inn Laurel	NAP			NAP			4/19/2017	No
8.41	Property				Courtyard Akron Stow	NAP			NAP			4/15/2017	No
8.42	Property				Larkspur Landing Roseville	NAP			NAP			4/28/2017	No
8.43	Property				Towneplace Suites Bloomington	NAP			NAP			4/25/2017	No
8.44	Property				Hampton Inn Danville	NAP			NAP			4/20/2017	No
8.45	Property				Holiday Inn Norwich	NAP			NAP			4/21/2017	No
8.46	Property				Hampton Inn Suites Longview North	NAP			NAP			4/3/2017	No
8.47	Property				Springhill Suites Peoria Westlake	NAP			NAP			4/28/2017	No
8.48	Property				Hampton Inn Suites Buda	NAP			NAP			4/5/2017	No
8.49	Property				Shawnee Hampton Inn	NAP			NAP			4/10/2017	No
8.50	Property				Racine Fairfield Inn	NAP			NAP			3/31/2017	No
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam	NAP			NAP			4/21/2017	No
8.52	Property				Holiday Inn Express & Suites Terrell	NAP			NAP			4/7/2017	No
8.53	Property				Westchase Homewood Suites	NAP			NAP			4/10/2017	No
8.54	Property				Holiday Inn Express & Suites Tyler South	NAP			NAP			4/4/2017	No
8.55	Property				Holiday Inn Express & Suites Huntsville	NAP			NAP			4/7/2017	No
8.56	Property				Hampton Inn Sweetwater	NAP			NAP			4/7/2017	No
8.57	Property				Comfort Suites Buda Austin South	NAP			NAP			3/30/2017	No
8.58	Property				Fairfield Inn & Suites Weatherford	NAP			NAP			4/6/2017	No
8.59	Property				Holiday Inn Express & Suites Altus	NAP			NAP			4/5/2017	No
8.60	Property				Comfort Inn & Suites Paris	NAP			NAP			4/7/2017	No
8.61	Property				Hampton Inn Suites Decatur	NAP			NAP			4/5/2017	No
8.62	Property				Holiday Inn Express & Suites Texarkana East	NAP			NAP			4/3/2017	No
8.63	Property				Mankato Fairfield Inn	NAP			NAP			4/7/2017	No
8.64	Property				Candlewood Suites Texarkana	NAP			NAP			4/4/2017	No
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East	NAP			NAP			4/7/2017	No
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	Rothman Gordon	20,858	3/31/2020	Zimmer Kunz, LLC	16,422	1/31/2029	6/21/2017	No
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio
10.01	Property				McKinley Towne Centre	Penny W. Stamps School of Art	7,979	2/8/2027	Bar Louie	6,161	5/31/2022	6/20/2017	No
10.02	Property				Liberty Square	FedEx Office	4,224	11/30/2022	Barre Bee Fit of Michigan	3,005	10/31/2021	6/20/2017	No
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio
11.01	Property				Holiday Inn Express & Suites Buffalo	NAP			NAP			7/27/2017	No
11.02	Property				Hampton Inn Potsdam	NAP			NAP			7/27/2017	No
11.03	Property				Hampton Inn & Suites Utica	NAP			NAP			7/27/2017	No
11.04	Property				Fairfield Inn & Suites Olean	NAP			NAP			7/27/2017	No
11.05	Property				Hampton Inn & Suites East Aurora	NAP			NAP			7/27/2017	No
11.06	Property				Fairfield Inn & Suites Binghamton	NAP			NAP			7/27/2017	No
11.07	Property				Fairfield Inn & Suites Rochester South	NAP			NAP			7/27/2017	No
11.08	Property				Fairfield Inn & Suites Albany	NAP			NAP			7/27/2017	No
11.09	Property				Fairfield Inn & Suites Corning	NAP			NAP			7/27/2017	No
11.10	Property				Fairfield Inn & Suites Rochester West/Greece	NAP			NAP			7/27/2017	No
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	GAP Outlet	11,000	1/31/2022	Adidas/Rockport	10,000	1/31/2027	7/28/2017	No
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	Dick’s Sporting Goods	36,667	1/31/2021	Zara	34,722	4/30/2028	6/13/2017	No
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	Stillman Management, Inc.	7,993	11/30/2022	Friedland Realty Inc.	7,386	04/30/2020	6/5/2017	No
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	Michaels	22,784	3/31/2025	Party City	12,000	7/31/2019	4/26/2017	No
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale
16.01	Property				RXR Plaza	Ruskin Moscou Faltischek P.C.	63,530	12/31/2026	MBSC Securities Corporation	63,119	9/30/2021	4/7/2017	Yes
16.02	Property				Omni	Forchelli Curto Deegan	44,785	7/31/2020	Arbor Commercial Mortgage LLC	36,488	2/28/2027	4/10/2017	No
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	NAP			NAP			8/1/2017	No
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	IK Gymnastics	24,225	10/31/2021	Compass Health	20,031	5/31/2023	3/1/2017	No
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	NAP			NAP			5/10/2017	No
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	Cactus Carlos	2,960	12/31/2022	New Sedona Crystal Vortex	2,676	10/31/2018	6/23/2017	No
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	Ernst & Young U.S. LLP	32,638	8/31/2019	Office Key	23,939	12/31/2021	12/16/2016	No
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	Christina Wan’s	3,150	12/31/2019	April N Patterson, DDS.PA	2,093	3/31/2022	5/10/2017	No
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	NAP			NAP			6/9/2017	No
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	Comcast of Richmond, Inc.	9,254	3/31/2021	Bowman Consulting Group, Ltd.	7,328	12/31/2022	6/21/2017	No

A-29

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio
25.01	Property				Hilton Anchorage	NAP			NAP			1/3/2017	No
25.02	Property				Renaissance Concourse Atlanta Airport Hotel	NAP			NAP			1/3/2017	No
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	NAP			NAP			6/7/2017	No
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	Angelo Gordon	113,405	5/31/2026	Rabobank	109,657	9/30/2026	4/19/2017	No
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	NAP			NAP			6/19/2017	No
29	Loan		PCC	Principal Commercial Capital	Low Country Village	PetSmart	19,107	4/30/2019	Cost Plus World Market	18,300	1/31/2021	6/9/2017	No
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	The Calida Group	5,468	12/31/2020	Citywide Mortgage	5,172	7/14/2022	6/27/2017	No
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	Sherwin-Williams	5,000	10/31/2022	Crabcake Factory	4,850	11/30/2026	3/28/2017	No
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17
32.01	Property				1807 South Saint Louis Avenue	NAP			NAP			8/10/2017	No
32.02	Property				1145 North Austin Boulevard	NAP			NAP			8/11/2017	No
32.03	Property				136 East 155th Street	NAP			NAP			8/11/2017	No
32.04	Property				1501 East 68th Street	NAP			NAP			8/9/2017	No
32.05	Property				7300 South Yates Boulevard	NAP			NAP			8/10/2017	No
32.06	Property				14123 South Tracy Avenue	NAP			NAP			8/11/2017	No
32.07	Property				7925 South Phillips Avenue	NAP			NAP			8/8/2017	No
32.08	Property				8000 South Ellis Avenue	NAP			NAP			8/11/2017	No
32.09	Property				13256 South Prairie Avenue	NAP			NAP			8/9/2017	No
32.10	Property				8101 South Justine Street	NAP			NAP			8/10/2017	No
32.11	Property				7135 South Blackstone Avenue	NAP			NAP			8/8/2017	No
32.12	Property				320 North Mason Avenue	NAP			NAP			8/11/2017	No
32.13	Property				410 East 107th Street	NAP			NAP			8/8/2017	No
32.14	Property				1257 South Christiana Avenue	NAP			NAP			8/8/2017	No
32.15	Property				10933 South Vernon Avenue	NAP			NAP			8/11/2017	No
32.16	Property				8040 South Vernon Avenue	NAP			NAP			8/10/2017	No
32.17	Property				12000 South Eggleston Avenue	NAP			NAP			8/11/2017	No
32.18	Property				2041 East 75th Street	NAP			NAP			8/11/2017	No
32.19	Property				219 East 68th Street	NAP			NAP			8/10/2017	No
32.20	Property				8751 South Cottage Grove Avenue	NAP			NAP			8/11/2017	No
32.21	Property				7159 South Wabash Avenue	NAP			NAP			8/10/2017	No
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial
33.01	Property				Bay Tec Center	FirstService Residential Florida Inc	7,320	7/31/2020	Critical System Solutions, LLC	6,669	7/31/2021	6/20/2017	No
33.02	Property				Airport Corporate Center	Aero-Med, Ltd	4,800	12/31/2017	Westcoast Computer Services, Inc	4,780	8/31/2018	6/20/2017	No
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	NAP			NAP			6/22/2017	No
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	ARRK Product Development	9,300	6/30/2023	APT College, LLC	6,394	5/31/2018	7/26/2017	No
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	Shear Excellence Hair Academy	5,650	12/31/2020	Gym Locker	3,850	1/31/2019	5/9/2017	No
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	Maricopa Obstetrics & Gynecology	4,896	06/30/2021	AOR Management Company of Arizona, LLC	3,415	04/30/2019	7/5/2017	No
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	La Fiesta Mexican Restaurant	2,616	10/31/2020	La Tienda International Grocery	2,545	06/30/2022	6/26/2017	No
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	NAP			NAP			4/13/2017	No
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	NAP			NAP			7/21/2017	No
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	NAP			NAP			8/3/2017	No
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	NAP			NAP			8/3/2017	No
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	AAA	3,500	10/31/2022	Sonic	1,793	2/28/2023	6/29/2017	No
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	NAP			NAP			4/26/2017	No
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza
45.01	Property				Parma Heights Plaza	Spa Nails	1,340	09/30/2018	Great Clips	1,100	02/28/2022	6/28/2017	No
45.02	Property				Upper Sandusky Plaza	Great Dragon Restaurant	1,500	12/31/2018	Cellular Central - Verizon	1,400	04/30/2019	6/27/2017	No
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	NAP			NAP			6/1/2017	No
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	NAP			NAP			5/25/2017	No
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	NAP			NAP			5/31/2017	No
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	NAP			NAP			7/7/2017	No
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	Co-Logistix Corporation	100	8/31/2019	NAP			7/14/2017	No
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	NAP			NAP			7/26/2017	No
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio
52.01	Property				Westgate Manor MHC	NAP			NAP			7/20/2017	No
52.02	Property				Villa Plumosa MHC	NAP			NAP			7/19/2017	No
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	NAP			NAP			4/24/2017	No

A-30

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	NAP	4/12/2017	NAP	NAP	No	0	0	0	0	0	0	0	8,106,455
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	NAP	5/9/2017	NAP	NAP	No	0	0	0	0	0	0	0	0
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	NAP	6/27/2017	NAP	NAP	No	128,689	64,345	162,734	13,562	0	0	0	0
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio					No	6,258,114	625,811	0	0	0	38,258	0	7,500,000
4.01	Property				Corporate Woods - Building 82	NAP	6/23/2017	NAP	NAP	No
4.02	Property				Corporate Woods - Building 40	NAP	6/27/2017	NAP	NAP	No
4.03	Property				Corporate Woods - Building 84	NAP	6/23/2017	NAP	NAP	No
4.04	Property				Corporate Woods - Building 32	NAP	6/27/2017	NAP	NAP	No
4.05	Property				Corporate Woods - Building 34	NAP	6/27/2017	NAP	NAP	No
4.06	Property				Corporate Woods - Building 14	NAP	6/23/2017	NAP	NAP	No
4.07	Property				Corporate Woods - Building 70	NAP	6/23/2017	NAP	NAP	No
4.08	Property				Corporate Woods - Building 9	NAP	6/27/2017	NAP	NAP	No
4.09	Property				Corporate Woods - Building 6	NAP	6/23/2017	NAP	NAP	No
4.10	Property				Corporate Woods - Building 12	NAP	6/27/2017	NAP	NAP	No
4.11	Property				Corporate Woods - Building 27	NAP	6/27/2017	NAP	NAP	No
4.12	Property				Corporate Woods - Building 51	NAP	6/23/2017	NAP	NAP	No
4.13	Property				Corporate Woods - Building 55	NAP	6/23/2017	NAP	NAP	No
4.14	Property				Corporate Woods - Building 65	NAP	6/23/2017	NAP	NAP	No
4.15	Property				Corporate Woods - Building 3	NAP	6/23/2017	NAP	NAP	No
4.16	Property				Corporate Woods - Building 75	NAP	6/23/2017	NAP	NAP	No
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	NAP	7/21/2017	NAP	NAP	No	73,312	73,312	27,704	9,235	0	7,317	0	800,000
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	NAP	7/20/2017	NAP	NAP	No	0	0	0	0	0	0	0	0
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	NAP	7/20/2017	NAP	NAP	No	0	0	0	0	0	0	0	0
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio					No	0	0	0	0	0	727,736	0	0
8.01	Property				Larkspur Landing Sunnyvale	NAP	4/28/2017	4/26/2017	5%	No
8.02	Property				Larkspur Landing Milpitas	NAP	4/28/2017	4/19/2017	13%	No
8.03	Property				Larkspur Landing Campbell	NAP	4/28/2017	4/28/2017	4%	No
8.04	Property				Larkspur Landing San Francisco	NAP	4/28/2017	4/21/2017	7%	No
8.05	Property				Larkspur Landing Pleasanton	NAP	4/28/2017	4/27/2017	13%	No
8.06	Property				Larkspur Landing Bellevue	NAP	4/28/2017	4/20/2017	7%	No
8.07	Property				Larkspur Landing Sacramento	NAP	4/28/2017	4/20/2017	2%	No
8.08	Property				Hampton Inn Ann Arbor North	NAP	4/28/2017	NAP	NAP	No
8.09	Property				Larkspur Landing Hillsboro	NAP	4/28/2017	4/24/2017	3%	No
8.10	Property				Larkspur Landing Renton	NAP	4/28/2017	4/20/2017	5%	No
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	NAP	4/7/2017	NAP	NAP	No
8.12	Property				Residence Inn Toledo Maumee	NAP	4/28/2017	NAP	NAP	No
8.13	Property				Residence Inn Williamsburg	NAP	4/24/2017	NAP	NAP	No
8.14	Property				Hampton Inn Suites Waco South	NAP	4/7/2017	NAP	NAP	No
8.15	Property				Holiday Inn Louisville Airport Fair Expo	NAP	4/28/2017	NAP	NAP	No
8.16	Property				Courtyard Tyler	NAP	4/7/2017	NAP	NAP	No
8.17	Property				Hilton Garden Inn Edison Raritan Center	NAP	4/28/2017	NAP	NAP	No
8.18	Property				Hilton Garden Inn St Paul Oakdale	NAP	4/28/2017	NAP	NAP	No
8.19	Property				Residence Inn Grand Rapids West	NAP	4/28/2017	NAP	NAP	No
8.20	Property				Peoria, AZ Residence Inn	NAP	4/7/2017	NAP	NAP	No
8.21	Property				Hampton Inn Suites Bloomington Normal	NAP	4/28/2017	NAP	NAP	No
8.22	Property				Courtyard Chico	NAP	4/28/2017	4/21/2017	5%	No
8.23	Property				Hampton Inn Suites Kokomo	NAP	4/28/2017	NAP	NAP	No
8.24	Property				Hampton Inn Suites South Bend	NAP	4/28/2017	NAP	NAP	No

A-31

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
8.25	Property				Courtyard Wichita Falls	NAP	4/7/2017	NAP	NAP	No
8.26	Property				Hampton Inn Morehead	NAP	4/28/2017	NAP	NAP	No
8.27	Property				Residence Inn Chico	NAP	4/28/2017	4/21/2017	5%	No
8.28	Property				Courtyard Lufkin	NAP	4/7/2017	NAP	NAP	No
8.29	Property				Hampton Inn Carlisle	NAP	4/28/2017	NAP	NAP	No
8.30	Property				Springhill Suites Williamsburg	NAP	4/25/2017	NAP	NAP	No
8.31	Property				Fairfield Inn Bloomington	NAP	4/28/2017	NAP	NAP	No
8.32	Property				Waco Residence Inn	NAP	4/7/2017	NAP	NAP	No
8.33	Property				Holiday Inn Express Fishers	NAP	4/28/2017	NAP	NAP	No
8.34	Property				Larkspur Landing Folsom	NAP	4/28/2017	4/27/2017	5%	No
8.35	Property				Springhill Suites Chicago Naperville Warrenville	NAP	4/28/2017	NAP	NAP	No
8.36	Property				Holiday Inn Express & Suites Paris	NAP	4/7/2017	NAP	NAP	No
8.37	Property				Toledo Homewood Suites	NAP	4/7/2017	NAP	NAP	No
8.38	Property				Grand Rapids Homewood Suites	NAP	4/7/2017	NAP	NAP	No
8.39	Property				Cheyenne Fairfield Inn and Suites	NAP	4/7/2017	NAP	NAP	No
8.40	Property				Fairfield Inn Laurel	NAP	4/28/2017	NAP	NAP	No
8.41	Property				Courtyard Akron Stow	NAP	4/28/2017	NAP	NAP	No
8.42	Property				Larkspur Landing Roseville	NAP	4/25/2017	4/27/2017	5%	No
8.43	Property				Towneplace Suites Bloomington	NAP	4/28/2017	NAP	NAP	No
8.44	Property				Hampton Inn Danville	NAP	4/28/2017	NAP	NAP	No
8.45	Property				Holiday Inn Norwich	NAP	4/28/2017	NAP	NAP	No
8.46	Property				Hampton Inn Suites Longview North	NAP	4/7/2017	NAP	NAP	No
8.47	Property				Springhill Suites Peoria Westlake	NAP	4/28/2017	NAP	NAP	No
8.48	Property				Hampton Inn Suites Buda	NAP	4/7/2017	NAP	NAP	No
8.49	Property				Shawnee Hampton Inn	NAP	4/7/2017	NAP	NAP	No
8.50	Property				Racine Fairfield Inn	NAP	4/7/2017	NAP	NAP	No
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam	NAP	4/25/2017	NAP	NAP	No
8.52	Property				Holiday Inn Express & Suites Terrell	NAP	4/7/2017	NAP	NAP	No
8.53	Property				Westchase Homewood Suites	NAP	4/10/2017	NAP	NAP	No
8.54	Property				Holiday Inn Express & Suites Tyler South	NAP	4/7/2017	NAP	NAP	No
8.55	Property				Holiday Inn Express & Suites Huntsville	NAP	4/7/2017	NAP	NAP	No
8.56	Property				Hampton Inn Sweetwater	NAP	4/7/2017	NAP	NAP	No
8.57	Property				Comfort Suites Buda Austin South	NAP	4/7/2017	NAP	NAP	No
8.58	Property				Fairfield Inn & Suites Weatherford	NAP	4/7/2017	NAP	NAP	No
8.59	Property				Holiday Inn Express & Suites Altus	NAP	4/7/2017	NAP	NAP	No
8.60	Property				Comfort Inn & Suites Paris	NAP	4/7/2017	NAP	NAP	No
8.61	Property				Hampton Inn Suites Decatur	NAP	4/7/2017	NAP	NAP	No
8.62	Property				Holiday Inn Express & Suites Texarkana East	NAP	4/7/2017	NAP	NAP	No
8.63	Property				Mankato Fairfield Inn	NAP	4/7/2017	NAP	NAP	No
8.64	Property				Candlewood Suites Texarkana	NAP	4/7/2017	NAP	NAP	No
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East	NAP	4/7/2017	NAP	NAP	No
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	NAP	6/22/2017	NAP	NAP	No	93,536	67,895	44,917	6,417	0	7,683	0	1,000,000
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio					No	166,194	110,796	9,678	4,839	0	3,170	114,123	500,000
10.01	Property				McKinley Towne Centre	NAP	6/20/2017	NAP	NAP	No
10.02	Property				Liberty Square	NAP	6/20/2017	NAP	NAP	No
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio					No	1,280,823	137,128	191,325	35,750	0	41,029	0	0
11.01	Property				Holiday Inn Express & Suites Buffalo	NAP	7/27/2017	NAP	NAP	No
11.02	Property				Hampton Inn Potsdam	NAP	7/27/2017	NAP	NAP	No
11.03	Property				Hampton Inn & Suites Utica	NAP	7/27/2017	NAP	NAP	No
11.04	Property				Fairfield Inn & Suites Olean	NAP	7/27/2017	NAP	NAP	No
11.05	Property				Hampton Inn & Suites East Aurora	NAP	7/27/2017	NAP	NAP	No
11.06	Property				Fairfield Inn & Suites Binghamton	NAP	7/27/2017	NAP	NAP	No
11.07	Property				Fairfield Inn & Suites Rochester South	NAP	7/27/2017	NAP	NAP	No
11.08	Property				Fairfield Inn & Suites Albany	NAP	7/27/2017	NAP	NAP	No
11.09	Property				Fairfield Inn & Suites Corning	NAP	7/27/2017	NAP	NAP	No
11.10	Property				Fairfield Inn & Suites Rochester West/Greece	NAP	7/27/2017	NAP	NAP	No
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	NAP	7/28/2017	NAP	NAP	No	0	0	0	0	0	0	0	0
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	NAP	6/12/2017	NAP	NAP	No	0	0	0	0	0	0	1,000,000	0
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	NAP	6/5/2017	NAP	NAP	No	266,729	60,219	0	0	0	3,986	0	1,000,000
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	NAP	5/11/2017	NAP	NAP	No	196,723	32,787	5,100	2,550	0	4,219	0	0
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale					No	2,049,623	906,920	0	0	0	33,207	0	3,350,000
16.01	Property				RXR Plaza	5/15/2017	4/7/2017	NAP	NAP	No
16.02	Property				Omni	NAP	4/10/2017	NAP	NAP	No
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	NAP	8/1/2017	NAP	NAP	No	112,738	0	23,442	0	0	3,877	139,577	0
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	NAP	2/28/2017	NAP	NAP	No	224,401	48,965	81,238	6,774	0	3,919	0	0
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	NAP	4/20/2017	4/19/2017	17%	No	84,706	21,177	9,962	3,321	0	1,086	26,075	1,393,775
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	NAP	6/19/2017	NAP	NAP	No	46,379	9,276	0	2,293	0	2,693	0	1,000
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	NAP	12/19/2016	NAP	NAP	No	392,500	196,250	93,351	9,736	1,300,000	0	324,000	3,700,000
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	NAP	5/5/2017	NAP	NAP	No	162,774	20,347	0	0	0	1,704	0	0
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	NAP	6/15/2017	6/14/2017	8%	No	0	0	0	0	0	1,370	49,290	0
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	NAP	6/21/2017	NAP	NAP	No	62,994	15,749	0	0	0	6,667	0	229,068

A-32

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio					No	1,033,595	129,199	339,972	32,378	0	190,219	0	0
25.01	Property				Hilton Anchorage	NAP	1/3/2017	1/4/2017	12%	No
25.02	Property				Renaissance Concourse Atlanta Airport Hotel	NAP	1/3/2017	NAP	NAP	No
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	NAP	6/8/2017	NAP	NAP	No	96,399	32,133	6,693	3,346	0	2,850	34,200	0
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	NAP	4/20/2017	NAP	NAP	No	0	3,878,518	227,000	113,500	47,738	47,738	0	0
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	NAP	5/23/2017	5/22/2017	13%	No	27,535	6,884	0	2,748	0	867	31,200	0
29	Loan		PCC	Principal Commercial Capital	Low Country Village	NAP	6/9/2017	NAP	NAP	No	106,208	15,173	0	0	0	2,914	75,000	0
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	NAP	6/28/2017	NAP	NAP	No	12,654	6,327	2,796	1,398	0	956	0	275,000
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	NAP	3/23/2017	NAP	NAP	No	142,270	12,934	71,062	5,531	0	1,825	0	0
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17					No	28,822	14,411	19,206	3,841	0	6,125	220,500	0
32.01	Property				1807 South Saint Louis Avenue	NAP	8/11/2017	NAP	NAP	No
32.02	Property				1145 North Austin Boulevard	NAP	8/11/2017	NAP	NAP	No
32.03	Property				136 East 155th Street	NAP	8/11/2017	NAP	NAP	No
32.04	Property				1501 East 68th Street	NAP	8/11/2017	NAP	NAP	No
32.05	Property				7300 South Yates Boulevard	NAP	8/11/2017	NAP	NAP	No
32.06	Property				14123 South Tracy Avenue	NAP	8/11/2017	NAP	NAP	No
32.07	Property				7925 South Phillips Avenue	NAP	8/15/2017	NAP	NAP	No
32.08	Property				8000 South Ellis Avenue	NAP	8/11/2017	NAP	NAP	No
32.09	Property				13256 South Prairie Avenue	NAP	8/11/2017	NAP	NAP	No
32.10	Property				8101 South Justine Street	NAP	8/11/2017	NAP	NAP	No
32.11	Property				7135 South Blackstone Avenue	NAP	8/11/2017	NAP	NAP	No
32.12	Property				320 North Mason Avenue	NAP	8/11/2017	NAP	NAP	No
32.13	Property				410 East 107th Street	NAP	8/11/2017	NAP	NAP	No
32.14	Property				1257 South Christiana Avenue	NAP	8/11/2017	NAP	NAP	No
32.15	Property				10933 South Vernon Avenue	NAP	8/11/2017	NAP	NAP	No
32.16	Property				8040 South Vernon Avenue	NAP	8/11/2017	NAP	NAP	No
32.17	Property				12000 South Eggleston Avenue	NAP	8/11/2017	NAP	NAP	No
32.18	Property				2041 East 75th Street	NAP	8/11/2017	NAP	NAP	No
32.19	Property				219 East 68th Street	NAP	8/11/2017	NAP	NAP	No
32.20	Property				8751 South Cottage Grove Avenue	NAP	8/11/2017	NAP	NAP	No
32.21	Property				7159 South Wabash Avenue	NAP	8/11/2017	NAP	NAP	No
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial					No	227,134	20,649	18,857	8,525	0	2,898	104,000	100,000
33.01	Property				Bay Tec Center	NAP	6/20/2017	NAP	NAP	No
33.02	Property				Airport Corporate Center	NAP	6/20/2017	NAP	NAP	No
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	NAP	6/22/2017	NAP	NAP	No	162,065	18,007	24,196	2,420	0	7,076	0	0
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	NAP	7/25/2017	7/25/2017	13%	No	67,716	8,464	2,029	1,015	0	1,535	0	0
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	NAP	5/10/2017	NAP	NAP	No	82,723	10,340	0	0	0	1,253	0	0
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	NAP	7/7/2017	NAP	NAP	No	58,753	14,688	945	945	0	889	0	50,000
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	NAP	6/27/2017	NAP	NAP	No	0	0	0	0	0	1,956	0	0
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	NAP	4/14/2017	NAP	NAP	No	79,592	19,898	62,208	5,691	0	3,583	0	0
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	NAP	7/21/2017	NAP	NAP	No	58,398	11,680	19,578	1,958	0	708	0	0
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	NAP	8/7/2017	NAP	NAP	No	12,168	12,168	31,746	2,886	0	4,106	0	0
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	NAP	8/3/2017	NAP	NAP	No	146,263	16,252	5,943	743	0	1,095	0	0
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	NAP	6/28/2017	NAP	NAP	No	33,526	4,191	0	0	0	1,137	0	0
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	NAP	4/26/2017	NAP	NAP	No	27,444	5,489	26,336	2,026	0	5,774	0	0
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza					No	14,823	7,412	0	0	0	870	0	75,000
45.01	Property				Parma Heights Plaza	NAP	6/28/2017	NAP	NAP	No
45.02	Property				Upper Sandusky Plaza	NAP	6/26/2017	NAP	NAP	No
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	NAP	6/1/2017	NAP	NAP	No	0	0	2,209	201	0	0	0	0
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	NAP	5/25/2017	NAP	NAP	No	52,146	7,449	62,838	5,713	0	3,700	0	0
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	NAP	5/31/2017	5/31/2017	5%	No	7,380	1,476	2,139	1,070	0	900	0	0
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	NAP	7/7/2017	NAP	NAP	No	0	0	0	0	0	0	0	0
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	NAP	7/12/2017	NAP	NAP	No	3,466	3,466	0	0	0	5,322	0	0
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	NAP	7/26/2017	7/26/2017	11% (Buildings 1 and 4); 16% (Buildings 2 and 3)	No	33,826	4,832	0	0	0	875	31,500	0
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio					No	45,222	4,111	893	893	0	329	0	0
52.01	Property				Westgate Manor MHC	NAP	7/18/2017	NAP	NAP	No
52.02	Property				Villa Plumosa MHC	NAP	7/18/2017	NAP	NAP	No
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	NAP	4/24/2017	4/24/2017	11%	No	22,291	4,458	0	0	0	0	0	0

A-33

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	0	0	0	0	0	0	0	0	26,393,540	0
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	0	0	0	0	0	0	0	0	0	0
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	0	0	0	0	0	0	0	0	0	0
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	0	7,500,000	0	0	620,488	0	0	0	1,481,165	0
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	29,266	1,755,984	0	0	0	0	0	0	539,519	0
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	0	0	0	0	0	0	0	0	0	0
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	0	0	0	0	0	0	0	0	0	0
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	0	0	0	0	0	0	0	0	12,268,991	0
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-34

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	38,417	0	0	0	0	0	0	0	489,983	0
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	23,776	900,000	0	0	0	0	0	0	149,224	0
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	0	0	0	0	0	0	0	0	31,475	0
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	0	0	0	0	0	0	0	0	0	0
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	0	0	0	0	0	0	0	0	8,820,522	0
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	24,912	2,750,000	0	0	156,178	0	0	0	840,048	0
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	14,383	517,786	0	0	0	0	0	0	0	36,445
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	199,244	0	0	0	0	55,603	0	0	11,709,151	0
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	0	0	0	0	0	0	0	0	0	0
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	19,570	704,505	0	0	0	0	0	0	520,012	0
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	0	0	0	0	0	0	0	0	948,006	0
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	3,603	75,000	0	0	42,750	0	0	0	83,965	0
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	0	1,620,000	0	0	0	0	0	0	1,633,783	0
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	3,960	0	0	0	0	0	0	0	56,909	0
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	0	0	0	0	0	0	0	0	0	0
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	6,803	400,000	0	0	0	0	0	0	691,284	0

A-35

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	0	0	0	0	0	0	0	0	5,089,582	0
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	0	0	0	0	0	0	0	0	0	0
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	0	0	0	0	0	0	0	0	11,431,608	0
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	0	0	0	0	0	0	0	0	0	0
29	Loan		PCC	Principal Commercial Capital	Low Country Village	3,500	175,000	0	0	0	0	0	0	500,000	0
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	0	275,000	0	0	0	0	0	0	742,785	0
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	4,600	165,608	0	0	0	0	0	0	45,670	20,833
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	0	0	0	0	0	0	0	0	0	0
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	12,559	450,000	0	0	609,166	0	0	0	0	0
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	0	0	0	0	0	0	0	0	0	0
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	6,397	0	0	0	97,078	0	0	0	59,254	0
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	7,481	150,000	0	0	0	0	0	0	31,424	0
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	6,664	0	0	0	0	0	0	0	33,743	0
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	6,520	75,000	0	0	0	0	0	0	0	0
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	0	0	0	0	68,063	0	0	0	201,600	0
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	4,167	375,000	0	0	0	0	0	0	0	0
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	0	0	23,732	0	34,126	0	0	0	0	0
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	0	0	0	0	16,875	0	0	0	0	0
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	2,583	93,000	0	0	0	0	0	0	128,584	0
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	0	0	0	0	0	0	0	0	0	0
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	7,653	0	0	0	40,239	0	0	0	7,145	0
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	0	0	0	0	0	0	0	0	0	0
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	0	0	0	0	256,250	0	0	0	0	0
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	0	0	0	0	0	0	0	0	0	0
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	0	0	0	0	0	0	0	0	0	0
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	7,984	500,000	0	0	0	0	0	0	0	0
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	0	0	0	0	0	0	0	0	0	0
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	0	0	0	0	0	0	0	0	0	0
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	0	0	0	0	0	0	0	0	0	0

A-36

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	TI/LC/Tenant Concessions Reserve ($14,864,252); Remaining Base Costs & Fees Reserve ($11,529,288)
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	Unfunded Obligations Reserve
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	Horizon TI/LC Reserve ($286,719); Free Rent Reserve ($252,800)
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	Larkspur Landing Capital Work/FF&E Reserve (Upfront: 6,385,000); Capital Work Reserve (Upfront: 5,883,991)
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-37

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	Huntington Bank Outstanding TI Reserve ($262,500); Balzarini & Watson Prepaid Rent Reserve ($227,483)
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	Unfunded Obligations Reserve ($129,969); CAM Reserve ($19,255)
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	Ground Rent Reserve
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	Outstanding TI/LC Reserve ($7,606,095); Rent Concession Reserve ($1,214,427)
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	Transamerica Rent Reserve ($790,213); Weissman Rent Reserve ($49,835)
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	Interest Only Funds
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	Unfunded Obligations ($11,598,911); Ground Rent Reserve ($110,240)
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	TI Holdback: ($81,025); Rent Escrow: ($160,746); LC Holdback: ($28,241); Permit Holdback: ($250,000)
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	CAS Free Rent Period
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	Ground Rent Reserve
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	Outstanding TI/LC: ($1,292,241); Outstanding Free Rent: $341,542
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	TI Holdback: ($30,463); Rent Escrow: ($26,446)
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	Outstanding TI/LC Escrow ($617,793); Free Rent Reserve($73,491)

A-38

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	Atlanta PIP Reserve ($2,500,000); Anchorage PIP Reserve ($2,500,000); Ground Rent Reserve ($89,582)
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	Outstanding Rollover Reserve ($10,298,441); Free Rent Reserve ($1,133,167)
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee
29	Loan		PCC	Principal Commercial Capital	Low Country Village	Anchor Tenant TI/LC Reserve
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	Outstanding Tis ($383,873); Free Rent Reserve ($358,912)
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	TI Holdback: ($22,730); Rent Escrow: ($8,250); LC Holdback: ($14,690); Ongoing Other Anchor TI & LC ($20,833)
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	Rent Credit Reserve ($46,500); Laurelwood TI Reserve ($12,754)
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	Unfunded Tenant Obligations Reserve
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	Free Rent Reserve Fund
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	Breaker Panel Replacement
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	Unfunded Obligations Reserve ($110,775); Free Rent Reserve ($17,809)
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	Rent Abatement Reserve Fund
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park

A-39

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	225 Fourth LLC
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	767 Fifth Partners LLC
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	9th Avenue Delaware Owner LLC
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	Corporate Woods Kansas Realty LP
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	Troy Beaver Realty LLC; Troy Beaver Holdings I LLC; Troy Beaver Holdings II LLC and Troy Beaver Holdings III LLC
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	Mall of Louisiana, LLC and Mall of Louisiana Land, LLC
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	The Grove Fee Owner, LLC
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	LL Folsom, L.P.; LL Hillsboro, L.P.; LL Milpitas, L.P.; LL Pleasanton, L.P.; LL Campbell, L.P.; LL South San Francisco, L.P.; LL Roseville, L.P.; LL Bellevue, L.P.; LL Sunnyvale, L.P.; LL Sacramento, L.P.; LL Renton, L.P.; FH-Hotel Bloomington, L.P.; FH-Hotel Kokomo, L.P.; FH-Hotel Oakdale, L.P.; FH-Hotel Ann Arbor, L.P.; FH-Hotel South Bend, L.P.; FH-Hotel Peoria, L.P.; FH-Hotel Maumee, L.P.; FH-Hotel Warrenville, L.P.; FH-Hotel South Franklin, L.P.; FH-Hotel Normal, L.P.; FH-Grandville, L.P.; TXHP Buda 1, L.L.C.; TXHP Paris 2, L.L.C.; TXHP Humble, L.L.C.; TXHP Buda 2, L.L.C.; TXHP Decatur, L.L.C.; TXHP Sweetwater, L.L.C.; TXHP Waco 1, L.L.C.; TXHP Longview 1, L.L.C.; TXHP Altus, L.L.C.; TXHP Arlington, L.L.C.; TXHP Huntsville, L.L.C.; TXHP Tyler 1, L.L.C.; TXHP Texarkana 2, L.L.C.; TXHP Paris 1, L.L.C.; TXHP Terrell, L.L.C.; TXHP Texarkana 1, L.L.C.; TXHP Weatherford, L.L.C.; TXHP Tyler 2, L.L.C.; TXHP Wichita Falls, L.L.C.; TXHP Lufkin 1, L.L.C.; Hotel Fishers, L.P.; Hotel Louisville, L.P.; Hotel Stow, L.P.; Hotel Morehead City, L.P.; IM Chico 1, L.P.; VIII-HII-Valley School Road, L.L.C.; VIII-HII-Stetler Avenue, L.L.C.; VIII-HII-7 Hampton Court, L.L.C.; VIII-HII-Raritan Center Pkwy, L.L.C.; VIII-HII-Laura Blvd., L.L.C.; VIII-HII-Baltimore Avenue, L.L.C.; VIII-HII-Richmond Road, L.L.C.; VIII-HII-Richmond Road 2, L.L.C.; Midwest Heritage Inn of Racine, L.P.; Midwest Heritage Inn of Shawnee, L.P.; Midwest Heritage Inn of Cheyenne, L.P.; F.I. Management of Mankato, L.P.; R.I. Heritage Inn of Peoria AZ, L.P.; H.S. Heritage Inn of Grand Rapids, L.P.; H.S. Heritage Inn of Toledo, L.P.; Heritage Inn Number LII. Limited Partnership; Heritage Inn Number XL. Limited Partnership; LL Folsom Opco, L.L.C.; LL Hillsboro Opco, L.L.C.; LL Milpitas Opco, L.L.C.; LL Pleasanton Opco, L.L.C.; LL Campbell Opco, L.L.C.; LL South San Francisco Opco, L.L.C.; LL Roseville Opco, L.L.C.; LL Bellevue Opco, L.L.C.; LL Sunnyvale Opco, L.L.C.; LL Sacramento Opco, L.L.C.; LL Renton Opco, L.L.C.; FH-Hotel Bloomington Opco, L.L.C.; FH-Hotel Kokomo Opco, L.L.C.; FH-Hotel Oakdale Opco, L.L.C.; FH-Hotel Ann Arbor Opco, L.L.C.; FH-Hotel South Bend Opco, L.L.C.; FH-Hotel Peoria Opco, L.L.C.; FH-Hotel Maumee Opco, L.L.C.; FH-Hotel Warrenville Opco, L.L.C.; FH-Hotel South Franklin Opco, L.L.C.; FH-Hotel Normal Opco, L.L.C.; FH-Hotel Grandville Opco, L.L.C.; TXHP Buda 1 Opco, L.L.C.; TXHP Paris 2 Opco, L.L.C.; TXHP Humble Opco, L.L.C.; TXHP Buda 2 Opco, L.L.C.; TXHP Decatur Opco, L.L.C.; TXHP Sweetwater Opco, L.L.C.; TXHP Waco 1 Opco, L.L.C.; TXHP Longview 1 Opco, L.L.C.; TXHP Altus Opco, L.L.C.; TXHP Arlington Opco, L.L.C.; TXHP Huntsville Opco, L.L.C.; TXHP Tyler 1 Opco, L.L.C.; TXHP Texarkana 2 Opco, L.L.C.; TXHP Paris 1 Opco, L.L.C.; TXHP Terrell Opco, L.L.C.; TXHP Texarkana 1 Opco, L.L.C.; TXHP Weatherford Opco, L.L.C.; TXHP Tyler 2 Opco, L.L.C.; TXHP Wichita Falls Opco, L.L.C.; TXHP Lufkin 1 Opco, L.L.C.; Hotel Fishers Opco, L.L.C.; Hotel Louisville Opco, L.L.C.; Hotel Stow Opco, L.L.C.; Hotel Morehead City Opco, L.L.C.; IM Chico 1 Opco, L.L.C.; VIII-HII-Valley School Road Opco, L.L.C.; VIII-HII-Stetler Avenue Opco, L.L.C.; VIII-HII-7 Hampton Court Opco, L.L.C.; VIII-HII-Raritan Center Pkwy Opco, L.L.C.; VIII-HII-Laura Blvd. Opco, L.L.C.; VIII-HII-Baltimore Avenue Opco, L.L.C.; VIII-HII-Richmond Road Opco, L.L.C.; VIII-HII-Richmond Road 2 Opco, L.L.C.; Midwest Heritage Inn of Racine Opco, L.L.C.; Midwest Heritage Inn of Shawnee Opco, L.L.C.; Midwest Heritage Inn of Cheyenne Opco, L.L.C.; F.I. Management of Mankato Opco, L.L.C.; R.I. Heritage Inn Of Peoria AZ Opco, L.L.C.; H.S. Heritage Inn Of Grand Rapids Opco, L.L.C.; H.S. Heritage Inn of Toledo Opco, L.L.C.; Heritage Inn Number LII. Opco, L.L.C.; Heritage Inn Number XL. Opco, L.L.C.
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-40

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	McKnight Grant Building Associates, L.P.
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	Hillside - Liberty Square LLC; Hillside - Liberty Town Center LLC and Hillside - Liberty MT LLC
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	Corning Loding Ventures LLC; Binghamton Hotel Ventures LLC; Greece Hotel Ventures LLC; Henrietta Hotel Ventures LLC; Potsdam Hotel Ventures LLC; East Aurora Loding Associates LLC; Buffalo Hotel Associates, LLC; Olean Hotel Group LLC; Albany Lodging Group LLC; Marsh Enterprises, LLC
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	Pleasant Prairie Premium Outlets, LLC
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	Causeway LLC
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	440-34 Mamaroneck Avenue, LLC
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	DSW Mesa Grand/Spectrum LLC
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	333 Earle Ovington Boulevard SPE LLC; Rexcorp Plaza SPE LLC
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	SE Columbus SM-1, LLC; SE Columbus SM-2, LLC; SE Columbus SM-3, LLC; SE Columbus SM-4, LLC; SE Columbus SM-5, LLC; SE Columbus SM-6, LLC; SE Columbus SM-7, LLC; SE Columbus MM, LLC
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	Bradley Business Center II, LLC
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	3901 North First, LLC
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	Canyon Portal 3, LLC
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	312 Walnut, LLC
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	London Associates, Ltd.
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	Redwood City, LLC
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	TSO Westerre Richmond, LP

A-41

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	CP Anchorage Hotel 2, LLC; CP Hartsfield, LLC
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	The Falls, LLC
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	245 Park Avenue Property LLC
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	888 Tennessee Partners LLC
29	Loan		PCC	Principal Commercial Capital	Low Country Village	LCVB, LLC
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	Buffalo Properties V LLC
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	Peddlers Square, Inc. and Ocean City Square, L.L.C.
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	PP P17 1, LLC; PP P17 2, LLC; PP P17 3, LLC; PP P17 4, LLC
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	Avistone Tampa Flex H, LLC; Avistone Tampa Flex S, LLC; Tampa Flex 1, LLC; Tampa Flex 2, LLC; Tampa Flex 3, LLC; Tampa Flex 4, LLC
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	Denton Texas Hotels, LLC
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	Palomar I, LLC
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	Key Partners ROV LLC; Berger ROV LLC and Royal Oaks Valrico, LLC
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	Foothills Medical Properties, L.P.
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	Lindbergh Plaza Owner, LLC
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	Fox Run-Ledyard, LLC
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	117 East Washington, LLC
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	Kashi, LLC
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	RMLP AMS I Converse Holdings, LP; AMS I Converse Investments, LP
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	Fayette Crossing Building Associates, L.L.C.
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	Jayjala, Inc.
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	Drug Mart Plaza - U.S. & P.H., LLC; Drug Mart Holdings, LLC
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	Porter Holdings, LLC
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	Las Brisas Estates, LP
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	Sahopopath Yuma, LLC and Northridge Yuma, LLC
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	9001 Two Notch Road Developers LLC
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	Central Illinois Associates, LLC
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	Riordan Corona SP, LLC and Milner Corona SP, LLC
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	ILP St Pete LLC and ILP St Pete II LLC
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	CSS Rohnert Park, A California Limited Partnership

A-42

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	No	Orda Management Corporation; Morton F. Silver
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	No	NAP
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	No	Robert Cayre; BRE Properties, LLC
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	No	Raymond Massa
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	No	Baruch D. Halberstam and Chaim Y. Halberstam
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	No	GGP Real Estate Holding I, Inc.
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	No	The Grove Fee Owner, LLC
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	No	SCG Hotel Investors Holdings, L.P.
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-43

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	No	William C. Rudolph; Charles S. Perlow
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	No	Jaimey Roth; Marc Gardner; Jason Anstandig and Jason Biber
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	No	Arun Patel; Hemant Patel
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	No	Simon Property Group, L.P.
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	No	Jeffrey J. Feil
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	No	Robert P. Weisz
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	No	Gurpreet Singh Jaggi
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	No	RXR Properties Holdings LLC
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	No	Billy I. Dippel, Jr; Edward J. Stern; Howard Reiss; Eve Reiss; Matthew Gilbert; Richard Kaplan; Matthew McCulloch and Michael Crandall
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	No	John Hansen Holdings LLC; McLinden Holdings, L.L.C.
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	No	Gregory J. Hartman
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	No	Albert B. Spector and the Spector Family Trust
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	No	Neal H. Mayerson
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	No	Gisele Rahael
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	No	Thomas J. Rees
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	No	A. Boyd Simpson

A-44

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	No	Columbia Sussex Corporation and CSC Holdings, LLC
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	No	Troy Kartchner
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	No	181 West Madison Holding LLC
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	No	Peter S. Hekemian
29	Loan		PCC	Principal Commercial Capital	Low Country Village	No	Jeannette L. Allen; Marie E. Rohrs
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	No	Gaymond W. Schultz and Cynthia A. Schultz 2010 Inter Vivos Trust, Gaymond W. Schultz and Cynthia A. Schultz
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	No	Craig J. Bernstein
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	No	Pangea Properties
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	No	Jeffrey Katke; Daniel Culler; Richard Kent; Peter R. Denton Revocable Trust; Albert Eugene Engel III Trust; Alan L. Mauldin jointly and severally with Michelle E. Mauldin; Chang Shu Tu jointly and severally with John Kaminar
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	No	John Tampa; Yagnesh “Nash” Patel
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	No	Roy Doumani
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	No	David Rubin; Scott Jacobson and Thomas Purther
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	No	Ted L. Barr; Joseph G. Greulich; Benjamin D. Sheridan
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	No	Gregrory P. Forester
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	No	Fox Run-Ledyard, LLC
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	No	George P. Broadbent
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	No	Eric Clauson
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	No	Patrick J. Cannon; Peter A. Gordon; Adam Rosenberg
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	No	Lenora J. Petrarca
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	No	Sanjay Patel; Sunil Patel
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	No	Richard B. Ferris
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	No	Stephen W. Smith; Vincent L. Pangle
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	No	Thu Xuan Hoang
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	No	Marvin Sampson
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	No	Catherine Quadrozzi
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	No	Stephen Rosen
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	No	Reese L. Milner II and Richard J. Riordan
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	No	James T. Bies, Jr. and Bildor Investments, LTD.
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	No	Dwight W. Davis and William D. Schmicker

A-45

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	Refinance	235,000,000	0	195,000,000	0	430,000,000	226,370,056
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	Refinance	1,470,000,000	0	830,000,000	0	2,300,000,000	1,606,000,000
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	Refinance	105,000,000	0	0	0	105,000,000	60,399,767
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	Acquisition	221,250,000	69,445,915	0	8,908,267	299,604,182	0
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	Acquisition	47,600,000	24,760,312	7,500,000	1,196,180	81,056,492	0
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	Recapitalization	325,000,000	0	0		325,000,000	0
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	Refinance	43,600,000	0	0	0	43,600,000	42,026,129
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	Refinance	577,270,000	0	0	0	577,270,000	425,033,863
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-46

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	Refinance	38,000,000	0	4,000,000	0	42,000,000	35,489,178
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	Acquisition	34,750,000	9,805,176	6,750,000	500,000	51,805,176	0
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	Refinance	54,350,000	0	0	0	54,350,000	43,730,209
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	Recapitalization	145,000,000	0	0	0	145,000,000	0
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	Refinance	175,000,000	0	0	0	175,000,000	95,495,796
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	Refinance	33,000,000	4,056,666	0	0	37,056,666	34,308,942
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	Acquisition	30,000,000	8,459,802	3,500,000	0	41,959,802	0
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	Refinance	197,950,000	66,054,292	45,970,000	0	309,974,292	279,997,156
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	Acquisition	23,670,000	16,781,173	0	425,591	40,876,764	0
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	Refinance	23,400,000	0	0	0	23,400,000	17,181,013
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	Refinance	22,800,000	0	0	2,317,330	25,117,330	22,148,879
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	Refinance	22,500,000	117,443	0	0	22,617,443	21,970,605
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	Refinance	72,000,000	0	0	0	72,000,000	58,673,555
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	Refinance	20,000,000	0	0	15,389	20,015,389	19,417,916
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	Refinance	17,850,000	0	0	382,000	18,232,000	17,868,517
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	Refinance	17,400,000	0	0	0	17,400,000	13,906,459

A-47

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	Refinance	115,000,000	5,955,088	0	0	120,955,088	113,455,857
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	Refinance	15,750,000	54,851	0	0	15,804,851	15,533,984
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	Acquisition	1,080,000,000	524,062,579	688,000,000	0	2,292,062,579
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	Refinance	15,000,000	0	0	0	15,000,000	11,173,872
29	Loan		PCC	Principal Commercial Capital	Low Country Village	Acquisition	13,700,000	0	0	9,805,513	23,505,513	0
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	Acquisition	13,650,000	8,736,719	0	0	22,386,719	0
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	Refinance	13,500,000	0	0	0	13,500,000	11,136,455
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	Recapitalization	12,800,000	0	0	0	12,800,000	0
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	Acquisition	11,585,000	6,031,020	0	0	17,616,020	0
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	Refinance	11,100,000	340,821	0	0	11,440,821	11,059,166
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	Acquisition	10,020,000	6,848,663	0	216,620	17,085,283	0
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	Refinance	10,000,000	0	0	0	10,000,000	8,961,191
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	Acquisition	9,200,000	3,258,246	0	0	12,458,246
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	Refinance	9,000,000	450,000	0	0	9,450,000	9,250,287
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	Refinance	7,100,000	0	0	0	7,100,000	6,563,947
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	Refinance	6,600,000	1,092,972	0	0	7,692,972	7,444,595
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	Refinance	6,500,000	0	0	0	6,500,000	5,220,726
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	Refinance	5,700,000	0	0	0	5,700,000	3,914,639
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	Refinance	5,512,000	0	0	0	5,512,000	5,212,533
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	Refinance	5,500,000	0	0	0	5,500,000	5,236,667
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	Refinance	5,470,000	0	0	0	5,470,000	5,082,939
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	Refinance	5,200,000	0	0	0	5,200,000	4,276,547
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	Refinance	5,150,000	0	0	0	5,150,000	3,550,002
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	Acquisition	5,000,000	3,653,500	0	0	8,653,500	0
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	Acquisition	4,400,000	3,152,161	0	8,581	7,560,742	0
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	Refinance	4,000,000	0	0	0	4,000,000	2,459,337
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	Refinance	3,500,000	0	0	0	3,500,000	2,514,183
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	Refinance	2,156,000				2,156,000	1,927,666
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	Refinance	2,100,000	0	0	0	2,100,000	1,889,228

A-48

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	0	9,746,461	34,499,995	159,383,488	0	430,000,000	Hard	Springing
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	0	41,107,676	0	652,892,324	0	2,300,000,000	Hard	Springing
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	0	2,700,475	291,423	41,608,335	0	105,000,000	Hard	In Place
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	280,000,000	3,193,771	15,859,767	0	550,644	299,604,182	Hard	Springing
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	78,000,000	1,615,957	1,440,535	0	0	81,056,492	Hard	Springing
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	0	1,411,459	0	323,588,541	0	325,000,000	Hard	Springing
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	0	690,963	0	882,908	0	43,600,000	Hard	Springing
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	0	8,975,398	12,268,991	130,991,748	0	577,270,000	Soft Springing	Springing
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-49

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	0	1,068,082	1,628,436	3,814,304	0	42,000,000	Hard	Springing
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	50,000,000	980,081	825,096	0	0	51,805,176	Springing	Springing
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	0	1,020,911	1,503,623	8,095,257	0	54,350,000	Springing	Springing
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	0	682,641	0	144,317,359	0	145,000,000	Hard	Springing
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	0	735,826	8,820,522	69,947,856	0	175,000,000	Hard	Springing
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	0	484,769	2,262,955	0	0	37,056,666	Hard	Springing
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	41,100,000	657,979	201,823	0	0	41,959,802	Soft	In Place
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	0	12,868,362	17,108,774	0	0	309,974,292	Hard	Springing
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	39,450,000	1,290,584	136,180	0	0	40,876,764	Hard	Springing
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	0	384,384	825,651	5,008,952	0	23,400,000	Hard	Springing
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	0	532,002	2,436,449	0	0	25,117,330	Hard	Springing
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	0	472,743	174,094	0	0	22,617,443	Soft Springing	Springing
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	0	564,517	7,119,634	5,642,295	0	72,000,000	Hard	Springing
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	0	377,791	219,682	0	0	20,015,389	Springing	Springing
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	0	363,483	0	0	0	18,232,000	Springing	Springing
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	0	293,401	983,347	2,216,793	0	17,400,000	Springing	Springing

A-50

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	0	1,036,082	6,463,149	0	0	120,955,088	Hard	Springing
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	0	167,776	103,091	0	0	15,804,851	Springing	Springing
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	2,210,000,000	70,356,233	11,706,346	0	0	2,292,062,579	Hard	Springing
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	0	248,552	27,535	3,550,041	0	15,000,000	Hard	Springing
29	Loan		PCC	Principal Commercial Capital	Low Country Village	22,075,000	824,305	606,208	0	0	23,505,513	Springing	Springing
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	21,105,000	248,483	1,033,235	0	0	22,386,719	Springing	Springing
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	0	414,536	259,002	1,690,007	0	13,500,000	Hard	Springing
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	0	628,261	48,028	11,823,711	0	12,500,000	None	None
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	16,097,500	563,362	955,157	0	0	17,616,020	Springing	Springing
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	0	195,394	186,261	0	0	11,440,821	Springing	Springing
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	16,700,000	159,206	226,077	0	0	17,085,283	Hard	Springing
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	0	295,853	114,147	628,808	0	10,000,000	Hard	Springing
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	12,087,675	227,130	143,441	0	0	12,458,246	Springing	Springing
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	0	180,302		19,412	0	9,450,000	Springing	Springing
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	0	65,703	411,463	58,887	0	7,100,000	Springing	Springing
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	0	170,400	77,976	0	0	7,692,972	Hard	In Place
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	0	360,542	101,773	816,959	0	6,500,000	Springing	Springing
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	0	176,713	169,082	1,439,567	0	5,700,000	None	None
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	0	108,277	162,110	29,079	0	5,512,000	Springing	Springing
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	0	142,688	53,780	66,866	0	5,500,000	Springing	Springing
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	0	249,854	137,207	0	0	5,470,000	Hard	Springing
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	0	117,313	2,209	803,931	0	5,200,000	Hard	Springing
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	0	158,537	371,234	1,070,227	0	5,150,000	Springing	Springing
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	8,500,000	143,981	9,519	0	0	8,653,500	Springing	Springing
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	7,400,000	160,742	0	0	0	7,560,742	Hard	Springing
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	0	136,488	3,466	1,400,709	0	4,000,000	Hard	Springing
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	0	139,404	33,826	812,588	0	3,500,000	Springing	Springing
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	0	159,885	46,115	22,334	0	2,156,000	Springing	Springing
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	0	111,602	22,291	76,879	0	2,100,000	Springing	Springing

A-51

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	(i) Event of Default, (ii) Mezzanine Loan Default, (iii) DSCR<1.20x or (iv) Buzzfeed Trigger Event
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	(i) the occurrence of an Event of Default, (ii) Whole Loan DSCR is less than 1.20x
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Major Tenant Trigger Event
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
4.01	Property				Corporate Woods - Building 82
4.02	Property				Corporate Woods - Building 40
4.03	Property				Corporate Woods - Building 84
4.04	Property				Corporate Woods - Building 32
4.05	Property				Corporate Woods - Building 34
4.06	Property				Corporate Woods - Building 14
4.07	Property				Corporate Woods - Building 70
4.08	Property				Corporate Woods - Building 9
4.09	Property				Corporate Woods - Building 6
4.10	Property				Corporate Woods - Building 12
4.11	Property				Corporate Woods - Building 27
4.12	Property				Corporate Woods - Building 51
4.13	Property				Corporate Woods - Building 55
4.14	Property				Corporate Woods - Building 65
4.15	Property				Corporate Woods - Building 3
4.16	Property				Corporate Woods - Building 75
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Event
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	(i) the occurrence of an Event of Default or (ii) DSCR is less than 1.25x
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	(i) DSCR is less than 1.75x; (ii) Property Manager bankruptcy; (iii) termination, expiration or cancellation of a Franchise Agreement or the Larkspur License Agreement
8.01	Property				Larkspur Landing Sunnyvale
8.02	Property				Larkspur Landing Milpitas
8.03	Property				Larkspur Landing Campbell
8.04	Property				Larkspur Landing San Francisco
8.05	Property				Larkspur Landing Pleasanton
8.06	Property				Larkspur Landing Bellevue
8.07	Property				Larkspur Landing Sacramento
8.08	Property				Hampton Inn Ann Arbor North
8.09	Property				Larkspur Landing Hillsboro
8.10	Property				Larkspur Landing Renton
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
8.12	Property				Residence Inn Toledo Maumee
8.13	Property				Residence Inn Williamsburg
8.14	Property				Hampton Inn Suites Waco South
8.15	Property				Holiday Inn Louisville Airport Fair Expo
8.16	Property				Courtyard Tyler
8.17	Property				Hilton Garden Inn Edison Raritan Center
8.18	Property				Hilton Garden Inn St Paul Oakdale
8.19	Property				Residence Inn Grand Rapids West
8.20	Property				Peoria, AZ Residence Inn
8.21	Property				Hampton Inn Suites Bloomington Normal
8.22	Property				Courtyard Chico
8.23	Property				Hampton Inn Suites Kokomo
8.24	Property				Hampton Inn Suites South Bend

A-52

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
8.25	Property				Courtyard Wichita Falls
8.26	Property				Hampton Inn Morehead
8.27	Property				Residence Inn Chico
8.28	Property				Courtyard Lufkin
8.29	Property				Hampton Inn Carlisle
8.30	Property				Springhill Suites Williamsburg
8.31	Property				Fairfield Inn Bloomington
8.32	Property				Waco Residence Inn
8.33	Property				Holiday Inn Express Fishers
8.34	Property				Larkspur Landing Folsom
8.35	Property				Springhill Suites Chicago Naperville Warrenville
8.36	Property				Holiday Inn Express & Suites Paris
8.37	Property				Toledo Homewood Suites
8.38	Property				Grand Rapids Homewood Suites
8.39	Property				Cheyenne Fairfield Inn and Suites
8.40	Property				Fairfield Inn Laurel
8.41	Property				Courtyard Akron Stow
8.42	Property				Larkspur Landing Roseville
8.43	Property				Towneplace Suites Bloomington
8.44	Property				Hampton Inn Danville
8.45	Property				Holiday Inn Norwich
8.46	Property				Hampton Inn Suites Longview North
8.47	Property				Springhill Suites Peoria Westlake
8.48	Property				Hampton Inn Suites Buda
8.49	Property				Shawnee Hampton Inn
8.50	Property				Racine Fairfield Inn
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam
8.52	Property				Holiday Inn Express & Suites Terrell
8.53	Property				Westchase Homewood Suites
8.54	Property				Holiday Inn Express & Suites Tyler South
8.55	Property				Holiday Inn Express & Suites Huntsville
8.56	Property				Hampton Inn Sweetwater
8.57	Property				Comfort Suites Buda Austin South
8.58	Property				Fairfield Inn & Suites Weatherford
8.59	Property				Holiday Inn Express & Suites Altus
8.60	Property				Comfort Inn & Suites Paris
8.61	Property				Hampton Inn Suites Decatur
8.62	Property				Holiday Inn Express & Suites Texarkana East
8.63	Property				Mankato Fairfield Inn
8.64	Property				Candlewood Suites Texarkana
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Key Tenant Trigger Event, (iv) Mezzanine Loan Event of Defualt
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	(i) the occurrence of an Event of Default, (ii) Total Loan DSCR is less than 1.08x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the occurrence of a Mezzanine Loan Event of Default
10.01	Property				McKinley Towne Centre
10.02	Property				Liberty Square
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) franchise agreement terminates and/or expires for two or more of the Properties
11.01	Property				Holiday Inn Express & Suites Buffalo
11.02	Property				Hampton Inn Potsdam
11.03	Property				Hampton Inn & Suites Utica
11.04	Property				Fairfield Inn & Suites Olean
11.05	Property				Hampton Inn & Suites East Aurora
11.06	Property				Fairfield Inn & Suites Binghamton
11.07	Property				Fairfield Inn & Suites Rochester South
11.08	Property				Fairfield Inn & Suites Albany
11.09	Property				Fairfield Inn & Suites Corning
11.10	Property				Fairfield Inn & Suites Rochester West/Greece
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.70x, (iii) bankruptcy action of Manager (if Manager is an affiliate of the Borrower and provided Manager is not replaced within 60 days with a qualified Manager) or Borrower
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	(i) Event of Default or (ii) Debt Yield <8%, tested quarterly, for two consecutive quarters.
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	(i) Event of Default or (ii) DSCR<1.15x
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	(i) Any fiscal quarter in which the NOI is less than $21,178,075; (ii) if the financial reports are not delivered on timely manner; (iii) Event of Default; (iv) Mezzanine loan Event of Default
16.01	Property				RXR Plaza
16.02	Property				Omni
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Event
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	(i) the occurrence of an Event of Default or (ii) DSCR is less than 1.15x
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	(i) the occurrence of an Event of Default , (ii) an ARD Trigger Event, or (iii) a Continental Trigger Event
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Event
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a E.W. Scripps Trigger Event or (iv) the occurrence of a Mezzanine Loan Default
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x or (iii) a Winn-Dixie Trigger Event
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	(i) the occurrence of an Event of Default or (ii) a DPR Trigger Event
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x or (iii) a Tridium Trigger Event

A-53

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) bankruptcy or insolvency of Borrower, Guarantor or Manager, (iv) the occurrence of the PIP Reserve Cash Management Trigger Event Date, (v) the occurrence of a Quality Assurance Trigger Event
25.01	Property				Hilton Anchorage
25.02	Property				Renaissance Concourse Atlanta Airport Hotel
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	(i) the occurrence of an Event of Default or (ii) DSCR is less than 1.20x
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	(i) DSCR is less than 1.15x; (ii) Mezzanine Loan Default; (iii) Property Manager bankruptcy; (iv) Tenant Trigger Event
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	(i) the occurrence of an Event of Default or (ii) an Amazon Trigger Event
29	Loan		PCC	Principal Commercial Capital	Low Country Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x, or (iii) a Tenant Trigger Event
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, or (iii) a Food Lion Trigger Event
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	NAP
32.01	Property				1807 South Saint Louis Avenue
32.02	Property				1145 North Austin Boulevard
32.03	Property				136 East 155th Street
32.04	Property				1501 East 68th Street
32.05	Property				7300 South Yates Boulevard
32.06	Property				14123 South Tracy Avenue
32.07	Property				7925 South Phillips Avenue
32.08	Property				8000 South Ellis Avenue
32.09	Property				13256 South Prairie Avenue
32.10	Property				8101 South Justine Street
32.11	Property				7135 South Blackstone Avenue
32.12	Property				320 North Mason Avenue
32.13	Property				410 East 107th Street
32.14	Property				1257 South Christiana Avenue
32.15	Property				10933 South Vernon Avenue
32.16	Property				8040 South Vernon Avenue
32.17	Property				12000 South Eggleston Avenue
32.18	Property				2041 East 75th Street
32.19	Property				219 East 68th Street
32.20	Property				8751 South Cottage Grove Avenue
32.21	Property				7159 South Wabash Avenue
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
33.01	Property				Bay Tec Center
33.02	Property				Airport Corporate Center
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, or (iii) failure to maintain the Franchise Agreement in full force and effect
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Event
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Event
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	(i) Event of Default; (ii) insolvency of Borrower or Manager or (iii) DSCR<1.15x
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	(i) Event of Default; (ii) insolvency of Borrower or Manager; (iii) DSCR<1.20x or (iv) occurrence of a Key Tenant Trigger Event
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	(i) the occurrence of an Event of Default or (ii) DSCR is less than 1.10x
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Sweep Event
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.50%
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	NAP
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Sweep Event
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	(i) Event of Default; (ii) DSCR<1.15x; (iii) Drug Mart Parma Trigger Event; or (iv) Drug Mart Sandusky Trigger Event
45.01	Property				Parma Heights Plaza
45.02	Property				Upper Sandusky Plaza
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Major Tenant Trigger Event
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period or (iv) the existence of a Limited tenant Trigger Event
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	(i) Event of Default, (ii) DSCR<1.15x or (iii) Pivot Point Trigger Event
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
52.01	Property				Westgate Manor MHC
52.02	Property				Villa Plumosa MHC
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	(i) the occurrence of an Event of Default, (ii) Fire Sprinkler Trigger Period

A-54

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan	8, 9, 10, 11	Barclays Bank PLC	Barclays Bank PLC	225 & 233 Park Avenue South	No			175,000,000.00			195,000,000	4.6700%	Yes	1
2	Loan	8, 12, 13, 14, 15, 16, 17	CGMRC	Citigroup Global Markets Realty Corp.	General Motors Building	No			1,414,800,000.00	830,000,000.00	3.4300%			Yes	2
3	Loan	8, 18, 19, 20	SMF V	Starwood Mortgage Capital LLC	9-19 9th Avenue	No			50,000,000.00					Yes	3
4	Loan	8, 21, 22, 23, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.; Morgan Stanley Bank N.A.	Corporate Woods Portfolio	No			171,250,000.00					Yes	4
4.01	Property				Corporate Woods - Building 82	No								Yes	4.01
4.02	Property				Corporate Woods - Building 40	No								Yes	4.02
4.03	Property				Corporate Woods - Building 84	No								Yes	4.03
4.04	Property				Corporate Woods - Building 32	No								Yes	4.04
4.05	Property				Corporate Woods - Building 34	No								Yes	4.05
4.06	Property				Corporate Woods - Building 14	No								Yes	4.06
4.07	Property				Corporate Woods - Building 70	No								Yes	4.07
4.08	Property				Corporate Woods - Building 9	No								Yes	4.08
4.09	Property				Corporate Woods - Building 6	No								Yes	4.09
4.10	Property				Corporate Woods - Building 12	No								Yes	4.10
4.11	Property				Corporate Woods - Building 27	No								Yes	4.11
4.12	Property				Corporate Woods - Building 51	No								Yes	4.12
4.13	Property				Corporate Woods - Building 55	No								Yes	4.13
4.14	Property				Corporate Woods - Building 65	No								Yes	4.14
4.15	Property				Corporate Woods - Building 3	No								Yes	4.15
4.16	Property				Corporate Woods - Building 75	No								Yes	4.16
5	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Bank of America Plaza	No						7,500,000	11.0000%	Yes	5
6	Loan	8, 13, 30, 31, 32	CREFI, Barclays Bank PLC	Citi Real Estate Funding Inc.; Barclays Bank PLC; Bank of America N.A.	Mall of Louisiana	No			278,000,000.00					Yes	6
7	Loan	33	PCC	Principal Commercial Capital	The Grove at Shrewsbury	No								Yes	7
8	Loan	8, 34, 35, 36	Barclays Bank PLC; SMF V	JPMorgan Chase Bank; Bank of America, N.A.; Barclays Bank PLC; Deutsche Bank AG	Starwood Capital Group Hotel Portfolio	Various			535,452,500.00					Yes	8
8.01	Property				Larkspur Landing Sunnyvale	No								Yes	8.01
8.02	Property				Larkspur Landing Milpitas	No								Yes	8.02
8.03	Property				Larkspur Landing Campbell	No								Yes	8.03
8.04	Property				Larkspur Landing San Francisco	No								Yes	8.04
8.05	Property				Larkspur Landing Pleasanton	No								Yes	8.05
8.06	Property				Larkspur Landing Bellevue	No								Yes	8.06
8.07	Property				Larkspur Landing Sacramento	No								Yes	8.07
8.08	Property				Hampton Inn Ann Arbor North	No								Yes	8.08
8.09	Property				Larkspur Landing Hillsboro	No								Yes	8.09
8.10	Property				Larkspur Landing Renton	No								Yes	8.10
8.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	No								Yes	8.11
8.12	Property				Residence Inn Toledo Maumee	No								Yes	8.12
8.13	Property				Residence Inn Williamsburg	No								Yes	8.13
8.14	Property				Hampton Inn Suites Waco South	No								Yes	8.14
8.15	Property				Holiday Inn Louisville Airport Fair Expo	No								Yes	8.15
8.16	Property				Courtyard Tyler	No								Yes	8.16
8.17	Property				Hilton Garden Inn Edison Raritan Center	Yes	9/30/2076	275,517						Yes	8.17
8.18	Property				Hilton Garden Inn St Paul Oakdale	No								Yes	8.18
8.19	Property				Residence Inn Grand Rapids West	No								Yes	8.19
8.20	Property				Peoria, AZ Residence Inn	No								Yes	8.20
8.21	Property				Hampton Inn Suites Bloomington Normal	No								Yes	8.21
8.22	Property				Courtyard Chico	No								Yes	8.22
8.23	Property				Hampton Inn Suites Kokomo	No								Yes	8.23
8.24	Property				Hampton Inn Suites South Bend	No								Yes	8.24

A-55

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
8.25	Property				Courtyard Wichita Falls	No								Yes	8.25
8.26	Property				Hampton Inn Morehead	No								Yes	8.26
8.27	Property				Residence Inn Chico	No								Yes	8.27
8.28	Property				Courtyard Lufkin	No								Yes	8.28
8.29	Property				Hampton Inn Carlisle	No								Yes	8.29
8.30	Property				Springhill Suites Williamsburg	No								Yes	8.30
8.31	Property				Fairfield Inn Bloomington	No								Yes	8.31
8.32	Property				Waco Residence Inn	No								Yes	8.32
8.33	Property				Holiday Inn Express Fishers	No								Yes	8.33
8.34	Property				Larkspur Landing Folsom	No								Yes	8.34
8.35	Property				Springhill Suites Chicago Naperville Warrenville	No								Yes	8.35
8.36	Property				Holiday Inn Express & Suites Paris	No								Yes	8.36
8.37	Property				Toledo Homewood Suites	No								Yes	8.37
8.38	Property				Grand Rapids Homewood Suites	No								Yes	8.38
8.39	Property				Cheyenne Fairfield Inn and Suites	No								Yes	8.39
8.40	Property				Fairfield Inn Laurel	No								Yes	8.40
8.41	Property				Courtyard Akron Stow	No								Yes	8.41
8.42	Property				Larkspur Landing Roseville	No								Yes	8.42
8.43	Property				Towneplace Suites Bloomington	No								Yes	8.43
8.44	Property				Hampton Inn Danville	No								Yes	8.44
8.45	Property				Holiday Inn Norwich	No								Yes	8.45
8.46	Property				Hampton Inn Suites Longview North	No								Yes	8.46
8.47	Property				Springhill Suites Peoria Westlake	No								Yes	8.47
8.48	Property				Hampton Inn Suites Buda	No								Yes	8.48
8.49	Property				Shawnee Hampton Inn	No								Yes	8.49
8.50	Property				Racine Fairfield Inn	No								Yes	8.50
8.51	Property				Hampton Inn Selinsgrove Shamokin Dam	No								Yes	8.51
8.52	Property				Holiday Inn Express & Suites Terrell	No								Yes	8.52
8.53	Property				Westchase Homewood Suites	No								Yes	8.53
8.54	Property				Holiday Inn Express & Suites Tyler South	No								Yes	8.54
8.55	Property				Holiday Inn Express & Suites Huntsville	No								Yes	8.55
8.56	Property				Hampton Inn Sweetwater	No								Yes	8.56
8.57	Property				Comfort Suites Buda Austin South	No								Yes	8.57
8.58	Property				Fairfield Inn & Suites Weatherford	No								Yes	8.58
8.59	Property				Holiday Inn Express & Suites Altus	No								Yes	8.59
8.60	Property				Comfort Inn & Suites Paris	No								Yes	8.60
8.61	Property				Hampton Inn Suites Decatur	No								Yes	8.61
8.62	Property				Holiday Inn Express & Suites Texarkana East	No								Yes	8.62
8.63	Property				Mankato Fairfield Inn	No								Yes	8.63
8.64	Property				Candlewood Suites Texarkana	No								Yes	8.64
8.65	Property				Country Inn & Suites Houston Intercontinental Airport East	No								Yes	8.65
9	Loan	37	SMF V	Starwood Mortgage Capital LLC	Grant Building	No						4,000,000	11.2500%	Yes	9
10	Loan	38, 39	CREFI	Citi Real Estate Funding Inc.	Ann Arbor Mixed Use Portfolio	No						6,750,000	11.0000%	Yes	10
10.01	Property				McKinley Towne Centre	No								Yes	10.01
10.02	Property				Liberty Square	No								Yes	10.02
11	Loan	8, 27, 40, 41, 42, 43	SMF V	Starwood Mortgage Capital LLC	Visions Hotel Portfolio	Various			19,950,000.00					Yes	11
11.01	Property				Holiday Inn Express & Suites Buffalo	No								Yes	11.01
11.02	Property				Hampton Inn Potsdam	No								Yes	11.02
11.03	Property				Hampton Inn & Suites Utica	No								Yes	11.03
11.04	Property				Fairfield Inn & Suites Olean	Yes	5/21/2040	36,545						Yes	11.04
11.05	Property				Hampton Inn & Suites East Aurora	No								Yes	11.05
11.06	Property				Fairfield Inn & Suites Binghamton	No								Yes	11.06
11.07	Property				Fairfield Inn & Suites Rochester South	No								Yes	11.07
11.08	Property				Fairfield Inn & Suites Albany	No								Yes	11.08
11.09	Property				Fairfield Inn & Suites Corning	No								Yes	11.09
11.10	Property				Fairfield Inn & Suites Rochester West/Greece	Yes	6/25/2057	107,200						Yes	11.10
12	Loan	8, 44, 45	CREFI	Citi Real Estate Funding Inc.; Wells Fargo Bank, National Association	Pleasant Prairie Premium Outlets	No			111,000,000.00					Yes	12
13	Loan	8, 30, 46, 47	Barclays Bank PLC	Morgan Stanley Bank, N.A.; Wells Fargo Bank, N.A.; Barclays Bank PLC	Lakeside Shopping Center	Yes	1) 2/28/2056; 2) 8/31/2056	1) $38,910; 2) $28,800	142,000,000.00					Yes	13
14	Loan		Barclays Bank PLC	Barclays Bank PLC	440 Mamaroneck Avenue	No								Yes	14
15	Loan	48	SMF V	Starwood Mortgage Capital LLC	Mesa Grand Shopping Center	No						3,500,000	11.1000%	Yes	15
16	Loan	8, 49, 50, 51, 52	Barclays Bank PLC	Goldman Sachs Mortgage Company; Barclays Bank PLC	Long Island Prime Portfolio - Uniondale	Yes			168,770,000.00			45,970,000	9.5750%	Yes	16
16.01	Property				RXR Plaza	Yes	4/30/2083	819,250						Yes	16.01
16.02	Property				Omni	Yes	1/31/2088	687,510						Yes	16.02
17	Loan		CREFI	Citi Real Estate Funding Inc.	Mars Petcare Storage & Distribution Center	No								Yes	17
18	Loan		PCC	Principal Commercial Capital	Bradley Business Center	No								Yes	18
19	Loan	53, 54, 55, 56, 57	PCC	Principal Commercial Capital	3901 North First Street	No								Yes	19
20	Loan	58, 59, 60, 61	CREFI	Citi Real Estate Funding Inc.	Canyon Portal	Yes	12/31/2099	661,492						Yes	20
21	Loan	8, 62, 63	PCC	Principal Commercial Capital	Scripps Center	No			50,000,000.00					Yes	21
22	Loan	64	PCC	Principal Commercial Capital	Victoria Park Shoppes	No								Yes	22
23	Loan	65	PCC	Principal Commercial Capital	1450 Veterans	No								Yes	23
24	Loan	66, 67	PCC	Principal Commercial Capital	Westerre I and II	No								Yes	24

A-56

CGCMT 2017-P8 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
25	Loan	8, 68, 69, 70, 71, 72	Barclays Bank PLC	Rialto Mortgage Finance, LLC; Citigroup Global Markets Realty Corp.; Barclays Bank PLC	Atlanta and Anchorage Hotel Portfolio	Various			97,167,856.00					Yes	25
25.01	Property				Hilton Anchorage	No								Yes	25.01
25.02	Property				Renaissance Concourse Atlanta Airport Hotel	Yes	6/28/2078	148,248						Yes	25.02
26	Loan		PCC	Principal Commercial Capital	The Falls at Snake River Landing	No								Yes	26
27	Loan	8, 73, 74, 75	Barclays Bank PLC	JP Morgan Chase Bank, Natixis Real Estate Capital LLC, Deutsche Bank AG, Societe Generale, Barclays Bank PLC	245 Park Avenue	No			1,065,000,000.00	120,000,000.00	3.6694%	568,000,000	5.6323%	Yes	27
28	Loan	76	PCC	Principal Commercial Capital	888 Tennessee	No								Yes	28
29	Loan		PCC	Principal Commercial Capital	Low Country Village	No								Yes	29
30	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	215 & Town Center	No								Yes	30
31	Loan	79, 80	PCC	Principal Commercial Capital	Ocean City Shopping Center	No								Yes	31
32	Loan	81, 82	SMF V	Starwood Mortgage Capital LLC	Pangea 17	No								Yes	32
32.01	Property				1807 South Saint Louis Avenue	No								Yes	32.01
32.02	Property				1145 North Austin Boulevard	No								Yes	32.02
32.03	Property				136 East 155th Street	No								Yes	32.03
32.04	Property				1501 East 68th Street	No								Yes	32.04
32.05	Property				7300 South Yates Boulevard	No								Yes	32.05
32.06	Property				14123 South Tracy Avenue	No								Yes	32.06
32.07	Property				7925 South Phillips Avenue	No								Yes	32.07
32.08	Property				8000 South Ellis Avenue	No								Yes	32.08
32.09	Property				13256 South Prairie Avenue	No								Yes	32.09
32.10	Property				8101 South Justine Street	No								Yes	32.10
32.11	Property				7135 South Blackstone Avenue	No								Yes	32.11
32.12	Property				320 North Mason Avenue	No								Yes	32.12
32.13	Property				410 East 107th Street	No								Yes	32.13
32.14	Property				1257 South Christiana Avenue	No								Yes	32.14
32.15	Property				10933 South Vernon Avenue	No								Yes	32.15
32.16	Property				8040 South Vernon Avenue	No								Yes	32.16
32.17	Property				12000 South Eggleston Avenue	No								Yes	32.17
32.18	Property				2041 East 75th Street	No								Yes	32.18
32.19	Property				219 East 68th Street	No								Yes	32.19
32.20	Property				8751 South Cottage Grove Avenue	No								Yes	32.20
32.21	Property				7159 South Wabash Avenue	No								Yes	32.21
33	Loan	83, 84	SMF V	Starwood Mortgage Capital LLC	Tampa Bay Industrial	No								Yes	33
33.01	Property				Bay Tec Center	No								Yes	33.01
33.02	Property				Airport Corporate Center	No								Yes	33.02
34	Loan	85	PCC	Principal Commercial Capital	Springhill Suites Denton	No								Yes	34
35	Loan		CREFI	Citi Real Estate Funding Inc.	The Oaks at Palomar	No								Yes	35
36	Loan		CREFI	Citi Real Estate Funding Inc.	Royal Oaks Shopping Center	No								Yes	36
37	Loan		Barclays Bank PLC	Barclays Bank PLC	Foothills Health Center	No								Yes	37
38	Loan		Barclays Bank PLC	Barclays Bank PLC	Lindbergh Plaza	No								Yes	38
39	Loan	86	PCC	Principal Commercial Capital	Fox Run Apartments	No								Yes	39
40	Loan		SMF V	Starwood Mortgage Capital LLC	117 East Washington	No								Yes	40
41	Loan		CREFI	Citi Real Estate Funding Inc.	Bryan Woods Apartments	No								Yes	41
42	Loan		SMF V	Starwood Mortgage Capital LLC	American Mini Storage - Converse	No								Yes	42
43	Loan		CREFI	Citi Real Estate Funding Inc.	The Shops at Fayette Crossing	No								Yes	43
44	Loan	87	SMF V	Starwood Mortgage Capital LLC	Hampton Inn Richland	No								Yes	44
45	Loan		Barclays Bank PLC	Barclays Bank PLC	Ohio Retail Portfolio - Discount Drug Mart Plaza	No								Yes	45
45.01	Property				Parma Heights Plaza	No								Yes	45.01
45.02	Property				Upper Sandusky Plaza	No								Yes	45.02
46	Loan	88	SMF V	Starwood Mortgage Capital LLC	Kohls White Lake	No								Yes	46
47	Loan		SMF V	Starwood Mortgage Capital LLC	Las Brisas Apartments	No								Yes	47
48	Loan		SMF V	Starwood Mortgage Capital LLC	Mountain Cactus Ranch	No								Yes	48
49	Loan		CREFI	Citi Real Estate Funding Inc.	Walgreens Columbia, SC	No								Yes	49
50	Loan		Barclays Bank PLC	Barclays Bank PLC	1000 South Sherman Street	No								Yes	50
51	Loan		CREFI	Citi Real Estate Funding Inc.	StorQuest Corona	No								Yes	51
52	Loan	89, 90	CREFI	Citi Real Estate Funding Inc.	St. Petersburg MHC Portfolio	No								Yes	52
52.01	Property				Westgate Manor MHC	No								Yes	52.01
52.02	Property				Villa Plumosa MHC	No								Yes	52.02
53	Loan		CREFI	Citi Real Estate Funding Inc.	CSS Rohnert Park	No								Yes	53

A-57

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date / ARD.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a Loan Combination comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus for more information regarding the Loan Combination(s).

(9)	The Appraised Value ($) represents the “as-is” appraised value assuming that the remaining contractual obligations of $32,435,604 have been escrowed for upfront and that the Largest Tenant, Facebook, has signed a letter of intent to expand on the 6th and 7th floors of the Mortgaged Property. The remaining contractual obligations have been reserved for and Facebook has signed a lease amendment to expand on the 6th and 7th floors.

(10)	The Largest Tenant, Facebook, recently expanded to the 6th and 7th floors (67,011 SF) and the 8th floor (40,397 SF), which have lease commencement dates of July 1, 2018 and June 1, 2017, respectively. Facebook is currently building out both spaces and expects to take occupancy of the 8th floor space in November 2017. The free rent for the 6th and 7th floor spaces expires in December 2018 and the free rent for the 8th floor space expires in May 2018. The Second Largest Tenant, Buzzfeed, is receiving 16 months of free rent through September 2018. The Fourth Largest Tenant, T. Rowe Price, is receiving 9 months of free rent through February 2018. All free rent amounts were deposited into escrow by the related borrower on the origination date of the Mortgage Loan.

(11)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of July 6, 2017. For the purposes of the Preliminary Prospectus, the assumed lockout period of 27 months is based on the expected CGCMT 2017-P8 securitization closing date in September 2017. The actual lockout period may be longer.

(12)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of July 9, 2017. For the purposes of the Preliminary Prospectus, the assumed lockout period of 27 months is based on the expected CGCMT 2017-P8 securitization closing date in September 2017. The actual lockout period may be longer.

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(13)	The related Mortgage Loan documents allow for a two business day grace period for any monthly payment of interest due, provided the two business day grace period may only be used once during any twelve month period during the term of the Mortgage Loan.

(14)	At origination of the Mortgage Loan, Boston Properties Limited Partnership provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvements and leasing commissions costs and (ii) $161,161,013 for existing gap rent and free rent obligations.

(15)	There is no non-recourse carveout guarantor and no environmental indemnitor separate from the related borrower. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

(16)	The Second Largest Tenant, Aramis, subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(17)	The Fourth Largest Tenant, Apple, is temporarily occupying the space expected to be occupied by Under Armour once Under Armour’s lease commences, while the Apple Cube Space (as defined in Annex B to the Preliminary Prospectus) and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Boston Properties Limited Partnership provided a payment guaranty with respect to Apple’s free rent.

(18)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 6, 2017. For the purposes of the Preliminary Prospectus, the assumed lockout period of 25 months is based on the expected CGCMT 2017-P8 securitization closing date in September 2017. The actual lockout period may be longer.

(19)	Occupancy (%) includes the sole tenant, Restoration Hardware, Inc. Restoration Hardware, Inc.’s lease commenced in September 2016 and the tenant began paying rent in May 2017. Restoration Hardware, Inc. has not yet taken occupancy, but has accepted its leased premises, and renovation work is expected to be completed in September 2017. Restoration Hardware, Inc. anticipates opening for business in November 2017.

(20)	Historical cash flow information is not available due to the recent redevelopment of the Mortgaged Property.

(21)	The Appraised Value ($) represents the “as portfolio” bulk appraised value as of June 15, 2017, which is inclusive of a $3,600,000 portfolio premium. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Appraised Value ($) of $299,100,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the sum of the individual “as-is” appraised values of $295,500,000, which excludes the portfolio premium, are 74.9% and 60.4%, respectively.

(22)	On the origination date, the related borrower deposited $7,500,000 in the Upfront TI/LC Reserve ($) for TI/LC expenses associated with future leasing. The borrower is not required to make an Ongoing TI/LC Reserve ($) deposit unless the TI/LC reserve account balance falls below the TI/LC minimum balance of $5,000,000, after which, on each monthly payment date, the borrower must make an Ongoing TI/LC Reserve ($) deposit equal to $169,428 until the TI/LC reserve balance equals or exceeds the TI/LC Caps ($) of $7,500,000.

(23)	Other Sources ($) are comprised of real estate tax prorations ($4,255,153), prepaid rent ($2,791,756), security deposits ($1,711,995) and various other credits ($149,363) that were transferred to the borrower sponsor on the origination date of the Mortgage Loan.

(24)	The Second Largest Tenant at the Corporate Woods - Building 82 Mortgaged Property, Lathrop & Gage, LLP, occupies 13,497 SF of space with a lease expiration date of January 31, 2018, and 26,496 SF of space with a lease expiration date of January 31, 2023.

(25)	The Largest Tenant at the Corporate Woods - Building 82 Mortgaged Property, PNC Bank National Association, has executed a letter of intent to extend its lease to October 31, 2029 pursuant to the following terms: 146,450 SF leased at $15.00 per SF triple net with $0.50 per SF annual rent increases. We cannot assure you that PNC Bank National Association will execute a lease pursuant to the aforementioned terms.

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(26)	The Upfront Other Reserve ($) deposit of $1,481,165 is for remaining tenant improvement allowances owed to several tenants across the Corporate Woods Portfolio Mortgaged Properties. These include, but are not limited to, allowances to Lathrop & Gage, LLP ($397,380), Liberty Mutual Insurance Company ($172,563), Ryan, LLC ($152,225) and MA Associates ($145,452).

(27)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of October 6, 2017. For the purposes of the Preliminary Prospectus, the assumed lockout period of 24 months is based on the expected CGCMT 2017-P8 securitization closing date in September 2017. The actual lockout period may be longer.

(28)	The related mezzanine loan is co-terminous with the Mortgage Loan and requires payments of interest only for the entire mezzanine loan term.

(29)	Other Sources ($) are comprised of prepaid rent ($527,831), rent abatement credits ($252,800) and other various purchase price adjustments ($415,549) that were credited to the borrower sponsor on the origination date of the Mortgage Loan.

(30)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 1, 2017. For the purposes of the Preliminary Prospectus, the assumed lockout period of 25 months is based on the expected CGCMT 2017-P8 securitization closing date in September 2017. The actual lockout period may be longer.

(31)	The Third Largest Tenant, Main Event, has signed a lease but is not expected to take occupancy at the Mortgaged Property until January 2018, and is not expected to commence paying rent until August 2018.

(32)	GGP Real Estate Holding I, Inc., as the non-recourse carveout guarantor, has delivered a guaranty with respect to (i) completion of certain required work by the borrowers and (ii) outstanding rent obligations under the Main Event lease in lieu of posting an upfront cash reserve for the obligations.

(33)	There is no non-recourse carveout guarantor and no environmental indemnitor separate from the related borrower. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

(34)	The Appraised Value ($) represents the “as portfolio” appraised value, which attributes a premium to the aggregate value of the portfolio of Mortgaged Properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Appraised Value ($) of $956,000,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the aggregate individual “as-is” appraised values of the Mortgaged Properties’ of $884,700,000 are 65.3% and 65.3%, respectively.

(35)	If at any time during the term of the Mortgage Loan any franchisor requires any new capital work and the related borrowers do not elect to provide a capital work guaranty, the borrowers are required to (x) deposit within five business days of such election an amount reasonably determined by the lender and equal to 100% of the total costs of such new capital work for FF&E into the Ongoing Other Reserve ($) or (y) provide a letter of credit in an amount equal to 100% of the estimated cost of such new capital work less any amounts then on deposit in the Ongoing Other Reserve ($) for FF&E, which does not include any amount on deposit relating to capital work at the Larkspur Landing-flagged Mortgaged Properties.

(36)	On each monthly payment date, the related borrower is required to deposit one-twelfth of the greater of (i) 4.0% of gross revenues for the month which occurred two months prior and (ii) any amount required under any franchise agreement for FF&E work.

(37)	The related mezzanine loan is co-terminous with the Mortgage Loan and requires payments of interest only for the entire mezzanine loan term.

(38)	The related mezzanine loan is co-terminous with the Mortgage Loan and requires payments of interest only for the entire mezzanine loan term.

(39)	Prior to the related borrower’s acquisition of the Liberty Square Mortgaged Property, a portion of the Liberty Square Mortgaged Property was subject to a master lease, which was in turn subleased to various tenants. In the sublease for the tenant known as Menlo Associates, LLC, Menlo Associates, LLC was granted a termination right if the master lease were to be terminated. Rather than potentially triggering a termination right under the lease with Menlo Associates, LLC by terminating the master lease in connection with the

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borrower’s acquisition of the Liberty Square Mortgaged Property and origination of the Mortgage Loan, the master lease was left in place, and both the landlord and tenant under the master lease are borrowers of the Mortgage Loan, and both the fee and leasehold interests act as collateral for the Mortgage Loan. The borrower has also entered into an assignment and subordination of lease with respect to the master lease, which gives the lender the ability to terminate the master lease during the continuance of an event of default under the related Mortgage Loan documents. Tenants Barre Bee Fit of Michigan, Menlo Associates, LLC and The Regents of the University of Michigan were underwritten as direct tenant leases, though they are subleases pursuant to the master lease, as base rent under the master lease is 100% of all rents, revenues, amounts, and reimbursements actually collected from the subtenants thereunder.

(40)	The Appraised Value ($) represents the “as portfolio” appraised value, which attributes a premium to the aggregate value of the portfolio of Mortgaged Properties as a whole. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Appraised Value ($) of $103,000,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the sum of the individual “as-is” appraised values of the Mortgaged Properties of $98,500,000 are 55.2% and 44.6%, respectively.

(41)	On each monthly payment date, the related borrower is required to deposit into an FF&E reserve account an amount equal to (i) one-twelfth of 2.0% of total revenues up to and including the payment date in September 2019, (ii) one-twelfth of 3.0% of total revenues beginning on the payment date in October 2019 and up to and including the payment date in September 2022 and (iii) one-twelfth of 4.0% of total revenues on each monthly payment date thereafter.

(42)	The Fairfield Inn & Suites Olean Mortgaged Property is subject to a ground lease with a commencement date of May 5, 2000 and an end date of May 5, 2040, with one 20-year renewal option and one 15-year renewal option. The ground rent payments are subject to Consumer Price Index increases every five years. In addition, the ground lessee must pay percentage rent of 10% of annual gross sales in excess of the gross sales minimum, which was originally $1,100,000 and is subject to Consumer Price Index increases every 5 years. The Fairfield Inn & Suites Rochester West/Greece Mortgaged Property is subject to a ground lease with a commencement date of June 25, 1997 and an end date of June 24, 2057. The ground rent payments are subject to 7.0% increases every five years for the remaining term of the ground lease.

(43)	The 2014 cash flow information represents operations from three Mortgaged Properties: Hampton Inn & Suites Utica, Fairfield Inn & Suites Olean and Hampton Inn & Suites East Aurora. The remaining seven Mortgaged Properties lack 2014 operating history for various reasons including acquisition, construction, renovation or re-flagging of the related Mortgaged Property.

(44)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of October 1, 2017. For the purposes of the Preliminary Prospectus, the assumed lockout period of 24 months is based on the expected CGCMT 2017-P8 securitization closing date in September 2017. The actual lockout period may be longer.

(45)	The related borrower sponsor provided a guaranty in lieu of depositing $416,575 at origination of the Mortgage Loan for unfunded tenant allowances.

(46)	The Fifth Largest Tenant, Zara, is not yet in occupancy. Zara’s lease is expected to commence in June 2018. Gap rent prior to May 2018 was reserved under the related Mortgage Loan documents.

(47)	The Mortgaged Property is subject to two separate long-term ground leases encompassing a total of 24,560 SF with a current aggregate annual ground rent payment of $67,710. Both ground leases expire in 2056. The 5,760 SF ground lease is subject to re-appraisal after August 31, 2017, which may result in rent escalation.

(48)	The related mezzanine loan is co-terminous with the Mortgage Loan and requires payments of interest only for the entire mezzanine loan term.

(49)	The Ongoing Replacement Reserve ($) will be equal to (x)(i) $33,207, plus (ii) the amount of any accumulated capital expenditure shortfall, minus (y) the product of (a) the square footage of each Mortgaged Property released from the lien of the mortgage, and (b) $0.020833333.

(50)	The Ongoing TI/LC Reserve ($) will be equal to (x)(i) $199,244, plus (ii) the amount of any accumulated tenant improvements and leasing commissions shortfall, minus (y) the product of (a) the square footage of each Mortgaged Property released from the lien of the mortgage, and (b) $0.125.

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(51)	On each monthly payment date through and including the payment date in June 2019, the related borrower will deposit an amount equal to the lesser of (x) $55,603 and (y) the amount necessary to cause the amount contained in the Deferred Maintenance Reserve ($) to equal $1,334,472.

(52)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of July 6, 2017. For the purposes of the Preliminary Prospectus, the assumed lockout period of 27 months is based on the expected CGCMT 2017-P8 securitization closing date in September 2017. The actual lockout period may be longer.

(53)	The Appraised Value ($) represents the “as-stabilized” appraised value as of April 1, 2018, which assumes the free rent period for the sole tenant, Continental Automotive Systems, Inc., has expired and the tenant is paying full contractual rent. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Appraised Value ($) of $33,500,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the “as-is” appraised value of $32,000,000 are 71.3% and 64.2%, respectively.

(54)	The lease with the sole tenant, Continental Automotive Systems, Inc., has commenced but the tenant is not required to commence paying rent until April 1, 2018. At loan origination, the amount of $948,006 was escrowed as part of the Upfront Other Reserve ($) which represents the actual debt service payments along with the required deposits for tax, insurance and capital improvements for the remaining rent abatement period granted to the tenant. In addition, an amount equal to $1,393,775 was escrowed as part of the Upfront TI/LC Reserve ($).

(55)	The Upfront Other Reserve ($) will be utilized to pay the monthly payments and make deposits into the tax insurance and property reserve escrow funds until the expiration of the free rent period granted to the sole tenant, Continental Automotive Systems, Inc., under its lease.

(56)	From and after the anticipated repayment date (July 1, 2027), the interest rate increases to the greater of (i) 8.33% (the 4.83% “Regular Interest Rate” plus 350 basis points) or (ii) the yield on the two-year United States Treasury Issue rounded up to the nearest basis point plus 500 basis points (the “Revised Interest Rate”). Payment of the excess of (i) interest accrued at the Revised Interest Rate over (ii) interest accrued at the Regular Interest Rate is deferred until the entire principal balance of the Mortgage Loan is paid in full.

(57)	Historical Operating Statements are not available as the Mortgaged Property was acquired by the borrower sponsor in 2015 and an extensive renovation of the Mortgaged Property was completed in 2017 to prepare for occupancy of the new sole tenant.

(58)	The Mortgaged Property is subject to a ground lease with annual Consumer Price Index adjustments and no fair market value resets. The ground lease also contains a percentage rent clause which increases the annual ground lease payment to 25% of gross base rents (excluding tenant recoveries) at the Mortgaged Property. The Consumer Price Index adjustments have a floor of 3% per annum and a maximum of 8% per annum.

(59)	The related Mortgaged Property is comprised of 24,076 SF of retail space and a hospitality portion with 28 rooms.

(60)	The related borrower is required to deposit into the Ongoing Replacement Reserve ($) account: (i) $2,693 on each payment date up to and including the payment date in September 2021, (ii) $1,346 on each payment date commencing in October 2021 up to and including the payment date in September 2023 and (iii) $0 on each payment date after the payment date in October 2023.

(61)	The related borrower is required to deposit into the Ongoing TI/LC Reserve ($) account: (i) $3,603 on each payment date up to and including the payment date in September 2021, (ii) $4,949 on each payment date after the payment date in September 2021 up to and including the payment date in September 2023 and (iii) $6,295 on each payment date thereafter, subject to the TI/LC Caps ($) of $75,000.

(62)	On the origination date, the borrower deposited $3,700,000 in the Upfront TI/LC Reserve ($) for TI/LC expenses associated with future leasing. The borrower is not required to make an Ongoing TI/LC Reserve ($) deposit unless the TI/LC reserve account balance falls below the TI/LC Caps ($) of $1,620,000, after which, on each monthly payment date, the borrower must make an Ongoing TI/LC Reserve ($) deposit equal to $45,000 until the TI/LC reserve equals or exceeds the TI/LC Caps ($) (which cap is subject to an increase to $2,600,000 during the continuance of certain trigger events related to the tenant E.W. Scripps Company).

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(63)	On the origination date, the borrower also deposited $1,300,000 in the Upfront Replacement Reserve ($) for future capital improvements. The borrower is not required to make an Ongoing Replacement Reserve ($) deposit unless the replacement reserve account balance falls below the Replacement Reserve Caps ($) of $324,000, after which, on each monthly payment date, the borrower must make an Ongoing Replacement Reserve ($) deposit equal to $9,000 until the replacement reserve equals or exceeds the Replacement Reserve Caps ($). Provided no event of default exists and the balance of the replacement reserve exceeds the Replacement Reserve Caps ($), the borrower has the right to transfer funds in excess of the Replacement Reserve Caps ($) to the TI/LC reserve (but not vice versa).

(64)	The Largest Tenant, Winn-Dixie (31,420 SF), representing 49.7% of the net rentable square footage, has multiple leases that expire as follows: 28,570 SF (Winn-Dixie) expires on March 16, 2024 and 2,850 SF (Winn-Dixie Liquor) expires on March 16, 2019.

(65)	The Largest Tenant, DPR Construction, a General Partnership,is subleasing 24.7% of its net rentable square footage to four separate subtenants.

(66)	The Largest Tenant, Tridium, Inc. (35,731 SF), representing 21.9% of the net rentable square footage, is not yet occupying 3,660 SF of its space (the “Expansion Space”). Target occupancy and rent commencement for the Expansion Space is estimated to be October 31, 2017. At loan origination, an amount equal to $16,241 for pre-commencement rent was deposited into the Upfront Other Reserve ($).

(67)	Twelve months prior to the early termination option set forth in the Tridium, Inc. (“Tridium”) lease, the borrower is required to deposit with the lender into a TI/LC reserve, cash or a letter of credit in the amount of $240,000. Additionally, twelve months prior to Tridium’s lease expiration, provided Tridium has not given notice of renewal (which notice of renewal is not required until six months prior to Tridium’s lease expiration), the borrower is required to deposit with the lender into a TI/LC reserve, cash or a letter of credit in the amount of $240,000. Failure to make either deposit results in a cash sweep trigger event.

(68)	The Allocated Cut-off Date Loan Amount ($) for each of the Hilton Anchorage Mortgaged Property and the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property is allocated based on the respective Mortgaged Property’s as-is appraised value.

(69)	On each monthly payment date occurring in 2017, the related borrower is required to deposit the amount of $190,219 into the Ongoing Replacement Reserve ($) account, $113,516 of which is allocated to the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property and $76,703 of which is allocated to the Hilton Anchorage Mortgaged Property. On each monthly payment date beginning with the payment date in January 2018 through the end of the Mortgage Loan term, the borrower must deposit with the lender an amount equal to the greater of (a) an amount equal to (i) one-twelfth (1/12) of five percent (5%) of gross income from operations of the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (ii) one-twelfth (1/12) of four percent (4%) of gross income from operations of the Hilton Anchorage Mortgaged Property during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (b) the aggregate amount, if any, required to be reserved under the related management agreement and the related franchise agreement.

(70)	On each monthly payment date occurring from and after the occurrence of the PIP Reserve Trigger Event Date (as defined in the related Mortgage Loan documents) through and including the monthly payment date upon which a Cash Sweep Event Cure(as defined in the related Mortgage Loan documents) occurs, the borrower is required to deposit with the lender all available excess cash flow. In addition, (i) if, on or before April 6, 2025, (a) the franchise agreement in place at the Hilton Anchorage Mortgaged Property has not been renewed or replaced with a Replacement Franchise Agreement(as defined in the related Mortgage Loan documents) and (b) the Anchorage PIP Deposit Conditions (as defined in the related Mortgage Loan documents) have not been satisfied, the borrower is required to deposit with the lender the Anchorage PIP Deposit Amount and (ii) if, at any time, following April 6, 2025, the lender determines that amounts on deposit in the PIP reserve account, together with any amounts in the Anchorage capital expenditure account will be insufficient to pay the then estimated costs for any PIP work, the borrower will be required to make a True Up Payment (as defined in the related Mortgage Loan documents).

(71)	On each monthly payment date occurring in the months of May, June, July and August, to the extent the balance of the seasonality reserve account is less than $1,000,000, the related borrower is required to pay to the lender (i) if a cash management period is continuing, an amount equal to the greater of (x) $250,000 and (y) all amounts then remaining after payment of items defined in the related Mortgage Loan documents or (ii)

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if no cash management period is then continuing, $250,000. If on any monthly payment date occurring in the months of November, December and January, the Hilton Anchorage Mortgaged Property produces insufficient net cash flow to make payments as set forth in the Mortgage Loan documents, then the lender must disburse funds to the extent necessary to make such payments, so long as, (a) if the disbursement is less than $100,000 for the month of November, $750,000 for the month of December, or $150,000 for the month of January, then the borrower must deliver an officer’s certificate which certifies that the borrower is entitled to draw the funds and (b) if the disbursement amount is greater than $100,000 for the month of November, $750,000 for the month of December, or $150,000 for the month of January, then the borrower must deliver to the lender documents which establish, to the lender’s reasonable satisfaction, the existence and amount of the operating deficit for such period.

(72)	The Hilton Anchorage Mortgaged Property leases 150 parking spaces under a ground lease that expires on January 31, 2065. The annual rent is $121,806 and increases by compounded Consumer Price Index adjustments every five years.

(73)	The Largest Tenant, Société Générale, subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc. The Second Largest Tenant, JPMorgan Chase Bank, National Association (“JPMCB”), subleases 562,347 contractual SF to Société Générale through October 31, 2022. In addition, the Second Largest Tenant, JPMCB, also subleases 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The square footage for JPMCB does not include the space subleased to Société Générale, and the terms shown for Société Générale are based on JPMCB’s prime lease. The Third Largest Tenant, Major League Baseball (“MLB”), subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. MLB has announced that it plans to vacate its space at the end of its lease term in October 2022, and that it has executed a lease at another location and intends to move into such location in 2019. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all its premises, a cash sweep event will occur.

(74)	The Mortgaged Property consists of approximately 1.72 million remeasured SF of office space and 59,379 SF of remeasured retail space. In addition, Occupancy (%) includes HNA Capital US LLC and MIO Partners, Inc., which have both executed leases but not yet taken occupancy or commenced paying rent at the Mortgaged Property.

(75)	The deposits for the Ongoing TI/LC Reserve ($) are required to commence on May 1, 2025 in the amount of $446,775 on each monthly payment date. In addition, the related Mortgage Loan documents require that the related borrower deposit all sums payable to the borrower with respect to any modification or action taken under any lease, any settlement of claims related to a lease, any lease termination or contraction penalties or lease buy-out or surrender payment, holdover rents and occupancy and use fees from any current or former tenants. The borrower is permitted to deliver a letter of credit in accordance with the Mortgage Loan documents in lieu of any cash reserve.

(76)	This Mortgage Loan has a one-time per calendar year three business day grace period following notice before a late charge is due and payable.

(77)	The 2014 cash flow information is not available due to a previous loan on the Mortgaged Property defaulting. The previous owner acquired the Mortgaged Property out of a bank REO sale in September 2014 and, therefore, full year financials are not available prior to 2015.

(78)	If the Upfront TI/LC Reserve ($) is drawn upon such that the balance is below the TI/LC Caps ($) of $275,000, on each monthly payment date, the related borrower is required to deposit $5,619 for Ongoing TI/LC Reserve ($) until such time as the TI/LC reserve account balance reaches $275,000.

(79)	The borrower is required to fund an Ongoing Other Reserve ($) in the initial monthly amount of $20,833 for TI/LC funds attributable to the Food Lion space until such time that the reserve balance equals $500,000. In the event the Food Lion lease is renewed in accordance with such lease or on such other terms satisfactory to the lender, or a satisfactory replacement tenant executes a lease for all or a majority of the space occupied by Food Lion and has commenced paying the full, unabated rent required under such replacement lease, the reserve funds will be disbursed to the borrower and a new monthly reserve amount will commence, taking $500,000 as the numerator and dividing it by the remaining months to lease expiration as the denominator to derive the new monthly reserve amount. In the event the Food Lion lease is renewed or a replacement tenant lease is executed and in either instance the expiration date extends at least two years beyond the Mortgage

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Loan term, the Ongoing Other Reserve ($) escrow will be released to the borrower and the monthly escrow will no longer be required.

(80)	The Mortgaged Property consists of both the fee simple estate as well as the leasehold estate. There are two borrowers, with Peddlers Square, Inc. owning the fee simple estate and Ocean City Square, L.L.C. owning the leasehold estate. The subordinated ground lease has an expiration date of June 30, 2082.

(81)	Historical cash flow information is not available because the related borrower sponsor acquired the portfolio of Mortgaged Properties through several transactions between February 2015 and July 2016 and subsequently extensively renovated the Mortgaged Properties.

(82)	The Allocated Cut-off Date Loan Amount ($) for each Mortgaged Property is allocated based on the respective Mortgaged Property’s “as-is” appraised value. No releases of the Mortgaged Properties are permitted.

(83)	The 2014 cash flow information is not available because the previous owner of the Mortgaged Properties did not provide any such information.

(84)	The Allocated Cut-off Date Loan Amount ($) for each Mortgaged Property is allocated based on the respective Mortgaged Property’s “as-is” appraised value. No releases of the Mortgaged Properties are permitted.

(85)	On each monthly payment date, the borrower must deposit into a FF&E reserve account the greater of (a) the amount required under the borrower’s franchise agreement and (b) on each monthly payment date (1) from August 2017 through and including October 2018, 1/12th of 2.0% of the gross income from operations for the preceding year, (2) from November 2018 through and including October 2019, 1/12th of 3.0% of the gross income from operations from the preceding year and (3) thereafter, 1/12th of 4.0% of the gross income from operations for the preceding year.

(86)	There is no non-recourse carveout guarantor and no environmental indemnitor separate from the related borrower. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

(87)	On each monthly payment date, the related borrower is required to deposit into an FF&E reserve account an amount equal to one-twelfth of 4.0% of the annual gross revenues for the hotel related operations at the Mortgaged Property.

(88)	Limited historical financial information is presented, as the Mortgaged Property is leased to a single tenant under a triple-net lease.

(89)	Due to the acquisition of the Westgate Manor MHC Mortgaged Property in June 2016, the historical cash flows for 2016 are based on the annualized 10-month period, excluding the months of May and June.

(90)	Due to the acquisition of the Villa Plumosa MHC Mortgaged Property in October 2016, the historical cash flows for 2016 are based on the annualized 10-month period, excluding the months of August and September.

A-65

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

SIGNIFICANT LOAN SUMMARIES

B-1

LOAN #1: 225 & 233 Park Avenue south

B-2

LOAN #1: 225 & 233 Park Avenue south

225
233
Facebook
Buzzfeed
STV
T. Rowe Price
CUNY
Vacant
233 PAS Restaurant Co.
Ainsworth
Flushing Savings Bank
Basement
Vacant
2021 – 2022
2023 – 2024
2025 – 2026
2027+

B-3

LOAN #1: 225 & 233 Park Avenue south

225 & 233 Park Avenue South
225 & 233 Park Avenue South
New York, NY 10003
FLATIRON
GRAMERCY
New York
MANHATTAN
BROOKLYN

B-4

LOAN #1: 225 & 233 Park Avenue south

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Barclays
Location (City/State)	New York, New York	Cut-off Date Balance(3)	$60,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$347.76
Size (SF)	675,756	Percentage of Initial Pool Balance	5.5%
Total Occupancy as of 5/24/2017	97.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/24/2017	97.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1909-1910 / 1982, 2016-2017	Mortgage Rate	3.65140%
Appraised Value(1)	$750,000,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	4/1/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	Orda Management Corporation; Morton F. Silver	Original Interest Only Period (Months)	120
Property Management	Self-Managed	First Payment Date	7/6/2017
Maturity Date	6/6/2027

Underwritten Revenues	$48,106,942
Underwritten Expenses	$18,601,103	Escrows(4)
Underwritten Net Operating Income (NOI)	$29,505,839	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,439,583	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(2)	31.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	31.3%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.39x / 3.27x	TI/LC	$8,106,455	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.6% / 12.1%	Other(5)	$26,393,540	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$235,000,000	54.7%	Loan Payoff	$226,370,056	52.6%
Mezzanine Debt	195,000,000	45.3	Principal Equity Distribution	159,383,488	37.1
Reserves	34,499,995	8.0
Closing Costs	9,746,461	2.3
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

(1)	The Appraised Value represents the “as-is assuming holdbacks” appraised value for the 225 & 233 Park Avenue South Property (as defined below), which assumes that all outstanding amounts for TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “as-is assuming holdbacks” appraised value. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $720,000,000 are each 32.6%.

(2)	Calculated based on the aggregate outstanding principal balance of the 225 & 233 Park Avenue South Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $60,000,000 represents the non-controlling note A-2, which is part of a loan combination evidenced by four pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $235,000,000. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was securitized in the WFCM 2017-C39 securitization transaction, (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $60,000,000, is currently held by Barclays Bank PLC (“Barclays”) and is expected to be contributed to one or more future securitization transactions and (iii) the non-controlling note A-4, which has an outstanding principal balance as of the Cut-off Date of $45,000,000 and was securitized in the WFCM 2017-C38 securitization transaction. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	Other upfront escrows include $11,529,288 for remaining capital expenditures and $14,864,252 for free rent.

■	The Mortgage Loan. The mortgage loan (the “225 & 233 Park Avenue South Loan”) is part of a loan combination (the “225 & 233 Park Avenue South Loan Combination”) evidenced by four pari passu notes that are together secured by the borrower’s fee interest in two, contiguous office buildings located on Park Avenue South in New York, New York (the “225 & 233 Park Avenue South Property”). The 225 & 233 Park Avenue South Loan is evidenced by the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.5% of the Initial Pool Balance. The related companion loans (collectively, the “225 & 233 Park Avenue South Companion Loans”) are evidenced by: (i) the controlling note A-1, which had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was securitized in the WFCM 2017-C39 securitization transaction; (ii) the non-controlling note A-3, which had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000, is currently held by Barclays and is expected to be contributed to one or more future securitization transactions; and (iii) the non-controlling note A-4, which had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and was securitized in the WFCM 2017-C38 securitization transaction. The 225 & 233 Park Avenue South Loan Combination was originated by Barclays on May 31, 2017. Each note evidencing the 225 & 233 Park Avenue South Loan Combination has an interest rate of 3.65140% per annum. The borrower utilized the proceeds of the 225 & 233 Park Avenue South Loan Combination to refinance the existing debt on the 225 & 233 Park Avenue South Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

The 225 & 233 Park Avenue South Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The 225 & 233 Park Avenue South Loan Combination requires interest only payments throughout the entire term. The scheduled maturity date of the 225 & 233 Park Avenue South Loan Combination is the due date in June 2027. Voluntary prepayment of the 225 & 233 Park Avenue South Loan Combination is permitted on or after the due date in February 2027. Defeasance of the 225 & 233 Park Avenue South Loan Combination with direct, non-callable obligations of the United States of America or other obligations

B-5

LOAN #1: 225 & 233 Park Avenue south

which are “government securities” is permitted at any time after the earlier of May 31, 2020 or the second anniversary of the securitization of the last portion of the 225 & 233 Park Avenue South Loan Combination.

■	The Mortgaged Property. The 225 & 233 Park Avenue South Property comprises two contiguous Class A office buildings, totaling 675,756 SF, located on Park Avenue South, between East 18th and East 19th Streets in Manhattan, New York. 225 Park Avenue South is a 19-story Class A office building with 503,104 SF built in 1910. 233 Park Avenue South is a 13-story Class A office building with 172,652 SF built in 1909. The two buildings operate as a single property, as they are interconnected on each floor. The 225 & 233 Park Avenue South Property provides various amenities, including, but not limited to, exclusive outdoor spaces on the roof of each building, bike storage and separate entrances (one on Park Avenue South and one on East 18th Street). The 225 & 233 Park Avenue South Property is located one block north of Union Square and one block south of Gramercy Park. According to the appraisal, the 225 & 233 Park Avenue South Property is considered to be located in a trendy, upscale neighborhood with access to restaurants, nightclubs, galleries, theaters and universities.

Prior to 2014, the 225 & 233 Park Avenue South Property was 100.0% occupied by the Port Authority of New York and New Jersey (the “Port Authority”), STV and a few other tenants. Once the Port Authority elected to leave the building in 2015, the borrower sponsor commenced an approximately $133 million capital improvement plan for the 225 & 233 Park Avenue South Property. Of the $133 million, approximately $113.6 million had been spent as of the origination date on various hard and soft improvements and tenant improvements and leasing costs for Facebook, Buzzfeed, T. Rowe Price and the new ground floor restaurant. The remaining $19.6 million was deposited into escrow by the borrower on the origination date. The outstanding hard and soft improvements include upgrading the elevators, building out the 19th floor garden courtyard/rooftop and finishing the build-out of the ground floor retail.

The 225 & 233 Park Avenue South Property’s largest tenant is Facebook, a technology company whose platforms allow users to communicate with family, friends and coworkers. As of December 31, 2016, Facebook had approximately 1.23 billion daily active users. Facebook utilizes the 225 & 233 Park Avenue South Property as its marketing headquarters and leases 39.4% of the net rentable area through October 2027. Facebook has been a tenant at the 225 & 233 Park Avenue South Property since October 2016 and has invested approximately $60 million in excess of its initial tenant improvement allowance in its space. The build-out of the Facebook space includes a sit-down restaurant and garden courtyard/rooftop on the 19th floor, a contiguous staircase between the 8th, 9th and 10th floors and interior design by Frank Gehry. On May 26, 2017, Facebook exercised an expansion option to lease a portion of the 6th floor and the entire 7th floor (the “Facebook Expansion Space”), an increase of 67,011 SF. The tenant is currently engaged in the build-out of the Facebook Expansion Space and is expected to take occupancy in July 2018.

The second largest tenant, Buzzfeed, leases 28.7% of the net rentable area through May 2026. Buzzfeed is an independent digital media company delivering news and entertainment to millions of users globally. Buzzfeed, which utilizes the 225 & 233 Park Avenue South Property as its headquarters, has been a tenant at the 225 & 233 Park Avenue South Property since June 2015 and has spent approximately $23.9 million in excess of its initial tenant improvement allowance in its space. Buzzfeed has its own separate building entrance on East 18th Street and has a garden courtyard/rooftop on the 13th floor (the top floor of the 233 Park Avenue South building). As of November 2016, Buzzfeed raised approximately $200 million from NBCUniversal, increasing the company’s investment in Buzzfeed to approximately $400 million. Based on the terms of the NBCUniversal investment, Buzzfeed would be valued at approximately $1.7 billion.

B-6

LOAN #1: 225 & 233 Park Avenue south

The following table presents certain information relating to historical leasing at the 225 & 233 Park Avenue South Property:

Historical Leased %(1)(2)

Property Name	2013	2014(3)	2015(3)	2016	UW (May 2017)(4)(5)
225 & 233 Park Avenue South	100.0%	95.8%	49.2%	96.6%	97.9%

(1)	Source: borrower sponsor

(2)	Represents occupancy as of December 31 for the indicated year unless otherwise specified.

(3)	The decrease in occupancy from year-end 2014 to year-end 2015 is a result of the Port Authority vacating its premises at the 225 & 233 Park Avenue South Property, except for Floors 4 and 8 in the 233 Park Avenue South building. The borrower sponsor commenced gut renovating the space made available after the Port Authority vacated.

(4)	Based on the underwritten rent roll dated May 24, 2017.

(5)	The underwritten occupancy as of May 2017 includes the Facebook Expansion Space and Facebook’s 8th floor space (40,397 SF), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower sponsor on the origination date.

The following table presents certain information relating to the major tenants at the 225 & 233 Park Avenue South Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Facebook(2)(3)(4)	NR / NR / NR	266,460	39.4%	$21,146,899	45.1%	$79.36	10/31/2027	1, 5-year option(5)
Buzzfeed(6)(7)	NR / NR / NR	194,123	28.7	14,808,325	31.6	$76.28	5/31/2026	NA
STV	NR / NR / NR	133,200	19.7	6,037,948	12.9	$45.33	5/31/2024	1, 10-year option(8)
233 PAS Restaurant Co.(9)	NR / NR / NR	10,961	1.6	1,100,000	2.3	$100.36	4/30/2032	1, 5-year option
T. Rowe Price(10)	NR / NR / NR	13,450	2.0	1,049,100	2.2	$78.00	3/31/2028	1, 5-year option
WB Wood	NR / NR / NR	13,397	2.0	739,380	1.6	$55.19	12/31/2022	1, 5-year option
Ainsworth	NR / NR / NR	11,740	1.7	613,759	1.3	$52.28	10/31/2022	NA
Florian Café	NR / NR / NR	6,953	1.0	600,000	1.3	$86.29	6/30/2029	1, 5-year option
Flushing Savings Bank	NR / NR / NR	7,208	1.1	501,628	1.1	$69.59	10/31/2026	1, 5-year option
CUNY	NR / NR / NR	3,790	0.6	287,547	0.6	$75.87	6/30/2021	NA
Ten Largest Owned Tenants		661,282	97.9%	$46,884,586	100.0%	$70.90
Remaining Tenants		0	0	0	0.0	$0.00
Vacant		14,474	2.1	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		675,756	100.0%	$46,884,586	100.0%	$70.90

(1)	Based on the underwritten rent roll dated May 24, 2017.

(2)	Facebook recently exercised its expansion option at the 225 & 233 Park Avenue South Property for a portion of the 6th floor and the entire 7th floor totaling 67,011 SF.

(3)	Facebook is entitled to 19 months of free rent through December 2018 for the Facebook Expansion Space (9.9% of GLA), 12 months of free rent through May 2018 for the 8th floor (40,397 SF, 6.0% of GLA), and five months of free rent through October 2017 for the 18th and 19th floors (48,740 SF, 7.2% of GLA). Such free rent amount was reserved upfront at loan origination.

(4)	Facebook has a one-time right to terminate its lease effective March 31, 2024 by providing 18 months’ written notice and delivering a termination payment of $32,991,937. However, the termination payment will be increased by seven months of fixed rent with respect to the Facebook Expansion Space and the unamortized value of the transaction costs with respect to the Facebook Expansion Space amortized at a 6% interest rate over the term of the Facebook Expansion Space (commencing on July 1, 2018 and expiring on October 31, 2027).

(5)	Facebook has one five-year lease renewal option on the (i) 8th, 9th, 10th, 17th, 18th and 19th floors, (ii) 9th and 10th floors, (iii) 17th, 18th and 19th floors or (iv) 9th, 10th, 17th, 18th and 19th floors.

(6)	Buzzfeed currently subleases the entire 11th floor of the 225 Park Avenue South building (26,921 SF, 4.0% of GLA) to Teacher Synergy, LLC, through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC gives six months’ termination notice to the other party.

(7)	Buzzfeed is entitled to 16 months of free rent through September 2018 on 2,288 SF (0.3% of GLA). Such free rent amount was reserved upfront at loan origination.

(8)	STV’s renewal option may apply to all or a part of the STV premises, provided that the renewal may not consist of less than two full contiguous floors within the 225 & 233 Park Avenue South Property.

(9)	233 PAS Restaurant Co. is entitled to 10 months of free rent through March 2018 on 9,488 SF (1.4% of GLA). Such free rent amount was reserved upfront at loan origination.

(10)	T. Rowe Price is entitled to nine months of free rent through February 2018 on 13,450 SF (2.0% of GLA). Such free rent amount was reserved upfront at loan origination.

B-7

LOAN #1: 225 & 233 Park Avenue south

The following table presents the lease rollover schedule at the 225 & 233 Park Avenue South Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	3,790	0.6	0.6%	287,547	0.6	$75.87	1
2022	25,137	3.7	4.3%	1,353,139	2.9	$53.83	2
2023	0	0.0	4.3%	0	0.0	$0.00	0
2024	133,200	19.7	24.0%	6,037,948	12.9	$45.33	1
2025	0	0.0	24.0%	0	0.0	$0.00	0
2026	201,331	29.8	53.8%	15,309,953	32.7	$76.04	2
2027	266,460	39.4	93.2%	21,146,899	45.1	$79.36	1
2028 & Thereafter	31,364	4.6	97.9%	2,749,100	5.9	$87.65	3
Vacant	14,474	2.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	675,756	100.0%		$46,884,586	100.0%	$70.90	10

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 225 & 233 Park Avenue South Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)(2)	TTM 3/31/2017(2)(3)	Underwritten(3)	Underwritten $ per SF
Base Rent(4)	$34,757,905	$36,390,135	$30,962,652	$31,901,632	$45,723,854	$67.66
Rent Steps	0	0	0	0	445,767	0.66
Gross Up Vacancy	0	0	0	0	977,863	1.45
Reimbursements	5,329,836	5,220,534	4,283,556	2,896,654	2,082,476	3.08
Other Income(5)	311,227	271,394	248,411	245,387	245,387	0.36
Gross Revenue	$40,398,967	$41,882,063	$35,494,619	$35,043,673	$49,475,347	$73.21

Vacancy & Credit Loss	0	0	0	0	(1,368,405)	(2.02)
Effective Gross Income	$40,398,967	$41,882,063	$35,494,619	$35,043,673	$48,106,942	$71.19

Total Operating Expenses	$19,345,506	$19,132,092	$19,250,259	$19,795,518	$18,601,103	$27.53

Net Operating Income	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$29,505,839	$43.66
TI/LCs	0	0	0	0	991,923	1.47
Capital Expenditures	0	0	0	0	74,333	0.11
Net Cash Flow	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$28,439,583	$42.09

Occupancy	95.8%	49.2%	96.6%	97.9%	97.9%
NOI Debt Yield(6)	9.0%	9.7%	6.9%	6.5%	12.6%
NCF DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.27x

(1)	The decrease in Net Operating Income from 2015 to 2016 is primarily due to the Port Authority vacating its premises in March 2015, with the exception of Floors 4 and 8. The Port Authority previously occupied 305,426 SF at rental rates between $56 and $62 per SF on a modified gross basis.

(2)	The decrease in Net Operating Income from 2016 to TTM 3/31/2017 is a result of the borrower sponsor’s gut renovation of the space previously occupied by the Port Authority. Additionally, two tenants, Buzzfeed and Facebook (186,368 SF, 29.4% of GLA) were in free rent periods.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to Underwritten is primarily due to (i) Facebook’s signed-not-occupied rent of $8,163,008 for the Facebook Expansion Space and its space on the 8th floor, (ii) three tenants (Buzzfeed, Facebook and STV) (198,791 SF, 29.4% of GLA) concluding their rent abatement periods and (iii) rent steps taken through April 2018.

(4)	Underwritten Base Rent is inclusive of a rent credit of $714,965 for Facebook which is reimbursed $2.70 per SF for cleaning costs.

(5)	Other Income consists of cleaning income and other miscellaneous income.

(6)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the 225 & 233 Park Avenue South Loan Combination.

B-8

LOAN #1: 225 & 233 Park Avenue south

■	Appraisal. According to the appraisal, the 225 & 233 Park Avenue South Property had an “as-is” appraised value of $720,000,000 as of April 1, 2017. The appraiser also concluded to an “as-is assuming holdbacks” appraised value of $750,000,000 as of April 1, 2017. The “as-is assuming holdbacks” appraised value assumes that all outstanding amounts related to the TI/LCs, free rent and capital expenditures are reserved upfront at loan origination. The borrower sponsor reserved all such amounts upfront at loan origination.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Direct Capitalization Approach(1)	$770,000,000	N/A	4.00%
Discounted Cash Flow Approach(2)	$720,000,000	6.50%	5.00%

(1)	Based on the “as-stabilized” appraised value.

(2)	Based on the “as-is” appraised value.

■	Environmental Matters. Based on a Phase I environmental report dated April 13, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions and no recommendations for further action (other than the continued implementation of the existing asbestos operations and maintenance program currently in place at the 225 & 233 Park Avenue South Property).

■	Market Overview and Competition. The 225 & 233 Park Avenue South Property is located in the Madison/Union Square office submarket of the Midtown South Manhattan market, a block north of Union Square and a few blocks south of Madison Square Park. The 225 & 233 Park Avenue South Property is located within “Silicon Alley”, the stretch of Broadway from the Flatiron District to SoHo, and is considered a hub for startups and tech companies. A few of the corporate neighbors to the 225 & 233 Park Avenue South Property are Tumblr, Sony, MasterCard and Digitas. The 225 & 233 Park Avenue South Property also benefits from its vicinity to numerous retailers and various fine and casual dining options. Proximity to Union Square also provides access to multiple subway lines, including the 4, 5, 6, N, Q, R, W and L, all of which connect the 225 & 233 Park Avenue South Property to various parts of New York City.

As of the first quarter of 2017, the Madison/Union Square office submarket had approximately 32.0 million SF of office inventory, direct weighted average Class A asking rents of $84.23 per SF and a vacancy rate of 3.9%. According to the appraisal, average Class A office rents in the Madison/Union Square submarket are $81.83 per SF, with multiple spaces in the market exceeding $90.00 per SF.

B-9

LOAN #1: 225 & 233 Park Avenue south

The following table presents certain information relating to recent office leasing activity for the 225 & 233 Park Avenue South Property’s office market:

Recent Office Leasing Activity(1)
Address	412 West 13th Street	853 Broadway	413 West 14th Street	430 West 15th Street	315 Park Avenue South	330 Hudson Street	250 Hudson Street	315 Park Avenue South	200 Park Avenue South	770 Broadway
Year Built/Year Renovated	1900/2001	1929	2017	1950/2016	1928/2007	2013	1928	1928/2007	1908	1905

Office GLA (SF)	80,330	126,000	110,358	98,087	276,000	394,315	30,000	276,000	225,000	911,213

No. Stories	8	21	5	7	20	13	14	20	17	15

Lease Information
Tenant Name	Bumble & Bumble	21st Century Fox/ TrueX Media	Argo Group	Live Nation Entertainment, Inc.	BDG Media	Deloitte Digital	Lieff Cabraser Heimann & Bernstein	Winton Capital	Elizabeth Arden	Facebook
Floor(s) Leased	3 – 6	21	3 - 4, PH	2 – 7	11 - 12	Pt. 9 - 10	8	19 – 20	6 – 7	14

Lease Date	Feb-2017	Jan-2017	Feb-2017	Jan-2017	Nov-2016	Nov-2016	Sept-2016	Jul-2016	Mar-2016	Feb-2016

Term (Years)	15	10	15	15	10	12	10	10	10	12

Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross

Tenant Size	41,210	5,864	45,495	76,915	34,100	37,356	27,778	34,844	35,698	79,998

Rent per SF	$93.00	$110.00	$92.00	$98.66	$85.00	$80.00	$78.00	$100.00	$64.00	$105.00

(1)	Source: Appraisal.

■	The Borrower. The borrower, 225 Fourth LLC, is a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the 225 & 233 Park Avenue South Loan Combination. The sponsors of the borrower are Orda Management Corporation (“ORDA”) and Morton F. Silver. ORDA is a New York-based family-owned business that predominantly develops, manages and owns residential and commercial real estate in the New York metropolitan area. The non-recourse carveout guarantors are Morton F. Silver and ORDA. Morton F. Silver’s carveouts under the 225 & 233 Park Avenue South Loan Combination are limited to (i) transfers by the borrower of ownership of all or any material portion of the real property comprising part of the 225 & 233 Park Avenue South Property, (ii) a sale, assignment, pledge or other encumbrance by the borrower of the rents and (iii) bankruptcy related carveouts.

■	Escrows. In connection with the origination of the 225 & 233 Park Avenue South Loan Combination, the borrower deposited (i) $14,864,252 into a free rent reserve account for four tenants, (ii) $11,529,288 into a remaining base costs & fees reserve account for remaining base building costs and fees and (iii) $8,106,455 into a TI/LC reserve account for existing tenant improvement and leasing commission costs.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrower is required to deposit reserves of (i) 1/12th of the estimated annual taxes, (ii) provided an acceptable blanket insurance policy is no longer in place, 1/12th of the annual insurance premiums, (iii) $11,176 into a replacement reserve account and (iv) $55,878 into a TI/LC reserve account.

The borrower is required, no later than one business day after receipt of the Facebook lease termination payment, to deposit such lease termination payment into the TI/LC reserve (“Facebook Rollover Reserve Fund”). The Facebook Rollover Reserve Fund will be used for tenant improvements and leasing commissions incurred in connection with the re-leasing of the Facebook space.

On the payment date occurring in June 2018 and each payment date thereafter prior to the occurrence of a Buzzfeed Trigger Period (as defined below), the borrower will be required to deposit $112,623 into a reserve (the “Buzzfeed Rollover Reserve”) and on each payment date during the continuation of a Buzzfeed Trigger Period, the borrower will

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be required to sweep all excess cash flow from the 225 & 233 Park Avenue South Property into the Buzzfeed Rollover Reserve until the amounts on deposit equal or exceed $13,000,000 (the “Buzzfeed Rollover Cap”).

■	Lockbox and Cash Management. The 225 & 233 Park Avenue South Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender. All funds in the clearing account are required to be transferred within two business days of receipt, and applied to all required payments and reserves as set forth in the 225 & 233 Park Avenue South Loan documents. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 225 & 233 Park Avenue South Loan documents. During the continuance of a Trigger Period, all funds in the clearing account are required to be transferred to the cash management account on a daily basis and applied to all required payments and reserves as set forth in the 225 & 233 Park Avenue South Loan documents.

A “Trigger Period” will commence upon the occurrence of a (i) Default Trigger Period, (ii) Buzzfeed Trigger Period, (iii) Mezzanine Trigger Period or (iv) DSCR Trigger Period.

A “Default Trigger Period” will commence upon the occurrence and continuance of an event of default under the 225 & 233 Park Avenue South Loan documents and expire upon the cure of such event of default.

A “Buzzfeed Trigger Period” will commence on April 1, 2025, the date that is 14 months prior to the scheduled expiration of the Buzzfeed tenant, and terminate upon the first to occur of (i) Buzzfeed renewing or extending its lease in accordance with the 225 & 233 Park Avenue South Loan documents and (a) Buzzfeed paying full, unabated rent under such renewed or extended lease or (b) Buzzfeed being obligated to begin paying full unabated rent under such renewed or extended lease if the borrower reserves with the lender the amount equal to the aggregate amount of the rent that would accrue during such free rent period, (ii) (a) the borrower leasing the entire Buzzfeed space to one or more tenants pursuant to replacement lease(s) acceptable to the lender, (b) such tenants being in physical occupancy of their space, (c) such tenants being open for business and the landlord’s leasing obligations for such replacement lease(s) having been paid and (d) the applicable replacement tenant(s) paying full, unabated rent equaling or exceeding the rent payable under the Buzzfeed lease or (iii) the amount reserved in the Buzzfeed Rollover Reserve equaling or exceeding the Buzzfeed Rollover Cap. However, if clauses (i) and (ii) above occur prior to April 1, 2025, a Buzzfeed Trigger Period will not commence.

A “Mezzanine Trigger Period” will commence upon the date that the lender has received written notice from the mezzanine lender that an event of default under the 225 & 233 Park Avenue South Mezzanine Loan (as defined below) exists and expires upon the date that the lender has received written notice from the mezzanine lender that such event of default no longer exists.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt (as defined below)), as calculated in the 225 & 233 Park Avenue South Loan documents, being less than 1.20x and expire upon the date that the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt) is equal to or greater than 1.25x for two consecutive quarters.

■	Property Management. The 225 & 233 Park Avenue South Property is managed by ORDA, an affiliate of the borrower. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; (ii) an event of default under the 225 & 233 Park Avenue South Loan documents has occurred and is continuing; or (iii) a default by the property manager of a material obligation under the property management agreement has occurred and is continuing beyond any applicable notice and cure period. Upon such occurrence, a Qualified Manager (as defined below) will be required to assume management of the 225 & 233 Park Avenue South Property pursuant to a replacement property management agreement on terms substantially the same as the management agreement entered into at origination.

A “Qualified Manager” means (i) an individual or company (or another type of party as further specified under the 225 & 233 Park Avenue South Loan documents) that (A) is either a nationally or regionally recognized property management company having at least 10 years’ experience in the management of office properties similar to the 225 & 233 Park Avenue South Property, (B) has under management no less than 3,000,000 leasable square footage of office space, and (C) is not the subject of a bankruptcy or similar insolvency proceeding; (ii) an individual or company (or another type of party as further specified under the 225 & 233 Park Avenue South Loan documents) that has been approved by the lender in writing and may be conditioned upon a rating agency confirmation; or (iii) an affiliate of the

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borrower, which affiliate is majority owned and controlled by Morton F. Silver or in the event of the death or incompetency of Morton F. Silver, 25% of such affiliate is owned and controlled by one or more specified lineal descendants as further specified under the 225 & 233 Park Avenue South Loan documents.

■	Mezzanine or Secured Subordinate Indebtedness. Barclays concurrently funded a $195,000,000 mezzanine loan (the “225 & 233 Park Avenue South Mezzanine Loan” and, together with the 225 & 233 Park Avenue South Loan Combination, the “225 & 233 Park Avenue South Total Debt”) with the origination of the 225 & 233 Park Avenue South Loan Combination to 225 Fourth Mezz LLC, of which $153,000,000 was sold to Hangang US Real Estate Fund No.2. Barclays currently holds the remaining $42,000,000 and expects to sell the remaining portion to one or more third party investors. The 225 & 233 Park Avenue South Mezzanine Loan was further split into a mezzanine A loan equal to $80,000,000, a mezzanine B loan equal to $75,000,000 and a mezzanine C loan equal to $40,000,000. The mezzanine loans are co-terminous with the 225 & 233 Park Avenue South Loan Combination and accrue interest at a blended fixed per annum rate equal to 4.6700%. An intercreditor agreement is in place with respect to the 225 & 233 Park Avenue South Loan Combination and the related mezzanine loans.

■	Future Mezzanine or Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness provided (i) prior written notice of not less than 45 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (ii) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (iii) the mezzanine loan will have a term that is at least co-terminous with the 225 & 233 Park Avenue South Loan Combination, (iv) the mezzanine loan will be current pay and will not be a payment in kind structure, (v) the combined loan-to-value ratio for the 225 & 233 Park Avenue South Total Debt and permitted mezzanine loan will not be greater than 54.46%, (vi) the debt service coverage ratio of the 225 & 233 Park Avenue South Total Debt and the permitted mezzanine loan is equal to or greater than 1.67x, (vii) if the mezzanine loan is floating rate, the borrower acquires and maintains an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (viii) a rating agency confirmation that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings is obtained and (ix) any other requirements as stated under the 225 & 233 Park Avenue South Loan documents are met.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. So long as TRIPRA is in effect, the borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 225 & 233 Park Avenue South Property (plus 18 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 225 & 233 Park Avenue South Loan as described in the preceding sentence. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
General Motors Building
767 Fifth Avenue
New York, NY 10153
New York
MANHATTAN
BROOKLYN
Upper West Side
Upper East Side
West New York
Astoria
Long Island City
Metropolitan Museum of Art
Natural History Museum
Central Park
Carnegie Hall
Times Square
Midtown
United Nations
Madison Square Garden
Empire State Building
Hoboken
JFK Stadium
NYU
SoHo
Financial District
Jersey City
Central Park
Central Park Zoo
ROCKEFELLER CENTER
RCA Building
Radio City Music Hall
Saint Patrick's Cathedral
Museum of Modern Art (MOMA)
Plaza Hotel
Bloomingdale's
Sony Building
New York Hilton Hotel
Waldorf Astoria Hotel
Seagram Bldg
Citigroup Center
Lipstick Building
Helmsley Building
Roosevelt Hotel
Time & Life Building
McGraw-Hill Building
AXA Center
CBS Building
International Building
W 59TH STREET
W 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
E 67TH STREET
E 66TH STREET
E 65TH STREET
E 64TH STREET
E 63RD STREET
E 62ND STREET
E 61ST STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
SEVENTH AVENUE
BROADWAY

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LOAN #2: general motors building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)	CGMRC
Location (City/State)	New York, New York	Cut-off Date Balance(4)	$55,200,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)	$738.70
Size (SF)	1,989,983	Percentage of Initial Pool Balance	5.1%
Total Occupancy as of 6/1/2017(1)	95.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2017(1)	95.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1968 / 2017	Mortgage Rate	3.43000%
Appraised Value	$4,800,000,000	Original Term to Maturity (Months)	120
Appraisal Date	5/8/2017	Original Amortization Term (Months)	NAP
Borrower Sponsors	Boston Properties Limited Partnership;	Original Interest Only Period (Months)	120
	767 LLC; Sungate Fifth Avenue LLC	First Payment Date	7/9/2017
Property Management	Boston Properties Limited Partnership	Maturity Date	6/9/2027

Underwritten Revenues	$334,764,418
Underwritten Expenses	$107,458,009	Escrows(5)
Underwritten Net Operating Income (NOI)	$227,306,409		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$221,544,794	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	30.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	30.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.45x / 4.33x	TI/LC(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.5% / 15.1%	Other(6)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,470,000,000	63.9%	Loan Payoff	$1,606,000,000	69.8%
Junior Non-Trust Notes	830,000,000	36.1	Principal Equity Distribution	652,892,324	28.4
			Closing Costs	41,107,676	1.8

Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

(1)	Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property (as defined below) until January 1, 2019.

(2)	DSCR, LTV, Debt Yield and Balance per SF calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes (as defined below) and exclude the aggregate outstanding principal balance of the General Motors Building Junior Non-Trust Notes (as defined below). Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the General Motors Building Loan Combination (as defined below) are 47.9%, 47.9%, 2.84x, 2.77x, 9.9%, 9.6%, and $1,156, respectively.

(3)	The General Motors Building Loan Combination (as defined below) was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting through its New York Branch (“DBNY”), and Wells Fargo Bank, National Association (“Wells Fargo”).

(4)	The Cut-off Date Balance of $55,200,000 represents the non-controlling notes A-3-A2-1 and A-3-A3 which are part of a loan combination evidenced by 37 notes having an aggregate outstanding principal balance as of the Cut-off Date of $2,300,000,000. The related companion loans are evidenced by (i) 31 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,414,800,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000.

(5)	See “Escrows” below.

(6)	At loan origination, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “General Motors Building Loan”) is part of a loan combination (the “General Motors Building Loan Combination”) evidenced by 37 notes comprising (i) 33 senior pari passu notes (collectively, the “General Motors Building Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,470,000,000, and (ii) four junior pari passu notes (collectively, the “General Motors Building Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $830,000,000. The General Motors Building Junior Non-Trust Notes are subordinate to the General Motors Building Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The General Motors Building Pari Passu-A/B Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the General Motors Building Loan Combination is $2,300,000,000. The General Motors Building Loan Combination is secured by the borrower’s fee simple interest in a Class A mixed use, office and retail building located in New York, New York (the “General Motors Building Property”). The General Motors Building Loan, which is evidenced by the non-controlling notes A-3-A2-1 and A-3-A3, has an outstanding principal balance as of the Cut-off Date of $55,200,000 and represents approximately 5.1% of the Initial Pool Balance. The related companion loans are evidenced by 31 senior pari passu notes (collectively, the “General Motors Building Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,414,800,000, and the General Motors Building Junior Non-Trust Notes, as detailed in the note summary table below. The General Motors Building Loan Combination was originated by MSBNA, CGMRC, DBNY, and Wells Fargo on June 7, 2017. Each note evidencing the General Motors Building Loan Combination has an interest rate of 3.43000% per annum. The borrower utilized the proceeds of the General Motors Building Loan Combination to refinance the existing debt on the General Motors Building Property, return equity to the borrower sponsors and pay origination costs.

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Note Summary

Note(s)	Current or Anticipated Holder of Securitized Note	Aggregate Cut-off Date Balance
General Motors Building Loan
A-3-A2-1 and A-3-A3	CGCMT 2017-P8	$55,200,000
General Motors Building Senior Pari Passu Companion Loans
A-1-S, A-1-C1, A-2-S, A-2-C1, A-3-S, A-3-C1, A-4-S and A-4-C1	BXP 2017-GM	$725,000,000
A-1-A2, A-1-C3-2, A-3-C3-1 and A-3-A2-2	CGCMT 2017-B1	$92,700,000
A-1-C2, A-1-C3-1 and A-4-A3	BANK 2017-BNK6	$90,000,000
A-1-C4 and A-1-A3	MSBNA	$111,900,000
A-1-A1, A-2-A1, A-3-A1, and A-4-A1	CCRE(1)	$85,000,000
A-2-C2-2, A-2-C3, A-2-A2, and A-2-A3	DBNY	$95,200,000
A-2-C2-1, A-3-C2 and A-3-C3-2	CD 2017-CD5	$100,000,000
A-4-C2, A-4-C3 and A-4-A2	WFCM 2017-C38	$115,000,000

General Motors Building Junior Non-Trust Notes

B-1-S, B-2-S, B-3-S, and B-4-S	BXP 2017-GM	$830,000,000

(1)	Cantor Commercial Real Estate Lending, L.P.

The General Motors Building Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The General Motors Building Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in June 2027. Voluntary prepayment of the General Motors Building Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in December 2026. Defeasance of the General Motors Building Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the General Motors Building Loan Combination documents at any time after the earlier of June 7, 2020 or the second anniversary of the securitization of the last portion of the General Motors Building Loan Combination.

■	The Mortgaged Property. The General Motors Building Property is a 50-story mixed use office building comprised of approximately 1,989,983 total SF, including approximately 188,000 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s gross leasable area (“GLA”) is leased by investment grade or large law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (“Weil”) (24.6% of GLA, 19.4% of underwritten gross rent), headquarters for Aramis (15.1% of GLA, 12.4% of underwritten gross rent), is expected to serve as a flagship retail location for Under Armour (2.5% of GLA, 10.2% of underwritten gross rent), BAMCO (5.3% of GLA, 7.4% of underwritten gross rent) and Apple’s flagship retail store (5.3% of GLA, 6.6% of underwritten gross rent). The top five tenants by underwritten gross rent at the General Motors Building Property occupy 52.8% of GLA and comprise 56.1% of the underwritten gross rent. As of June 1, 2017, the weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

The General Motors Building Property has retained two original office tenants since it was constructed in 1968 – Weil and Aramis, which represent a combined 39.7% of GLA and 31.8% of underwritten gross rent. Weil executed an early

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renewal of its lease in September 2014, extending it through August 2034 at an initial rent of $114.00 per SF, representing a premium to its existing weighted average in place gross rent of $92.37 per SF. The General Motors Building Property has retail frontage in the Upper Fifth Avenue retail submarket, which runs along Fifth Avenue between 49th Street and 60th Street, and is leased by Apple, Under Armour and Cartier, as well as frontage in the Madison Avenue retail submarket which is leased by Tumi and JP Morgan Chase.

The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008. Since acquiring the General Motors Building Property in 2008 and through 2016, based on information provided by the borrower, the borrower has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property.

As of June 1, 2017, the General Motors Building Property was approximately 95.0% leased to 38 tenants. The top five tenants by underwritten gross rent at the General Motors Building Property lease 52.8% of GLA and comprise 56.1% of the underwritten gross rent, and the top ten tenants by underwritten gross rent at the General Motors Building Property lease 67.3% of GLA and comprise 73.9% of the underwritten gross rent. The weighted average underwritten base rent for office tenants in the top 10 is $110.51 per SF and the weighted average underwritten base rent for retail tenants in the top 10 is $361.70 per SF.

The majority of the General Motors Building Property’s annual underwritten base rent comes from office tenants (73.2%), with the remaining underwritten base rent coming from retail tenants (26.3%) and storage space (0.4%).

The following table presents certain information relating to historical leasing at the General Motors Building Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 6/1/2017(2)
Owned Space	98.5%	97.5%	98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll.

The following table presents certain information relating to historical average annual rent per SF at the General Motors Building Property:

Historical Average Base Rent per SF(1)

	2014	2015	2016	As of 6/1/2017(2)(3)
Base Rent per SF	$99.08	$97.37	$103.95	$118.01

(1)	As provided by the borrower.

(2)	Based on the underwritten rent roll.

(3)	Based on the entire General Motors Building Property of 1,989,983 SF, which includes vacant SF.

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The following table presents certain information relating to the General Motors Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Weil, Gotshal & Manges(4)	NR / NR / NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034	2, 5-year options
Under Armour(5)	NR / Baa2 / BB+	49,582	2.5	29,999,945	11.3	$605.06	6/30/2034	2, 5-year options
Aramis(6)	NR / A2 / A+	299,895	15.1	27,530,236	10.3	$91.80	3/31/2020	2, 5-year options
BAMCO(7)	NR / NR / NR	105,579	5.3	21,290,010	8.0	$201.65	5/31/2035	1, 5-year option
Apple(8)	NR / Aa1 / AA+	105,748	5.3	18,057,615	6.8	$170.76	1/31/2034	1, 10-year and 2, 5-year options
Perella Weinberg	NR / NR / NR	130,155	6.5	12,392,687	4.7	$95.21	1/31/2022	NA
JP Morgan Chase	A+ / A3 / A-	7,500	0.4	10,980,750	4.1	$1,464.10	5/31/2021	1, 5-year option
Cartier	NR / NR / NR	11,745	0.6	8,891,545	3.3	$757.05	12/31/2018	2, 10-year options
Balyasny Asset Management(9)	NR / NR / NR	63,606	3.2	8,150,250	3.1	$128.14	12/31/2027	1, 5-year option
GM(10)	BBB- / Baa3 / BBB	76,200	3.8	7,010,400	2.6	$92.00	3/31/2020	NA
Ten Largest Owned Tenants		1,339,877	67.3%	$195,581,790	73.4%	$145.97
Remaining Tenants		550,242	27.7	70,735,275	26.6	$128.55
Vacant		99,864	5.0	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 ($5.66 per SF) of straight line rents through the tenants’ respective lease terms associated with Weil ($6,010,916) and Apple ($4,107,800), as well as four other tenants, which are included in the “Cash Flow Analysis” table below.

(4)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, on or after August 31, 2022. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in place weighted average gross rent of $92.37 per SF. BPLP, one of the borrower sponsors, provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019.

(5)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) as well as with respect to Under Armour’s free rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

(6)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(7)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(8)	Apple is temporarily occupying the space expected to be occupied by Under Armour once Under Armour’s lease commences, while the Apple Cube Space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent of $8,962,500, as well as with respect to Apple’s free rent in the amount of $9,562,000.

(9)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.

(10)	GM subleases 38,100 SF on the 14th floor to Grosvenor Capital at $80.00 per SF and 38,100 SF on the 16th floor to Reservoir Operations at $85.00 per SF.

B-20

LOAN #2: general motors building

The following table presents the lease rollover schedule at the General Motors Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2017	11,226	0.6%	0.6%	$993,600	0.4%	$88.51	1
2018	52,373	2.6	3.2%	15,456,871	5.8	$295.13	3
2019	106,096	5.3	8.5%	9,123,113	3.4	$85.99	2
2020	532,016	26.7	35.3%	50,741,831	19.1	$95.38	6
2021	35,486	1.8	37.0%	16,570,250	6.2	$466.95	3
2022	144,898	7.3	44.3%	14,412,478	5.4	$99.47	2
2023	2,747	0.1	44.5%	1,870,937	0.7	$681.08	1
2024	38,100	1.9	46.4%	3,429,000	1.3	$90.00	1
2025	66,347	3.3	49.7%	6,783,128	2.5	$102.24	2
2026	48,201	2.4	52.1%	9,096,994	3.4	$188.73	2
2027	99,324	5.0	57.1%	12,273,236	4.6	$123.57	5
2028 & Thereafter	753,305	37.9	95.0%	125,565,627	47.1	$166.69	10
Vacant	99,864	5.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,989,983	100.0%		$266,317,065	100.0%	$140.90	38

(1)	Calculated based on approximate square footage occupied by each owned tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800) which leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

Major Tenants

Weil, Gotshal & Manges (489,867 SF, 24.6% of GLA, 19.3% of underwritten base rent). Weil, an international corporate law firm, has its global headquarters at the General Motors Building Property. Founded in 1931, Weil currently has over 1,100 lawyers in 19 offices worldwide. Weil’s specialty practice areas include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 in a legal industry publication ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968, and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in-place weighted average gross rent of $92.37 per SF. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of GLA, 10.3% of underwritten base rent). The General Motors Building Property serves as headquarters for Aramis, a brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be engaged in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two five-year extension options remaining, each with 18 months’ notice at 95% of fair market rents.

Under Armour (49,582 SF, 2.5% of GLA, 11.3% of underwritten base rent). Under Armour is a developer, manufacturer and retailer of performance apparel, footwear and accessories for men, women and youth. Under Armour’s space at the General Motors Building Property is expected to be used as its flagship “Under Armour Brand House” retail store. Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) and free rent due to Under Armour. Under Armour will have 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

B-21

LOAN #2: general motors building

BAMCO (105,579 SF, 5.3% of GLA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

Apple (105,748 SF, 5.3% of GLA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property (the “Apple Cube Space”). Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property, while its store undergoes a renovation to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded Apple Cube Space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Apple’s free rent.

B-22

LOAN #2: general motors building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis(1)

	2013		2014		2015		2016		Underwritten(2)		Underwritten $ per SF(2)
Base Rent(2)	$188,477,818		$197,172,437		$193,759,747		$206,851,492		$266,317,065		$133.83
Straight Line Rent(3)	0		0		0		0		11,269,632		5.66
Rent Abatements(4)	0		0		0		0		0		0.00
Gross Up Vacancy	0		0		0		0		16,547,756		8.32
Reimbursements	29,544,790		35,800,858		38,501,366		39,027,298		27,629,542		13.88
Mark to Market(5)	0		0		0		0		17,100,676		8.59
Apple Percentage Rent	13,435,678		11,075,213		9,266,920		5,301,583		4,921,916		2.47
Direct Utilities	2,040,806		2,298,058		2,229,659		1,242,134		2,345,676		1.18
Service Income	2,596,805		2,976,371		3,277,203		3,357,322		4,425,456		2.22
Other Income(6)	16,176,651		7,995,847		2,733,268		569,626		754,455		0.38
Gross Revenue	$252,272,548		$257,318,784		$249,768,162		$256,349,455		$351,312,174		$176.54
Vacancy & Credit Loss	0		0		0		0		(16,547,756)		(8.32)
Effective Gross Income	$252,272,548		$257,318,784		$249,768,162		$256,349,455		$334,764,418		$168.22

Real Estate Taxes	$48,843,713		$56,588,425		$64,304,184		$69,746,440		$76,093,094		$38.24
Insurance	5,185,870		4,151,381		3,138,234		2,868,853		2,820,108		1.42
Management Fee(7)	5,242,237		5,338,307		5,478,829		5,405,290		1,000,000		0.50
Other Operating Expenses	24,989,132		25,925,053		26,335,252		26,903,525		27,544,807		13.84
Total Operating Expenses	$84,260,952		$92,003,166		$99,256,499		$104,924,109		$107,458,009		$54.00

Net Operating Income(8)	$168,011,596		$165,315,617		$150,511,664		$151,425,346		$227,306,409		$114.23
TI/LC	0		0		0		0		5,363,618		2.70
Capital Expenditures	0		0		0		0		397,997		0.20
Net Cash Flow	$168,011,596		$165,315,617		$150,511,664		$151,425,346		$221,544,794		$111.33

Occupancy	96.9%		98.5%		96.7%		96.3%		95.0	%(9)
NOI Debt Yield(10)	11.4%		11.2%		10.2%		10.3%		15.5%
NCF DSCR(10)	3.29	x	3.23	x	2.94	x	2.96	x	4.33	x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent and Underwritten $ per SF reflects contractual rents as of June 1, 2017, and includes rent steps through June 2018. Various adjustments have been made to the in place rents which are detailed below:

(i)	Apple is currently undergoing a major renovation to their Apple Cube Space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. Base rent for Apple as of January 2019 has been underwritten in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple Cube Space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent (base rent plus recoveries) for Apple.

(ii)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due date as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

(iii)	Weil has executed a renewal for 389,843 SF of its space through August 2034, commencing in September 2019. Underwritten Base Rent for Weil uses rents effective as of September 2019. With respect to the space not extended, contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries has been underwritten. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019.

(iv)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(v)	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 per SF in base rent. Continental Grain’s direct rent in 2020 of $110.00 per SF has been underwritten. BPLP provided a guaranty for the gap rent until 2020.

(3)	Underwritten Straight Line Rent is based on net present value of future contractual rent steps after June 1, 2018 for investment grade tenants and law firm tenants included in a listing of the largest 100 United States law firms through the tenants’ lease expirations (which in the case of certain tenants, expire beyond the loan term). Tenants with underwritten straight line rents include Weil ($6,010,916), Apple ($4,107,800) and four other tenants.

(4)	Apple has an abatement period for its percentage rent component that commences in October 2017 until it has moved into its expanded and redeveloped space. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. Underwritten Apple Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.

(5)	Rents have been marked up or down, as applicable, based on the appraiser’s conclusion of market rents.

(6)	Underwritten Other Income primarily consists of net antenna income.

(7)	Contractual management fee is equal to 2.0% of Effective Gross Income. Underwritten management fee is capped at $1,000,000.

(8)	The Net Operating Income for the period beginning on January 1, 2017 and ending on March 31, 2017 was $49,643,832.

(9)	Underwritten Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(10)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes and exclude the aggregate outstanding principal balance of the General Motors Building Junior Non-Trust Notes.

B-23

LOAN #2: general motors building

■	Appraisal. According to the appraisal, the General Motors Building Property has an “as-is” appraised value of $4,800,000,000 as of May 8, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$4,600,000,000	N/A	3.50%
Discounted Cash Flow Approach	$4,800,000,000	6.00%	4.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the General Motors Building Property.

■	Market Overview and Competition. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter of 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per SF, above the direct primary Midtown Manhattan average of $88.93 per SF.

According to the appraisal, as of the first quarter of 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per SF. Overall vacancy of Class A office space in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A office rental rates increased by $5.10 per SF over the same time period.

The following table presents certain information relating to the Class A Office Market for the Plaza District as of first quarter 2017:

Plaza District - Class A Office Market Summary(1)
	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Rental Rate	YTD Leasing Activity (SF)
Madison/Fifth Avenue	19,782,877	11.8%	11.0%	$110.15	296,980
Park Avenue	21,842,808	12.4%	9.2%	$101.41	249,730
Sixth Avenue/Rockefeller Center	39,485,121	10.9%	8.8%	$92.13	890,591
Total / Wtd. Avg.	81,110,806	11.5%	9.4%	$99.69	1,437,301

(1)	Source: Appraisal.

The appraiser identified 10 comparable recent office leases ranging in tenant size from 4,002 SF to 110,025 SF. The comparable leases are all located in buildings similar in class to the General Motors Building Property, and in the General Motors Building Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from six to fifteen years and exhibit a range of rents from $108.50 per SF to $180.00 per SF, with an average of $148.95 per SF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $108.37 per SF to $189.50 per SF, with an average of $156.50 per SF. Free rent concessions ranged from zero to 13 months. Tenant improvement allowances ranged from $35.00 per SF to $100.00 per SF.

B-24

LOAN #2: general motors building

The following table presents certain information relating to recent office leasing activity for the General Motors Building Property’s office market:

Recent Office Leasing Activity(1)
Address	590 Madison Avenue	520 Madison Avenue	375 Park Avenue	9 West 57th Street	650 Madison Avenue	450 Park Avenue	399 Park Avenue	9 West 57th Street	375 Park Avenue	375 Park Avenue
Year Built	1982	1982	1958	1971	1987	1972/2003	1961	1971	1958	1958
Office GLA (SF)	1,016,413	849,600	830,009	1,500,000	521,544	247,242	1,250,000	1,500,000	830,009	830,009
No. Stories	43	43	38	50	27	33	39	50	38	38
Lease Information
Tenant Name	Cemex	CIC Union	Servcorp NYC	Qatar Investment Authority	Carson Family Trust	Banco Bradesco	Morgan Stanley	Zimmer Partners	Fried Frank	Strategic Asset Services
Floor(s) Leased	Pt. 27th	Ent. 36th-37th	Pt. 26th	Pt. 38th	Pt. 26th	Ent. 32nd-33rd	Ent. 12th, Ent. 23rd, Ent. 24th	Pt. 33rd	Pt. 36th-37th	Pt. 20th
Lease Date	Feb-2017	Jan-2017	Jan-2017	Jan-2017	Jan-2017	Dec-2016	Jul-2016	Jul-2016	Jun-2016	May-2016
Term (Years)	15	10	10	10	10	13	15	10	6	7
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size	5,903	46,822	9,572	14,000	4,002	21,822	110,025	20,100	11,703	16,000
Rent per SF	$145.00	$127.00	$173.00	$180.00	$120.00	$149.00	$108.50	$155.00	$167.00	$165.00
Rent Steps	$155.00 (Yr. 5)	$136.00 (Yr. 6)	$183.00 (Yr. 6)	$185.00 (Yr. 6)	$130.00 (Yr. 6)	$159.00 (Yr. 6)	$118.50 (Yr. 6)	$165.00 (Yr. 6)	$174.00 (Yr. 5)	$170.00 (Yr. 5)
	$165.00 (Yr. 10)	$145.00 (Yr. 11)					$128.50 (Yr. 11)
Free Rent (Months)	8	13	4	6	6	11	10	0	6	3
Workletter (per SF)	$75.00	$77.50	$40.00	$65.00	$65.00	$70.00	$90.00	$110.00	$100.00	$35.00
Adjustments
Rent Concessions	$2.89	($1.81)	$14.53	$9.50	$6.50	$0.96	($0.13)	$11.50	$8.92	$22.68
Effective Adjusted Rent per SF	$147.89	$125.19	$187.53	$189.50	$126.50	$149.96	$108.37	$166.50	$175.92	$187.68

(1)	Source: Appraisal.

B-25

LOAN #2: general motors building

The following table presents certain information relating to the appraiser’s concluded office rental rate for the General Motors Building Property:

Office Market Rent Conclusion(1)
Market Rent	Floors	Rent per SF
	3 to 6	$110.00
	7 to 10	$115.00
	11 to 16	$120.00
	17 to 26	$140.00
	27 to 37	$155.00
	38 to 43	$175.00
	44 to 50	$210.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Free Rent (months)	10	12
Tenant Improvements (per SF)	$65.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million SF that exhibited a gross rental range of $75.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $200.00 per SF and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total / Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

(1)	Source: Appraisal.

The General Motors Building Property is located in both the Upper Fifth Avenue retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street, and the Madison Avenue retail submarket, which is defined as Madison Avenue between the north side of 57th Street and the south side of 72nd Street. The appraiser noted that the leasing markets along Fifth Avenue and Madison Avenue are among those with the highest rental rates in Manhattan and the United States as a whole. As of the first quarter 2017, direct asking rents in the Upper Fifth Avenue retail submarket and Madison Avenue retail submarket were $3,123 per SF and $1,407 per SF, respectively. The availability, which is the number of available retail spaces available divided by the total number of retail spaces in a given market, was 17.4% for the Upper Fifth Avenue retail submarket and 22.9% for the Madison Avenue retail submarket, for the first quarter 2017. The appraisal identified eight recent comparable retail leases which are detailed in the following chart.

B-26

LOAN #2: general motors building

The following table presents certain information relating to recent retail leasing activity in the General Motors Building Property’s retail market:

Comparable Retail Leases(1)
Address	723 Madison Avenue	650 Fifth Avenue	680 Madison Avenue	683 Fifth Avenue	685 Fifth Avenue	683 Madison Avenue	730 Fifth Avenue	650 Madison Avenue
Tenant Name	Paule Ka	Nike	Tom Ford	Stuart Weitzman	Coach	Bally’s	Zegna	Moncler
Frontage	Madison Avenue	Fifth Avenue & 52nd Street	61st Street & Madison Avenue	Fifth Avenue	Fifth Avenue & 54th Street	Madison Avenue & 61st Street	West 57th Street	Madison Avenue & East 60th Street
Lease Date	Dec-16	Dec-16	Aug-16	Jun-16	Feb-16	Jan-16	Feb-16	Sep-15
Original Term	10	15.5	10	10	10	10	15	10
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size (SF)	867 Grade	7,008 Grade	3,470 Grade	1,281 Grade	4,627 Grade	3,013 Grade	1,600 Grade	3,000 Grade
	415 LL	4,706 LL	5,000 2nd		5,247 LL		850 LL
	379 2nd	9,500 2nd			1,601 Mezz		1,600 Mezz
		12,000 3rd			6,337 2nd		7,530 2nd
		12,000 4th			6,337 3rd
12,000 5th
12,000 6th
Base Rent	$1,452,225	$33,190,000	$6,300,000	$5,000,000	$21,000,000	$5,001,580	$7,200,000	$4,500,000
Base Rent (per SF)	$1,600 Grade	$3,500 Grade	$1,650 Grade	$3,903 Grade	$3,550 Grade	$1,660 Grade	$3,515 Grade	$1,500 Grade
	$50 LL	$50 LL	$115 2nd		$150 LL		$150 LL
	$125 2nd	$350 2nd			$200 Mezz		$200 Mezz
		$200 3rd			$400 2nd		$150 2nd
		$75 4th			$150 3rd
$75 5th
$75 6th
Escalations	N/A	% Incr. / Yr.	N/A	% Incr. / Yr.	9% Incr. / 3 Yrs.	% Incr. / Yr.	% Incr. / Yr.	% Incr. / Yr.
Free Rent (Months)	5	6	6	6	9	6	6	6
Workletter (per SF)	$0.00	$508.00	$1,534.83	$0.00	$869.60	$0.00	$1,727.12	$0.00

(1)	Source: Appraisal.

B-27

LOAN #2: general motors building

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the General Motors Building Property:

Retail Market Rent Conclusion(1)
Tenant Category	Rent per SF
Retail (Lobby)	$140.00
Retail (Basement)	$250.00
Retail (Concourse)	$75.00
Retail (Madison Corner)	$1,250.00
Retail (Madison Midblock)	$1,200.00
Retail (Fifth Avenue)	$1,500.00
Retail (2nd Floor)	$250.00
Lease Term (years)	10
Free Rent (months)	6
Tenant Improvements (Per SF)	$0.00
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal.

■	The Borrower. The borrower is 767 Fifth Partners LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Loan Combination. The sponsors for the General Motors Building Loan are BPLP, a Delaware limited partnership, 767 LLC, a Delaware limited liability company, and Sungate Fifth Avenue LLC, a Delaware limited liability company. Other than the borrower, no person or entity guarantees the non-recourse carveouts or provides environmental indemnities with respect to the General Motors Building Loan Combination. Boston Properties, Inc. (“Boston Properties”) is a self-administered and self-managed publicly traded real estate investment trust that conducts its business through BPLP, which in turn holds all of Boston Properties’ interests. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter of 2017. For the same time period, BPLP reported that its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 per SF with over 3.4 million SF of office space under development nationwide. BPLP’s office buildings under development are 65% pre-leased and include Salesforce Tower in San Francisco, California, which is expected to be the tallest building in San Francisco when complete.

■	Escrows. During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each due date an amount equal to one-twelfth of (i) the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, and (ii) the insurance premiums that the lender reasonably estimates will be payable for renewal of the coverage afforded by the policies upon their expiration, provided that the borrower’s obligation to deposit such amount is provisionally suspended upon delivery to the lender of evidence satisfactory to the lender that some or all of the policies of insurance required to be maintained by the borrower pursuant to the General Motors Building Loan documents are maintained pursuant to blanket insurance policies which blanket insurance policies otherwise comply with the requirements of the General Motors Building Loan documents. Notwithstanding the foregoing, in connection with the origination of the General Motors Building Loan, the borrower has the right to deliver the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts, so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrower to the lender in lieu of making the deposits to any reserve accounts and/or any letter of credit delivered by

B-28

LOAN #2: general motors building

the borrower to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrower is required to have on deposit for such purpose. The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The aggregate amount of any BPLP Guaranty may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Loan Combination.

In the event of any downgrade, withdrawal or qualification of the rating of the BPLP Guarantor by any rating agency such that the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

At loan origination, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing tenant improvement and leasing commission costs and $161,161,013 in existing gap rent and free rent obligations.

■	Lockbox and Cash Management. The General Motors Building Loan documents require a hard lockbox with springing cash management. The General Motors Building Loan documents required the borrower to deliver tenant direction letters at origination, directing tenants to pay rent directly to a lender-controlled lockbox account, and require rents received by the borrower or the property manager with respect to the General Motors Building Property to be deposited into such lockbox account within five business days after receipt thereof during the term of the General Motors Building Loan. During the continuance of a Cash Management Sweep Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the General Motors Building Loan documents is continuing, applied to payment of debt service and funding of required reserves, with the remainder (i) to the extent a Cash Management Sweep Period is continuing, first applied to pay monthly operating expenses and then deposited into an excess cash flow reserve and held by the lender as additional collateral for the General Motors Building Loan; provided, however, if no event of default is continuing, such funds are required to be disbursed to the borrower within ten days after the lender’s receipt of a written request from the borrower (at its election) (a) to pay shortfalls on debt service on the General Motors Building Loan Combination, (b) to disburse monthly operating expenses (including payments to any affiliate of the borrower if set forth in the approved annual budget or otherwise approved by the lender) as set forth in the approved annual budget and extraordinary expenses reasonably approved by the lender, (c) to pay capital expenditures (other than payments to any affiliate of the borrower unless set forth in the approved annual budget or otherwise approved by the lender) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions, and (ii) to the extent no Cash Management Sweep Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the General Motors Building Loan documents, the lender may apply any funds in the cash management account to amounts payable under the General Motors Building Loan (and/or toward the payment of expenses of the General Motors Building Property), in such order of priority as the lender may determine.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Loan documents or (b) the debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b) (A) the debt service coverage ratio of the General Motors Building Loan Combination being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the borrower’s delivery of (x) cash in an amount that would have to be prepaid to bring the debt service coverage ratio to 1.20x to be held as an additional reserve fund, (y) a letter of credit satisfying the requirements in the General Motors Building Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

■	Property Management. The General Motors Building Property is managed by BPLP, a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the General Motors Building Loan Combination documents has occurred and is continuing; (iii) the property

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LOAN #2: general motors building

manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the General Motors Building Loan documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on an arms-length basis and commercially reasonable market terms and a subordination of management agreement reasonably acceptable to the lender, and, if such Qualified Manager is an affiliate of the borrower, upon delivery of a new non-consolidation opinion.

A “Qualified Manager” means (a) any affiliate of BPLP, (b) a property manager which has at least 10 years’ experience in the management of Class A office buildings in Manhattan, New York which at the time of its engagement as property manager of the General Motors Building Property has under management at least five million leasable SF comprising at least ten Class A office buildings, provided that such property manager is not the subject of a bankruptcy or similar insolvency proceeding; or (c) any other management organization approved by the lender in its reasonable discretion, for which the lender shall have received a rating agency confirmation in connection therewith.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the General Motors Building Property with no deductible in excess of $100,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. Notwithstanding the foregoing, in the event TRIPRA is no longer in effect, in no event is the borrower required to pay insurance premiums for terrorism insurance exceeding two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of such terrorism insurance exceeds the Terrorism Premium Cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap. Provided that TRIPRA remains in effect, the borrower is permitted to maintain terrorism coverage from a captive insurance company pursuant to the conditions of the General Motors Building Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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B-31

LOAN #3: 9-19 9th avenue

B-32

LOAN #3: 9-19 9th avenue

CHELSEA
9-19 9th Avenue
9-19 9th Avenue
New York, NY 10014
MEATPACKING DISTRICT
GREENWICH VILLAGE
WEST VILLAGE
Google Corporate Office Campus
75 Ninth Chelsea Market
85 Tenth
99 Tenth
Robert Fulton Houses
Apple
Whitney Museum of American Art
WEST STREET
Hudson River
New York
MANHATTAN
BROOKLYN
Jersey City

B-33

LOAN #3: 9-19 9th avenue

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMF V
Location (City/State)	New York, New York	Cut-off Date Balance(3)	$55,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)	$1,720.24
Size (SF)	61,038	Percentage of Initial Pool Balance	5.1%
Total Occupancy as of 9/6/2017(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/6/2017(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1920 / 2017	Mortgage Rate	4.13100%
Appraised Value	$202,000,000	Original Term to Maturity (Months)	120
Appraisal Date	6/23/2017	Original Amortization Term (Months)	NAP
Borrower Sponsors	Robert Cayre; BRE Properties, LLC	Original Interest Only Period (Months) First Payment Date	120 9/6/2017
Property Management	William Gottlieb Management Co., LLC
Maturity Date	8/6/2027

Underwritten Revenues	$9,411,761
Underwritten Expenses	$991,395	Escrows(4)
Underwritten Net Operating Income (NOI)	$8,420,366	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,414,262	Taxes	$128,689	$64,345
Cut-off Date LTV Ratio(2)	52.0%	Insurance	$162,734	$13,562
Maturity Date LTV Ratio(2)	52.0%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.91x / 1.91x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.0% / 8.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$105,000,000	100.0%	Loan Payoff	$60,399,767	57.5%
Principal Equity Distribution	41,608,335	39.6
Closing Costs	2,700,475	2.6
Reserves	291,423	0.3
Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

(1)	Occupancy includes Restoration Hardware, Inc. (“Restoration Hardware”). Restoration Hardware’s lease commenced in September 2016 and it began paying rent in May 2017. Restoration Hardware has not yet taken occupancy, but has accepted its leased premises and renovation work is expected to be completed in September 2017. Restoration Hardware anticipates opening for business in November 2017.

(2)	Calculated based on the aggregate outstanding principal balance of the 9-19 9th Avenue Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $55,000,000 represents the controlling note A-1, which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $105,000,000. The related companion loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $50,000,000, which is currently held by Starwood Mortgage Funding III LLC and is expected to be contributed to a future securitization transaction.

(4)	See “––Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “9-19 9th Avenue Loan”) is part of a loan combination (the “9-19 9th Avenue Loan Combination”) evidenced by two pari passu notes with a combined outstanding principal balance as of the Cut-off Date of $105,000,000. The 9-19 9th Avenue Loan Combination is secured by the borrower’s fee simple interest in a Class A retail flagship building located in New York, New York (the “9-19 9th Avenue Property”). The 9-19 9th Avenue Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents approximately 5.1% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2 (the “9-19 9th Avenue Companion Loan”) which has an outstanding principal balance as of the Cut-off Date of $50,000,000. The 9-19 9th Avenue Loan Combination was originated by Starwood Mortgage Capital LLC on July 20, 2017. The 9-19 9th Avenue Loan Combination has an interest rate of 4.13100% per annum. The borrower utilized the proceeds of the 9-19 9th Avenue Loan Combination to refinance the existing debt on the 9-19 9th Avenue Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
9-19 9th Avenue Loan Combination
A-1	CGCMT 2017-P8	$55,000,000
A-2(1)	Starwood Mortgage Funding III LLC	$50,000,000

(1)	Expected to be contributed to a future securitization transaction.

B-34

LOAN #3: 9-19 9th avenue

The 9-19 9th Avenue Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 9-19 9th Avenue Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in August 2027. Voluntary prepayment of the 9-19 9th Avenue Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in May 2027. Defeasance of the 9-19 9th Avenue Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the 9-19 9th Avenue Loan Combination documents at any time after the earlier of July 20, 2020 or the second anniversary of the securitization of the last portion of the 9-19 9th Avenue Loan Combination.

■	The Mortgaged Property. The 9-19 9th Avenue Property is a recently redeveloped, five-story, 61,038 SF retail building located in Manhattan’s Meatpacking District. The 9-19 9th Avenue Property is 100.0% leased to a wholly-owned subsidiary of Restoration Hardware (NYSE: RH). The 9-19 9th Avenue Property will serve as Restoration Hardware’s New York City flagship location. Restoration Hardware is relocating its flagship store from 935 Broadway in New York’s Flatiron District. According to Restoration Hardware’s Chairman and CEO Gary Friedman, the New York flagship store is the company’s top-performing store. Originally developed in 1920, the 9-19 9th Avenue Property was previously occupied by Pastis, a restaurant. At the time, the 9-19 9th Avenue Property was two stories and contained approximately 31,000 SF. Now standing five stories tall with frontage along 9th Avenue and Little West 12th Street, the 9-19 9th Avenue Property features finishes that include a refinished brick façade and a glass paneled façade wrapping its upper three stories. The basement space is 10,773 SF, the ground floor is 13,140 SF, the second floor is 12,166 SF, the third floor is 11,094 SF, the fourth floor is 10,947 SF and the fifth floor is 2,918 SF. The basement through fourth floor will primarily consist of furniture display space. The fifth floor will be a rooftop restaurant with an open kitchen and a large covered patio (the patio space is not included in the GLA).

The 9-19 9th Avenue Property is 100.0% leased as of September 6, 2017 by Restoration Hardware. After Restoration Hardware’s 15-year lease was executed in February 2014, redevelopment construction began at the 9-19 9th Avenue Property. To date, the borrower sponsors have spent in excess of $25.0 million on the redevelopment. Restoration Hardware’s lease commenced in September 2016 and, in May 2017, Restoration Hardware commenced paying rent of $8.5 million annually which will increase at a rate of 6.0% every two years. Restoration Hardware has two, 10-year extension options associated with the lease.

The following table presents certain information relating to historical leasing at the 9-19 9th Avenue Property:

Historical Leased %(1)(2)

	2014	2015	2016	As of 9/6/2017(3)
Owned Space	N/A	N/A	N/A	100.0%

(1)	As provided by the borrower and which represents occupancy for the indicated year unless otherwise specified.

(2)	Information regarding 2014, 2015 and 2016 occupancy is unavailable because the 9-19 9th Avenue Property underwent a substantial redevelopment commencing in 2014.

(3)	Restoration Hardware’s lease commenced in September 2016 and it began paying rent in May 2017. Restoration Hardware has not yet taken occupancy, but has accepted its leased premises and renovation work is expected to be completed in September 2017. Restoration Hardware anticipates opening for business in November 2017.

The following table presents certain information relating to the 9-19 9th Avenue Property:

Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Restoration Hardware(3)	NR / NR / NR	61,038	100.0%	$9,702,846	100.0%	$158.96	1/31/2032	2, 10-year options

(1)	Based on the underwritten rent roll dated September 6, 2017.

(2)	UW Base Rent and UW Base Rent $ per SF reflect average rent steps through the term of the 9-19 9th Avenue Loan Combination. Restoration Hardware is currently paying $8,500,000.

(3)	Restoration Hardware’s lease commenced in September 2016 and it began paying rent in May 2017. Restoration Hardware has not yet taken occupancy, but has accepted its leased premises and renovation work is expected to be completed in September 2017. Restoration Hardware anticipates opening for business in November 2017.

B-35

LOAN #3: 9-19 9th avenue

The following table presents the lease rollover schedule at the 9-19 9th Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028 & Thereafter	61,038	100.0	100.0%	9,702,846	100.0	$158.96	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	61,038	100.0%		$9,702,846	100.0%	$158.96	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	UW Base Rent and UW Base Rent $ per SF reflect average rent steps through the term of the 9-19 9th Avenue Loan Combination. Restoration Hardware is currently paying $8,500,000.

Major Tenant

Restoration Hardware (61,038 SF, 100.0% of GLA, 100.0% of underwritten base rent). Restoration Hardware, founded in 1979, is a retailer in the home furnishings marketplace. Restoration Hardware offers merchandise assortments across a range of categories, including furniture, lighting, textiles, bathware, decor, outdoor and garden furnishings. Restoration Hardware classifies its sales into furniture and non-furniture product lines. The furniture category includes both indoor and outdoor furniture while the non-furniture category includes lighting, textiles, fittings, fixtures, surfaces, accessories and home decor. Restoration Hardware operates a total of 85 retail galleries, consisting of 50 legacy galleries, six larger format design galleries, eight next generation “design” galleries, one RH Modern Gallery and five RH Baby & Child Galleries; the remaining galleries are waterworks showrooms, outlet stores and retail galleries throughout the United States and Canada and in the United Kingdom. Restoration Hardware has been publicly traded since August 2011 and has a market capitalization of approximately $2.3 billion (as of July 14, 2017). Per Restoration Hardware’s January 2017 10-K, the company has reported stockholders’ equity of approximately $919.9 million with liquidity of $87.0 million. Restoration Hardware’s lease commenced in September 2016 and it began paying rent in May 2017. Restoration Hardware has not yet taken occupancy, but has accepted its leased premises and renovation work is expected to be completed in September 2017. Restoration Hardware anticipates opening for business in November 2017. Restoration Hardware has two 10-year extension options.

B-36

LOAN #3: 9-19 9th avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 9-19 9th Avenue Property:

Cash Flow Analysis

	Underwritten	Underwritten $ per SF
Base Rent	$8,500,000	$139.26
Contractual Rent Steps(1)	1,202,846	19.71
Gross Up Vacancy	0	0.00
Reimbursements	0	0.00
Gross Revenue	$9,702,846	$158.96
Vacancy & Credit Loss	(291,085)	(4.77)
Effective Gross Income	$9,411,761	$154.20

Real Estate Taxes	$758,640	$12.43
Insurance	38,416	0.63
Management Fee	188,235	3.08
Administrative	6,104	0.10
Total Operating Expenses	$991,395	$16.24

Net Operating Income	$8,420,366	$137.95
TI/LC	0	0.00
Capital Expenditures	6,104	0.10
Net Cash Flow	$8,414,262	$137.85

Occupancy	97.0%
NOI Debt Yield	8.0%
NCF DSCR	1.91x

(1)	Contractual Rent Steps reflects average rent steps through the term of the 9-19 9th Avenue Loan Combination. Restoration Hardware is currently paying $8,500,000.

■	Appraisal. According to the appraisal, the 9-19 9th Avenue Property has an “as-is” appraised value of $202,000,000 as of June 23, 2017 and a “go dark” value of $189,000,000.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$202,000,000	N/A	3.75%

■	Environmental Matters. Based on a Phase I environmental report dated June 27, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 9-19 9th Avenue Property.

■	Market Overview and Competition. The 9-19 9th Avenue Property is located in New York City’s Meatpacking District, on the far west side of Manhattan, bordered to the north by Chelsea and to the south by the West Village. The appraisal indicated that the 9-19 9th Avenue Property is located within the Greenwich Village submarket. The 9-19 9th Avenue Property is situated along the corner of 9th Avenue and Little West 12th Street, directly adjacent to Catch, a 400-seat, tri-level seafood restaurant, as well as being within walking distance from The High Line Park, the Whitney Museum of American Art and Chelsea Market. The Meatpacking District and Chelsea are home to high-end shopping including Christian Louboutin, Alexander McQueen, Stella McCartney, Hermes, Tory Burch, Patagonia, lululemon, Tesla and Theory. Additionally, both neighborhoods have emerged as destinations for technology, media and creative industry companies with Google, Twitter, Apple, Samsung and Uber all having a prominent presence. The 9-19 9th Avenue Property features access to public transportation options including the A / C / E subway lines two blocks to the north at 14th Street and 8th Avenue and the 1 / 2 / 3 subway lines one block to the east at 14th Street and 7th Avenue.

B-37

LOAN #3: 9-19 9th avenue

The 9-19 9th Avenue Property is located in the Greenwich Village retail submarket. According to the appraisal, as of the first quarter of 2017, the Greenwich Village retail submarket had a total inventory of 2,700,018 SF with a vacancy rate of 3.1% and average asking rent of $122.39 per SF. According to a market report, the 2017 population within a one-, three- and five-mile radius of the 9-19 9th Avenue Property was 138,112, 1,100,771 and 2,412,260, respectively. Additionally, the 2017 median household income within a one-, three- and five-mile radius of the 9-19 9th Avenue Property was $116,432, $95,725 and $82,394, respectively. The appraisal identified six recent comparable retail leases which are detailed in the following chart.

The following table presents certain information relating to retail lease comparables in the 9-19 9th Avenue Property’s retail market:

Retail Lease Comparables(1)

	9-19 9th Avenue Property (Subject)	115-121 Wooster Street	46 Gansevoort Street	424 Broome Street	810 Washington Street
Year Built / Renovated	1920 / 2017	1900 / 2015	1941 / N/A	1900 / 2016	1940 / N/A
Building SF	61,038	7,875	10,000	4,100	2,125
Total Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Tenant	Restoration Hardware	Ted Baker	Hermes	Indochino	Intermix
Lease SF	61,038	7,875	10,000	4,100	2,125
Base Rent	$139.26	$235.00	$284.00	$275.00	$225.00

	32 Gansevoort Street	803 Broadway
Year Built / Renovated	1910 / N/A	1930 / N/A
Building SF	10,100	115,000
Total Occupancy	100.0%	100.0%
Tenant	Sweetgreen	Brooklyn Industries
Lease SF	1,915	2,400
Base Rent	$240.00	$200.00

(1)	Source: Appraisal.

■	The Borrower. The borrower is 9th Avenue Delaware Owner LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the 9-19 9th Avenue Loan Combination. The sponsors and non-recourse carveout guarantors for the 9-19 9th Avenue Loan Combination are Robert Cayre and BRE Properties, LLC, a Delaware limited liability company. Robert Cayre is the founder of Aurora Capital Associates (“Aurora”). Aurora is a leading owner, developer and operator of premier properties in New York City and major markets throughout the United States. Aurora’s approximately 5.0 million SF portfolio features flagship retail properties, boutique offices and residential buildings. The firm focuses on adding value to assets located on high street retail corridors through repositioning, redevelopment and ground up construction. Aurora has grown to become one of the largest property owners in Manhattan’s Meatpacking District and SoHo neighborhoods. Currently, Aurora has over 2.0 million SF of construction projects in various stages of development throughout New York City. Recent development projects include the 215,000 SF Renaissance Marriott by Penn Plaza, a 150,000 SF mixed-use project on Harlem’s 125th Street anchored by Bed Bath & Beyond and a 150,000 SF mixed-use development featuring Whole Foods in Williamsburg, Brooklyn. Aurora has a significant presence in the Meatpacking District, owning and developing commercial assets such as 61 9th Avenue, 21-27 9th Avenue and Gansevoort Market. BRE Properties, LLC is an entity owned by the Gottlieb family of William Gottlieb Real Estate. William Gottlieb Real Estate is one the largest real estate companies in Manhattan. Since its founding in the 1950s, William Gottlieb Real Estate has focused on acquiring downtown buildings, warehouses and lots in Greenwich Village, the Meatpacking District and the Lower East Side.

■	Escrows. On the origination date of the 9-19 9th Avenue Loan Combination, the borrower funded a reserve of (i) $128,689 for real estate taxes and (ii) $162,734 for insurance.

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LOAN #3: 9-19 9th avenue

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 9-19 9th Avenue Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, which is initially estimated to be $64,345, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which is initially estimated to be $13,562 and (iii) a replacement reserve in the amount of $509, provided that, so long as no event of default exists under the 9-19 9th Avenue Loan Combination, the borrower continues to maintain the 9-19 9th Avenue Property in accordance with the Restoration Hardware lease, the Restoration Hardware lease is in full force and effect and Restoration Hardware is maintaining the 9-19 9th Avenue Property in accordance with its lease, deposits into the replacement reserve will be suspended. The ongoing replacement reserve is currently suspended.

■	Lockbox and Cash Management. The 9-19 9th Avenue Loan Combination is structured with a hard lockbox and in-place cash management. The 9-19 9th Avenue Loan Combination documents require the tenant, pursuant to a tenant direction letter, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the 9-19 9th Avenue Property be deposited within two business days into such lockbox account. The lockbox account will be swept on each business day into a lender-controlled cash management account. All funds in the cash management account are required to be used to pay debt service, fund required reserves and pay operating expenses. During a Sweep Event Period (as defined below), following the payment of debt service, funding of required reserves and payment of operating expenses, all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the 9-19 9th Avenue Loan Combination and used for extending the Major Tenant’s (as defined below) lease or re-tenanting the 9-19 9th Avenue Property, provided, however, that in the case of a Major Tenant Trigger Event Period (as defined below) in clause (ii) of that definition, other than during that last 36 months of the term of the 9-19 9th Avenue Loan Combination, so long as the Major Tenant is paying its rent as required under its lease, excess cash flow in the amount of $30 per SF will be transferred to the related major tenant reserve, capped at $19,200,000, or in the case of a Major Tenant Trigger Event Period in clause (iii) of that definition, so long as the Major Tenant is paying its rent as required under its lease, the amount of the excess cash flow that will be transferred to the related major tenant reserve will be capped at (x) $10,000,000 for an aggregate sublet of between 30.0% and 50.0% of the Major Tenant’s leased space or (y) $19,200,000 for an aggregate sublet of greater than 50.0% of the Major Tenant’s leased space. If no Sweep Event Period is continuing, following the payment of debt service, funding of required reserves and payment of operating expenses, all remaining amounts will be released to the borrower’s account.

A “Sweep Event Period” occurs upon (i) an event of default under the 9-19 9th Avenue Loan Combination until cured (so long as no other Sweep Event Period is in effect), (ii) the debt service coverage ratio of the 9-19 9th Avenue Property (based on the trailing 12 calendar months and as determined by the lender) being less than 1.20x, until the debt service coverage ratio of the 9-19 9th Avenue Property (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.30x for two consecutive calendar quarters (so long as no other Sweep Event Period is in effect) and (iii) the occurrence of a Major Tenant Trigger Event Period, until the same is cured.

A “Major Tenant Trigger Event Period” occurs upon Restoration Hardware, or any tenant occupying Restoration Hardware’s space at the 9-19 9th Avenue Property (each, a “Major Tenant”) (i) defaulting beyond any applicable cure or grace period under its lease, (ii) going dark or otherwise ceasing operations in its leased space at the 9-19 9th Avenue Property, (iii) subletting more than 30.0% of its leased space in the aggregate (other than a sublease to (a) an operator for a café at the 9-19 9th Avenue Property or (b) a sublessee that has (x) a credit rating of “BB” (or its equivalent) or better by a nationally recognized rating agency or (y) a net worth greater than the greater of the Major Tenant’s net worth as of the date of the 9-19 9th Avenue Loan Combination’s origination or the date of the sublease), (iv) becoming a debtor in any bankruptcy or other insolvency proceeding or (v) terminating or canceling its lease (or the lease failing or ceasing to be in full force and effect), or giving notice of, or commencing a legal proceeding asserting, any of the foregoing (each, a “Major Tenant Trigger Event”).

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LOAN #3: 9-19 9th avenue

■	Property Management. The 9-19 9th Avenue Property is managed by William Gottlieb Management Co., LLC, a borrower affiliate. Under the 9-19 9th Avenue Loan Combination documents, the 9-19 9th Avenue Property may be managed by William Gottlieb Management Co., LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the 9-19 9th Avenue Loan Combination documents, (ii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iii) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (iv) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the 9-19 9th Avenue Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the 9-19 9th Avenue Property the amount of coverage from time to time required under the 9-19 9th Avenue Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #4: corporate woods portfolio

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LOAN #4: corporate woods portfolio

MAP © 2017 CARTIFACT
Prairie Village
The Village
Shawnee Mission Medical Center
KANSAS
MISSOURI
Ward Parkway Shopping Center
Lenexa
Oak Park Mall
Metcalf South Shopping Center
Overland Park Regional Medical Center
St Joseph Medical Center
COLLEGE BLVD
Johnson County Community College
Overland Park
Rosana Square
Town Center Plaza
Avila University
Menorah Medical Center
St Luke's South Hospital
University of Kansas Edwards
Corbin Park

Corporate Woods Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP
1	Corporate Woods - Building 82	10851 Mastin Boulevard	Overland Park, KS	66210
2	Corporate Woods - Building 40	9401 Indian Creek Parkway	Overland Park, KS	66210
3	Corporate Woods - Building 84	10801 Mastin Boulevard	Overland Park, KS	66210
4	Corporate Woods - Building 32	9225 Indian Creek Parkway	Overland Park, KS	66210
5	Corporate Woods - Building 34	10950 Grandview Drive	Overland Park, KS	66210
6	Corporate Woods - Building 14	8717 West 110th Street	Overland Park, KS	66210
7	Corporate Woods - Building 70	9900 West 109th Street	Overland Park, KS	66210
8	Corporate Woods - Building 9	9200 Indian Creek Parkway	Overland Park, KS	66210
9	Corporate Woods - Building 6	8900 Indian Creek Parkway	Overland Park, KS	66210
10	Corporate Woods - Building 12	10975 Benson Drive	Overland Park, KS	66210
11	Corporate Woods - Building 27	10975 Grandview Drive	Overland Park, KS	66210
12	Corporate Woods - Building 51	9393 West 110th Street	Overland Park, KS	66210
13	Corporate Woods - Building 55	9300 West 110th Street	Overland Park, KS	66210
14	Corporate Woods - Building 65	9900 College Boulevard	Overland Park, KS	66210
15	Corporate Woods - Building 3	8700 Indian Creek Parkway	Overland Park, KS	66210
16	Corporate Woods - Building 75	10800 Farley Street	Overland Park, KS	66210

Atchison
Excelsior Springs
Leavenworth
Liberty
Gladstone
Kansas City
MISSOURI
Independence
Shawnee
Raytown
Prairie Village
KANSAS
Lee's Summit
Overland Park

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LOAN #4: corporate woods portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	16	Loan Seller		CREFI
Location (City/State)	Overland Park, Kansas	Cut-off Date Balance(3)		$50,000,000
Property Type	Various	Cut-off Date Balance per SF(2)		$108.82
Size (SF)	2,033,179	Percentage of Initial Pool Balance		4.6%
Total Occupancy as of 5/31/2017	92.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2017	92.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		4.45000%
Appraised Value(1)	$299,100,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	6/15/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Raymond Massa	Original Interest Only Period (Months)		NAP
Property Management	Block Real Estate Services, LLC	First Payment Date		10/6/2017
		Maturity Date		9/6/2027

Underwritten Revenues	$45,713,777
Underwritten Expenses	$23,101,714	Escrows(4)
Underwritten Net Operating Income (NOI)	$22,612,063		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$19,853,093	Taxes	$6,258,114	$625,811
Cut-off Date LTV Ratio(1)(2)	74.0%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	59.7%	Replacement Reserve	$0	$38,258
DSCR Based on Underwritten NOI / NCF(2)	1.69x / 1.48x	TI/LC(5)	$7,500,000	$0(5)
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.0%	Other(6)	$2,101,654	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$221,250,000	73.8%	Purchase Price	$280,000,000	93.5%
Principal’s New Cash Contribution	69,445,915	23.2	Reserves	15,859,767	5.3
Other Sources(7)	8,908,267	3.0	Closing Costs	3,193,771	1.1
			Other Uses	550,644	0.2
Total Sources	$299,604,182	100.0%	Total Uses	$299,604,182	100.0%

(1)	The Appraised Value represents the “As Portfolio” bulk appraised value as of June 15, 2017, which is inclusive of a $3,600,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $299,100,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of the Corporate Woods Portfolio Properties (as defined below) of $295,500,000, which excludes the portfolio premium, are 74.9% and 60.4%, respectively.

(2)	Calculated based on the aggregate outstanding principal balance of the Corporate Woods Portfolio Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $50,000,000 represents the controlling note A-1-A and non-controlling note A-3 of the $221,250,000 Corporate Woods Portfolio Loan Combination, which is evidenced by six pari passu notes and was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Morgan Stanley Bank, N.A. (“MSBNA”). The related companion loans are evidenced by (i) the non-controlling notes A-1-B and A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $60,625,000, are currently held by CREFI and are expected to be contributed to one or more future commercial mortgage securitization transactions, and (ii) the non-controlling notes A-4 and A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $110,625,000, are currently held by MSBNA and are expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	The TI/LC reserve is capped at $7,500,000. The borrower is not required to make an ongoing TI/LC Reserve deposit unless the TI/LC reserve account balance falls below the TI/LC minimum balance of $5,000,000, after which, on each monthly payment date, the borrower must make an ongoing TI/LC Reserve deposit equal to $169,428 until the TI/LC reserve balance equals or exceeds the TI/LC Cap of $7,500,000.

(6)	Upfront Other reserves include a reserve for unfunded tenant obligations ($1,481,165) and deferred maintenance ($620,488).

(7)	Other Sources are comprised of real estate tax prorations ($4,255,153), prepaid rent ($2,791,756), security deposits ($1,711,995) and various other credits ($149,363) that were transferred to the purchaser on the origination date of the Corporate Woods Portfolio Loan (as defined below).

■	The Mortgage Loan. The mortgage loan (the “Corporate Woods Portfolio Loan”) is part of a loan combination (the “Corporate Woods Portfolio Loan Combination”) evidenced by six pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in 16 office buildings, located in an office complex, totaling 2,033,179 SF located in Overland Park, Kansas (the “Corporate Woods Portfolio Properties”). The Corporate Woods Portfolio Loan, which is evidenced by the controlling note A-1-A and non-controlling note A-3, had an original principal balance of $50,000,000, has a Cut-off Date Balance of $50,000,000 and represents approximately 4.6% of the Initial Pool Balance. The related companion loans are evidenced by (i) the non-controlling notes A-1-B and A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $60,625,000, are currently held by CREFI and are expected to be contributed to one or more future commercial mortgage securitization transactions and (ii) the non-controlling notes A-4 and A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $110,625,000, are currently held by MSBNA and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Corporate Woods Portfolio Loan Combination, which accrues interest at an interest rate of 4.45000% per annum, was co-originated by CREFI and MSBNA on August 9, 2017, had an original principal balance of $221,250,000 and has an outstanding principal balance as of the Cut-off Date of $221,250,000. The proceeds of the Corporate Woods Portfolio Loan Combination were primarily used to acquire the Corporate Woods Portfolio Properties, fund reserves and pay origination costs.

The Corporate Woods Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Corporate Woods Portfolio Loan Combination requires monthly payments of principal and interest for the term of the Corporate Woods Portfolio Loan Combination. The scheduled maturity date of the Corporate Woods Portfolio Loan Combination is the due date in September 2027. At any time after the earlier of August 9, 2020 and the second anniversary of the securitization of the last portion of the Corporate Woods Portfolio Loan Combination, the Corporate Woods Portfolio Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted

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LOAN #4: corporate woods portfolio

under the Corporate Woods Portfolio Loan documents. Voluntary prepayment of the Corporate Woods Portfolio Loan Combination is permitted on or after the due date occurring in April 2027 without payment of any prepayment premium. In the event the lender applies casualty or condemnation proceeds exceeding 30% of the allocated loan amount with respect to a Corporate Woods Portfolio Property, the borrower has the right to prepay a portion of the Corporate Woods Portfolio Loan and obtain the release of the applicable property in accordance with the provisions of the Corporate Woods Portfolio Loan documents.

■	The Mortgaged Properties. The Corporate Woods Portfolio Properties are comprised of 16 buildings located within Corporate Woods, a 29-building master-planned, suburban office park and retail environment in Overland Park, Kansas, located approximately 15 miles southwest of the Kansas City central business district (“CBD”). Of the 16 buildings serving as collateral for the Corporate Woods Portfolio Loan, 15 are Class A or Class B office buildings totaling 2,004,567 SF and one is a 28,612 SF retail shopping center building. A Doubletree Hotel and six other office buildings are part of Corporate Woods, but are not collateral for the Corporate Woods Portfolio Loan. The Corporate Woods Portfolio Properties were constructed in stages between 1977 and 2001 and prior owners have invested capital into the Corporate Woods Portfolio Properties on an ongoing basis. The Corporate Woods Portfolio Properties are positioned at the southeast corner of Interstate 435 and U.S. Highway 69, are situated on a 160.8-acre site and provide for 7,704 parking spaces, which equates to a ratio of 3.8 spaces per 1,000 SF. As of May 31, 2017, the Corporate Woods Portfolio Properties were 92.7% leased to 283 tenants.

Corporate Woods Building Summary

Building	Year Built	Building GLA	Building Occupancy as-of 5/31/2017	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	% Appraised Value	Replacement Cost	Appraisal Market Rent $ per SF(1)	UW Base Rent $ per SF
3	1979	60,950	81.2%	$4,941,624	2.2%	$6,600,000	2.2%	$9,336,100	$21.00	$20.51
6	1979	108,395	83.8%	9,508,883	4.3	12,700,000	4.3	16,821,364	$21.00	$20.39
9	1984	99,400	92.7%	9,583,756	4.3	12,800,000	4.3	15,722,193	$22.00	$21.56
12	1986	98,648	80.6%	9,359,137	4.2	12,500,000	4.2	17,470,510	$23.00	$22.23
14	1981	120,385	96.7%	10,781,726	4.9	14,400,000	4.9	18,974,570	$21.50	$19.79
27	1978	96,518	95.2%	9,134,518	4.1	12,200,000	4.1	14,975,598	$22.00	$21.89
32	1985	208,244	98.5%	23,809,645	10.8	31,800,000	10.8	32,034,249	$24.00	$21.92
34	1978	97,023	100.0%	11,530,457	5.2	15,400,000	5.2	14,568,965	$23.00	$22.73
40	1981	300,043	96.8%	32,420,051	14.7	43,300,000	14.7	47,059,741	$24.00	$22.82
51	1977	89,789	94.2%	7,861,675	3.6	10,500,000	3.6	13,482,708	$21.25	$20.53
55	1977	89,221	88.4%	7,711,929	3.5	10,300,000	3.5	13,397,418	$22.25	$21.03
65	1982	28,612	100.0%	4,941,624	2.2	6,600,000	2.2	2,464,918	$20.00	$19.01
70	1987	100,809	94.6%	10,257,614	4.6	13,700,000	4.6	15,137,471	$23.00	$24.92
75	1980	48,156	88.9%	3,369,289	1.5	4,500,000	1.5	7,664,564	$20.00	$19.21
82	2001	245,413	98.2%	34,441,624	15.6	46,000,000	15.6	53,145,129	$27.00	$27.02
84	1998	241,573	83.1%	31,596,447	14.3	42,200,000	14.3	53,145,129	$27.00	$25.33
Total / Wtd. Avg.		2,033,179	92.7%	$221,250,000	100.0%	$295,500,000	100.0%	$345,400,627	$23.63	$22.80

(1)	Appraisal Market Rent $ per SF is quoted on a modified gross basis for all buildings except Building 65, which is quoted on a triple net basis.

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LOAN #4: corporate woods portfolio

Corporate Woods Largest Tenants by Building

Building	Building GLA	Building Occupancy as-of 5/31/2017	Building Largest Tenant	Largest Tenant GLA	Largest Tenant % Building GLA	Largest Tenant Lease Expiration
3	60,950	81.2%	DeMars Pension Consulting Services, Inc.	10,247	16.8%	9/30/2021
6	108,395	83.8%	National Crop Insurance Services, Inc.	18,522	17.1%	9/30/2019
9	99,400	92.7%	University of Kansas Hospital Authority	16,785	16.9%	8/31/2018
12	98,648	80.6%	Lansing Trade Group, LLC	44,496	45.1%	1/31/2018
14	120,385	96.7%	Propharma Group, Inc.	16,218	13.5%	2/28/2021
27	96,518	95.2%	CSC Covansys Corporation	16,550	17.1%	3/31/2022
32	208,244	98.5%	Amerigroup Corp. & Amerigroup Kansas, Inc.	39,056	18.8%	12/31/2020
34	97,023	100.0%	TMFS Holdings, LLC	33,100	34.1%	3/1/2027
40	300,043	96.8%	Coventry Health Care of Kansas, Inc.	69,640	23.2%	12/31/2023
51	89,789	94.2%	RGN-Overland Park I, LLC	15,796	17.6%	5/31/2020
55	89,221	88.4%	Emerson Electric Co.	10,073	11.3%	3/31/2020
65	28,612	100.0%	Garozzo’s III, Inc.	5,575	19.5%	9/30/2021
70	100,809	94.6%	Compass Minerals International, Inc.	60,699	60.2%	2/29/2020
75	48,156	88.9%	Multi Service Technology Solutions, Inc.	12,182	25.3%	11/30/2017
82	245,413	98.2%	PNC Bank National Association	159,270	64.9%	10/31/2019
84	241,573	83.1%	Scoular Company	37,432	15.5%	8/31/2020
Total / Wtd. Avg.	2,033,179	92.7%		565,641	27.8%

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
PNC Bank National Association	A+/A3/A-	159,270	7.8%	$4,665,105	10.6%	$29.29	10/31/2019(3)	2, 5-year options
Coventry Health Care of Kansas, Inc.	A-/Baa2/NR	69,640	3.4%	1,532,080	3.5	$22.00	12/31/2023	1, 5-year option
Compass Minerals International, Inc.	NR/B1/BB	60,699	3.0%	1,504,728	3.4	$24.79	2/29/2020	2, 5-year options
Lathrop & Gage, LLP.	NR/NR/NR	39,993	2.0%	1,081,091	2.5	$27.03	1/31/2018(4)	1, 5-year option
Lansing Trade Group LLC	NR/NR/NR	44,496	2.2%	981,171	2.2	$22.05	1/31/2018	NAV
Scoular Company	NR/NR/NR	37,432	1.8%	950,773	2.2	$25.40	8/31/2020	NAV
QC Holdings, Inc.	NR/NR/NR	39,022	1.9%	838,973	1.9	$21.50	10/31/2017	1, 5-year option
Amerigroup Corp. & Amerigroup Kansas, Inc.	NR/Baa2/NR	39,056	1.9%	829,940	1.9	$21.25	12/31/2020	1, 1-year option
TMFS Holdings, LLC	NR/NR/NR	33,100	1.6%	719,925	1.6	$21.75	3/1/2027	1, 5-year option
Vendor Credentialing Service LLC dba symplr	NR/NR/NR	30,823	1.5%	708,929	1.6	$23.00	8/31/2024	1, 5-year option
Ten Largest Tenants		553,531	27.2%	$13,812,714	31.4%	$24.95
Remaining Owned Tenants		1,331,180	65.5	30,142,376	68.6	$22.64
Vacant		148,468	7.3	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		2,033,179	100.0%	$43,955,091	100.0%	$23.32

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps ($577,894) through July 2018 and the present value of rent steps for credit tenants ($376,232).

(3)	PNC Bank National Association has executed a letter of intent to extend their lease to October 31, 2029 pursuant to the following terms: 146,450 SF leased at $15.00 per SF triple net with $0.50 per SF annual rent increases. We cannot assure you that PNC Bank National Association will execute a lease pursuant to the aforementioned terms.

(4)	Lathrop & Gage, LLP leases 13,497 SF that expires on January 31, 2018 and 26,496 SF that expires on January 31, 2023.

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The following table presents the lease rollover schedule at the Corporate Woods Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	1,885	0.1%	0.1%	$103,177	0.2%	$23.79(5)	5
2017	67,965	3.3	3.4%	1,430,918	3.3	$21.05	11
2018	316,500	15.6	19.0%	7,063,187	16.1	$22.32	50
2019	465,746	22.9	41.9%	11,634,141	26.5	$24.98	69
2020	405,813	20.0	61.9%	9,205,093	20.9	$22.68	61
2021	171,096	8.4	70.3%	3,926,071	8.9	$22.95	35
2022	183,823	9.0	79.3%	4,145,160	9.4	$22.55	34
2023	144,131	7.1	86.4%	3,386,284	7.7	$23.49	7
2024	61,082	3.0	89.4%	1,457,728	3.3	$23.87	6
2025	27,547	1.4	90.8%	750,901	1.7	$27.26	3
2026	0	0.0	90.8%	0	0.0	$0.00	0
2027	39,123	1.9	92.7%	852,431	1.9	$21.79	2
2028 & Thereafter	0	0.0	92.7%	0	0.0	$0.00	0
Vacant	148,468	7.3	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	2,033,179	100.0%		$43,955,091	100.0%	$23.32	283

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent $ per SF includes contractual rent steps ($577,894) through July 2018 and the present value of rent steps for credit tenants ($376,232).

(4)	Total / Wtd. Avg. annual UW Base Rent $ per SF excludes vacant space.

(5)	UW Base Rent $ per SF for MTM tenants is calculated based on the $44,843 of UW Base Rent associated with 1,885 SF of conference room space. The remaining UW Base Rent of $58,335 is associated with antenna space, mail boxes and other miscellaneous tenants which have 0 SF attributed to them.

The following table presents certain information relating to historical leasing at the Corporate Woods Portfolio Properties:

Historical Leased %(1)

	2013	2014	2015	2016	As of 5/31/2017(2)
Owned Space	87.4%	92.0%	91.8%	89.5%	92.7%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated May 31, 2017.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Corporate Woods Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	Underwritten(1)	Underwritten $ per SF(2)
Base Rent	$40,743,337	$40,641,844	$40,285,194	$41,587,085	$43,000,965	$21.15
Contractual Rent Steps	0	0	0	0	954,126	0.47
Gross Up Vacancy	0	0	0	0	3,494,670	1.72
Reimbursements	952,901	1,912,725	2,243,749	2,653,606	3,080,143	1.51
Other Income	184,342	317,945	206,088	236,942	236,942	0.12
Gross Revenue	$41,880,581	$42,872,514	$42,735,030	$44,477,632	$50,766,845	$24.97

Vacancy & Credit Loss	(685,338)	(638,017)	(953,455)	(1,237,930)	(5,053,068)	(2.49)
Effective Gross Income	$41,195,243	$42,234,497	$41,781,575	$43,239,702	$45,713,777	$22.48

Real Estate Taxes	$6,306,567	$6,895,024	$7,152,862	$7,328,805	$7,389,621	3.63
Insurance	302,946	296,902	328,068	330,164	330,164	0.16
Management Fee	611,060	627,055	622,794	648,685	1,142,844	0.56
Other Operating Expenses	12,795,399	13,234,241	13,798,380	14,239,084	14,239,084	7.00
Total Operating Expenses	$20,015,972	$21,053,221	$21,902,104	$22,546,739	$23,101,714	$11.36

Net Operating Income	$21,179,271	$21,181,276	$19,879,471	$20,692,963	$22,612,063	$11.12
TI/LC	0	0	0	0	2,299,877	1.13
Capital Expenditures	0	0	0	0	459,093	0.23
Net Cash Flow	$21,179,271	$21,181,276	$19,879,471	$20,692,963	$19,853,093	$9.76

Occupancy(3)	92.0%	91.8%	89.5%	92.7%	90.0%
NOI Debt Yield(4)	9.6%	9.6%	9.0%	9.4%	10.2%
NCF DSCR(4)	1.58x	1.58x	1.49x	1.55x	1.48x

(1)	Underwritten Base Rent includes contractual rent steps through July 2018.
(2)	Underwritten $ per SF is based on the owned space at the Corporate Woods Portfolio Properties.

(3)	Occupancy of 92.7% is based on the rent roll dated May 31, 2017 and Underwritten Occupancy represents the underwritten economic vacancy of 10.0%.

(4)	Calculated based on the outstanding principal balance as of the Cut-off Date of the Corporate Woods Portfolio Loan Combination.

■	Appraisal. According to the appraisal, the Corporate Woods Portfolio Properties had an “As Portfolio” bulk appraised value of $299,100,000 as of an effective date of June 15, 2017, which includes a portfolio premium of $3,600,000. The sum of the individual “as-is” appraised values of the Corporate Woods Portfolio Properties is $295,500,000.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$295,800,000	N/A	7.50%
Discounted Cash Flow Approach	$299,100,000	8.25%(1)	7.75%(2)

(1)	Represents the internal rate of return (cash flow).

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental reports, dated August 9, 2017, there are no recognized environmental conditions or recommendations for further action for the Corporate Woods Portfolio Properties.

■	Market Overview and Competition. The Corporate Woods Portfolio Properties are located in Overland Park, Kansas which is situated in southwest Johnson County, about 15 miles southwest of the Kansas City CBD. Major employers within the area include: HCA Midwest Health System, Sprint Corporation, Saint Luke’s Health System, Cerner Corporation, Children’s Mercy Hospitals & Clinics, DST Systems, Inc., Truman Medical Center, and Black & Veatch Corporation, among others.

The Corporate Woods Portfolio Properties are located in the city of Overland Park which is the second-most populous city in Kansas and the largest suburb in the Kansas City metropolitan area. The Corporate Woods Portfolio Properties are located approximately 15 miles from Kansas City’s CBD and 34 miles from the Kansas City International Airport. Additionally, an extensive interstate network runs directly through Overland Park, servicing residents and employees that live in the area. The 2016 population within a one-, three- and five-mile radius of the Corporate Woods Portfolio Properties was 9,145, 97,171 and 248,477, respectively. The 2016 estimated average household income within a one-, three- and five-mile radius of the Corporate Woods Portfolio Properties was $87,815,

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$93,240 and $104,793, respectively. Overland Park has certain attractions such as a 300-acre arboretum and botanical garden, a bi-weekly farmers’ market and a new 12-field soccer complex which hosts local, regional and national tournaments.

The Corporate Woods Portfolio Properties are part of the Kansas City Metropolitan Statistical Area (“MSA”) office market and the South Johnson County/College Boulevard office submarket. Based on the Appraisal, the submarket is characteristically a higher-performing submarket in terms of effective rental rates achieved by the landlords. According to a market report, as of March 2017, the Kansas City MSA office market consisted of 136.8 million SF with an average occupancy rate of 92.1% and an average rent of $18.26 per SF. As of March 2017, the College Boulevard office submarket consisted of 20.5 million SF with an average vacancy rate of 8.5% and an average rent of $21.65 per SF. The Appraisal identified a subset of six comparable properties, located within the College Boulevard office submarket and within three miles of the Corporate Woods Portfolio Properties. The table below is based on the information available to the appraiser in connection with such comparable properties, which had gross rents ranging from $20.75 per SF to $26.00 per SF (see chart below).

The following table presents certain information relating to the primary competition for the Corporate Woods Portfolio Properties:

Office Lease Comparables(1)

	Corporate Woods Portfolio Properties	Lighton Plaza I & II / Tower	7101 Tower	Commerce Plaza I & II	South Creek Office Park	Financial Plaza II & III	Renaissance / Del Sarto
Year Built	1977-2001	1989	1986	1986	1995	1985	1986
Total GLA	2,033,179	476,278	228,040	285,465	898,488	254,336	545,218
Total Occupancy	92.7%(2)	92.8%	93.9%	97.4%	89.5%	87.7%	90.3%
Quoted Rent Rate per SF	$22.00-24.25	$22.00-26.00	$23.50	$23.50	$20.75-22.25	$21.50-23.00	$21.50-23.00
Expense Basis	FSG	FSG	FSG	FSG	FSG	FSG	FSG

(1)	Source: Appraisal.

(2)	Based on the borrower rent roll dated May 31, 2017.

■	The Borrower. The borrower is Corporate Woods Kansas Realty LP, a single-purpose, single-asset entity that is 0.50% owned by its general partner, Corporate Woods Kansas Realty Management LLC and 99.5% owned by Corporate Woods Kansas LP. Corporate Woods Kansas LP is 0.5% owned by its general partner, Corporate Woods Kansas Management LLC and 99.5% owned by various limited partners. A non-consolidation opinion has been delivered in connection with the origination of the Corporate Woods Portfolio Loan. Raymond Massa is the non-recourse carveout guarantor of the Corporate Woods Portfolio Loan.

Corporate Woods Kansas Realty Management LLC and Corporate Woods Kansas Management LLC are controlled by Group RMC Management Inc. (“Group RMC”). Group RMC is a real estate management company headquartered in New York City targeting investments in office assets throughout the United States. Group RMC is currently invested in 19 office properties totaling approximately 6.5 million SF across more than 80 buildings throughout the United States and Canada valued at approximately $621.5 million.

■	Escrows. On the origination date of the Corporate Woods Portfolio Loan, the borrower funded reserves of (i) $6,258,114 for real estate taxes, (ii) $7,500,000 for tenant improvements and leasing commissions, (iii) $620,488 for deferred maintenance and (iv) $1,481,165 for unfunded tenant obligations.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $6,258,114, (ii) at the option of the lender, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy, (iii) $38,258 for replacement reserves and (iv) if at any time the tenant improvements and leasing commissions reserve is less than $5,000,000, a monthly payment of $169,428 up to a cap of $7,500,000.

■	Lockbox and Cash Management. The Corporate Woods Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender, and any funds received by the borrower or the property manager are required to be deposited in the lockbox within two business days of receipt. During a Corporate Woods Portfolio Trigger Period (as defined below), all funds in the clearing account are required to be transferred on a daily basis into a deposit account established and maintained by

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the lender, and applied to all required payments and reserves as set forth in the Corporate Woods Portfolio Loan documents. Provided no Corporate Woods Portfolio Trigger Period is continuing, excess cash in the deposit account is required to be disbursed to the borrower in accordance with the Corporate Woods Portfolio Loan documents. Upon the occurrence of an event of default under the Corporate Woods Portfolio Loan documents, funds may be applied in such order of priority as the lender may determine.

A “Corporate Woods Portfolio Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio, as of any calculation date, falling below 1.20x for one calendar quarter or (iii) a Corporate Woods Portfolio Specified Tenant Trigger Period (as defined below) and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters and (c) with respect to clause (iii) above, the Corporate Woods Portfolio Specified Tenant Trigger Period ceasing to exist.

A “Corporate Woods Portfolio Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant (as defined below) being in default under the applicable lease beyond any applicable notice and/or cure periods, (ii) the Specified Tenant failing to be in actual, physical possession of at least 80% of its space, (iii) the Specified Tenant giving notice that it is terminating its lease with respect to 15% or more of its space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Specified Tenant and (vi) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier of (y) 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (z) the renewal period required under the applicable Specified Tenant lease; and (B) expiring upon the earlier of (x) the cure of any conditions above in accordance with the Corporate Woods Portfolio Loan documents or (y) the borrower leasing the applicable Specified Tenant space for a term of at least 5 years and the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying full rent.

A “Specified Tenant” means any tenant that at such time, together with any affiliates, leases space at the Corporate Woods Portfolio Properties that comprises more than 20% or more of either (1) the Corporate Woods Portfolio Properties’ aggregate gross leasable area, or (2) the total rental income (in the aggregate) for the Corporate Woods Portfolio Properties.

■	Property Management. The Corporate Woods Portfolio Properties are currently managed by Block Real Estate Services, LLC, an independent third-party manager. The lender has the right to, or to direct the borrower to, terminate the property management agreement and replace the property manager if: (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy action or proceeding that is not dismissed within 90 days or any voluntary bankruptcy proceeding; (ii) a Corporate Woods Portfolio Trigger Period has occurred and is continuing under the Corporate Woods Portfolio Loan documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the Corporate Woods Portfolio Loan documents, with (x) a reputable management company (i) having at least seven years’ experience in the management of office properties with similar scope and class as the Corporate Woods Portfolio Properties located in geographic areas with characteristics similar to the geographic area in which the Corporate Woods Portfolio Properties is located, (ii) which has, for at least seven years preceding the applicable date of determination, managed at least seven comparable properties (exclusive of the Corporate Woods Portfolio Properties) each being of approximately the same size as the Corporate Woods Portfolio Properties, (iii) managing comparable properties (exclusive of the Corporate Woods Portfolio Properties) with at least 1,000,000 leasable SF (in the aggregate) and (iv) which is not the subject of any proceeding under any applicable creditors rights laws, or (y) a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the Corporate Woods Portfolio Loan, the Corporate Woods Portfolio Loan documents permit a partial release of one or more of the individual Corporate Woods Portfolio Properties at any time after the earlier of August 9, 2020 and the second anniversary of the securitization of the last piece of the Corporate Woods Portfolio Loan Combination, subject to certain conditions,

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including, without limitation, the following: (i) if the partial release occurs on or after the due date in April 2027, the borrower must prepay, or if the partial release occurs prior to the due date in April 2027, the borrower must deliver the partial defeasance collateral with respect to the Corporate Woods Portfolio Property in accordance with the Corporate Woods Portfolio Loan documents, in each case in an amount equal to the greater of (A) 120% of the allocated loan amount for the individual Corporate Woods Portfolio Property to be released and (B) 95% of the net sales proceeds applicable to such property, , (ii) as of the release date, after giving effect to the release, the debt service coverage ratio for the remaining individual Corporate Woods Portfolio Properties is equal to or greater than the greater of (a) the debt service coverage ratio for all individual Corporate Woods Portfolio Properties securing the Corporate Woods Portfolio Loan immediately prior to the release and (b) 1.40x, (iii) as of the release date, after giving effect to such release, the debt yield for the remaining individual Corporate Woods Portfolio Properties is equal to or greater than the greater of (a) the debt yield for all individual Corporate Woods Portfolio Properties securing the Corporate Woods Portfolio Loan immediately prior to the release date, as applicable and (b) 9.0%, (iv) as of the release date, after giving effect to the release, the loan-to-value ratio for the remaining individual Corporate Woods Portfolio Properties is no greater than the lesser of (a) 74.0% and (b) the loan-to-value ratio for all the individual Corporate Woods Portfolio Properties securing the Corporate Woods Portfolio Loan immediately prior to the release date, as applicable, and (v) delivery to lender of a REMIC opinion.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Corporate Woods Portfolio Properties, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6-month extended period of indemnity, with no deductible in excess of $10,000 (provided, however, that higher deductibles for damage caused by flood, earth movement, wind or terrorism are permitted so long as such higher deductibles are commercially reasonable but not to exceed $100,000 with respect to terrorism and 5% of the total insurable value of the applicable individual property with respect to flood, earth movement or wind). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #5: bank of america plaza

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LOAN #5: bank of america plaza

BDO
BDO
HORIZON GLOBAL COMPANY
DRIGGERS, SCHULTZ & HERBST
DART APPRAISAL
BANK OF AMERICA
DICKINSON WRIGHT
DRIGGERS, SCHULTZ & HERBST STORAGE
HORIZON GLOBAL COMPANY
CLEAR RATE COMMUNICATIONS INC.
VACANT
DICKINSON WRIGHT
BANK OF AMERICA
ENG./MGMT. OFFICE
BANK OF AMERICA
VACANT
CARETECH SOLUTIONS INC.
VACANT

PARKING
PAVILLION

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Bank of America Plaza
2600 West Big Beaver Road
Troy, Michigan 48084
Rochester Hills
Pontiac
Sylvan Lake
Troy
Bloomfield Hills
Birmingham
Clawson
Beverly Hills
Franklin
Royal Oak
Lathrup Village
Berkley
Huntington Woods
Oak Park
Ferndale
Oakland University
Oakland Community College
Pontiac Silverdome
Somerset Collection
Oakland Mall
Universal Mall
Beaumont Hospital Royal Oak
Beaumont Hospital-Troy
Providence Hospital
Northland Center
Hazel Park Harness Raceway
W BIG BEAVER RD
W WATTLES RD
W SOUTH BLVD
W AUBURN RD
W HAMLIN RD
W 12 MILE RD
8 MILE RD W
WOODWARD AVE
Clarkston
Auburn Hills
Utica
Waterford
Milford
Bloomfield
Sterling Heights
Brighton
Warren
South Lyon
USA
Farmington Hills
Detroit
Livonia
Dearborn
Canton
Westland
Ann Arbor
LaSalle
CANADA
Milan

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LOAN #5: bank of america plaza

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Troy, Michigan	Cut-off Date Balance		$47,600,000
Property Type	Office	Cut-off Date Balance per SF		$108.43
Size (SF)	438,996	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 7/1/2017	85.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2017	85.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988 / 2016	Mortgage Rate		4.05460%
Appraised Value	$79,200,000	Original Term to Maturity (Months)		84
Appraisal Date	7/17/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Baruch D. Halberstam and Chaim Y. Halberstam	Original Interest Only Period (Months)	18
Property Management	Troy Beaver Management Corp.	First Payment Date	10/6/2017
		Maturity Date	9/6/2024

Underwritten Revenues	$9,961,339
Underwritten Expenses	$3,629,046	Escrows(1)
Underwritten Net Operating Income (NOI)	$6,332,293		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,888,123	Taxes	$73,312	$73,312
Cut-off Date LTV Ratio	60.1%	Insurance	$27,704	$9,235
Maturity Date LTV Ratio	54.0%	Replacement Reserve	$0	$7,317
DSCR Based on Underwritten NOI / NCF	2.31x / 2.15x	TI/LC(2)	$800,000	$29,266
Debt Yield Based on Underwritten NOI / NCF	13.3% / 12.4%	Other(3)	$539,519	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,600,000	58.7%	Purchase Price	$78,000,000	96.2%
Principal’s New Cash Contribution	24,760,313	30.5	Closing Costs	1,615,957	2.0
Subordinate Debt	7,500,000	9.3	Reserves	1,440,535	1.8
Other Sources(4)	1,196,180	1.5
Total Sources	$81,056,492	100.0%	Total Uses	$81,056,492	100.0%

(1)	See “—Escrows” below.

(2)	The TI/LC reserve has a cap of $1,755,984.

(3)	The Upfront Other reserve is comprised of a $286,719 TI/LC reserve for Horizon Global Company and a $252,800 free rent reserve. See “—Escrows” below.

(4)	Other Sources are comprised of prepaid rent ($527,831), rent abatement credits ($252,800) and other various purchase price adjustments ($415,549) that were credited to the borrower sponsor on the origination date of the Bank of America Plaza Loan.

■	The Mortgage Loan. The mortgage loan (the “Bank of America Plaza Loan”) is evidenced by a note in the original principal amount of $47,600,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building located in Troy, Michigan (the “Bank of America Plaza Property”). The Bank of America Plaza Loan was originated by Citi Real Estate Funding Inc. on August 8, 2017 and amended and restated on August 31, 2017, and represents approximately 4.4% of the Initial Pool Balance. The note evidencing the Bank of America Plaza Loan has an outstanding principal balance as of the Cut-off Date of $47,600,000 and an interest rate of 4.05460% per annum. The proceeds of the Bank of America Plaza Loan were primarily used to acquire the Bank of America Plaza Property, fund reserves and pay origination costs.

The Bank of America Plaza Loan had an initial term of 84 months and has a remaining term of 84 months as of the Cut-off Date. The Bank of America Plaza Loan requires monthly payments of interest only through the due date in March 2019, after which it requires monthly payments of interest and principal sufficient to amortize the Bank of America Plaza Loan over a 30-year amortization schedule. The scheduled maturity date of the Bank of America Plaza Loan is the due date in September 2024. Provided that no event of default has occurred and is continuing under the Bank of America Plaza Loan documents, at any time after the earlier of (i) second anniversary of the securitization Closing Date or (ii) August 8, 2020, the Bank of America Plaza Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Bank of America Plaza Loan documents. Provided that no event of default has occurred and is continuing under the Bank of America Plaza Loan documents, voluntary prepayment of the Bank of America Plaza Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in May 2024, provided that, following a casualty or condemnation, if proceeds are not required to be made available to the borrowers for restoration pursuant to the Bank of America Plaza Loan documents and the lender requires proceeds be applied towards the debt, the borrowers are permitted to prepay the whole Bank of America Plaza Loan within ninety days of such application.

■	The Mortgaged Property. The Bank of America Plaza Property is a 438,996 SF, six-story, LEED Silver office building located in Troy, Michigan, approximately 20.0 miles northwest from the Detroit central business district. The Bank of America Plaza Property is located on an approximately 26.6 acre site and currently serves as Bank of America’s Michigan headquarters. The Bank of America Plaza Property underwent an over $6.0 million renovation in 2016, which included renovations to the lobby, fitness center, cafeteria, parking lot structures, HVAC and building

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management system. In addition to the $6.0 million renovation, Bank of America has invested over $7.0 million into its space since 2015 and BDO has invested approximately $850,000 into its space since moving its Michigan Headquarters to the Bank of America Plaza Property in 2016. The Bank of America Plaza Property is currently 85.8% occupied by nine tenants as of July 1, 2017. The largest tenant at the Bank of America Plaza Property is Bank of America, which occupies approximately 33.0% of the net rentable area through July 31, 2022. Bank of America has three, five-year renewal options remaining on its lease and primarily utilizes its space for its wealth management services due to its close proximity to high net worth clients in Oakland County (the average household income within a one-, three- and five-mile radius was $108,411, $124,172 and $116,130, respectively). The second largest tenant, Dickinson Wright, occupies approximately 19.9% of the net rentable area through May 31, 2028. Dickinson Wright employs more than 425 lawyers across more than 40 practice areas. Dickinson Wright has occupied space at the Bank of America Plaza Property since 2011 and recently expanded into additional space in 2016. Other than Bank of American and Dickinson Wright, the remaining tenancy is granular with no other tenant accounting for more than 6.8% of the net rentable area or 9.3% of underwritten base rent.

The following table presents certain information relating to the major tenants at the Bank of America Plaza Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Bank of America	A / Baa1 / BBB+	144,701	33.0%	$4,006,529	44.6%	$27.69	7/31/2022	3, 5-year options
Dickinson Wright	NR / NR / NR	87,473	19.9	2,153,997	24.0	$24.62	5/31/2028	1, 5-year option
CareTech Solutions, Inc.	NR / NR / NR	29,803	6.8	831,642	9.3	$27.90	4/30/2023	2, 5-year options
Horizon Global Company	NR / NR / NR	24,142	5.5	632,135	7.0	$26.18	10/31/2027	1, 5-year option
BDO(4)	NR / NR / NR	21,418	4.9	599,704	6.7	$28.00	4/30/2027	1, 5-year option
Clear Rate Communications, Inc.	NR / NR / NR	16,201	3.7	358,965	4.0	$22.16	5/31/2026	1, 5-year option
Driggers, Schultz & Herbst	NR / NR / NR	10,395	2.4	248,171	2.8	$23.87	7/31/2020	1, 5-year option
Dart Appraisal	NR / NR / NR	6,814	1.6	143,094	1.6	$21.00	8/31/2018	1, 5-year option
AT&T	A- / Baa1 / BBB+	295	0.1	8,555	0.1	$29.00	8/31/2019	NA
Largest Owned Tenants		341,242	77.7%	$8,982,792	100.0%	$26.32
Remaining Tenants(5)		35,577	8.1	0	0.0	$0.00
Vacant		62,177	14.2	0	0.0	$0.00
Total / Wtd. Avg. All Tenants(6)		438,996	100.0%	$8,982,792	100.0%	$23.84

(1)	Based on the underwritten rent roll dated July 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes the present value of rent steps for Bank of America ($429,520) and contractual rent steps through December 2017 for the remaining tenants ($52,881).

(4)	BDO has a one-time option to terminate its lease on April 30, 2024, with 12 months prior notice and payment of a termination fee of $915,087.

(5)	The 35,577 SF represents building amenity space which is currently being used as a cafeteria, a conference center, a fitness center, as a dry cleaners and is also being used for various other building amenity functions. No rent is currently being collected for this space, however it is included in the table above, as this space can be used for tenants in the future.

(6)	The calculation for Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

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The following table presents the lease rollover schedule at the Bank of America Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	35,577	8.1%	8.1%	$0	0.0%	$0.00	0
2017	0	0.0	8.1%	0	0.0	$0.00	0
2018	6,814	1.6	9.7%	143,094	1.6	$21.00	1
2019	295	0.1	9.7%	8,555	0.1	$29.00	1
2020	10,395	2.4	12.1%	248,171	2.8	$23.87	1
2021	0	0.0	12.1%	0	0.0	$0.00	0
2022	144,701	33.0	45.1%	4,006,529	44.6	$27.69	1
2023	29,803	6.8	51.8%	831,642	9.3	$27.90	1
2024	0	0.0	51.8%	0	0.0	$0.00	0
2025	0	0.0	51.8%	0	0.0	$0.00	0
2026	16,201	3.7	55.5%	358,965	4.0	$22.16	1
2027	45,560	10.4	65.9%	1,231,839	13.7	$27.04	2
2028 & Thereafter	87,473	19.9	85.8%	2,153,997	24.0	$24.62	1
Vacant	62,177	14.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	438,996	100.0%		$8,982,792	100.0%	$23.84	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes the present value of rent steps for Bank of America ($429,520) and contractual rent steps through December 2017 for the remaining tenants ($52,881).

The following table presents certain information relating to historical leasing at the Bank of America Plaza Property:

Historical Leased %(1)(2)

	2014	2015	2016	As of 7/1/2017
Owned Space	NAV	68.6%	80.1%	85.8%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	As the borrowers acquired the Bank of America Plaza Property in connection with the origination of the Bank of America Plaza Loan, limited historical information is available. The borrowers were only provided year end 2015 and July 1, 2017 rent rolls.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bank of America Plaza Property:

Cash Flow Analysis(1)

	2015	2016	TTM 3/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$6,466,728	$6,641,577	$6,843,010	$8,500,391	$19.36
Contractual Rent Steps(2)	0	0	0	482,401	1.10
Gross Up Vacancy	0	0	0	1,513,983	3.45
Reimbursements	0	737,046	682,739	1,009,011	2.30
Other Income(3)	0	110,154	105,810	77,110	0.18
Gross Revenue	$6,466,728	$7,488,777	$7,631,559	$11,582,896	$26.38
Mark to Market	0	0	0	(12,497)	(0.03)
Vacancy & Credit Loss	0	0	0	(1,609,061)	(3.67)
Effective Gross Income	$6,466,728	$7,488,777	$7,631,559	$9,961,339	$22.69

Real Estate Taxes	$432,142	$464,158	$432,142	$879,748	$2.00
Insurance	59,422	62,508	59,218	105,539	0.24
Management Fee	193,501	299,491	306,078	298,840	0.68
Other Operating Expenses	2,187,790	1,995,231	2,101,181	2,344,919	5.34
Total Operating Expenses	$2,872,855	$2,821,388	$2,898,619	$3,629,046	$8.27

Net Operating Income	$3,593,873	$4,667,389	$4,732,940	$6,332,293	$14.42
TI/LC	0	0	0	356,370	0.81
Capital Expenditures	0	0	0	87,799	0.20
Net Cash Flow	$3,593,873	$4,667,389	$4,732,940	$5,888,123	$13.41

Occupancy(4)	68.6%	80.1%	85.8%	86.0%(5)
NOI Debt Yield	7.6%	9.8%	9.9%	13.3%
NCF DSCR	1.31x	1.70x	1.72x	2.15x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through December 2017 and the present value of future rent increases for Bank of America.

(3)	Other Income includes parking income, and other miscellaneous income.

(4)	As the borrowers acquired the Bank of America Plaza Property in connection with the origination of the Bank of America Plaza Loan, limited historical information is available. The borrowers were only provided year end 2015 and July 1, 2017 rent rolls.

(5)	Represents the underwritten economic occupancy at the Bank of America Plaza Property.

■	Appraisal. According to the appraisal, the Bank of America Plaza Property had an “as-is” appraised value of $79,200,000 as of July 17, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$79,300,000	N/A	8.00%
Discounted Cash Flow Approach	$79,200,000	9.75%	8.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated July 25, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Bank of America Plaza Property other than the implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The Bank of America Plaza Property is located in the city of Troy within Oakland County in southeast Michigan, approximately 20.0 miles northwest of the Detroit central business district. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Bank of America Plaza Property was 9,418, 83,132 and 230,561, respectively. For the same period, the average household income within a one-, three- and five-mile radius was $108,411, $124,172 and $116,130, respectively. The Bank of America Plaza Property is located within the Detroit office market which, according to a third party industry report, has an office inventory of 199.0 million SF, a 10.9% vacancy rate and asking rents of $19.00 per SF. According to a third party industry report, the Troy office submarket reported an office inventory of 18.1 million SF, a 14.6% vacancy rate and asking rents of $19.15 per SF. According to the appraisal, there is no known supply coming to market in the immediate area that would compete with the Bank of America Plaza Property.

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The following table presents certain information relating to lease comparables for the Bank of America Plaza Property:

Office Lease Comparables(1)

	Bank of America Plaza	Columbia Center I	Columbia Center II	Somerset Place Tower I
Year Built / Renovated	1988 / 2016	1988 / 2015	2000 / NAP	1986 / NAP
Building SF	438,996	254,978	251,620	215,000
Total Occupancy	85.8%	93.7%	84.2%	76.9%
Rent per SF Range	$13.00 – $36.50	$18.47 – $30.75	$22.69 – $29.30	$20.00 – $26.00
Lease Type	Base year stop	Base year stop	Base year stop	Gross plus electric

	Somerset Place Tower II	Liberty Center	37000-371000 Woodward Avenue
Year Built / Renovated	1973 / NAP	1986 / NAP	2012 / NAP
Building SF	165,000	292,146	74,332
Total Occupancy	83.5%	71.7%	100.0%
Rental Rate per SF Range	20.00 – 26.00	12.50 – 21.50	17.75 – 35.00
Lease Type	Gross plus electric	Gross plus electric	Gross plus electric

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are tenants-in-common; a 45% interest in the Bank of America Plaza Property is owned by Troy Beaver Realty LLC and an 18.33% interest in the Bank of America Plaza Property is owned by each of Troy Beaver Holdings I LLC, Troy Beaver Holdings II LLC and Troy Beaver Holdings III LLC, each a Delaware limited liability company. Troy Beaver Realty LLC is wholly owned by Troy Beaver Realty Mezz LLC, which in turn is 50% owned by Baruch D. Halberstam, 30% owned by Chaim Y. Halberstam and 20% owned by Congregation S.Y.E. Inc., which is a not-for-profit entity. Each of Troy Beaver Holdings I LLC, Troy Beaver Holdings II LLC and Troy Beaver Holdings III LLC is wholly owned by Troy Beaver Holdings Mezz LLC, which is wholly owned by Marcy Square LLC. Chaim Y. Halberstam is the managing member for all of the borrowing entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bank of America Plaza Loan.

The borrower sponsors and non-recourse carveout guarantors for the Bank of America Plaza Loan are Chaim Y. Halberstam and Baruch D. Halberstam. As of June 26, 2017, Baruch D. Halberstam had a net worth of approximately $55.1 million and a liquidity of approximately $29.6 million. As of July 14, 2017, Chaim Y. Halberstam had a net worth of approximately $7.3 million and a liquidity of approximately $215,000. Baruch D. Halberstam has been actively investing in real estate since 1971, primarily within the Manhattan, Brooklyn and Bronx boroughs of New York City. Baruch D. Halberstam has a current real estate portfolio of 859 residential units across the New York City metropolitan area. Chaim Y. Halberstam has a current portfolio of 4 multifamily properties containing 89 units and 2 commercial properties totaling 139,446 SF.

■	Escrows. In connection with the origination of the Bank of America Plaza Loan, the borrowers funded reserves of (i) $73,312 for real estate taxes, (ii) $27,704 for insurance, (iii) $800,000 for general tenant improvements and leasing commissions, (iv) $286,719 for tenant improvements and leasing commissions for Horizon Global Company, and (v) $252,800 for free rent.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the Bank of America Plaza Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $73,312), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (initially $9,235), (iii) a replacement reserve in the amount of $7,317 and (iv) a tenant improvements and leasing commissions reserve in the amount of $29,266, subject to a cap of $1,755,984.

■	Lockbox and Cash Management. The Bank of America Plaza Loan documents require a hard lockbox with springing cash management. The Bank of America Plaza Loan documents require the borrowers to deliver tenant direction letters within two days of origination of the Bank of America Plaza Loan, which will direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrowers with respect to the Bank of America Plaza Property be promptly deposited into such lockbox account during the term of the Bank of America Plaza Loan. After the occurrence of and during the continuance of a Bank of America Plaza Trigger Period (as defined below), all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the Bank of America Plaza Loan documents is continuing, applied to payment of debt service and operating expenses and funding of required

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reserves, with the remainder (i) to the extent a Bank of America Plaza Trigger Period is continuing, deposited into an excess cash flow reserve and held by the lender as additional collateral for the Bank of America Plaza Loan and (ii) to the extent no Bank of America Plaza Trigger Period is continuing, (a) first, if the mezzanine lender is entitled to receive any excess cash flow pursuant to the terms of the Bank of America Plaza Mezzanine Loan documents and the mezzanine intercreditor agreement, and the mezzanine lender has provided written notice to the lender certifying as such, to be disbursed to or as directed by the mezzanine lender, and (b) second, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the Bank of America Plaza Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Bank of America Plaza Loan (and/or toward the payment of expenses of the Bank of America Plaza Property), in such order of priority as the lender may determine.

A “Bank of America Plaza Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Bank of America Plaza Loan documents, (ii) the debt service coverage ratio being less than 1.30x, and (iii) the occurrence of a Bank of America Plaza Specified Tenant Trigger Period (as defined below), and expiring upon (x) with regard to any Bank of America Plaza Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Bank of America Plaza Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters, and (z) with regard to any Bank of America Plaza Trigger Period commenced in connection with clause (iii) above, a Bank of America Plaza Specified Tenant Trigger Period ceasing to exist.

A “Bank of America Plaza Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Bank of America Specified Tenant (as defined below) being in monetary or material non-monetary default under its lease beyond applicable notice and cure periods, (ii) a Bank of America Specified Tenant failing to be in actual, physical possession of its space and open to the public during customary hours, (iii) a Bank of America Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination, cancellation or failure to be in full force and effect of a Bank of America Specified Tenant lease, (v) any bankruptcy or similar insolvency of a Bank of America Specified Tenant, including any bankruptcy or insolvency proceeding pursuant to which a Bank of America Specified Tenant lease is rejected, (vi) a Bank of America Specified Tenant failing to extend or renew its lease on or prior to the applicable extension deadline for a minimum renewal term of five (5) years, and (vii) the senior unsecured credit rating (or equivalent thereof) of a Bank of America Specified Tenant falling below investment grade; and (B) expiring upon (1) the satisfaction of cure conditions in accordance with the Bank of America Plaza Loan documents or (2) the borrowers re-leasing the entire space that was demised pursuant to a Bank of America Specified Tenant lease (or applicable portion thereof) to one or more new tenants in accordance with the Bank of America Plaza Loan documents and the applicable new tenant under such lease being in actual, physical occupancy of the space demised under its lease, open for business and paying the full amount of the rent then due under its lease.

A “Bank of America Specified Tenant” means Bank of America or Dickinson Wright (or any subsequent lessee of the Bank of America or Dickinson Wright space (or at least 50% thereof)).

■	Property Management. The Bank of America Plaza Property is managed by Troy Beaver Management Corp., a third-party manager. The lender has the right to, or to direct the borrowers to, terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) a Bank of America Plaza Trigger Period exists; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrowers have the right to replace the property manager upon 60 days’ prior notice to the lender, with a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation), provided no event of default is continuing under the Bank of America Plaza Loan documents.

■	Mezzanine or Secured Subordinate Indebtedness. Citigroup Global Markets Realty Corp. originated a mezzanine loan (the “Bank of America Plaza Mezzanine Loan”) in the original principal amount of $7,500,000 and subsequently assigned its interest in the Bank of America Plaza Mezzanine Loan to ACREFI Mortgage Lending, LLC. The Bank of America Plaza Mezzanine Loan is secured by the membership interests in each of the borrowers under the Bank of America Plaza Loan. The proceeds of the Bank of America Plaza Mezzanine Loan were used to pay down the principal balance of the Bank of America Plaza Loan. The Bank of America Plaza Mezzanine Loan is co-terminous

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with the Bank of America Plaza Loan with a term of 84 months and scheduled maturity date in September 2024. The Bank of America Plaza Mezzanine Loan requires monthly payments of interest only through the entire loan term.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Bank of America Plaza Property with no deductible in excess of $25,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #6: mall of louisiana

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BATON ROUGE METROPOLITAN AIRPORT
Merrydale
LOUISIANA
MISSISSIPPI
Baton Rouge
New Orleans
Gulf of Mexico
Port Allen
Mississippi River
Capitol Lake
Baton Rouge
University Lake
Westminster
Inniswold
Mall of Lousiana
6401 Bluebonnet Boulevard
Oak Hills Place
Village St. George
Gardere
Mississippi River

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LOAN #6: mall of louisiana

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		CREFI / Barclays
Location (City/State)	Baton Rouge, Louisiana	Cut-off Date Balance(4)		$47,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)		$418.39
Size (SF)	776,789	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 6/30/2017(1)	91.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2017(1)	91.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1997 / 2008	Mortgage Rate		3.98400%
Appraised Value	$570,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/23/2017	Original Amortization Term (Months)		360
Borrower Sponsor	GGP Real Estate Holding I, Inc.	Original Interest Only Period (Months)		36
Property Management	Self-Managed	First Payment Date		9/1/2017
		Maturity Date		8/1/2027

Underwritten Revenues	$43,215,234
Underwritten Expenses	$7,152,311	Escrows(5)
Underwritten Net Operating Income (NOI)	$36,062,923		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$34,433,637	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	57.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	49.3%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.85x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.1% / 10.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$325,000,000	100.0%	Principal Equity Distribution(6)	$323,588,541	99.6%
			Closing Costs	1,411,459	0.4

Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include the third largest tenant, Main Event, which has a signed lease but is not expected to take physical occupancy and commence paying rent until August 2018, and exclude temporary tenants.

(2)	Calculated based on the aggregate outstanding principal balance of the Mall of Louisiana Loan Combination (as defined below).

(3)	The Mall of Louisiana Loan Combination was co-originated by Bank of America, National Association (“BANA”), Citi Real Estate Funding Inc. (“CREFI”) and Barclays Bank PLC (“Barclays”).

(4)	The Cut-off Date Balance of $47,000,000 represents the non-controlling notes A-3-1 and A-5-2, which notes are part of a loan combination evidenced by nine pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $325,000,000. CREFI is expected to contribute note A-3-1 to this securitization transaction, which note has an outstanding principal balance of $30,000,000 as of the Cut-off Date, and Barclays is expected to contribute note A-5-2 to this securitization transaction, which note has an outstanding principal balance of $17,000,000 as of the Cut-off Date. The related companion loans are evidenced by (i) the controlling note A-1 ($65,000,000) and non-controlling note A-2 ($44,000,000), which are currently held by BANA and are expected to be contributed to one or more future securitization transactions, (ii) the non-controlling notes A-3-2 ($28,000,000) and A-4 ($50,000,000), which are currently held by CREFI and are expected to be contributed to one or more future securitization transactions and (iii) the non-controlling notes A-5-1 ($41,000,000), A-6 ($25,000,000) and A-7 ($25,000,000), which are currently held by Barclays or an affiliate, and are expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(5)	GGP Real Estate Holding I, Inc., as guarantor, has delivered a Main Event guaranty with respect to (i) completion of certain required work by the borrowers under the Main Event lease and (ii) rent obligations in lieu of posting an upfront cash reserve for the obligations. See “— Escrows” below.

(6)	The borrower sponsor acquired the Mall of Louisiana Property for approximately $265 million in 2004 and, inclusive of the $100 million spent on the 2008 property expansion, maintains a cost basis of approximately $413 million. The Mall of Louisiana Property was not encumbered by any prior existing debt.

■	The Mortgage Loan. The mortgage loan (the “Mall of Louisiana Loan”) is part of a loan combination (the “Mall of Louisiana Loan Combination”) evidenced by nine pari passu notes that are collectively secured by a first mortgage encumbering the borrowers’ fee interest in a super-regional mall located in Baton Rouge, Louisiana (the “Mall of Louisiana Property”). The Mall of Louisiana Loan, which is evidenced by the non-controlling notes A-3-1 and A-5-2, had an original principal balance of $47,000,000, has an outstanding principal balance as of the Cut-off Date of $47,000,000 and represents approximately 4.3% of the Initial Pool Balance. The related companion loans had an aggregate original principal balance of $278,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $278,000,000 and are evidenced by (i) the controlling note A-1 and non-controlling note A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $109,000,000, are currently being held by BANA and are expected to be contributed to one or more future securitization transactions, (ii) the non-controlling notes A-3-2 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $78,000,000, are currently held by CREFI and are expected to be contributed to one or more future securitization transactions and (iii) non-controlling notes A-5-1, A-6 and A-7, which have an aggregate outstanding principal balance as of the Cut-off Date of $91,000,000, are currently held by Barclays and are expected to be contributed to one or more future securitization transactions. The Mall of Louisiana Loan Combination was co-originated by BANA, CREFI and Barclays on July 26, 2017, had an original principal balance of $325,000,000 and has an outstanding principal balance as of the Cut-off Date of $325,000,000. CREFI is expected to contribute note A-3-1 to this securitization transaction, which note has an outstanding principal balance of $30,000,000 as of the Cut-off Date, and Barclays is expected to contribute note A-5-2 to this securitization transaction, which note has an outstanding principal balance of $17,000,000 as of the Cut-off Date. Each note evidencing the Mall of Louisiana Loan Combination accrues interest at an interest rate of 3.98400% per annum. The proceeds of the Mall of Louisiana Loan Combination were primarily used to encumber the Mall of Louisiana Property and pay origination costs.

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Note Summary

Note(s)	Current or Anticipated Holder of Securitized Note	Aggregate Cut-off Date Balance
Mall of Louisiana Loan

A-3-1 and A-5-2	CGCMT 2017-P8	$47,000,000(1)

Mall of Louisiana Pari Passu Companion Loans(2)

A-1 and A-2	BANA	$109,000,000
A-3-2 and A-4	CREFI	$78,000,000
A-5-1, A-6 and A-7	Barclays	$91,000,000

(1)	The $30,000,000 non-controlling note A-3-1 is being contributed by CREFI and the $17,000,000 non-controlling note A-5-2 is being contributed by Barclays.

(2)	Expected to be contributed to future securitization transactions.

The Mall of Louisiana Loan Combination has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Mall of Louisiana Loan Combination requires interest only payments for the initial 36 months, followed by payments of principal and interest sufficient to amortize the Mall of Louisiana Loan Combination over a 30-year amortization schedule. The scheduled maturity date of the Mall of Louisiana Loan Combination is the due date in August 2027. Provided that no event of default has occurred and is continuing under the Mall of Louisiana Loan Combination documents, at any time after the earlier of August 1, 2020 and the second anniversary of the securitization of the last portion of the Mall of Louisiana Loan Combination, the Mall of Louisiana Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Mall of Louisiana Loan Combination documents. Voluntary prepayment of the Mall of Louisiana Loan Combination is permitted (in whole, but not in part) without penalty on or after the due date in May 2027.

■	The Mortgaged Property. The Mall of Louisiana Property is part of a two-story enclosed super-regional mall known as the Mall of Louisiana, which contains a total of 1,593,545 SF and is anchored by non-collateral anchors Dillard’s, Dillard’s Men’s & Home, JC Penney, Macy’s and Sears. The 776,789 SF portion of the Mall of Louisiana that serves as collateral for the Mall of Louisiana Loan Combination was 91.8% occupied as of June 30, 2017 by 135 retail and restaurant tenants. The largest tenants by size are AMC Theatres (9.6% of GLA, 5.9% of underwritten base rent, expiring July 2026), Dick’s Sporting Goods (9.5% of GLA, 3.3% of underwritten base rent, expiring January 2019), Nordstrom Rack (3.9% of GLA, 2.0% of underwritten base rent, expiring September 2025) and Forever 21 (3.5% of GLA, 5.1% of underwritten base rent, expiring January 2019). Main Event (6.0% of GLA, 4.0% of underwritten base rent, expiring June 2028) has a signed lease but is not expected to take occupancy and commence paying rent until August 2018. The Mall of Louisiana Loan Combination guarantor has provided a guaranty for all outstanding borrower obligations and fifteen months of gap rent with respect to the Main Event lease.

No other tenant represents more than 1.9% of GLA or 2.6% of underwritten rent. Other notable tenants at the Mall of Louisiana Property include: Apple, DSW, Lush Fresh Handmade Cosmetics, Michael Kors, Pandora, Pottery Barn and Williams Sonoma. The Mall of Louisiana Property features an 11-bay food court and nine full service restaurants. Inline sales at the Mall of Louisiana Property as of the trailing 12-month period ending May 31, 2017 were approximately $183 million with an average of $585 per SF ($496 per SF excluding Apple), resulting in an occupancy cost of 13.6% (16.1% excluding Apple).

The Mall of Louisiana Property was built in 1997 and renovated in 2008 with a $100 million expansion project which added over 330,000 SF, comprised of a 125,000 SF lifestyle component, a 140,000 SF power center and 15-screen stadium seating cinema with IMAX – 3D. The Mall of Louisiana features the only Sears within 40 miles and the only Macy’s, Dick’s Sporting Goods and Nordstrom Rack within approximately 60 miles. The Mall of Louisiana Property includes 8,404 surface parking spaces (approximately 5.27 per 1,000 SF).

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LOAN #6: mall of louisiana

Non-Collateral Anchor Sales Summary

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	Sales per SF(3)
Dillard’s / Dillard’s Men’s & Home	BBB-/Baa3/BBB-	370,655	$148
Macy’s	BBB/Baa3/BBB-	204,890	$166
JC Penney	B+/B1/B+	116,568	$309
Sears	CC/Caa2/CCC+	113,517	$123

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll dated June 30, 2017.

(3)	Sales per SF for the non-collateral anchor tenants are as of 2016 as reported in the appraisal.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Mall of Louisiana Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF/Screen(4)	Occupancy Cost(4)	Renewal / Extension Options
AMC Theatres	B/B1/B+	74,400	9.6%	$1,739,472	5.9%	$23.38	7/21/2026	$560,583(5)	22.6%	4, 5-year options
Forever 21	NR/NR/NR	26,885	3.5	1,483,980	5.1	$55.20	1/31/2019	$183	28.6%	NA
Main Event(6)	NR/NR/NR	46,900	6.0	1,172,500	4.0	$25.00	6/30/2028	NA	NA	3, 5-year options
Dick’s Sporting Goods	NR/NR/NR	74,061	9.5	962,793	3.3	$13.00	1/31/2019	$131	11.9%	4, 5-year options
Gap/Gapkids	BB+/Baa2/BB+	9,761	1.3	758,019	2.6	$77.66	12/31/2017	$245	31.9%	NA
Victoria’s Secret	BB+/Ba1/BB+	13,472	1.7	648,138	2.2	$48.11	1/31/2023	$847	11.9%	NA
Express	NR/NR/NR	9,769	1.3	601,673	2.1	$61.59	1/31/2020	$309	37.6%	NA
Nordstrom Rack(7)	BBB+/Baa1/BBB+	30,002	3.9	577,500	2.0	$19.25	9/30/2025	NA	NA	4, 5-year options
Champs Sports(8)	NR/Ba2/BB+	6,293	0.8	500,734	1.7	$79.57	7/31/2026	$479	16.0%	NA
House of Hoops By Foot Locker(8)	NR/Ba2/BB+	6,459	0.8	500,443	1.7	$77.48	1/31/2021	$838	10.8%	NA
Ten Largest Owned Tenants		298,002	38.4%	$8,945,251	30.5%	$30.02
Other		415,132	53.4	20,369,579	69.5	$49.07
Vacant		63,655	8.2	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		776,789	100.0%	$29,314,830	100.0%	$41.11

(1)	Based on the underwritten rent roll dated June 30, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total / Wtd. Avg. UW Base Rent $ per SF is calculated excluding vacant SF.

(4)	Sales information is for the trailing 12-month period ending May 31, 2017.

(5)	Tenant Sales $ per SF/Screen are shown per screen (15 screens).

(6)	Main Event has an executed lease but is not expected to take occupancy and commence paying rent until August 2018. The Mall of Louisiana Loan Combination guarantor has provided a guaranty for all outstanding borrower obligations and fifteen months of gap rent specific to Main Event.

(7)	Nordstrom Rack is not required to report sales at the Mall of Louisiana Property.

(8)	Both tenants are affiliated subsidiaries of Foot Locker, Inc.

Tenant Sales (per SF) and Occupancy Costs(1)

		TTM 5/31/2017 Occupancy Cost
Total In-Line	TTM 5/31/2017
Comparable Sales per SF w/Apple	$585	13.6%
Comparable Sales per SF w/o Apple	$496	16.1%

(1)	Information as provided by the borrower sponsor.

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LOAN #6: mall of louisiana

The following table presents certain information relating to the lease rollover schedule at the Mall of Louisiana Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$ 0.00	0
2017	27,967	3.6	3.6%	2,330,756	8.0	$83.34	11
2018	82,248	10.6	14.2%	3,354,434	11.4	$40.78	23
2019	165,390	21.3	35.5%	4,979,391	17.0	$30.11	17
2020	43,189	5.6	41.0%	2,581,653	8.8	$59.78	14
2021	60,190	7.7	48.8%	2,840,401	9.7	$47.19	16
2022	32,000	4.1	52.9%	1,317,420	4.5	$41.17	10
2023	39,863	5.1	58.0%	2,544,415	8.7	$63.83	11
2024	32,366	4.2	62.2%	1,357,288	4.6	$41.94	7
2025	58,878	7.6	69.8%	1,792,374	6.1	$30.44	9
2026	88,514	11.4	81.2%	2,885,732	9.8	$32.60	6
2027	11,360	1.5	82.6%	1,081,295	3.7	$95.18	6
2028 & Thereafter	71,169	9.2	91.8%	2,249,670	7.7	$31.61	5
Vacant	63,655	8.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	776,789	100.0%		$29,314,830	100.0%	$41.11	135

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Mall of Louisiana Property:

Historical Leased %(1)(2)

2014	2015	2016	As of 6/30/2017(3)
94.3%	93.8%	92.5%	91.8%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Excludes temporary tenants.

(3)	Based on the underwritten rent roll dated June 30, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mall of Louisiana Property:

Cash Flow Analysis(1)

	2014		2015		2016		TTM 4/30/2017		Underwritten		Underwritten $ per SF
Base Rent	$26,449,228		$27,324,563		$27,877,011		$28,049,808		$29,420,920		$37.88
Potential Income from Vacant Space	0		0		0		0		3,395,375		4.37
Percentage Rent	559,072		516,649		571,657		591,865		581,929		0.75
Total Reimbursement Revenue	10,554,704		10,707,373		10,410,615		10,242,969		10,408,010		13.40
Specialty Leasing Income	3,089,790		3,046,453		3,044,110		2,921,431		2,956,431		3.81
Other Income(2)	402,762		384,936		331,822		399,049		384,049		0.49
Vacancy and Credit Loss	(0)		(0)		(0)		(0)		(3,931,479)		(5.06)
Effective Gross Income	$41,055,555		$41,979,974		$42,235,214		$42,205,123		$43,215,234		$55.63

Total Operating Expenses	$7,514,389		$7,399,438		$7,196,737		$7,209,498		$7,152,311		$9.21

Net Operating Income	$33,541,166		$34,580,536		$35,038,477		$34,995,624		$36,062,923		$46.43
TI/LC	0		0		0		0		1,473,928		1.90
Capital Expenditures	0		0		0		0		155,358		0.20
Net Cash Flow	$33,541,166		$34,580,536		$35,038,477		$34,995,624		$34,433,637		$44.33

Occupancy	94.3%	(3)	93.8%	(3)	92.5%	(3)	91.8%	(3)(4)	91.0%	(5)
NOI Debt Yield(6)	10.3%		10.6%		10.8%		10.8%		11.1%
NCF DSCR(6)	1.80x		1.86x		1.89x		1.88x		1.85x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Income includes carousel revenue, rebates and miscellaneous non-rental income.

(3)	Occupancy excludes temporary tenants at the Mall of Louisiana Property.

(4)	Based on the June 30, 2017 rent roll.

(5)	Underwritten Occupancy represents the underwritten economic occupancy at the Mall of Louisiana Property.

(6)	NOI Debt Yield and NCF DSCR are based on the outstanding principal balance of the Mall of Louisiana Loan Combination.

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LOAN #6: mall of louisiana

■	Appraisal. According to the appraisal, the Mall of Louisiana Property had an “as-is” appraised value of $570,000,000 as of June 23, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$567,500,000	N/A	6.00%
Discounted Cash Flow Approach	$571,000,000	7.50%	6.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated July 24, 2017, there was no evidence of any recognized environmental conditions or recommendations for further action at the Mall of Louisiana Property.

■	Market Overview and Competition. The Mall of Louisiana Property is located in East Baton Rouge Parish within the greater Baton Rouge metropolitan statistical area (“MSA”) of Louisiana. The Mall of Louisiana Property is located approximately 6.0 miles southeast of the Baton Rouge central business district, immediately south of Interstate 10, which connects to Interstate 12 approximately 2 miles north and connects to the New Orleans metropolitan area to the southeast. East Baton Rouge Parish includes the city of Baton Rouge and other established neighborhoods including Mid-City, the Garden District and Spanish Town and is the capital of Louisiana and the location of Louisiana State University, Southern University and Baton Rouge Community College. There are two hospitals located within two miles of the Mall of Louisiana Property: Baton Rouge General Medical Center and Our Lady of the Lake Regional Medical Center. East Baton Rouge Parish’s top employers include Turner Industries Group (9,875 employees), LSU System (6,250 employees), Performance Contractors (5,500 employees), Our Lady of the Lake Regional Medical Center (4,500 employees) and ExxonMobil Corporation (4,214 employees). IBM recently developed a $55 million office and residential building in downtown Baton Rouge and has committed to maintain 800 new jobs through 2023 in downtown Baton Rouge. The Baton Rouge MSA had a 2016 unemployment rate of 5.2%, which unemployment rate has seen a year over year decline since 2011.

According to the appraisal, the primary trade area for the Mall of Louisiana Property encompasses an approximately fifteen-mile radius. The estimated 2016 population within a five-, ten- and fifteen-mile radius around the Mall of Louisiana Property was 169,831, 406,664 and 603,052, respectively. The estimated 2016 average household income within the same radii was $90,572, $76,294 and $74,587, respectively. The 2016 fifteen-mile radius population and average household income reflect a compound annual growth rate from 2000 to 2016 of 1.0% and 2.41%, respectively. The estimated 2016 average retail sales per household within a fifteen-mile radius of the Mall of Louisiana Property were $48,449.

The Mall of Louisiana Property is located in the Baton Rouge retail market which had 2017 first quarter-end average asking rents of $11.32 per SF and a vacancy rate of 4.5% (representing a 1.3% decrease from the first quarter end 2016), with only 11,581 SF of vacant retail space in the market. With respect to the malls within the Baton Rouge retail market, there are currently six lifestyle centers, power centers and regional malls with 2017 first quarter-end average asking rents of $19.61 per SF and a vacancy rate of 8.6% (representing a 1.7% decrease from the first quarter end 2016), with 74,739 SF of positive absorption.

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LOAN #6: mall of louisiana

The following table presents certain information relating to the primary competition for the Mall of Louisiana Property:

Competitive Set(1)

	Mall of Louisiana (Subject)	Perkins Rowe	Town Center at Cedar Lodge	Siegen Lane Marketplace	Cortana Mall
Distance from Subject	-	1.5 miles	5.0 miles	3.0 miles	6.5 miles
Property Type	Super Regional Mall	Lifestyle Center	Lifestyle Center	Power Center	Super Regional Mall
Year Built / Renovated	1997 / 2008	2006 / NAP	2007 / NAP	1994 / 2002	1976 / 2010
Total GLA	776,789	749,300	410,000	462,150	1,360,000
Total Occupancy	91.8%(2)	85.0%	98.0%	100.0%	30.0%(3)
Estimated Sales per SF(4)	$585(5)	$420	$400	NAP	$250
Anchors	Dillard’s (non-collateral), Dillard’s Men’s (non-collateral), JC Penney (non-collateral), Macy’s (non-collateral), Sears (non-collateral), AMC Theatres	Cinemark, LA Fitness, Barnes & Noble, Fresh Market	Whole Foods, Books A Million, LOFT, Gap	Walmart, Lowes, Bed Bath Beyond, TJ Maxx	Dillard’s, JC Penney

(1)	Source: Appraisal unless otherwise indicated.

(2)	Per underwritten rent roll. Occupancy includes the third largest tenant, Main Event, which has a signed lease but is not expected to take physical occupancy and commence paying rent until August 2018. The Mall of Louisiana Loan Combination guarantor has provided a guaranty for all outstanding borrower obligations and fifteen months of gap rent specific to Main Event.

(3)	Cortana Mall is the only other enclosed shopping mall in Baton Rouge. Only two of the six anchor units at Cortana Mall are currently occupied and approximately 45 of 110 inline stores are occupied.

(4)	Not all Inline tenants may be required to report sales.

(5)	Comparable inline sales shown as of May 2017. Comparable inline sales excluding Apple for that period were $496 per SF.

■	The Borrowers. The borrowers are Mall of Louisiana, LLC and Mall of Louisiana Land, LLC (individually and collectively, the “Mall of Louisiana Borrower”), each a single-purpose Delaware limited liability company, with at least two independent directors. Legal counsel to the Mall of Louisiana Borrower delivered a non-consolidation opinion in connection with the origination of the Mall of Louisiana Loan Combination. The borrower sponsor and non-recourse carveout guarantor is GGP Real Estate Holding I, Inc., wholly owned by GGP Inc. (“General Growth”).

General Growth is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping retail properties throughout the United States. General Growth’s portfolio as of June 2017 included 127 properties (121 million SF) in 40 states with an enterprise value of approximately $39 billion.

In addition to the recourse carveout guaranty and environmental indemnity, GGP Real Estate Holding I, Inc. has provided a guaranty for payment of unfunded tenant allowances equal to $3,986,500, landlord work equal to $3,067,797 and an additional $1,465,625, which is equal to fifteen months of gap rent, all related to the Main Event lease. GGP Real Estate Holding I, Inc. also provided a guaranty for unfunded obligations related to several other tenants at the Mall of Louisiana Property equal to $1,726,914.

■	Escrows. During a Mall of Louisiana Trigger Period (as defined below), unless there are sufficient funds in the lockbox account to make the deposits, the Mall of Louisiana Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the Mall of Louisiana Property is covered by a blanket insurance policy and the premiums for the blanket insurance policy are prepaid for at least one year in advance), (ii) $12,931 to a replacement reserve subject to a cap of $155,169, and (iii) $129,308 to a tenant improvements and leasing commissions reserve subject to a cap of $1,551,690.

■	Lockbox and Cash Management. The Mall of Louisiana Loan documents require a hard lockbox with springing cash management. Funds deposited to the lockbox will be swept daily to the Mall of Louisiana Borrower’s operating account unless a Mall of Louisiana Trigger Period exists. During a Mall of Louisiana Trigger Period, funds in the lockbox are required to be transferred daily to a cash management account under the sole control of the lender for the payment of, among other things, debt service, monthly escrows and operating expenses with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Mall of Louisiana Loan Combination.

A “Mall of Louisiana Trigger Period” will commence upon the earlier of (i) an event of default and (ii) the debt service coverage ratio being less than 1.15x. A Mall of Louisiana Trigger Period will cease upon (i) the cure or waiver of the event of default and (ii) the debt service coverage ratio being equal to or greater than 1.15x.

■	Property Management. The Mall of Louisiana Property is currently self-managed and may be managed by (i) General Growth Management, Inc., (ii) General Growth Services, Inc., (iii) General Growth, (iv) any other affiliate of the Mall of Louisiana Loan Combination guarantor entirely owned (directly or indirectly) by the Mall of Louisiana Loan Combination guarantor, or (v) any Mall of Louisiana Qualifying Manager (as defined below) according to the Mall of Louisiana Loan documents. So long as no event of default is continuing under the Mall of Louisiana Loan documents,

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LOAN #6: mall of louisiana

the Mall of Louisiana Borrower may, without the lender’s prior written consent, enter into a management agreement with a Mall of Louisiana Qualifying Manager, provided that: (i) such management agreement is on an arms’ length basis and under which the fees payable thereunder must not exceed 3% of income from gross operations, subject to commercially reasonable adjustments pursuant to then applicable market standards as reasonably approved by the lender, (ii) if such Mall of Louisiana Qualifying Manager is an affiliated property manager, the Mall of Louisiana Borrower delivers a non-consolidation opinion with respect to such manager, and (iii) such Mall of Louisiana Qualifying Manager and the Mall of Louisiana Borrower execute a subordination of management agreement. With respect to a new manager other than a Mall of Louisiana Qualifying Manager, the consent of the lender to the identity of the manager may be conditioned upon the Mall of Louisiana Borrower delivering a rating agency confirmation as to such new manager and management agreement. Upon and during the continuance of an event of default under the Mall of Louisiana Loan documents, the lender has the right to require the Mall of Louisiana Borrower to replace the property manager with a Mall of Louisiana Qualifying Manager, chosen by the Mall of Louisiana Borrower and approved by the lender.

A “Mall of Louisiana Qualifying Manager” means (i) the property manager or (ii) a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value to the Mall of Louisiana Property, provided that with respect to clause (ii) above, the Mall of Louisiana Borrower has obtained the prior written consent of the lender for such entity (such consent not to be unreasonably withheld or delayed, but may be based on receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release, Substitution or Expansion of Collateral. The Mall of Louisiana Borrower may acquire one or more Expansion Parcels (whereupon any such Expansion Parcel will become an “Acquired Expansion Parcel”), provided, among other conditions, that the following are satisfied: (i) no event of default has occurred and is continuing under the Mall of Louisiana Loan documents; (ii) the related borrower acquires fee simple or leasehold interest in the Expansion Parcel and spreads the Mall of Louisiana Loan documents to include the Expansion Parcel as collateral; (iii) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the Expansion Parcel is its own tax lot and, except under the circumstances provided for in the Mall of Louisiana Loan documents, receipt of a Phase I environmental report or property condition report with respect to the Expansion Parcel; and (iv) at the request of the lender, the related borrower delivers a REMIC opinion. Acquired Expansion Parcels may be released as described below.

An “Expansion Parcel” is any parcel of land, together with any improvements thereon located, (a) constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Mall of Louisiana Property is a part, (b) is not owned by the related borrower at origination of the Mall of Louisiana Loan Combination and (c) is not a parcel acquired in connection with a substitution described in the next paragraph.

The Mall of Louisiana Borrower may obtain the release of (i) any vacant, unimproved, non-income producing parcel (including “air rights” parcels) or outlot, (ii) any Acquired Expansion Parcel or (iii) the portion of the Mall of Louisiana Property subject to the extension and/or widening of Picardy Street by the City of Baton Rouge (the “Picardy Street Extension Parcel”), in each case, in connection with a transfer to a person other than a person owned or controlled by the Mall of Louisiana Borrower, provided, among other conditions, that the following are satisfied: (1) no event of default has occurred and is continuing under the Mall of Louisiana Loan documents; (2) as it relates to any parcel release other than an Acquired Expansion Parcel release, the lender receives (a) evidence that the parcel is not necessary for the operation or use of the Mall of Louisiana Property and that such parcel may be readily separated from the Mall of Louisiana Property without material diminution of the value of the Mall of Louisiana Property and (b) a rating agency confirmation; (3) as it relates to the release of an Acquired Expansion Parcel, the lender receives from the Mall of Louisiana Borrower an officer’s certificate to the effect that (a) during the time that the Acquired Expansion Parcel was a part of the Mall of Louisiana Property, any tenants that were relocated to the Acquired Expansion Parcel from other areas of the Mall of Louisiana Property have been replaced with tenants of comparable credit quality and paying equal or better rent than the relocated tenants, and (b) to the extent existing tenants proposed to be relocated to the Acquired Expansion Parcel after its release, the Mall of Louisiana Borrower has entered into fully executed replacement leases with replacement tenants of comparable credit quality and on rental terms equal or better than the existing tenant, and (c) the release of the Acquired Expansion Parcel does not have a material adverse effect on the use or value of the Mall of Louisiana Property, the enforcement of the Mall of Louisiana Loan documents, or the Mall of Louisiana Borrower’s ability to repay the Mall of Louisiana Loan Combination; (4) the loan-to-value ratio for the remaining Mall of Louisiana Property is less than or equal to 125%, provided that the Mall of Louisiana Borrower may

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LOAN #6: mall of louisiana

prepay the Mall of Louisiana Loan Combination and pay the associated yield maintenance premium in order to meet the required loan-to-value ratio; and (5) at the request of the lender, a REMIC opinion is delivered.

In addition, with respect to the Mall of Louisiana Property, the Mall of Louisiana Borrower may obtain the release of a vacant, unimproved, non-income producing parcel in connection with a transfer to a person other than the Mall of Louisiana Borrower, provided, among other conditions, that the following are satisfied: (i) no event of default has occurred and is continuing under the Mall of Louisiana Loan documents; (ii) simultaneous with the release, the Mall of Louisiana Borrower acquires, and encumbers as collateral for the Mall of Louisiana Loan Combination, a substitute parcel at or adjacent to the Mall of Louisiana Property of reasonably equivalent value to the release parcel; (iii) a rating agency confirmation is obtained; (iv) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the release parcel and the substitute parcel are each its own tax lot and, except under the circumstances provided for in the Mall of Louisiana Loan documents, receipt of a Phase I environmental report or property condition report with respect to the substitute parcel; and (v) the loan-to-value ratio immediately after the substitution is less than or equal to 125%, provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Loan Combination and pay the associated yield maintenance premium in order to meet the required loan-to-value ratio.

■	Terrorism Insurance. The Mall of Louisiana Loan Combination documents require that the “all risk” insurance policy required to be maintained by the Mall of Louisiana Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Mall of Louisiana Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity; provided that so long as TRIPRA is in effect, and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA in satisfaction of the foregoing requirements. If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism insurance coverage is commercially available, the Mall of Louisiana Borrower is required to carry terrorism insurance coverage as described above, or so much as may be purchased for no more than two times the insurance premium then payable for the Mall of Louisiana Property and business interruption coverage required under the Mall of Louisiana Loan Combination (without giving effect to the cost of terrorism components of such coverage). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-73

LOAN #7: THE GROVE AT SHREWSBURY

WILLIAMS-SONOMA
ATHLETA

STARBUCKS COFFEE
lululemon athletica
francesca's

Madewell
JANIE AND JACK

MAC
AEROSOLES
Free People

ATHLETA

B-74

LOAN #7: THE GROVE AT SHREWSBURY

B-75

LOAN #7: THE GROVE AT SHREWSBURY

Scranton
NY
CT
Parsippany
PA
New York
JFK INT'L AIRPORT
Princeton
Wyncote
Trenton
NJ
Philadelphia
PHILADELPHIA INT'L AIRPORT
Wilmington
Atlantic Ocean
Sandy Hook Bay
LEONARDVILLE RD
Atlantic Highlands
US NAVAL RESERVATION EARLE
KINGS HWY E
HIGHLANDS ARMY AIR DEFENSE
Navesink River
RIVER RD
Rumson
Red Bank
RUMSON RD
NEWMAN SPRINGS RD
Little Silver
BROAD ST
The Grove at Shrewsbury
525-641 Broad Street
Shrewsbury, New Jersey 07724
SYCAMORE AVE
Brookdale Community College
GARDEN STATE PKY EXPRESS LN
Oceanport
FORT MONMOUTH
Monmouth Park Racetrack
CAMP CHARLES WOOD
Long Branch
Monmouth Medical Center
Eatontown
Monmouth Mall
West Long Branch
Monmouth University
Tinton Falls
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

B-76

LOAN #7: THE GROVE AT SHREWSBURY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	PCC
Location (City/State)	Shrewsbury, New Jersey	Cut-off Date Balance	$43,600,000
Property Type	Retail	Cut-off Date Balance per SF	$294.84
Size (SF)	147,878	Percentage of Initial Pool Balance	4.0%
Total Occupancy as of 8/31/2017	98.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2017	98.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / NAP	Mortgage Rate	3.77000%
Appraised Value	$120,800,000	Original Term to Maturity (Months)	120
Appraisal Date	7/12/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor(1)	None	Original Interest Only Term (Months)	120
Property Management	Cole GP, Inc.	First Payment Date	10/1/2017
Maturity Date	9/1/2027

Underwritten Revenues	$9,438,352
Underwritten Expenses	$2,806,828
Underwritten Net Operating Income (NOI)	$6,631,524	Escrows(2)
Underwritten Net Cash Flow (NCF)	$6,436,325	Upfront	Monthly
Cut-off Date LTV Ratio	36.1%	Taxes	$0	$0
Maturity Date LTV Ratio	36.1%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	3.98x /3.86x	Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.2%/14.8%	TI/LC	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$43,600,000	100.0%	Loan Payoff	$42,026,129	96.4%
Principal Equity Distribution	882,908	2.0
Closing Costs	690,963	1.6
Total Sources	$43,600,000	100.0%	Total Uses	$43,600,000	100.0%

(1)	There is no non-recourse carveout guarantor and no environmental indemnitor other than the borrower.

(2)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (“The Grove at Shrewsbury Loan”) is evidenced by a note in the original principal amount of $43,600,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 147,878 SF lifestyle retail shopping center located in Shrewsbury, New Jersey (“The Grove at Shrewsbury Property”). The Grove at Shrewsbury Loan was originated by Principal Commercial Capital on August 31, 2017 and represents approximately 4.0% of the Initial Pool Balance. The Grove at Shrewsbury Loan has an outstanding principal balance as of the Cut-off Date of $43,600,000 and accrues interest at an interest rate of 3.77000% per annum. The proceeds of The Grove at Shrewsbury Loan were primarily used to refinance existing debt secured by The Grove at Shrewsbury Property and pay origination costs.

The Grove at Shrewsbury Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The Grove at Shrewsbury Loan requires monthly payments of interest only during its term. The scheduled maturity date of The Grove at Shrewsbury Loan is September 1, 2027. Provided no event of default under The Grove at Shrewsbury Loan documents has occurred and is continuing, at any time after the earlier of October 1, 2020, and the second anniversary of the securitization Closing Date, The Grove at Shrewsbury Loan may be defeased in whole with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under The Grove at Shrewsbury Loan documents. In addition, The Grove at Shrewsbury Loan is prepayable without penalty on or after the due date occurring in June 2027.

■	The Mortgaged Property. The Grove at Shrewsbury Property consists of a lifestyle retail shopping center constructed in 1988 and is situated on a 20.79-acre site. The Grove at Shrewsbury Property includes two buildings, with a total of 147,878 SF. The Grove at Shrewsbury Property contains 663 parking spaces, resulting in a ratio of approximately 4.48 spaces per 1,000 SF. The Grove at Shrewsbury Property is located in Shrewsbury, Monmouth County, New Jersey, approximately one mile south of Red Bank, New Jersey, 39 miles south of Newark, New Jersey, 51 miles south of Manhattan, New York and 80 miles east of Philadelphia, Pennsylvania.

As of August 31, 2017, The Grove at Shrewsbury Property was 98.6% occupied by 34 tenants, none of which occupy more than 8.8% of the net rentable area. The largest tenants are Brooks Brothers, occupying 13,000 SF, Anthropologie, occupying 12,000 SF, Pottery Barn, occupying 11,235 SF, The Gap, Inc., occupying 10,859 SF, and Banana Republic, occupying 8,000 SF. Other noteworthy tenants include Bluemercury, Lululemon Athletica, Madewell, Victoria’s Secret, Athleta, Williams-Sonoma, Coach and J.Jill. Overall occupancy at The Grove at

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LOAN #7: THE GROVE AT SHREWSBURY

Shrewsbury Property has averaged 98% since 2000, ranging from 100% to a low of 86% in 2008 during the recession. Gross sales for all tenants that had reported as of December 31, 2016 were approximately $69 million ($469/SF) with an average occupancy cost of 15%.

The following table presents certain information relating to the major tenants at The Grove at Shrewsbury Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF(4)	Occupancy Cost(4)	Renewal / Extension Options
The Gap, Inc.(5)	BB+ / Baa2 / BB+	10,859	7.3%	$537,521	7.4%	$49.50	12/31/2021	$279	23.0%	1, 4-year option
Brooks Brothers(6)	NR / NR / NR	13,000	8.8	520,650	7.2	$40.05	3/31/2018	$259	21.7%	1, 5-year option
Anthropologie(7)	NR / NR / NR	12,000	8.1	484,200	6.7	$40.35	1/31/2023	$402	12.1%	1, 5-year option
J. Crew	NR / NR / NR	6,900	4.7	401,511	5.5	$58.19	1/31/2023	$676	9.4%	NA
Banana Republic(5)	BB+ / Baa2 / BB+	8,000	5.4	396,000	5.4	$49.50	1/31/2022	$340	19.3%	NA
Pottery Barn(8)	NR / NR / NR	11,235	7.6	384,686	5.3	$34.24	1/31/2025	$503	10.0%	2, 6-year options
Talbots	NR / NR / NR	7,230	4.9	368,730	5.1	$51.00	1/31/2018	$326	21.1%	NA
Williams-Sonoma(9)	NR / NR / NR	6,784	4.6	299,886	4.1	$44.20	1/31/2023	$398	15.2%	1, 6-year option
South Moon Under(10)	NR / NR / NR	4,776	3.2	273,617	3.8	$57.29	3/31/2025	$345	22.7%	1, 5-year option
Ann Taylor(11)	NR / NR / NR	5,009	3.4	255,459	3.5	$51.00	11/30/2018	$189	36.4%	1, 5-year option
Ten Largest Owned Tenants		85,793	58.0%	$3,922,260	53.9%	$45.72
Remaining Owned Tenants(12)		60,002	40.6	3,356,742	46.1	$55.94
Vacant Spaces (Owned Space)(13)		2,083	1.4	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		147,878	100.0%	$7,279,002	100.0%	$49.93

(1)	Based on the underwritten rent roll dated August 31, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 31, 2018, totaling $231,556.
(4)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower for the trailing-12 months ending December 31, 2016.
(5)	Other tenants under the Gap umbrella include Banana Republic and Athleta for a total exposure to The Gap, Inc. of 15.3% of NRA or 16.0% of UW Base Rent.
(6)	Brooks Brothers has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 65.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.
(7)	Anthropologie has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 60.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.
(8)	Pottery Barn has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 75.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.
(9)	Williams-Sonoma has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 70.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.
(10)	South Moon Under has the right to terminate its lease if at no time during its third lease year (which commenced January 5, 2017) its gross sales equal or exceed $2,000,000 (or $419 per SF). Such right may be exercised upon 180 days’ notice which must be given within 60 days after the end of the third lease year. For the trailing twelve months ended December 31, 2016 the tenant’s sales were $345 per SF.
(11)	Ann Taylor has the right to reduce its rent or terminate its lease following the conclusion of a one-year period in which less than 70.0% of the gross leasable area of The Grove at Shrewsbury Property is open for business.
(12)	Other tenants outside the ten largest Owned Tenants have co-tenancy provisions, including but not limited to Victoria’s Secret, Athleta, J. Jill, Madewell, Lululemon Athletica, Lucky Brand Jeans, M.A.C. Cosmetics, Free People and Janie and Jack.
(13)	The vacant space is currently leased to and occupied by Nirvana, which is currently delinquent on its rent; accordingly, the tenant has been underwritten as vacant. The tenant continues to occupy the space and the borrower has allowed the tenant to defer a portion of its rent while the borrower seeks a new tenant for the space.

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LOAN #7: THE GROVE AT SHREWSBURY

The following table presents certain information relating to the lease rollover schedule at The Grove at Shrewsbury Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	1,988	1.3	1.3%	123,256	1.7	$62.00	1
2018	26,432	17.9	19.2%	1,206,183	16.6	$45.63	4
2019	8,439	5.7	24.9%	464,855	6.4	$55.08	4
2020	12,238	8.3	33.2%	730,971	10.0	$59.73	6
2021	18,887	12.8	46.0%	939,697	12.9	$49.75	4
2022	13,963	9.4	55.4%	727,063	10.0	$52.07	4
2023	31,345	21.2	76.6%	1,420,529	19.5	$45.32	4
2024	3,823	2.6	79.2%	251,534	3.5	$65.79	1
2025	19,720	13.3	92.5%	845,237	11.6	$42.86	3
2026	3,152	2.1	94.7%	189,939	2.6	$60.26	1
2027	3,578	2.4	97.1%	210,064	2.9	$58.71	1
2028 & Thereafter	2,230	1.5	98.6%	169,674	2.3	$76.09	1
Vacant	2,083	1.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	147,878	100.0%		$7,279,002	100.0%	$49.93	34

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at The Grove at Shrewsbury Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 8/31/2017(2)
Owned Space	86.0%	92.0%	100.0%	97.0%	100.0%	100.0%	100.0%	100.0%	100.0%	98.6%

(1)	As provided by the borrower and which reflects average occupancy as of December 31 for the indicated year or period unless otherwise specified.

(2)	Based on the underwritten rent roll dated August 31, 2017.

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LOAN #7: THE GROVE AT SHREWSBURY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Grove at Shrewsbury Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 7/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$6,240,548	$6,639,392	$6,778,511	$7,038,936	$7,047,446	$47.66
Contractual Rent Steps(2)	0	0	0	0	231,556	1.57
Potential Income from Vacant Space	0	0	0	0	135,395	0.92
Total Rent	$6,240,548	$6,639,392	$6,778,511	$7,038,936	$7,414,397	$50.14
Reimbursements	2,069,970	2,095,207	2,248,507	2,309,321	2,263,582	15.31
Other Income(3)	334,425	322,221	289,088	248,906	244,272	1.65
Vacancy, Credit Loss & Concessions	0	0	0	0	(483,899)	(3.27)
Effective Gross Income	$8,644,943	$9,056,820	$9,316,106	$9,597,163	$9,438,352	$63.83

Real Estate Taxes	$1,179,037	$1,186,212	$1,200,617	$1,205,167	$1,288,675	$8.71
Insurance	23,882	34,188	31,920	31,831	31,909	0.22
Management Fee	204,988	230,242	224,949	236,329	283,151	1.91
Other Expenses	1,133,051	1,166,221	1,201,261	1,126,402	1,203,093	8.14
Total Operating Expenses	$2,540,958	$2,616,863	$2,658,747	$2,599,729	$2,806,828	$18.98

Net Operating Income	$6,103,985	$6,439,957	$6,657,359	$6,997,434	$6,631,524	$44.84
TI/LC	0	0	0	0	147,878	1.00
Replacement Reserves	0	0	0	0	47,321	0.32
Net Cash Flow	$6,103,985	$6,439,957	$6,657,359	$6,997,434	$6,436,325	$43.52

Occupancy	100.0%	100.0%	100.0%	100.0%	98.6%
NOI Debt Yield	14.0%	14.8%	15.3%	16.0%	15.2%
NCF DSCR	3.66x	3.86x	3.99x	4.20x	3.86x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through March 31, 2018.

(3)	Other Income includes temporary tenant income as well as percentage rent.

■	Appraisal. According to the appraisal, The Grove at Shrewsbury Property had an “as-is” appraised value of $120,800,000 as of July 12, 2017. The appraiser valued The Grove at Shrewsbury Property based on the two approaches below and gave greater weight to the Discounted Cash Flow Approach to determine the “as-is” appraised value of The Grove at Shrewsbury Property.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$111,800,000	NA	6.00%
Discounted Cash Flow Approach	$120,800,000	7.75%	7.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on the Phase I environmental report dated July 20, 2017, there were no recognized environmental conditions related to The Grove at Shrewsbury Property. Based upon the identification of wetlands located on the northern portion of The Grove at Shrewsbury Property, the environmental consultant recommended consultation with local agencies prior to future construction activities at The Grove at Shrewsbury Property. Any construction activities to be performed proximate to confirmed wetlands must be completed in accordance with the Wetlands Protection Act and with the local wetland bylaws.

■	Market Overview and Competition. The Grove at Shrewsbury Property is located off Route 35, a primary retail corridor in Shrewsbury, New Jersey. According to a third party industry report, there are 135,662 people living within a five-mile radius of The Grove at Shrewsbury Property, an area with a median annual household income of $88,781 per household. The town of Shrewsbury is bordered by Red Bank and Navesink River to the north, Eatontown and Route 36 to the south, Oceanport, Sea Bright and the Atlantic Ocean to the east and the Garden State Parkway and Lincroft to the west. Primary access to the area is provided via Garden State Parkway, a major arterial that crosses The Grove at Shrewsbury Property in a north and south direction. Traffic reports from a state transportation agency indicate that an average of 22,120 vehicles travel past The Grove at Shrewsbury Property each day.

According to a third party industry report, The Grove at Shrewsbury Property is located in the Monmouth County retail submarket of Northern New Jersey. According to an industry report, as of the second quarter of 2017, the Monmouth County retail submarket had a vacancy rate of 5.4%.

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LOAN #7: THE GROVE AT SHREWSBURY

The following table presents certain information relating to the primary competition for The Grove at Shrewsbury Property:

The Grove at Shrewsbury Property Competitive Set(1)

	The Grove at Shrewsbury Property	Grove West(2)	Clark Commons Shopping Center	Ridgewood 17 Plaza	Market Fair
Year Built	1988	1993 & 2007	2015	2015	1987
SF	147,878(3)	39,825	245,000	15,388	240,000
Asking Rent	$33.00-$76.88(3)	$50.00	$50.00	$54.17	$45.00-$55.00

(1)	Source: Appraisal.
(2)	Grove West is located immediately northwest of The Grove at Shrewsbury Property, is owned by an affiliate of the borrower and is under the same property management.
(3)	Based on the underwritten rent roll dated August 31, 2017.

■	The Borrower. The borrower is The Grove Fee Owner, LLC, a newly formed special purpose entity and Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Grove at Shrewsbury Loan. There is no non-recourse carveout guarantor for The Grove at Shrewsbury Loan and no environmental indemnitor other than the borrowing entity. The borrower is currently 51.3% indirectly owned by Federal Realty Investment Trust (“FRIT”), a publicly owned company rated A3 by Moody’s, A- by S&P and A- by Fitch. FRIT engages in the ownership, operation, and redevelopment of retail based properties located primarily in coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles.

■	Escrows. No upfront reserves were funded in connection with the origination of The Grove at Shrewsbury Loan.

Upon the occurrence and during the continuance of a Cash Sweep Trigger Event (as defined below) and upon the occurrence of a second event of default, during the remaining term of The Grove at Shrewsbury Loan, the borrower is required to deposit with the lender (which requirement, during the continuance of a Cash Sweep Trigger Event, will be deemed to be satisfied to the extent such amounts have been deposited into the lockbox account), on each monthly payment date, one-twelfth of the sums calculated by the lender in its good faith reasonable discretion for payment of the estimated annual taxes and assessments assessed or levied against The Grove at Shrewsbury Property.

■	Lockbox and Cash Management. The Grove at Shrewsbury Loan is structured with a hard lockbox with springing cash management. The Grove at Shrewsbury Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to The Grove at Shrewsbury Property be deposited into such lockbox account within two business days following receipt. Prior to the occurrence of a Cash Sweep Trigger Event and after the occurrence of a Cash Sweep Cure (as defined below), all funds in the lockbox account are required to be swept into the borrower’s operating account. Following the occurrence of a Cash Sweep Trigger Event and until the occurrence of a Cash Sweep Cure, all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account and applied in accordance with The Grove at Shrewsbury Loan documents, and excess cash is required to be swept and held as additional collateral for The Grove at Shrewsbury Loan. Provided no event of default is continuing, the borrower has the right to obtain disbursement of such excess cash for payment of expenses of tenant improvements and leasing commissions and/or capital expenditures, upon satisfaction of certain conditions set forth in The Grove at Shrewsbury Loan documents and for payment of budgeted operating expense and lender-approved extraordinary expenses, to the extent not otherwise paid from the cash management account.

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LOAN #7: THE GROVE AT SHREWSBURY

A “Cash Sweep Trigger Event” means the occurrence of any one or more of the following: (a) an event of default under The Grove at Shrewsbury Loan documents; or (b) the debt service coverage ratio for any fiscal quarter of the borrower, based upon interest only debt service, being less than 1.25x. The debt service coverage ratio is required to be calculated by the borrower within 45 days after the end of each of the first three fiscal quarters, and 90 days after the fourth fiscal quarter, and is subject to approval of the lender, in its reasonable discretion.

A “Cash Sweep Cure” means the following: (i) with respect to a Cash Sweep Trigger Event described in clause (a) above, upon the waiver in writing by the lender of, or cure accepted by the lender of, such event of default, as determined by the lender in its sole discretion; or (ii) with respect to a Cash Sweep Trigger Event described in clause (b) of the definition thereof, either (x) The Grove at Shrewsbury Property maintaining a debt service coverage ratio of greater than 1.30x for two consecutive calendar quarters determined by the lender as of the last day of each calendar quarter for such quarter; or (y) the borrower deposits with the lender cash or a letter of credit (“DSC Avoidance Collateral”) in form and substance acceptable to the lender in an amount which, if added to the net cash flow, would result in a debt service coverage ratio greater than 1.30x. Provided no event of default is continuing under The Grove at Shrewsbury Loan, if the amount of DSC Avoidance Collateral held by the lender as of any determination date is equal to or greater than $500,000, the borrower will be deemed to have cured a Cash Sweep Trigger Event under clause (b) of the definition thereof, without being required to post any further DSC Avoidance Collateral.

■	Property Management. The Grove at Shrewsbury Property is managed by Cole GP, Inc., an affiliate of the owner of an approximately 4.9% indirect interest in the borrower, pursuant to the terms of the management agreement. If (a) an event of default under The Grove at Shrewsbury Loan has occurred and is continuing, (b) the property manager becomes bankrupt or insolvent, or (c) a default beyond any applicable notice and cure period by the property manager occurs under the related management agreement, then the lender, at its option, may require the borrower to engage a replacement management agent and terminate the property manager without fee or obligation to the lender. Provided no event of default under The Grove at Shrewsbury Loan is continuing, the borrower has the right to replace the property manager with a Qualifying Manager without the lender’s consent, provided that (i) the new manager executes a management subordination agreement substantially similar to that executed at loan origination, and (ii) if the new manager is an affiliate of the borrower, a new non-consolidation is delivered with respect to such manager.

A “Qualifying Manager” means (i) an affiliate of FRIT or of any FRIT Entity (as defined below) which is controlled by FRIT or any FRIT Entity, (ii) a qualified transferee (as defined in The Grove at Shrewsbury Loan documents), (iii) any affiliate of the current property manager which is controlled by such manager, (iv) a reputable property manager having at least seven years’ experience in the management of commercial properties with similar uses and quality as The Grove at Shrewsbury Property, or (v) a property manager selected by the borrower and acceptable to the lender in the lender’s reasonable discretion.

A “FRIT Entity” means a successor to FRIT by merger, consolidation, business combination or acquisition of assets; provided that such successor has a tangible net worth of not less than $500,000,000.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy (with a deductible that is no larger than $50,000) that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of The Grove at Shrewsbury Property, plus a business interruption insurance policy that provides 12 months of business interruption coverage; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. However, if TRIPRA, or a similar or subsequent statute is not in effect, then, the borrower is not required to spend on such separate terrorism insurance policy more than 200% of the insurance premium then payable for a stand-alone policy in respect of the “all-risk” and business interruption insurance required under The Grove at Shrewsbury Loan documents (without giving effect to the cost of supplemental coverages as may be required by special endorsement). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #8: starwood capital group hotel portfolio

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LOAN #8: starwood capital group hotel portfolio

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Starwood Capital Group Hotel Portfolio

	PROPERTY NAME	CITY, STATE
1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites Kokomo	Kokomo, IN
24	Hampton Inn Suites South Bend	South Bend, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
40	Fairfield Inn Laurel	Laurel, MD
41	Courtyard Akron Stow	Stow, OH
42	Larkspur Landing Roseville	Roseville, CA
43	Towneplace Suites Bloomington	Bloomington, IN
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

B-85

LOAN #8: starwood capital group hotel portfolio

Mortgaged Property Information(1)		Mortgage Loan Information
Number of Mortgaged Properties	65	Loan Seller(5)		Barclays / SMF V
Location (City/State)	Various	Cut-off Date Balance(6)		$41,817,500
Property Type	Hospitality	Cut-off Date Balance per Room(4)		$90,680.18
Size (Rooms)	6,366	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 3/31/2017	74.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2017	74.6%	Type of Security(7)	Fee Simple / Leasehold
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.48600%
Appraised Value(2)	$956,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/23/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	SCG Hotel Investors Holdings, L.P.	Original Interest Only Period (Months)		120
Property Management(3)	Various	First Payment Date		7/1/2017
		Maturity Date		6/1/2027

Underwritten Revenues	$213,600,210
Underwritten Expenses	$133,537,987	Escrows(8)
Underwritten Net Operating Income (NOI)	$80,062,224		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$71,329,392	Taxes	$0	$0
Cut-off Date LTV Ratio(2)(4)	60.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(4)	60.4%	FF&E	$0	$727,736
DSCR Based on Underwritten NOI / NCF(4)	3.05x / 2.72x	Larkspur Landing Capital Work	$6,385,000	$0
Debt Yield Based on Underwritten NOI / NCF(4)	13.9% / 12.4%	Other(9)	$5,883,991	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$577,270,000	100.0%	Loan Payoff	$425,033,863	73.6%
			Principal Equity Distribution	130,991,748	22.7
			Reserves	12,268,991	2.1
			Closing Costs	8,975,399	1.6
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

(1)	The Country Inn & Suites Houston Intercontinental Airport East property (0.2% of total ALA, 62 rooms) is currently out of service due to flood damage from Hurricane Harvey. The Starwood Capital Group Hotel Portfolio Loan Combination insurance policy provides wind coverage at the full limit of $500,000,000, subject to a named storm limit of $250,000,000. The flood limit is $100,000,000 per occurrence and in the annual aggregate. Additionally, the borrower has purchased policies through the National Flood Insurance Program in an amount equal to $500,000 for building and $500,000 for contents for each building in the SFHA (including the Country Inn & Suites Houston Intercontinental Airport East property).

(2)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as-is” value of the individual properties. The sum of the “as-is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “as-is” value for the individual properties as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 65.3%.

(3)	Property Management companies include Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.

(4)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the approximately $577.3 million Starwood Capital Group Hotel Portfolio Loan Combination (as defined below).

(5)	The Starwood Capital Group Hotel Portfolio Loan Combination (as defined below) was co-originated by Barclays, Deutsche Bank AG, acting through its New York Branch (“DBNY”), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) and Bank of America, National Association (“BofA”). Starwood Mortgage Funding II LLC acquired notes A-15, A-16-1 and A-16-2 from JPMorgan Chase Bank and on or before the Closing Date will transfer note A-16-2 to SMF V.

(6)	The Cut-off Date Balance of $41,817,500 represents the non-controlling notes A-17 and A-16-2 which are part of a loan combination evidenced by 21 pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $577,270,000. The related companion loans are evidenced by 19 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $535,452,500.

(7)	One of the 65 properties, Hilton Garden Inn Edison Raritan Center, is secured by the applicable borrower’s leasehold interest. See “—Ground Leases” herein.

(8)	See “—Escrows” below.

(9)	Other reserves include $5,883,991 upfront for general capital work and springing for capital work and ground rent. See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “Starwood Capital Group Hotel Portfolio Loan”) is part of a loan combination (the “Starwood Capital Group Hotel Portfolio Loan Combination”) evidenced by 21 pari passu notes that are collectively secured by the borrowers’ fee simple, leasehold and operating leasehold interests in a hospitality portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States. The Starwood Capital Group Hotel Portfolio Loan, which is evidenced by notes A-17 and A-16-2, represents a non-controlling interest in the Starwood Capital Group Hotel Portfolio Loan Combination, had an original principal balance of $41,817,500, has an outstanding principal balance as of the Cut-off Date of $41,817,500 and represents approximately 3.8% of the Initial Pool Balance. The related companion loans (collectively, the “Starwood Capital Group Hotel Portfolio Companion Loans”) had an aggregate original principal balance of $535,452,500, and have an aggregate outstanding principal balance as of the Cut-off Date of $535,452,500. The Starwood Capital Group Hotel Portfolio Loan Combination was originated by Barclays, DBNY, JPMorgan Chase Bank and BofA on May 24, 2017. Starwood Mortgage Funding II LLC acquired notes A-15, A-16-1 and A-16-2 from JPMorgan Chase Bank and on or before the Closing Date will transfer note A-16-2 to SMF V. Barclays is expected to contribute note A-17 to this securitization transaction, which note has an outstanding principal balance of $31,817,500 as of the Cut-off Date, and SMF V is expected to contribute note A-16-2 to this securitization transaction, which note has an outstanding principal balance of $10,000,000 as of the Cut-off Date. The Starwood Capital Group Hotel Portfolio Loan Combination had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.48600% per annum. The borrowers utilized the proceeds of the Starwood Capital Group Hotel Portfolio Loan Combination to retire the existing debt of the Starwood Capital Group Hotel Portfolio Properties, return equity to the borrower sponsor, fund reserves and pay origination costs.

B-86

LOAN #8: starwood capital group hotel portfolio

Note Summary

Note(s)	Current or Anticipated Holder of Securitized Note	Aggregate Cut-off Date Balance
Starwood Capital Group Hotel Portfolio Loan

A-17, A-16-2(1)	CGCMT 2017-P8	$41,817,500

Starwood Capital Group Hotel Portfolio Companion Loans

A-1, A-7	DBJPM 2017-C6	$80,000,000
A-2-1, A-16-1	JPMCC 2017-JP7	$60,000,000
A-2-2, A-9, A-14	JPMorgan Chase Bank(2)	$46,817,500
A-3	BANK 2017-BNK5	$72,500,000
A-4	BANK 2017-BNK6	$59,317,500
A-5	WFCM 2017-C38	$50,000,000
A-6-1	WFCM 2017-C39	$40,000,000
A-8, A-10	CD 2017-CD5	$40,000,000
A-6-2	Barclays(2)	$10,000,000
A-11, A-12, A-13-2	UBS 2017-C2	$37,500,000
A-13-1	DBNY(2)	$14,317,500
A-15	Starwood Mortgage Funding II LLC(2)(3)	$25,000,000

(1)	The $31,817,500 non-controlling note A-17 is being contributed by Barclays and the $10,000,000 non-controlling note A-16-2 is being contributed by SMF V.

(2)	Expected to be contributed to future securitization transactions.

(3)	Starwood Mortgage Funding II LLC is an affiliate of the Starwood Capital Group Hotel Portfolio borrowers. The related co-lender agreement provides that Starwood Mortgage Funding II LLC will have no non-controlling noteholder rights.

The Starwood Capital Group Hotel Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Starwood Capital Group Hotel Portfolio Loan Combination requires interest only payments on each due date. The scheduled maturity date of the Starwood Capital Group Hotel Portfolio Loan Combination is the due date in June 2027. On or after the first business day after the payment date in June 2018, provided that no event of default has occurred and is continuing under the Starwood Capital Group Hotel Portfolio Loan Combination documents, the borrowers have the right to prepay the Starwood Capital Group Hotel Portfolio Loan Combination in whole or in part on any business day before the payment date in April 2027, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Starwood Capital Group Hotel Portfolio Loan Combination is pre-payable without penalty on or after the payment date in April 2027.

■	The Mortgaged Properties. The Starwood Capital Group Hotel Portfolio Loan Combination is secured by the fee simple, leasehold and operating leasehold interests in 65 hospitality properties located across 21 states, totaling 6,366 rooms (each, a “Property” and together, the “Starwood Capital Group Hotel Portfolio Properties” or the “Starwood Capital Group Hotel Portfolio”).

A summary detailing the composition of the Starwood Capital Group Hotel Portfolio by property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7	32,572,979	45.7	$403,300,000	108,007	131.5
Full Service	3	388	6.1	3,678,146	5.2	$44,200,000	113,918	106.4
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as-is” value of the individual properties. The sum of the “as-is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “as-is” value for the individual properties as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The individual property sub-types and the Starwood Capital Group Hotel Portfolio weighted averages are weighted based on total room count.

B-87

LOAN #8: starwood capital group hotel portfolio

A summary of each individual Starwood Capital Group Hotel Portfolio Property is provided below:

Starwood Capital Group Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% Allocated Loan Amount	Appraised Value(1)	UW NCF	%UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0	43,900,000	3,562,157	5.0	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4	38,600,000	3,199,426	4.5	84.3%	93.3%
Larkspur Landing San Francisco(3)	South San Francisco, CA	111	1999 / NAP	20,793,943	3.6	31,800,000	2,426,585	3.4	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5	31,100,000	2,438,362	3.4	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1	27,700,000	2,173,526	3.0	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3	20,700,000	1,816,912	2.5	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3	20,200,000	1,836,126	2.6	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3	20,200,000	1,708,763	2.4	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3	20,000,000	1,694,132	2.4	80.3%	103.3%
Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2	19,200,000	1,537,247	2.2	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2	19,000,000	1,468,871	2.1	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1	18,200,000	1,358,744	1.9	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9	16,800,000	1,414,791	2.0	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9	16,500,000	1,388,767	1.9	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8	16,200,000	1,253,360	1.8	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8	16,200,000	1,317,397	1.8	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8	16,000,000	1,689,847	2.4	80.0%	141.9%
Residence Inn Grand Rapids West(5)	Grandville, MI	90	2000 / 2017	10,331,582	1.8	15,800,000	1,106,127	1.6	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8	15,700,000	1,158,027	1.6	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8	15,600,000	1,396,943	2.0	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7	15,300,000	1,439,185	2.0	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7	14,800,000	1,255,566	1.8	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7	14,800,000	1,232,210	1.7	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6	14,100,000	1,095,610	1.5	77.4%	106.0%
Hampton Inn Morehead(5)	Morehead City, NC	118	1991 / 2017	8,958,397	1.6	13,700,000	1,094,065	1.5	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5	13,300,000	1,208,180	1.7	88.0%	166.0%
Courtyard Lufkin(5)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4	12,700,000	738,285	1.0	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4	12,600,000	1,116,905	1.6	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4	12,600,000	876,108	1.2	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4	12,500,000	1,271,230	1.8	87.1%	106.3%
Waco Residence Inn(5)	Waco, TX	78	1997 / 2012	7,977,550	1.4	12,200,000	912,234	1.3	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	7,454,432	1.3	11,400,000	951,428	1.3	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3	11,100,000	858,864	1.2	86.4%	98.1%
Springhill Suites Chicago Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2	10,500,000	667,822	0.9	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2	10,400,000	798,480	1.1	72.6%	126.5%
Toledo Homewood Suites(5)	Toledo, OH	78	1997 / 2014	6,800,535	1.2	10,400,000	944,205	1.3	82.2%	123.0%
Grand Rapids Homewood Suites(5)	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1	10,100,000	739,572	1.0	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1	9,400,000	753,591	1.1	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1	9,400,000	657,471	0.9	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0	9,200,000	886,115	1.2	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0	8,700,000	786,149	1.1	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0	8,700,000	850,105	1.2	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0	8,600,000	728,609	1.0	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0	8,500,000	752,132	1.1	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0	8,400,000	650,443	0.9	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0	8,400,000	470,046	0.7	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9	8,300,000	853,603	1.2	74.5%	139.5%
Shawnee Hampton Inn(5)	Shawnee, OK	63	1996 / 2013	5,427,350	0.9	8,300,000	618,775	0.9	77.6%	146.0%
Racine Fairfield Inn(5)	Racine, WI	62	1991 / 2016	5,296,570	0.9	8,100,000	603,823	0.8	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9	7,900,000	687,279	1.0	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8	7,500,000	605,485	0.8	84.0%	183.5%
Westchase Homewood Suites(5)	Houston, TX	96	1998 / 2016	4,746,774	0.8	9,800,000	379,742	0.5	63.4%	142.9%
Holiday Inn Express & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8	7,200,000	599,880	0.8	65.9%	132.5%
Holiday Inn Express & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8	6,900,000	689,387	1.0	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7	6,300,000	400,369	0.6	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6	5,300,000	541,569	0.8	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6	5,000,000	311,718	0.4	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5	4,600,000	211,948	0.3	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4	3,600,000	251,060	0.4	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4	3,600,000	180,212	0.3	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4	4,100,000	166,883	0.2	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3	3,600,000	149,548	0.2	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3	2,600,000	115,624	0.2	75.0%	110.1%
Country Inn & Suites Houston Intercontinental Airport East(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2	3,200,000	109,807	0.2	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as-is” value of the individual properties. The sum of the “as-is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “as-is” value for the individual properties as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The Starwood Capital Group Hotel Portfolio weighted average is weighted based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which may be cancelled by either party on 60 days’ notice.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

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(5)	“As-Renovated” appraised values are shown for nine properties, the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn, and Racine Fairfield Inn Properties, which values assume the completion of certain property improvements, for which the lender has fully reserved.

(6)	As of August 27, 2017, Country Inn & Suites Houston Intercontinental Airport East is out of service due to flood damage from Hurricane Harvey.

The Starwood Capital Group Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The Starwood Capital Group Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual Starwood Capital Group Hotel Portfolio Property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the Starwood Capital Group Hotel Portfolio are operated pursuant to management agreements with: Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The summary of Starwood Capital Group Hotel Portfolio Properties’ six brands and 14 flags is provided below:

Starwood Capital Group Hotel Portfolio Brand Summary
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing(2)
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott(2)
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1
Courtyard	5	506	7.9%	44,138,087	$87,229	67,500,000	65.4%	5,412,556	7.6
Fairfield Inn & Suites	6	483	7.6%	30,902,406	$63,980	48,000,000	64.4%	3,747,382	5.3
SpringHill Suites	3	372	5.8%	20,597,773	$55,370	31,500,000	65.4%	2,013,975	2.8
TownePlace Suites	1	83	1.3%	5,688,909	$68,541	8,700,000	65.4%	850,105	1.2
Total Marriott	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9
Hilton Garden Inn	2	248	3.9%	21,055,502	$84,901	32,200,000	65.4%	3,007,244	4.2
Homewood Suites	3	252	4.0%	18,151,674	$72,030	30,300,000	59.9%	2,063,519	2.9
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6
Holiday Inn	3	388	6.1%	28,902,272	$74,490	44,200,000	65.4%	3,678,146	5.2
Candlewood	1	80	1.3%	1,445,301	$18,066	2,600,000	55.6%	115,624	0.2
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million of the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as-is” value of the individual properties. The sum of the “as-is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “as-is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	The Larkspur Landing and Marriott brand/flag are affiliated with Starwood Capital Group, L.P. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated by either party upon 60 days’ notice, as further described below.

The hotels range in age from seven to 42 years old with an average age of approximately 16 years and 59.0% of the portfolio based on underwritten net cash flow has been renovated since 2012. Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the Starwood Capital Group Hotel Portfolio Properties. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. At origination, the borrowers reserved approximately $5.9 million in capital expenditures related to brand mandated property improvement plans. Additionally, at origination, the borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below. The remaining budgeted capital expenditures have not been reserved for and the borrower is not

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required under the Starwood Capital Group Hotel Portfolio Loan Combination to complete the related capital improvements.

A summary of both historical and budgeted capital expenditures at the Starwood Capital Group Hotel Portfolio Properties is provided below:

Historical & Budgeted Capital Expenditures(1)
	2012	2013	2014	2015	2016	2017B(2)	2018B(2)	2019B(2)	Total(2)
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

(1)	Source: Borrowers.

(2)	The budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Group Hotel Portfolio Loan Combination to complete the related capital improvements.

A summary of franchise agreement expirations during the term of the Starwood Capital Group Hotel Portfolio Loan is provided below:

Franchise Expiration Rollover

Year Ending December 31	Expiring # Hotels	Expiring Rooms	Expiring % Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8	1,158,027	2.5	90	1.8	$1,158,027	2.5
2019	3	337	6.6	2,892,322	6.2	427	8.4	$4,050,349	8.7
2020	0	0	0.0	0	0.0	427	8.4	$4,050,349	8.7
2021	1	62	1.2	603,823	1.3	489	9.6	$4,654,173	10.0
2022	21	2,025	39.8	18,055,211	38.8	2,514	49.4	$22,709,384	48.8
2023	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2024	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2025	4	378	7.4	4,634,247	10.0	2,892	56.8	$27,343,631	58.8
2026	1	128	2.5	1,396,943	3.0	3,020	59.3	$28,740,574	61.8
2027	2	140	2.8	1,022,042	2.2	3,160	62.1	$29,762,616	64.0
2028 & Beyond	21	1,929	37.9	16,729,941	36.0	5,089	100.0	$46,492,556	100.0
Total(1)	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which is subject to cancellation by either party upon 60 days’ notice. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group. At origination, the borrowers reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The Starwood Capital Group Hotel Portfolio benefits from well-known brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand, which began operation in the 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the borrowers during the term of the loan unless the borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined in the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” below. Additionally, there is a recourse carve-out for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Group Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	TTM 3/31/2017(1)	Underwritten	Underwritten per Room(2)
Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
Food & Beverage Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493
Food & Beverage Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601
Other Expense	2,076,802	754,103	883,759	857,468	857,390	135
Total Departmental Expense	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229
Total Undistributed Expense	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	9,781
Total Management Fee	6,387,948	6,809,293	6,853,190	6,818,728	7,967,134	1,252
Total Fixed Charges	10,592,272	10,840,419	10,979,711	10,915,631	10,920,578	1,715
Total Operating Expense	$122,976,823	$127,591,124	$131,010,138	$131,381,993	$133,537,986	$20,977

Net Operating Income	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	$12,577

FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
NOI Debt Yield(3)	13.3%	14.3%	14.4%	14.1%	13.9%
NCF DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x

(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. As of August 27, 2017, Country Inn & Suites Houston Intercontinental Airport East is out of service due to flood damage from Hurricane Harvey.

(2)	Underwritten per Room is based on a total of 6,366 rooms.

(3)	Based on the Starwood Capital Group Hotel Portfolio Loan Combination amount.

■	Appraisal. According to the appraisal, the Starwood Capital Group Hotel Portfolio Properties had an “As Portfolio” appraised value of $956,000,000 as of April 23, 2017. The “As Portfolio” value applies an 8.1% premium to the aggregate “as-is” value of the individual properties. The sum of the “as-is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Mortgage-Equity	$947,000,000	NAP	8.0%
EBITDA Multiple Based on First-Year EBITDA	$958,000,000	11.50%	NAP
EBITDA Multiple Based on Second-Year EBITDA	$959,000,000	11.25%	NAP
Direct Capitalization	$962,000,000	7.75%	NAP
Discounted Cash Flow Analysis	$943,000,000	10.25%	NAP
Reconciled “as-is” Market Value of Subject Portfolio	$956,000,000	7.72%	8.0%

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■	Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the Starwood Capital Group Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigations be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, was paid in full on the origination date, and has an expiration date of May 24, 2030. The loan documents require that such environmental insurance include the same coverages, terms, conditions and endorsements (and may not be amended without the prior written consent of the lender) as the lender environmental policy approved at origination.

■	Market Overview and Competition. The Starwood Capital Group Hotel Portfolio Properties are located across 21 states and 56 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. Texas represents the second largest exposure to a single state, with 20 properties totaling 18.8% of total underwritten net cash flow. No other state accounts for more than 7.8% of total underwritten net cash flow.

The following table presents certain information relating to occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio Properties:

Regional Summary
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.56	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	69.9%	$104.82	$73.59	131.2%	13,438,906	18.8
Indiana	5	525	8.2%	77.4%	$109.06	$83.34	114.0%	5,560,538	7.8
Washington	2	253	4.0%	79.6%	$122.67	$97.56	105.9%	3,867,658	5.4
Michigan	3	297	4.7%	76.2%	$131.21	$99.85	118.5%	3,681,825	5.2
Ohio	3	287	4.5%	76.3%	$121.58	$92.95	121.8%	3,299,191	4.6
Illinois	3	380	6.0%	67.1%	$104.93	$70.56	103.1%	2,534,810	3.6
Pennsylvania	3	243	3.8%	77.1%	$123.01	$94.83	191.7%	2,532,793	3.6
Virginia	2	228	3.6%	72.3%	$118.96	$86.15	131.4%	2,234,852	3.1
Minnesota	2	177	2.8%	72.4%	$120.21	$89.03	127.6%	1,839,395	2.6
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	1,708,763	2.4
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	1,388,767	1.9
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	1,317,397	1.8
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	1,158,027	1.6
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	1,094,065	1.5
Oklahoma	2	131	2.1%	72.3%	$94.31	$68.74	148.7%	830,723	1.2
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	753,591	1.1
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	752,132	1.1
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	657,471	0.9
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	603,823	0.8
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	166,883	0.2
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data for each property provided by a third party hospitality research report, and weighted based on total rooms. The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

Historically, the portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a more granular level, the portfolio generally has outperformed on an individual basis, with 80.1% of the portfolio based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017.

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The following table presents certain information relating to historic occupancy, ADR and RevPAR at Starwood Capital Group Hotel Portfolio Properties:

Historical Statistics(1)

	Starwood Capital Group Hotel Portfolio			Competitive Set(2)			Penetration(3)
	Occupancy(4)	ADR(4)	RevPAR(4)	Occupancy(4)	ADR(4)	RevPAR(4)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
T-12 Mar 2017	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Competitive Set data for each individual property provided from a third party hospitality research report.

(3)	Penetration Factor data for each individual property is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

(4)	Based on operating statements provided by the borrowers and weighted based on available rooms and occupied rooms, as applicable.

■	The Borrowers. The borrowers consist of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Group Hotel Portfolio Loan Combination.

The sponsor of the borrowers and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group (“SCG”). The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Starwood Capital Group Hotel Portfolio Loan Combination outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington, D.C.

The borrowing entities, borrower sponsor and non-recourse carveout guarantor under the Starwood Capital Group Hotel Portfolio Loan Combination are affiliates of (i) SMF V, a sponsor and mortgage loan seller and (ii) Starwood Mortgage Funding II LLC, who currently holds note A-15 of the Starwood Capital Group Hotel Portfolio Loan Combination.

■	Escrows. At origination, the borrowers deposited (i) $6,385,000 into a Larkspur Landing capital work and FF&E reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the loan documents.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) one-twelfth of the required annual taxes, (ii) one-twelfth of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing, and (iii) one-twelfth of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the single leasehold property.

On a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits equal to one-twelfth of the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work (initially $727,736).

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LOAN #8: starwood capital group hotel portfolio

■	Lockbox and Cash Management. The Starwood Capital Group Hotel Portfolio Loan Combination is structured with a soft springing lockbox and springing cash management. At origination, the borrowers established seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the clearing account are required to be transferred on a daily basis into the applicable lender-controlled cash management account and then to the applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date as set forth in the Starwood Capital Group Hotel Portfolio Loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the Starwood Capital Group Hotel Portfolio Loan Combination.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio (as calculated in the loan documents) for the Starwood Capital Group Hotel Portfolio Loan Combination falling below 2.00x. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or the Larkspur Landing license agreement in violation of the loan documents, (iv) the debt service coverage ratio (as calculated in the loan documents) for the Starwood Capital Group Hotel Portfolio Loan Combination falling below 1.75x, or (v) any borrower being subject to an involuntary bankruptcy or insolvency action.

A Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved by a prepayment of principal or deposit of cash in an amount such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium). In addition, a Trigger Period related to one individual property can be cured by the release of that individual property in accordance with the conditions set forth below under “Partial Release of Collateral”.

B-94

LOAN #8: starwood capital group hotel portfolio

■	Property Management. The Starwood Capital Group Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of Starwood Capital Group Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the Starwood Capital Group Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”). The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes the subject of a voluntary or involuntary bankruptcy action, (ii) there exists an event of default under the Starwood Capital Group Hotel Portfolio Loan Combination and the lender has accelerated all or a portion of the debt, or (iii) there exists a monetary or material non-monetary default by the property manager or any other condition under the management agreement, which if not remedied within any applicable notice, grace and/or cure period, would (A) give borrowers the right to terminate the management agreement and (B) reasonably be expected to cause a material adverse effect on the business of the borrowers, their ability to perform under the Starwood Capital Group Hotel Portfolio Loan documents or the SGC Hotel Portfolio Properties. The borrowers have the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the Starwood Capital Group Hotel Portfolio Loan documents, with a Qualified Manager (as defined below) provided that the borrowers enter into a replacement property management agreement and an assignment of management agreement on term reasonably acceptable to the lender, and, if the new property manager is an affiliate of the borrowers, deliver an updated non-consolidation opinion.

A “Qualified Manager” means (a) (i) Starwood Capital Group Global, L.P., (ii) Starwood Capital Group Global II, L.P., or (iii) Starwood Capital Group Global I, L.L.C., as long as such entities are under common control, or any affiliate controlled by the foregoing, (b) SCG Hotel Investors Holdings, L.P. (or any replacement guarantor) or any affiliate under common control with the foregoing, (c) any of First Hospitality, Schulte, Aimbridge, TMI or Hersha (or a controlled affiliate thereof), or (d) a reputable and experienced manager (which may be an affiliate of a borrower) which, in the reasonable judgment of the lender, possesses experience in managing properties similar in size, class, use and operation as the SGC Hotel Portfolio Properties; provided, that borrowers shall have obtained (i) a rating agency confirmation, with respect to clause (d) only, and (ii) if such person is an affiliate of a borrower, an additional non-consolidation opinion; provided, further, in order for any entity to qualify as a “Qualified Manager” under clauses (a), (b), (c), or (d) above, the lender receives satisfactory search results with respect to such entity.

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4	12,107,023	17.0	137,400,000	$140,061
TMI	9	666	10.5	6,259,518	8.8	87,600,000	$131,532
Schulte	6	692	10.9	5,458,243	7.7	69,700,000	$100,723
Pillar	2	168	2.6	2,647,365	3.7	28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “as-is” value of the individual properties. The sum of the “as-is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “as-is” value for each individual property as of April 23, 2017 is $884.7 million.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

B-95

LOAN #8: starwood capital group hotel portfolio

■	Future Mezzanine or Secured Subordinate Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising the Starwood Capital Group Hotel Portfolio Loan Combination have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio (calculated as described in the Starwood Capital Group Hotel Portfolio Loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the borrowers deliver a rating agency confirmation.

■	Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which has a current annual net rent of $275,517 (and is subject to increases every five years under the ground lease) and expires on September 30, 2076, with no extension options. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”, as well as representation and warranty number 34 under “Annex E-1 Sponsor Representations and Warranties” and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

■	Partial Release of Collateral. After June 1, 2018, the borrowers may obtain the release of an individual property or properties from the lien of the Starwood Capital Group Hotel Portfolio Loan Combination subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio (as calculated in the loan documents) of no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with the lender in an amount reasonably determined by the lender to meet such test.

The “Release Price” is an amount equal to (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assignees, has the right to purchase the property in the event of a breach of the covenants, conditions and restrictions in such declaration. In the event that such purchase option is exercised, the applicable borrower entity is required to promptly cause the release of the property in compliance with the release provisions described above (except that the applicable borrower entity may release the property during the lockout period with payment of the applicable yield maintenance premium). The Starwood Capital Group Hotel Portfolio Loan Combination documents require that any release of such property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The Starwood Capital Group Hotel Portfolio Loan Combination is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

■	Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Loan documents require that the “all risks” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Group Hotel Portfolio Properties. Terrorism coverage is provided under a stand-alone policy for both foreign and domestic acts with a sublimit of $500,000,000 per occurrence and in the annual aggregate, subject to a $25,000 deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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B-97

LOAN #9: grant building

B-98

LOAN #9: grant building

B-99

LOAN #9: grant building

ALLEGHENY CENTER
ALLEGHENY WEST
NORTH SHORE
PNC Park
Allegheny River
Ohio River
Pittsburgh
CULTURAL DISTRICT
CENTRAL BUSINESS DISTRICT
Monongahela River
Grant Building
310 Grant Street
Pittsburgh, Pennsylvania 15219
SOUTH SHORE
MT WASHINGTON
ALLENTOWN
MAP © 2017 CARTIFACT
Ohioville
Conway
Valencia
Freeport
Industry
Baden
Wexford
Hookstown
Ambridge
Franklin Park
Ross Township
Arnold
Springdale
Plum
Frankfort Springs
PITTSBURGH INT'L AIRPORT
DOWNTOWN
Pittsburgh
Monroeville
Burgettstown
McDonald
Trafford
McKeesport
West Middletown
Canonsburg
Elizabeth
Houston
McMurray
West Newton
Washington
Donora
Smithton
Claysville
Bentleyville
Stockdale
Arnold City
Beallsville

B-100

LOAN #9: grant building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	Pittsburgh, Pennsylvania	Cut-off Date Balance		$38,000,000
Property Type	Office	Cut-off Date Balance per SF		$82.43
Size (SF)	461,006	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 7/6/2017	89.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2017	89.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1929 / 2006	Mortgage Rate		4.70000%
Appraised Value	$58,100,000	Original Term to Maturity (Months)		120
Appraisal Date	6/15/2017	Original Amortization Term (Months)		360
Borrower Sponsors	William C. Rudolph; Charles S. Perlow	Original Interest Only Period (Months)		48
Property Management	McKnight Property Management LLC	First Payment Date		9/6/2017
		Maturity Date		8/6/2027

Underwritten Revenues	$9,195,858
Underwritten Expenses	$4,937,318	Escrows(1)
Underwritten Net Operating Income (NOI)	$4,258,540		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,687,545	Taxes	$93,536	$67,895
Cut-off Date LTV Ratio	65.4%	Insurance	$44,917	$6,417
Maturity Date LTV Ratio	58.8%	Replacement Reserve	$0	$7,683
DSCR Based on Underwritten NOI / NCF	1.80x / 1.56x	TI/LC	$1,000,000	$38,417
Debt Yield Based on Underwritten NOI / NCF	11.2% / 9.7%	Other(2)	$489,983	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$38,000,000	90.5%	Loan Payoff	$35,489,178	84.5%
Mezzanine Loan Amount	4,000,000	9.5	Return of Equity	3,814,304	9.1
			Reserves	1,628,436	3.9
			Closing Costs	1,068,082	2.5
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

(1)	See “—Escrows” below.

(2)	The upfront other reserve is comprised of an outstanding tenant improvements and leasing commissions related to Huntington National Bank ($262,500) and a prepaid rent reserve related to Balzarini & Watson ($227,483). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Grant Building Loan”) is evidenced by a note in the original principal amount of $38,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multi-tenant office building located in Pittsburgh, Pennsylvania (the “Grant Building Property”). The Grant Building Loan was originated by Starwood Mortgage Capital LLC on July 13, 2017 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Grant Building Loan has an outstanding principal balance as of the Cut-off Date of $38,000,000 and an interest rate of 4.70000% per annum. The proceeds of the Grant Building Loan and $4,000,000 in the form of a mezzanine loan were primarily used to refinance prior debt secured by the Grant Building Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

The Grant Building Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Grant Building Loan requires monthly payments of interest only for the initial 48 months, followed by monthly payments of principal and interest sufficient to amortize the Grant Building Loan over a 30-year amortization schedule. The scheduled maturity date of the Grant Building Loan is the due date in August 2027. At any time after the earlier of July 13, 2020 and the second anniversary of the securitization Closing Date, the Grant Building Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Grant Building Loan documents. Voluntary prepayment of the Grant Building Loan is permitted on or after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The Grant Building Property is comprised of a 461,006 SF, 37-story, high-rise office building that is located within Allegheny County, in Pittsburgh, Pennsylvania. The Grant Building Property is located in downtown Pittsburgh, adjacent to the County Courthouse, the City/County Building and the Allegheny County Family and Juvenile Courts. After acquiring the Grant Building Property in 2006, the borrower sponsors invested approximately $20.8 million in tenant improvements and leasing commissions and renovations. Renovation work at the 37-story Class A office building included adding a tenant-only fitness center, renovating the five-story, 215-car parking garage, modernizing the elevators and upgrading bathrooms and corridors.

B-101

LOAN #9: grant building

The Grant Building Property is located on an approximately 0.5-acre site. It is designed as a multi-tenant property and equipped with a full service bank and ATM, conference room, dry cleaner, on-site restaurant, tavern, newsstand, hair salon and 24-hour concierge and security desk. The Grant Building Property also includes an attached, below-ground five-story parking garage which contains 215 spaces for a parking capacity of 0.5 spaces per 1,000 SF. According to the appraisal, parking is at a premium in the downtown Pittsburgh CBD with many properties having no onsite parking, which provides a competitive advantage to the Grant Building Property.

The Grant Building Property is currently 89.5% occupied by 94 tenants. Over the last five years, the occupancy level at the Grant Building Property has averaged approximately 90.3%. The largest tenant at the Grant Building Property is Huntington National Bank (Fitch: A-; Moody’s: A3; S&P: BBB+). Huntington National Bank has been at the Grant Building Property since 2011 and has a lease through April 30, 2024. The Grant Building Property serves as Huntington National Bank’s regional headquarters. Under its lease, Huntington National Bank occupies a total of 58,131 SF, consisting of 52,500 SF of office space and 5,631 SF of retail/branch space, at an average underwritten base rent of $20.91 per SF.

The following table presents certain information relating to historical leasing at the Grant Building Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 7/6/2017(2)
Owned Space	92.6%	90.6%	88.5%	88.6%	89.5%

(1)	As provided by the borrower and which represents average occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated July 6, 2017.

The following table presents certain information relating to the major tenants at the Grant Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Huntington National Bank(3)	A- / A3 / BBB+	58,131	12.6%	$1,215,383	14.3%	$20.91	4/30/2024	3, 5-year options
Hillman Co.	NR / NR / NR	34,531	7.5	759,682	9.0	$22.00	6/30/2018	N/A
Sisterson & Company	NR / NR / NR	25,981	5.6	558,591	6.6	$21.50	5/31/2019	N/A
Rothman Gordon	NR / NR / NR	18,742	4.1	375,444	4.4	$20.03	3/31/2020	N/A
Zimmer Kunz, LLC	NR / NR / NR	16,422	3.6	333,872	3.9	$20.33	1/31/2029	Various(4)
Admin. Office of P.C.	NR / NR / NR	16,314	3.5	301,809	3.6	$18.50	3/31/2024	N/A
Simpson & McCrady	NR / NR / NR	11,811	2.6	271,653	3.2	$23.00	5/31/2022	N/A
McKnight Development(5)	NR / NR / NR	10,254	2.2	205,080	2.4	$20.00	8/31/2030	N/A
Campbell & Levine	NR / NR / NR	8,745	1.9	196,762	2.3	$22.50	9/30/2020	N/A
Ainsman & Levine	NR / NR / NR	8,843	1.9	194,546	2.3	$22.00	1/31/2019	2, 5-year options
Ten Largest Owned Tenants		209,774	45.5%	$4,412,823	52.1%	$21.04
Remaining Tenants		203,022	44.0	4,062,088	47.9	$20.01
Vacant		48,210	10.5	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		461,006	100.0%	$8,474,911	100.0%	$20.53

(1)	Based on the underwritten rent roll dated July 6, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Huntington National Bank is rated investment grade and its UW Base Rent is underwritten based on the average rent of its remaining lease term. Huntington National Bank is currently paying $20.16 per SF. Huntington National Bank occupies a total of 58,131 SF, consisting of 52,500 SF of office space and 5,631 SF of retail/branch space, at an average UW Base Rent of $20.91 per SF.

(4)	Zimmer Kunz, LLC has one five-year renewal option and one two-year renewal option remaining.

(5)	Borrower sponsor affiliated.

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LOAN #9: grant building

The following table presents the lease rollover schedule at the Grant Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(3)	19,846	4.3%	4.3%	$191,139	2.3%	$18.89	14
2017	19,453	4.2	8.5%	360,887	4.3	$18.55	6
2018	71,193	15.4	24.0%	1,493,038	17.6	$20.97	20
2019	73,754	16.0	40.0%	1,584,998	18.7	$21.49	16
2020	60,556	13.1	53.1%	1,290,738	15.2	$21.31	12
2021	14,793	3.2	56.3%	309,217	3.6	$20.90	8
2022	28,205	6.1	62.4%	643,246	7.6	$22.81	8
2023	14,013	3.0	65.5%	324,273	3.8	$23.14	3
2024	81,500	17.7	83.1%	1,675,930	19.8	$20.56	3
2025	1,157	0.3	83.4%	23,718	0.3	$20.50	1
2026	1,650	0.4	83.8%	38,775	0.5	$23.50	1
2027	0	0.0	83.8%	0	0.0	$0.00	0
2028 & Thereafter	26,676	5.8	89.5%	538,952	6.4	$20.20	2
Vacant	48,210	10.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	461,006	100.0%		$8,474,911	100.0%	$20.53	94

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 9,729 SF (2.1% of GLA) of fitness center, conference room, storage and file room space that accounts for no base rent and is thus excluded from the UW Base Rent $ per SF calculation.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grant Building Property:

Cash Flow Analysis(1)(2)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per SF
Base Rent	$7,742,443	$8,045,565	$8,146,954	$8,165,668	$8,387,444	$18.19
Contractual Rent Steps(3)	0	0	0	0	87,468	0.19
Gross Up Vacancy	0	0	0	0	979,133	2.12
Reimbursements	32,902	135,641	291,358	333,518	333,518	0.72
Other Income(4)	379,675	387,953	392,024	387,429	387,429	0.84
Gross Revenue	$8,155,020	$8,569,159	$8,830,336	$8,886,615	$10,174,991	$22.07
Vacancy & Credit Loss	0	0	0	0	(979,133)	(2.12)
Effective Gross Income	$8,155,020	$8,569,159	$8,830,336	$8,886,615	$9,195,858	$19.95

Real Estate Taxes	$749,269	$776,323	$785,908	$787,186	$764,894	$1.66
Insurance	75,991	73,729	70,847	71,367	77,000	0.17
Management Fee	158,521	159,516	176,372	171,896	229,896	0.50
Other Operating Expenses	3,652,424	3,774,468	3,896,478	3,865,528	3,865,528	8.38
Total Operating Expenses	$4,636,205	$4,784,036	$4,929,605	$4,895,977	$4,937,318	$10.71

Net Operating Income	$3,518,815	$3,785,123	$3,900,731	$3,990,638	$4,258,540	$9.24
TI/LC	0	0	0	0	478,794	1.04
Capital Expenditures	0	0	0	0	92,201	0.20
Net Cash Flow	$3,518,815	$3,785,123	$3,900,731	$3,990,638	$3,687,545	$8.00

Occupancy(5)	90.6%	88.5%	88.6%	89.5%	90.0%
NOI Debt Yield	9.3%	10.0%	10.3%	10.5%	11.2%
NCF DSCR	1.49x	1.60x	1.65x	1.69x	1.56x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents a fiscal year-end of December 31 for the indicated year unless otherwise specified.

(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through February 1, 2018 ($20,172) and the average rent for Huntington National Bank over the remainder of its lease ($67,296).

(4)	Other Income includes parking income, fitness center income, miscellaneous tenant charges and conference room rental fees.

(5)	TTM Occupancy is as of July 6, 2017.

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LOAN #9: grant building

■	Appraisal. According to the appraisal, the Grant Building Property had an “as-is” appraised value of $58,100,000 as of June 15, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$58,600,000	N/A	7.00%
Discounted Cash Flow Approach	$58,100,000	9.00%	7.75%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated June 21, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Grant Building Property.

■	Market Overview and Competition. The Grant Building Property is located in Pittsburgh, Pennsylvania within the Pittsburgh office submarket. The Grant Building Property is located at 310 Grant Street with access to primary transportation routes including Interstates 376, 279 and 79. According to the appraisal, as of the first quarter of 2017, the Pittsburgh office market had a total office inventory of 52.7 million SF with a vacancy rate of 16.5% and average asking rent of $22.14 per SF. According to the appraisal, as of the first quarter of 2017, the CBD office submarket for Class A properties has a total office inventory of 14.3 million SF with a vacancy rate of 11.0% and average asking rent of $27.33 per SF. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the Grant Building Property was 20,113, 146,758 and 386,857, respectively. Additionally, the 2016 median household income within a one-, three- and five-mile radius of the Grant Building Property was $48,006, $36,468 and $46,224, respectively.

The following table presents certain information relating to lease comparables for the Grant Building Property:

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Built / Renovated	% Occupied (Total)	Asking Rent (per SF)
				Low	High
Koppers Building 436 7th Avenue Pittsburgh, PA	356,439	1929 /1996	75.0%	$22.00	$24.00
The Frick Building 437 Grant Street Pittsburgh, PA	366,010	1902 / N/A	88.0%	$25.00	$25.00
Law & Finance Building 429 4th Avenue Pittsburgh, PA	133,246	1930 / N/A	87.0%	$18.50	$19.50
K&L Gates Building 210 6th Avenue Pittsburgh, PA	637,243	1968 / 2010	90.0%	$26.00	$29.00
The Gulf Tower 707 Grant Street Pittsburgh, PA	435,491	1932 / 2004	65.0%	$21.00	$22.00
Total / Wtd. Avg.	1,928,429		81.0%	$23.42	$25.08

(1)	Source: Appraisal.

■	The Borrower. The borrower is McKnight Grant Building Associates, L.P., a single-purpose Delaware limited partnership. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Grant Building Loan. The non-recourse carveout guarantors are William C. Rudolph and Charles S. Perlow, who are principals at McKnight Realty Partners. McKnight Realty Partners is a leading real estate investment and development company based in Pittsburgh, Pennsylvania. Since 1959, McKnight Realty Partners has specialized in purchasing retail, industrial and multifamily properties, and currently owns and operates more than 5.0 million SF of commercial space nationwide.

■	Escrows. On the origination date of the Grant Building Loan, the borrower funded a reserve of (i) $93,536 for real estate taxes, (ii) $44,917 for insurance, (iii) $1,000,000 for future tenant improvements and leasing commissions, (iv)

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$262,500 for outstanding tenant improvements and leasing commissions related to Huntington National Bank and (v) $227,483 for a prepaid rent reserve related to Balzarini & Watson.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Grant Building Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, which is initially estimated to be $67,895; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which is initially estimated to be $6,417; (iii) a replacement reserve in the amount of $7,683 and (iv) a tenant improvements and leasing commissions reserve in the amount of $38,417. Beginning on the due date in August 2023 and occurring thereafter up to and including the payment date in August 2024, the borrower is required to fund a reserve equal to $7,588 for tenant improvements and leasing commissions related to Zimmer Kunz. During a Key Tenant Trigger Event Period (as defined below), the borrower is required to deposit excess cash flow into the excess cash flow account.

■	Lockbox and Cash Management. The Grant Building Loan is structured with a hard lockbox and springing cash management. The Grant Building Loan documents require tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the Grant Building Property to be deposited within two business days into such lockbox account. During a Grant Building Trigger Event Period (as defined below), funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Grant Building Trigger Event Period, the Grant Building Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves, pay debt service under the Grant Building Mezzanine Loan (as defined below) and pay operating expenses, and all remaining amounts will be deposited (i) in the excess cash flow reserve account and held as additional collateral for the Grant Building Loan, (ii) during a Key Tenant Trigger Event Period, into a reserve for tenant improvements and leasing commissions related to the leased space occupied by the Key Tenant (as defined below) or (iii) if the Grant Building Trigger Event Period is caused solely by an event of default under the Grant Building Mezzanine Loan, to the mezzanine lender under the Grant Building Mezzanine Loan.

A “Grant Building Trigger Event Period” occurs upon (i) an event of default under the Grant Building Loan until cured (so long as no other Grant Building Trigger Event Period is in effect), (ii) the debt service coverage ratio of the Grant Building Property (based on the trailing 12 calendar months and as determined by the lender) being less than 1.10x, until the debt service coverage ratio of the Grant Building Property (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (so long as no other Grant Building Trigger Event Period is in effect), (iii) a Key Tenant Trigger Event Period (as defined below), until the same is cured, or (iv) an event of default under the Grant Building Mezzanine Loan (as defined below).

A “Key Tenant Trigger Event Period” occurs upon Huntington National Bank, or any tenant occupying Huntington National Bank’s space at the Grant Building Property (each, a “Key Tenant”) (i) failing to extend the terms of its lease for at least five years and otherwise on terms and conditions satisfactory to the lender, on or before April 30, 2023, (ii) defaulting beyond any applicable cure or grace period under its lease, (iii) going dark or otherwise ceasing operations in its leased space at the Grant Building Property, (iv) subletting its leased space, (v) becoming a debtor in any bankruptcy or other insolvency proceeding or (vi) terminating or canceling its lease (or the lease otherwise failing or ceasing to be in full force and effect) (each, a “Key Tenant Trigger Event”).

■	Property Management. The Grant Building Property is managed by McKnight Property Management LLC, a borrower affiliate. Under the Grant Building Loan documents, the Grant Building Property may be managed by McKnight Property Management LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Grant Building Loan documents, (ii) the debt service coverage ratio of the Grant Building Property (based on the trailing 12 calendar months and as determined by the lender) falling below 1.05x, (iii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (v) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

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■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the Grant Building Loan, MSC – 310 Grant Holdco, LLC funded a $4,000,000 mezzanine loan (the “Grant Building Mezzanine Loan”) to McKnight Grant Building Associates I, L.P., as mezzanine borrower. The Grant Building Mezzanine Loan is secured by a pledge of (i) the mezzanine borrower’s 100.0% limited partnership interests in the borrower under the Grant Building Loan and (ii) the 100.0% direct equity interest held by the mezzanine borrower in McKnight Grant Building LLC, the general partner of the borrower under the Grant Building Loan. The Grant Building Mezzanine Loan requires monthly payment of interest only and accrues interest at an interest rate of 11.25000% per annum and is co-terminous with the Grant Building Loan. The rights and obligations of the respective holders of the Grant Building Loan and the related Grant Building Mezzanine Loan are subject to an intercreditor agreement.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the Grant Building Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Grant Building Property the amount of coverage from time to time required under the Grant Building Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Clarkston
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Ann Arbor Mixed Use Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP
1	McKinley Towne Centre	401 East Liberty Street	Ann Arbor, MI	48104
2	Liberty Square	505 East Liberty Street & 500 East Washington Street	Ann Arbor, MI	48104

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City/State)	Ann Arbor, Michigan	Cut-off Date Balance		$34,750,000
Property Type	Mixed Use	Cut-off Date Balance per SF		$182.70
Size (SF)	190,205	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 6/1/2017	97.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017	97.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.44350%
Appraised Value	$50,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/14/2017	Original Amortization Term (Months)		360
Borrower Sponsors	Jaimey Roth; Marc Gardner; Jason Anstandig and Jason Biber	Original Interest Only Period (Months)		60
Property Management	Lakeshore Management, LLC	First Payment Date		10/6/2017
		Maturity Date		9/6/2027

Underwritten Revenues(1)	$6,533,958
Underwritten Expenses	$2,987,072	Escrows(2)
Underwritten Net Operating Income (NOI)	$3,546,886		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,213,889	Taxes	$166,194	$110,796
Cut-off Date LTV Ratio	69.5%	Insurance	$9,678	$4,839
Maturity Date LTV Ratio	63.5%	Replacement Reserve(3)	$0	$3,170
DSCR Based on Underwritten NOI / NCF	1.69x / 1.53x	TI/LC(4)	$500,000	$23,776
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.2%	Other(5)	$149,224	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$34,750,000	67.1%	Purchase Price	$50,000,000	96.5%
Principal’s New Cash Contribution	9,805,176	18.9	Closing Costs	980,081	1.9
Mezzanine Loan	6,750,000	13.0	Reserves	825,095	1.6
Other Sources	500,000	1.0
Total Sources	$51,805,176	100.0%	Total Uses	$51,805,176	100.0%

(1)	Tenants Barre Bee Fit of Michigan, Menlo Associates, LLC and 3,233 SF of The Regents of the U of M space were underwritten as direct tenant leases, though they are subleases pursuant to a master lease with the borrower Hillside-Liberty MT LLC. Base rent under the master lease is 100% of all rents, revenues, amounts, and reimbursements actually collected from the subtenants thereunder.

(2)	See “—Escrows” below.

(3)	The Replacement Reserve has a cap of $114,123. See “—Escrows” below.

(4)	The TI/LC reserve has a cap of $900,000. See “—Escrows” below.

(5)	Upfront other reserve includes (i) $129,969 for unfunded tenant improvement obligations at the Ann Arbor Mixed Use Portfolio Properties and (ii) $19,255 for the payment of condominium assessments. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Ann Arbor Mixed Use Portfolio Loan”) is evidenced by a note in the original principal amount of $34,750,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest (and leasehold interest with respect to a portion of the Ann Arbor Mixed Use Portfolio Properties that is master leased between two of the borrowers) in two mixed-use buildings located in Ann Arbor, Michigan (the “Ann Arbor Mixed Use Portfolio Properties”). The Ann Arbor Mixed Use Portfolio Loan was originated by Citi Real Estate Funding Inc. on August 11, 2017 and represents approximately 3.2% of the Initial Pool Balance. The note evidencing the Ann Arbor Mixed Use Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $34,750,000 and accrues interest at an interest rate of 4.44350% per annum. The proceeds of the Ann Arbor Mixed Use Portfolio Loan were primarily used to acquire the Ann Arbor Mixed Use Portfolio Properties, fund reserves and pay origination costs. The Ann Arbor Mixed Use Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Ann Arbor Mixed Use Portfolio Loan requires monthly payments of interest only through the due date in September 2022, after which it requires monthly payments of interest and principal sufficient to amortize the Ann Arbor Mixed Use Portfolio Loan over a 30-year amortization schedule. The scheduled maturity date of the Ann Arbor Mixed Use Portfolio Loan is the due date in September 2027. Provided that no event of default has occurred and is continuing under the Ann Arbor Mixed Use Portfolio Loan documents, at any time after the second anniversary of the securitization Closing Date, the Ann Arbor Mixed Use Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Ann Arbor Mixed Use Portfolio Loan documents. Provided that no event of default has occurred and is continuing under the Ann Arbor Mixed Use Portfolio Loan documents, voluntary prepayment of the Ann Arbor Mixed Use Portfolio Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in March 2027.

■	The Mortgaged Properties. The Ann Arbor Mixed Use Portfolio Properties are two neighboring office and retail properties located in downtown Ann Arbor next to the University of Michigan. McKinley Towne Centre (the “McKinley Towne Centre Property”) is a five-story 130,824 SF mixed-use building located at 401 East Liberty Street that was 96.8% occupied as of June 1, 2017 by 10 tenants. The McKinley Towne Centre Property contains 105,412 SF of office space and 25,412 SF of retail space. Liberty Square (the “Liberty Square Property”) is a two-story 59,381 SF mixed-use building located at 505 East Liberty Street & 500 East Washington Street that was 100% occupied as of

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June 1, 2017 by five tenants. The lower level of the Liberty Square Property is 29,959 SF and the upper, ground floor, level is 29,442 SF.

Llamasoft, Inc., the largest tenant across the Ann Arbor Mixed Use Portfolio Properties, provides supply chain design, analytics and planning solutions to companies. Llamasoft, Inc. has over 400 employees in 14 countries and utilizes its space at the McKinley Towne Centre Property as its global headquarters, occupying 30.7% of the aggregate NRA of the Ann Arbor Mixed Use Portfolio Properties on a lease which expires on October 31, 2026. Llamasoft, Inc. has two, 7-year renewal options available to exercise thereafter. Think Tech, Inc., the second largest tenant across the Ann Arbor Mixed Use Portfolio Properties, is a subsidiary of TD Ameritrade which provides online security brokerage services. Subsequent to signing its lease in May 2016, Think Tech, Inc. invested approximately $1.0 million of its own money into its space. Google previously occupied approximately 66.1% of the McKinley Towne Centre Property. However, in May 2015, Google announced it would be relocating to a larger campus northwest of downtown Ann Arbor. All of the former Google space at the McKinley Towne Centre Property had been pre-leased by replacement tenants prior to Google’s lease expiring in March 2016. The previous Google space was leased to current tenants Llamasoft, Inc., Alumni Association of the University of Michigan, and Think Tech, Inc. at a higher weighted average rental rate than what Google had been paying. Both the McKinley Towne Centre Property and Liberty Square Property are subject to a condominium regime with the related borrower sponsor owning and controlling all of the condominium units at the McKinley Towne Centre Property and the related borrower sponsor owning one of two condominium units at the Liberty Square Property, and actions by the board at the Liberty Square Property are decided by majority.

The following table presents certain information relating to the Ann Arbor Mixed Use Portfolio Properties:

Property Name	Year Built / Renovated	Building GLA	Occupancy as of 6/1/2017	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	UW NCF
McKinley Towne Centre	1973 / 2015-2016	130,824	96.8%	$27,800,000	80.0%	$39,500,000	$2,635,883
Liberty Square	1960, 1999 / 2007-2009	59,381	100.0%	6,950,000	20.0	10,500,000	578,006
		190,205	97.8%	$34,750,000	100.0%	$50,000,000	$3,213,889

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Ann Arbor Mixed Use Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extensions Options
Llamasoft, Inc.	NR / NR / NR	58,365	30.7%	$1,802,005	32.4%	$30.87	10/31/2026	2, 7-year options
Think Tech, Inc.	NR / A3 / A	23,849	12.5	889,700	16.0	$37.31	7/31/2026	2, 5-year options
The Regents of the U of M(3)(4)	NR / Aaa / AAA	21,800	11.5	649,104	11.7	$29.78	8/31/2018	NA
Bodman PLC	NR / NR / NR	12,522	6.6	465,693	8.4	$37.19	11/30/2018	2, 5-year options
Bar Louie	NR / NR / NR	6,161	3.2	283,283	5.1	$45.98	5/31/2022	1, 5-year option
Penny W. Stamps School of Art	NR / Aaa / AAA	7,979	4.2	266,900	4.8	$33.45	2/8/2027	2, 5-year options
Menlo Associates, LLC(4)	NR / NR / NR	23,721	12.5	260,931	4.7	$11.00	8/31/2022	2, 5-year options
Tomokun Noodle Bar	NR / NR / NR	6,631	3.5	225,114	4.0	$33.95	8/31/2028	4, 5-year options
Alumni Association of the University of Michigan	NR / NR / NR	4,270	2.2	158,552	2.8	$37.13	5/31/2021	2, 5-year options
FedEx Office	NR / NR / NR	4,224	2.2	146,362	2.6	$34.65	11/30/2022	1, 5-year option
Ten Largest Owned Tenants		169,522	89.1%	$5,147,644	92.5%	$30.37
Remaining Owned Tenants		16,535	8.7	417,477	7.5	$25.25
Vacant Spaces (Owned Space)		4,148	2.2	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		190,205	100.0%	$5,565,121	100.0%	$29.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent per SF includes the present value of rent steps for credit tenants ($69,161) and contractual rent steps ($178,604) for other tenants through May 2018.

(3)	The Regents of the U of M has 18,567 SF which expires on December 31, 2022 and 3,233 SF which expires on August 31, 2018.

(4)	Menlo Associates, LLC subleases a total of 1,235 SF at the Liberty Square Property on a month-to-month basis to two separate sub-tenants. Menlo Associates, LLC and The Regents of the U of M are master lessees pursuant to a master lease with the borrower Hillside-Liberty MT LLC and are underwritten as a direct tenant leases. Base rent under the master lease is 100% of all rents, revenues, amounts, and reimbursements actually collected from the subtenants thereunder.

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The following table presents certain information relating to the lease rollover schedule at the Ann Arbor Mixed Use Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	943	0.5%	0.5%	$0	0.0%	$0.00	0
2017	0	0.0	0.5%	0	0.0	$0.00	0
2018	18,163	9.5	10.0%	583,463	10.5	$32.12	3
2019	2,726	1.4	11.5%	85,951	1.5	$31.53	1
2020	0	0.0	11.5%	0	0.0	$0.00	0
2021	14,728	7.7	19.2%	427,268	7.7	$29.01	4
2022	52,673	27.7	46.9%	1,284,719	23.1	$24.39	4
2023	0	0.0	46.9%	0	0.0	$0.00	0
2024	0	0.0	46.9%	0	0.0	$0.00	0
2025	0	0.0	46.9%	0	0.0	$0.00	0
2026	82,214	43.2	90.1%	2,691,705	48.4	$32.74	2
2027	7,979	4.2	94.3%	266,900	4.8	$33.45	1
2028 & Thereafter	6,631	3.5	97.8%	225,114	4.0	$33.95	1
Vacant	4,148	2.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	190,205	100.0%		$5,565,121	100.0%	$29.91	16

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Regents of the U of M has 18,567 SF which expires on December 31, 2022 and 3,233 SF which expires on August 31, 2018.

The following table presents certain information relating to historical leasing at the Ann Arbor Mixed Use Portfolio Properties:

Historical Leased %(1)

	2014	2015	2016	As of 6/1/2017
McKinley Towne Centre	100.0%	100.0%	96.8%	96.8%
Liberty Square	100.0%	100.0%	100.0%	100.0%
Total	100.0%	100.0%	97.8%	97.8%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ann Arbor Mixed Use Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 5/31/2017	Underwritten(1)	Underwritten $ per SF(2)
Base Rent(2)	$4,909,462	$4,910,425	$3,939,421	$4,373,586	$5,317,327	$27.96
Contractual Rent Steps(3)	0	0	0	0	247,794	1.30
Gross Up Vacancy	0	0	0	0	186,660	0.98
Reimbursements	480,787	786,127	892,316	533,792	703,538	3.70
Other Income(4)	477,744	507,544	669,750	447,439	384,668	2.02
Gross Revenue	$5,867,993	$6,204,096	$5,501,487	$5,354,817	$6,839,988	$35.96

Vacancy & Credit Loss	(30,833)	0	0	(24,041)	(306,030)	(1.61)
Effective Gross Income	$5,837,160	$6,204,096	$5,501,487	$5,330,776	$6,533,958	$34.35

Real Estate Taxes	$740,680	$753,636	$773,042	$773,041	$1,329,549	$6.99
Insurance	62,873	63,176	56,247	58,942	55,300	0.29
Management Fee	175,115	186,123	165,045	159,923	196,019	1.03
Other Operating Expenses	1,654,187	1,583,034	1,398,224	1,354,430	1,406,205	7.39
Total Operating Expenses	$2,632,855	$2,585,969	$2,392,557	$2,346,336	$2,987,072	$15.70

Net Operating Income	$3,204,305	$3,618,127	$3,108,930	$2,984,440	$3,546,886	$18.65
TI/LC	0	0	0	0	296,919	1.56
Capital Expenditures	0	0	0	0	36,077	0.19
Net Cash Flow	$3,204,305	$3,618,127	$3,108,930	$2,984,440	$3,213,889	$16.90

Occupancy(5)	100.0%	100.0%	97.8%	97.8%	97.8%
NOI Debt Yield	9.2%	10.4%	8.9%	8.6%	10.2%
NCF DSCR	1.53x	1.72x	1.48x	1.42x	1.53x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Base Rent decrease from 2015 to 2016 and continuing in the TTM period ending May 31, 2017 was attributable to Google vacating its premises and the subsequent immediate lease-up of the vacated space by Llamasoft, Inc., Alumni Association of the University of Michigan, and Think Tech, Inc. Base Rent was Underwritten to contractual rents from tenants occupying the Ann Arbor Mixed Use Portfolio Properties.

(3)	Contractual Rent Steps are underwritten based upon actual scheduled rent increases through May 2018 and the present value of future rent increases for two investment grade tenants.

(4)	Other Income includes storage income, work order income, late & NSF income, and other miscellaneous income.

(5)	The occupancy presented in the TTM 5/31/2017 column is as of June 1, 2017.

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LOAN #10: ann arbor mixed use portfolio

■	Appraisal. According to the appraisals, the Ann Arbor Mixed Use Portfolio Properties had an aggregate “as-is” appraised value of $50,000,000 as of June 14, 2017. The McKinley Towne Centre Property and Liberty Square Property had individual “as-is” appraised values of $39,500,000 and $10,500,000, respectively, as of June 14, 2017.

Appraisal Approach (McKinley Towne Centre Property)	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$39,800,000	N/A	7.00%
Discounted Cash Flow Approach	$38,400,000 - $39,800,000	7.25% - 7.75%	7.25%

Appraisal Approach (Liberty Square Property)	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$9,900,000	N/A	7.00%
Discounted Cash Flow Approach	$10,300,000 - $10,700,000	7.50% - 8.00%	7.25%

■	Environmental Matters. According to the Phase I environmental reports, each dated June 20, 2017, there were no recognized environmental conditions or recommendations for further action at either of the Ann Arbor Mixed Use Portfolio Properties except for the continued implementation of the asbestos operations and maintenance plan at each of the Ann Arbor Mixed Use Portfolio Properties.

■	Market Overview and Competition. The Ann Arbor Mixed Use Portfolio Properties are located in downtown Ann Arbor, Michigan. Ann Arbor is home to the University of Michigan, which, as of the fall 2016, had an enrollment of 44,718 students. The University of Michigan is also the top employer in the greater Ann Arbor area, employing 30,835 people as of January 2017. The city of Ann Arbor’s economy is also centered on high technology, with companies drawn to the area by the university’s research and development infrastructure, and by its graduates. High tech, health services and biotechnology are other major components of the city’s economy with numerous medical offices, laboratories, and associated companies located within the city. According to the appraisals, the estimated 2017 population within a one-, three- and five-mile radius of the Ann Arbor Mixed Use Portfolio Properties was 34,064, 104,543 and 158,526, respectively. According to the appraisals, the estimated 2017 average annual household income within a one-, three- and five-mile radius of the Ann Arbor Mixed Use Portfolio Properties was $68,396, $95,082 and $96,660, respectively. According to a third party industry report, as of the first quarter of 2017, the Washtenaw County office submarket had a total office inventory of approximately 14.9 million SF, with an 8.1% vacancy rate and asking rents of $18.65 per SF. According to a third party industry report, as of the first quarter of 2017, the downtown Ann Arbor area consisting of properties within a 2-mile radius of the Ann Arbor Mixed Use Portfolio Properties, had a total office inventory of approximately 3.5 million SF, with a 3.6% vacancy rate and asking rents of $25.86.

The following table presents certain information relating to the primary competition for the Ann Arbor Mixed Use Portfolio Properties:

Competitive Set(1)

	Liberty Square (Subject)	McKinley Towne Centre (Subject)	301 East Liberty Street
Year Built / Renovated	1960,1999 / 2007-2009	1973 / 2015-2016	1987 / NAP
NRA	59,381	130,824	85,468
Total Occupancy	100.0%	96.8%	100.0%
Range of Rental Rates	$11.00 - $32.96	$24.19 - $45.98	$23.50 - $40.00
Lease Type	Net, base year stop, and Gross	Net, base year stop, and Gross	Modified Gross

	600-612 East Liberty Street	Market Place, 303 Detroit Street	One North Main
Year Built / Renovated	1920 / 2012	1988 / NAP	1987
NRA	64,000	28,000	114,914
Total Occupancy	100.0%	100.0%	93.3%
Range of Rental Rates	$24.00 - $49.00	$14.00 - $31.00	$24.62 – $38.00
Lease Type	Net	Net and Modified Gross	Net and Modified Gross

(1)	Source: Appraisal.

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LOAN #10: ann arbor mixed use portfolio

■	The Borrowers. The borrowers, Hillside - Liberty Square LLC, Hillside - Liberty Town Center LLC and Hillside - Liberty MT LLC, are each single-purpose Delaware limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ann Arbor Mixed Use Portfolio Loan. The borrower sponsors and carveout guarantors are Jaimey Roth, Marc Gardner, Jason Anstandig, and Jason Biber. Jaimey Roth, Jason Anstandig, and Jason Biber lead Hillside Investments, a full-service real estate company specializing in acquiring and developing real estate investments. Throughout the history of Hillside Investments, it has acquired more than $1.0 billion worth of commercial real estate assets across sixteen states with a total footprint that exceeds 20.0 million SF. Hillside Investments’ current holdings in the state of Michigan include 12 properties totaling approximately 763,471 SF. Jaimey Roth, Jason Anstandig, and Jason Biber have a combined net worth of more than $28.1 million and a combined liquidity in excess of $2.6 million. The fourth borrower sponsor and carveout guarantor, Marc Gardner, is the founder of North American Bancard, a payment solutions provider headquartered in Troy, Michigan. As of June 30, 2017, Marc Gardner had a net worth of more than $606.1 million and liquidity in excess of $179.5 million.

■	Escrows. On the origination date of the Ann Arbor Mixed Use Portfolio Loan, the borrowers funded reserves of (i) $166,194 for real estate taxes, (ii) $9,678 for insurance, (iii) $500,000 for tenant improvements and leasing commissions, (iv) $129,969 for unfunded tenant obligations and (v) $19,255 for payment of condominium assessments.

On each due date, the borrowers will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $110,796, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket insurance policy, initially estimated to be $4,839, (iii) $3,170 for replacement reserves, subject to a cap of $114,123, (iv) $23,776 for tenant improvements and leasing commissions, subject to a cap of $900,000, and (v) one-twelfth of the amount sufficient to pay condominium assessments for the next twelve months unless no Ann Arbor Mixed Use Portfolio Trigger Period (as defined below) has occurred and is continuing and the borrower has provided the lender with evidence of payment of the condominium assessments at least thirty days prior to the date on which such assessments become delinquent, in which case such monthly deposit is waived.

■	Lockbox and Cash Management. The Ann Arbor Mixed Use Portfolio Loan documents require a springing lockbox with springing cash management. During the continuance of an Ann Arbor Mixed Use Portfolio Trigger Period, a lockbox springs into place and the borrowers are required to send tenant direction letters to all tenants within two days thereof directing rent be paid directly into the lockbox, and to (and to instruct the property manager to) deposit all other rents received into the lockbox within two business days. All amounts in the lockbox account are then required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the Ann Arbor Mixed Use Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Ann Arbor Mixed Use Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent an Ann Arbor Mixed Use Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the Ann Arbor Mixed Use Portfolio Loan and (ii) to the extent no Ann Arbor Mixed Use Portfolio Trigger Period is continuing, to be swept to the borrowers. Upon the occurrence and during the continuance of an event of default under the Ann Arbor Mixed Use Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Ann Arbor Mixed Use Portfolio Loan (and/or toward the payment of expenses of the Ann Arbor Mixed Use Portfolio Properties), in such order of priority as the lender may determine.

An “Ann Arbor Mixed Use Portfolio Trigger Period” will commence upon the earlier of (i) the occurrence of an event of default under the Ann Arbor Mixed Use Portfolio Loan documents and continuing until the cure of such event of default; (ii) the occurrence of the debt service coverage ratio including the Ann Arbor Mixed Use Portfolio Mezzanine Loan (as defined below) being less than 1.08x, and continuing until such debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter; and (iii) the occurrence of an Ann Arbor Mixed Use Portfolio Specified Tenant Trigger Period (as defined below) and continuing until the Ann Arbor Mixed Use Portfolio Specified Tenant Trigger Period ceases to exist in accordance with the terms of the Ann Arbor Mixed Use Portfolio Loan documents.

An “Ann Arbor Mixed Use Portfolio Specified Tenant Trigger Period” means a period: (a) commencing upon the first to occur of (i) Llamasoft, Inc., any future tenants of Llamasoft, Inc.’s premises, and any parent, affiliate providing credit support or guarantor of the foregoing (collectively, “Llamasoft, Inc.”) being in monetary or material non-

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LOAN #10: ann arbor mixed use portfolio

monetary default under its lease beyond applicable notice and cure periods, (ii) Llamasoft, Inc. failing to be in actual, physical possession of the Llamasoft, Inc. space, failing to be open to the public for business during customary hours, and/or “going dark” in the Llamasoft, Inc. space (except for up to six months in connection with ordinary repairs or renovations), (iii) Llamasoft, Inc. providing notice that it is terminating its lease for all or any portion of its premises such that the remaining space following such termination will be less than 90% of the square footage demised to the applicable tenant as of the origination date of the Ann Arbor Mixed Use Portfolio Loan, (iv) any termination, cancellation or failure to be in full force and effect (including rejection in a bankruptcy or insolvency proceeding) of the Llamasoft, Inc. lease, (v) any bankruptcy or similar insolvency of Llamasoft, Inc. and (vi) Llamasoft, Inc. failing to extend or renew the applicable lease for the Llamasoft, Inc. space on or prior to the earlier of (x) twelve months before expiration of its lease and (y) the date under the lease on which notice must be given to the lessor to exercise the applicable extension option; and (b) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the matter giving rise to the Ann Arbor Mixed Use Portfolio Specified Tenant Trigger Period has been cured or corrected in accordance with the terms of the Ann Arbor Mixed Use Portfolio Loan documents or (2) the borrowers re-leasing of the space that was demised pursuant to the Llamasoft Inc. lease to a new tenant pursuant to a lease entered into in accordance with the applicable terms and conditions under the Ann Arbor Mixed Use Portfolio Loan documents and such replacement tenant is in physical occupancy of the applicable premises, open for business, and paying full, unabated rent under its lease.

■	Property Management. The Ann Arbor Mixed Use Portfolio Properties are managed by Lakeshore Management, LLC. The lender has the right to, or to direct the borrowers to, terminate the property management agreement and replace the property manager if: (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy action or proceeding that is not dismissed within 90 days or any voluntary bankruptcy proceeding; (ii) an Ann Arbor Mixed Use Portfolio Trigger Period has occurred and is continuing under the Ann Arbor Mixed Use Portfolio Loan documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrowers have the right to replace the property manager, provided no event of default is continuing under the Ann Arbor Mixed Use Portfolio Loan documents and such replacement would not cause a termination right, right of first refusal or offer or similar right to arise, any termination fees to be due, or a material adverse effect under the condominium documents, reciprocal easement agreements, or parking agreement, with a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Ann Arbor Mixed Use Portfolio Loan, MSC - Ann Arbor OP Holdco, LLC (with its successors and/or assigns, the “Mezzanine Lender”) funded a mezzanine loan in the amount of $6,750,000 (the “Ann Arbor Mixed Use Portfolio Mezzanine Loan”) to Hillside – Liberty Mezzanine Holdings LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in each of the borrowers. The Ann Arbor Mixed Use Portfolio Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in each of the borrowers. The Ann Arbor Mixed Use Portfolio Mezzanine Loan accrues interest at an interest rate of 11.00000% per annum and is co-terminous with the Ann Arbor Mixed Use Portfolio Loan. The Ann Arbor Mixed Use Portfolio Mezzanine Loan is subject to an intercreditor agreement.

■	Release of Collateral. Provided that no event of default has occurred and is continuing under the Ann Arbor Mixed Use Portfolio Loan documents, the borrowers may obtain the release of one or more of the Ann Arbor Mixed Use Portfolio Properties at any time after the second anniversary of the securitization Closing Date by partially defeasing the Ann Arbor Mixed Use Portfolio Loan with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Ann Arbor Mixed Use Portfolio Loan documents (or, following the date that is six months prior to the maturity date of the Ann Arbor Mixed Use Portfolio Loan, prepaying the loan with respect to the applicable Ann Arbor Mixed Use Portfolio Property) in an amount equal to the greater of (y)115% of the allocated loan amount for such Ann Arbor Mixed Use Portfolio Property and (z) 80% of the net sales proceeds applicable to such Ann Arbor Mixed Use Portfolio Property, subject to the satisfaction of certain conditions, including, without limitation: (i) that the aforesaid defeasance collateral is sufficient to make all payments (including balloon payments) on a defeased portion of the Ann Arbor Mixed Use Portfolio Loan, (ii) when giving notice of the partial defeasance and after giving effect to the release, the debt service coverage ratio (including the Ann Arbor Mixed Use Portfolio Mezzanine Loan) based on the remaining Ann Arbor Mixed Use Portfolio Properties being greater than the greater of (a) such debt service coverage ratio immediately prior to the release (or notice date, as applicable) of all encumbered Ann Arbor Mixed Use Portfolio Properties, and (b) 1.25x, (iii) when giving notice of the partial defeasance and after giving effect to the release, the debt yield (including the Ann Arbor

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LOAN #10: ann arbor mixed use portfolio

Mixed Use Portfolio Mezzanine Loan) based on the remaining Ann Arbor Mixed Use Portfolio Properties being no greater than the greater of (a) the debt yield immediately prior to the release (or notice date, as applicable) of all encumbered Ann Arbor Mixed Use Portfolio Properties and (b) 8.25%; (iv) when giving notice of the partial defeasance and after giving effect to the release, the loan-to-value ratio (including the Ann Arbor Mixed Use Portfolio Mezzanine Loan) based on the remaining Ann Arbor Mixed Use Portfolio Properties being no greater than the lesser of (a) the loan-to-value ratio immediately prior to the release (or notice date, as applicable) of all encumbered Ann Arbor Mixed Use Portfolio Properties and (b) 79.0%; (v) delivery of a rating agency confirmation and REMIC opinion with respect to the partial defeasance; and (vi) unless all parking associated with the released Ann Arbor Mixed Use Portfolio Property has been assigned to the remaining borrower and benefits the remaining Ann Arbor Mixed Use Portfolio Properties, the lender elects to consent to the borrower’s partial defeasance of the Ann Arbor Mixed Use Portfolio Loan.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Ann Arbor Mixed Use Portfolio Properties, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6-month extended period of indemnity, with no deductible in excess of $25,000 (provided, however, that higher deductibles for damage caused by windstorm/named storm are permitted so long as such higher deductibles are commercially reasonable but are not to exceed 5% of the total insurable value of the applicable individual property). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-119

LOAN #11: Visions hotel portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	10		Loan Seller		SMF V
Location (City/State)	Various, New York		Cut-off Date Balance(4)		$34,400,000
Property Type	Hospitality		Cut-off Date Balance per Room(3)		$64,779.50
Size (Rooms)	839		Percentage of Initial Pool Balance		3.2%
Total TTM Occupancy as of 6/30/2017	69.2%		Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 6/30/2017	69.2%		Type of Security		Various
Year Built / Latest Renovation	Various / Various		Mortgage Rate		4.48000%
Appraised Value(1)	$103,000,000		Original Term to Maturity (Months)		120
Appraisal Date(1)	7/1/2017		Original Amortization Term (Months)		360
Borrower Sponsor(2)	Arun Patel; Hemant Patel		Original Interest Only Period (Months)		0
Property Management	Visions Hotels LLC		First Payment Date		10/6/2017
			Maturity Date		9/6/2027

Underwritten Revenues	$24,617,340
Underwritten Expenses	$16,202,402		Escrows
Underwritten Net Operating Income (NOI)	$8,414,938
Underwritten Net Cash Flow (NCF)	$7,430,244			Upfront	Monthly
Cut-off Date LTV Ratio(1)(3)	52.8%		Taxes	$1,280,823	$137,128
Maturity Date LTV Ratio(1)(3)	42.6%		Insurance	$191,325	$35,750
DSCR Based on Underwritten NOI / NCF(3)	2.55x / 2.25x		FF&E(5)	$0	$41,029
Debt Yield Based on Underwritten NOI / NCF(3)	15.5% / 13.7%		Other(6)	$31,475	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$54,350,000	100.0%	Loan Payoff	$43,730,209	80.5%
			Principal Equity Distribution	8,095,257	14.9
			Reserves	1,503,623	2.8
			Closing Costs	1,020,911	1.9
Total Sources	$54,350,000	100.0%	Total Uses	$54,350,000	100.0%

(1)	The “as is portfolio” Appraised Value of $103.0 million for the Visions Hotel Portfolio properties as a whole reflects a 4.6% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “as is” appraised value for the individual properties as of July 1, 2017 is $98.5 million, which results in a Cut-off Date LTV Ratio of 55.2% and a Maturity Date LTV Ratio of 44.6%.

(2)	Arun Patel and Hemant Patel are the guarantors of the non-recourse carveouts under the Visions Hotel Portfolio Loan Combination (as defined below).

(3)	Calculated based on the aggregate outstanding principal balance of the Visions Hotel Portfolio Loan Combination.

(4)	The Cut-off Date Balance of $34,400,000 represents the controlling note A-1, which is part of a loan combination (the “Visions Hotel Portfolio Loan Combination”) evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $54,350,000. The related companion loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $19,950,000, which is currently held by Starwood Mortgage Funding II LLC and is expected to be contributed to a future securitization transaction.

(5)	On each monthly payment date, the borrower is required to deposit into an FF&E reserve account an amount equal to (i) one-twelfth of 2.0% of total revenues up to and including the payment date in September 2019, (ii) one-twelfth of 3.0% of total revenues beginning on the payment date in October 2019 and up to and including the payment date in September 2022 and (iii) one-twelfth of 4.0% of total revenues on each payment date thereafter.

(6)	On the origination date of the Visions Hotel Portfolio Loan Combination, the borrower deposited $31,475 for ground rent related to the Fairfield Inn & Suites Olean and Fairfield Inn & Suites Rochester West/Greece properties.

The following table presents certain information relating to the Visions Hotel Portfolio properties:

Visions Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% Allocated Loan Amount	Appraised Value(1)	UW NCF	%UW NCF	TTM(2) Occupancy	TTM(2) RevPAR Penetration
Holiday Inn Express & Suites Buffalo	Buffalo, NY	146	1980 / 2016	$5,063,478	14.7%	$15,500,000	$979,128	13.2%	83.0%	74.5%
Hampton Inn Potsdam	Potsdam, NY	94	2014 / NAP	4,177,369	12.1	12,500,000	1,190,649	16.0	66.6%	144.9%
Hampton Inn & Suites Utica	Utica, NY	83	2007 / 2014	4,114,075	12.0	13,100,000	1,216,368	16.4	76.4%	116.0%
Fairfield Inn & Suites Olean(3)	Olean, NY	76	2001 / 2015	3,924,195	11.4	9,000,000	634,994	8.5	58.0%	116.1%
Hampton Inn & Suites East Aurora	East Aurora, NY	80	2003 / 2011	3,892,548	11.3	13,000,000	1,128,833	15.2	79.3%	138.6%
Fairfield Inn & Suites Binghamton	Binghamton, NY	82	2000 / 2013-2014	2,848,206	8.3	8,200,000	523,490	7.0	59.6%	109.5%
Fairfield Inn & Suites Rochester South	Henrietta, NY	62	1995 / 2016	2,848,206	8.3	7,000,000	521,357	7.0	66.3%	96.2%
Fairfield Inn & Suites Albany	Albany, NY	75	2006 / 2015	2,784,913	8.1	8,100,000	369,659	5.0	61.8%	93.1%
Fairfield Inn & Suites Corning	Corning, NY	63	1997 / 2017	2,373,505	6.9	6,500,000	432,924	5.8	55.7%	87.8%
Fairfield Inn & Suites Rochester West/Greece(3)	Rochester, NY	78	1998 / 2014	2,373,505	6.9	5,600,000	432,844	5.8	70.3%	103.1%
Total / Weighted Average		839		$34,400,000	100.0%	$98,500,000	$7,430,244	100.0%	69.2%	106.7%
Total w/ Portfolio Premium						$103,000,000
(1)	The “as is portfolio” Appraised Value of $103.0 million for the Visions Hotel Portfolio properties as a whole reflects a 4.6% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “as is” appraised value for the individual properties as of July 1, 2017 is $98.5 million, which results in a Cut-off Date LTV Ratio of 55.2% and a Maturity Date LTV Ratio of 44.6%.

(2)	Based on the trailing 12 months ending June 30, 2017.

(3)	Fairfield Inn & Suites Olean is subject to a ground lease, which commenced in May 2000 for a term of 40 years with a current annual ground rent of $36,545. Fairfield Inn & Suites Rochester West/Greece is subject to a ground lease, which commenced in June 1997 for a term of 60 years with current annual ground rent of $107,200.

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LOAN #11: Visions hotel portfolio

The following table presents certain information relating to the estimated 2017 demand analysis with respect to each Visions Hotel Portfolio property based on market segmentation, as provided in the appraisals for the Visions Hotel Portfolio properties:

2017 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial
Holiday Inn Express & Suites Buffalo	20%	20%	60%
Hampton Inn Potsdam	10%	70%	20%
Hampton Inn & Suites Utica	20%	40%	40%
Fairfield Inn & Suites Olean	15%	55%	30%
Hampton Inn & Suites East Aurora	20%	20%	60%
Fairfield Inn & Suites Binghamton	10%	50%	40%
Fairfield Inn & Suites Rochester South	10%	30%	60%
Fairfield Inn & Suites Albany	15%	25%	60%
Fairfield Inn & Suites Corning	10%	40%	50%
Fairfield Inn & Suites Rochester Greece/West	15%	45%	40%

(1)	Source: Appraisals.

The following table presents certain information relating to historic occupancy, ADR and RevPAR at the Visions Hotel Portfolio properties:

Historical Statistics

	Visions Hotel Portfolio			Competitive Set(1)			Penetration(2)
	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(4)	66.1%	$130.31	$86.14	65.9%	$113.08	$74.34	100.3%	115.2%	115.9%
2015	60.8%	$122.04	$74.18	65.6%	$117.26	$77.42	92.7%	104.1%	95.8%
2016	67.9%	$114.67	$77.89	64.4%	$117.46	$76.02	105.4%	97.6%	102.5%
TTM June 2017	69.2%	$115.05	$79.67	64.6%	$117.88	$76.46	107.1%	97.6%	104.2%

(1)	Competitive Set data for each individual property is based on a third party hospitality research report.

(2)	Penetration Factor data for each individual property is calculated based on operating statements provided by the borrowers and Competitive Set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

(3)	Based on operating statements provided by the borrowers and weighted based on available rooms or occupied rooms, as applicable.

(4)	2014 represents operations from three of the 10 Visions Hotel Portfolio properties. As such, Competitive Set and Penetration columns reflect only information pertaining to Hampton Inn & Suites Utica, Fairfield Inn & Suites Olean and Hampton Inn & Suites East Aurora, and their respective competitive sets.

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Visions Hotel Portfolio properties:

Cash Flow Analysis(1)

	2014(2)	2015	2016	TTM 6/30/2017	Underwritten	Underwritten $ per Room
Room Revenue	$7,514,420	$22,690,822	$23,889,434	$24,397,250	$24,258,317	$28,913
Other Revenue(3)	68,259	329,871	337,037	363,491	359,023	428
Total Revenue	$7,582,679	$23,020,693	$24,226,472	$24,760,741	$24,617,340	$29,341

Room Expense	1,574,931	5,785,154	5,815,280	6,015,004	5,967,662	7,113
Total Departmental Expense	$1,574,931	$5,785,154	$5,815,280	$6,015,004	$5,967,662	$7,113
Total Undistributed Expense	2,921,082	8,150,138	7,995,492	8,001,722	8,121,253	9,680
Total Fixed Charges	555,805	1,923,397	2,019,759	2,020,050	2,113,487	2,519
Total Operating Expenses	$5,051,818	$15,858,690	$15,830,531	$16,036,777	$16,202,402	$19,312

Net Operating Income	$2,530,861	$7,162,004	$8,395,941	$8,723,964	$8,414,938	$10,030
FF&E	0	0	0	0	984,694	1,174
Net Cash Flow	$2,530,861	$7,162,004	$8,395,941	$8,723,964	$7,430,244	$8,856

Occupancy	66.1%	60.8%	67.9%	69.2%	68.7%
NOI Debt Yield	4.7%	13.2%	15.4%	16.1%	15.5%
NCF DSCR	0.77x	2.17x	2.55x	2.65x	2.25x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	2014 represents operations from three of the 10 Visions Hotel Portfolio properties (Hampton Inn & Suites Utica, Fairfield Inn & Suites Olean and Hampton Inn & Suites East Aurora).

(3)	Other Revenue consists of dry cleaning income, telecommunications revenue, meeting room rental income, cleaning fees, guest laundry income, meeting room food and beverage income, restaurant lease income, vending income and other miscellaneous income items.

B-121

LOAN #12: PLEASANT PRAIRIE PREMIUM OUTLETS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		CREFI
Location (City/State)	Pleasant Prairie, Wisconsin	Cut-off Date Balance(4)		$34,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)		$360.15
Size (SF)	402,615	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 7/26/2017	93.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/26/2017	93.0%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	1987, 1989 and 2006 / NAP	Mortgage Rate		3.99500%
Appraised Value	$290,000,000	Original Term to Maturity (Months)		120
Appraisal Date	7/20/2017	Original Amortization Term (Months)		NAP
Borrower Sponsors	Simon Property Group, L.P.	Original Interest Only Period (Months)		120
Property Management	Simon Management Associates, LLC	First Payment Date		10/1/2017
		Maturity Date		9/1/2027

Underwritten Revenues	$22,589,594
Underwritten Expenses	$6,316,284	Escrows
Underwritten Net Operating Income (NOI)	$16,273,310		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,604,536	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	50.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	50.0%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.77x / 2.66x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.2% / 10.8%	Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$145,000,000	100.0%	Principal Equity Distribution	$144,317,359	99.5%
			Closing Costs	682,641	0.5

Total Sources	$145,000,000	100.0%	Total Uses	$145,000,000	100.0%

(1)	The Pleasant Prairie Premium Outlets property was built in phases, beginning in 1987, with other portions being completed in 1989 and 2006.
(2)	Calculated based on the outstanding principal balance of the Pleasant Prairie Premium Outlets Loan Combination (as defined below).
(3)	The Pleasant Prairie Premium Outlets Loan Combination was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Wells Fargo Bank, National Association (“WFB”).
(4)	The Cut-off Date Balance of $34,000,000 represents the controlling note A-1, which is part of a loan combination (the “Pleasant Prairie Premium Outlets Loan Combination”) evidenced by four pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. The related companion loans are evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $41,000,000, which is currently held by CREFI and is expected to be contributed to one or more future securitization transactions, and the non-controlling notes A-3 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000, are currently held by WFB, and are expected to be contributed to one or more future securitization transactions.
(5)	The borrower sponsor delivered a guaranty in lieu of depositing a cash reserve for $416,575 of outstanding tenant allowances.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Pleasant Prairie Premium Outlets property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF(4)	Occupancy Cost(4)
The North Face	NR/A3/A	6,500	1.6%	$675,481	4.6%	$103.92	9/30/2026	$1,604.15	8.6%
Nike Factory Store	NR/A1/AA-	20,200	5.0	582,495	4.0	$28.84	1/31/2028	$892.73	5.5%
Gap Outlet	BB+/Baa2/BB+	11,000	2.7	575,460	3.9	$52.31	1/31/2022	$450.69	11.7%
Under Armour	NR/Baa2/BB+	11,250	2.8	565,051	3.9	$50.23	9/30/2025	$751.29	9.9%
Banana Republic Factory	BBB/Baa3/BBB-	7,800	1.9	445,517	3.0	$57.12	3/31/2021	$466.14	16.5%
Old Navy	BB+/Baa2/BB+	16,115	4.0	425,436	2.9	$26.40	1/31/2022	$487.43	9.4%
Michael Kors	NR/NR/NR	5,500	1.4	420,116	2.9	$76.38	9/30/2025	$1,298.96	8.0%
Adidas/Rockport	NR/NR/NR	10,000	2.5	319,300	2.2	$31.93	1/31/2027	$654.45	8.5%
Columbia Sportswear Company	NR/NR/NR	7,500	1.9	313,125	2.1	$41.75	1/31/2019	$706.29	8.8%
Dress Barn	NR/NR/NR	8,000	2.0	303,280	2.1	$37.91	6/30/2021	$159.72	29.4%
Ten Largest Owned Tenants		103,865	25.8%	$4,625,261	31.5%	$44.53
Other		270,651	67.2	10,048,260	68.5	$37.13
Vacant		28,099	7.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		402,615	100.0%	$14,673,520	100.0%	$39.18

(1)	Based on the underwritten rent roll dated July 26, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent includes $589,092, which represents the present value of rent steps for credit tenants and $217,393 for contractual rent steps through September 2018 for other tenants.

(4)	Based on sales for the trailing 12-month period ending June 30, 2017. Individual occupancy costs represent the underwritten in-place occupancy costs at the Pleasant Prairie Premium Outlets property based on each respective tenant’s SF as of the rent roll dated July 26, 2017. Some tenants may have expanded, contracted or relocated their space within the trailing-12 month period in which sales were reported.

B-122

LOAN #12: PLEASANT PRAIRIE PREMIUM OUTLETS

The following table presents certain information relating to the lease rollover schedule at the Pleasant Prairie Premium Outlets property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	23,080	5.7	5.7%	752,305	5.1	$32.60	7
2018	31,472	7.8	13.5%	1,063,371	7.2	$33.79	6
2019	40,200	10.0	23.5%	1,463,976	10.0	$36.42	12
2020	16,385	4.1	27.6%	539,781	3.7	$32.94	5
2021	82,892	20.6	48.2%	3,270,185	22.3	$39.45	20
2022	54,211	13.5	61.7%	1,938,839	13.2	$35.76	8
2023	29,081	7.2	68.9%	1,168,923	8.0	$40.20	6
2024	0	0.0	68.9%	0	0.0	$0.0	0
2025	16,750	4.2	73.0%	985,167	6.7	$58.82	2
2026	26,693	6.6	79.7%	1,624,204	11.1	$60.85	7
2027	32,530	8.1	87.7%	1,224,274	8.3	$37.64	10
2028 & Thereafter	21,222	5.3	93.0%	642,495	4.4	$30.27	2
Vacant	28,099	7.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(4)	402,615	100.0%		$14,673,520	100.0%	$39.18	85

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent includes $589,092, which represents the present value of rent steps for credit tenants and $217,393 for contractual rent steps through September 2018 for other tenants.

(4)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Pleasant Prairie Premium Outlets property:

Historical Leased %(1)

	2014	2015	2016	As of 7/26/2017(2)
Owned Space	97.0%	95.8%	94.0%	93.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated July 26, 2017.

B-123

LOAN #12: PLEASANT PRAIRIE PREMIUM OUTLETS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pleasant Prairie Premium Outlets property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 6/30/2017	Underwritten	Underwritten $ per SF
Base Rent	$12,212,614	$12,488,959	$13,535,045	$13,825,230	$13,867,036	$34.44
Contractual Rent Steps(2)	0	0	0	0	806,485	2.00
Gross Up Vacancy	0	0	0	0	669,946	1.66
Reimbursements	6,543,670	6,659,008	6,720,028	6,837,527	7,320,293	18.18
Percentage Rent	1,222,636	1,378,887	645,234	685,673	533,877	1.33
Other Income(3)	301,921	296,661	335,867	446,774	433,881	1.08
Vacancy & Credit Loss	(3,279)	12,646	(88,773)	(126,881)	(1,041,923)	(2.59)
Effective Gross Income	$20,277,562	$20,836,161	$21,147,401	$21,668,323	$22,589,594	$56.11

Real Estate Taxes	$2,795,521	$2,893,594	$2,656,064	$2,585,913	$2,792,689	$6.94
Insurance	120,102	124,521	126,761	126,083	125,987	0.31
Management Fee	530,013	529,240	542,975	566,528	677,688	1.68
Other Operating Expenses	2,911,308	2,699,704	2,664,213	2,563,232	2,719,920	6.76
Total Operating Expenses	$6,356,944	$6,247,059	$5,990,013	$5,841,756	$6,316,284	$15.69

Net Operating Income	$13,920,618	$14,589,102	$15,157,388	$15,826,567	$16,273,310	$40.42
TI/LC	0	0	0	0	588,251	1.46
Capital Expenditures	0	0	0	0	80,523	0.20
Net Cash Flow	$13,920,618	$14,589,102	$15,157,388	$15,826,567	$15,604,536	$38.76

Occupancy	97.0%	95.8%	94.0%	93.0%(4)	95.5%(5)
NOI Debt Yield(6)	9.6%	10.1%	10.5%	10.9%	11.2%
NCF DSCR(6)	2.37x	2.48x	2.58x	2.69x	2.66x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps of $806,485 includes $589,092, which represents the present value of rent steps for credit tenants and $217,393 for contractual rent steps through September 2018 for other tenants.

(3)	Other Income includes temporary tenant income, ATM minimum rents, beverage case rent, storage space income, beverage sponsorship, tower signage fees, local media and miscellaneous income.

(4)	Based on the underwritten rent roll dated July 26, 2017.

(5)	Represents an underwritten economic vacancy of 4.5%.

(6)	Calculated based on the outstanding principal balance of the Pleasant Prairie Premium Outlets Loan Combination.

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B-125

LOAN #13: LAKESIDE SHOPPING CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Barclays
Location (City/State)	Metairie, Louisiana	Cut-off Date Balance(3)	$33,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)	$144.47
Size (SF)	1,211,349	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 6/1/2017(1)	97.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2017(1)	97.5%	Type of Security(4)	Fee Simple / Leasehold
Year Built / Latest Renovation	1960 / 2002	Mortgage Rate	3.77000%
Appraised Value	$365,000,000	Original Term to Maturity (Months)	120
Appraisal Date	6/7/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	Jeffrey J. Feil	Original Interest Only Period (Months)	120
Property Management	Broadwall Management Corp.	First Payment Date	9/1/2017
Maturity Date	8/1/2027

Underwritten Revenues(1)	$32,713,717
Underwritten Expenses	$12,933,343	Escrows
Underwritten Net Operating Income (NOI)	$19,780,375	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,307,305	Taxes(5)	$0	$0
Cut-off Date LTV Ratio(2)	47.9%	Insurance(5)	$0	$0
Maturity Date LTV Ratio(2)	47.9%	Replacement Reserve(5)	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.96x / 2.74x	TI/LC(5)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.3% / 10.5%	Other(5)(6)	$8,820,522	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$175,000,000	100.0%	Loan Payoff	$95,495,796	54.6%
Principal Equity Distribution	69,947,856	40.0
Reserves	8,820,522	5.0
Closing Costs	735,826	0.4
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

(1)	Total Occupancy, Owned Occupancy and Underwritten Revenues include five tenants including Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill and Free People, collectively representing 4.8% of the GLA and 8.0% of the underwritten base rent, which have executed leases but are not yet in occupancy or paying rent. Such tenants are anticipated to take occupancy between November 2017 and June 2018. Only the gap rents relating to Zara, Charles Schwab and Flemings Prime Steakhouse, collectively representing 6.8% of the underwritten base rent, have been reserved.

(2)	Calculated based on the aggregate outstanding principal balance of the Lakeside Shopping Center Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $33,000,000 represents the non-controlling note A-3-1, which is part of a loan combination evidenced by four pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $175,000,000 (the “Lakeside Shopping Center Loan Combination”). The related companion loans are evidenced by (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $59,000,000 and was contributed to the CGCMT 2017-B1 securitization transaction, (ii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $58,000,000 and was contributed to the WFCM 2017-C39 securitization transaction and (iii) the non-controlling note A-3-2, which has an outstanding principal balance as of the Cut-off Date of $25,000,000, is currently held by Barclays Bank PLC, and is expected to be contributed to one or more future securitization transactions.

(4)	The Lakeside Shopping Center property is subject to two separate long-term ground leases encompassing a total of 24,560 SF with a current aggregate annual ground rent payment of $67,710. Both ground leases expire in 2056. The 5,760 SF ground lease is subject to re-appraisal after August 31, 2017 and every ten years thereafter, which may result in rent escalation. The rent on the other ground lease is subject to re-appraisal every ten years, with the next reset after February 2027.

(5)	During a period when certain trigger events have occurred under the Lakeside Shopping Center Loan Combination documents, the borrower is required to deposit monthly escrows equal to (i) one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of the coverage (unless the Lakeside Shopping Center property is insured under an acceptable blanket insurance policy), (iii) the monthly amount due under the ground lease for the month in which such due date occurs, into a ground rent reserve, (iv) $20,193 into a replacement reserve (provided that the borrower is not required to make the monthly deposit to the replacement reserve if it would cause the amount then on deposit to exceed $1,000,000), and (v) an amount equal to $0.10 per SF for leases at the Lakeside Shopping Center property covering less than 20,000 SF into a tenant improvements and leasing commissions reserve.

(6)	Other upfront reserves are comprised of $7,606,095 for specified tenant improvement and leasing commissions and $1,214,427 for gap rent.

B-126

LOAN #13: LAKESIDE SHOPPING CENTER

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Lakeside Shopping Center property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration(4)	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
JC Penney	B+/B1/B+	203,410	16.8%	$1,320,131	5.6%	$6.49	11/30/2022	$116	8.5%	4, 5-year options
Zara	NR/NR/NR	34,722	2.9	1,009,716	4.3	$29.08	4/30/2028(5)	NA	NA	1, 5-year option
Victoria’s Secret	NR/NR/NR	13,459	1.1	740,245	3.2	$55.00	11/30/2025	$742	10.3%	NA
Forever 21	NR/NR/NR	15,094	1.2	724,512	3.1	$48.00	1/31/2018	$417	16.6%	NA
Macy’s(6)	BBB/Baa3/BBB-	229,520	18.9	649,542	2.8	$2.83	1/31/2029	$168	2.1%	1, 10-year option, 4, 5-year options
Dick’s Sporting Goods	NR/NR/NR	36,667	3.0	531,670	2.3	$14.50	1/31/2021	$252	8.6%	4, 5-year options
Dillard’s	BBB-/Baa3/BBB-	291,700	24.1	499,974	2.1	$1.71	12/31/2019	$199	0.9%	1, 10-year option
Champs	NR/NR/NR	4,500	0.4	495,000	2.1	$110.00	1/31/2024	$1,191	11.2%	NA
Apple	NR/Aa1/AA+	5,260	0.4	466,667	2.0	$88.72	1/31/2019	$7,096	1.3%	NA
Express	NR/NR/NR	8,464	0.7	465,520	2.0	$55.00	7/31/2027	$596	9.2%	NA
Ten Largest Owned Tenants		842,796	69.6%	$6,902,978	29.5%	$8.19
Other		338,554	27.9	16,521,985	70.5	$48.80
Vacant		29,999	2.5	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		1,211,349	100.0%	$23,424,962	100.0%	$19.83

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through July 31, 2018 totaling $420,066.

(4)	Most tenants have existing co-tenancy options to terminate their lease or cease operations at the Lakeside Shopping Center property generally related to one or more anchor tenants or tenants in excess of 100,000 SF not being open for business and/or certain occupancy thresholds for in-line gross leasable area not being maintained for a period of six to twelve months.

(5)	Zara has an early termination option if net sales for the third full lease year are less than $8.0 million. Zara’s lease is expected to commence June 2018.

(6)	Macy’s lease is a ground lease and it owns its own improvements.

Tenant Sales (per SF) and Occupancy Costs(1)

Total In-Line	TTM 4/31/2017	TTM 4/31/2017 Occupancy Cost
Comparable Sales per SF w/Apple	$795	9.9%
Comparable Sales per SF w/o Apple	$651	12.0%

(1)	Information as provided by the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the Lakeside Shopping Center property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	3,020	0.2%	0.2%	$24,002	0.1%	$7.95	4
2017	2,322	0.2	0.4%	549,668	2.3	$236.72	2
2018	52,024	4.3	4.7%	2,442,261	10.4	$46.94	26
2019	358,007	29.6	34.3%	3,195,857	13.6	$8.93	15
2020	30,050	2.5	36.8%	1,729,215	7.4	$57.54	14
2021	63,990	5.3	42.1%	2,088,586	8.9	$32.64	11
2022	235,698	19.5	61.5%	3,021,892	12.9	$12.82	12
2023	24,888	2.1	63.6%	1,747,188	7.5	$70.20	11
2024	30,568	2.5	66.1%	1,613,418	6.9	$52.78	7
2025	53,657	4.4	70.5%	2,613,729	11.2	$48.71	13
2026	7,183	0.6	71.1%	603,132	2.6	$83.97	4
2027	19,274	1.6	72.7%	877,383	3.7	$45.52	4
2028 & Thereafter	300,669	24.8	97.5%	2,918,633	12.5	$9.71	9
Vacant	29,999	2.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(3)	1,211,349	100.0%		$23,424,962	100.0%	$19.83	132(4)

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total / Wtd. Avg. annual UW Base Rent $ per SF excludes vacant space.

(4)	MiMi’s Kids Boutique, Starbucks and Maggie G each operate under two leases.

B-127

LOAN #13: LAKESIDE SHOPPING CENTER

The following table presents certain information relating to historical leasing at the Lakeside Shopping Center property:

Historical Leased %(1)

2012	2013	2014	2015	2016	As of 6/1/2017(2)
99.7%	98.3%	97.1%	98.2%	98.9%	97.5%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated June 1, 2017. Occupancy as of June 1, 2017 includes five tenants, Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill and Free People, collectively representing 4.8% of the GLA, which have executed leases but are not expected to take occupancy until November 2017 to June 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lakeside Shopping Center property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$22,511,952	$22,224,455	$22,643,543	$22,644,279	$23,424,962	$19.34
Overage Rent	1,904,324	1,892,475	1,601,600	1,558,077	1,462,657(3)	1.21
Total Reimbursement Revenue	7,819,042	7,732,795	7,909,595	7,853,546	7,415,542	6.12
Other Income	413,733	556,196	460,051	447,054	410,556	0.34
Gross Revenue	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	$27.01

Effective Gross Income	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	$27.01

Total Operating Expenses	$12,900,841	$13,228,233	$13,589,313	$13,680,575	$12,933,343	$10.68

Net Operating Income	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$19,780,375	$16.33
TI/LC	0	0	0	0	1,230,800	1.02
Capital Expenditures	0	0	0	0	242,270	0.20
Net Cash Flow	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$18,307,305	$15.11

Occupancy	97.1%	98.2%	98.9%	97.3%(4)	97.5%(5)
NOI Debt Yield(6)	11.3%	11.0%	10.9%	10.8%	11.3%
NCF DSCR(6)	2.95x	2.87x	2.84x	2.81x	2.74x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on the rent roll as of June 1, 2017 and includes contractual rent increases through July 30, 2018 totaling $420,066 and income from Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill and Free People, collectively representing 8.0% of the underwritten base rent, which have executed leases but are not yet in occupancy or paying rent. Gap rent was reserved only for Zara, Charles Schwab and Flemings Prime Steakhouse, which collectively represent 6.8% of the underwritten base rent.

(3)	Overage Rent is based on TTM 4/30/2017 actual sales.

(4)	Occupancy for the TTM 3/31/2017 is based on the May 1, 2017 rent roll.

(5)	Underwritten Occupancy includes five tenants, Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill, and Free People, which have executed leases but are not expected to take occupancy until November 2017 to June 2018. Under the terms of their leases, such tenants may have the right to take occupancy and commence paying rent at a date later than the anticipated date. See “Description of the Mortgage Pool—Tenant Issues—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the Preliminary Prospectus.

(6)	NOI Debt Yield and NCF DSCR are based on the outstanding principal balance of the Lakeside Shopping Center Loan Combination.

B-128

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B-129

LOAN #14: 440 MAMARONECK AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Harrison, New York	Cut-off Date Balance		$33,000,000
Property Type	Office	Cut-off Date Balance per SF		$137.99
Size (SF)	239,156	Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 5/1/2017	83.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	83.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1979 / 2007	Mortgage Rate		4.97800%
Appraised Value	$52,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/1/2017	Original Amortization Term (Months)		360
Borrower Sponsor(1)	Robert P. Weisz	Original Interest Only Period (Months)		12
Property Management	Self-Managed	First Payment Date		9/6/2017
		Maturity Date		8/6/2027

Underwritten Revenues	$5,815,869
Underwritten Expenses	$2,665,022	Escrows
Underwritten Net Operating Income (NOI)	$3,150,847		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,842,618	Taxes	$266,729	$60,219
Cut-off Date LTV Ratio	63.5%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	53.5%	Replacement Reserve	$0	$3,986
DSCR Based on Underwritten NOI / NCF	1.49x / 1.34x	TI/LC(3)	$1,000,000	$24,912
Debt Yield Based on Underwritten NOI / NCF	9.5% / 8.6%	Other(4)	$996,226	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,000,000	89.1%	Loan Payoff	$34,308,942	92.6%
Principal’s New Cash Contribution	4,056,666	10.9	Reserves	2,262,955	6.1
			Closing Costs	484,769	1.3

Total Sources	$37,056,666	100.0%	Total Uses	$37,056,666	100.0%

(1)	Robert P. Weisz is the non-recourse carveout guarantor for the 440 Mamaroneck Avenue loan.

(2)	The borrower is required to deposit monthly escrows equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of the coverage (unless the 440 Mamaroneck Avenue property is insured under an acceptable blanket insurance policy).

(3)	The TI/LC reserve is capped at $2,750,000.

(4)	Other upfront reserves are comprised of $156,178 for deferred maintenance, $790,213 for TransAmerica free rent and $49,835 for Weissman free rent.

The following table presents certain information relating to the major tenants at the 440 Mamaroneck Avenue property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
TransAmerica Financial Life Insurance Company	NR / NR / AA-	114,940	48.1%	$3,160,850	60.5%	$27.50	3/31/2021	2, 5-year options
Sprague/Castle Oil	NR / NR / NR	17,018	7.1	462,549	8.9	$27.18	5/31/2023	NA
The Plastic Surgery Center of Westchester	NR / NR / NR	10,891	4.6	315,839	6.0	$29.00	1/31/2023	2, 5-year options
Cosmetic Surgery Associates of New York	NR / NR / NR	6,210	2.6	180,090	3.4	$29.00	1/31/2023	2, 5-year options
Stillman Management, Inc.	NR / NR / NR	7,993	3.3	179,843	3.4	$22.50	11/30/2022	1, 5-year option
Friedland Realty Inc.	NR / NR / NR	7,386	3.1	177,264	3.4	$24.00	4/30/2020	1, 5-year option
Alfred Weissman Real Estate	NR / NR / NR	5,563	2.3	122,386	2.3	$22.00	10/31/2022	1, 5-year option
Band Rosenbaum & Martin, P.C.	NR / NR / NR	5,159	2.2	118,778	2.3	$23.02	5/31/2024	1, 5-year option
Dermatology Associates of New York	NR / NR / NR	3,942	1.6	106,434	2.0	$27.00	10/31/2027	NA
Athlete Evolution, LLC	NR / NR / NR	4,049	1.7	89,078	1.7	$22.00	4/30/2019	2, 5-year options
Ten Largest Owned Tenants		183,151	76.6%	$4,913,110	94.1%	$26.83
Remaining Owned Tenants		16,911	7.1	309,242	5.9	$18.29
Vacant Spaces (Owned Space)		39,094	16.3	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		239,156	100.0%	$5,222,352	100.0%	$26.10

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

B-130

LOAN #14: 440 Mamaroneck Avenue

The following table presents certain information relating to the lease rollover schedule at the 440 Mamaroneck Avenue property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	5,000	2.1%	2.1%	$0	0.0%	$0.00	1
2017	0	0.0	2.1%	0	0.0	$0.00	0
2018	0	0.0	2.1%	0	0.0	$0.00	0
2019	4,049	1.7	3.8%	89,078	1.7	$22.00	1
2020	10,769	4.5	8.3%	265,060	5.1	$24.61	4
2021	122,018	51.0	59.3%	3,345,321	64.1	$27.42	4
2022	15,006	6.3	65.6%	339,204	6.5	$22.60	3
2023	34,119	14.3	79.8%	958,478	18.4	$28.09	3
2024	5,159	2.2	82.0%	118,778	2.3	$23.02	1
2025	0	0.0	82.0%	0	0.0	$0.00	0
2026	0	0.0	82.0%	0	0.0	$0.00	0
2027	3,942	1.6	83.7%	106,434	2.0	$27.00	1
2028 & Thereafter	0	0.0	83.7%	0	0.0	$0.00	0
Vacant	39,094	16.3	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	239,156	100.0%		$5,222,352	100.0%	$26.10	18

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total / Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

(4)	MTM includes Cermele’s Catering, a café with no attributable rent.

The following table presents certain information relating to historical leasing at the 440 Mamaroneck Avenue property:

Historical Leased %(1)

	2014	2015	2016	As of 5/1/2017(2)
Owned Space	73.4%	81.2%	83.9%	83.7%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated May 1, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 440 Mamaroneck Avenue property:

Cash Flow Analysis

	2014	2015	2016	TTM 4/30/2017		Underwritten(1)	Underwritten $ per SF(1)
Base Rent	$4,372,114	$4,310,659	$4,991,393	$5,018,827		$5,222,352	$21.84
Expense Reimbursement	460,322	554,184	554,437	549,019		571,780	2.39
Gross Up Vacancy	0	0	0	0		1,103,897	4.62
Gross Revenue	$4,832,436	$4,864,843	$5,545,830	$5,567,846		$6,898,028	$28.84
Other Income(2)	23,528	85,032	26,994	21,737		21,737	0.09
Vacancy & Credit Loss	0	0	0	0		(1,103,897)	(4.62)
Effective Gross Income	$4,855,964	$4,949,875	$5,572,824	$5,589,583		$5,815,869	$24.32

Real Estate Taxes	$694,590	$703,416	$711,928	$711,618		$712,534	$2.98
Insurance	66,423	66,204	79,895	80,723		71,838	0.30
Management Fee	43,721	43,107	49,914	50,188		174,476	0.73
Other Operating Expenses(3)	1,391,361	1,401,213	1,696,185	1,706,174		1,706,174	7.13
Total Operating Expenses	$2,196,095	$2,213,940	$2,537,922	$2,548,703		$2,665,022	$11.14

Net Operating Income	$2,659,869	$2,735,935	$3,034,902	$3,040,880		$3,150,847	$13.17
TI/LC	0	0	0	0		246,049 (4)	1.03
Capital Expenditures	0	0	0	0		62,181	0.26
Net Cash Flow	$2,659,869	$2,735,935	$3,034,902	$3,040,880		$2,842,618	$11.89

Occupancy	73.4%	81.2%	83.9%	83.7%	(5)	84.1%
NOI Debt Yield	8.1%	8.3%	9.2%	9.2%		9.5%
NCF DSCR	1.25x	1.29x	1.43x	1.43x		1.34x

(1)	Underwritten Base Rent and Underwritten $ per SF reflect contractual rents as of May 1, 2017 and include rent steps through July 2018 totaling $39,585.

(2)	Includes work orders and HVAC.

(3)	Includes utilities, maintenance, janitorial, ground and pest control and general and administrative expenses.

(4)	Includes ($100,000) which represents the $1,000,000 upfront rollover reserve straight lined through maturity.

(5)	Most recent occupancy is as of May 1, 2017.

B-131

LOAN #15: Mesa Grand Shopping Center

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMF V
Location (City/State)	Mesa, Arizona	Cut-off Date Balance	$30,000,000
Property Type	Retail	Cut-off Date Balance per SF	$130.57
Size (SF)	229,766	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 7/1/2017(1)	94.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2017	85.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1999, 2001 / NAP	Mortgage Rate	4.70200%
Appraised Value	$44,400,000	Original Term to Maturity (Months)	120
Appraisal Date	5/3/2017	Original Amortization Term (Months)	360
Borrower Sponsor(2)	Gurpreet Singh Jaggi	Original Interest Only Period (Months)	48
Property Management	DSW Commercial Real Estate, L.L.C.	First Payment Date	9/6/2017
Maturity Date	8/6/2027

Underwritten Revenues	$4,644,588
Underwritten Expenses	$1,501,004	Escrows
Underwritten Net Operating Income (NOI)	$3,143,583	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,920,710	Taxes	$196,723	$32,787
Cut-off Date LTV Ratio	67.6%	Insurance	$5,100	$2,550
Maturity Date LTV Ratio	60.8%	Replacement Reserve	$0	$4,219
DSCR Based on Underwritten NOI / NCF	1.68x / 1.56x	TI/LC(3)	$0	$14,383
Debt Yield Based on Underwritten NOI / NCF	10.5% / 9.7%	Other(4)	$0	$36,445

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	71.5%	Purchase Price	$41,100,000	98.0%
Principal’s New Cash Contribution	8,459,802	20.2	Closing Costs	657,979	1.6
Mezzanine Loan	3,500,000	8.3	Reserves	201,823	0.5

Total Sources	$41,959,802	100.0%	Total Uses	$41,959,802	100.0%

(1)	Total Occupancy includes 338,707 SF of non-collateral space, including two anchor tenants: a 219,750 SF Wal-Mart and a 14-screen AMC Theatre.

(2)	Gurpreet Singh Jaggi is the guarantor of the non-recourse carveouts under the Mesa Grand Shopping Center loan documents.

(3)	The TI/LC Reserve is capped at $517,786.

(4)	During the first 48 months of the loan term, monthly deposits into an interest only reserve in an amount equal to the difference between the actual monthly interest only payment and $155,627.41 will be required. Funds in the interest only reserve may be used for general tenant improvements and leasing commissions.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Mesa Grand Shopping Center property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Sales $ per SF(4)	Occupancy Cost	Lease Expiration	Renewal / Extensions Options
PetSmart	NR / B3 / B+	26,352	11.5%	$326,765	11.3%	$12.40	$249.63	6.8%	1/31/2020	3, 5-year options
Conn’s	NR / B3 / B	33,948	14.8	305,532	10.5	$9.00	$302.85	5.3%	1/31/2023	3, 5-year options
Office Max	NR / NR / NR	23,530	10.2	276,478	9.5	$11.75	NA	NA	1/31/2020	3, 5-year options
Michaels	NR / NR / BB-	22,784	9.9	273,408	9.4	$12.00	NA	NA	3/31/2025	3, 5-year options
Party City	NR / NR / NR	12,000	5.2	144,000	5.0	$12.00	$144.21	11.3%	7/31/2019	NA
Mellow Mushroom(5)	NR / NR / NR	7,200	3.1	131,688	4.5	$18.29	$269.54	8.2%	5/31/2031	2, 5-year options
Village Inn	NR / NR / NR	4,993	2.2	129,818	4.5	$26.00	$256.68	13.0%	9/30/2024	2, 5-year options
Lifeway Christian Stores(6)	NR / NR / NR	7,087	3.1	120,479	4.2	$17.00	$176.16	12.2%	7/31/2024	2, 5-year options
Hi-Health	NR / NR / NR	6,400	2.8	105,600	3.6	$16.50	$77.40	29.8%	9/30/2019	NA
Texas Roadhouse(5)	NR / NR / NR	7,500	3.3	103,818	3.6	$13.84	$765.05	2.6%	11/21/2025	3, 5-year options
Ten Largest Owned Tenants		151,794	66.1%	$1,917,586	66.2%	$12.63
Remaining Owned Tenants		45,388	19.7	979,776	33.8	$21.59
Vacant Spaces (Owned Space)		32,584	14.2	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		229,766	100.0%	$2,897,362	100.0%	$14.69

(1)	Based on the underwritten rent roll dated July 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through February 1, 2018 ($46,752).

(4)	Sales $ per SF represent 2016 sales.

(5)	Mellow Mushroom and Texas Roadhouse each own their respective improvements and are subject to ground leases with an initial term expiring May 31, 2031 and November 21, 2025, respectively.

(6)	Lifeway Christian Stores has the one time right to terminate its lease in May 2019, with 60 days’ notice, if gross sales during the prior 12 month period are not equal to or greater than $1.3 million.

B-132

LOAN #15: Mesa Grand Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Mesa Grand Shopping Center property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	5,409	2.4	2.4%	137,322	4.7	$25.39	3
2019	34,847	15.2	17.5%	575,395	19.9	$16.51	7
2020	55,300	24.1	41.6%	735,307	25.4	$13.30	5
2021	3,810	1.7	43.2%	100,487	3.5	$26.37	2
2022	4,547	2.0	45.2%	115,365	4.0	$25.37	3
2023	33,948	14.8	60.0%	305,532	10.5	$9.00	1
2024	17,337	7.5	67.5%	331,518	11.4	$19.12	3
2025	30,284	13.2	80.7%	377,226	13.0	$12.46	2
2026	4,500	2.0	82.7%	87,523	3.0	$19.45	2
2027	0	0.0	82.7%	0	0.0	$0.00	0
2028 & Thereafter	7,200	3.1	85.8%	131,688	4.5	$18.29	1
Vacant	32,584	14.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	229,766	100.0%		$2,897,362	100.0%	$14.69	29

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through February 1, 2018 ($46,752).

(4)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Mesa Grand Shopping Center property:

Historical Leased %(1)

	2014	2015	2016	As of 7/1/2017(2)
Owned Space	84.6%	86.1%	90.0%	85.8%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated July 1, 2017.

B-133

LOAN #15: Mesa Grand Shopping Center

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mesa Grand Shopping Center property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,561,705	$2,758,568	$2,965,293	$2,981,632	$2,850,610	$12.41
Contractual Rent Steps	0	0	0	0	46,752	0.20
Gross Up Vacancy	0	0	0	0	745,464	3.24
Reimbursements	1,303,832	1,397,415	1,494,527	1,613,702	1,697,157	7.39
Percentage Rent	34,035	39,536	28,231	22,432	22,432	0.10
Other Income(3)	40,809	23,843	34,082	27,637	27,637	0.12
Vacancy & Credit Loss	0	0	0	0	(745,464)	(3.24)
Effective Gross Income	$3,940,380	$4,219,362	$4,522,132	$4,645,403	$4,644,588	$20.21

Real Estate Taxes	$390,831	$399,992	$387,568	$387,568	$432,456	$1.88
Insurance	44,032	40,913	40,669	39,593	30,599	0.13
Management Fee	84,542	96,153	99,816	100,784	139,338	0.61
Other Operating Expenses	956,425	986,154	984,348	898,612	898,612	3.91
Total Operating Expenses	$1,475,829	$1,523,212	$1,512,400	$1,426,557	$1,501,004	$6.53

Net Operating Income	$2,464,551	$2,696,150	$3,009,731	$3,218,846	$3,143,583	$13.68
TI/LC	0	0	0	0	172,325	0.75
Capital Expenditures	0	0	0	0	50,549	0.22
Net Cash Flow	$2,464,551	$2,696,150	$3,009,731	$3,218,846	$2,920,710	$12.71

Occupancy	84.6%	86.1%	90.0%	85.8%(4)	86.2%
NOI Debt Yield	8.2%	9.0%	10.0%	10.7%	10.5%
NCF DSCR	1.32x	1.44x	1.61x	1.72x	1.56x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent includes contractual rent increases through February 1, 2018 ($46,752).

(3)	Other Income consists of advertising income, late fees and other miscellaneous income.

(4)	Represents occupancy as of July 1, 2017.

B-134

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Refinance	37	$724,739,895	66.7%	$19,587,565	2.35x	4.311%	118	55.0%	49.8%
Acquisition	13	268,575,000	24.7	$20,659,615	1.82x	4.324%	113	65.0%	57.9%
Recapitalization	3	93,800,000	8.6	$31,266,667	2.24x	4.050%	119	54.4%	50.6%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Amortizing (25 Years)	3	$27,458,726	2.5%	$9,152,909	1.67x	5.341%	116	65.4%	49.7%
Amortizing (30 Years)	14	203,471,669	18.7	$14,533,691	1.61x	4.571%	120	67.8%	55.0%
Interest Only, Then Amortizing(2)	16	364,967,000	33.6	$22,810,438	1.65x	4.449%	114	64.4%	56.7%
Interest Only, Then Amortizing - ARD(2)	1	22,800,000	2.1	$22,800,000	1.25x	4.830%	118	68.1%	61.3%
Interest Only	19	468,417,500	43.1	$24,653,553	2.98x	3.960%	118	46.4%	46.4%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
2,100,000 - 4,999,999	5	$16,156,000	1.5%	$3,231,200	3.33x	4.473%	120	51.8%	47.8%
5,000,000 - 9,999,999	12	75,875,166	7.0	$6,322,931	1.55x	4.652%	119	65.8%	55.1%
10,000,000 - 19,999,999	15	214,166,229	19.7	$14,277,749	2.05x	4.425%	118	60.8%	54.8%
20,000,000 - 29,999,999	6	143,550,000	13.2	$23,925,000	1.67x	4.524%	117	67.2%	59.4%
30,000,000 - 39,999,999	7	237,150,000	21.8	$33,878,571	1.95x	4.439%	119	59.5%	53.9%
40,000,000 - 49,999,999	4	180,017,500	16.6	$45,004,375	2.62x	4.067%	110	53.5%	49.9%
50,000,000 - 60,000,000	4	220,200,000	20.3	$55,050,000	2.79x	3.897%	118	46.0%	42.8%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

	Min	$2,100,000
	Max	$60,000,000
	Average	$20,511,602

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
1.25 - 1.35	8	$125,025,580	11.5%	$15,628,198	1.31x	4.825%	119	68.2%	57.7%
1.36 - 1.50	8	117,534,389	10.8	$14,691,799	1.44x	4.591%	118	72.5%	59.9%
1.51 - 1.65	8	168,933,078	15.5	$21,116,635	1.56x	4.574%	119	67.8%	59.5%
1.66 - 1.80	2	29,151,699	2.7	$14,575,850	1.75x	4.200%	119	60.5%	51.9%
1.81 - 2.00	7	151,052,648	13.9	$21,578,950	1.87x	4.321%	119	56.6%	50.6%
2.01 - 3.00	16	334,517,500	30.8	$20,907,344	2.51x	4.167%	114	55.0%	53.1%
3.01 - 12.24	4	160,900,000	14.8	$40,225,000	3.91x	3.610%	118	32.1%	32.1%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%
(1) Unless otherwise indicated, the Underwritten NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of (i) mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

	Min	1.25x
	Max	12.24x
	Weighted Avg.	2.21x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
3.430 - 4.000	10	$320,650,000	29.5%	$32,065,000	3.18x	3.758%	118	41.7%	40.5%
4.001 - 4.500	21	449,734,500	41.4	$21,415,929	2.05x	4.313%	115	61.3%	55.8%
4.501 - 5.000	20	294,393,047	27.1	$14,719,652	1.43x	4.745%	118	68.2%	58.5%
5.001 - 5.730	2	22,337,348	2.1	$11,168,674	1.82x	5.556%	115	62.7%	49.4%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

	Min	3.430%
	Max	5.730%
	Average	4.292%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
13.7 - 50.0	10	$277,650,000	25.5%	$27,765,000	3.38x	3.730%	118	39.2%	39.0%
50.1 - 55.0	5	119,262,000	11.0	$23,852,400	2.15x	4.227%	119	52.4%	49.1%
55.1 - 60.0	7	106,390,000	9.8	$15,198,571	1.98x	4.135%	120	57.7%	52.3%
60.1 - 65.0	11	224,117,926	20.6	$20,374,357	2.08x	4.564%	111	61.8%	56.0%
65.1 - 70.0	12	214,135,401	19.7	$17,844,617	1.48x	4.668%	118	67.9%	59.9%
70.1 - 74.9	8	145,559,569	13.4	$18,194,946	1.44x	4.556%	119	73.7%	60.2%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%
(1) Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to 4 mortgage loans, representing approximately 13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using either (i) the “as portfolio” appraised value which is inclusive of a portfolio premium or (ii) the “as stabilized” value which assumes the free rent period associated with the sole tenant at the mortgaged propery has expired. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 57.8%.
	Min	13.7%
	Max	74.9%
	Weighted Avg.	57.4%

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
13.7 - 39.9	4	$160,900,000	14.8%	$40,225,000	3.91x	3.610%	118	32.1%	32.1%
40.0 - 44.9	3	43,912,000	4.0	$14,637,333	2.18x	4.434%	120	52.4%	42.5%
45.0 - 49.9	8	158,838,726	14.6	$19,854,841	2.25x	4.143%	118	53.9%	48.7%
50.0 - 54.9	10	234,701,699	21.6	$23,470,170	2.01x	4.253%	112	56.6%	52.4%
55.0 - 59.9	15	211,340,401	19.4	$14,089,360	1.62x	4.579%	119	67.7%	58.2%
60.0 - 63.5	13	277,422,069	25.5	$21,340,159	1.81x	4.564%	118	67.8%	61.4%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

(1) Unless otherwise indicated, the Maturity Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to 4 mortgage loans, representing approximately 13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratio was calculated using either the (i) “as portfolio” appraised value which is inclusive of a portfolio premium or (ii) the “as stabilized” value which assumes the free rent period associated with the sole tenant at the mortgaged propery has expired. The weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool without making the adjustment described above is 52.2%.

	Min	13.7%
	Max	63.5%
	Weighted Avg.	51.9%

Distribution of Original Terms to Maturity/ARD

Original Term to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
84	1	$47,600,000	4.4%	$47,600,000	2.15x	4.055%	84	60.1%	54.0%
120	52	1,039,514,895	95.6	$19,990,671	2.21x	4.302%	119	57.3%	51.8%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

	Min	84	months
	Max	120	months
	Weighted Avg.	118	months

Distribution of Remaining Terms to Maturity/ARD
Range of Remaining Terms to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
84	1	$47,600,000	4.4%	$47,600,000	2.15x	4.055%	84	60.1%	54.0%
113 - 120	52	1,039,514,895	95.6	$19,990,671	2.21x	4.302%	119	57.3%	51.8%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

	Min	84	months
	Max	120	months
	Weighted Avg.	117	months

Distribution of Original Amortization Terms(1)

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	19	$468,417,500	43.1%	$24,653,553	2.98x	3.960%	118	46.4%	46.4%
300 - 300	3	27,458,726	2.5	$9,152,909	1.67x	5.341%	116	65.4%	49.7%
360 - 360	31	591,238,669	54.4	$19,072,215	1.62x	4.506%	116	65.7%	56.3%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	300	months
	Max	360	months
	Weighted Avg.	357	months

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	19	$468,417,500	43.1%	$24,653,553	2.98x	3.960%	118	46.4%	46.4%
294 - 300	3	27,458,726	2.5	$9,152,909	1.67x	5.341%	116	65.4%	49.7%
357 - 360	31	591,238,669	54.4	$19,072,215	1.62x	4.506%	116	65.7%	56.3%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	294	months
	Max	360	months
	Weighted Avg.	357	months

Mortgage Loans with Original Partial Interest Only Periods

Original Partial Interest Only Periods (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
12	1	$33,000,000	3.0%	$33,000,000	1.34x	4.978%	119	63.5%	53.5%
18	1	$47,600,000	4.4%	$47,600,000	2.15x	4.055%	84	60.1%	54.0%
24	4	$60,112,000	5.5%	$15,028,000	1.50x	4.563%	116	69.2%	59.2%
36	4	$91,270,000	8.4%	$22,817,500	1.72x	4.176%	119	60.3%	52.4%
48	5	$116,035,000	10.7%	$23,207,000	1.53x	4.678%	119	66.6%	59.5%
60	2	$39,750,000	3.7%	$19,875,000	1.50x	4.487%	120	68.0%	62.2%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Defeasance	44	$952,197,395	87.6%	$21,640,850	2.23x	4.268%	117	56.5%	51.0%
Yield Maintenance	7	99,267,500	9.1	$14,181,071	2.28x	4.408%	118	61.4%	57.3%
Defeasance or Yield Maintenance	2	35,650,000	3.3	$17,825,000	1.48x	4.593%	115	70.1%	61.0%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%

Distribution of Debt Yields on Underwritten Net Operating Income(1)

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
8.0 - 8.9	5	$125,255,580	11.5%	$25,051,116	1.56x	4.495%	119	61.8%	55.9%
9.0 - 9.9	13	141,704,389	13.0	$10,900,338	1.50x	4.689%	118	66.7%	57.2%
10.0 - 10.9	8	193,970,000	17.8	$24,246,250	1.66x	4.384%	119	66.9%	58.4%
11.0 - 11.9	12	244,953,078	22.5	$20,412,756	2.20x	4.163%	119	57.0%	52.8%
12.0 - 13.0	7	135,658,699	12.5	$19,379,814	2.68x	4.106%	118	48.0%	45.6%
13.1 - 47.9	8	245,573,148	22.6	$30,696,644	3.12x	4.117%	111	47.8%	44.1%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%
(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Operating Income for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Operating Income divided by the Cut-off Date Balance of such mortgage loan.

	Min	8.0%
	Max	47.9%
	Weighted Avg.	11.5%

Distribution of Debt Yields on Underwritten Net Cash Flow(1)

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
7.8 - 7.9	2	$42,755,580	3.9%	$21,377,790	1.25x	4.825%	118	68.7%	59.2%
8.0 - 8.9	12	197,178,389	18.1	$16,431,532	1.52x	4.587%	118	64.5%	56.7%
9.0 - 9.9	12	240,826,000	22.2	$20,068,833	1.59x	4.518%	119	68.0%	59.0%
10.0 - 10.9	12	220,958,078	20.3	$18,413,173	2.31x	4.018%	119	54.9%	51.6%
11.0 - 11.9	7	83,823,699	7.7	$11,974,814	2.36x	4.375%	119	57.4%	54.1%
12.0 - 12.9	3	149,417,500	13.7	$49,805,833	2.76x	4.013%	106	48.6%	46.7%
13.0 - 47.3	5	152,155,648	14.0	$30,431,130	3.56x	4.025%	118	40.5%	36.7%
Total/Avg./Wtd.Avg.	53	$1,087,114,895	100.0%	$20,511,602	2.21x	4.292%	117	57.4%	51.9%
(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Cash Flow for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Cash Flow divided by the Cut-off Date Balance of such mortgage loan.

	Min	7.9%
	Max	47.3%
	Weighted Avg.	10.7%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	27	$723,484,469	66.6%
Springing	21	250,812,926	23.1
Soft Springing	2	64,317,500	5.9
Soft	1	30,000,000	2.8
None	2	18,500,000	1.7
Total	53	$1,087,114,895	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	43	$747,626,075	68.8%
Real Estate Tax	42	$736,069,006	67.7%
TI/LC(2)	26	$562,812,149	61.7%
Insurance	31	$547,440,246	50.4%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, mixed-use and industrial properties.

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
Office	28	374,563,249	34.5%	13,377,259	2.02x	4.332%	114	59.9%	53.5%
Suburban	23	230,363,249	21.2%	10,015,793	1.81x	4.447%	112	65.3%	57.4%
CBD	4	135,000,000	12.4%	33,750,000	2.43x	4.113%	117	49.7%	46.2%
Medical Office	1	9,200,000	0.8%	9,200,000	1.35x	4.644%	119	72.0%	61.8%
Retail	17	330,432,721	30.4%	19,437,219	2.20x	4.199%	119	55.6%	51.3%
Anchored	9	145,215,149	13.4%	16,135,017	2.25x	4.398%	119	58.9%	52.5%
Super Regional Mall	2	80,000,000	7.4%	40,000,000	2.22x	3.896%	119	53.3%	48.7%
Single Tenant Retail	3	64,588,820	5.9%	21,529,607	1.88x	4.240%	119	53.9%	52.9%
Outlet Center	1	34,000,000	3.1%	34,000,000	2.66x	3.995%	120	50.0%	50.0%
Shadow Anchored	1	5,512,000	0.5%	5,512,000	1.92x	4.100%	119	51.5%	43.5%
Unanchored	1	1,116,751	0.1%	1,116,751	1.48x	4.450%	120	74.0%	59.7%
Mixed Use	6	142,450,000	13.1%	23,741,667	2.59x	4.121%	118	54.6%	48.9%
Office/Retail	4	96,550,000	8.9%	24,137,500	3.13x	3.884%	118	46.9%	43.9%
Office/Warehouse	1	23,400,000	2.2%	23,400,000	1.54x	4.550%	116	68.2%	58.4%
Retail/Hospitality	1	22,500,000	2.1%	22,500,000	1.35x	4.690%	120	73.8%	60.0%
Hospitality	79	109,654,848	10.1%	1,388,036	2.30x	4.697%	118	58.6%	51.5%
Limited Service	51	58,821,703	5.4%	1,153,367	2.36x	4.532%	119	56.2%	49.2%
Extended Stay	22	20,783,813	1.9%	944,719	2.72x	4.486%	117	60.4%	60.4%
Full Service	5	18,949,332	1.7%	3,789,866	1.93x	5.593%	114	62.4%	49.7%
Select Service	1	11,100,000	1.0%	11,100,000	1.83x	4.440%	120	61.7%	49.7%
Industrial	6	64,275,000	5.9%	10,712,500	2.04x	4.123%	120	57.4%	52.6%
Distribution	1	23,670,000	2.2%	23,670,000	1.74x	4.010%	120	59.9%	51.8%
Flex	3	21,605,000	2.0%	7,201,667	2.18x	4.312%	120	62.4%	58.6%
Warehouse	1	15,000,000	1.4%	15,000,000	2.36x	3.930%	118	48.4%	48.4%
Warehouse/Distribution	1	4,000,000	0.4%	4,000,000	1.92x	4.500%	120	50.0%	40.4%
Multifamily	25	47,283,078	4.3%	1,891,323	2.34x	4.341%	119	56.0%	53.0%
Self Storage	3	11,300,000	1.0%	3,766,667	3.73x	4.282%	120	54.8%	48.2%
Manufactured Housing	3	7,156,000	0.7%	2,385,333	1.36x	4.832%	119	60.7%	53.8%
Total/Avg./Wtd Avg(3)	167	$ 1,087,114,895	100.0%	$ 20,511,602	2.21x	4.292%	117	57.4%	51.9%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 53 mortgage loans in the CGCMT 2017-P8 trust.

Geographic Distribution
Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
New York	17	$ 281,780,000	25.9%	$ 16,575,294	2.75x	4.042%	118	45.7%	43.3%
Michigan	7	89,722,504	8.3	$ 12,817,501	1.88x	4.268%	101	64.3%	58.0%
California	16	83,898,418	7.7	$ 5,243,651	2.44x	4.321%	118	56.8%	55.0%
Louisiana	2	80,000,000	7.4	$ 40,000,000	2.22x	3.896%	119	53.3%	48.7%
Arizona	5	67,443,684	6.2	$ 13,488,737	1.46x	4.694%	119	69.4%	60.1%
Ohio	7	52,968,421	4.9	$ 7,566,917	1.60x	4.377%	117	67.1%	57.2%
Kansas	16	50,000,000	4.6	$ 3,125,000	1.48x	4.450%	120	74.0%	59.7%
Pennsylvania	5	44,890,421	4.1	$ 8,978,084	1.64x	4.620%	119	63.5%	57.0%
New Jersey	2	44,367,368	4.1	$ 22,183,684	3.84x	3.782%	120	36.5%	36.5%
Florida	6	43,696,580	4.0	$ 7,282,763	1.45x	4.689%	119	69.3%	58.0%
Illinois	26	41,834,210	3.8	$ 1,609,008	1.93x	4.509%	118	62.6%	56.2%
Wisconsin	2	34,383,684	3.2	$ 17,191,842	2.66x	4.000%	120	50.1%	50.1%
Texas	23	30,227,927	2.8	$ 1,314,258	1.95x	4.500%	119	63.0%	53.4%
Virginia	3	18,858,947	1.7	$ 6,286,316	1.70x	4.370%	120	73.6%	60.1%
South Carolina	2	18,100,000	1.7	$ 9,050,000	2.38x	4.379%	118	61.6%	61.6%
Idaho	1	15,750,000	1.4	$ 15,750,000	2.82x	3.980%	119	48.5%	48.5%
Maryland	2	13,945,263	1.3	$ 6,972,632	1.45x	4.780%	117	68.3%	60.4%
Nevada	1	13,650,000	1.3	$ 13,650,000	1.57x	4.485%	119	64.6%	57.9%
Alaska	1	9,594,754	0.9	$ 9,594,754	1.83x	5.730%	114	62.7%	48.5%
Indiana	6	9,546,315	0.9	$ 1,591,053	1.89x	4.662%	119	62.9%	54.7%
Missouri	1	8,989,569	0.8	$ 8,989,569	1.36x	4.624%	119	74.9%	60.9%
Connecticut	2	7,502,631	0.7	$ 3,751,316	1.41x	4.812%	116	67.2%	59.7%
Georgia	1	7,260,895	0.7	$ 7,260,895	1.83x	5.730%	114	62.7%	48.5%
North Carolina	2	7,148,947	0.7	$ 3,574,474	2.49x	4.262%	120	54.4%	54.4%
Mississippi	1	5,481,699	0.5	$ 5,481,699	1.80x	5.020%	117	63.0%	52.0%
Washington	2	2,259,473	0.2	$ 1,129,737	2.72x	4.486%	117	60.4%	60.4%
Oregon	1	956,842	0.1	$ 956,842	2.72x	4.486%	117	60.4%	60.4%
Minnesota	2	893,311	0.1	$ 446,655	2.72x	4.486%	117	60.4%	60.4%
Kentucky	1	781,579	0.1	$ 781,579	2.72x	4.486%	117	60.4%	60.4%
Oklahoma	2	585,077	0.1	$ 292,539	2.72x	4.486%	117	60.4%	60.4%
Wyoming	1	445,263	0.0	$ 445,263	2.72x	4.486%	117	60.4%	60.4%
Arkansas	1	151,113	0.0	$ 151,113	2.72x	4.486%	117	60.4%	60.4%
Total/Avg./Wtd Avg.(3)	167	$ 1,087,114,895	100.0%	$ 20,511,602	2.21x	4.292%	117	57.4%	51.9%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 53 mortgage loans in the CGCMT 2017-P8 trust.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2017-P8 Commercial Mortgage Pass-Through Certificates Series 2017-P8

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2

		Distribution Summary (Factors)	3

		Interest Distribution Detail	4

Master Servicer	Wells Fargo Bank, National Association	Principal Distribution Detail	5

		Reconciliation Detail	6

		Stratification Detail	7

Operating Advisor / Asset	Pentalpha Surveillance LLC	Mortgage Loan Detail	11
Representations Reviewer
		NOI Detail	12

		Delinquency Loan Detail	13
Trustee	Wilmington Trust, National Association
		Appraisal Reduction Detail	15

		Loan Modification Detail	17
Special Servicer	KeyBank National Association
		Specially Serviced Loan Detail	19

Certificate Administrator	Citibank, N.A.	Unscheduled Principal Detail	21

		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at sf.citidirect.com	D-1	© Copyright 2 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2017-P8 Commercial Mortgage Pass-Through Certificates Series 2017-P8

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

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Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2017-P8 Commercial Mortgage Pass-Through Certificates Series 2017-P8

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	D-3	© Copyright 2017 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2017-P8 Commercial Mortgage Pass-Through Certificates Series 2017-P8

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-4	© Copyright 2017 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2017-P8 Commercial Mortgage Pass-Through Certificates Series 2017-P8

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	D-5	© Copyright 2017 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2017-P8 Commercial Mortgage Pass-Through Certificates Series 2017-P8

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee / Sub-Servicing Fee
Prepayment Interest Shortfall	CREFC® Intellectual Property Royalty License Fee
Interest Adjustments	Trustee Fee / Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Special Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Additional Servicing Fee
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	D-6	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8
Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	D-7	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8
Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-8	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8
Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-9	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-10	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8

Mortgage Loan Detail

Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-11	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	D-12	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-13	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	D-14	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-15	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	D-16	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-17	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-P8

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-18	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-P8 Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-19	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-P8 Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-20	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-P8 Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

There is no unscheduled principal activity for the current distribution period.
Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-21	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-P8 Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalty	Yield Maintenance Premium

There is no historical unscheduled principal activity.
Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-22	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-P8 Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-23	© Copyright 2017 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2017-P8
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-P8 Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	D-24	© Copyright 2017 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged

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Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the

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Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the

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Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an

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amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an

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application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related

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Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are

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unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Loan Combination) in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that

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terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

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(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

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(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an Actual/360 Basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination and, as of the Cut-off Date, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in a state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the

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applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES
(Citi Real Estate Funding Inc.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Ann Arbor Mixed Use Portfolio (Loan No. 10)	The Liberty Square Mortgaged Property is subject to a right of first refusal in favor of the owner of the other condominium unit in the condominium of which the Liberty Square Mortgaged Property is a part. If the Mortgagor receives a bona fide offer to sell, transfer, convey, lease for a term in excess of 20 years, or lease the Liberty Square Mortgaged Property with an option to purchase the Liberty Square Mortgaged Property, the Mortgagor must give the other condominium unit owner an option to purchase the Liberty Square Mortgaged Property on the same terms as such bona fide offer. The right of first refusal does not apply to a public or private sale held pursuant to foreclosure of a first mortgage on the Liberty Square Mortgaged Property, nor does such right of first refusal apply to any subsequent sale by any holder of a first mortgage on the Liberty Square Mortgaged Property which obtained title to the Liberty Square Mortgaged Property covered by such mortgage pursuant to the remedies provided in the mortgage, foreclosure of the mortgage or deed (or assignment) in lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Walgreens Columbia, SC (Loan No. 49)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property if the Mortgagor receives a bona fide written offer to enter into a sale of the Mortgaged Property it intends to accept. The right of first refusal is not exercisable in connection with the transfer of the Mortgaged Property via foreclosure or deed in lieu of foreclosure.
(16) Insurance	Mall of Louisiana (Loan No. 6)

The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having a rating of “A” or better by S&P,”A2” or better by Moody’s or “A: VIII” or better by A.M. Best, provided that, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then (A) each of the insurers comprising the primary layers of coverage shall have an S&P rating of not lower than “A” and (B) at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is provided by carriers having a rating by S&P not lower than “A” and the balance of the coverage is, in each case, provided by insurers having a rating by S&P of not lower than “BBB+” (and its equivalent rating by Moody’s or Fitch to the extent Moody’s or Fitch is rating the securities and rates the insurance carrier). The related Mortgagor may also satisfy the insurance carrier ratings requirements with “cut through” or credit wrap endorsements issued by an insurer having an S&P rating of not lower than “A” and, with respect to Factory Mutual Insurance Company, the rating for S&P may be satisfied with an “A-pi” rating. The Mortgage Loan documents require deductibles on the all-risk property insurance policy to be approved by the related lender; at the origination of the Mortgage Loan, the all-risk policy had a deductible of $100,000.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 3% of the principal balance of the Mortgage Loan, rather than 5% of the then-outstanding principal balance of the Mortgage Loan.

(16) Insurance	Pleasant Prairie Premium Outlets (Loan No. 12)

The Mortgaged Property is insured under the Mortgagor sponsor’s blanket insurance policy. Under the Mortgage Loan documents, the deductible for the “all risk form” property insurance must be less than $500,000; provided, however, a higher deductible is permitted if the related Mortgagor delivers to the lender a letter of credit for the difference between

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

the actual deductible and the maximum deductible permitted by the Mortgage Loan documents. The amount of these deductibles may be considered higher than customary.

The Mortgage Loan documents permit insurance to be obtained through a syndicate of insurers, provided that, at least 75% of the insured amount (if there are 4 or fewer members of the syndicate) or at least 60% of the insured amount (if there are 5 or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

If certain reciprocal easement agreements or major leases contain provisions requiring restoration, the lender is required to make proceeds available to the related Mortgagor for restoration, even if the conditions to restoration in the related Mortgage Loan documents have not been satisfied.

The guarantor’s liability is capped at $29,000,000 plus reasonable out-of-pocket costs and expenses of the lender in enforcement of the guaranty for so long as Simon Property Group, L.P., is a guarantor under the Mortgage Loan documents.

(16) Insurance	Walgreens Columbia, SC (Loan No. 49)	The Mortgage Loan documents permit the sole tenant at the Mortgaged Property to maintain insurance at the Mortgaged Property through self-insurance.
(24) Local Law Compliance	StorQuest Corona (Loan No. 51)	A final certificate of occupancy has not been issued for the Mortgaged Property. The Mortgage Loan documents contain (i) a covenant to obtain a final certificate of occupancy within 30 days of origination of the Mortgage Loan, and (ii) a loss recourse carve-out in the event that the related Mortgagor fails to deliver a final certificate of occupancy in compliance with the Mortgage Loan documents.
(26) Recourse Obligations	Corporate Woods (Loan No. 4)

The related environmental indemnity provides that the indemnitor will not have any indemnification obligations or liabilities under the environmental indemnity provided that a Qualified Environmental Policy (defined below) has been delivered to the lender, except that the lender may immediately seek claims under the environmental indemnity against the indemnitor upon the earlier to occur of (i) the expiration or termination of any Qualified Environmental Policy, (ii) any environmental policy delivered to the lender failing to satisfy the conditions of a “Qualified Environmental Policy,” (iii) any insurer declining coverage for a claim made by the lender pursuant to such Qualified Environmental Policy, (iv) any insurer accepting its obligations to cover a claim made by the lender pursuant to such Qualified Environmental Policy, but failing to pay such insurance proceeds to the indemnitor in the ordinary course of business, and (v) any such insurance proceeds received by the lender under such Qualified Environmental Policy failing to cover any and all losses of the lender (in which event the indemnitor is liable solely to the extent of any deficiency), in each case, solely to the extent any remaining Qualified Environmental Policy as to which items (i) through (v) apply would not cover any such losses.

A “Qualified Environmental Policy” means (I) (i) an environmental insurance policy by Steadfast Insurance Company (Zurich), (or such renewal policy) with coverage amount of no less than $5,000,000 per incident and in the aggregate, and a deductible no higher than $25,000, in substantially the same form and coverages as the policy delivered to the lender as of the origination date, or (ii) an environmental insurance policy reasonably approved by the lender, and (II) any such Qualified Environmental Policy names the original lenders and their successors and assigns as the “named insured” or an “additional insured” by an additional insured/mortgagee assignment endorsement.

E-2-2

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	Mall of Louisiana (Loan No. 6)	The provision in the Mortgage Loan documents for recourse to the related Mortgagor and guarantor arising out of or in connection with a transfer of the Mortgaged Property or Mortgagor made in violation of the Mortgage Loan documents is limited to actual losses incurred by the related lender arising out of or in connection with such transfer. If such violation arises solely from a failure of the Mortgagor to provide notice to the related lender, no recourse liability arises if the Mortgagor promptly provides such notice or delivers such notice upon notice from the related lender.
(26) Recourse Obligations	Pleasant Prairie Premium Outlets (Loan No. 12)	The guarantor’s liability is capped at 20% of the amount of the Mortgage Loan, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

E-2-3

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Barclays Bank PLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 8)	With respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Mortgagor’s interest in the franchise agreement, an ownership interest in the Mortgagor or a controlling direct or indirect interest in the Mortgagor to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined under the franchise agreement.
(6) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 8)	The developer of the Holiday Inn Express & Suites Terrell Mortgaged Property maintains an option to repurchase the Mortgaged Property in the event that the covenants, conditions and restrictions of that certain declaration and agreement between the developer and the Mortgagor are violated. In the event the developer exercises such repurchase right, the Mortgagor must promptly cause the Mortgaged Property to be released from the lien of the security instrument in accordance with the terms of the Mortgage Loan documents, including, without limitation, payment of the applicable release price and the applicable yield maintenance premium if such release occurs prior to the permitted prepayment date. The Mortgage Loan is full recourse to the Mortgagor and the guarantor for any losses incurred in connection with the exercise by the developer of such repurchase right.
(6) Permitted Liens; Title Insurance	Atlanta and Anchorage Hotel Portfolio (Loan No. 25)	With respect to the Hilton Anchorage Mortgaged Property, the franchisor, the franchisor, has a right of first offer to purchase the “Marketed Interest” (as defined in the franchise agreement) in the Mortgaged Property in the event that a “Controlling Affiliate” (as defined in the franchise agreement) of the Mortgagor intends to offer to sell or lease such Marketed Interest in the Mortgaged Property. Such right of first offer has been subordinated to the Mortgage Loan pursuant to the terms of the comfort letter.
(6) Permitted Liens; Title Insurance	Atlanta and Anchorage Hotel Portfolio (Loan No. 25)	With respect to the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property, the Mortgagor, as ground lessee, is party to a ground lease with The City of Atlanta, a municipal corporation of the State of Georgia, as ground lessor. The ground lessee may assign its interest in the Ground Lease to the holder of the Mortgage Loan; however the ground lessor has the right to approve the assignee of the leasehold interest at a foreclosure sale (the holder of the Mortgage Loan is not carved out as a purchaser at such foreclosure sale). Such approval will not be withheld if (i) the proposed assignee has a net worth of at least $50,000 and (ii) a credit report for the proposed assignee discloses a satisfactory business reputation and no criminal convictions involving moral turpitude.
(6) Permitted Liens; Title Insurance	Atlanta and Anchorage Hotel Portfolio (Loan No. 25)	With respect to the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property, the franchisor at the Mortgaged Property has a right of first refusal if there is a proposed transfer of the Mortgaged Property to a competitor of that franchisor. The franchisor subordinated this right of first refusal to the Mortgagee’s rights under the Mortgage Loan documents per a comfort letter.
(6) Permitted Liens; Title Insurance	Lindbergh Plaza (Loan No. 38)	In the event the Mortgagor receives a bona fide offer of purchase from a third party to purchase (i) the Home Depot premises or (ii) the entire Mortgaged Property, the tenant, Home Depot, has (a) a right of first refusal and (b) a right of first offer to purchase the applicable space on terms and conditions identical to those offered and accepted by the Mortgagor. Home Depot has waived such rights of first refusal and rights of first offer in

E-2-4

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
connection with any foreclosure or deed-in-lieu of foreclosure by the lender.
(6) Permitted Liens; Title Insurance	Ohio Retail Portfolio - Discount Drug Mart Plaza (Loan No. 45)	In the event the Mortgagor receives a bona fide offer of purchase from a third party to purchase (i) the Parma Heights Plaza Mortgaged Property or (ii) the Upper Sandusky Plaza Mortgaged Property, the tenant, Discount Drug Mart, Inc. (“Discount Drug Mart”), has a right of first refusal to purchase the applicable Mortgaged Property on terms and conditions identical to those offered and accepted by the Mortgagor. Discount Drug Mart has waived such rights of first refusal in connection with any foreclosure or deed-in-lieu of foreclosure by the lender.
(6) Permitted Liens; Title Insurance	1000 South Sherman Street (Loan No. 50)	The sole tenant, Pivot Point Services, LLC, has a right of first offer (not the right of first refusal) to purchase the Mortgaged Property in the event the Mortgagor intends to sell such Mortgaged Property.
(13) Actions Concerning Mortgage Loan	Lakeside Shopping Center (Loan No. 13)	The non-recourse carveout guarantor (Jeffrey J. Feil) is one of several named defendants in a housing discrimination action arising out of an affiliate’s operation of a senior housing facility in Hempstead, New York. The plaintiff filed the action with the State of New York Supreme Court following an investigation and “no probable cause” determination by the New York Division of Human Rights on November 30, 2016. The case is open and awaiting court rulings on pending motions by the parties.
(16) Insurance	225 & 233 Park Avenue South (Loan No. 1)	The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having a rating of “A” or better by S&P, however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
(16) Insurance	Mall of Louisiana (Loan No. 6)

The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having a rating of “A” or better by S&P, ”A2” or better by Moody’s or “A: VIII” or better by A.M. Best, provided that, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then (A) each of the insurers comprising the primary layers of coverage shall have an S&P rating of not lower than “A” and (B) at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is provided by carriers having a rating by S&P not lower than “A” and the balance of the coverage is, in each case, provided by insurers having a rating by S&P of not lower than “BBB+” (and its equivalent rating by Moody’s or Fitch to the extent Moody’s or Fitch is rating the securities and rates the insurance carrier). The related Mortgagor may also satisfy the insurance carrier ratings requirements with “cut through” or credit wrap endorsements issued by an insurer having an S&P rating of not lower than “A” and, with respect to Factory Mutual Insurance Company, the rating for S&P may be satisfied with an “A-pi” rating.

The Mortgage Loan documents require deductibles on the all-risk property insurance policy to be approved by the related lender. At origination of the Mortgage Loan, the all-risk policy had a deductible of $100,000.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 3% of the principal balance of the Mortgage Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

(16) Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 8)

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original allocated Mortgage Loan amount for the applicable individual Mortgaged Property, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

E-2-5

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

If the Mortgagors elect to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage and 100% of the primary layer of coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining insurers are required to have a claims paying ability rating of “BBB” or better by S&P. The Mortgagors may maintain a portion of the coverage required under the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Mortgagors are required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagors are required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(16) Insurance	Lakeside Shopping Center (Loan No. 13)

Insurance may be provided by a syndicate of insurers, as to which (i) if such syndicate consists of 4 or fewer insurance companies that issue the policies then at least 75% of the required insurance coverage is required to be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (or, if Moody’s does not rate the applicable insurance company, “A:VIII” by A.M. Best Company), with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate the applicable insurance company, “A:VIII” by A.M. Best Company), or (ii) if 5 or more insurance companies issue the policies, then at 60% of the required coverage is required to be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (or, if Moody’s does not rate the applicable insurance company, “A:VIII” by A.M. Best Company), with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate the applicable insurance company, “A:VIII” by A.M. Best Company).

Various pad site tenants (Cheesecake Factory, Fleming’s, Macy’s, Red Lobster and Whitney Bank) are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds in respect of a casualty loss is $8,750,000, which is 5% of the original principal balance of the Mortgage Loan rather than 5% of the then outstanding principal balance of the Mortgage Loan.

(16) Insurance	440 Mamaroneck Avenue (Loan No. 14)	The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having (1) a rating of “A” or better by S&P, however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A-” or better by S&P (and the equivalent by any other nationally–recognized statistical rating organization (“NRSRO”) to the extent that such NRSRO has been engaged by lender to rate the securities), and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P (and the equivalent by any other nationally–recognized statistical rating organization (“NRSRO”) to the extent that such NRSRO has been engaged by lender to rate the securities) and (2) the rating of “A: X” or better by A.M. Best.
(16) Insurance	Long Island Prime Portfolio - Uniondale (Loan No. 16)

The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having (1) a rating of “A” or better by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), however, if the Mortgagor

E-2-6

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P or better by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is 7.5% of the applicable Mortgaged Property’s allocated loan amount.

(16) Insurance	Atlanta and Anchorage Hotel Portfolio (Loan No. 25)

The Mortgage Loan documents permit that the comprehensive all risk property insurance coverage provides for no deductible in excess of $100,000.

The Mortgage Loan documents require business income insurance (A) for a period commencing at the time of loss for such length of time as it takes to complete restoration or the expiration of 18 months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period, and (B) in an amount equal to 100% of the projected gross income (less non-continuing expenses) from the Mortgaged Property for a period of 18 months.

(16) Insurance	245 Park Avenue (Loan No. 27)

The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having (1) a rating of “A” or better by S&P, however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P and (2) the rating of “A: X” or better by A.M. Best.

The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds in respect of a casualty loss is $42,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage.

(16) Insurance	Lindbergh Plaza (Loan No. 38)

The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $50,000 for all such insurance coverage.

The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original principal balance of the Mortgage Loan rather than 5% of the then outstanding principal balance of the Mortgage Loan.

(16) Insurance	1000 South Sherman Street (Loan No. 50)	The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds in respect of a casualty loss is $200,000, which is 5% of the original principal balance of the Mortgage Loan rather than 5% of the then outstanding principal balance of the Mortgage Loan.
(24) Local Law Compliance	Starwood Capital Group Hotel Portfolio – Various (Loan No. 8)	Certain Mortgaged Properties are legal non-conforming with respect to use due to changes in zoning regulations subsequent to their development, and the applicable zoning regulations provide that the related individual Mortgaged Properties may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction, (a) in the case of the Hampton Inn Danville Mortgaged Property, if such restoration is not started within one year from the date of such damage, (b) in the case of the Larkspur Landing Milpitas Mortgaged Property, if more than 75% of the current value of the structure is destroyed, (c) in the case of Larkspur Landing Sunnyvale Mortgaged

E-2-7

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Property, if more than 50% of the value of the structure is destroyed, and (d) in the case of the Holiday Inn Arlington Northeast Rangers Ballpark Mortgaged Property, if either of the legal non-conforming use is discontinued for more than 180 days, or more than 50% of the fair market value of the structure is damaged.
(26) Recourse Obligations	225 & 233 Park Avenue South (Loan No. 1)	The Mortgage Loan is full recourse to a guarantor which is a natural person that has assets other than equity in the related Mortgaged Property that are not de minimis only with respect to (i) a Transfer by the Mortgagor of ownership of all or any material portion of the real property comprising part of the Mortgaged Property, (ii) a sale, assignment, pledge or other encumbrance by Mortgagor of the rents and (iii) bankruptcy related carveouts. All recourses for losses are recourse to another entity guarantor that does not have significant assets other than equity in the related Mortgaged Property.
(26) Recourse Obligations	Mall of Louisiana (Loan No. 6)	The provision in the Mortgage Loan document for recourse to the related Mortgagor and guarantor arising out of or in connection with a transfer of the Mortgaged Property or Mortgagor made in violation of the Mortgage Loan documents is limited to actual losses incurred by the related lender arising out of or in connection with such transfer. If such violation arises solely from a failure of the Mortgagor to provide notice to the related lender, no recourse liability arises if the Mortgagor promptly provides such notice or delivers such notice upon notice from the related lender.
(26) Recourse Obligations	Starwood Capital Group Hotel Portfolio (Loan No. 8)

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Mortgage Loan documents are capped at 20% of the Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the other Mortgage Loan documents.

The indemnification obligations of the Mortgagors and guarantor under the related environmental indemnity will cease and terminate (a) with respect to the Mortgaged Properties at any time after the second anniversary of repayment in full of the Whole Loan, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise, or (b) with respect to any individual Mortgaged Property that is released from the lien of the applicable security instrument in accordance with the terms of the Mortgage Loan documents, at any time after the second anniversary of the effective date of such prepayment, provided that the lender is provided with an updated environmental report of the Mortgaged Properties (or, in the case of a release, the related individual Mortgaged Property) indicating to lender’s reasonable satisfaction that there are no hazardous substances located on, in, above or under such Mortgaged Property(ies) in violation of any applicable environmental laws.

No liability will result for the recourse carveout for any act of intentional, physical waste if such waste results from lender’s failure or refusal to allow the Mortgagor to use net cash flow for such purpose.

(26) Recourse Obligations	Lakeside Shopping Center (Loan No. 13)

No liability will result for the recourse carveout for any act of intentional, physical waste if such waste is due to the lender not permitting the use of sufficient cash flow from the Mortgaged Property to prevent or remediate such waste.

The exculpation provisions covered in the non-recourse carveout guaranty for losses resulting from environmental matters provide that such losses are not covered to the extent covered by any environmental insurance, acceptable to the lender, maintained by the borrower for the benefit of the lender. The loan documents provide for recourse for any losses sustained as a result of the borrower’s failure to maintain in full force and effect the environmental insurance policy delivered on the origination date and/or to provide the lender with evidence of the same in accordance with the terms of the loan agreement.

E-2-8

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	Long Island Prime Portfolio – Uniondale (Loan No. 16)

No liability will result for the recourse carveout for any act of intentional, physical waste if such waste is due to the lender not permitting the use of sufficient cash flow from the Mortgaged Property to prevent or remediate such waste.

The Mortgagor provided lender with an environmental insurance policy in lieu of an environmental recourse carveout. In the event the Mortgagor fails to maintain the environmental insurance policy in accordance with the Mortgage Loan documents, the Mortgage Loan is full recourse to the Mortgagor and the guarantor for any losses resulting from breaches of the environmental covenants in the Mortgage Loan documents.

(27) Mortgage Releases	Starwood Capital Group Hotel Portfolio (Loan No. 8)

The Mortgagors are permitted to release individual Mortgaged Properties from the lien of the related security instruments upon satisfaction of the REMIC requirements, with a prepayment of a portion of the Whole Loan in accordance with the Whole Loan documents, which includes, without limitation, payment of the Release Price (as defined below) and the yield maintenance premium, if applicable.

“Release Price” means the following amount: (i) if less than $57,727,000 has been prepaid, then 105% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (ii) if less than $86,590,500 has been prepaid, then 110% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (iii) if less than $115,454,000 has been prepaid, then 115% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released and (iv) (A) after $115,454,000 has been prepaid or (B) notwithstanding anything to the contrary, if such individual Mortgaged Property(ies) being released are to be conveyed to an affiliate of the Mortgagors, their single purpose entity principal(s), any operating lessees or the guarantor, then the “Release Price” means in each case 120% of the allocated Whole Loan amount of each such Mortgaged Property(ies) being released.

If the release of any Mortgaged Property causes the aggregate prepaid original Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” for such Mortgaged Property is required to equal the sum of (x) the portion of the allocated Whole Loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the applicable percentage set forth in such clause and (y) the portion of the allocated Whole Loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage above.

(29) Acts of Terrorism Exclusion	Lakeside Shopping Center (Loan No. 13)	The loan documents provide that if TRIPRA or a successor statute is not in effect, the Mortgagor shall not be required to spend on terrorism insurance more than 150% of the cost of the then-current property and rent loss coverage required by the loan documents.
(31) Single-Purpose Entity	225 & 233 Park Avenue South (Loan No. 1) Mall of Louisiana (Loan No. 6) Starwood Capital Group Hotel Portfolio (Loan No. 8) Lakeside Shopping Center (Loan No. 13)	The Mortgagor is a recycled single purpose entity that has never owned other property. There are no exceptions to the standard “backward” representations.

E-2-9

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

440 Mamaroneck Avenue
(Loan No. 14)

Long Island Prime Portfolio – Uniondale

(Loan No. 16)

Atlanta and Anchorage Hotel Portfolio
(Loan No. 25)

Ohio Retail Portfolio – Discount Drug Mart Plaza
(Loan No. 45)

1000 South Sherman Street
(Loan No. 50)

(34) Ground Leases	Starwood Capital Group Hotel Portfolio (Loan No. 8)

With respect to the Hilton Garden Inn Edison Raritan Center Mortgaged Property:

(g) The ground lease is silent, however, under the ground lease estoppel, (i) the cure periods available to lender shall not begin until either the cure period available to the ground lessee expires or the date on which lender receives its copy of the default notice, whichever is later, and (ii) the ground lessor agrees not to terminate the ground lease without having first given to lender notice and opportunity to cure defaults.

(l) If the ground lease is rejected or otherwise terminated in connection with a tenant bankruptcy, the lender is entitled to a new ground lease upon satisfaction of customary conditions (i.e., notice, cure defaults), and the new lease will be on the same terms and conditions and priority of the ground lease as of the date of such rejection or termination. As to any other termination of the ground lease, the lender is not entitled to a new lease but is provided notice and cure rights.

(34) Ground Leases	Long Island Prime Portfolio – Uniondale (Loan No. 16)

The Mortgagor, as ground lessee, is party to a ground lease for each Mortgaged Property with The County of Nassau, a municipal corporation of the State of New York, as ground lessor.

(g) Terminations are ineffective against Mortgagee if no notice is given to the Mortgagee. With respect to defaults, Lessor is required to give the Mortgagee written notice for any defaults. With respect to defaults due to (i) the failure to pay rent and (ii) the failure to perform any other covenant or condition of the applicable Ground Lease on the part of the lessee, such default will not occur until the expiration of the applicable grace period, which commences from the date lessor gives Mortgagee notice of such default. With respect to a lessee bankruptcy event, such event will not constitute a default so long as the tenant or Mortgagee makes all payments of rent required to be paid pursuant to the Ground Lease and otherwise complies with all of the other terms of the Ground Lease.

(34) Ground Leases	Atlanta and Anchorage Hotel Portfolio (Loan No. 25)

With respect to the Renaissance Concourse Atlanta Airport Hotel Mortgaged Property, the Mortgagor, as ground lessee, is party to a ground lease with The City of Atlanta, a municipal corporation of the State of Georgia, as ground lessor.

(e) The ground lessee may assign its interest in the Ground Lease to the holder of the Mortgage Loan; however, the ground lessor has the right to approve the assignee of the leasehold interest at the foreclosure sale (the holder of the Mortgage Loan is not carved out as a purchaser at such foreclosure sale). Such approval will not be withheld if (i) the proposed assignee has net worth of at least $50,000 and (ii) a credit report for the proposed assignee discloses a satisfactory business reputation and no criminal convictions involving moral turpitude.

E-2-10

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(l) The “new lease” provision does not expressly address rejection in bankruptcy, however, the ground lease provides that no termination of the ground lease for any reason whatsoever will impair or negate the right of the Mortgagee to a new lease. Additionally, as a condition precedent to obtaining the new lease, the holder of the Mortgage Loan is required to pay to the ground lessor (i) all charges and payments payable by the ground lessee under the Ground Lease which accrued as of the termination date and would have accrued under the Ground Lease if it had not been terminated, plus (ii) all expenses (including attorney’s fees) incurred in connection with the new ground lease, less (iii) all net amounts received by the ground lessor from subtenants up to the commencement date of such new ground lease.

E-2-11

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES
(Principal Commercial Capital)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Scripps Center (Loan No. 21)	The title insurance policy does not insure against (i) oil and gas leases, pipeline agreements, or any other instruments related to the production or sale of oil or natural gas which arise subsequent to the policy date or (ii) that certain Development Agreement dated as of October 31, 1990 between the City of Cincinnati and Mortgagor (as successor to 312 Walnut Limited Partnership) (the “Development Agreement”). Pursuant to the Mortgage Loan documents, there is recourse to the Mortgagor and non-recourse carveout guarantor for actual losses caused by (i) the items identified in clause (i) of the preceding sentence and (ii) Mortgagor’s failure to comply with the Development Agreement.
(6) Permitted Liens; Title Insurance	1450 Veterans (Loan No. 23)	The Mortgaged Property is subject to an environmental deed restriction that restricts the use of the Mortgaged Property for residential dwellings.
(6) Permitted Liens; Title Insurance	SpringHill Suites Denton (Loan No. 34)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a competitor of the franchisor or an affiliate of a competitor (as such terms are defined in the franchise agreement). Such rights would apply to a foreclosure or deed in lieu of foreclosure that result in transfer of the Mortgaged Property or a controlling interest in the Mortgagor to such a competitor or its affiliate, and survive the termination of the franchise agreement.
(16) Insurance	The Grove at Shrewsbury (Loan No. 7)	The Mortgage Loan permits the insurance policies to be provided by an insurer that is rated A-:VII from A.M. Best Company.
(26) Recourse Obligations	All Principal Commercial Capital Mortgage Loans (Loan Nos. 7, 18, 19, 21, 22, 23, 24, 26, 28, 29, 31, 34 and 39)	The related Mortgage Loan documents provide for recourse for non-permitted transfers of interests in the related Mortgagor only if such transfers result in a change of control.
(26) Recourse Obligations	The Grove at Shrewsbury (Loan No. 7)	There is no non-recourse carveout guarantor and no environmental indemnitor other than the borrower.
(26) Recourse Obligations	Bradley Business Center (Loan No. 18)	There are two non-recourse carveout guarantors. The obligations of such guarantors under the non-recourse carveout guaranty and the environmental indemnity are limited as follows: John Hansen Holdings LLC is liable for 40% of such obligations and McLinden Holdings, LLC is liable for 60% of such obligations.
(26) Recourse Obligations	3901 North First Street (Loan No. 19)	The environmental indemnity provides that, so long as the Mortgagor maintains an environmental insurance policy in form and substance satisfactory to the lender naming the lender as an additional named insured for the Mortgaged Property (or an extension thereof or a substantially similar replacement policy reasonably acceptable to the lender) (the “Environmental Policy”) in full force and effect at all times during the term of the Mortgage Loan which Environmental Policy at all times names the lender as an additional named insured, prior to the occurrence of an event of default under the Mortgage Loan Documents, the lender agrees to first look to such Environmental Policy and the

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
coverage provided thereunder for any claim, defense, indemnification, payment or reimbursement that it or any Indemnified Party would otherwise be entitled to be provided by the Mortgagor and non-recourse carveout guarantor (“Guarantor”) under the environmental indemnity, but only to the extent of coverage provided by such Environmental Policy and to the extent such Environmental Policy covers the type of loss, costs and/or fees at issue; provided that: (i) the Mortgagor and Guarantor are fully responsible, at their sole cost and expense, for undertaking or paying such defense, indemnification, payment and/or reimbursement obligation in accordance with its obligations under the environmental indemnity (a) to the extent of any deductible under such Environmental Policy, (b) to the extent of any insufficiency of the maximum coverage amount thereunder, (c) to the extent of any required co-insurance or co-payment, and (d) in the event the lender is required to return any funds paid to the lender by the insurer; (ii) with respect to any such claim which such insurer has acknowledged in writing and has not refused coverage (which does not include an acknowledgement of a claim with a reservation of rights), if the insurer under such Environmental Policy fails to pay any losses, costs, fees and/or expenses incurred by the lender within 180 days after such loss, costs, fees and/or expense have been incurred by the lender (provided payment of which has been requested by the lender from the insurer in writing), then the lender is entitled to pursue recovery in full against the Mortgagor and Guarantor under the environmental indemnity and the lender is not required to dispute such insurer’s failure to pay any such losses, costs, fees and/or expenses incurred by the lender; (iii) if the insurer under such Environmental Policy refuses coverage (which does not include an acknowledgement of a claim with a reservation of rights), then the lender is not required to dispute such insurer’s decision to refuse coverage, and (iv) Mortgagor and Guarantor are required to pay all third party fees, costs and expenses (including, without limitation, reasonable attorneys’ fees and charges) incurred by the lender in connection with pursuing and/or collecting a claim against such Environmental Policy.
(26) Recourse Obligations	Fox Run Apartments (Loan No. 39)	There is no non-recourse carveout guarantor and no environmental indemnitor other than the borrower.
(28) Financial Reporting and Rent Rolls	The Grove at Shrewsbury (Loan No. 7)	The Mortgage Loan does not require delivery of a quarterly operating statement for the fourth quarter of each fiscal year.
(30) Due on Sale	The Grove at Shrewsbury (Loan No. 7)	The Mortgage Loan permits transfers of controlling interests in the Mortgagor to any successor of Federal Realty Investment Trust (“FRIT”) by merger, consolidation or other business combination or to any person or entity that acquires all or substantially all of the assets of FRIT, provided they continue to satisfy a $500 million net worth test, and also permits free transfers of interest in FRIT or any of the foregoing successor entities. In addition, the Mortgage Loan does not contain certain customary conditions to transfers of equity interests.
(31) Single-Purpose Entity	Bradley Business Center (Loan No. 18)	A non-consolidation opinion was not provided for the Mortgage Loan and the Cut-off Date principal balance of the Mortgage Loan is above $20 million.
(31) Single-Purpose Entity	3901 North First Street (Loan No. 19)	A non-consolidation opinion was not provided for the Mortgage Loan and the Cut-off Date principal balance of the Mortgage Loan is above $20 million.
(31) Single-Purpose Entity	Victoria Park Shoppes (Loan No. 22)	The Mortgagor is a recycled special purpose entity that previously made loans to affiliates of the Mortgagor in the aggregate amount of $1,238,380. The right to receive repayment of the prior advances has been distributed to the equity owners of the Mortgagor and as a result such prior advances are neither an asset nor a liability on the Mortgagor’s balance sheet.

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(31) Single-Purpose Entity	888 Tennessee (Loan No. 28)	The Mortgagor is a recycled special purpose entity that previously borrowed $267,355 of funds from an affiliate. Such funds have been repaid and are neither an asset nor a liability on the Mortgagor’s balance sheet. Additionally, the Mortgagor previously lent $11,880,023 of funds to an affiliate (the “Intercompany Borrower”). Such advance by the Mortgagor to the Intercompany Borrower was reclassified on the balance sheet of the Mortgagor and the Intercompany Borrower, respectively, as a distribution by the Mortgagor to one of its members, and a contribution by such member to the Intercompany Borrower.

E-2-14

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Starwood Mortgage Funding V LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 8)	With respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Mortgagor’s interest in the franchise agreement, an ownership interest in the Mortgagor or a controlling direct or indirect interest in the Mortgagor to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined under the franchise agreement.
(6) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 8)	The developer of the Holiday Inn Express & Suites Terrell Mortgaged Property maintains an option to repurchase the Mortgaged Property in the event that the covenants, conditions and restrictions of that certain declaration and agreement between the developer and the Mortgagor are violated. In the event the developer exercises such repurchase right, the Mortgagor must promptly cause the Mortgaged Property to be released from the lien of the security instrument in accordance with the terms of the Mortgage Loan documents, including, without limitation, payment of the applicable release price and the applicable yield maintenance premium if such release occurs prior to the permitted prepayment date. The Mortgage Loan is full recourse to the Mortgagor and the guarantor for any losses incurred in connection with the exercise by the developer of such repurchase right.
(6) Permitted Liens; Title Insurance	Visions Hotel Portfolio (Loan No. 11)	The ground lessor of the Fairfield Inn & Suites Olean Mortgaged Property has a right of first refusal to purchase the ground lease estate. The right of first refusal is not extinguished by foreclosure; however, the right of first refusal does not apply to a mortgagee’s foreclosure or acceptance of a deed in lieu thereof.
(6) Permitted Liens; Title Insurance	215 & Town Center (Loan No. 30)

The original developer of the Mortgaged Property has retained a right of first refusal to purchase the Mortgaged Property if the Mortgagor desires to make an offer to sell the Mortgaged Property or receives an offer from a third party to purchase the Mortgaged Property and the Mortgagor desires to accept such offer (the “ROFR”). The developer has fifteen (15) days after receipt of notice in which to exercise the ROFR at the same price and upon the same terms and conditions as the third-party offer. The ROFR is not extinguished by foreclosure; however, the ROFR by its terms does not apply to a mortgagee’s foreclosure or acceptance of a deed in lieu thereof, and the Mortgagor and the related guarantor are liable for any losses incurred by the lender if the developer attempts to exercise the ROFR in connection with a foreclosure or deed in lieu thereof.

The original developer of the Mortgaged Property has retained an option to purchase the Mortgaged Property under certain conditions, the only ones of which continue to be operative are in the event that (i) the Mortgagor files bankruptcy or (ii) the Mortgaged Property is not operated as an office building for any consecutive 60-day period or any 120 days out of any 365 days (the “Option to Purchase”). The developer is required to give the Mortgagor 30 days’ written notice and the opportunity to cure in connection with subsection (ii) above. In the event the Mortgaged Property is transferred pursuant to the developer exercising the Option to Purchase, Mortgagor and the related guarantor are liable for any losses incurred by

E-2-15

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
the Lender and the Mortgage Loan shall become full recourse to Mortgagor and the related guarantor.
(10) Condition of Property	9-19 9th Avenue (Loan No. 3)	The renovations at the Mortgaged Property have not yet been completed, and while the tenant has commenced paying rent, the tenant has not yet opened for business.
(13) Actions Concerning the Mortgage Loan	9-19 9th Avenue (Loan No. 3)	The Mortgagor is named as the defendant in an ongoing lawsuit related to the roof plan for the Mortgaged Property. The Mortgagor has moved to dismiss the case and a settlement is pending pursuant to the terms of which, the sole tenant at the Mortgaged Property will be required to add sound proofing to certain parts of the roof plan.
(16) Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 8)

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original allocated Mortgage Loan amount for the applicable individual Mortgaged Property, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

If the Mortgagors elect to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage and 100% of the primary layer of coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining insurers are required to have a claims paying ability rating of “BBB” or better by S&P. The Mortgagors may maintain a portion of the coverage required under the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Mortgagors are required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagors are required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(16) Insurance	Kohls White Lake (Loan No. 46)	The Mortgagor’s obligation to maintain insurance with respect to a Mortgaged Property is suspended if the related sole tenant provides third-party insurance or elects to self-insure in accordance with the terms of its lease (as applicable). The related leases govern the disbursement of insurance proceeds.
(24) Local Law Compliance	Starwood Capital Group Hotel Portfolio (Loan No. 8)	Certain Mortgaged Properties are legal non-conforming with respect to use due to changes in zoning regulations subsequent to their development, and the applicable zoning regulations provide that the related individual Mortgaged Properties may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction, (a) in the case of the Hampton Inn Danville Mortgaged Property, if such restoration is not started within one year from the date of such damage, (b) in the case of the Larkspur Landing Milpitas Mortgaged Property, if more than 75% of the current value of the structure is destroyed, (c) in the case of Larkspur Landing Sunnyvale Mortgaged Property, if more than 50% of the value of the structure is destroyed, and (d) in the case of the Holiday Inn Arlington Northeast Rangers Ballpark Mortgaged Property, if either of the legal non-conforming use is discontinued for more than 180 days, or more than 50% of the fair market value of the structure is damaged.
(24) Local Law Compliance	Pangea 17 (Loan No. 32)

Certain Mortgaged Properties are legal non-conforming with respect to use due to changes in zoning regulations subsequent to their development, and the applicable zoning regulations provide that the related individual Mortgaged Properties may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction, (a) in the case of the 136 East 155th Street Mortgaged Property, if the cost of restoration after such casualty or

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

destruction exceeds 50% of the cost of restoration of the entire structure, or if the cost of restoration after such casualty or destruction is less than 50% of the cost of restoration of the entire structure and such restoration is not started within one (1) year of the date of such damage and diligently prosecuted to completion and (b) in the case of the 410 E. 107th, 7159 S. Wabash, 8000 S. Ellis, 12000 S. Eggleston, 219 E. 68th, and 8101 S. Justine Mortgaged Properties, if either the legal non-conforming use is discontinued for 18 continuous months or a building permit to replace the structure is not obtained within 18 months of the date of such casualty or destruction, or such structure was intentionally damaged by causes within the control of the Mortgagor.

In addition, there are open building code violations at the related Mortgaged Properties as indicated in the zoning report and city records search. A violations indemnity has been obtained.

(24) Local Law Compliance	American Mini Storage – Converse (Loan No. 42)	The Mortgaged Property is legal non-conforming with respect to use due to changes in zoning regulations subsequent to its development, and the applicable zoning regulations provide that the Mortgaged Property may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction if the property is damaged or destroyed to an extent of more than 60% of its fair market value.
(25) Licenses and Permits	9-19 9th Avenue (Loan No. 3)	No certificate of occupancy has been issued with respect to the Mortgaged Property. The tenant’s lease term has commenced and the tenant has commenced paying rent, but the tenant has not yet opened for business. Pursuant to the Loan Documents, the tenant is responsible for obtaining and maintaining the certificate of occupancy.
(26) Recourse Obligations	Starwood Capital Group Hotel Portfolio (Loan No. 8)

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Mortgage Loan documents are capped at 20% of the Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the other Mortgage Loan documents.

The indemnification obligations of the Mortgagors and guarantor under the related environmental indemnity will cease and terminate (a) with respect to the Mortgaged Properties at any time after the second anniversary of repayment in full of the Whole Loan, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise, or (b) with respect to any individual Mortgaged Property that is released from the lien of the applicable security instrument in accordance with the terms of the Mortgage Loan documents, at any time after the second anniversary of the effective date of such prepayment, provided that the lender is provided with an updated environmental report of the Mortgaged Properties (or, in the case of a release, the related individual Mortgaged Property) indicating to lender’s reasonable satisfaction that there are no hazardous substances located on, in, above or under such Mortgaged Property(ies) in violation of any applicable environmental laws.

No liability will result for the recourse carveout for any act of intentional, physical waste if such waste results from lender’s failure or refusal to allow the Mortgagor to use net cash flow for such purpose.

(27) Mortgage Releases	Starwood Capital Group Hotel Portfolio (Loan No. 8)

The Mortgagors are permitted to release individual Mortgaged Properties from the lien of the related security instruments upon satisfaction of the REMIC requirements, with a prepayment of a portion of the Whole Loan in accordance with the Whole Loan documents, which includes, without limitation, payment of the Release Price (as defined below) and the yield maintenance premium, if applicable.

“Release Price” means the following amount: (i) if less than $57,727,000 has been prepaid, then 105% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (ii) if less than $86,590,500 has been prepaid, then 110% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released,

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(iii) if less than $115,454,000 has been prepaid, then 115% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released and (iv) (A) after $115,454,000 has been prepaid or (B) notwithstanding anything to the contrary, if such individual Mortgaged Property(ies) being released are to be conveyed to an affiliate of the Mortgagors, their single purpose entity principal(s), any operating lessees or the guarantor, then the “Release Price” means in each case 120% of the allocated Whole Loan amount of each such Mortgaged Property(ies) being released.

If the release of any Mortgaged Property causes the aggregate prepaid original Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” for such Mortgaged Property is required to equal the sum of (x) the portion of the allocated Whole Loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the applicable percentage set forth in such clause and (y) the portion of the allocated Whole Loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage above.

(29) Acts of Terrorism Exclusion	Kohls White Lake (Loan No. 46)	The Mortgagor’s obligation to provide terrorism coverage with respect to a Mortgaged Property is suspended if the related sole tenant provides third-party insurance in accordance with the terms of its lease.
(31) Single-Purpose Entity	Starwood Capital Group Hotel Portfolio (Loan No. 8)	The Mortgagor is a recycled single purpose entity that has never owned other property. There are no exceptions to the standard “backward” representations.
(34) Ground Leases	Starwood Capital Group Hotel Portfolio (Loan No. 8)

With respect to the Hilton Garden Inn Edison Raritan Center Mortgaged Property:

34(g): The ground lease is silent, however, under the ground lease estoppel, (i) the cure periods available to lender shall not begin until either the cure period available to the ground lessee expires or the date on which lender receives its copy of the default notice, whichever is later, and (ii) the ground lessor agrees not to terminate the ground lease without having first given to lender notice and opportunity to cure defaults.

34(l): If the ground lease is rejected or otherwise terminated in connection with a tenant bankruptcy, the lender is entitled to a new ground lease upon satisfaction of customary conditions (i.e., notice, cure defaults), and the new lease will be on the same terms and conditions and priority of the ground lease as of the date of such rejection or termination. As to any other termination of the ground lease, the lender is not entitled to a new lease but is provided notice and cure rights.

(34) Ground Leases	Visions Hotel Portfolio (Loan No. 11)

With respect to the Fairfield Inn & Suites Olean Mortgaged Property:

34(e): Assignment of the collateral interest in the ground lease does not require the ground lessor’s consent; however, in the event of an acquisition of the ground lease estate by the lender, any subsequent assignment of the ground lease estate requires the consent of the ground lessor, not to be unreasonably conditioned, and subject to the assignee satisfying specified operational criteria relating to the ownership and operation of a hotel property.

34(j) & (k): If (a) the ground lease is terminated following a casualty or (b) Mortgagor fails to restore the improvements in accordance with the ground lease, the ground lessor is entitled to receive insurance proceeds, to raze the improvements and any other sums due ground lessor. However, either event under clause (a) and clause (b) constitutes an event of default under the Mortgage Loan and if there is an event of default under the Mortgage Loan, the lender has a first priority claim to all proceeds to pay down the debt secured by the mortgage, with any remainder payable to ground lessor. In the event of a total condemnation, each of the Mortgagor and the ground lessor are entitled to an award attributable to their interests. In

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

connection with a partial condemnation in which the ground lease is not terminated, (i) if the condemnation affects only an unimproved part of the ground lease estate, the award is payable to ground lessor, (ii) if to improvements, the award is payable to the Mortgagor (or its mortgagee) for restoration, with the remaining balance to the ground lessor, (iii) if the improvements are affected and cannot be reasonably restored, then Mortgagor receives the fair market value of the leasehold estate (including improvements) (which will be applied to the mortgagee’s outstanding balance) and the ground lessor receives the fair market value of the ground lease (including its fee interest in the premises and any improvement).

34(l): The ground lessor has agreed to enter into a new ground lease with the lender in the event of any termination of the ground lease as a result of a default for which the lender has not received notice and opportunity to cure or in the event of a rejection of the ground lease in an insolvency proceeding.

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EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Citigroup Global Markets Realty Corp.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	General Motors Building (Loan No. 2)	Terrorism insurance may be maintained by the Mortgagor with NYXP, LLC, a captive insurance company, under certain conditions as further described in the Mortgage Loan documents, including but not limited to the requirement that those covered losses which are not reinsured by the federal government under TRIPRA are reinsured with a cut-through endorsement (or its equivalent) by a third party insurer rated not less than “A:X” or better in the current best’s insurance reports, “A” by S&P, and “A2” or better by Moody’s, to the extent Moody’s rates securities and rates the applicable insurer.
(26) Recourse Obligations	General Motors Building (Loan No. 2)	The Mortgage Loan is recourse in accordance with the terms of the Mortgage Loan documents to the Mortgagor only. The Mortgagor is the only indemnitor under the environmental indemnity agreement.
(30) Due on Sale or Encumbrance	General Motors Building (Loan No. 2)	The Mortgage Loan documents permit, without the lender’s consent, (i) transfers of direct or indirect interests in the Mortgagor, provided that after giving effect to any such transfer, (A) Boston Properties Limited Partnership (“BPLP”), one of the Mortgage Loan sponsors, will, directly or indirectly, own at least twenty percent of the interests in the Mortgagor; and (B) BPLP shall, directly or indirectly, retain the day-to-day management and operational control rights over the Mortgagor (subject to customary major decision consent rights of certain indirect owners of the Mortgagor); and (ii) a merger, consolidation, sale of all or substantially all assets, or similar transactions as to BPLP and/or its general partner Boston Properties, Inc.(“BPI”) resulting in BPLP and/or BPI, as applicable, not being the surviving entity.

E-2-20

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
10/15/2017	$48,700,000.00	7/15/2022	$48,700,000.00
11/15/2017	$48,700,000.00	8/15/2022	$48,700,000.00
12/15/2017	$48,700,000.00	9/15/2022	$47,914,111.09
1/15/2018	$48,700,000.00	10/15/2022	$47,009,970.77
2/15/2018	$48,700,000.00	11/15/2022	$46,172,417.44
3/15/2018	$48,700,000.00	12/15/2022	$45,261,681.16
4/15/2018	$48,700,000.00	1/15/2023	$44,417,286.01
5/15/2018	$48,700,000.00	2/15/2023	$43,569,586.92
6/15/2018	$48,700,000.00	3/15/2023	$42,509,838.68
7/15/2018	$48,700,000.00	4/15/2023	$41,654,671.66
8/15/2018	$48,700,000.00	5/15/2023	$40,726,822.71
9/15/2018	$48,700,000.00	6/15/2023	$39,864,677.05
10/15/2018	$48,700,000.00	7/15/2023	$38,930,047.96
11/15/2018	$48,700,000.00	8/15/2023	$38,060,869.44
12/15/2018	$48,700,000.00	9/15/2023	$37,188,289.33
1/15/2019	$48,700,000.00	10/15/2023	$36,243,522.61
2/15/2019	$48,700,000.00	11/15/2023	$35,363,828.59
3/15/2019	$48,700,000.00	12/15/2023	$34,412,150.31
4/15/2019	$48,700,000.00	1/15/2024	$33,525,287.10
5/15/2019	$48,700,000.00	2/15/2024	$32,634,952.63
6/15/2019	$48,700,000.00	3/15/2024	$31,604,739.91
7/15/2019	$48,700,000.00	4/15/2024	$30,706,885.36
8/15/2019	$48,700,000.00	5/15/2024	$29,737,563.12
9/15/2019	$48,700,000.00	6/15/2024	$28,832,398.28
10/15/2019	$48,700,000.00	7/15/2024	$27,855,973.68
11/15/2019	$48,700,000.00	8/15/2024	$26,943,441.75
12/15/2019	$48,700,000.00	9/15/2024	$26,000,260.97
1/15/2020	$48,700,000.00	10/15/2024	$25,093,248.90
2/15/2020	$48,700,000.00	11/15/2024	$24,245,437.06
3/15/2020	$48,700,000.00	12/15/2024	$23,331,711.22
4/15/2020	$48,700,000.00	1/15/2025	$22,476,935.11
5/15/2020	$48,700,000.00	2/15/2025	$21,618,779.87
6/15/2020	$48,700,000.00	3/15/2025	$20,570,549.33
7/15/2020	$48,700,000.00	4/15/2025	$19,704,855.25
8/15/2020	$48,700,000.00	5/15/2025	$18,773,755.19
9/15/2020	$48,700,000.00	6/15/2025	$17,900,956.61
10/15/2020	$48,700,000.00	7/15/2025	$16,962,953.87
11/15/2020	$48,700,000.00	8/15/2025	$16,082,995.06
12/15/2020	$48,700,000.00	9/15/2025	$15,199,556.94
1/15/2021	$48,700,000.00	10/15/2025	$14,251,216.91
2/15/2021	$48,700,000.00	11/15/2025	$13,360,535.12
3/15/2021	$48,700,000.00	12/15/2025	$12,405,157.20
4/15/2021	$48,700,000.00	1/15/2026	$11,507,174.92
5/15/2021	$48,700,000.00	2/15/2026	$10,605,641.62
6/15/2021	$48,700,000.00	3/15/2026	$9,518,075.05
7/15/2021	$48,700,000.00	4/15/2026	$8,608,673.86
8/15/2021	$48,700,000.00	5/15/2026	$7,635,108.32
9/15/2021	$48,700,000.00	6/15/2026	$6,718,259.79
10/15/2021	$48,700,000.00	7/15/2026	$5,737,458.47
11/15/2021	$48,700,000.00	8/15/2026	$4,813,104.17
12/15/2021	$48,700,000.00	9/15/2026	$3,885,093.93
1/15/2022	$48,700,000.00	10/15/2026	$2,893,447.97
2/15/2022	$48,700,000.00	11/15/2026	$1,957,844.39
3/15/2022	$48,700,000.00	12/15/2026	$958,820.80
4/15/2022	$48,700,000.00	1/15/2027	$15,564.31
5/15/2022	$48,700,000.00	2/15/2027	$0.00
6/15/2022	$48,700,000.00	and thereafter

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

 TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Summary of Terms	17
Risk Factors	63
Description of the Mortgage Pool	155
Transaction Parties	244
Credit Risk Retention	304
Description of the Certificates	310
The Mortgage Loan Purchase Agreements	343
The Pooling and Servicing Agreement	352
Use of Proceeds	451
Yield, Prepayment and Maturity Considerations	451
Material Federal Income Tax Consequences	463
Certain State, Local and Other Tax Considerations	475
ERISA Considerations	475
Legal Investment	484
Certain Legal Aspects of the Mortgage Loans	485
Ratings	505
Plan of Distribution (Underwriter Conflicts of Interest)	508
Incorporation of Certain Information by Reference	509
Where You Can Find More Information	510
Financial Information	510
Legal Matters	510
Index of Certain Defined Terms	511

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$917,864,000
(Approximate)

Citigroup Commercial
Mortgage Trust 2017-P8
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2017-P8

Class A-1	$31,000,000
Class A-2	$40,600,000
Class A-3	$285,000,000
Class A-4	$317,631,000
Class A-AB	$48,700,000
Class X-A	$833,953,000
Class X-B	$41,310,000
Class X-C	$42,601,000
Class A-S	$111,022,000
Class B	$41,310,000
Class C	$42,601,000

PROSPECTUS

Citigroup

Barclays

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton

Co-Manager

September    , 2017